As filed with the Securities and Exchange Commission on July 11, 2003

Registration No. 333-98047

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. TWO

TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933, AS AMENDED

CNL HOSPITALITY PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address of principal executive offices)

THOMAS J. HUTCHISON III

Chief Executive Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

JUDITH D. FRYER, ESQUIRE

Greenberg Traurig, LLP

Met Life Building

200 Park Avenue

New York, New York 10166

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CNL HOSPITALITY PROPERTIES, INC.

Supplement No. One, dated July 11, 2003

to Prospectus, dated April 30, 2003

This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 30, 2003. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

Information as to proposed Properties for which the Company has entered into initial commitments to acquire and as to the number and types of Properties acquired by the Company is presented as of July 10, 2003, and all references to commitments or Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after July 10, 2003, will be reported in a subsequent Supplement.

RECENT DEVELOPMENTS

On May 23, 2003, the Company acquired a newly constructed Marriott Hotel located in Seattle, Washington (the “Seattle Waterfront Property”). The Seattle Waterfront Property includes 358 guest rooms, an 8,200 square-foot ballroom, 11,000 square feet of meeting space, an indoor/outdoor pool and an exercise facility. The Property is located at the western end of the downtown retail and business district.

On July 10, 2003, the Company, through its subsidiaries, acquired RFS Hotel Investors, Inc., a Tennessee REIT (“RFS”) and RFS Partnership, L.P. (“RFS OP”), for approximately $383 million in cash ($12.35 per share). Upon consummation of this transaction, RFS was merged with and into a subsidiary of the Company (“Acquisition”) and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of the Company was merged with and into RFS OP and RFS OP continued to exist as a separate entity. Prior to the closing of this transaction, RFS was publicly traded on the New York Stock Exchange under the symbol “RFS.” The former assets of RFS are now held by taxable REIT subsidiaries of the Company. By virtue of the closing of the transaction, the Company and its subsidiaries (which now include RFS OP) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million). In connection with this transaction, the Company paid transaction costs and will assume certain liabilities related to severance and termination costs which are expected to total approximately $53 million. The Company initially financed this transaction by using proceeds from sales of Common Stock in its current offering, borrowing approximately $42.7 million under its line of credit, obtaining $50 million in Permanent Financing related to one of its Properties and obtaining a bridge loan of $101 million from an affiliate of Bank of America. Subject to compliance with certain loan covenants, the bridge loan is expected to be repaid with proceeds from the issuance of debt securities and proceeds that the Company receives from the sale of its Common Stock through this offering. An additional $219 million is available to the Company under the bridge loan in order to refinance the former RFS debts to which the Company succeeded and for certain other approved uses. On May 9, 2003, in a separate transaction, the Company purchased from RFS one million newly issued shares of RFS’s common stock at a price per share of $12.35, for which it will now receive $12.35 per share out of the merger consideration.

In connection with the RFS transaction, the Company acquired 57 hotels with approximately 8,300 rooms located in 24 states. Brands under which these hotels are operated include Sheraton®, Residence Inn® by Marriott®, Hilton®, DoubleTree®, Holiday Inn®, Hampton Inn®, and Homewood Suites by Hilton®. Flagstone Hospitality Management LLC, which previously managed 50 of the 57 hotel properties, will continue to do so for a period of time. The Company expects to terminate management contracts for many of the Properties in the former RFS portfolio and intends to enter into management agreements with new internationally recognized hotel brand managers. This transaction provides further brand and geographic diversification to the Company’s portfolio of hotels.

As of July 10, 2003, the Company owned interests in 121 Properties, including 19 Properties through joint ventures, a parcel of land on which a hotel is being developed and a leased parcel of land on which a hotel is being developed. In addition, the Company also has a commitment to acquire one additional Property. The Company leases Properties, and expects to continue to lease its Properties, primarily to taxable REIT subsidiaries of the Company with management of the Properties performed by third-party hotel operators under affiliations with national hotel brands. Other Properties are leased on a triple-net basis to third-party operators. Of the Properties in which it owns interests, including the parcel of land on which a hotel is being developed and the leased parcel of land on which a hotel is being developed, the Company has leased or will lease 104 to subsidiaries, with management performed by third-party operators, and has leased 17 on a triple-net basis to third-party operators. As of July 10, 2003, the one Property that the Company has a commitment to acquire is expected to be leased to a taxable REIT subsidiary of the Company with management expected to be performed by a third-party hotel manager.

The Board of Directors declared Distributions of $0.06458 per Share to stockholders of record on May 1 and June 1, 2003, which were paid by June 30, 2003. On July 1, 2003, the Board of Directors declared Distributions of $0.06458 per Share to stockholders of record on July 1, 2003, payable by September 30, 2003. Distributions for the 12-month period ended June 30, 2003 represent a historical return of 7.75%.

THE OFFERINGS

As of July 10, 2003, the Company had received subscriptions from this offering for approximately 37.4 million Shares totalling $374 million in Gross Proceeds. As of July 10, 2003, the Company had received aggregate subscriptions for approximately 170 million Shares totalling approximately $1.7 billion in gross proceeds, including approximately 1.1 million Shares (approximately $11 million) issued pursuant to the Reinvestment Plan, from its Prior Offerings and this offering. As of July 10, 2003, net proceeds to the Company from its Prior Offerings and this offering, loan proceeds and capital contributions from the Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and Offering Expenses, totalled approximately $2.29 billion. The Company had used approximately $1.13 billion of net offering proceeds and approximately $569 million of loan proceeds to invest in 102 hotel Properties. In addition, the Company had used approximately $232 million to invest in 19 Properties through eight joint ventures, approximately $15 million to invest in securities of an operating partnership of a public REIT, approximately $10 million to redeem approximately 1.1 million Shares of Common Stock, approximately $160 million to pay down the various lines of credit and approximately $133 million to pay Acquisition Fees and certain Acquisition Expenses, leaving approximately $38 million available for investment in Properties, Mortgage Loans and other permitted investments.

MANAGEMENT COMPENSATION

For information concerning compensation and fees paid to the Advisor and its Affiliates, see “Certain Transactions.”

BUSINESS

PROPERTY ACQUISITIONS

The following information should be read in conjunction with the “Business—Property Acquisitions” section beginning on page 46 of the Prospectus.

Between April 22, 2003 and July 10, 2003, the Company acquired interests in 58 Properties. In connection with the acquisition of the Seattle Waterfront Property, the Company, as lessor, entered into a lease agreement with a TRS entity and the management of this Property is performed by a third-party manager.

By virtue of the merger transaction in which the Company, through its subsidiaries, acquired RFS Hotel Investors, Inc. a Tennessee REIT (“RFS”) (for more information regarding this transaction see the description at the end of this section), the Company and its subsidiaries succeeded to all of RFS’s rights and obligations, including the rights and obligations under lease agreements with respect to the 57 properties previously owned by RFS. Of the 57 Properties, 52 are leased by the Company to certain of its TRS entities and are managed by third-party managers. In connection with the five remaining Properties, the Company, as lessor, is the successor to triple-net lease agreements with third-party operators. The general terms of the lease agreements are described in the section of the Prospectus entitled “Business—Description of Property Leases.”

The following table sets forth the location of the Seattle Waterfront Property and the 57 Properties previously owned by RFS and a summary of the principal characteristics and the lease terms of each Property.

PROPERTY ACQUISITIONS

From April 22, 2003 through July 10, 2003

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Marriott Hotel (1) (2)

(the “Seattle Waterfront” Property) Newly constructed hotel

The Seattle Waterfront Property is located in Seattle, Washington, at the western end of the downtown retail and business district. The Property includes 358 guest rooms, an 8,200 square-foot ballroom, 11,000 square feet of meeting space, an indoor/outdoor pool and an exercise facility.

	05/23/03	05/2008; five five- year renewal options	The greater of (i) $5,334,000 or (ii) a percentage of gross revenues of the Property ranging from 15% to 35% for the applicable year, designed to result in a minimum return of approximately 10.75% (1)	See Minimum Annual Rent

Beverly Heritage (1)

(the “Beverly Heritage Milpitas Property”) Existing hotel

The Beverly Heritage Milpitas Property is located in Milpitas, California. The Property includes 237 guest rooms, 3,470 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	06/2007	The greater of (i) $2,395,750 or (ii) a percentage of room revenues ranging from 53.1% to 75% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Comfort Inn (1)

(the “Marietta Property”) Existing hotel

The Marietta Property is located in Marietta, Georgia. The Property includes 184 guest rooms, 285 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	12/2008	The greater of (i) $472,500 or (ii) a percentage of room revenues ranging from 27.5% to 60% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Courtyard by Marriott (1)

(the “Courtyard Flint Property”)

Existing hotel

The Courtyard Flint Property is located in Flint, Michigan. The Property includes 102 guest rooms, 624 square feet of meeting space, an indoor swimming pool and an exercise room.

	07/10/03	12/2011	The greater of (i) $454,230 or (ii) a percentage of room revenues ranging from 41.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

DoubleTree Hotel (1)

(the “San Diego Property”)

Existing hotel

The San Diego Property is located in San Diego, California. The Property includes 221 guest rooms, 6,485 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	05/2011	The greater of (i) $1,162,000 or (ii) a percentage of room revenues ranging from 26% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Four Points by Sheraton (1)

(the “Bakersfield Property”)

Existing hotel

The Bakersfield Property is located in Bakersfield, California. The Property includes 198 guest rooms, 6,000 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	01/2012	The greater of (i) $675,768 or (ii) a percentage of room revenues ranging from 23.5% to 65% plus 90% of other revenues (excluding food and beverage revenues) of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Four Points by Sheraton (1)

(the “Pleasanton Property”)

Existing hotel

The Pleasanton Property is located in Pleasanton, California. The Property includes 214 guest rooms, 15,098 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	01/2012	The greater of (i) $1,635,160 or (ii) a percentage of room revenues ranging from 48.1% to 65% plus 5% of food revenues and 90% of other revenues (excluding beverage revenues) of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Hampton Inn Chandler Property”)

Existing hotel

The Hampton Inn Chandler Property is located in Phoenix, Arizona. The Property includes 101 guest rooms, 450 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	05/2012	The greater of (i) $369,514 or (ii) a percentage of room revenues ranging from 47.2% to 72% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Sedona Property”)

Existing hotel

The Sedona Property is located in Sedona, Arizona. The Property includes 56 guest rooms, 648 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	06/2007	The greater of (i) $398,397 or (ii) a percentage of room revenues ranging from 43.6% to 72% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Hampton Inn (1) (the “Denver Property”) Existing hotel The Denver Property is located in Denver, Colorado. The Property includes 138 guest rooms, 900 square feet of meeting space and an exercise room.	07/10/03	06/2009	The greater of (i) $568,981 or (ii) a percentage of room revenues ranging from 27.5% to 76.5% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Lakewood Property”)

Existing hotel

The Lakewood Property is located in Lakewood, Colorado. The Property includes 150 guest rooms, 700 square feet of meeting space, a business center and an exercise room.

	07/10/03	03/2010	The greater of (i) $553,000 or (ii) a percentage of room revenues ranging from 33.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Ft. Lauderdale Property”)

Existing hotel

The Ft. Lauderdale Property is located in Ft. Lauderdale, Florida. The Property includes 122 guest rooms, 576 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	04/2009	The greater of (i) $364,000 or (ii) a percentage of room revenues ranging from 27.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (3)

(the “Hampton Inn Jacksonville Property”)

Existing hotel

The Hampton Inn Jacksonville Property is located in Jacksonville, Florida. The Property includes 118 guest rooms, 1,000 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	03/2008	The greater of (i) $428,871 or (ii) a percentage of room revenues ranging from 31% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Hampton Inn (1)

(the “Indianapolis Property”)

Existing hotel

The Indianapolis Property is located in Indianapolis, Indiana. The Property includes 131 guest rooms, 896 square feet of meeting space, a business center and an exercise room.

	07/10/03	06/2009	The greater of (i) $556,693 or (ii) a percentage of room revenues ranging from 40.5% to 72% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Hampton Inn Bloomington Property”)

Existing hotel

The Hampton Inn Bloomington Property is located in Bloomington, Minnesota. The Property includes 135 guest rooms, 576 square feet of meeting space, a business center and an exercise room.

	07/10/03	06/2009	The greater of (i) $613,288 or (ii) a percentage of room revenues ranging from 41.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Minnetonka Property”)

Existing hotel

The Minnetonka Property is located in Minnetonka, Minnesota. The Property includes 127 guest rooms, 2,236 square feet of meeting space, a business center and an exercise room.

	07/10/03	06/2009	The greater of (i) $348,052 or (ii) a percentage of room revenues ranging from 38.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Hampton Inn (1)

(the “Hattiesburg Property”)

Existing hotel

The Hattiesburg Property is located in Hattiesburg, Mississippi. The Property includes 154 guest rooms, 400 square feet of meeting space, a business center and an outdoor swimming pool.

	07/10/03	04/2010	The greater of (i) $385,000 or (ii) a percentage of room revenues ranging from 36% to 65% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Lincoln Property”)

Existing hotel

The Lincoln Property is located in Lincoln, Nebraska. The Property includes 111 guest rooms, 766 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	06/2009	The greater of (i) $342,202 or (ii) a percentage of room revenues ranging from 30.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Omaha Property”)

Existing hotel

The Omaha Property is located in Omaha, Nebraska. The Property includes 129 guest rooms, 900 square feet of meeting space, a business center and an exercise room.

	07/10/03	06/2009	The greater of (i) $463,545 or (ii) a percentage of room revenues ranging from 38% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Hampton Inn (1)

(the “Oklahoma City Property”)

Existing hotel

The Oklahoma City Property is located in Oklahoma City, Oklahoma. The Property includes 134 guest rooms, 520 square feet of meeting space, a business center and an outdoor swimming pool.

	07/10/03	06/2009	The greater of (i) $489,631 or (ii) a percentage of room revenues ranging from 32.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Tulsa Property”)

Existing hotel

The Tulsa Property is located in Tulsa, Oklahoma. The Property includes 148 guest rooms, 1,425 square feet of meeting space, a business center and an outdoor swimming pool.

	07/10/03	06/2009	The greater of (i) $423,390 or (ii) a percentage of room revenues ranging from 33.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Memphis Property”)

Existing hotel

The Memphis Property is located in Memphis, Tennessee. The Property includes 120 guest rooms, 475 square feet of meeting space, a business center and an outdoor swimming pool.

	07/10/03	09/2009	The greater of (i) $516,250 or (ii) a percentage of room revenues ranging from 33% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Hampton Inn (1)

(the “Laredo Property”)

Existing hotel

The Laredo Property is located in Laredo, Texas. The Property includes 119 guest rooms, 500 square feet of meeting space and an outdoor swimming pool.

	07/10/03	07/2010	The greater of (i) $409,255 or (ii) a percentage of room revenues ranging from 21% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Hampton Inn Houston Property”)

Existing hotel

The Hampton Inn Houston Property is located in Houston, Texas. The Property includes 119 guest rooms, 475 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	11/2011	The greater of (i) $450,052 or (ii) a percentage of room revenues ranging from 35% to 65% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hilton Hotel (1)

(the “Birmingham Property”)

Existing hotel

The Birmingham Property is located in Birmingham, Alabama. The Property includes 205 guest rooms, 9,269 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	12/2010	The greater of (i) $930,434 or (ii) a percentage of room revenues ranging from 15.4% to 75% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hilton Hotel (1) (4)

(the “Hilton San Francisco Property”)

Existing hotel

The Hilton San Francisco Property is located in San Francisco, California. The Property includes 234 guest rooms, 2,766 square feet of meeting space, a business center and an exercise room.

	07/10/03	12/2003	The greater of (i) $2,812,226 or (ii) a percentage of room revenues ranging from 20.6% to 75% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Holiday Inn (1)

(the “Crystal Lake Property”)

Existing hotel

The Crystal Lake Property is located in Crystal Lake, Illinois. The Property includes 197 guest rooms, 14,000 square feet of meeting space, a business center, an indoor swimming pool and an exercise room.

	07/10/03	10/2010	The greater of (i) $1,016,000 or (ii) a percentage of room revenues ranging from 30% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn (1)

(the “Louisville Property”)

Existing hotel

The Louisville Property is located in Louisville, Kentucky. The Property includes 169 guest rooms, 3,420 square feet of meeting space, an indoor swimming pool and an exercise room.

	07/10/03	08/2008	The greater of (i) $409,727 or (ii) a percentage of room revenues ranging from 23% to 60% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn (1)

(the “Lafayette Property”)

Existing hotel

The Lafayette Property is located in Lafayette, Louisiana. The Property includes 242 guest rooms, 9,800 square feet of meeting space, an indoor swimming pool and an exercise room.

	07/10/03	10/2008	The greater of (i) $700,000 or (ii) a percentage of room revenues ranging from 24% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Holiday Inn (1)

(the “Holiday Inn Flint Property”)

Existing hotel

The Holiday Inn Flint Property is located in Flint, Michigan. The Property includes 171 guest rooms, 15,000 square feet of meeting space, a business center, an indoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $933,100 or (ii) a percentage of room revenues ranging from 40% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn (1)

(the “Columbia Property”)

Existing hotel

The Columbia Property is located in Columbia, South Carolina. The Property includes 175 guest rooms, 9,093 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	08/2008	The greater of (i) $368,754 or (ii) a percentage of room revenues ranging from 17.5% to 50% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn Express (1)

(the “Arlington Heights Property”)

Existing hotel

The Arlington Heights Property is located in Arlington Heights, Illinois. The Property includes 125 guest rooms, 1,325 square feet of meeting space and a business center.

	07/10/03	06/2009	The greater of (i) $289,961 or (ii) a percentage of room revenues ranging from 38.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Holiday Inn Express (1)

(the “Downers Grove Property”)

Existing hotel

The Downers Grove Property is located in Downers Grove, Illinois. The Property includes 123 guest rooms, 1,200 square feet of meeting space and a business center.

	07/10/03	06/2009	The greater of (i) $409,850 or (ii) a percentage of room revenues ranging from 34.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn Express (1)

(the “Holiday Inn Express Bloomington

Property”)

Existing hotel

The Holiday Inn Express Bloomington Property is located in Bloomington, Minnesota. The Property includes 142 guest rooms, 1,461 square feet of meeting space, an indoor swimming pool and an exercise room.

	07/10/03	06/2009	The greater of (i) $515,793 or (ii) a percentage of room revenues ranging from 27.5% to 72% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn Express (1)

(the “Austin Property”)

Existing hotel

The Austin Property is located in Austin, Texas. The Property includes 125 guest rooms, 940 square feet of meeting space and an outdoor swimming pool.

	07/10/03	01/2010	The greater of (i) $367,500 or (ii) a percentage of room revenues ranging from 36.5% to 65% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Holiday Inn Express (1)

(the “Wauwatosa Property”)

Existing hotel

The Wauwatosa Property is located in Wauwatosa, Wisconsin. The Property includes 122 guest rooms, 1,127 square feet of meeting space and a business center.

	07/10/03	06/2009	The greater of (i) $373,516 or (ii) a percentage of room revenues ranging from 40.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Homewood Suites by Hilton (1)

(the “Homewood Suites Chandler Property”)

Existing hotel

The Homewood Suites Chandler Property is located in Chandler, Arizona. The Property includes 83 guest suites, 240 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	12/2010	The greater of (i) $447,400 or (ii) a percentage of room revenues ranging from 31.1% to 70% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hotel Rex (1)

(the “Hotel Rex San Francisco Property”)

Existing hotel

The Hotel Rex San Francisco Property is located in San Francisco, California. The Property includes 94 guest rooms, 1,750 square feet of meeting space, a business center and an exercise room.

	07/10/03	12/2010	The greater of (i) $1,086,980 or (ii) a percentage of room revenues ranging from 50.7% to 82% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Residence Inn by Marriott (1)

(the “Sacramento Property”)

Existing hotel

The Sacramento Property is located in Sacramento, California. The Property includes 176 guest suites, 525 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	01/2011	The greater of (i) $1,008,000 or (ii) a percentage of room revenues ranging from 40% to 70% plus 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Torrance Property”)

Existing hotel

The Torrance Property is located in Torrance, California. The Property includes 247 guest suites, 1,416 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $1,365,000 or (ii) a percentage of room revenues ranging from 35% to 69% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Wilmington Property”)

Existing hotel

The Wilmington Property is located in Wilmington, Delaware. The Property includes 120 guest suites, 1,450 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $703,500 or (ii) a percentage of room revenues ranging from 36% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Residence Inn by Marriott (3)

(the “Residence Inn Jacksonville

Property”)

Existing hotel

The Residence Inn Jacksonville Property is located in Jacksonville, Florida. The Property includes 120 guest suites, 600 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2007	The greater of (i) $575,658 or (ii) a percentage of room revenues ranging from 34.6% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Orlando Property”)

Existing hotel

The Orlando Property is located in Orlando, Florida. The Property includes 176 guest suites, 625 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2010	The greater of (i) $707,000 or (ii) a percentage of room revenues ranging from 25% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (3)

(the “West Palm Beach Property”)

Existing hotel

The West Palm Beach Property is located in West Palm Beach, Florida. The Property includes 78 guest suites, 400 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	05/2007	The greater of (i) $420,001 or (ii) a percentage of room revenues ranging from 44.2% to 68% of the Property for the applicable year	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Atlanta Property”)

Existing hotel

The Atlanta Property is located in Atlanta, Georgia. The Property includes 128 guest suites, 734 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2010	The greater of (i) $815,500 or (ii) a percentage of room revenues ranging from 30% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Residence Inn by Marriott (1)

(the “Ann Arbor Property”)

Existing hotel

The Ann Arbor Property is located in Ann Arbor, Michigan. The Property includes 114 guest suites, 300 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $308,000 or (ii) a percentage of room revenues ranging from 24% to 69% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Kansas City Property”)

Existing hotel

The Kansas City Property is located in Kansas City, Missouri. The Property includes 96 guest suites, 814 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	02/2009	The greater of (i) $406,000 or (ii) a percentage of room revenues ranging from 24% to 60% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Residence Inn Charlotte Property”)

Existing hotel

The Residence Inn Charlotte Property is located in Charlotte, North Carolina. The Property includes 116 guest suites, 750 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	11/2009	The greater of (i) $315,000 or (ii) a percentage of room revenues ranging from 24% to 69% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Residence Inn by Marriott (1)

(the “Fishkill Property”)

Existing hotel

The Fishkill Property is located in Fishkill, New York. The Property includes 139 guest suites, 740 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	07/2009	The greater of (i) $888,822 or (ii) a percentage of room revenues ranging from 27.5% to 72% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Warwick Property”)

Existing hotel

The Warwick Property is located in Warwick, Rhode Island. The Property includes 96 guest suites, 800 square feet of meeting space, an indoor swimming pool and an exercise room.

	07/10/03	07/2009	The greater of (i) $651,994 or (ii) a percentage of room revenues ranging from 31% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Fort Worth Property”)

Existing hotel

The Fort Worth Property is located in Fort Worth, Texas. The Property includes 120 guest suites, 528 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $812,000 or (ii) a percentage of room revenues ranging from 41% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Residence Inn by Marriott (1)

(the “Tyler Property”)

Existing hotel

The Tyler Property is located in Tyler, Texas. The Property includes 128 guest suites, 680 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	08/2009	The greater of (i) $512,750 or (ii) a percentage of room revenues ranging from 26% to 67.5% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Sheraton (1)

(the “Sheraton Milpitas Property”)

Existing hotel

The Sheraton Milpitas Property is located in Milpitas, California. The Property includes 229 guest rooms, 11,509 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	01/2012	The greater of (i) $2,199,601 or (ii) a percentage of room revenues ranging from 47% to 65% plus 90% of other revenues (excluding food and beverage revenues) of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Sheraton (1)

(the “Sunnyvale Property”)

Existing hotel

The Sunnyvale Property is located in Sunnyvale, California. The Property includes 173 guest rooms, 9,896 square feet of meeting space, a business center, indoor and outdoor swimming pools and an exercise room.

	07/10/03	01/2012	The greater of (i) $1,733,847 or (ii) a percentage of room revenues ranging from 45.9% to 65% plus 5% of food revenues and 90% of other revenues (excluding beverage revenues) of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Sheraton (1)

(the “Clayton Property”)

Existing hotel

The Clayton Property is located in Clayton, Missouri. The Property includes 257 guest rooms, 18,000 square feet of meeting space, a business center, an indoor swimming pool and an exercise room.

	07/10/03	08/2008	The greater of (i) $557,228 or (ii) a percentage of room revenues ranging from 17% to 60% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

TownePlace Suites by Marriott (3)

(the “Miami Lakes Property”)

Existing hotel

The Miami Lakes Property is located in Miami Lakes, Florida. The Property includes 95 guest suites, an outdoor swimming pool and an exercise room.

	07/10/03	06/2009	The greater of (i) $450,617 or (ii) a percentage of room revenues ranging from 54.4% to 75% of the Property for the applicable year	See Minimum Annual Rent

TownePlace Suites by Marriott (3)

(the “Miami West Property”)

Existing hotel

The Miami West Property is located in Miami West, Florida. The Property includes 95 guest suites, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $453,751 or (ii) a percentage of room revenues ranging from 57.4% to 75% of the Property for the applicable year	See Minimum Annual Rent

TownePlace Suites by Marriott (1)

(the “TownePlace Suites Fort Worth

Property”)

Existing hotel

The Forth Worth Property is located in Fort Worth, Texas. The Property includes 95 guest suites, an outdoor swimming pool and an exercise room.

	07/10/03	12/2010	The greater of (i) $474,210 or (ii) a percentage of room revenues ranging from 45.5% to 77% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

FOOTNOTES:

(1)	The lessee of this Property is an indirect wholly owned subsidiary of the Company and the Property is operated by a third-party manager. For Properties subject to this arrangement, the Company’s consolidated financial statements will report the hotels’ operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(2)	The Company entered into a development services agreement for this Property under which a wholly owned subsidiary of the Advisor received a Development Fee equal to approximately 3% of the cost of development of the Property for providing development services to such Property. The hotel opened for business in April 2003. The purchase price was $88.9 million. On July 9, 2003, the Company obtained Permanent Financing totalling $50 million relating to this Property. The loan bears interest at 4.93% per annum and requires interest only payments through maturity on July 9, 2008.

(3)	The lessee of this Property is an unrelated third party tenant. For Properties subject to this arrangement, the Company’s financial statements will report rental income under operating leases.

(4)	This Property is owned by a joint venture that is 75% owned by the Company and 25% owned by a private investment company. The Property is leased to a taxable REIT subsidiary of the Company. This Property is secured by Permanent Financing with an outstanding balance of approximately $17.8 million. The loan bears interest at a rate of 8.22% per annum and requires monthly principal and interest payments through maturity in November 2007.

The following paragraph updates and replaces the last paragraph on page 73 of the Prospectus.

On April 21, 2003 and May 21, 2003, the Company invested $10 million and $5 million, respectively, in convertible preferred partnership units of Hersha Hospitality Limited Partnership (“HLP”). The Company has committed to invest up to an additional $10 million in HLP and up to $40 million in joint ventures with HLP. The investment in HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution, paid quarterly, and the proposed investment in joint ventures with HLP is structured to provide the Company with a 10.5% cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid. HLP is partially owned by Hersha Hospitality Trust (“HT”), an American Stock Exchange listed, self-advised REIT that invests in limited-service, mid-priced hotels located primarily in business districts and suburban office markets. HT, through HLP, currently owns interests in 18 hotels located in New York, Georgia, Pennsylvania and Maryland, which include brands such as Hampton Inn, Holiday Inn and Mainstay Suites®. If it so chooses, the Company has the option of converting the HLP preferred partnership units into limited partnership units of HLP, common stock of HT and/or convertible preferred stock of HT, subject to certain restrictions to protect HT’s qualifications as a REIT. Additionally, the Company’s equity interest in joint ventures with HLP, when purchased, are convertible into limited partnership units of HLP or common stock of HT, subject to certain restrictions to protect HT’s qualifications as a REIT. If the Company converts the HLP preferred partnership units into the convertible preferred stock of HT, the Company is expected to retain the 10.5% cumulative return subsequent to conversion.

The following information is inserted following the last paragraph on page 73 of the Prospectus.

On July 10, 2003, the Company, through its subsidiaries, acquired RFS Hotel Investors, Inc., a Tennessee REIT (“RFS”) and RFS Partnership, L.P. (“RFS OP”) for approximately $383 million in cash ($12.35 per share). Upon consummation of this transaction, RFS was merged with and into a subsidiary of the Company (“Acquisition”) and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of the Company was merged with and into RFS OP and RFS OP continued to exist as a separate entity. Prior to the closing of this transaction, RFS was publicly traded on the New York Stock Exchange under the symbol “RFS”. The former assets of RFS are now held by taxable REIT subsidiaries of the Company. By virtue of the closing of the transaction, the Company and its subsidiaries (which now include RFS OP) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million). In connection with this transaction, the Company paid transaction costs and will assume certain liabilities related to severance and termination costs which are expected to total approximately $53 million. The Company initially financed this transaction by using proceeds from sales of Common Stock in its current offering, borrowing approximately $42.7 million under its line of credit, obtaining $50 million in Permanent Financing related to one of its Properties and obtaining a bridge loan of $101 million from an affiliate of Bank of America. Subject to compliance with certain loan covenants, the bridge loan is expected to be repaid with proceeds from the issuance of debt securities and proceeds that the Company receives from the sale of its Common Stock through this offering. An additional $219 million is available to the Company under the bridge loan in order to refinance the former RFS debt to which the Company succeeded and for certain other approved uses. On May 9, 2003, in a separate transaction, the Company purchased from RFS one million newly issued shares of RFS’s common stock at a price per share of $12.35, for which it will now receive $12.35 per share out of the merger consideration.

In connection with this transaction, the Company acquired 57 hotels with approximately 8,300 rooms located in 24 states. For more information with respect to these Properties, see the above table in this section which sets forth the location of each of the Properties, as well as a summary of the principal lease term of each Property. Brands under which these hotels are operated include Sheraton®, Residence Inn® by Marriott®, Hilton®, DoubleTree®, Holiday Inn®, Hampton Inn®, and Homewood Suites by Hilton®. Flagstone Hospitality Management LLC, which previously managed 50 of the 57 hotel properties, will continue to do so for a period of time. The Company expects to terminate management contracts for many of the Properties in the former RFS portfolio and intends to enter into management agreements with new internationally recognized hotel brand managers. This transaction provides further brand and geographic diversification to the Company’s portfolio of hotels.

HOTEL BRANDS

The following paragraph is inserted following the first full paragraph on page 77 of the Prospectus.

Homewood Suites by Hilton is Hilton’s upscale, extended stay hotel that features residential-style accommodations including business centers, swimming pools, convenience stores and limited meeting facilities. According to Hilton International. Inc.’s 2002 Form 10-K, as of December 31, 2002, there were 121 Homewood Suites, representing 13,728 rooms, located in 33 states, the District of Columbia and Canada. As of December 31, 2002, nine Homewood Suites hotels were under construction.

The following paragraphs are inserted following the second full paragraph on page 77 of the Prospectus.

Starwood Brands. The brands, Sheraton Hotels & Resorts and Four Points by Sheraton are part of Starwood Hotels & Resorts Worldwide, Inc.’s (“Starwood”) portfolio of lodging brands. According to Starwood’s 2002 Form 10-K, Starwood is one of the world’s largest hotel and leisure companies. Starwood’s brand names include St. Regis, The Luxury Collection, Sheraton, Westin, W and Four Points by Sheraton. Through these brands, Starwood is well represented in most major markets around the world. Starwood’s operations are grouped into two business segments, hotels and vacation ownership operations. Starwood’s hotel business emphasizes the global operation of hotels and resorts primarily in the luxury and upscale segment of the lodging industry. According to Starwood’s 2002 Form 10-K, at December 31, 2002, Starwood’s hotel portfolio included owned, leased, managed and franchised hotels totalling 748 hotels with approximately 227,000 rooms in 79 countries, and is comprised of 163 hotels that Starwood owns or leases or in which Starwood has a majority equity interest (substantially all of which hotels Starwood also manages), 277 hotels managed by Starwood on behalf of third-party owners (including entities in which Starwood has a minority equity interest) and 308 hotels for which Starwood receives franchise fees.

Sheraton Hotels & Resorts are upscale, full service hotels and resorts which represent Starwood’s largest brand serving the needs of upscale business and leisure travelers worldwide. Sheraton Hotels & Resorts offer the entire spectrum, from full service hotels in major cities to luxurious resorts. These hotels and resorts typically feature a wide variety of on-site business services and a full range of amenities, including rooms that feature generous work spaces.

Four Points by Sheraton is a moderately priced full service hotel delivering extensive amenities and services such as room service, dry cleaning, fitness centers, meeting facilities and business centers to frequent business travelers at reasonable prices. These hotels provide a comfortable room, which typically includes a two-line telephone, a large desk for working or in-room dining, comfortable seating and full service restaurants.

InterContinental Hotel Brands. The brands, InterContinental, Crowne Plaza, Staybridge Suites, Holiday Inn and Holiday Inn Express are part of InterContinental Hotels Group PLC’s (“InterContinental”) portfolio of lodging brands. With more than 3,300 owned, leased, managed and franchised hotels with approximately 515,000 guest rooms across nearly 100 countries and territories at the end of fiscal year 2002, InterContinental is the most global hotel business and the second largest in the world by number of rooms, according to InterContinental’s Form 20-F for the fiscal year ended September 30, 2002.

Holiday Inn is InterContinental’s mid-scale full service brand. The brand is targeted at the mid-market guest and is InterContinental’s largest global hotel brand based on room numbers. Holiday Inn is also one of the world’s most recognized hotel brands. According to InterContinental’s Form 20-F for the fiscal year ended September 30, 2002, there were 1,567 Holiday Inn hotels located in more than 70 countries which represented 57% of all InterContinental’s rooms at the end of fiscal year 2002. The brand is predominantly franchised. Of the 1,567 Holiday Inn branded hotels, 73% are located in the Americas. As well as having the largest market share in the United States mid-scale full service segment, the brand has a significant position in the mid-scale segment in several European countries.

Holiday Inn Express is InterContinental’s mid-scale limited service hotel brand. The brand aims to provide the room quality of mid-scale hotels without the associated full range of facilities. The brand is targeted at the value-conscious guest. According to InterContinental’s Form 20-F for the fiscal year ended September 30, 2002, there were 1,352 Holiday Inn Express hotels worldwide, which represented 21% of all InterContinental’s rooms at the end of fiscal year 2002. Holiday Inn Express is the third largest brand in the United States mid-scale limited service segment based on room numbers, and over 90% of the Holiday Inn Express branded rooms are located in the Americas. Holiday Inn Express hotels are almost entirely franchised. Holiday Inn Express also has a solid and growing brand presence in the United Kingdom market.

Comfort Inn. The brand, Comfort, which primarily operates as either Comfort Inns or Comfort Suites, is part of Choice Hotels International, Inc.’s portfolio of lodging brands. Comfort Inn offers rooms in the mid-scale category, without food and beverage, and is targeted to business and leisure travelers. Comfort Suites offer business and leisure guests a large room with separate living and sleeping areas. According to Choice Hotels International, Inc.’s 2002 Form 10-K, at December 31, 2002, there were 1,916 Comfort Inn properties and 352 Comfort Suites properties with a total of approximately 142,000 and 28,200 rooms, respectively, open and operating worldwide. An additional 188 Comfort Inn and Comfort Suites properties with a total of approximately 15,100 rooms were under development at December 31, 2002.

Other Hotels

Hotel Rex. The Hotel Rex was inspired by the San Francisco art and literary salons of the 1920’s and 1930’s. The lobby surrounds guests with distinctive period furnishings, walls of antiquarian books, and an exceptional collection of exotic objects and original portraits and murals. The hotel has 94 guestrooms, including eight king executive rooms, and two one-bedroom suites, and a café restaurant.

Beverly Heritage. Guest accommodations at The Beverly Heritage provide both comfort and luxury. There are 237 deluxe guest rooms, including 65 executive suites and a premier wing featuring executive amenities and a complimentary guest pantry. The Beverly Heritage has two restaurants, meeting facilities, complete audio/visual services, a business center, an exercise room, and a heated outdoor swimming pool and spa.

PENDING INVESTMENTS

The following information updates and replaces the “Business – Pending Investments” section beginning on page 77 of the Prospectus.

As of July 10, 2003, the Company had an initial commitment to acquire one Property for an estimated purchase price of approximately $55.6 million. The Property is a DoubleTree Hotel (located in Plano, Texas). The acquisition of this Property is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that this Property will be acquired by the Company. If acquired, the lease of this Property is expected to be entered into on substantially the same terms described in the section of the Prospectus entitled “Business—Description of Property Leases.”

Leases. Set forth below are summarized terms expected to apply to the lease for the Property. More detailed information relating to the Property and its related lease will be provided at such time, if any, as the Property is acquired.

Property	Estimated Purchase Price	Lease Term and Renewal Option	Minimum Annual Rent	Percentage Rent
DoubleTree Hotel (1) (2) Plano, Texas (the “DoubleTree Plano Property”) Existing hotel	$55,550,000	Five years; five five- year renewal options	The greater of a minimum amount to be determined at the time of acquisition or a percentage of gross revenues of the Property for the applicable year, designed to result in a minimum return of approximately 10.25%	See Minimum Annual Rent

FOOTNOTES:

(1)	The lessee of this Property is expected to be an indirect wholly owned subsidiary of the Company and the Property is expected to be operated by a third-party manager. For Properties subject to this arrangement, the Company’s consolidated financial statements will report the hotels’ operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(2)	Upon acquisition, the Company plans to immediately convert this DoubleTree Plano Property to a Marriott Hotel. Additionally, the Company plans to assume Permanent Financing of approximately $29.7 million relating to this Property. The loan has a fixed rate of 8.11% and requires monthly payments of principal and interest amortized over a period of 22 years. The loan matures in February 2011 at which time any remaining unpaid principal and interest are due.

BORROWING

The following information should be read in conjunction with the “Business – Borrowing” section beginning on page 89 of the Prospectus.

On July 10, 2003, the Company, through its subsidiaries, acquired RFS and RFS OP for approximately $383 million in cash ($12.35 per share). Upon consummation of this transaction, RFS was merged with and into Acquisition, a subsidiary of the Company, and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of the Company was merged with and into RFS OP and RFS OP continued to exist as a separate entity. The former assets of RFS are now held by indirect wholly owned subsidiaries of the Company. For more information regarding this transaction, see the “Business – Property Acquisitions” section of this Prospectus Supplement. In connection with the RFS transaction the Company obtained a bridge loan (the “Bridge Loan”) in the amount of approximately $101 million. Subject to compliance with certain loan covenants, an additional $219 million is available to the Company for future draws in order to refinance former RFS debt to which the Company succeeded and for certain other approved uses. The Company may continue to make multiple draws until November 7, 2003. The Bridge Loan requires monthly payments of interest only. Interest is incurred at an annual rate equal to the average British Bankers Association Interest Settlement Rate for Deposits in Dollars with a term equivalent to one month (the “Eurodollar Rate”) plus (i) 3% of the loan value up to $278,650,000 and (ii) 6% of the loan value in excess of $278,650,000 (collectively referred to as the “Applicable Rate”). The Eurodollar Rate on the date of closing was 1.05%. The Applicable Rate will increase by 0.5% on November 7, 2003, and on the last day of each subsequent three-month period thereafter. The first $250 million borrowed under the Bridge Loan (the “Tranche A Loans”) and any interest accrued thereon, is due and payable by the Company no later than January 10, 2004. Any additional borrowings in excess of the Tranche A Loans (the “Tranche B Loans”) and any interest accrued thereon is due and payable by the Company on July 10, 2005.

By virtue of the closing of this transaction, the Company and its subsidiaries (which now include RFS OP) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million). Such debt includes the $38.5 million which was outstanding under RFS’s former line of credit and paid off by the Company and terminated on July 10, 2003, as well as the following borrowings at July 10, 2003 (dollar amounts in thousands):

					Collateral
	Balance	Interest Rate		Maturity	# of Hotels	Net Book Value at July 10, 2003
Senior Notes	$121,220	9.75%	Fixed	March 2012	—	$—
Mortgage	89,659	7.83%	Fixed	December 2008	10	121,265
Mortgage	17,763	8.22%	Fixed	November 2007	1	42,280
Mortgage	50,279	8.00%	Fixed	August 2010	8	81,155

	$278,921					$244,700

On February 26, 2002, the RFS OP sold $125 million in senior notes (the “Senior Notes”). The Senior Notes mature March 1, 2012 and bear interest at a rate of 9.75% per year, payable semi-annually, in arrears, on March 1 and September 1 of each year, commencing as of September 1, 2002. The Senior Notes are unsecured obligations of the RFS OP and are guaranteed by wholly owned subsidiaries of the RFS OP. The Senior Notes contain covenants that, among other things, restrict the Company, RFS OP and its subsidiaries’ ability to borrow money, pay dividends on or repurchase capital stock, make investments, and sell assets or enter into mergers and consolidations. According to RFS management, the RFS OP was in compliance with these covenants at March 31, 2003. During the quarter ended March 31, 2003, RFS retired $3.8 million of Senior Notes.

The other borrowings of RFS to which the Company and its subsidiaries succeeded are nonrecourse to the Company and its subsidiaries and contain provisions allowing for the substitution of collateral, upon satisfaction of certain conditions. Most of the mortgage borrowings are prepayable and subject to various prepayment penalties, yield maintenance, or defeasance obligations. Payments are due monthly and include principal, interest and escrow amounts for real estate taxes, insurance and FF&E replacement reserves.

The following subsection is inserted immediately following the “Business—Borrowing” section beginning on page 89 of the Prospectus.

LITIGATION

On May 13, 2003, A. Bruce Chasen filed a putative class action lawsuit in the Circuit Court of Shelby County, Tennessee, 30th Judicial District against RFS, RFS’s directors and the Company. On June 6, 2003, the complaint was amended. The amended putative class action complaint alleges, among other things, that (i) the merger consideration to be received by RFS’s shareholders is significantly less than the intrinsic value of RFS, (ii) the RFS directors breached their fiduciary duties to shareholders on a variety of grounds including failing to ascertain the true value of RFS, failing to determine whether there were any other bidders for RFS, and failing to avoid certain alleged conflicts of interest shared by members of the RFS Board and its financial advisor, (iii) the Company aided and abetted the RFS Board in connection with their breach of fiduciary duties, (iv) the RFS Board violated portions of the Tennessee Investor Protection Act, and (v) the RFS proxy statement is false and misleading. Among other things, the amended complaint seeks certification of the class action, an injunction enjoining RFS and the Company from completing the merger, monetary damages in an unspecified amount, the payment of attorney’s fees, and rescissory damages. On July 1, 2003 the Company filed an answer to the amended complaint setting forth an affirmative defense and its general denials of the allegations set forth therein. The plaintiff’s motion for a temporary restraining order for purposes of enjoining the transaction, which was argued by the plaintiff on July 8, 2003, was denied by the Circuit Court of Shelby County, Tennessee, 30th Judicial District on said date. Based upon the information currently available to the Company, the Company believes the allegations contained in the amended complaint are without merit and intends to vigorously defend the action.

SELECTED FINANCIAL DATA

The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data). This table updates and replaces the “Selected Financial Data” section beginning on page 95 of the Prospectus.

	Quarters Ended March 31,		Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Revenues	$50,151	$27,146	$156,408	$71,463	$36,099	$10,678	$1,955
Net earnings	6,437	3,651	15,810	19,328	20,670	7,516	959
Cash flows from operating activities	22,241	14,683	70,340	52,937	43,651	12,890	2,777
Cash flows used in investing activities	(75,574)	(122,730)	(452,745)	(295,991)	(334,237)	(130,231)	(34,511)
Cash flows from financing activities	123,026	102,444	386,573	237,681	238,811	206,085	36,093
Cash distributions declared (2)	25,396	15,432	74,217	48,409	28,082	10,766	1,168
Funds from operations (3)	21,116	12,414	59,366	40,838	30,053	10,478	1,343
Earnings per Share:
Basic	0.05	0.05	0.16	0.30	0.53	0.47	0.40
Diluted	0.05	0.05	0.16	0.30	0.53	0.45	0.40
Cash distributions declared per Share	0.19	0.19	0.78	0.77	0.74	0.72	0.47
Weighted average number of Shares outstanding:
Basic	133,837	80,748	97,874	64,458	38,698	15,890	2,402
Diluted	133,837	80,748	97,874	64,458	45,886	21,438	2,402

	March 31,		December 31,
	2003	2002	2002	2001	2000	1999	1998
Total assets	$1,439,068	$1,009,453	$1,303,860	$901,406	$653,962	$266,968	$48,857
Mortgages payable	206,820	168,384	207,206	168,884	170,055	—	—
Other notes payable and line of credit	54,341	118,753	53,818	65,072	19,582	—	9,600
Total stockholders’ equity	1,143,657	691,965	1,012,499	637,876	419,289	253,055	37,116

(1)	To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the “Expense Cap”), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the quarters ended March 31, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000 and 1999, Operating Expenses did not exceed the Expense Cap. During the year ended December 31, 1998, the Company’s Operating Expenses exceeded the Expense Cap by $92,733.

(2)	Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 75%, 76%, 79%, 60%, 26%, 30%, and 18% of cash distributions for the quarters ended March 31, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively, represent a return of capital in accordance with generally accepted accounting principles (“GAAP”). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders’ 8% Return.

(3)	Management considers funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in October 1999 and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the years ended December 31, 2002, 2001, 2000, 1999 and 1998, net earnings included approximately $35, $118, $117, $35 and $44, respectively, of these amounts.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company’s operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company’s ability to make distributions. FFO, as presented, may not be comparable to similarly titled measures reported by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company’s net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus.

The following is a reconciliation of net earnings to FFO for the quarters ended March 31, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000, 1999 and 1998:

	Quarters Ended March 31,		Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Net earnings	$6,437	$3,651	$15,810	$19,328	$20,670	$7,516	$959
Adjustments:
Effect of unconsolidated subsidiaries	6,401	2,771	12,341	2,702	1,825	1,710	—
Effect of minority interest	(59)	(60)	(237)	(941)	(272)	(16)	—
Depreciation and amortization of real estate assets	8,337	6,052	27,876	19,749	7,830	1,268	384
Effect of assumption of liabilities	—	—	3,576	—	—	—	—

Funds from operations	$21,116	$12,414	$59,366	$40,838	$30,053	$10,478	$1,343

Weighted average shares:
Basic	133,837	80,748	97,874	64,458	38,698	15,890	2,402

Diluted	133,837	80,748	97,874	64,458	45,886	21,438	2,402

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is based on the condensed consolidated financial statements of the Company as of March 31, 2003 and December 31, 2002 and for the quarters ended March 31, 2003 and 2002. This information should be read in conjunction with the accompanying unaudited consolidated financial statements and the notes thereto. Certain amounts for the quarters ended March 31, 2002 have been reclassified to conform to the current presentation.

The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “believe,” “expect” and “may.” Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, terrorism, extended U.S. Military participation in war or other combat operations, availability of capital from borrowings under the Company’s revolving line of credit and security agreement, continued availability of proceeds from the Company’s offerings, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable managers and tenants for its Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases or Mortgage Loans. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

The Company is a corporation which was organized pursuant to the laws of the State of Maryland on June 12, 1996. The terms “Company” or “Registrant” include, unless the context otherwise requires, CNL Hospitality Properties, Inc., Hospitality Partners, CNL Hospitality GP Corp., CNL Hospitality LP Corp., CNL Philadelphia Annex, LLC, Hotel Investors, CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP, CNL Bridgewater Hotel Partnership, LP, CNL Hotel MI-4, LP, CNL Foothill Hotel Partnership, LP and each of their wholly owned subsidiaries. Various other wholly owned subsidiaries are utilized to hold or develop hotel Properties. The Company operates for federal income tax purposes as a REIT and is engaged in the acquisition, development and ownership of hotel Properties. The Company has contracted with the Advisor to conduct the day-to-day operations of its business.

The Company leases most of its Properties to wholly owned taxable REIT subsidiary (“TRS”) entities and contracts with third-party managers to operate the Properties. Hotel operating revenues and expenses for these Properties are included in the consolidated results of operations. Other Properties are leased on a triple-net basis to unrelated, third-party tenants who operate the Properties or contract with hotel managers to run their hotel operations. Rental income from operating leases is included in the consolidated results of operations for these Properties. With respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party managers who, subject to certain limitations, have guaranteed a certain level of performance for Properties they manage.

As of March 31, 2003, the Company acquired, directly or indirectly through its subsidiaries, interests in 60 Properties, with the following brand affiliations:

Brand Affiliation	Hotel Properties	Rooms/Suites
Full Service Hotels:
DoubleTree Hotels	2	1,131
Marriott Hotels, Resorts & Suites	3	1,923
JW Marriott	1	950
Hilton Hotels & Suites	5	2,075
Wyndham Hotels and Resorts	2	390
Embassy Suites Hotels	4	974
Hyatt Hotels and Resorts	1	242

	18	7,685

Extended Stay Hotels:
Residence Inn by Marriott	12	2,051
TownePlace Suites by Marriott	5	556
SpringHill Suites by Marrriott	8	1,455

	25	4,062

Limited Service Hotels:
Hampton Inn	1	176
Courtyard by Marriott	15	3,253
Fairfield Inn	1	388

	17	3,817

Total	60	15,564

RESULTS OF OPERATIONS

Hotel Operating Statistics

As of March 31, 2003, the Company had acquired interests, directly or indirectly through its unconsolidated subsidiaries, in 60 Properties, located in 22 states, consisting of land, buildings and equipment, including 18 Properties through interests in four partnerships with Marriott, two partnerships with Hilton, and one partnership with Interstate Hotels and Resorts. As of March 31, 2003, the Company also owned a parcel of land on which a hotel is being developed. Of the 60 operating Properties as of March 31, 2003, the Company leased 48 to TRS entities, with management performed by third-party operators, and 12 Properties on a triple-net basis to third-party operators. Management regularly reviews operating statistics such as revenue per available room (“REVPAR”), average daily rate (“ADR”), net operating income (“NOI”) and occupancy at the Company’s Properties in order to gauge how well they are performing as compared with the industry and past results. The following tables present information related to the Company’s 60 operating properties as well as unaudited REVPAR, ADR and occupancy data for the various hotel brands that the Company owned as of March 31, 2003 for the quarter ended March 31, 2003.

Properties Owned Directly or Indirectly by the Company	Date Acquired	Number of Rooms
Full Service Hotels:
DoubleTree
DoubleTree Hotel Crystal City	December 19, 2002	631
DoubleTree Lincoln Centre	December 24, 2002	500
Marriott Hotels, Resorts & Suites
Dallas Marriott Suites Market Center	February 24, 1999	266
Waikiki Beach Marriott Resort	July 27, 2001	1,310
Marriott Bridgewater Hotel	June 14, 2002	347
JW Marriott
JW Marriott Desert Ridge Resort & Spa	November 30, 2002	950
Hilton Hotels & Suites
Hilton Miami Airport & Towers	September 6, 2001	500
Hilton Costa Mesa	September 17, 2001	486
Hilton Suites Auburn Hills	September 27, 2001	224
Hilton Tucson El Conquistador	December 24, 2002	428
Hilton Rye Town	February 20, 2003	437
Wyndham
Wyndham Denver Tech Center	May 31, 2000	180
Wyndham Billerica	May 31, 2000	210
Embassy Suites
Embassy Suites Hotel Portland-Downtown	September 27, 2001	276
Embassy Suites Hotel Orlando Airport	February 20, 2003	174
Embassy Suites Hotel Crystal City-National Airport	February 20, 2003	267
Embassy Suites Hotel Santa Clara-Silicon Valley	February 20, 2003	257
Hyatt
Hyatt Regency Coral Gables	February 20, 2003	242
Extended Stay Hotels:
Residence Inn by Marriott
Residence Inn Atlanta-Gwinnett Place	July 31, 1998	132
Residence Inn Atlanta-Buckhead	July 31, 1998	150
Residence Inn Las Vegas Hughes Center	February 24, 1999	256
Residence Inn Dallas Plano	February 24, 1999	126
Residence Inn Phoenix Airport	June 19, 1999	200
Residence Inn San Diego-Sorento Mesa	December 10, 1999	150
Residence Inn Palm Desert	June 16, 2000	130
Residence Inn Fairfax/Merrifield	July 28, 2000	149
Residence Inn Salt Lake City Cottonwood	August 18, 2000	144
Residence Inn Hartford/Manchester	November 19, 2001	96
Residence Inn Orlando/Sea World International	February 14, 2002	350
Residence Inn San Jose-Newark	November 16, 2002	168

Properties Owned Directly or Indirectly by the Company	Date Acquired	Number of Rooms
TownePlace Suites by Marriott
TownePlace Suites Portland/Scarborough	August 18, 2000	95
TownePlace Suites Philadelphia/Mt. Laurel	August 18, 2000	95
TownePlace Suites Boston Tewksbury	August 18, 2000	95
TownePlace Suites Newark/Silicon Valley	November 3, 2000	127
TownePlace Suites Los Angeles/Manhattan Beach	January 18, 2002	144
SpringHill Suites by Marriott
SpringHill Suites Gaithersburg	July 28, 2000	162
SpringHill Suites @ Lake Buena Vista	December 15, 2000	400
SpringHill Suites Durham/RTP	February 2, 2001	120
SpringHill Suites Centreville/Manassas	March 23, 2001	136
SpringHill Suites Charlotte University	March 23, 2001	136
SpringHill Suites Richmond/Virginia Center	December 28, 2001	136
SpringHill Suites Manhattan Beach-Hawthorne	January 18, 2002	164
SpringHill Suites Philadelphia/Plymouth Meeting	January 18, 2002	201
Limited Service Hotels:
Hampton Inn
Hampton Inn Houston Galleria	September 3, 2002	176
Courtyard by Marriott
Courtyard Dallas Plano in Legacy Park	February 24, 1999	153
Courtyard Scottsdale Downtown	June 16, 1999	180
Courtyard Seattle Downtown/Lake Union	June 16, 1999	250
Courtyard Philadelphia Downtown	November 15, 1999	498
Courtyard Palm Desert	June 16, 2000	151
Courtyard Alpharetta Atlanta	August 18, 2000	154
Courtyard Marriott Village @ Lake Buena Vista	November 21, 2000	312
Courtyard Overland Park Convention Center	February 2, 2001	168
Courtyard Hartford Manchester	November 19, 2001	90
Courtyard Oakland Airport	December 28, 2001	156
Courtyard Ft. Lauderdale Weston	February 15, 2002	174
Courtyard Basking Ridge	March 1, 2002	235
Courtyard San Francisco	June 14, 2002	405
Courtyard Newark/Silicon Valley	October 25, 2002	181
Courtyard Edison-Raritan Center	November 4, 2002	146
Fairfield Inn
Fairfield Inn @ Lake Buena Vista	November 21, 2000	388

Total Rooms		15,564

The following table presents unaudited hotel operating statistics for hotel brands for which the Company owns three or more hotels of each respective brand:

	Quarter Ended March 31, 2003
Hotel Brand	RevPAR	ADR	Occupancy
Marriott, Marriott Suites and JW Marriott	$112.89	$153.31	73.6%
Hilton and Hilton Suites	$88.03	$125.14	70.3%
Embassy Suites	$94.78	$130.59	72.6%
Residence Inn by Marriott	$71.94	$98.14	73.3%
TownePlace Suites by Marriott	$43.33	$61.59	70.4%
SpringHill Suites by Marriott	$50.62	$78.32	64.7%
Courtyard by Marriott	$67.54	$104.38	65.0%

The Company has year over year operating data for 45 of its hotel Properties for the quarters ended March 31, 2003 and 2002. The following table summarizes REVPAR, ADR and occupancy for these Properties during these periods:

	Quarter Ended
	March 31, 2003	March 31, 2002	Variance
North America (45 hotels)
REVPAR	$68.34	$64.73	6%
ADR	$96.26	$98.59	-2%
Occupancy	71%	65%	8%

Comparison of quarter ended March 31, 2003 to quarter ended March 31, 2002

Revenues

During the quarters ended March 31, 2003 and 2002, the Company earned hotel operating revenues of approximately $38.3 million and $14.7 million, respectively. In addition, the Company earned rental income from operating leases and FF&E Reserve income of approximately $8.7 million and $12.0 million for the quarters ended March 31, 2003 and 2002, respectively. The increase in hotel revenues and the decrease in rental income and FF&E Reserve income was due to the Company investing in new Properties and leasing to TRS entities, as well as taking assignment of leases on 11 existing Properties and engaging third-party managers to operate these Properties during the year ended December 31, 2002. For these Properties, rental income from operating leases that was recorded in the past has been replaced with hotel operating revenues and expenses as of the time that the lease assumption occurred. Additionally, all of the new Properties acquired in 2002 and during the quarter ended March 31, 2003 are leased to TRS entities of the Company or of its partnerships and operated using third-party managers. Because of the additional acquisitions in 2002 and in the first quarter of 2003 and the additional Property acquisitions that are expected to occur, results of operations are not expected to be indicative of future periods.

Interest and Other Income

During the quarters ended March 31, 2003 and 2002, the Company earned approximately $3.2 million and $0.5 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and from other income. Other income of $2.7 million and $0 was earned as a result of credit enhancement funding during the quarters ended March 31, 2003 and 2002, respectively. Interest income remained consistent during the quarters ended March 31, 2003 and 2002. As net offering proceeds are invested in Properties or other permitted investments, the percentage of the Company’s total revenues from interest income will vary depending on the amount of offering proceeds, the timing of investments and interest rates in effect.

Operating Expenses

Operating expenses, including amortization and depreciation, interest expenses, Asset Management Fees and hotel expenses of consolidated subsidiaries, were approximately $43.6 million and $22.3 million for the quarters ended March 31, 2003 and 2002, respectively (87% and 82%, respectively, of total revenues). The increase in operating expenses during the quarter ended March 31, 2003, as compared to 2002, was the result of the Company owning interests in 60 operating Properties during 2003 compared to 47 Properties during 2002. Additionally, during the quarters ended March 31, 2003 and 2002, the Company incurred hotel expenses of approximately $26.2 million and $8.7 million, respectively, primarily due to the increase in the number of Properties leased to TRS entities, as described above in “Revenues.” Further, interest expense increased from approximately $4.3 million for the quarter ended March 31, 2002 to approximately $5.0 million for the quarter ended March 31, 2003, primarily due to additional proceeds from Permanent Financing. General and administrative expenses for the quarter ended March 31, 2003 decreased approximately $0.1 million from March 31, 2002 due to a write off of bad debt of approximately $0.4 million during the quarter ended March 31, 2002 in connection with the Company taking assignment of certain leases from third parties, offset by increases due to growth in the Company. Total operating expenses are expected to increase as the Company acquires interests in additional Properties and invests in Mortgage Loans or other permitted investments. However, general operating and administrative expenses, exclusive of interest expense, as a percentage of total revenues is expected to decrease as the Company makes additional investments. Asset Management Fees increased from approximately $1.4 million to approximately $2.3 million for the quarters ended March 31, 2002 and 2003, respectively, due to the additional fees on newly acquired Properties.

Losses from Unconsolidated Subsidiaries

Equity in losses of unconsolidated subsidiaries was approximately $89,000 and $1.2 million for the quarters ended March 31, 2003 and 2002, respectively. The losses during 2002 were primarily due to (i) marketing expenses incurred during the construction of the JW Marriott Desert Ridge Resort and Spa owned through a partnership, which opened in November 2002, (ii) losses at the Waikiki Beach Resort owned through a partnership which was open, but undergoing renovations during a significant portion of 2002, and (iii) losses at a startup partnership which owns the licensing rights to the Mobil Travel Guide. The improvement in 2003 was a result of the opening of the JW Marriott Desert Ridge Resort and Spa in November 2002. In addition, a new partnership in which the Company invested with Hilton experienced net income during 2003. Losses from the Desert Ridge Resort and Spa and the Waikiki Beach Resort may continue in 2003 until such time as these Properties establish market presence and capture market share, and could get worse if the economy fails to recover or becomes worse.

Net Earnings

The increase in earnings from the comparable period in 2002 was primarily due to better performance of some of the Company’s unconsolidated subsidiaries and the other income recognized from the funding of credit enhancements during 2003. This was offset by the decrease in revenues from the Properties held throughout the period due to the continued economic downturn on the U.S. economy, particularly the travel and lodging industry, and the military activity in the Middle East. The Company’s net operating income for 45 “same store” hotels decreased approximately $0.8 million, from approximately $17.2 million to $16.4 million, from the quarter ended March 31, 2002 to the quarter ended March 31, 2003, respectively. Since late 2001, the Company’s net earnings and cash flow have been significantly supported by credit enhancements. Because revenues have been supported by credit enhancements, net income may further decrease after credit enhancements expire if the economy and the Company’s hotel operations do not stabilize prior to that time.

Concentration of Risk

A significant portion of the Company’s rental income and hotel revenues were earned from Properties operating as various Marriott and Hilton brands. Additionally, the Company relies on Marriott to provide credit enhancements for certain of its Properties. Although the Company carefully screens its managers and tenants and has obtained interests in non-Marriott and non-Hilton branded Properties, failure of the Marriott or Hilton brands could significantly impact the results of operations of the Company. Management believes that the risk of such a default will be reduced through future acquisitions and diversification, and through the initial and continuing due diligence procedures performed by the Company.

Current Economic Conditions

The U.S. economy has continued to be negatively impacted by a general slowdown in business activity. Management currently expects the economic slowdown to continue throughout the remainder of 2003. In addition, the military activity in the Middle East will likely slow down the recovery in the lodging industry. As a result of these conditions, most of our hotel operators and managers have reported slower than expected recovery in the operating performance of our hotels. Many of our leases and operating agreements contain credit enhancement features such as guarantees, which are intended to cover payment of minimum returns to the Company. However, there is no assurance that the existence of credit enhancements will provide the Company with uninterrupted cash flows to the extent that the recovery is prolonged. Additionally, if our tenants, hotel managers or guarantors default in their obligations to us, the Company’s revenues and cash flows may decline or remain at reduced levels for extended periods.

An uninsured loss or a loss in excess of insured limits could have a material adverse impact on the operating results of the Company. Management feels that the Company has obtained reasonably adequate insurance coverage on its Properties. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against.

From time to time the Company may be exposed to litigation arising from the operation of its business. Management does not believe that resolutions of these matters will have a material adverse effect on the Company’s financial condition or results of operations.

Management of the Company currently knows of no other trends that would have a material adverse effect on liquidity, capital resources or results of operations.

LIQUIDITY AND CAPITAL RESOURCES

The Company uses capital primarily to acquire or develop hotel Properties and invest in joint ventures, which acquire and own hotel Properties. Other smaller investments may be made in businesses which are ancillary to the lodging industry (“Ancillary Businesses”). Approximately 0.3% and 0.4% of the Company’s total assets reflect investments in Ancillary Businesses as of March 31, 2003 and December 31, 2002, respectively. Additionally, the Company is required to distribute at least 90 percent of its taxable income to stockholders. The Company generally raised funds through the sales of Common Stock, the acquisition of Permanent Financing and through draws on its revolving line of credit (the “Revolving LOC”).

Uses of Liquidity and Capital Resources

Property Acquisitions

During the quarter ended March 31, 2003, the Company acquired the Hyatt Regency Coral Gables, located in Miami, Florida for a purchase price of $36 million (the “Hyatt Coral Gables Property”). The Hyatt Coral Gables Property is leased by a TRS entity of the Company and is managed by an affiliate of Hyatt Corporation.

On April 9, 2003, the Company entered into a land lease relating to a parcel of land located in Tampa, Florida, on which the Company anticipates constructing a Renaissance Hotel. The estimated total cost of the construction is approximately $45.7 million.

On April 21, 2003, the Company invested $10 million in convertible preferred partnership units of Hersha Hospitality Limited Partnership (“HLP”). On May 21, 2003, the Company invested an additional $5 million in such units. The Company has committed to invest up to an additional $10 million in HLP and up to $40 million in joint ventures with HLP. The investment in HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution, paid quarterly, and the proposed investment in joint ventures with HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid. For additional information regarding this investment, see the section of the Prospectus entitled “Business – Property Acquisitions.”

In addition, on April 21, 2003, the Company acquired the New Orleans Grande Hotel (formerly Le Meridien), located in New Orleans, Louisiana, for approximately $48.4 million and assumed Permanent Financing of approximately $49.6 million relating to this Property. This Property was immediately converted to a JW Marriott Hotel and is leased to a TRS of the Company and is managed by a subsidiary of Marriott International, Inc.

On May 23, 2003, the Company acquired a Marriott Hotel located in Seattle, Washington, for approximately $88.9 million. On July 9, 2003, the Company obtained Permanent Financing of $50 million relating to this Property. The Property is leased to a TRS of the Company and is managed by a subsidiary of Marriott International, Inc.

On July 10, 2003, the Company, through its subsidiaries, acquired RFS Hotel Investors, Inc., a Tennessee REIT (“RFS”) and RFS Partnership, L.P. (“RFS OP”) for approximately $383 million in cash ($12.35 per share). Upon consummation of this transaction, RFS was merged with and into a subsidiary of the Company (“Acquisition”) and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of the Company was merged with and into RFS OP and RFS OP continued to exist as a separate entity. Prior to the closing of this transaction, RFS was publicly traded on the New York Stock Exchange under the symbol “RFS”. The former assets of RFS are now held by indirect wholly owned subsidiaries of the Company. By virtue of the closing of the transaction, the Company and its subsidiaries (which now include RFS OP) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million). In connection with this transaction, the Company paid transaction costs and will assume certain liabilities related to severance and termination costs which are expected to total approximately $53 million. The Company initially financed this transaction with a bridge loan of $101 million from an affiliate of Bank of America. Subject to compliance with certain loan covenants, the bridge loan is expected to be repaid with proceeds from the issuance of debt securities and proceeds that the Company receives from the sale of its Common Stock through this offering. An additional $219 million is available to the Company under the bridge loan in order to refinance the former RFS debts and for certain other approved uses. In connection with this transaction, the Company acquired 57 hotels with approximately 8,300 rooms located in 24 states. Flagstone Hospitality Management LLC, which previously managed 50 of the 57 hotel properties, will continue to do so for a period of time. The Company expects to terminate management contracts for many of the Properties in the former RFS portfolio and intends to enter into management agreements with new internationally recognized hotel brand managers. On May 9, 2003, in a separate transaction, the Company purchased from RFS one million newly issued shares of RFS’s common stock at a price per share of $12.35, for which it will now receive $12.35 per share out of the merger consideration.

Investments in Unconsolidated Subsidiaries

On February 20, 2003, the Company conveyed a DoubleTree hotel located in Arlington, Virginia (“the DoubleTree Crystal City Property”), which was originally acquired in December 2002, and Hilton Hotels Corporation (“Hilton”) conveyed a Hilton hotel located in Rye, New York (the “Hilton Rye Town Property”) to an existing partnership in which the Company owns 75 percent and Hilton owns 25 percent (the “Hilton 2 Partnership”). Simultaneously, the Hilton 2 Partnership acquired three Embassy Suites Properties—one each located in Orlando, Florida; Arlington, Virginia; and Santa Clara, California—for a purchase price of $104.5 million. At the time of acquisition/contribution, the Hilton 2 Partnership obtained term financing of $145 million, which was allocated between these five Properties. The loan bears interest at 5.95 percent per annum and matures on March 1, 2010. Payments of interest only are due monthly through maturity.

Distributions

During the quarters ended March 31, 2003 and 2002, the Company declared and paid Distributions to its stockholders of approximately $25.4 million and $15.4 million, respectively. In addition, on April 1, May 1 and June 1, 2003, the Company declared Distributions to stockholders of record on April 1, May 1 and June 1, 2003, totalling approximately $9.2 million, $9.7 million and $10.2 million, respectively, or $0.064583 per Share, which were paid by June 30, 2003. In addition, on July 1, 2003, the Company declared Distributions to stockholders of record on July 1, 2003, totalling approximately $10.7 million, of $0.064583 per Share, payable by September 30, 2003.

The Company has set its Distribution policy based on a balanced analysis of both current and long-term stabilized cash flows of its Properties and value creation. During the quarter ended March 31, 2003, Distributions paid to stockholders were greater than cash flows generated from operations. This occurred predominantly because the Company’s acquisition strategy has focused on opportunistically investing in larger portfolios, which allows the Company to obtain increased efficiencies as it invests the proceeds received from this offering. As a result, larger cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments prior to making such purchases. In addition, because many of the larger Properties that the Company is currently operating through joint ventures are undergoing or have recently been renovated, the cash distributions that the Company has received from these joint ventures are less that what is ultimately expected to be received once these Properties stabilize and obtain their projected market share. This trend is expected by management to continue at least through the remainder of 2003 as cash is invested and the renovated Properties stabilize. The reversal of this condition may be delayed if economic recovery is further delayed. During the quarter ended March 31, 2003, the Company used borrowings on its Revolving LOC to cover the Distribution shortfall.

For the quarters ended March 31, 2003 and 2002, approximately 42 percent and 41 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 58 percent and 59 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the quarters ended March 31, 2003 and 2002 were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders’ 8% Return on Invested Capital.

Redemptions

In October 1998, the Board of Directors elected to implement the Company’s redemption plan. Under the redemption plan, prior to such time, if any, as Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25 percent of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may elect, at its discretion, to redeem the Shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of Shares redeemed by the Company exceed 5 percent of the number of Shares of the Company’s outstanding Common Stock at the beginning of the 12-month period. During the quarters ended March 31, 2003 and 2002, approximately 114,000 Shares and 77,000 Shares, respectively, were redeemed at $9.20 per Share (approximately $1.1 million and $0.7 million, respectively), and retired from Shares outstanding of Common Stock.

Sources of Liquidity and Capital Resources

Equity Sales

As of March 31, 2003, net proceeds to the Company from its four prior public offerings and this offering, loan proceeds and capital contributions from the Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and organizational and offering expenses, totalled approximately $1,684.4 million. As of such date, the Company has used approximately $777.5 million of net offering proceeds and approximately $276.9 million of loan proceeds to invest in 42 hotel Properties and a parcel of land on which a hotel Property was being constructed, approximately $231.6 million to invest in seven unconsolidated subsidiaries which own 18 Properties, including three Properties on which hotels were being constructed or renovated, approximately $10.0 million to redeem 1,080 Shares of Common Stock, approximately $160.4 million to pay down the two construction lines of credit and approximately $101.4 million to pay Acquisition Fees and expenses, leaving approximately $126.6 million available for future investments.

During the period April 1, 2003 through July 10, 2003, the Company received additional net offering proceeds of approximately $238.6 million from this offering and approximately $223.7 million from Permanent Financing and borrowings under its Revolving LOC, used approximately $635.6 million to acquire 60 additional Properties, invested $15 million in securities of an operating partnership of a public REIT, and had approximately $38 million available for investment in Properties and Mortgage Loans or other permitted investments. The Company expects to use the uninvested net proceeds from this offering to purchase interests in additional Properties and, to a lesser extent, invest in Mortgage Loans or other permitted investments such as investments in other real estate companies and partnerships. Additionally, the Company intends to borrow money to acquire interests in additional Properties, to invest in Mortgage Loans and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a Revolving LOC of approximately $96.7 million as described below. A total of approximately $72.7 million was available under the Revolving LOC as of March 31, 2003. As of July 10, 2003, the Company had borrowed the remaining available balance of approximately $73 million under the Revolving LOC.

Debt Financing

The Company’s objectives and strategies with respect to long-term debt are to (i) minimize the amount of interest incurred on Permanent Financing while limiting the risk related to interest rate fluctuations through hedging activities and (ii) maintain the ability to refinance existing debt. Because some of the Company’s mortgage notes bear interest at fixed rates, changes in market interest rates during the term of such debt will not affect the Company’s operating results. The majority of the Company’s fixed rate debt arrangements allow for repayment earlier than the stated maturity date. These prepayment rights may afford the Company the opportunity to mitigate the risk of refinancing at maturity at higher rates by refinancing prior to maturity. The weighted average effective interest rate on mortgages and other notes payable was approximately 7 percent as of March 31, 2003.

The Company’s Revolving LOC is used to temporarily fund acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. The Company is able to receive cash advances of up to approximately $96.7 million until September 2006. Interest payments are due monthly with principal payments of $1,000 due at the end of each loan year. Advances under the line of credit bear interest at an annual rate of 225 basis points above 30-day LIBOR (3.6 percent as of March 31, 2003) and are collateralized by certain hotel Properties. As of March 31, 2003, the Company had approximately $24.1 million, including accrued interest of approximately $0.1 million, outstanding under the Revolving LOC.

In December 2002, the Company renegotiated its current construction loan facility, which resulted in an increased total borrowing capacity under the facility of $64 million. This construction loan facility expires in December 2005, and bears interest at a floating rate with a floor of 6.75 percent. This facility is being used to fund the construction of one hotel Property in California and another hotel Property in Florida. Another Property in Florida was constructed and opened in 2002. The outstanding construction cost of this Property remains outstanding under this loan. This facility may be used to fund the construction of other hotel Properties in the future. Approximately $21.8 million, including accrued interest of approximately $0.1 million, was outstanding under the construction loan facility as of March 31, 2003.

The Company believes that the estimated fair value of the amounts outstanding on its fixed rate mortgages and notes payable under Permanent Financing arrangements as of March 31, 2003, approximated the outstanding principal amount.

As of March 31, 2003, the Company’s fixed and variable rate debt instruments, excluding debt of unconsolidated partnerships, were as follows (in thousands):

Loan Description	Principal and Accrued Interest Balance (in thousands)	Maturity	Fixed Rate Per Year		Variable Rate	Interest Payments Due

Three Properties in Lake Buena Vista, FL	$50,348	December 2007	8.335%		—	Monthly

Seven Properties located throughout the Western

United States	84,241	July 2009	7.67	%*	—	Monthly

Property in Philadelphia, PA	31,961	December 2007	8.29%		—	Monthly

Tax Incremental Financing Note (“TIF Note”) on Property in Philadelphia, PA	8,458	June 2018	12.85	%****	—	Monthly

Portfolio of eight Marriott Properties located throughout the United States*****	9,119	November 2007	6.53%		—	Monthly

One Property located in New Jersey	31,151	December 2007	5.84%		—	Monthly

Three development Properties, one in California and two in Florida	21,806	December 2005	—		LIBOR + 275 bps***	Monthly

Line of credit**	24,077	September 2006	—		LIBOR + 225 bps	Monthly

*	Average interest rate as the loans bear interest ranging from 7.50 percent to 7.75 percent.
**	Revolving LOC.
***	The Construction LOC has an interest rate floor of 6.75 percent.
****	Tax Incremental Financing which is paid down with incremental real estate taxes resulting in an interest rate of 12.85%.
*****	The Company has $81 million in additional funds available for drawing under the terms of this loan agreement. This amount must be drawn by June 25, 2003.

For information regarding Permanent Financing arrangements entered into subsequent to March 31, 2003, see “Business—Borrowing.”

Exposure to Interest Rate Risk

The Company may be subject to interest rate risk through outstanding balances on its variable rate debt. The Company may mitigate this risk by paying down additional outstanding balances on its variable rate loans from offering proceeds, refinancing with fixed rate permanent debt or obtaining cash flow hedges should interest rates rise substantially. At March 31, 2003, approximately $45.9 million in variable rate debt was outstanding.

Management estimates that a one-percentage point increase in interest rates for the quarter ended March 31, 2003, would have resulted in additional interest costs of approximately $114,000. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of the Company’s exposure to interest rate change, it is not intended to predict future results and the Company’s actual results will likely vary.

The following is a schedule of the Company’s fixed and variable rate debt maturities as of March 31, 2003, for the remainder of 2003, each of the next four years, and thereafter (in thousands):

	Fixed Rate Mortgages Payable and Accrued Interest	Variable Rate Other Notes Payable	Total Mortgages and Other Notes Payable
2003	$3,210	$173	$3,383
2004	2,676	—	2,676
2005	3,456	21,711	25,167
2006	3,701	23,999	27,700
2007	53,954	—	53,954
Thereafter	155,150	—	155,150

	$222,147	$45,883	$268,030

Historical Cash Flows

During the quarters ended March 31, 2003 and 2002, the Company generated cash from operating activities of approximately $22.2 million and $14.7 million, respectively, and cash used in investing activities was approximately $75.6 million and $122.7 million for the quarters ended March 31, 2003 and 2002, respectively. Cash used in investing activities consists primarily of additions to hotel Properties of approximately $38.6 million and $110.2 million during the quarters ended March 31, 2003 and 2002, respectively, and investments in unconsolidated subsidiaries of approximately $21.0 million and $7.9 million during the quarters ended March 31, 2003 and 2002, respectively.

Cash provided by financing activities was approximately $123.0 million and $102.4 million for the quarters ended March 31, 2003, and 2002, respectively. Cash provided by financing activities for the quarters ended March 31, 2003 and 2002, includes the receipt of approximately $168.3 million and $74.2 million, respectively, in subscriptions from stockholders. In addition, Distributions to stockholders for the quarters ended March 31, 2003 and 2002, were approximately $25.4 million and $15.4 million, respectively (or $0.19 and $0.19 per Share, respectively).

Until Properties are acquired, or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts. This investment strategy provides high liquidity in order to facilitate the Company’s use of these funds to acquire interests in Properties. At March 31, 2003, the Company had approximately $118.7 million invested in short-term investments as compared to approximately $49.0 million at December 31, 2002. The increase in the amount invested in short-term investments was primarily attributable to proceeds received from the sale of Common Stock offset by Property acquisitions during the first quarter of 2003 and additional investments in joint ventures to acquire Properties and to fund renovation costs. These funds will be used to purchase interests in additional Properties, to make Mortgage Loans or invest in other permitted investments, to pay offering expenses and Acquisition Fees and expenses, to pay Distributions to stockholders and other Company expenses and, at management’s discretion, to create cash reserves.

Liquidity Requirements

The Company expects to meet its liquidity requirements, including payment of Offering Expenses, Property acquisitions and development, investments in Mortgage Loans and repayment of debt with proceeds from its equity offerings, advances under its Revolving LOC, cash flows from operations and refinancing of debt.

Management believes that the Company has obtained reasonably adequate insurance coverage. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against.

OTHER INFORMATION

Related Parties

Certain Directors and officers of the Company hold similar positions with the Advisor and its Affiliates, including the Managing Dealer for the Company’s equity offerings, CNL Securities Corp. These Affiliates are by contract entitled to receive fees and compensation for services provided in connection with Common Stock offerings, and the acquisition, development, management and sale of the Company’s Assets.

Amounts incurred relating to these transactions with Affiliates were as follows for the quarters ended March 31 (in thousands):

	2003	2002
CNL Securities Corp.:
Selling Commissions*	$12,662	$5,559
Marketing support fee and due diligence expense reimbursements*	842	371

	13,504	5,930

Advisor and its Affiliates:
Acquisition Fees	12,466	4,435
Development Fees	673	339
Asset Management Fees	2,343	1,381

	15,482	6,155

	$28,986	$12,085

*	The majority of these commissions, fees and reimbursements were reallowed to unaffiliated broker-dealer firms.

Of these amounts, approximately $1.2 million and $2.5 million is included in due to related parties in the accompanying consolidated balance sheets as of March 31, 2003 and December 31, 2002, respectively.

The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the quarters ended March 31 (in thousands):

	2003	2002
Stock issuance costs	$1,084	$693
General operating and administrative expenses	307	412

	$1,391	$1,105

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were approximately $16.2 million and $14.9 million at March 31, 2003 and December 31, 2002, respectively.

EMTG, LLC, a partnership in which the Company has a 31.25 percent interest, engaged Dustin/Massagli LLC, a company in which one of the Company’s Directors is president, a director and a principal stockholder, to manage its business.

In May 2002, the Company acquired a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space, for $0.3 million. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed a 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

Commitments and Contingencies

From time to time the Company may be exposed to litigation arising from the operation of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the Company’s financial condition or results of operations.

On May 13, 2003, A. Bruce Chasen filed a putative class action lawsuit in the Circuit Court of Shelby County, Tennessee, 30th Judicial District against RFS, RFS’s directors and the Company. On June 6, 2003, the complaint was amended. The amended putative class action complaint alleges, among other things, that (i) the merger consideration to be received by RFS’s shareholders is significantly less than the intrinsic value of RFS, (ii) the RFS directors breached their fiduciary duties to shareholders on a variety of grounds including failing to ascertain the true value of RFS, failing to determine whether there were any other bidders for RFS, and failing to avoid certain alleged conflicts of interest shared by members of the RFS Board and its financial advisor, (iii) the Company aided and abetted the RFS Board in connection with their breach of fiduciary duties, (iv) the RFS Board violated portions of the Tennessee Investor Protection Act, and (v) the RFS proxy statement is false and misleading. Among other things, the amended complaint seeks certification of the class action, an injunction enjoining RFS and the Company from completing the merger, monetary damages in an unspecified amount, the payment of attorney’s fees, and rescissory damages. On July 1, 2003 the Company filed an answer to the amended complaint setting forth an affirmative defense and its general denials of the allegations set forth therein. The plaintiff’s motion for a temporary restraining order for purposes of enjoining the transaction, which was argued by the plaintiff on July 8, 2003, was denied by the Circuit Court of Shelby County, Tennessee, 30th Judicial District on said date. Based upon the information currently available to the Company, the Company believes the allegations contained in the amended complaint are without merit and intends to vigorously defend the action.

As of July 10, 2003, the Company had commitments to (i) acquire one hotel Property for an anticipated purchase price of approximately $55.6 million, (ii) construct or complete construction on two Properties, with an estimated cost of approximately $64 million and (iii) fund the remaining total of approximately $2.9 million for property improvements in one existing partnership. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. The acquisition of additional Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Revolving LOC and Permanent Financing.

The Company has entered into an agreement whereby if certain conditions are met, the leases with respect to nine Properties currently leased to third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the Company does not assume these leases by the deadline, the Company has agreed to return approximately $3 million in security deposits it holds on three of the Properties. If these conditions are met and the Company does assume these leases, the Company will not be obligated to pay any additional consideration for the leasehold position and the manager will be allowed to participate, through incentive fees, in any additional earnings above what would otherwise be the minimum rent. Additionally, if the conditions are met and the Company assumes these leases, it would be released from its current obligation to return the security deposits it holds on these three Properties.

In addition to its commitments to lenders under its loan agreements and obligations to fund Property acquisitions and development, the Company is a party to certain contracts which may result in future obligations to third parties. See description of obligations below.

The following table represents the Company’s contractual cash obligations and related payment periods as of March 31, 2003:

Contractual Cash Obligations	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Mortgages and other notes payable (including Revolving LOC and other liabilities)	$3,383	$27,843	$81,654	$155,150	$268,030
Refundable tenant security Deposits	—	—	—	12,883	12,883

Total	$3,383	$27,843	$81,654	$168,033	$280,913

Refundable Tenant Security Deposits—The Company is obligated to return security deposits to unrelated third-party tenants at the end of the lease terms in accordance with the lease agreements. The Company has recorded a liability for such security deposits totalling approximately $12.9 million as of March 31, 2003.

The following table represents the Company’s future potential commitments, contingencies and guarantees, which can be assigned a monetary value, and the related estimated expiration periods as of March 31, 2003:

Commitments and Contingencies and Guarantees	Less than 1 Year	2-3 Years	4-5 Years	Thereafter	Total
Guarantee of unsecured promissory note of unconsolidated subsidiary	$—	$2,583	$—	$—	$2,583
Earnout provision	—	2,472	—	—	2,472
Marriott put option	—	—	—	11,050	11,050
Irrevocable letter of credit	—	—	—	775	775
Pending investments	227,100	—	—	—	227,100

Total	$227,100	$5,055	$—	$11,825	$243,980

The Company does not anticipate being required to fund any of the potential commitments in the above table, with the exception of the pending investments, which are subject to the completion of due diligence procedures and other factors. The following paragraphs briefly describe the nature of some of the above commitments and contractual cash obligations.

Guarantee of Debt on Behalf of Unconsolidated Subsidiaries—The Company has severally guaranteed 16.67% of a $15.5 million note payable on behalf of a subsidiary of CNL Plaza, Ltd. The maximum obligation to the Company is approximately $2.6 million, plus interest. Interest accrues at a rate of LIBOR plus 200 basis point per annum on the unpaid principal amount. This guarantee shall continue through the loan maturity in November 2004.

Guarantee of Other Obligations on Behalf of Unconsolidated Subsidiaries—The Company has generally guaranteed, in connection with loans to certain unconsolidated subsidiaries, the payment of certain obligations that may arise out of fraud or misconduct of the subsidiary borrower. This guarantee will be in effect until the loans have been paid in full.

Earnout Provisions on Property Acquisitions—The Company is currently subject to earnout provisions on two of its Properties, whereby if the operating performance of the two Properties exceeds a certain predefined threshold, additional consideration will be due to the prior owner. The earnout provision will terminate on May 31, 2004, at which time the Company will have no further liability. The maximum amount of consideration that the Company may be obligated to pay is approximately $2.5 million.

Marriott Put Option—Marriott has the right on certain partnerships with the Company to require the Company to buy-out a portion of Marriott’s ownership. These rights are available if certain predefined operating results are obtained. Should such conditions be met, the Company may be obligated to buy interests valued at approximately $11.1 million.

Irrevocable Letter of Credit—The Company has obtained an irrevocable letter of credit for the benefit of a lender in the amount of $0.8 million. The letter of credit is automatically extended each fiscal year until November 10, 2007.

Pending Investments—As of March 31, 2003, the Company had commitments to acquire and develop three hotel Properties for an anticipated aggregate purchase price of approximately $227 million.

As of July 10, 2003, the Company had a commitment to acquire one Property for an anticipated purchase price of approximately $55.6 million.

Credit Enhancements

The Company benefits from various types of credit enhancements that have been provided by the managers of many of its hotel Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries. All of the credit enhancements are subject to expiration, or “burn-off” provisions over time. There is no guarantee that the Company will continue to be able to obtain credit enhancements in the future. As a result of the events of September 11, 2001 and a general downturn in the overall economy, the Company’s net earnings and cash flows were substantially enhanced by these credit features. To the extent that this trend continues and current credit enhancements are fully utilized or expire, the Company’s results of operations and its ability to pay Distributions to stockholders may be adversely affected. The following are summaries of the various types of credit enhancements that the Company benefits from:

Limited Rent Guarantees—Limited rent guarantees (“LRG”) are provided by hotel managers to the Company for Properties which the Company leases on a triple-net basis to unrelated third-party tenants. These credit enhancements guarantee the full, complete and timely payment of rental payments to the Company. The expiration of LRGs may result in the inability of the Company to collect rent from its third-party tenants. The following table summarizes the amounts and utilization of the LRGs which benefit the Company (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of LRG available as of December 31, 2002	$1,327	$—
Utilization during quarter ended March 31, 2003	(224)	—

Amount of LRG available as of March 31, 2003	$1,103	$—

Threshold Guarantees—Threshold guarantees (“TG”) are provided by third-party hotel managers to the Company in order to guarantee a certain minimum return for each of the Properties covered by the TG. Funding under these guarantees is either recognized as other income, as a reduction in base management fees or as liabilities by the Company, depending upon whether the funded amounts maybe required to be repaid by the Company in the future. The expiration of TGs may result in a reduction of other income and cash flows derived from these Properties in future operating periods. The following table summarizes the amounts and utilization of the Company’s TGs (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of TG available as of December 31, 2002	$37,515	$—
Utilization during quarter ended March 31, 2003	(5,083)	—

Amount of TG available as of March 31, 2003	$32,432	$—

During the quarters ended March 31, 2003 and 2002, the Company has recognized approximately $2.7 million and $0, respectively, in other income, approximately $0.5 million and $0, respectively, as a reduction in base management fees and has not recorded any liabilities related to funding under its TG’s. On ten of the Company’s Properties, the guarantee funding is treated like LRG funding until the leases for these Properties are assumed by the Company. Until that time, TG funding for these Properties is funded directly to third party tenants of these Properties, which in turn allows them to make periodic rental payments as discussed above. There is no guarantee that the Company will assume the leases for these ten Properties. The amount of rental income from operating leases related to TG funding for these Properties was approximately $2.2 million during the quarter ended March 31, 2003.

Liquidity Facility Loans—Liquidity Facility Loans (“LFL”) are provided by hotel managers to the Company in order to guarantee a certain minimum return for each of the Properties covered by the LFL. Funding under LFLs is recognized as a liability by the Company and its unconsolidated subsidiaries because in the future the Company may be required to repay amounts funded. The expiration of LFLs for the Company’s Properties may result in a reduction in cash flows derived from these Properties. The following table summarizes the amounts and utilization of the Company’s LFLs (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of LFL available as of December 31, 2002	$4,538	$40,645
Utilization during quarter ended March 31, 2003	(976)	(12,098)

Amount of LFL available as of March 31, 2003	$3,562	$28,547

As of March 31, 2003 and December 31, 2002, the Company had liabilities of approximately $6.9 million and $5.6 million, respectively, and the Company’s unconsolidated subsidiaries had liabilities of approximately $36.0 million and $23.9 million, respectively, from LFL fundings. The repayment of these liabilities is out of operating cash flow in excess of minimum returns to the Company.

Senior Loan Guarantees—Senior loan guarantees (“SLG”) are provided by hotel managers to the Company in order to guarantee the payment of senior debt service for each of the Properties covered by the SLG. Funding under SLGs is recognized as a liability by the Company and its unconsolidated subsidiaries because in the future the Company may be required to repay the amounts funded. The expiration of SLGs from Properties owned directly by the Company or through unconsolidated subsidiaries may result in a decrease in the cash distributions that the Company receives from such subsidiaries and may affect the Company’s ability to pay debt service. The following table summarizes the amounts and utilization of the Company’s SLGs (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of SLG available as of December 31, 2002	$—	$26,480
Utilization during quarter ended March 31, 2003	—	(1,971)

Amount of SLG available as of March 31, 2003	$—	$24,509

As of March 31, 2003 and December 31, 2002, the Company’s unconsolidated subsidiaries had liabilities of approximately $10.5 million and $8.5 million, respectively, from SLG funding.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. The purpose of consolidating variable interest entities is to provide more complete information about the resources, obligations, risks and opportunities of the consolidated company. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003. As of March 31, 2003, the Company was evaluating the effect of FIN 46. Under the terms of some or all of the Company’s unconsolidated subsidiaries’ formation agreements, the Company is required to fund it’s pro rata share of losses of these entities in order to maintain its current ownership share. The Company has also guaranteed a portion of the debt on CNL Plaza, Ltd. (see Note 10, “Commitments and Contingencies”). These or other variable interests could result in the consolidation of one or more unconsolidated subsidiaries discussed in Note 3, “Investments in Unconsolidated Subsidiaries” upon implementation of FIN 46.

In May, 2003 the Financial Accounting Standard Board (“FASB”) issued FASB statement No. 150 (“FASB 150”)- “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” FASB 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FASB 150 will require issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. Some of the examples of financial instruments covered by FASB 150 include shares that are mandatorily redeemable, and other financial instruments that embody an obligation to repurchase outstanding shares or a conditional obligation that requires settlement by issuing a variable number of the entity’s shares. FASB 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of non-public entities which are subject to its provisions for the first fiscal period beginning after December 15, 2003.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following information updates the corresponding information beginning on page 112 of the Prospectus.

Effective as of May 1, 2003, James M. Seneff, Jr. resigned as co-Chief Executive Officer of the Company. Mr. Seneff continues to serve as Chairman of the Board of the Company and co-Chief Executive Officer and Chairman of the Board of the Advisor. In addition, effective May 1, 2003, Thomas J. Hutchison III, who previously served as co-Chief Executive Officer, was appointed sole Chief Executive Officer of the Company.

On June 27, 2003, at the Company’s annual meeting of stockholders, Robert A. Bourne was re-appointed a director of the Company and resumed the position of Vice Chairman of the Board of Directors. Matthew W. Kaplan’s term as an Independent Director of the Company’s Board expired upon the completion of the elections.

CERTAIN TRANSACTIONS

The following information should be read in conjunction with the “Certain Transactions” section beginning on page 120 of the Prospectus.

The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. During the period January 1, 2003 through July 10, 2003, the Company incurred approximately $31.5 million of such fees in connection with its 2002 Offering and this offering, the majority of which has been paid by CNL Securities Corp. as commissions to other broker-dealers.

In addition, the Managing Dealer is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2000 Offering and the 2002 Offering, a portion of which may be reallowed to other broker-dealers. For the period January 1, 2003 through July 10, 2003, the Company incurred approximately $2.1 million of such fees in connection with its 2002 Offering and this offering, the majority of which has been reallowed to other broker-dealers.

The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties. However, no Acquisition Fees will be paid on loan proceeds from the Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. For the period January 1, 2003 through July 10, 2003, the Company incurred approximately $19 million of such fees in connection with its 2002 Offering and this offering. Additionally, for the period January 1, 2003 through July 10, 2003, the Company incurred Acquisition Fees totalling approximately $31.7 million as the result of Permanent Financing used to acquire certain Properties.

CNL Hotel Development Company, a subsidiary of the Advisor, is entitled to receive fees in connection with the development, construction, or renovation of certain Properties, generally equal to 4% to 5% of anticipated project costs. During the quarter ended March 31, 2003, the Company incurred approximately $0.7 million of such fees. Such fees are included in land, buildings and equipment on operating leases and investment in unconsolidated subsidiaries in the accompanying consolidated balance sheet included in Financial Information commencing on page F-1.

The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company’s Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarter ended March 31, 2003, the Company incurred approximately $2.3 million of such fees.

The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. During the quarter ended March 31, 2003, the Company’s Operating Expenses did not exceed the Expense Cap.

The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the quarter ended March 31, 2003, the Company incurred a total of approximately $1.4 million for these services, approximately $1.1 million of such costs representing stock issuance costs and approximately $.3 million representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank at July 10, 2003 was approximately $20.1 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

DISTRIBUTION POLICY

The following information updates and replaces the table and footnotes on page 131 of the Prospectus.

DISTRIBUTIONS

The following table presents total Distributions declared and Distributions per Share:

	Quarter
	First	Second	Third	Fourth	Year
2003:
Total Distributions declared	$25,396,000	$28,784,904
Distributions per Share	0.194	0.194
2002:
Total Distributions declared	$15,431,508	$17,058,036	$19,321,343	$22,404,860	$74,217,458
Distributions per Share	0.194	0.194	0.194	0.194	0.775
2001:
Total Distributions declared	$9,772,721	$11,256,998	$13,036,969	$14,342,972	$48,409,660
Distributions per Share	0.191	0.191	0.194	0.194	0.770
2000:
Total Distributions declared	$5,522,124	$6,414,210	$7,533,536	$8,612,405	$28,082,275
Distributions per Share	0.181	0.181	0.188	0.188	0.738
1999:
Total Distributions declared	$998,652	$2,053,964	$3,278,456	$4,434,809	$10,765,881
Distributions per Share	0.175	0.181	0.181	0.181	0.718
1998:
Total Distributions declared	$101,356	$155,730	$362,045	$549,014	$1,168,145
Distributions per Share	0.075	0.075	0.142	0.175	0.467

(1)	In July 2003, the Company declared Distributions totalling $10,747,413 (representing $0.06458 per Share), payable by September 30, 2003. Distributions for the 12-month period ended June 30, 2003 represent an historical return of 7.75%.

(2)	For the quarter ended March 31, 2003 and the years ended December 31, 2002, 2001, 2000, 1999 and 1998, approximately 42%, 51%, 52%, 63%, 75% and 76%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 58%, 49%, 48%, 37%, 25% and 24%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders’ 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 2002, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the quarter ended March 31, 2003, may not be indicative of the results that may be expected for the year ending December 31, 2003.

(3)	Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 75%, 79%, 60%, 26%, 30% and 18% of cash distributions for the quarter ended March 31, 2003 and the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively, represent a return of capital in accordance with generally accepted accounting principles (“GAAP”). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders’ 8% Return.

(4)	Distributions declared and paid for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, represent historical distribution rates of 7.75%, 7.70%, 7.38%, 7.18% and 4.67%, respectively, of Invested Capital.

SUMMARY OF THE

ARTICLES OF INCORPORATION AND BYLAWS

At the Company’s June 27, 2003 annual meeting, the stockholders approved amendments to the Company’s Articles of Incorporation. Accordingly, the following section updates and replaces the “Summary of the Articles of Incorporation and Bylaws — Restriction of Ownership” section beginning on page 136 of the Prospectus.

RESTRICTION OF OWNERSHIP

To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See “Federal Income Tax Considerations — Taxation of the Company.”

To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the “Ownership Limit”). It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock. However, the Articles of Incorporation generally provide that the Board of Directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the Board of Directors, may, in its sole discretion, waive the application of certain transfer restrictions or the Ownership Limit to a Person if the Board of Directors determines that such Person’s ownership of Common Stock and/or Preferred Stock will not jeopardize the Company’s status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT under the Code.

Subject to the Board’s ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of the Company’s Common Stock or Preferred Stock or other events that would create a direct or indirect ownership of such stock that would (i) violate the Ownership Limit; (ii) result in the Company’s disqualification as a REIT under the Code, including any transfer that results in: (a) the Company’s Common Stock and/or Preferred Stock being owned by fewer than 100 Persons, or (b) the Company being “closely held” within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize the Company’s status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or “prohibited owner”) shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of the Company’s excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by the Company. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a Person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of: (i) the proceeds of the sale; (ii) the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or (iii) the pro rata amount of the prohibited owner’s initial capital investment in the Company properly allocated to such shares of excess stock.

All dividends and other distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, the Company has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of the Company’s stock on the date the Company exercises its option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the Articles of Incorporation.

For purposes of the Articles of Incorporation, the term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) the Advisor during the period ending on December 31, 1997, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the initial purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by the Advisor or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF STOCKHOLDERS

Taxable Domestic Stockholders.

The following paragraph is inserted following the fifth paragraph under the heading “Federal Income Tax Considerations — Taxation of Stockholders — Taxable Domestic Stockholders” on page 145 of the Prospectus.

Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and “qualified dividend income” to 15%. Capital gains on sales of Company Shares by individuals and “capital gain” dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by the Company will be treated as “qualified dividend income” and eligible for the 15% maximum rate only to the extent attributable to taxable income of the Company on which a corporate level tax has been imposed, e.g. dividend income received by the Company from a non-REIT U.S. “C”-corporation including a TRS, income of the Company subject to a “built-in-gains” tax in the prior taxable year (net of the taxes paid by the Company on such income), and taxable income retained by the Company in the prior taxable year (net of the taxes paid by the Company on such income). Generally the Company does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes.

EXPERTS

The following paragraph is inserted following the first paragraph under the heading “Experts” on page 157 of the Prospectus.

The financial statements of RFS Hotel Investors, Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, and the financial statements of RFS Partnership, L.P. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, included in this Prospectus Supplement, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

DEFINITIONS

The amendments to the Company’s Articles of Incorporation which were approved by the stockholders at the annual meeting on June 27, 2003 included amendments to the definitions. Accordingly, the following definitions replace their corresponding definitions beginning on page 158 of the “Definitions” section of the Prospectus.

“Line of Credit” means one or more lines of credit in an aggregate amount up to $350,000,000 (or such greater amount as shall be approved by the Board of Directors), the proceeds of which will be used to acquire Properties and make Mortgage Loans and for any other authorized purpose. The Line of Credit may be in addition to any Permanent Financing.

“Properties” means interests in (i) the real properties, including the buildings located thereon and including Equipment; (ii) the real properties only, or (iii) the buildings only; any of which are acquired by the Company, either directly or indirectly through joint ventures, partnerships, or other legal entities.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

Page
Pro Forma Consolidated Financial Information (unaudited):

Pro Forma Consolidated Balance Sheet as of March 31, 2003	F-3

Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2003	F-4

Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002	F-5

Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2003 and the year ended December 31, 2002	F-6

Interim Unaudited Condensed Consolidated Financial Statements:

Condensed Consolidated Balance Sheets as of March 31, 2003 and December 31, 2002	F-15

Condensed Consolidated Statements of Earnings for the quarters ended March 31, 2003 and 2002	F-16

Condensed Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the quarter ended March 31, 2003 and the year ended December 31, 2002	F-17

Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 2003 and 2002	F-19

Notes to Condensed Consolidated Financial Statements for the quarters ended March 31, 2003 and 2002	F-21

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Statements of Earnings of CNL Hospitality Properties, Inc. and its subsidiaries (the “Company” or “CHP”) for the quarter ended March 31, 2003 and the year ended December 31, 2002, and the Unaudited Pro Forma Consolidated Balance Sheet of the Company as of March 31, 2003 (together with the Unaudited Pro Forma Consolidated Statements of Earnings, the “Pro Forma Consolidated Financial Statements”), have been prepared to illustrate the estimated effect of acquiring RFS Hotel Investors, Inc. (“RFS”) (hereinafter referred to as the “RFS Transaction”) and other recent or probable transactions, more fully discussed below. The Pro Forma Consolidated Financial Statements do not reflect any anticipated cost savings from the RFS Transaction, any interest savings from any refinancing of long-term obligations or any synergies that are anticipated to result from the transaction, and there can be no assurance that any such savings or synergies will occur. The Unaudited Pro Forma Consolidated Balance Sheet has been adjusted to give effect to the RFS Transaction as if it had occurred on March 31, 2003, and the Unaudited Pro Forma Consolidated Statement of Earnings has been adjusted to give pro forma effect to the transaction as if it had occurred on January 1, 2002. The pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes are reasonable. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. Consequently, the amounts reflected in the Pro Forma Consolidated Financial Statements are subject to change, and the final amounts may differ substantially. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Prospectus and the separate historical condensed consolidated financial information of RFS included in “Other Financial Information” in this supplement.

The Unaudited Pro Forma Consolidated Balance Sheet of the Company as of March 31, 2003, also gives effect to (i) the receipt of approximately $235.6 million in gross offering proceeds from the sale of approximately 23.6 million additional shares for the period April 1, 2003 through July 1, 2003, and the assumption of additional borrowings in the amount of approximately $160.9 million for the period April 1, 2003 through July 1, 2003, and (ii) the application of such funds to (a) complete the RFS Transaction (described above) (b) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (c) purchase three Properties, and (d) invest in convertible preferred partnership units of Hersha Hospitality Limited Partnership, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2003 has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on March 31, 2003. These adjustments have been included in the column entitled “Other Pro Forma Adjustments” on the accompanying Unaudited Pro Forma Consolidated Balance Sheet.

The Unaudited Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2003 and the year ended December 31, 2002, also includes the historical operating results of the RFS Transaction, the other Properties acquired and the yield on the convertible preferred partnership units described in (ii)(d) above, as well as the historical operating results of the Properties acquired by the Company prior to March 31, 2003 from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2002, to (B) the earlier of (1) the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the “Pro Forma Period”). These adjustments have been included in the column entitled “Other Pro Forma Adjustments” on the accompanying Unaudited Pro Forma Consolidated Statement of Earnings.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2003

(in thousands except per share data)

	Historical CHP March 31, 2003	Historical RFS March 31, 2003	RFS Transaction Adjustments		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Proforma March 31, 2003
Hotel properties, net of depreciation	$950,930	$592,233	$125,057	(a)	$1,668,220	$252,020	(g)	$1,920,240
Investments in unconsolidated subs.	301,740	—	—		301,740	—		301,740
Investments	—	—	—		—	25,000	(i)	25,000
Cash and cash equivalents	118,686	3,048	(25,246)	(a,b)	96,488	(94,538)	(g,h,i,	1,950
Restricted cash	19,440	5,363	—		24,803	—	j)	24,803
Receivables	10,325	5,519	—		15,844	—		15,844
Due from related parties	2,716	—	—		2,716	—		2,716
Prepaid expenses and other assets	28,790	4,069	(12,136)	(e)	20,723	(12,245)	(g)	8,478
Loan cost, net of amortization	6,441	8,328	18,674	(f)	33,443	—		33,443
Deferred income taxes	—	26,827	—		26,827	—		26,827

	$1,439,068	$645,387	$106,349		$2,190,804	$170,237		$2,361,041

Mortgages payable and accrued interest	$206,820	$279,802	$189,218	(d)	$675,840	$160,930	(h)	$836,770
Other notes payable	30,264	—	—		30,264	—		30,264
Line of credit	24,077	24,800	17,925	(d)	66,802	—		66,802
Other liabilities	6,869	—	—		6,869	—		6,869
Accounts payable and accrued expenses	11,586	20,181	11,836	(a)	43,603	—		43,603
Distributions payable	98	—	—		98	—		98
Due to related parties	1,202	—	—		1,202	—		1,202
Security deposits	12,886	—	—		12,886	—		12,886
Rents paid in advance	1,609	—	—		1,609	—		1,609

Total liabilities	295,411	324,783	218,979		839,173	160,930		1,000,103

Minority interest	—	27,473	(25,847)	(b)	1,626	—		1,626

Commitments and contingencies	—	—	—		—	—		—
Stockholders’ equity
Preferred stock, without par value.
Auth. and unissued 3,000 shares	—	—	—		—	—		—
Excess shares. $.01 par value per share.
Auth. and unissued 63,000 shares	—	—	—		—	—		—
Common stock $.01 par value per share.
Authorized 450,000; issued 167,197; outstanding 166,311 shares, as adjusted	1,427	291	(65)	(c)	1,653	10	(j)	1,663
Capital in excess of par value	1,265,632	408,712	(202,590)	(c)	1,471,754	9,297	(j)	1,481,051
Accumulated distributions in excess of net earnings	(117,325)	(107,772)	107,772	(c)	(117,325)	—		(117,325)
Accumulated other comprehensive loss	(4,287)		—		(4,287)	—		(4,287)
Minority interest distributions in excess of contributions and and accumulated earnings	(1,790)		—		(1,790)	—		(1,790)
Treasury stock, at cost, 0 shares, as adjusted	—	(8,100)	8,100	(c)	—	—		—

Total stockholders’ equity	1,143,657	293,131	(86,783)		1,350,005	9,307		1,359,312

	$1,439,068	$645,387	$106,349		$2,190,804	$170,237		$2,361,041

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

FOR THE QUARTER ENDED MARCH 31, 2003

(in thousands except per share data)

	Historical CHP March 31, 2003	Historical RFS March 31, 2003	RFS Transaction Adjustments		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Pro forma March 31, 2003
Revenues:
Hotel revenue	$38,281	$43,943	$—		$82,224	$13,636	(5)	$95,860
Rental income	7,816	628	—		8,444	—		8,444
FF&E reserve income	861	—	—		861	—		861
Interest and other income	3,193	39	—		3,232	656	(12)	3,888

	50,151	44,610	—		94,761	14,292		109,053

Expenses:
Hotel expenses	26,157	28,198	—		54,355	12,447	(5)	66,802
Interest and amortization of loan costs	4,953	7,021	3,713	(2)	15,687	2,905	(7)	18,592
General and administrative	1,778	4,653	—		6,431	—		6,431
Asset management fees	2,343	—	1,076	(4)	3,419	285	(4)	3,704
Depreciation and amortization	8,337	7,521	(316)	(3)	15,542	1,506	(6)	17,048

	43,568	47,393	4,473		95,434	17,143		112,577

Earnings before equity in loss of unconsolidated subsidiaries and minority interest and other	6,583	(2,783)	(4,473)		(673)	(2,851)		(3,524)
Equity in loss of unconsolidated subsidiaries	(89)	—	—		(89)	(273)	(9)	(362)
Minority interest	(57)	140	(140)	(14)	(57)	—		(57)
Benefit from taxes	—	997	—		997	—		997

Income (loss) from continuing operations	$6,437	$(1,646)	$(4,613)		$178	$(3,124)		$(2,946)

Earnings (loss) per share from continuing operations (8)
Basic	$0.05				$0.01			$(0.02)
Diluted	$0.05				$0.01			$(0.02)
Weighted average shares outstanding (8)
Basic	133,837				156,389			157,401
Diluted	133,837				156,389			157,401

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2002

(in thousands except per share data)

	Historical CHP 2002	Historical RFS 2002	RFS Transaction Adjustments		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Proforma 2002
Revenues:
Hotel revenue	$101,005	$193,258	$—		$294,263	$80,260	(5)	$374,523
Rental income	37,341	5,229	—		42,570	(5,989)	(5)	36,581
FF&E reserve income	4,236	—	—		4,236	—		4,236
Interest and other income	13,826	411	—		14,237	2,625	(12)	16,862

	156,408	198,898	—		355,306	76,896		432,202

Expenses:
Hotel expenses	65,601	130,421	—		196,022	66,677	(5)	262,699
Interest and amortization of loan costs	18,330	27,101	15,370	(2)	60,801	11,747	(7)	72,548
General and administrative	5,667	4,211	—		9,878	—		9,878
Asset management fees	6,696	—	4,264	(4)	10,960	4,219	(4)	15,179
Depreciation and amortization	27,876	29,812	(1,257)	(3)	56,431	9,542	(6)	65,973

	124,170	191,545	18,377		334,092	92,185		426,277

Earnings before equity in loss of unconsolidated subsidiaries and minority interest and other	32,238	7,353	(18,377)		21,214	(15,289)		5,925
Equity in loss of unconsolidated subsidiaries	(16,164)	—	—		(16,164)	6,441	(9, 10,11)	(9,723)
Minority interest	(264)	654	(654)	(14)	(264)	—		(264)
Benefit from taxes	—	1,096	—		1,096	—		1,096
Debt extinguishments and swap termination costs	—	(10,122)	6,900	(13)	(3,222)	—		(3,222)

Income (loss) from continuing operations	$15,810	$(1,019)	$(12,131)		$2,660	$(8,848)		$(6,188)

Earnings (loss) per share from continuing operations (8)
Basic	$0.16				$0.06			$(0.05)
Diluted	$0.16				$0.06			$(0.05)
Weighted average shares outstanding (8)
Basic	97,874				119,247			137,257
Diluted	97,874				119,247			137,257

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	The estimated cash paid in connection with the transcation and preliminary adjustments to the historical book value of RFS as a result of the RFS Transaction are as follows (in thousands):

Historical book value of RFS net assets acquired	$293,131
Adjustments to net assets:
Termination and severance liability	(11,836)
Initial investment in RFS by the Company	12,350
Write off of deferred loan cost related to bonds and loan facilities	(6,500)

Adjusted net assets acquired	$287,145

Cash consideration for RFS Transaction including transaction costs and initial separate investment (from Note (b))	$415,764
Less: Portion of cash consideration related to acquisition of minority interest OP units	(25,847)
Less: Adjusted net assets acquired	(287,145)

Net cash paid in excess of net assets acquired	$102,772

Preliminary allocation of cash paid in excess of net assets acquired:
Increase in hotel properties	$102,772
Allocation of acquisition fees to hotel properties from other assets	22,285

Total	$125,057

The Company made an initial investment in RFS of approximately $12.4 million whereby RFS issued one million new shares for a purchase price of $12.35 per share. Severance and termination costs, estimated to be approximately $11.8 million, have been reflected as a liability in the accompanying Unaudited Pro Forma Consolidated Balance Sheet.

(b)	Reflects the sources and uses of funds for the RFS Transaction, assuming the transaction occurred and the Company’s common stock was issued on March 31, 2003 (in thousands):

Sources of funds:
Gross proceeds from current offering	$225,516
Less: Estimated stock issuance costs (including $10,149 in acquisition fees which have been recorded as other assets)	(29,317)
Use of existing cash	37,596
Draw on existing revolving line of credit	42,725
Permanent financing obtained **	189,218

Total sources of funds	$465,738

Uses of funds:
Cash consideration for RFS Transaction *	$395,322
Repayment of loan facility	24,800
Estimated transaction costs	20,442
Payment of loan costs and debt acquisition fees	25,174

Total uses of funds	$465,738

*	This amount includes the initial separate investment of approximately $12.4 million as discussed in Note (a) above and the acquisition of approximately $25.8 million in minority interest operating partnership (“OP”) units.

**	The RFS Transaction will initially be financed with proceeds from a bridge loan which will be refinanced with proceeds from the issuance of debt securities. The interest cost under the bridge loan is not expected to be materially greater than the interest cost for the permanent debt security financing.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(c)	The adjustments to stockholders’ equity as a result of the RFS Transaction are as follows (amounts in thousands):

Common Stock:
Elimination of RFS’s common stock	$(291)
Assumed sale of the Company’s common stock in connection with the RFS Transaction	226

Total	$(65)

Capital in Excess of Par Value:
Elimination of RFS’s capital in excess of par value	$(408,712)
Payment of stock issuance costs from the assumed sale of the Company’s common stock	(19,168)
Assumed sale of the Company’s common stock in connection with the RFS Transaction	225,290

Total	$(202,590)

Accumulated Distributions in Excess of Earnings:
Elimination of RFS’s pre-business combination distributions and earnings	$107,772

Treasury Stock:
Elimination of RFS’s treasury stock	$8,100

(d)	In connection with the RFS Transaction, the Company will repay a loan facility of approximately $24.8 million which appears on the historical RFS balance sheet as of March 31, 2003. Additionally, the Company will obtain new permanent financing totaling approximately $189.2 million in connection with the transaction. As a result, certain RFS historical loan costs will be written off and new loan costs will be incurred by the Company. The Unaudited Pro Forma Consolidated Balance Sheet also reflects the Company drawing approximately $42.7 million on its revolving line of credit. The following is a summary of adjustments related to the RFS Transaction which have been included on the accompanying Unaudited Pro Forma Consolidated Balance Sheet (in thousands):

Adjustment to mortgage loans and accrued interest:
Proceeds from permanent financing	$189,218

Adjustment to line of credit:
Repayment of RFS loan facility	$(24,800)
Draw on existing line of credit	42,725

Total adjustment	$17,925

(e)	Reflects additional acquisition fees from the sale of the Company’s common stock and the allocation of such acquisition fees to hotel properties (building and equipment only). These fees are capitalized and amortized over 36 years, the estimated weighted average useful life of the Company’s hotel properties. The following table summarized these adjustments (in thousands):

Adjustments to prepaid expenses and other assets:
Increase due to acquisition fees on the sale of the Company’s stock as reflected in Note (a)	$10,149
Acquisition fees allocated to hotel properties	(22,285)

Total change in prepaid expenses and other assets	$(12,136)

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(f)	Reflects the write-off of loan costs relating to the loan facility that will be repaid and new loan costs that will be incurred by the Company as a result of acquiring new permanent financing. Adjustments are also shown for debt acquisition fees of approximately $21.2 million that will be incurred by the Company in connection with permanent financing. Debt acquisition fees will become payable to the Advisor of the Company immediately upon the closing of the transaction. The following is a summary of adjustments to loan costs in the accompanying Unaudited Pro Forma Consolidated Balance Sheet (in thousands):

Adjustments to loan costs:
Write off of existing loan costs related to repaid loan facility	$(6,500)
Additional loan costs in connection with new permanent financing	3,928
Debt acquisition fees paid to Advisor in connection with permanent financing	21,246

Total change in loan costs	$18,674

(g)	Represents the use of cash and cash equivalents to reflect the purchase of three properties for approximately $237 million (which includes closing costs of approximately $2.4 million and acquisition fees and costs of approximately $12.7 million, which had been recorded as other assets as of March 31, 2003 and have been reclassified to land, buildings and equipment). Total cash paid is shown net of approximately $79.3 million which represents mortgages on the property that were or will be assumed or will be obtained by the Company. The following is a summary of the Properties acquired (in thousands):

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investments	Total
New Orleans Grande New Orleans, LA	$92,500	$5,883	$98,383
Doubletree Plano, TX	55,550	3,533	59,083
Seattle Waterfront Marriott Seattle, WA	88,900	5,654	94,554

Total	$236,950	$15,070	$252,020

The New Orleans Grande was immediately converted to a JW Marriott brand. The Doubletree Plano is expected to be immediately converted to a Marriott brand.

(h)	Represents permanent financing of approximately $81.6 million obtained on eight properties acquired during 2002 and the assumption of two existing loans of approximately $79.3 million which was or is expected to be assumed by the Company.

(i)	Represents the Company’s $15.0 million investment and commitment to invest up to an additional $10.0 million in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

(j)	Represents gross proceeds of approximately $10.1 million from the sale of approximately 1.0 million shares in addition to the shares reflected in Note (c) and the payment of approximately $0.5 million for related acquisition fees (4.5% of gross proceeds) which are reflected as other assets, selling commissions of approximately $0.8 million (7.5% of gross proceeds) and marketing support fees of approximately $0.1 million (0.5% of proceeds) which have been netted against stockholders’ equity.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings:

(1)	The Unaudited Pro Forma Consolidated Statement of Earnings assumes that the RFS Transaction occurred on January 1, 2002. For purposes of the Unaudited Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2003 and the year ended December 31, 2002, the Company’s historical statement of earnings for the quarter ended March 31, 2003 and the year ended December 31, 2002 was combined with RFS’s historical statement of earnings for the quarter ended March 31, 2003 and the year ended December 31, 2002.

(2)	Reflects reduction in interest and loan cost amortization expense resulting from the repayment of a loan facility of approximately $7.0 million which is included on the RFS historical balance sheet. Additionally, reflects interest due to the Company’s drawing of approximately $42.7 million on its revolving line of credit and the acquisition of approximately $189.2 million in new permanent financing by the Company, including estimated debt acquisition costs. The following is a summary of the interest expense adjustment calculation for the year ended December 31, 2002 (in thousands):

	Balance	Estimated Rate	Estimated Annual Interest
Additional interest and loan cost amortization as a result of RFS Transaction:
Acquisition of permanent financing *	$189,218	5.82%	$11,012
Draw on existing line of credit	42,725	3.63%	1,551
Estimated annual loan cost amortization (including debt acquisition fees) ($25,174 for 6 years)			4,196

Total estimated additional expenses			16,759

Reduction in interest and loan cost amortization as a result of repayment of the loan facility	6,950	3.32%	231
Estimated annual loan cost amortization ($6,949 for 6 years)			1,158

Total estimated expense reduction			1,389

Net increase in interest and loan cost amortization under new debt structure			$15,370

*	Blended estimated interest rate.

In the event that interest rates on floating rate debt increase by one-eight of one percent, the pro forma adjustment for interest expense would increase by approximately $0.3 million.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

The following is a summary of the interest expense adjustment calculation for the quarter ended March 31, 2003 (in thousands):

	Balance	Estimated Rate	Estimated Annual Interest

Additional interest and loan cost amortization as a result of RFS Transaction:
Acquisition of permanent financing *	$189,218	5.82%	$2,753
Draw on existing line of credit	42,725	3.63%	388
Estimated annual loan cost amortization (including debt acquisition fees) ($25,174 for 6 years)			1,049

Total estimated additional expenses			4,190

Reduction in interest and loan cost amortization as a result of repayment of the loan facility	24,800	3.32%	206
Estimated annual loan cost amortization ($6,949 for 6 years)			271

Total estimated expense reduction			477

Net increase in interest and loan cost amortization under new debt structure			$3,713

*	Blended interest rate.

In the event that interest rates on floating rate debt increase by one-eight of one percent, the pro forma adjustment for interest expense would increase by approximately $0.1 million.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(3)	Adjustments for estimated pro forma depreciation and amortization of real estate assets are based on the adjusted basis of hotel property assets and their estimated fair values. The increase in the historical cost basis of hotel properties acquired by the Company through the RFS Transaction (see note (a) above) was approximately $117.4 million and $125.1 million for the year ended December 31, 2002 and the quarter ended March 31, 2003, respectively. The following table summarizes the adjustments to depreciation and amortization of real estate assets (in thousands):

	Year ended December 31, 2002		Quarter Ended March 31, 2003
Hotel properties acquired at historical RFS book value	$593,289		$592,233
Allocation of purchase price to hotel properties	117,418		125,057

Estimated total fixed assets	$710,707		717,290

Estimated allocation between land, buildings and equipment:
Land	$71,071	10%	$71,729	10%
Buildings	533,030	75%	537,968	75%
Equipment	106,606	15%	107,593	15%

Total	$710,707	100%	717,290	100%

Annual estimated depreciation expense
Buildings (40 years)	$13,326		$3,362
Equipment (7 years)	15,229		3,843

Total estimated depreciation expense	28,555		7,205
Less historical RFS depreciation expense	(29,812)		(7,521)

Estimated adjustment to depreciation expense	$(1,257)		$(316)

(4)	Represents increase in asset management fees relating to the properties acquired by the Company as a result of the pro forma transactions. Asset management fees are equal to 0.60% per year of the Company’s Real Estate Asset Value, as defined in the Company’s prospectus. These fees are paid by the Company to its Advisor on a monthly basis.

(5)	The following presents the actual date the Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statement of Earnings (in thousands).

	Date Acquired by the Company	Date the Property Became Operational For Pro Forma Leased Purposes	Purchase Price
Marriott Bridgewater, NJ	June 14, 2002	April 2, 2002	$61,500
Hampton Inn Houston, TX	September 4, 2002	January 1, 2002	14,300
Courtyard Newark, CA	October 25, 2002	August 1, 2002	25,500
Residence Inn Newark, CA	November 15, 2002	November 1, 2002	27,300
Doubletree Crystal City, VA	December 19, 2002	January 1, 2002	71,000
SpringHill Suites in Plymouth Meeting, PA	January 18, 2002	January 1, 2002	27,000
SpringHill Suites in Manhattan Beach, CA	January 18, 2002	January 1, 2002	20,000
TownePlace Suites in Manhattan Beach, CA	January 18, 2002	January 1, 2002	15,000
Courtyard in Basking Ridge, NJ	March 1, 2002	January 1, 2002	35,750
Hyatt Regency Coral Gables Miami, FL	February 20, 2003	January 1, 2002	36,000
JW Marriott New Orleans, LA	April 21, 2003	January 1, 2002	92,500
Doubletree Plano, TX	Pending	January 1, 2002	55,550
Seattle Waterfront Marriott Seattle, WA*	May 23, 2003	April 21, 2003	88,900

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

*	The Seattle Waterfront Marriott is a newly constructed Property which opened to the public on April 21, 2003. The Property did not have operating results during the Pro Forma Period presented.

The following represents the date the Pro Forma Operating Properties were treated as becoming operational as a TRS property for purposes of the Pro Forma Consolidated Statement of Earnings.

Date the Property Became Operational For Pro Forma Purposes
Courtyard in Alpharetta, GA	January 1, 2002
Residence Inn in Cottonwood, UT	January 1, 2002
TownePlace Suites in Tewksbury, MA	January 1, 2002
TownePlace Suites in Mt. Laurel, NJ	January 1, 2002
TownePlace Suites in Scarborough, ME	January 1, 2002
Courtyard in Orland Park, KS	January 1, 2002
SpringHill Suites in Durham, NC	January 1, 2002
SpringHill Suites in Centreville, VA	January 1, 2002
SpringHill Suites in Charlotte, NC	January 1, 2002
Residence Inn in Gwinnett, GA	January 1, 2002
Residence Inn in Buckhead, GA	January 1, 2002

For the year ended December 31, 2002, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the properties acquired and leased to taxable REIT subsidiaries of the Company as of July 10, 2003 (the “Pro Forma Leased Properties”) and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the “Pro Forma Operating Properties”) which results in hotel operating revenues of approximately $80.3 million offset by hotel operating expenses of approximately $66.7 million and assumes the elimination of approximately $6.0 million in rental income from operating leases.

For the quarter ended March 31, 2003, the amount represents adjustments to hotel operating revenues and hotel operating expenses for the properties acquired by the Company as of July 10, 2003, which results in hotel operating revenues of approximately $13.6 million offset by hotel operating expenses of approximately $12.4 million.

(6)	Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment (“FF&E”) portions of the Pro Forma Leased Properties and Pro Forma Operating Properties calculated on the straight-line basis in the amount of approximately $9.5 million and $1.5 million for the year and quarter ended December 31, 2002, and March 31, 2003, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

The following presents the amount of land, building and FF&E for each of the Pro Forma Properties (in thousands):

	Land	Building	FF&E
Hyatt Regency Coral Gables Miami, FL	5,195	29,624	3,580
JW Marriott New Orleans, LA*	9,802	78,410	9,801
TownePlace Suites Manhattan Beach, CA	1,748	11,886	616
SpringHill Suites Plymouth Meeting, PA	1,846	23,917	1,237
SpringHill Suites Manhattan Beach, CA	2,680	16,322	998
Courtyard Newark, CA	1,760	20,216	3,524
Residence Inn Newark, CA	1,697	21,802	3,801
Courtyard Basking Ridge, NJ	3,628	31,987	1,885
Marriott Bridgewater, NJ	1,046	55,247	5,207
Doubletree Plano, TX*	5,886	47,089	5,886
Seattle Waterfront Marriott Seattle, WA*	9,419	75,359	9,420

*	Amounts are estimated values.

(7)	Represents estimated interest incurred on new borrowings of approximately $160.9 million at a weighted average interest rate of approximately 7.3 percent (other than for the RFS Transaction) for existing properties for the period from when the properties were acquired by the Company through the end of the Pro Forma Period.

(8)	Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year and quarter ended December 31, 2002 and March 31, 2003. As a result of receipt of gross proceeds from the sale of shares, through June 30, 2003, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares as if the proceeds were available in connection with the acquisition of the pro forma properties and other investments described in Notes above.

(9)	Represents adjustment to equity in earnings/loss of the Hilton 2 Partnership, an unconsolidated subsidiary in which the Company will own a 75% interest, for the Pro Forma Period. This subsidiary is not currently consolidated because the Company does not have sole majority control over the operations of the partnership, however this presentation may change based on the implementation of FIN 46. The following information represents historical information for the year and quarter ended December 31, 2002 and March 31, 2003 (in thousands):

	December 31, 2002	March 31, 2003
Revenues:
Hotel revenues	$138,105	$7,714
Expenses:
Hotel expense	101,619	5,292
Depreciation	13,495	911
Interest	13,419	1,875

Net income (loss)	9,572	(364)
Ownership percentage	75.00%	75.00%

Equity in earnings (loss)	$7,179	$(273)

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(10)	Represents adjustment to equity in earnings/loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. This subsidiary is not currently consolidated because the Company does not have sole majority control over the operations of the joint venture, however this presentation may change based on the implementation of FIN 46. The following information represents historical information for the Hampton Inn in Houston for the period from January 1, 2002 through the date of acquisition (in thousands):

Revenues:
Hotel revenues	$3,419
Expenses:
Hotel expense	2,798
Depreciation	332
Interest	484

Net loss	(195)
Ownership percentage	85.00%

Equity in loss	$(166)

(11)	Represents adjustment to equity in earnings/loss of the San Francisco Joint Venture, an unconsolidated subsidiary in which the Company owns a 50% interest, for the Pro Forma Period. This subsidiary is not currently consolidated because the Company does not have sole majority control over the operations of the joint venture. The following information represents historical information for the period from January 1, 2002 through the date of acquisition (in thousands):

Revenues:
Hotel revenues	$5,938
Expenses:
Hotel expense	3,995
Depreciation	1,289
Interest	1,797

Net loss	(1,143)
Ownership percentage	50.00%

Equity in loss	$(572)

(12)	Represents the Company’s 10.5 percent preferred return on its $15.0 million investment and assumed $10.0 million of additional investments in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

(13)	Represents an adjustment to conform to accounting policies of the Company which did not early adopt Statement of Financial Accounting Standards, No. 145 (“SFAS 145”), “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections,” as of January 1, 2002. SFAS 145 rescinds the provisions of SFAS 4 that required the loss on the extinguishments of debt of approximately $6.9 million (excludes the $3.2 million swap terminations costs) to be reported net of tax as an extraordinary item. Accordingly, the effect of these debt extinguishment costs is not reflected in the accompanying Unaudited Pro Forma Consolidated Statement of Earnings as extraordinary items are generally not included for pro forma purposes.

(14)	Adjustment to reflect the impact of the acquisition of the minority interest in OP units of RFS by the Company.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except per share data)

	March 31, 2003	December 31, 2002
ASSETS
Hotel properties, less accumulated depreciation of $64,745 and $56,408, respectively	$950,930	$988,646
Investments in unconsolidated subsidiaries	301,740	202,554
Cash and cash equivalents	118,686	48,993
Restricted cash	19,440	18,822
Receivables	10,325	11,382
Due from related parties	2,716	3,164
Prepaid expenses and other assets	28,790	25,177
Loan costs, less accumulated amortization of $2,607 and $2,180, respectively	6,441	5,122

	$1,439,068	$1,303,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages payable and accrued interest	$206,820	$207,206
Other notes payable	30,264	29,739
Line of credit	24,077	24,079
Other liabilities	6,869	5,632
Accounts payable and accrued expenses	11,586	9,256
Distribution payable	98	106
Due to related parties	1,202	2,460
Security deposits	12,886	12,883
Rents paid in advance	1,609	—

Total liabilities	295,411	291,361

Commitments and contingencies
Stockholders’ equity:
Preferred stock without par value.
Authorized and unissued 3,000 shares	—	—
Excess shares, $.01 par value per share.
Authorized and unissued 63,000 shares	—	—
Common stock, $.01 par value per share. Authorized 450,000 shares; issued 143,633 and 126,802 shares, respectively; outstanding 142,747 and 126,030 shares, respectively	1,427	1,260
Capital in excess of par	1,265,632	1,115,745
Accumulated distributions in excess of net earnings	(117,325)	(98,366)
Accumulated other comprehensive loss	(4,287)	(4,316)
Minority interest distributions in excess of contributions and accumulated earnings	(1,790)	(1,824)

Total stockholders’ equity	1,143,657	1,012,499

	$1,439,068	$1,303,860

See accompanying notes to condensed consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

(in thousands, except per share data)

	Quarter Ended March 31,
	2003	2002
Revenues:
Room	$32,499	$13,249
Food and beverage	4,624	778
Other hotel operating departments	1,158	634
Rental income from operating leases	7,816	10,894
FF&E reserve income	861	1,141
Interest and other income	3,193	450

	50,151	27,146

Expenses:
Room	7,303	3,797
Food and beverage	3,561	544
Other hotel operating departments	1,223	265
Property operations	8,007	2,496
Repairs and maintenance	1,848	285
Management fees	1,453	655
Sales and marketing	2,762	637
Interest and loan cost amortization	4,953	4,275
General operating and administrative	1,778	1,869
Asset management fees to related Party	2,343	1,381
Depreciation and amortization	8,337	6,052

	43,568	22,256

Earnings before equity in loss of unconsolidated subsidiaries and minority interest	6,583	4,890
Equity in loss of unconsolidated Subsidiaries	(89)	(1,170)
Minority interest	(57)	(69)

Net earnings	$6,437	$3,651

Earnings per share of common stock:
Basic and diluted	$0.05	$0.05

Weighted average number of shares of common stock outstanding:
Basic and diluted	133,837	80,748

See accompanying notes to condensed consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Quarter Ended March 31, 2003 and Year Ended December 31, 2002

(UNAUDITED) (in thousands, except per share data)

	Common Stock		Capital in excess of par value	Accumulated distributions in excess of net earnings	Accumulated Other comprehensive Loss	Minority interest distributions in excess of contr. and accum. earnings	Total	Comprehensive income
	Number of shares	Par value
Balance at December 31, 2001	77,358	$773	$681,152	$(39,959)	$(1,190)	$(2,900)	$637,876	$—
Subscriptions received for common stock through public offerings and distribution reinvestment plan	48,911	489	488,622	—	—	—	489,111	—
Retirement of common stock	(239)	(2)	(2,389)	—	—	—	(2,391)	—
Stock issuance costs	—	—	(51,640)	—	—	—	(51,640)	—
Net earnings	—	—	—	15,810	—	—	15,810	15,810
Minority interest distributions in excess of contributions and accumulated earnings	—	—	—	—	—	1,076	1,076	—
Current period adjustments to recognize change in value of cash flow hedges of equity investees	—	—	—	—	(3,126)	—	(3,126)	(3,126)

Total comprehensive income	—	—	—	—	—	—	—	$12,684

Distributions declared and paid ($.78 per share)	—	—	—	(74,217)	—	—	(74,217)

Balance at December 31, 2002	126,030	$1,260	$1,115,745	$(98,366)	$(4,316)	$(1,824)	$1,012,499

See accompanying notes to condensed consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY—CONTINUED

Quarter Ended March 31, 2003 and Year Ended December 31, 2002

(UNAUDITED) (in thousands, except per share data)

	Common Stock		Capital in Excess of par value	Accumulated distributions in excess of net earnings	Accumulated Other comprehensive Loss	Minority interest distributions in excess of contr. and accum. earnings	Total	Comprehensive income
	Number of shares	Par value

Balance at December 31, 2002	126,030	$1,260	$1,115,745	$(98,366)	$(4,316)	$(1,824)	$1,012,499	$—
Subscriptions received for common stock through public offerings and distribution reinvestment plan	16,831	168	168,142	—	—	—	168,310	—
Retirement of common stock	(114)	(1)	(1,139)	—	—	—	(1,140)	—
Stock issuance costs	—	—	(17,116)	—	—	—	(17,116)	—
Net earnings	—	—	—	6,437	—	—	6,437	6,437
Minority interest distributions in excess of contributions and accumulated earnings	—	—	—	—	—	34	34	—
Current period adjustments to recognize change in value of cash flow hedges of equity investees	—	—	—	—	29	—	29	29

Total comprehensive income	—	—	—	—	—	—	—	$6,466

Distributions declared and paid ($.19 per share)	—	—	—	(25,396)	—	—	(25,396)

Balance at March 31, 2003	142,747	$1,427	$1,265,632	$(117,325)	$(4,287)	$(1,790)	$1,143,657

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Quarter Ended March 31,
	2003	2002
Net cash provided by operating activities	$22,241	$14,683

Cash flows from investing activities:
Additions to hotel properties	(38,593)	(110,190)
Investment in unconsolidated subsidiaries	(20,978)	(7,937)
Deposit on property and other investments	(2,674)	—
Increase in restricted cash	(618)	(1,203)
Increase in other assets	(12,711)	(3,400)

Net cash used in investing activities	(75,574)	(122,730)

Cash flows from financing activities:
Draws (repayments) on line of credit	(2)	42,203
Proceeds from borrowings on construction loan	525	—
Payment of loan costs	(1,746)	(792)
Proceeds from mortgage loans and other notes Payable	—	11,478
Principal payments on mortgage loans	(386)	(500)
Subscriptions received from stockholders	168,310	74,171
Distributions to stockholders	(25,396)	(15,432)
Distributions to minority interest	(23)	(108)
Retirement of common stock	(1,140)	(706)
Payment of stock issuance costs	(17,116)	(7,870)

Net cash provided by financing activities	123,026	102,444

Net increase (decrease) in cash and cash equivalents	69,693	(5,603)
Cash and cash equivalents at beginning of period	48,993	44,825

Cash and cash equivalents at end of period	$118,686	$39,222

See accompanying notes to condensed consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—CONTINUED

(UNAUDITED)

(in thousands)

	Quarter Ended March 31,
	2003	2002
Supplemental schedule of non-cash investing activities:
Amounts incurred but not paid for construction in progress	$109	$3,526

Contribution of one hotel property to an unconsolidated joint venture	$74,093	$—

Supplemental schedule of non-cash financing activities:
Non-cash reduction in tax incremental financing note	$—	$74

Distributions declared but not paid to minority interest	$98	$108

See accompanying notes to condensed consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Quarters Ended March 31, 2003 and 2002

1.	Organization:

CNL Hospitality Properties, Inc. (the “Company”) was organized pursuant to the laws of the State of Maryland on June 12, 1996. The terms “Company” or “Registrant” include, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp., CNL Philadelphia Annex, LLC, CNL Hotel Investors, Inc., CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP, CNL Bridgewater Hotel Partnership, LP, CNL MI-4 Hotel, LP, CNL Foothill Hotel Partnership, LP and each of their wholly owned subsidiaries. Various other wholly owned subsidiaries are utilized to hold or develop hotel properties. The Company operates for federal income tax purposes as a real estate investment trust (a “REIT”) and is engaged in the acquisition, development and ownership of hotel properties (“Properties”). The Company has contracted with CNL Hospitality Corp. (its “Advisor”) to conduct the day-to-day operations of its business.

The Company leases most of its Properties to wholly owned taxable REIT subsidiary (“TRS”) entities and contracts with third-party managers to operate the Properties. Hotel operating revenues and expenses for these Properties are included in the consolidated results of operations. Other Properties are leased on a triple-net basis to unrelated third-party tenants who operate the Properties or contract with hotel managers to run their hotel operations. Rental income from operating leases is included in the consolidated results of operations for these Properties. With respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party managers who, subject to certain limitations, have guaranteed a certain level of performance for Properties they manage. See Note 11, “Credit Enhancements,” for additional information on credit enhancements.

2.	Summary of Significant Accounting Policies:

Basis of Presentation—The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the results for the interim period presented. Operating results for the quarter ended March 31, 2003, may not be indicative of the results that may be expected for the year ending December 31, 2003. Amounts as of December 31, 2002, included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2002.

Principles of Consolidation—The accompanying consolidated financial statements include the accounts of CNL Hospitality Properties, Inc. and each of its wholly owned and majority controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

Reclassification—Certain items in the prior year’s consolidated financial statements have been reclassified to conform to the 2003 presentation. These reclassifications had no effect on stockholders’ equity or net earnings.

Income Taxes—Under the provisions of the Internal Revenue Code and applicable state laws, each TRS entity of the Company is subject to taxation of income on the profits and losses from its tenant operations.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

2.	Summary of Significant Accounting Policies—Continued:

The Company accounts for federal and state income taxes with respect to its TRS subsidiaries using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Segment Information—The Company derives all significant revenues from a single line of business, hotel real estate ownership.

Recent Accounting Pronouncements—In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. The purpose of consolidating variable interest entities is to provide more complete information about the resources, obligations, risks and opportunities of the consolidated company. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003. As of March 31, 2003, the Company is evaluating the effect of FIN 46. Under the terms of some or all of the Company’s unconsolidated subsidiaries’ formation agreements, the Company is required to fund its pro rata share of losses of these entities in order to maintain its current ownership share. The Company has also guaranteed a portion of the debt on CNL Plaza, Ltd. (see Note 10, “Commitments and Contingencies”). These or other variable interests could result in the consolidation of one or more unconsolidated subsidiaries discussed in Note 3, “Investments in Unconsolidated Subsidiaries” upon implementation of FIN 46.

3.	Investments in Unconsolidated Subsidiaries:

Hilton 2 Partnership

On February 20, 2003, the Company conveyed a Doubletree hotel located in Arlington, Virginia (“the Doubletree Crystal City Property”), which was originally acquired in December 2002, and Hilton Hotels Corporation (“Hilton”) conveyed a Hilton hotel located in Rye, New York (the “Hilton Rye Town Property”), to an existing partnership in which the Company owns 75 percent and Hilton owns 25 percent (the “Hilton 2 Partnership”). Simultaneously, the Hilton 2 Partnership acquired three Embassy Suites Properties—one each located in Orlando, Florida, Arlington, Virginia, and Santa Clara, California—for a purchase price of $104.5 million. At the time of acquisition/contribution, the Hilton 2 Partnership obtained term financing of $145 million, which was allocated between these five Properties. The loan bears interest at 5.95 percent per annum and matures on March 1, 2010. Payments of interest only are due monthly through maturity.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

3.	Investments in Unconsolidated Subsidiaries—Continued:

The Company has investments in several other joint ventures and partnerships with third parties who share the decision-making and control for these entities. The borrowers on the loans are legally separate entities, having separate assets and liabilities from the Company and, therefore, the assets and credit of the respective entities may not be available to satisfy the debts and other obligations of the Company. Likewise, the assets and credit of the Company may not be available to satisfy the debts and other obligations of the borrowers on the loans of these other entities. The following presents unaudited condensed financial information for these investments as of and for the quarter ended March 31, 2003 (in thousands):

	Desert Ridge Resort Partners, LLC	WB Resort Partners, LP	CNL HHC Partners, LP	CNL IHC Partners, LP	CY-SF Hotel Parent, LP	CTM Partners, LLC	CNL Plaza, Ltd.	CNL HHC Partners II, LP	Total
Hotel Properties	$273,526	$196,312	$220,170	$34,855	$79,988	$—	$—	$368,560	$1,173,411
Other assets	35,079	20,255	12,750	2,847	3,744	12,514	63,787	28,980	179,956
Mortgages and other notes payable	251,238	163,347	100,053	15,838	59,121	2,448	63,794	224,741	880,580
Other liabilities	41,428	13,878	5,610	722	3,311	1,000	594	10,672	77,215
Partners’ capital	15,939	39,342	127,257	21,142	21,300	9,066	(601)	162,127	395,572
Revenues	28,688	13,489	17,204	2,359	3,359	1,682	2,702	25,923	95,406
Cost of sales	12,180	5,364	6,671	597	1,208	2,369	829	10,497	39,715
Expenses	17,260	12,972	9,234	1,559	3,423	473	1,750	12,063	58,734
Net income (loss)	(752)	(4,847)	1,299	203	(1,272)	(1,160)	123	3,363	(3,043)
Income (loss) allocable to the Company	(331)	(2,375)	909	173	(636)	(363)	12	2,522	(89)
Other comprehensive income (loss) allocable to the Company	30	—	(1)	—	—	—	—	—	29
Difference between carrying amount of investment and Company’s share of partners’ capital	4,711	4,482	7,783	1,508	1,780	—	—	13,847	34,111
Company’s ownership interest at end of period	44.0%	49.0%	70.0%	85.0%	50.0%	31.25%	10.0%	75.0%

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

3.	Investments in Unconsolidated Subsidiaries—Continued:

The following presents condensed financial information for these joint ventures and partnerships as of and for the year ended December 31, 2002 (in thousands):

	Desert Ridge Resort Partners, LLC	WB Resort Partners, LP	CNL HHC Partners, LP	CNL IHC Partners, LP	CY-SF Hotel Parent, LP	CTM Partners, LLC	CNL Plaza, Ltd.	CNL HHC Partners II, LP	Total
Hotel Properties	$269,925	$198,140	$218,268	$35,073	$80,374	$—	$—	$122,493	$924,273
Other assets	20,543	22,091	9,439	2,995	3,733	12,623	63,735	5,291	140,450
Mortgages and other notes payable	230,176	157,798	100,000	15,909	57,160	2,247	64,061	78,650	706,001
Other liabilities	41,065	15,834	7,075	814	3,725	220	398	5,673	74,804
Partners’ capital	19,227	46,599	120,632	21,345	23,222	10,156	(724)	43,461	283,918
Revenues	7,344	46,667	61,598	6,825	8,564	1,400	6,088	694	139,180
Cost of sales	7,016	20,407	25,809	1,800	2,899	3,941	1,946	386	64,204
Expenses	15,680	44,639	34,990	4,114	7,011	1,604	4,086	549	112,673
Net income (loss)	(15,352)	(18,379)	799	911	(1,346)	(4,145)	56	(241)	(37,697)
Income (loss) allocable to the Company	(6,547)	(9,006)	560	713	(673)	(1,036)	6	(181)	(16,164)
Other comprehensive income (loss) allocable to the Company	(2,572)	—	(554)	—	—	—	—	—	(3,126)
Difference between carrying amount of investment and Company’s share of partners’ capital	3,642	3,503	7,302	2,050	1,831	—	—	4,501	22,829
Company’s ownership interest at end of period	44.0%	49.0%	70.0%	85.0%	50.0%	31.25%	10.0%	75.0%

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

3.	Investments in Unconsolidated Subsidiaries—Continued:

The difference between the carrying amount of the investments in the above entities and the Company’s share of partners’ capital results from various acquisition costs and fees which are not shared by the co-venturers. These amounts are amortized over 36 years, the estimated weighted average depreciable lives of the Company’s hotel Properties.

The Company earned distributions from the following partnerships during the quarters ended March 31, 2003 and 2002, which reduce the carrying value of the investment (in thousands):

	March 31,
	2003	2002
Desert Ridge Resort Partners, LLC	$713	$239
WB Resort Partners, LP	1,181	818
CNL HHC Partners, LP	—	1,491
CY-SF Hotel Parent, LP	320	—

	$2,214	$2,548

As of March 31, 2003 and December 31, 2002, the Company had approximately $2.2 million and $2.5 million, respectively, in distributions receivable from the above partnerships, which are included in due from related parties in the accompanying consolidated balance sheets.

4.	Hotel Properties:

During the quarter ended March 31, 2003, the Company acquired the Hyatt Regency Coral Gables, located in Miami, Florida for a purchase price of $36 million (the “Hyatt Coral Gables Property”). The Hyatt Coral Gables Property is leased by a TRS entity of the Company and is managed by an affiliate of Hyatt Corporation.

The following presents unaudited pro forma results of operations of the Company as if the Hyatt Coral Gables Property was owned during the entire period for the quarters ended March 31, 2003 and 2002 (in thousands):

	March 31,
	2003	2002
Revenues	$54,535	$31,530
Expenses	48,362	27,050
Net Earnings	6,027	3,241
Basic and diluted earnings per share	$0.05	$0.04

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

5.	Indebtedness:

Indebtedness consists of the following at (in thousands):

	March 31, 2003	December 31, 2002
Mortgages payable and accrued interest	$206,820	$207,206
Construction loan facilities	21,806	21,280
Tax incremental financing note	8,458	8,459
Line of credit	24,077	24,079

	$261,161	$261,024

6.	Distributions:

For the quarters ended March 31, 2003 and 2002, approximately 42 percent and 41 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 58 percent and 59 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the quarters ended March 31, 2003 or 2002 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital.

Intentionally Left Blank

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

7.	Related Party Transactions:

Certain directors and officers of the Company hold similar positions with the Advisor and its affiliates, including the managing dealer for the Company’s equity offerings, CNL Securities Corp. These affiliates are by contract entitled to receive fees and compensation for services provided in connection with common stock offerings, and the acquisition, development, management and sale of the Company’s assets.

Amounts incurred relating to these transactions with affiliates were as follows for the quarters ended March 31 (in thousands):

	2003	2002
CNL Securities Corp.:
Selling commissions*	$12,662	$5,559
Marketing support fee and due diligence expense reimbursements*	842	371

	13,504	5,930

Advisor and its affiliates:
Acquisition fees	12,466	4,435
Development fees	673	339
Asset management fees	2,343	1,381

	15,482	6,155

	$28,986	$12,085

*	The majority of these commissions, fees and reimbursements were reallowed to unaffiliated broker-dealer firms.

Of these amounts, approximately $1.2 million and $2.5 million is included in due to related parties in the accompanying consolidated balance sheets as of March 31, 2003 and December 31, 2002, respectively.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

7.	Related Party Transactions—Continued:

The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the quarters ended March 31 (in thousands):

	2003	2002
Stock issuance costs	$1,084	$693
General operating and administrative expenses	307	412

	$1,391	$1,105

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were approximately $16.2 million and $14.9 million at March 31, 2003 and December 31, 2002, respectively.

EMTG, LLC, a partnership in which the Company has a 31.25 percent interest, engaged Dustin/Massagli LLC, a company in which one of the Company’s directors is president, a director and a principal stockholder, to manage its business.

In May 2002, the Company acquired a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space, for $0.3 million. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed a 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

8.	Concentration of Credit Risk:

A significant portion of the Company’s rental income and hotel revenues were earned from Properties operating as various Marriott International, Inc. (“Marriott”) and Hilton brands. Additionally, the Company relies on Marriott to provide credit enhancements for certain of its Properties. Although the Company carefully screens its managers and tenants and has obtained interests in non-Marriott and non-Hilton branded Properties, failure of the Marriott or Hilton brands could significantly impact the results of operations of the Company. Management believes that the risk of such a default will be reduced through future acquisitions and diversification, and through the initial and continuing due diligence procedures performed by the Company.

9.	Stockholders’ Equity:

On August 13, 2002, the Company filed a registration statement on Form S-11 with the Commission in connection with the proposed sale by the Company of up to 175 million shares of common stock at $10 per share ($1.75 billion) (the “2003 Offering”). The 2003 Offering commenced immediately following the completion of the Company’s fourth public offering (the “2002 Offering”) on February 4, 2003. Of the 175 million shares of common stock to be offered, up to 25 million are available to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the 2003 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same as those for the Company’s 2002 Offering. CNL Securities Corp., an affiliate of the Advisor, is the managing dealer for the Company’s equity offerings.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

10.	Commitments and Contingencies:

From time to time the Company may be exposed to litigation arising from the operation of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the Company’s financial condition or results of operations.

As of March 31, 2003, the Company had commitments to (i) acquire or develop three hotel Properties for an anticipated aggregate purchase price of approximately $227 million, (ii) construct or complete construction on one Property, with an estimated cost of approximately $18.3 million and (iii) fund the remaining total of approximately $2.9 million for property improvements in two existing partnerships. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. The acquisition of additional Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on its revolving line of credit (the “Revolving LOC”) and permanent financing.

The Company has entered into an agreement whereby if certain conditions are met, the leases with respect to nine Properties currently leased to third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the Company does not assume these leases by the deadline, the Company has agreed to return approximately $3 million in security deposits it holds on three of the Properties. If these conditions are met and the Company does assume these leases, the Company will not be obligated to pay any additional consideration for the leasehold position and the manager will be allowed to participate, through incentive fees, in any additional earnings above what would otherwise be the minimum rent. Additionally, if the conditions are met and the Company assumes these leases, it would be released from its current obligation to return the security deposits it holds on these three Properties.

In addition to its commitments to lenders under its loan agreements and obligations to fund Property acquisitions and development, the Company is a party to certain contracts which may result in future obligations to third parties. See description of obligations below.

Earnout Provisions on Property Acquisitions—The Company is currently subject to earnout provisions on two of its Properties, whereby if the operating performance of the two Properties exceeds a certain pre-defined threshold, additional consideration will be due from the Company to the prior owner of such Properties. The earnout provision period terminates on May 31, 2004, at which time the Company will have no further liability under this provision. The maximum amount of consideration that the Company may be obligated to pay is approximately $2.5 million.

Guarantee of Debt on Behalf of Unconsolidated Subsidiaries—The Company has guaranteed 16.67% of a $15.5 million note payable on behalf of a subsidiary of CNL Plaza, Ltd. The total liability of the Company under this arrangement is capped at approximately $2.6 million, plus interest on such amount. Interest accrues at a rate of LIBOR plus 200 basis point per annum on the unpaid principal amount. This guarantee shall continue through the loan maturity in November 2004.

Guarantee of Other Obligations on Behalf of Unconsolidated Subsidiaries—The Company has generally guaranteed, in connection with loans to certain unconsolidated subsidiaries, the payment of certain obligations that may arise out of fraud or misconduct of the subsidiary borrower. This guarantee will be in effect until the loans have been paid in full.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

10.	Commitments and Contingencies—Continued:

Irrevocable Letter of Credit—The Company has obtained an irrevocable letter of credit for the benefit of a lender in the amount of $0.8 million. The letter of credit is automatically extended each fiscal year until November 10, 2007. The Company could be liable to the extent that drawings under the letter of credit occur.

Refundable Tenant Security Deposits—The Company is obligated to return security deposits to unrelated third-party tenants at the end of the lease terms in accordance with the lease agreements. The Company has recorded a liability for such security deposits totaling approximately $12.9 million as of March 31, 2003.

Marriott Put Option—Marriott has the right on certain partnerships with the Company to require the Company to buy-out a portion of Marriott’s ownership. These rights are available if certain predefined operating results are obtained. Should such conditions be met, the Company may be obligated to buy interests valued at approximately $11.1 million.

Pending Investments—As of March 31, 2003, the Company had commitments to acquire and develop three hotel Properties for an anticipated aggregate purchase price of approximately $227 million.

11.	Credit Enhancements

The Company benefits from various types of credit enhancements that have been provided by the managers of many of its hotel Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries. All of the credit enhancements are subject to expiration, or “burn-off” provisions over time. There is no guarantee that the Company will continue to be able to obtain credit enhancements in the future. As a result of the events of September 11, 2001 and a general downturn in the overall economy, the Company’s net earnings and cash flows were substantially enhanced by these credit features. To the extent that this trend continues and current credit enhancements are fully utilized or expire, the Company’s results of operations and its ability to pay distributions to stockholders may be adversely affected. The following are summaries of the various types of credit enhancements that the Company benefits from:

Limited Rent Guarantees—Limited rent guarantees (“LRG”) are provided by hotel managers to the Company for Properties which the Company leases on a triple-net basis to unrelated third-party tenants. These credit enhancements guarantee the full, complete and timely payment of rental payments to the Company. The expiration of LRGs may result in the inability of the Company to collect rent from its third party tenants. The following table summarizes the amounts and utilization of the LRGs which benefit the Company (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of LRG available as of December 31, 2002	$1,327	$—
Utilization during quarter ended March 31, 2003	(224)	—

Amount of LRG available as of March 31, 2003	$1,103	$—

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

11.	Credit Enhancements—Continued:

Threshold Guarantees—Threshold guarantees (“TG”) are provided by third-party hotel managers to the Company in order to guarantee a certain minimum return for each of the Properties covered by the TG. Funding under these guarantees is either recognized as other income, as a reduction in base management fees or as liabilities by the Company, depending upon whether the funded amounts maybe required to be repaid by the Company in the future. The expiration of TGs may result in a reduction of other income and cash flows derived from these Properties in future operating periods. The following table summarizes the amounts and utilization of the Company’s TGs (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of TG available as of December 31, 2002	$37,515	$—
Utilization during quarter ended March 31, 2003	(5,083)	—

Amount of TG available as of March 31, 2003	$32,432	$—

During the quarters ended March 31, 2003 and 2002, the Company has recognized approximately $2.7 million and $0, respectively, in other income, approximately $0.5 million and $0, respectively, as a reduction in base management fees and has not recorded any liabilities related to funding under its TG’s. On ten of the Company’s Properties, the guarantee funding is treated like LRG funding until the leases for these Properties are assumed by the Company. Until that time, TG funding for these Properties is funded directly to third party tenants of these Properties, which in turn allows them to make periodic rental payments as discussed above. There is no guarantee that the Company will assume the leases for these ten Properties. The amount of rental income from operating leases related to TG funding for these Properties was approximately $2.2 million during the quarter ended March 31, 2003.

Liquidity Facility Loans—Liquidity Facility Loans (“LFL”) are provided by hotel managers to the Company in order to guarantee a certain minimum return for each of the Properties covered by the LFL. Funding under LFLs is recognized as a liability by the Company and its unconsolidated subsidiaries because in the future the Company may be required to repay amounts funded. The expiration of LFLs for the Company’s Properties may result in a reduction in cash flows derived from these Properties. The following table summarizes the amounts and utilization of the Company’s LFLs (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of LFL available as of December 31, 2002	$4,538	$40,645
Utilization during quarter ended March 31, 2003	(976)	(12,098)

Amount of LFL available as of March 31, 2003	$3,562	$28,547

As of March 31, 2003 and December 31, 2002, the Company had liabilities of approximately $6.9 million and $5.6 million, respectively, and the Company’s unconsolidated subsidiaries had liabilities of approximately $36.0 million and $23.9 million, respectively, from LFL fundings. The repayment of these liabilities is out of operating cash flow in excess of minimum returns to the Company.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

11.	Credit Enhancements—Continued:

Senior Loan Guarantees—Senior loan guarantees (“SLG”) are provided by hotel managers to the Company in order to guarantee the payment of senior debt service for each of the Properties covered by the SLG. Funding under SLGs is recognized as a liability by the Company and its unconsolidated subsidiaries because in the future the Company may be required to repay the amounts funded. The expiration of SLGs from Properties owned directly by the Company or through unconsolidated subsidiaries may result in a decrease in the cash distributions that the Company receives from such subsidiaries and may affect the Company’s ability to pay debt service. The following table summarizes the amounts and utilization of the Company’s SLGs (in thousands):

	Company	Unconsolidated Subsidiaries
Amount of SLG available as of December 31, 2002	$—	$26,480
Utilization during quarter ended March 31, 2003	—	(1,971)

Amount of SLG available as of March 31, 2003	$—	$24,509

As of March 31, 2003 and December 31, 2002, the Company’s unconsolidated subsidiaries had liabilities of approximately $10.5 and $8.5 million, respectively, from SLG funding.

12.	Subsequent Events:

During the period April 1, 2003 through May 9, 2003, the Company received subscription proceeds of approximately $89.3 million for approximately 8.9 million shares of common stock.

On April 1, 2003 and May 1, 2003, the Company declared distributions to stockholders of record on April 1, 2003 and May 1, 2003, totaling approximately $9.2 million and $9.7 million respectively, or $0.064583 per share, payable by June 30, 2003.

On April 9, 2003, the Company entered into a land lease relating to a parcel of land on which a Renaissance Hotel will be developed. The estimated total cost of the construction is approximately $45.7 million. In connection with the development of this Property, the Company renegotiated its current construction loan facility, which increased the amount available under the facility to $64 million. This facility will be used to fund the construction of this and other hotel Properties.

On April 21, 2003, the Company invested $10 million in convertible preferred partnership units of Hersha Hospitality Limited Partnership (“HLP”). The Company has committed to invest up to an additional $15 million in HLP and may invest up to $40 million in joint ventures with HLP. The investment in HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution, paid quarterly, and the proposed investment in joint ventures with HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid.

On April 21, 2003, the Company purchased the New Orleans Grande Hotel for a purchase price of $92.5 million. In connection with the acquisition of this Property, the Company assumed permanent financing of approximately $46.7 million. The Company expects to spend approximately $10 million over the first two years following the acquisition for property improvements relating to this Property. The New Orleans Grande Hotel was converted to a JW Marriott Hotel upon acquisition.

On May 8, 2003, the Company and RFS Hotel Investors, Inc., a Tennessee REIT (“RFS”), entered into an agreement under which the Company, through its subsidiaries, will acquire RFS for approximately $383 million in cash ($12.35 per share). Upon consummation of the transactions contemplated by such agreement, RFS, which is currently publicly traded on the New York Stock Exchange under the symbol “RFS”, will cease to exist as a separate corporate entity and its assets will be held by indirect wholly owned subsidiaries of the Company. Upon closing

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONT’D

Quarters Ended March 31, 2003 and 2002

12.	Subsequent Events—Continued:

such transaction, the Company will assume the outstanding debt of RFS and its subsidiaries (approximately $304.6 million as of March 31, 2003). The Company has received a commitment to initially finance the transaction with a bridge loan of approximately $320 million from an affiliate of Bank of America, which is expected to be repaid with proceeds from the issuance of debt securities and proceeds that the Company receives from the sale of its common stock through the 2003 Offering. In a separate transaction on May 9, 2003, the Company purchased from RFS one million newly issued shares of RFS’ common stock at a price per share of $12.35 in cash.

The Company currently is seeking additional Properties or other permitted real estate related investment opportunities, such as investments into other real estate companies or joint ventures.

INDEX TO OTHER FINANCIAL STATEMENTS

The Company is required to file audited consolidated financial statements as well as interim unaudited consolidated financial statements of RFS Hotel Investors, Inc. and RFS Partnership, L.P. (“RFS”) due to the significance of the results of operations of these unconsolidated subsidiaries. The consolidated financial statements presented for RFS as of December 31, 2002 and 2001, and for each of the years ended December 31, 2002, 2001 and 2000, were obtained from the Form 10-K filed by RFS with the Commission for the fiscal year ended December 31, 2002. The consolidated financial statements presented for RFS as of March 31, 2003 and December 31, 2002, and for the three months ended March 31, 2003 and 2002 were obtained from the Form 10-Q filed by RFS for the quarterly period ended March 31, 2003.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002
ASSETS
Investment in hotel properties, net	$592,233	$593,289
Cash and cash equivalents	3,048	1,938
Restricted cash	5,363	4,383
Accounts receivable	5,519	4,698
Deferred expenses, net	8,328	8,805
Other assets	4,069	3,712
Deferred income taxes	26,827	25,830

Total assets	$645,387	$642,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$20,181	$22,160
Borrowings on Line of Credit	24,800	6,950
Mortgage notes payable	158,582	159,279
Senior notes payable	121,220	125,000
Minority interest in Operating Partnership, 2,422 and 2,459 units issued and outstanding at March 31, 2003 and December 31, 2002, respectively	27,473	28,047

Total liabilities	352,256	341,436

Commitments and contingencies
Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 29,093 and 29,043 shares issued at March 31, 2003 and December 31, 2002, respectively	291	290
Additional paid-in capital	408,712	408,017
Treasury stock, at cost, 576 shares	(8,100)	(8,100)
Distributions in excess of earnings	(107,772)	(98,988)

Total shareholders’ equity	293,131	301,219

Total liabilities and shareholders’ equity	$645,387	$642,655

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(in thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
Revenue:
Rooms	$38,363	$40,409
Food and beverage	4,171	4,203
Other operating departments	1,409	1,593
Lease revenue	1,615	1,634
Deferred revenue	(987)	(1,012)
Other	39	154

Total hotel revenue	44,610	46,981

Hotel operating expenses:
Rooms	8,252	8,337
Food and beverage	3,001	3,161
Other operating departments	426	466
Undistributed operating expenses:
Property operating costs	5,720	5,260
Property taxes, insurance and other	2,928	3,335
Franchise costs	3,721	3,813
Maintenance and repair	2,520	2,281
Management fees	1,344	1,251
Depreciation	7,521	7,246
Amortization of franchise fees and unearned compensation	286	319
General and administrative	4,653	4,739

Total operating expenses	40,372	40,208

Operating income	4,238	6,773
Debt extinguishments and swap termination costs		10,122
Amortization of loan origination costs	363	357
Interest expense	6,658	6,044

Loss from continuing operations before minority interest and income taxes	(2,783)	(9,750)
Minority interest	(140)	(795)
Benefit from income taxes	(997)	(510)

Loss from continuing operations	(1,646)	(8,445)
Losses from discontinued operations		(75)
Gain (loss) on sale of assets	(9)	972

Net loss	(1,655)	(7,548)
Preferred stock dividends		(781)

Net loss applicable to common shareholders	$(1,655)	$(8,329)

Loss per share data:
Basic loss per share from continuing operations	$(0.06)	$(0.32)
Discontinued operations	0.00	0.00

Basic loss per share	$(0.06)	$(0.32)

Diluted loss per share from continuing operations	$(0.06)	$(0.32)
Discontinued operations	0.00	0.00

Diluted loss per share	$(0.06)	$(0.32)

Weighted average common shares outstanding—basic and diluted	28,516	25,761

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(in thousands)

	2003	2002
Cash flows from operating activities:
Net loss	$(1,655)	$(7,548)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,170	7,997
Minority interest in Operating Partnership	(140)	(795)
Write-off of deferred expenses	122	1,361
Loss (gain) on sale of assets	9	(972)
Changes in assets and liabilities:
Accounts receivable	(821)	424
Other assets	(390)	(468)
Deferred income taxes	(997)	(510)
Accounts payable and accrued expenses	(1,979)	2,649

Net cash provided by operating activities	2,319	2,138

Cash flows from investing activities:
Investment in hotel properties	(6,447)	(1,687)
Restricted cash	(980)	(338)
Proceeds from sale of assets	7	1,111

Net cash used by investing activities	(7,420)	(914)

Cash flows from financing activities:
Net proceeds (payments) on line of credit	17,850	(63,188)
Proceeds from issuance of (payments to retire) Senior Notes	(3,780)	125,000
Payments on mortgage notes payable	(697)	(58,828)
Distributions to common and preferred shareholders	(7,129)	(6,297)
Distributions to limited partners	(23)	(615)
Issuance of common and preferred stock	29	14,808
Loan fees paid	(39)	(3,715)

Net cash provided by financing activities	6,211	7,165

Net increase in cash and cash equivalents	1,110	8,389
Cash and cash equivalents at beginning of period	1,938	5,735

Cash and cash equivalents at end of period	$3,048	$14,124

Supplemental disclosure of non-cash activities:

In 2003, the Company issued 37 thousand shares of common stock with a value of $0.4 million in exchange for 37 thousand Operating Partnership units.

In 2002, the Company recorded a $0.1 million allocation from paid in capital to minority interest.

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002
ASSETS
Investment in hotel properties, net	$592,233	$593,289
Cash and cash equivalents	3,048	1,938
Restricted cash	5,363	4,383
Accounts receivable	5,519	4,698
Deferred expenses, net	8,328	8,805
Other assets	4,069	3,712
Deferred income taxes	26,827	25,830

Total assets	$645,387	$642,655

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$22,223	$24,202
Borrowings on Line of Credit	24,800	6,950
Mortgage notes payable	158,582	159,279
Senior notes payable	121,220	125,000

Total liabilities	326,825	315,431

Commitments and contingencies
Redeemable limited partnership units at redemption value, 2,422 units at March 31, 2003 and 2,459 units at December 31, 2002, respectively	23,492	26,702

Partners’ capital:
General partnership units, 28,517 units and 28,467 units at March 31, 2003 and December 31, 2002, respectively	295,070	300,522

Total partners’ capital	295,070	300,522

Total liabilities and partners’ capital	$645,387	$642,655

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(in thousands, except per unit data)

	Three Months Ended March 31,
	2003	2002
Revenue:
Rooms	$38,363	$40,409
Food and beverage	4,171	4,203
Other operating departments	1,409	1,593
Lease revenue	1,615	1,634
Deferred revenue	(987)	(1,012)
Other	39	154

Total hotel revenue	44,610	46,981

Hotel operating expenses:
Rooms	8,252	8,337
Food and beverage	3,001	3,161
Other operating departments	426	466
Undistributed operating expenses:
Property operating costs	5,720	5,260
Property taxes, insurance and other	2,928	3,335
Franchise costs	3,721	3,813
Maintenance and repair	2,520	2,281
Management fees	1,344	1,251
Depreciation	7,521	7,246
Amortization of franchise fees and unearned compensation	286	319
General and administrative	4,653	4,739

Total operating expenses	40,372	40,208

Operating income	4,238	6,773
Debt extinguishments and swap termination costs		10,122
Amortization of loan origination costs	363	357
Interest expense	6,658	6,044

Loss from continuing operations before income taxes	(2,783)	(9,750)
Benefit from income taxes	(997)	(510)

Loss from continuing operations	(1,786)	(9,240)
Losses from discontinued operations		(75)
Gain (loss) on sale of assets	(9)	972

Net loss	(1,795)	(8,343)
Preferred unit dividends		(781)

Net loss applicable to common unitholders	$(1,795)	$(9,124)

Loss per unit data:
Basic loss per unit from continuing operations	$(0.06)	$(0.32)
Discontinued operations	0.00	0.00

Basic loss per unit	$(0.06)	$(0.32)

Diluted loss per unit from continuing operations	$(0.06)	$(0.32)
Discontinued operations	0.00	0.00

Diluted loss per unit	$(0.06)	$(0.32)

Weighted average common units outstanding—basic and diluted	30,939	28,220

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(in thousands)

	2003	2002
Cash flows from operating activities:
Net loss	$(1,795)	$(8,343)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,170	7,997
Write-off of deferred expenses	122	1,361
Loss (gain) on sale of assets	9	(972)
Changes in assets and liabilities:
Accounts receivable	(821)	424
Other assets	(390)	(468)
Deferred income taxes	(997)	(510)
Accounts payable and accrued expenses	(1,979)	2,649

Net cash provided by operating activities	2,319	2,138

Cash flows from investing activities:
Investment in hotel properties	(6,447)	(1,687)
Restricted cash	(980)	(338)
Proceeds from sale of assets	7	1,111

Net cash used by investing activities	(7,420)	(914)

Cash flows from financing activities:
Net proceeds (payments) on line of credit	17,850	(63,188)
Proceeds from issuance of (payments to retire) Senior Notes	(3,780)	125,000
Payments on mortgage notes payable	(697)	(58,828)
Distributions to unitholders	(7,152)	(6,912)
Issuance of common and preferred units	29	14,808
Loan fees paid	(39)	(3,715)

Net cash provided by financing activities	6,211	7,165

Net increase in cash and cash equivalents	1,110	8,389
Cash and cash equivalents at beginning of period	1,938	5,735

Cash and cash equivalents at end of period	$3,048	$14,124

Supplemental disclosure of non-cash activities:

In 2003, the Partnership:

i.	Allocated $2.8 million from redeemable limited partnership units to Partners’ Capital.

ii.	Issued 37 thousand general partnership units with a value of $0.4 million in exchange for 37 thousand redeemable limited partnership units.

In 2002, the Partnership allocated $8.2 million from Partners’ Capital to redeemable limited partnership units.

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC. AND RFS PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization. RFS Hotel Investors, Inc. (“RFS or the Company”), is a publicly held hotel real estate investment trust which, at March 31, 2003, owned interests in 57 hotels with 8,271 rooms located in 24 states (collectively the “Hotels”) through its approximate 92% equity interest in RFS Partnership, L.P. (the “Operating Partnership”). At March 31, 2003, third party limited partners owned the remaining 8%. RFS is the general partner in the Operating Partnership. The Operating Partnership is the issuer of public debt. Because RFS is the issuer of publicly held common stock and the Operating Partnership is the issuer of publicly held debt, both entities are required to file Form 10-Q’s, either separately or combined. This Form 10-Q represents a combined Form 10-Q for both RFS and the Operating Partnership. RFS, the Operating Partnership, and their subsidiaries are herein referred to, collectively, as the “Company.” Unless one of the notes to the consolidated financial statements specifically refers to either RFS or the Operating Partnership, the notes are applicable to both RFS and the Operating Partnership as separate registrants.

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for audited financial statements and should be read in conjunction with the financial statements and notes thereto of RFS and the Operating Partnership included in the combined RFS and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2002. The following notes to the consolidated financial statements highlight significant changes to notes included in the Form 10-K and present interim disclosures required by the SEC.

The accompanying consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature. In preparing financial statements that conform with generally accepted accounting principles, management must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses reflected during the reporting period. The results of operations for the three months ended March 31, 2003 and 2002 are not necessarily indicative of the results of operations to be expected for the full year or future periods.

2. Basic and Diluted Earnings Per Share or Unit. Basic earnings (loss) per share or unit from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets by the weighted average number of common shares or units outstanding during the period. Diluted earnings (loss) per share or unit from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets by the weighted average number of common shares or units and equivalents outstanding.

Basic earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders or unitholders by the weighted average number of common shares or units outstanding during the period. Diluted earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders or unitholders by the weighted average number of common shares or units and equivalents outstanding. Common share or unit equivalents represent shares or units issuable upon exercise of options.

For the three months ended March 31, 2003, there were no common share or unit equivalents pursuant upon the exercise of options and for the three months ended March 31, 2002, 133 thousand common share or unit equivalents pursuant upon the exercise of options would be antidilutive, and accordingly, for those periods, are not assumed to be converted in the computation of diluted earnings per share or unit. In addition, the Series B Preferred Stock or Units are non-convertible and accordingly, are not included in the computation of diluted earning per share or unit for the three months ended March 31, 2002.

3. Declaration of Dividends. On March 3, 2003, the Board of RFS declared a $0.25 dividend on each share of Common Stock outstanding to shareholders of record on March 17, 2003. The dividend on Common Stock was paid on March 31, 2003. Correspondingly, the Partnership declared a $0.25 dividend on each general partnership and limited partnership unit outstanding to unitholders of record on March 17, 2003. A portion ($23 thousand) of the dividend payable to the minority interest holders (limited partnership unitholders) was paid on March 31, 2003 and the remainder ($582 thousand) was paid on April 1, 2003.

4. Revenue Recognition. In accordance with Staff Accounting Bulletin (SAB) 101, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with provisions of the Percentage Lease agreements. SAB 101 effectively defers the recognition of revenue from its percentage leases for the first and second quarters to the third and fourth quarters. At March 31, 2003, deferred revenue of $1.0 million is included in accounts payable and accrued expenses. The lessees are in compliance with their rental obligations under the Percentage Leases. For the three months ended March 31, 2003 and 2002, five hotels were leased to third-party lessees.

5. Debt. During the first quarter, the Company borrowed approximately $3.8 million under the Line of Credit to retire $3.8 million of Senior Notes. The Senior Notes were purchased in open market transactions at then prevailing market prices. As a result of the prepayment of the $3.8 million Senior Notes, the Company expensed $122 thousand in unamortized debt issuance costs and $29 thousand of costs related to acquiring the Senior Notes.

6. Minority Interest in Operating Partnership. At March 31, 2003, $582 thousand of declared and unpaid distributions are included in minority interest in operating partnership. The distributions were paid on April 1, 2003.

7. Gain (Loss) on Sale of Assets. The loss of $9 thousand relates to losses incurred on the sale of several hotel vans. In the first quarter 2002, the Company recognized a gain of approximately $1.0 million on the sale of an unconsolidated joint venture for approximately $1.1 million.

8. Income Taxes. Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

The components of income tax benefit for the three months ended March 31, 2003 are as follows:

Three Months Ended
Deferred:
Federal	$(997)

Benefit from income taxes	$(997)

The deferred benefit from income taxes and related deferred tax asset was calculated using an effective tax rate of 38% applied to the income or losses of the TRS Lessees, adjusted for temporary differences related mainly to the Hilton lease termination transaction and operating losses.

The deferred tax asset is provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities, resulting primarily from the Hilton lease termination, and for operating loss carryforwards. The Company believes that the TRS Lessees will generate sufficient future taxable income to realize in full the deferred tax asset. Accordingly, no valuation allowance has been recorded at March 31, 2003.

9. Comprehensive Income. SFAS No. 130, “Reporting Comprehensive Income,” requires the disclosure of the components included in comprehensive income (loss). For the three months ended March 31, 2003, there were no items of other comprehensive income for RFS and the Operating Partnership.

10. Segment Information. SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” requires the disclosure of selected information about operating segments. Based on the guidance provided in the standard, the Company has determined that its business is conducted in one operating segment.

11. Discontinued Operations. In November 2002, the Company sold its Comfort Inn in Fort Mill, South Carolina for $3.25 million in cash, resulting in a loss on sale of approximately $3.8 million. The results of operations for this hotel for the three months ending March 31, 2002 are included on the consolidated statement of operations under the heading, “losses from discontinued operations.” There were no results of operations for this hotel in 2003. The components of losses from discontinued operations for the three months ending March 31, 2002 are shown below:

2002
Hotel revenue	$296
Hotel operating costs	(272)
Property taxes and insurance	(24)
Depreciation	(75)

Losses from discontinued operations	$(75)

12. Incentive Plan Matters Submitted for Approval to the RFS shareholders. In the proxy dated March 21, 2003, RFS submitted three matters pertaining to its incentive plans for voting approval from its shareholders. A summary of each matter and the result of the vote by the RFS shareholders is as follows:

a) Approve the Extension of the Term of the RFS Incentive Plan. The Company’s 1993 Restricted Stock and Stock Option Plan (the “Incentive Plan”) was going to expire on March 31, 2004. On January 29, 2003, the Board of Directors amended the Incentive Plan to extend its term until January 28, 2013, subject to shareholder approval. The approval of the amendment extending the term of the Incentive Plan required an affirmative vote of the holders of at least a majority of the total votes cast on the proposal at the Annual Meeting in person or by proxy. The Board of Directors unanimously recommended that the RFS shareholders vote FOR the proposal to authorize the amendment of the Incentive Plan to extend the term of the Incentive Plan to January 28, 2013. At the annual meeting of RFS shareholders, which was held on May 1, 2003, the amendment to extend the term of the vote was approved with 15,382,857 shares voting for the amendment, 2,793,561 shares voting against the amendment and 86,946 shares abstaining from voting.

b) Approve the Increase in Shares Under the Incentive Plan. On January 29, 2003, the Board of Directors amended the Incentive Plan to increase the number of shares of Common Stock that may be issued upon the exercise of options and upon the grant of stock awards. The amendment increasing the Incentive Plan’s share authorization was adopted by the Board of Directors, subject to the approval of shareholders. The amendment to the Incentive Plan authorizes the issuance of an additional 750,000 shares of Common Stock. Of the additional shares, 600,000 shares are reserved for the Officers’ Plan and the remaining 150,000 shares are reserved for the Directors’ Plan. The approval of the amendment to the Incentive Plan to increase the maximum number of shares of Common Stock that may be issued under the Incentive Plan required an affirmative vote of the holders of at least a majority of the total votes cast on the proposal at the Annual Meeting in person or by proxy. The Board of Directors unanimously recommended that the RFS shareholders vote FOR the proposal to authorize the amendment of the Incentive Plan to increase the number of shares of Common Stock available for grant under the Incentive Plan by 750,000 shares. At the annual meeting of RFS shareholders, which was held on May 1, 2003, the amendment to extend the term of the vote was approved with 15,245,206 shares voting for the amendment, 2,929,921 shares voting against the amendment and 88,237 shares abstaining from voting.

c) Approve the RFS Employee Stock Purchase Plan. On September 1, 2001, the Board of Directors approved the RFS Hotel Investors, Inc. Employee Stock Purchase Plan (the “Purchase Plan”). If the Purchase Plan were approved by the RFS shareholders, the Purchase Plan would qualify under Section 423 of the Internal Revenue Code. The Board of Directors unanimously recommended that the shareholders vote FOR the approval of Purchase Plan. At the annual meeting of RFS shareholders, which was held on May 1, 2003, the amendment to approve the Purchase Plan was approved with 17,182,535 shares voting for the amendment, 1,023,305 shares voting against the amendment and 57,524 shares abstaining from voting.

13. Stock Based Compensation. The FASB issued SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company applies the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

There were no grants of options to purchase shares of common stock or units made during the three months ended March 31, 2003 and 2002. Had compensation cost for the Company’s stock-based compensation plans been determined consistent with SFAS 123, the Company’s net loss and losses per share would have been reduced to the pro forma amounts indicated below for the quarter ended March 31, 2003 and 2002, respectively:

	2003	2002
Net loss applicable to common shareholders:
As reported	$(1,655)	$(8,329)
Pro forma	$(1,755)	$(8,448)
Basic and diluted earnings (loss) per share:
As reported	$(0.06)	$(0.32)
Pro forma	$(0.06)	$(0.33)

14. Consolidating Financial Information of RFS Partnership, L.P. RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing Partnership, L.P., RFS Financing Corporation and RFS Financing 2002, LLC, wholly-owned subsidiaries of the Operating Partnership (“Guarantor Subsidiaries”), have guaranteed on a full and unconditional basis, the payment of amounts due under the Operating Partnership’s $121.2 million Senior Notes. RFS Leasing II and RFS Leasing VII had no substantial operations prior to January 1, 2002. RFS Leasing II leases 15 hotels directly from RFS Financing Partnership, L.P., which owns the fifteen hotels. RFS Leasing VII leases 21 hotels from the Operating Partnership. As of and for the three months ended March 31, 2003 and 2002, RFS Leasing II and RFS Leasing VII did not have a material amount of assets, and incurred both operating and net losses. RFS Financing 2002 was formed to facilitate the issuance of the Senior Notes. RFS Financing Corporation was formed to facilitate the issuance of the 1996 commercial mortgage bonds, which were redeemed with a portion of the proceeds from the sale of the Senior Notes. RFS Financing Corporation and RFS Financing 2002 have no operations or assets and no sources of revenue or cash flow. Consequently, in the event that is becomes necessary for RFS Leasing II, RFS Leasing VII, RFS Financing 2002 or RFS Financing Corporation to provide credit support for the Senior Notes, RFS Leasing II, RFS Leasing VII, RFS Financing 2002 and RFS Financing Corporation likely will not have sufficient cash flow to make any required payments under the Senior Notes.

The following tables present consolidating information for the Partnership, the Guarantor Subsidiaries and the non-guarantor subsidiaries.

Consolidating Balance Sheet

March 31, 2003

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$214,246	$133,286	$244,701		$592,233
Investment in consolidated entities	250,914		17,649	$(268,563)	—
Cash and cash equivalents	596	498	1,954		3,048
Restricted cash			5,363		5,363
Accounts receivable	3,257	14,072	13,772	(25,582)	5,519
Deferred expenses, net	6,191	166	1,971		8,328
Other assets	1,591	732	1,746		4,069
Deferred income taxes		15,180	11,647		26,827

Total assets	$476,795	$163,934	$298,803	$(294,145)	$645,387

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$12,213	$12,427	$23,165	$(25,582)	$22,223
Borrowings on Line of Credit	24,800				24,800
Mortgage notes payable			158,582		158,582
Senior Notes Payable	121,220				121,220

Total liabilities	158,233	12,427	181,747	(25,582)	326,825

Redeemable units at redemption value	23,492				23,492

General partnership units	295,070	151,507	117,056	(268,563)	295,070

Total partners’ capital	295,070	151,507	117,056	(268,563)	295,070

Total liabilities and partners’ capital	$476,795	$163,934	$298,803	$(294,145)	$645,387

Consolidating Balance Sheet

December 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$212,823	$133,507	$246,959		$593,289
Investment in consolidated entities	253,921		18,962	$(272,883)	—
Cash and cash equivalents	446	825	667		1,938
Restricted cash			4,383		4,383
Accounts receivable	2,596	12,439	10,901	(21,238)	4,698
Deferred expenses, net	6,578	176	2,051		8,805
Other assets	1,478	620	1,614		3,712
Deferred income taxes		14,384	11,446		25,830

Total assets	$477,842	$161,951	$296,983	$(294,121)	$642,655

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$18,668	$9,432	$17,340	$(21,238)	$24,202
Borrowings on Line of Credit	6,950				6,950
Mortgage notes payable			159,279		159,279
Senior Notes Payable	125,000				125,000

Total liabilities	150,618	9,432	176,619	(21,238)	315,431

Redeemable units at redemption value	26,702				26,702

General partnership units	300,522	152,519	120,364	(272,883)	300,522

Total partners’ capital	300,522	152,519	120,364	(272,883)	300,522

Total liabilities and partners’ capital	$477,842	$161,951	$296,983	$(294,121)	$642,655

Consolidating Statement of Operations

For the Three Months Ended March 31, 2003

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$24,958	$13,405		$38,363
Food and beverage		3,001	1,170		4,171
Other operating departments		781	628		1,409
Lease revenue	$6,599	4,239	764	$(9,987)	1,615
Deferred revenue	(508)		(479)		(987)
Other	187	1	28	(177)	39

Total hotel revenue	6,278	32,980	15,516	(10,164)	44,610

Hotel operating expenses:
Rooms		5,421	2,831		8,252
Food and beverage		2,245	756		3,001
Other operating departments		305	121		426
Undistributed operating expenses:
Property operating costs		4,007	1,713		5,720
Property taxes, insurance and other	563	928	1,437		2,928
Franchise costs	(51)	2,327	1,445		3,721
Maintenance and repair		1,699	821		2,520
Management fees		902	442		1,344
Percentage lease expense		9,987		(9,987)
Depreciation	2,580	1,742	3,199		7,521
Amortization of franchise fees and unearned compensation	272	8	6		286
General and administrative	217	2,624	1,812		4,653

Total operating expenses	3,581	32,195	14,583	(9,987)	40,372

Operating income	2,697	785	933	(177)	4,238
Amortization of loan origination costs	288	1	74		363
Interest expense	3,508	177	3,150	(177)	6,658
Equity in (earnings) loss of consolidated subsidiaries	686		1,406	(2,092)

Income (loss) from continuing operations before income taxes	(1,785)	607	(3,697)	2,092	(2,783)
Benefit from income taxes		(796)	(201)		(997)

Income (loss) from continuing operations	(1,785)	1,403	(3,496)	2,092	(1,786)
Gain (loss) on sale of assets	(10)	1			(9)

Net income (loss)	(1,795)	1,404	(3,496)	2,092	(1,795)

Preferred unit dividends

Net income (loss) applicable to unitholders	$(1,795)	$1,404	$(3,496)	$2,092	$(1,795)

Consolidating Statement of Operations

For the Three Months Ended March 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$26,789	$13,620		$40,409
Food and beverage		3,046	1,157		4,203
Other operating departments		909	684		1,593
Lease revenue	$7,047	4,966	716	$(11,095)	1,634
Deferred revenue	(577)		(435)		(1,012)
Other	282	14	41	(183)	154

Total hotel revenue	6,752	35,724	15,783	(11,278)	46,981

Hotel operating expenses:
Rooms		5,625	2,712		8,337
Food and beverage		2,382	779		3,161
Other operating departments		327	139		466
Undistributed operating expenses:
Property operating costs		3,659	1,601		5,260
Property taxes, insurance and other	864	859	1,612		3,335
Franchise costs	(51)	2,339	1,525		3,813
Maintenance and repair		1,554	727		2,281
Management fees		815	436		1,251
Percentage lease expense		11,095		(11,095)
Depreciation	2,483	1,680	3,083		7,246
Amortization of franchise fees and unearned compensation	302	10	7		319
General and administrative	110	2,659	1,970		4,739

Total operating expenses	3,708	33,004	14,591	(11,095)	40,208

Operating income	3,044	2,720	1,192	(183)	6,773
Debt extinguishments and swap termination costs	3,210	6,912			10,122
Amortization of loan origination costs	269	14	74		357
Interest expense	1,953	1,073	3,201	(183)	6,044
Equity in (earnings) loss of consolidated subsidiaries	6,940		117	(7,057)

Income (loss) from continuing operations before income taxes	(9,328)	(5,279)	(2,200)	7,057	(9,750)
Benefit from income taxes		(72)	(438)		(510)

Income (loss) from continuing operations	(9,328)	(5,207)	(1,762)	7,057	(9,240)
Losses from discontinued operations		(75)			(75)
Gain (loss) on sale of assets	985		(13)		972

Net income (loss)	(8,343)	(5,282)	(1,775)	7,057	(8,343)
Preferred unit dividends	(781)				(781)

Net income (loss) applicable to unitholders	$(9,124)	$(5,282)	$(1,775)	$7,057	$(9,124)

Consolidating Statement of Cash Flows

For the Three Months Ended March 31, 2003

(in thousands)

	LP Only	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$(5,874)	$3,701	$4,492	$2,319
Cash flows from (used in) investing activities	(1,006)	(4,028)	(2,386)	(7,420)
Cash flows from (used in) financing activities	7,030	—	(819)	6,211

Net increase in cash and cash equivalents	150	(327)	1,287	1,110
Cash and cash equivalents at beginning of period	446	825	667	1,938

Cash and cash equivalents at end of period	$596	$498	$1,954	$3,048

Consolidating Statement of Cash Flows

For the Three Months Ended March 31, 2002

(in thousands)

	LP Only	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$10,743	$2	$(8,607)	$2,138
Cash flows from (used in) investing activities	(72,524)	60,924	10,686	(914)
Cash flows from (used in) financing activities	66,006	(58,191)	(650)	7,165

Net increase in cash and cash equivalents	4,225	2,735	1,429	8,389
Cash and cash equivalents at beginning of period	263	3,467	2,005	5,735

Cash and cash equivalents at end of period	$4,488	$6,202	$3,434	$14,124

15. Subsequent Events—On May 8, 2003, the Company announced that the Company entered into an agreement with CNL Hospitality Properties, Inc. (“CNL”) under which a wholly-owned subsidiary of CNL will acquire the Company for approximately $383 million in cash ($12.35 per share or unit), plus the assumption of total debt ($304.6 million at March 31, 2003), for total consideration of approximately $687.6 million. Under the terms of the agreement, CNL will acquire all outstanding common stock of RFS and outstanding partnership units of the Operating Partnership for $12.35 per share or unit in cash at closing, which is expected to occur in the third quarter of 2003.

The transaction has been approved by the board of directors of each company, and is subject to approval by RFS shareholders and the Operating Partnership’s limited partners, certain regulatory approvals and other customary closing conditions. This transaction is not subject to the consent of RFS bondholders. In anticipation of the closing, the Company has agreed to suspend payment of its quarterly dividend. Separately, on May 9, 2003, CNL purchased directly from RFS one million newly issued shares of RFS common stock at a price per share of $12.35 in cash, the proceeds of which will be used to pay down the Company’s Line of Credit. The transaction is not contingent upon CNL obtaining financing.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and

Shareholders of RFS Hotel Investors, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income (loss), of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of RFS Hotel Investors, Inc. (“RFS”) at December 31, 2002 and 2001, and the results of its operations and cash flows for the three years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of RFS’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2001, RFS adopted the provisions of FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities;” and as discussed in Note 8 and Note 2 to the consolidated financial statements, effective January 1, 2002, RFS adopted FASB No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” and FASB No. 145, “Rescission of FAS Statements No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections.”

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

January 29, 2003, except for Note 13, as to

which the date is March 3, 2003

RFS HOTEL INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	December 31, 2001
ASSETS
Investment in hotel properties, net	$593,289	$615,562
Cash and cash equivalents	1,938	5,735
Restricted cash	4,383	6,817
Accounts receivable	4,698	5,533
Deferred expenses, net	8,805	6,964
Other assets	3,712	3,517
Deferred income taxes	25,830	24,734

Total assets	$642,655	$668,862

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$22,160	$20,857
Borrowings on Line of Credit	6,950	81,188
Mortgage notes payable	159,279	219,947
Senior notes payable	125,000
Minority interest in Operating Partnership, 2,459 units issued and outstanding at December 31, 2002 and December 31, 2001, respectively and other consolidated subsidiaries	28,047	31,059

Total liabilities	341,436	353,051

Series B Preferred Stock, $0.01 par value, 5,000 shares authorized, 250 shares issued and outstanding at December 31, 2001		25,000

Commitments and contingencies
Shareholders’ equity:
Common Stock, $.01 par value, 100,000 shares authorized, 29,043 and 25,811 shares issued at December 31, 2002 and December 31, 2001, respectively	290	258
Additional paid-in capital	408,017	368,361
Other comprehensive income		(3,220)
Treasury stock, at cost, 576 shares	(8,100)	(8,100)
Distributions in excess of earnings	(98,988)	(66,488)

Total shareholders’ equity	301,219	290,811

Total liabilities and shareholders’ equity	$642,655	$668,862

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

	2002	2001	2000
Revenue:
Rooms	$169,357	$187,144
Food and beverage	17,452	17,695
Other operating departments	6,449	9,044
Lease revenue	5,229	5,782	$106,001
Other	411	573	785

Total hotel revenue	198,898	220,238	106,786

Hotel operating expenses:
Rooms	34,679	36,617
Food and beverage	12,793	13,533
Other operating departments	1,874	2,163
Undistributed operating expenses:
Property operating costs	21,798	22,193
Property taxes, insurance and other	12,536	12,767	10,678
Franchise costs	16,265	16,857
Maintenance and repair	9,485	9,576
Management fees	4,876	5,721
Depreciation	29,812	29,290	26,920
Lease termination		65,489
Amortization of franchise fees and unearned compensation	1,247	1,384	674
General and administrative	19,079	19,246	6,304

Total operating expenses	164,444	234,836	44,576

Operating income (loss)	34,454	(14,598)	62,210
Debt extinguishments and swap termination costs	10,122
Amortization of loan origination costs	1,617	1,354	1,036
Interest expense	25,484	24,688	23,016

Income (loss) from continuing operations before minority interest and income taxes	(2,769)	(40,640)	38,158
Minority interest	(654)	(1,150)	3,200
Benefit from income taxes	(1,096)	(24,714)

Income (loss) from continuing operations	(1,019)	(14,776)	34,958
Earnings (losses) from discontinued operations	(3,719)	(80)	208
Gain (loss) on sale of assets	950	1,127	(4,376)

Net income (loss)	(3,788)	(13,729)	30,790
Gain (loss) on redemption of preferred Stock	(1,890)	5,141
Preferred stock dividends	(1,562)	(3,125)	(1,412)

Net income (loss) applicable to common shareholders	$(7,240)	$(11,713)	$29,378

Earnings (loss) per share data:
Basic earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Basic earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Diluted earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Diluted earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Weighted average common shares outstanding—basic	27,446	25,045	24,559
Weighted average common shares outstanding—diluted	27,446	25,045	24,566

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Net income (loss)	$(3,788)	$(13,729)	$30,790
Reclassification adjustment for losses included in earnings	3,220
Unrealized holding loss on interest rate swaps		(3,220)

Comprehensive income (loss)	$(568)	$(16,949)	$30,790

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

		Common Stock
	Preferred Stock	Number of Shares	Amount	Additional Paid-In Capital	Other Comprehensive Income	Treasury Stock	Distributions in Excess of Income	Total
Balances at December 31, 1999	$10	25,062	$251	$374,087		$(3,656)	$(9,409)	$361,283
Purchase of treasury shares						(4,444)		(4,444)
Issuance of common shares		26		162				162
Distributions on common shares, ($1.54 per share)							(38,586)	(38,586)
Distributions on Series A preferred shares, ($1.54 per share)							(1,412)	(1,412)
Amortization of unearned compensation				661				661
Net income							30,790	30,790

Balances at December 31, 2000	$10	25,088	$251	$374,910		$(8,100)	$(18,617)	$348,454
Redemption of Series A preferred shares, including $5,141 gain on redemption	(10)			(12,990)				(13,000)
Series B Preferred Shares issuance costs				(1,040)				(1,040)
Issuance of common shares		723	7	6,152				6,159
Distributions on common shares, ($1.255 per share)							(30,661)	(30,661)
Distributions on preferred shares, ($0.385 per Series A share and $12.50 per Series B share)							(3,481)	(3,481)
Unrealized holding losses arising on interest rate swaps					$(3,220)			(3,220)
Amortization of unearned compensation				1,329				1,329
Net loss							(13,729)	(13,729)

Balances at December 31, 2001	$0	25,811	$258	$368,361	$(3,220)	$(8,100)	$(66,488)	$290,811
Loss on redemption of Series B preferred shares, net of $1,040 issuance costs				(850)				(850)
Issuance of common shares		3,232	32	39,621				39,653
Allocation to minority interest				(232)				(232)
Distributions on common shares, ($1.00 per share)							(27,150)	(27,150)
Distributions on preferred shares, ($6.25 per Series B share)							(1,562)	(1,562)
Reclassification adjustment for losses included in earnings					3,220			3,220
Amortization of unearned compensation				1,117				1,117
Net loss							(3,788)	(3,788)

Balances at December 31, 2002	$0	29,043	$290	$408,017	$0	$(8,100)	$(98,988)	$301,219

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Cash flows from operating activities:
Net income (loss)	$(3,788)	$(13,729)	$30,790
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,944	32,343	28,908
Minority interest in Operating Partnership	(644)	(1,157)	3,218
(Gain) loss on sale of assets, including loss on sale of discontinued operations	2,890	(1,127)	4,376
Write-off of loan costs	1,361
Changes in assets and liabilities:
Accounts receivable	835	7,508	(2,240)
Other assets	(499)	5,432	(3,473)
Deferred income taxes	(1,096)	(24,734)
Accounts payable and accrued expenses	4,523	5,930	3,644

Net cash provided by operating activities	36,526	10,466	65,223

Cash flows from investing activities:
Investment in hotel properties and hotels under development	(14,576)	(18,013)	(32,551)
Cash paid for franchise fees	(172)	(65)
Restricted cash	2,434	(1,888)	(379)
Proceeds from sale of hotel properties	4,175	11,324	22,087

Net cash used by investing activities	(8,139)	(8,642)	(10,843)

Cash flows from financing activities:
Purchase of treasury stock			(4,444)
Net proceeds (payments) on line of credit	(74,238)	30,914	(48,534)
Proceeds from issuance of debt	125,000		52,200
Payments on mortgage notes payable	(60,668)	(7,210)	(8,513)
Redemption of preferred stock	(25,850)	(13,000)
Distributions to common and preferred shareholders	(28,712)	(34,142)	(39,972)
Distributions to limited partners	(2,592)	(3,135)	(3,988)
Issuance of common stock, net of $0.3 million issuance costs in 2002	39,653	4,479	162
Issuance of preferred stock, net of $1.0 million issuance costs		23,960
Loan fees paid	(4,777)	(1,636)	(3,523)

Net cash provided (used) by financing activities	(32,184)	230	(56,612)

Net increase (decrease) in cash and cash equivalents	(3,797)	2,054	(2,232)
Cash and cash equivalents at beginning of period	5,735	3,681	5,913

Cash and cash equivalents at end of period	$1,938	$5,735	$3,681

Supplemental disclosure of cash flow information:
Cash paid for interest	$22,059	$24,403	$22,970

Supplemental disclosure of non-cash activities: See Note 10 to the consolidated financial statements

The accompanying notes are an integral part of these consolidated financial statements.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

of RFS Hotel Investors, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income (loss), of partners’ capital and of cash flows present fairly, in all material respects, the financial position of RFS Partnership, L.P. (the “Partnership”) at December 31, 2002 and 2001, and the results of its operations and cash flows for the three years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2001, the Partnership adopted the provisions of FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities;” and as discussed in Note 8 and Note 2 to the consolidated financial statements, effective January 1, 2002, the Partnership adopted FASB No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” and FASB No. 145, “Rescission of FAS Statements No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections.”

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

January 29, 2003, except for Note 13, as to

which the date is March 3, 2003

RFS PARTNERSHIP, L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	December 31, 2001
ASSETS
Investment in hotel properties, net	$593,289	$615,562
Cash and cash equivalents	1,938	5,735
Restricted cash	4,383	6,817
Accounts receivable	4,698	5,533
Deferred expenses, net	8,805	6,964
Other assets	3,712	3,517
Deferred income taxes	25,830	24,734

Total assets	$642,655	$668,862

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$24,202	$23,032
Borrowings on Line of Credit	6,950	81,188
Mortgage notes payable	159,279	219,947
Senior notes payable	125,000

Total liabilities	315,431	324,167

Commitments and contingencies
Series B Preferred Units, $0.01 par value, 5,000 units authorized, 250 units issued and outstanding at December 31, 2001		25,000

Redeemable limited partnership units at redemption value, 2,459 units at December 31, 2002 and 2001, respectively	26,702	27,980

Partners’ Capital:
Other comprehensive income		(3,220)
General partnership units, 28,467 units and 25,235 units at December 31, 2002 and December 31, 2001, respectively	300,522	294,935

Total partners’ capital	300,522	291,715

Total liabilities and partners’ capital	$642,655	$668,862

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per unit data)

	2002	2001	2000
Revenue:
Rooms	$169,357	$187,144
Food and beverage	17,452	17,695
Other operating departments	6,449	9,044
Lease revenue	5,229	5,782	$106,001
Other	411	573	785

Total hotel revenue	198,898	220,238	106,786

Hotel operating expenses:
Rooms	34,679	36,617
Food and beverage	12,793	13,533
Other operating departments	1,874	2,163
Undistributed operating expenses:
Property operating costs	21,798	22,193
Property taxes, insurance and other	12,536	12,767	10,678
Franchise costs	16,265	16,857
Maintenance and repair	9,485	9,576
Management fees	4,876	5,721
Depreciation	29,812	29,290	26,920
Lease termination		65,489
Amortization of franchise fees and unearned compensation	1,247	1,384	674
General and administrative	19,079	19,246	6,304

Total operating expenses	164,444	234,836	44,576

Operating income (loss)	34,454	(14,598)	62,210
Debt extinguishment and swap termination costs	10,122
Amortization of loan origination costs	1,617	1,354	1,036
Interest expense	25,484	24,688	23,016

Income (loss) from continuing operations before income taxes	(2,769)	(40,640)	38,158
Benefit from income taxes	(1,096)	(24,714)

Income (loss) from continuing operations	(1,673)	(15,926)	38,158
Earnings (losses) from discontinued operations	(3,709)	(87)	226
Gain (loss) on sale of assets	950	1,127	(4,376)

Net income (loss)	(4,432)	(14,886)	34,008
Gain (loss) on redemption of preferred units	(1,890)	5,141
Preferred unit dividends	(1,562)	(3,125)	(1,412)

Net income (loss) applicable to unitholders	$(7,884)	$(12,870)	$32,596

Net income (loss) allocated to general partnership units	$(7,240)	$(11,713)	$29,378

Net income (loss) allocated to limited partnership units	$(644)	$(1,157)	$3,218

Earnings (loss) per share data:
Basic earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Basic earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Diluted earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Diluted earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Weighted average common units outstanding—basic	29,905	27,520	27,121
Weighted average common units outstanding—diluted	29,905	27,520	27,127

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Net income (loss)	$(4,432)	$(14,886)	$34,008
Reclassification adjustment for losses included in earnings	3,220
Unrealized holding loss on interest rate swaps		(3,220)

Comprehensive income (loss)	$(1,212)	$(18,106)	$34,008

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

Balance, December 31, 1999	369,947
Contributions	162
Redemption of general partnership units	(4,444)
Distributions to general partnership units ($1.54 per unit)	(38,585)
Distributions to redeemable limited partnership units ($1.54 per unit)	(3,988)
Distributions preferred units ($1.54 per unit)	(1,412)
Allocation to redeemable limited partnership units	(6,682)
Contribution from general partner related to amortization of stock-based compensation	661
Net income	34,008

Balance, December 31, 2000	349,667
Issuance of general partnership units	4,661
Redemption of Series A Preferred units, including $5,141 gain on redemption	(13,000)
Series B Preferred Unit issuance costs	(1,040)
Distributions to general partnership units ($1.255 per unit)	(30,661)
Distributions to redeemable limited partnership units ($1.255 per unit)	(3,135)
Distributions preferred units ($0.385 per Series A Preferred unit and $12.50 per Series B Preferred unit)	(3,481)
Allocation from redeemable limited partnership units	5,481
Contribution from general partner related to amortization of stock-based compensation	1,329
Unrealized holding loss on interest rate swaps	(3,220)
Net loss	(14,886)

Balance, December 31, 2001	$291,715
Issuance of general partnership units	39,646
Loss on redemption of Series B Preferred units, net of $1,040 in issuance costs	(850)
Distributions to general partnership units ($1.00 per unit)	(27,018)
Distributions to redeemable limited partnership units ($1.00 per unit)	(2,592)
Distributions preferred units ($6.25 per Series B Preferred unit)	(1,562)
Allocation from redeemable limited partnership units	1,278
Contribution from general partner related to amortization of stock-based compensation	1,117
Reclassification of holding loss on interest rate swaps into earnings	3,220
Net loss	(4,432)

Balance, December 31, 2002	$300,522

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARNTERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Cash flows from operating activities:
Net income (loss)	$(4,432)	$(14,886)	$34,008
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,944	32,343	28,908
(Gain) loss on sale of assets, including loss on sale of discontinued operations	2,890	(1,127)	4,376
Write-off of loan costs	1,361
Changes in assets and liabilities:
Accounts receivable	835	7,508	(2,240)
Other assets	(499)	5,432	(3,473)
Deferred income taxes	(1,096)	(24,734)
Accounts payable and accrued expenses	4,523	5,930	3,644

Net cash provided by operating activities	36,526	10,466	65,223

Cash flows from investing activities:
Investment in hotel properties and hotels under development	(14,576)	(18,013)	(32,551)
Cash paid for franchise fees	(172)	(65)
Restricted cash	2,434	(1,888)	(379)
Proceeds from sale of hotel properties	4,175	11,324	22,087

Net cash used by investing activities	(8,139)	(8,642)	(10,843)

Cash flows from financing activities:
Redemption of general partnership units			(4,444)
Net proceeds (payments) on line of credit	(74,238)	30,914	(48,534)
Proceeds from issuance of debt	125,000		52,200
Payments on mortgage notes payable	(60,668)	(7,210)	(8,513)
Redemption of preferred units	(25,850)	(13,000)
Distributions to general partner and preferred unitholders	(28,712)	(34,142)	(39,972)
Distributions to limited partners	(2,592)	(3,135)	(3,988)
Issuance of general partnership units, net of $0.3 million issuance costs in 2002	39,653	4,479	162
Issuance of preferred units, net of $1.0 million issuance costs		23,960
Loan fees paid	(4,777)	(1,636)	(3,523)

Net cash provided (used) by financing activities	(32,184)	230	(56,612)

Net increase (decrease) in cash and cash equivalents	(3,797)	2,054	(2,232)
Cash and cash equivalents at beginning of period	5,735	3,681	5,913

Cash and cash equivalents at end of period	$1,938	$5,735	$3,681

Supplemental disclosure of cash flow information:
Cash paid for interest	$22,059	$24,403	$22,970

Supplemental disclosure of non-cash activities: See Note 10 to the consolidated financial statements

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF

RFS HOTEL INVESTORS, INC. AND RFS PARTNERSHIP, L.P.

Note 1.	Organization

RFS Hotel Investors, Inc. (“RFS”), is a publicly held hotel real estate investment trust, which at December 31, 2002, owned interests in 57 Hotels with 8,271 rooms located in 24 states through its approximate 92% interest in RFS Partnership, L.P. (the “Operating Partnership”). The Operating Partnership is the issuer of public debt. Because RFS is the issuer of publicly held common stock and the Operating Partnership is the issuer of publicly held debt, both entities are required to file Form 10K’s, either separately or combined. This Form 10K represents a combined Form 10K for both RFS and the Operating Partnership. RFS, the Operating Partnership, and their subsidiaries are herein referred to, collectively, as the “Company.” Unless one of the notes to the consolidated financial statements specifically refers to either RFS or the Operating Partnership, the notes are applicable to both RFS and the Operating Partnership as separate registrants.

Under the REIT Modernization Act (the “RMA”) that became effective January 1, 2001, the Company is permitted to lease its hotels to wholly-owned taxable real estate investment trust (“REIT”) subsidiaries of the Company (“TRS Lessees”), provided that the TRS Lessees engage a third-party management company to manage the hotels. Effective January 1, 2001, the Company terminated its operating leases, management contracts and related ancillary agreements with Hilton Hotels Corporation (“Hilton”) for approximately $65.5 million. This transaction represents the cancellation of certain executory contracts some of which extended through 2012. As a result of this transaction, the Company began reporting hotel revenues and expenses rather than lease revenue.

The following table provides a schedule of the hotels by brand at December 31, 2002 (unaudited):

Franchise Affiliation	Hotel Properties	Rooms/Suites
Full Service Hotels:
Sheraton	4	864
Holiday Inn	5	954
Sheraton Four Points	2	412
Independent	2	331
Doubletree	1	221
Hilton	1	234

	15	3,016

Extended Stay Hotels:
Residence Inn by Marriott	14	1,852
TownePlace Suites by Marriott	3	285
Homewood Suites by Hilton	1	83

	18	2,220

Limited Service Hotels:
Hampton Inn	17	2,112
Holiday Inn Express	5	637
Comfort Inn	1	184
Courtyard by Marriott	1	102

	24	3,035

Total	57	8,271

The following summarizes the number of hotels owned for the periods presented:

	2002	2001	2000
Hotels owned at beginning of years	58	60	62
Sales of hotels	(1)	(2)	(2)

Hotels owned at end of years	57	58	60

Note 2.	Summary of Significant Accounting Policies

Principles of Consolidation. The consolidated financial statements include the accounts of RFS, the Operating Partnership and each of their consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments. The Company’s financial instruments include rents receivable, accounts payable, other accrued expenses and mortgage loans payable. The fair values of these financial instruments, except for the mortgage loans payable are not materially different from their carrying or contract values. The carrying values of the Company’s borrowings are estimated to be below fair value by approximately $50.1 million due to changes in comparable interest rates.

Investment in Hotel Properties. Hotel properties are recorded at cost and are depreciated using the straight-line method over estimated useful lives of 40 years for buildings and improvements and five to seven years for furniture and equipment. Repairs and maintenance costs are charged to expense as incurred. The Company periodically reviews the carrying value of each Hotel to determine if circumstances exist indicating impairment in the carrying value of the investment in the hotel or that depreciation periods should be modified. If circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows.

Cash and Cash Equivalents. All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Restricted Cash. Restricted cash includes amounts the Company must make available for the replacement and refurbishment of furniture and equipment and amounts held in escrow by certain lenders for the payment of taxes and insurance.

Deferred Expenses. Deferred expenses, consisting of initial fees paid to franchisors, loan fees and other costs incurred in issuing debt, are recorded at cost. Amortization of franchise fees is computed using the straight-line method over the lives of the franchise agreements, which range from 10 to 15 years. Amortization of loan fees and other costs incurred in issuing debt are computed using the interest method over the maturity period of the related debt. Accumulated amortization of deferred expenses is $7.6 million and $6.6 million at December 31, 2002 and 2001, respectively.

Minority Interest in Operating Partnership and other Consolidated Subsidiaries. Minority interest in the Operating Partnership and other Consolidated Subsidiaries represents the limited partners’ proportionate share of the equity in the Operating Partnership and other Consolidated Subsidiaries. Income (loss) is allocated to minority interest based on the weighted average percentage ownership throughout the year.

Treasury Stock. The Board of Directors approved a stock repurchase program to buy back up to 3 million shares of common stock on the open market subject to certain market conditions and other factors. During 2000, the Company repurchased 409 thousand shares of common stock at an average price per share of $10.88 or $4.4 million, bringing the total number of shares repurchased under the program to 576 thousand.

Revenue Recognition. In accordance with Staff Accounting Bulletin (SAB) 101, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with the provisions of the lease agreements. The lessees are in compliance with their rental obligations under the leases. For the years ended December 31, 2002 and 2001, five hotels were leased to third party lessees.

Income Taxes. The Company has elected to be treated as a REIT under the Internal Revenue Code. Prior to January 1, 2001, the Company, as a REIT, was not subject to federal income taxes. Under the RMA that became effective January 1, 2001, the Company leases all but five of its hotels to wholly-owned taxable REIT subsidiaries that are subject to federal and state income taxes. The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS 109, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Debt Extinguishment and Swap Termination Costs. The Company has elected to adopt the provisions of SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections,” as of January 1, 2002. SFAS 145 rescinds the provisions of SFAS 4 that would have required the loss on the extinguishments of debt of $6.9 million (excludes the $3.2 million swap termination costs) to be reported net of tax as an extraordinary item. Accordingly, these costs are included in debt extinguishment and swap termination costs in the accompanying 2002 statement of operations.

Stock Based Compensation. The Company accounts for share option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related Interpretations. Under APB 25, no compensation expense is recognized for employee share option grants because the exercise price of the options granted to date has equaled the market price of the underlying shares on the date of grant (the “intrinsic value method”).

Had compensation cost for the Company’s stock-based compensation plans been determined consistent with SFAS 123, the Company’s net income (loss) and earnings per share would have been reduced to the pro forma amounts indicated below:

	2002	2001	2000
Net income (loss) applicable to common shareholders:
As reported	$(7,240)	$(11,713)	$29,378
Pro forma	$(7,728)	$(12,013)	$29,045
Basic and diluted earnings (loss) per share:
As reported	$(0.26)	$(0.47)	$1.20
Pro forma	$(0.28)	$(0.48)	$1.18

The FASB issued SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company will apply the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

Basic and Diluted Earnings Per Share or Unit. Basic earnings (loss) per share from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets and plus (minus) the gain (loss) on redemption of Preferred Stock or Units by the weighted average number of common shares or units outstanding during the period. Diluted earnings (loss) per share from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets and plus (minus) the gain (loss) on redemption of Preferred Stock or Units by the weighted average number of common shares or units and equivalents outstanding. Basic earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders/unitholders by the weighted average number of common shares or units outstanding during the period. Diluted earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders/unitholders by the weighted average number of common shares or units and equivalents outstanding. Common share or unit equivalents represent shares or units issuable upon exercise of options. At December 31, 2000, six thousand shares or units were issuable pursuant upon the exercise of options. For the years ended December 31, 2002 and 2001, 85 thousand and 135 thousand common share or unit equivalents pursuant upon the exercise of options would be antidilutive, and accordingly, for those periods, are not assumed to be converted in the computation of diluted earnings per share or unit. In addition, for the year ended December 31, 2000, the Company’s Series A Preferred Stock or Units, if converted to common shares or units, would be antidilutive; accordingly, the Series A Preferred Stock or Units are not assumed to be converted in the computation of diluted earnings per share or unit. In addition, the Series B Preferred Stock or Units are non-convertible and accordingly, are not included in the computation of diluted earning per share or unit for the years ended December 31, 2002 and 2001.

Derivatives. Effective January 1, 2001, SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS 138, established accounting and reporting standards for derivative instruments and hedging activities. It required that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Upon adoption of SFAS 133 on January 1, 2001, the Company recorded a liability of approximately $0.8 million with a corresponding charge to other comprehensive income representing the fair value of its interest rate swap agreements. At December 31, 2001, the fair value of the Company’s interest rate swap agreements was a liability of approximately $3.2 million and was included in “Accounts payable and accrued expenses” with the related unrealized loss recorded in other comprehensive income within shareholders’ equity. In February 2002, the Company terminated both interest rate swap agreements and incurred a loss on termination of approximately $3.2 million. This loss is included in debt extinguishment and swap termination costs on the 2002 statement of operations. This loss was reclassified from other comprehensive income upon termination. At December 31, 2002, the Company had no outstanding derivative interest rate swap agreements.

In the normal course of business, the Company is exposed to the effect of interest rate changes. The Company limits these risks by following established risk management policies and procedures including the use of derivatives (cash flow hedges). The Company does not use derivatives for trading or speculative purposes. Further, the Company has a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.

Segment Information. SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” requires the disclosure of selected information about operating segments. Based on the guidance provided in the standard, the Company has determined that its business is conducted in one operating segment.

Distributions. The Company intends to pay regular quarterly distributions on its common shares or units and Operating Partnership units and the current quarterly distribution is $0.25 per share or unit. The Company’s ability to make distributions is dependent upon receipt of its quarterly distributions from the Operating Partnership. The Operating Partnership’s ability to make distributions is dependent upon the results of operations of the Company’s hotels.

Note 3.	Investment in Hotel Properties

Investment in hotel properties consists of the following at December 31, 2002, and 2001, respectively (in thousands):

	2002	2001
Land	$69,639	$70,401
Building and improvements	545,557	543,912
Furniture and equipment	124,496	115,479
Capital improvements in progress	12,002	16,422

	751,694	746,214
Accumulated depreciation	(158,405)	(130,652)

	$593,289	$615,562

Capitalized interest was $16 thousand, $0 and $0.6 million for the years ended December 31 2002, 2001 and 2000, respectively.

Note 4.	Debt

The following details the Company’s debt outstanding at December 31, 2002 and 2001 and the net book value of the collateral pledged against the debt at December 31, 2002 (dollar amounts in thousands):

			Collateral
	Interest Rate	Maturity	# of Hotels		Net Book Value		2002	2001
Variable Rate Debt:
Line of Credit	LIBOR + 250bp	July 2005	24		$212,823		$6,950	$11,188
Fixed Rate Debt:
Line of Credit			(a	)	(a	)		40,000
Line of Credit			(a	)	(a	)		30,000
Senior Notes	9.75%	March 2010					125,000
Mortgage	6.83%	August 2008	15					33,181
Mortgage	7.30%	November 2011	(b	)	(b	)		25,000
Mortgage	7.83%	December 2008	10		122,307		90,600	92,087
Mortgage	8.22%	November 2007	1		42,786		17,960	18,271
Mortgage	8.00%	August 2010	8		81,866		50,719	51,408

					$459,782		$291,229	$301,135

(a)	Interest rate swaps fixed the rate of interest on these portions of the Line of Credit and these portions were also collateralized by the twenty-four properties pledged against the variable portion of the Line. The interest rate swaps were terminated in 2002.
(b)	This mortgage was collateralized by the fifteen properties pledged against the previous mortgage in the table.

On October 31, 2002, the Company concluded an amendment and extension of its $140 million Line of Credit. The amendment extends the maturity of the facility from July 30, 2004 to July 30, 2005, and relaxes certain financial covenants, including the interest coverage, fixed charge coverage, and total leverage tests. The interest rate on the $140 million Line of Credit that matures in July 2005 ranges from 150 basis points to 250 basis points above LIBOR, depending on the Company’s ratio of total debt to its investment in hotel properties (as defined). The average interest rate on outstanding contracts under the Line of Credit at December 31, 2002 was 3.9%, calculated as the LIBOR interest rate of 1.4% plus 250 basis points. The Line of Credit is collateralized by first priority mortgages on 24 hotels that restrict the transfer, pledge or other hypothecation of the hotels (collectively, the “Collateral Pool”). The Company may obtain a release of the pledge of any hotel in the Collateral Pool if the Company provides a substitute hotel or reduces the total availability under the Line of Credit. Borrowings under the Line of Credit are limited to the Borrowing Base Value, which was $93.3 million at December 31, 2002. Accordingly, the Company had borrowings available under the Line of Credit of approximately $86.4 million at December 31, 2002. The Line of Credit contains various covenants including the maintenance of a minimum net worth, minimum debt and interest coverage ratios, and total indebtedness and liability limitations. The Company was in compliance with these covenants at December 31, 2002.

The Company participated in two interest rate swap agreements, the first for a notional amount of $30 million and the second for a notional amount of $40 million, both of which were terminated in February, 2002 in conjunction with the issuance of $125 million senior notes. The Company incurred a loss of $3.2 million upon termination of the interest rate swap agreements. The estimated unrealized net loss on these instruments was approximately $3.2 million and $0.8 million at December 31, 2001 and 2000.

On February 26, 2002, the Company sold $125 million of senior notes. The senior notes mature March 1, 2012 and bear interest at a rate of 9.75% per year, payable semi-annually, in arrears, on March 1 and September 1 of each year, commencing on September 1, 2002. The senior notes are unsecured obligations of the Partnership and are guaranteed by RFS and certain of its subsidiaries. The senior notes contain covenants that could, among other things, restrict RFS’s ability to borrow money, pay dividends on or repurchase capital stock, make investments, and sell assets or enter into mergers and consolidations. The Company was in compliance with these covenants at December 31, 2002. Net proceeds from the issuance of the senior notes of $121.5 million were used to retire the 1996 CMBS mortgage debt on March 20, 2002 ($57.5 million outstanding), pay the prepayment penalty on the 1996 CMBS mortgage debt of approximately $5.5 million, terminate the two outstanding interest rate swap agreements for approximately $3.2 million, with the balance used to reduce outstanding borrowings under the line of credit. As a result of the prepayment of the 1996 CMBS debt, the Company expensed $1.4 million in unamortized debt costs.

The Company’s other borrowings are nonrecourse to the Company and contain provisions allowing for the substitution of collateral, upon satisfaction of certain conditions. Most of the mortgage borrowings are prepayable and subject to various prepayment penalties, yield maintenance, or defeasance obligations. At December 31, 2002, approximately 98% of the Company’s debt is fixed at a weighted average interest rate of 8.7%.

Future scheduled principal payments of debt obligations at December 31, 2002 are as follows (in thousands):

Amount
2003	$2,695
2004	2,888
2005	10,111
2006	3,424
2007	19,662
Thereafter	252,449

$291,229

In addition to the above principal payment of debt obligations as of December 31, 2002, the Company has a $3.0 million letter of credit outstanding. The letter of credit serves as collateral on the worker’s compensation plan for the benefit of the hotel employees of Flagstone Hospitality Management LLC (“Flagstone”). There are no outstanding balances on the letter of credit. The Company is also committed to make future payments under various operating leases that are not significant.

The Company in the future may seek to increase further the amount of its credit facilities, negotiate additional credit facilities, or issue corporate debt instruments. Although the Company has no charter restrictions on the amount of indebtedness the Company may incur, the Board of Directors of the Company has adopted a current policy limiting the amount of indebtedness that the Company will incur to an amount not in excess of approximately 45% of the Company’s investment in hotel properties, at cost, (as defined). The Board of Directors may change the debt policy at any time without shareholder approval.

The Company may incur, or cause the Partnership to incur, indebtedness to meet distribution requirements imposed on a REIT under the Internal Revenue Code including the requirement that a REIT distribute to its shareholders annually at least 90% of its taxable income to the extent that working capital and cash flow from the Company’s investments are insufficient to make such distributions.

Note 5.	Income Taxes

The Company elected to be taxed as a REIT under the Internal Revenue Code. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute as least 90% of its taxable income to its stockholders. It is management’s current intention to adhere to these requirements and maintain the Company’s REIT status. As a REIT, the Company generally will not be subject to corporate level federal income taxes on taxable income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income. In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes.

Prior to January 1, 2001, the Company was not subject to federal income taxes. Under the RMA that became effective January 1, 2001, the Company leases 52 of its hotels to wholly-owned taxable REIT subsidiaries that are subject to federal and state income taxes. The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS 109, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

The components of income tax expense (benefit) for the years ended December 31, 2002 and 2001 are as follows:

	2002	2001
Current:
State		$20
Deferred:
Federal	$(1,096)	(24,734)

Benefit from income taxes	$(1,096)	$(24,714)

The benefit from income taxes was calculated using an effective tax rate of 38% applied to the income or losses of the TRS Lessees, adjusted for temporary differences related to the Hilton lease termination transaction, operating losses, bad debts and contributions.

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and for operating loss carryforwards. Significant components of the Company’s deferred tax asset are as follows:

	2002	2001
Lease termination	$19,583	$22,228
Operating loss carryforwards	6,175	2,470
Other	72	36

Deferred tax asset	$25,830	$24,734

The Company’s operating loss carryforwards, which are expected to provide future tax benefits, expire in 2021 ($2.5 million) and 2022 ($3.7 million). The Company believes the TRS Lessees will generate sufficient future taxable income to realize in full the deferred tax asset, as such, no valuation allowance has been recorded at December 31, 2002 and 2001, respectively.

The reconciliation of the Company’s statutory income tax rate to effective tax rate for the years ended December 31, 2002 and 2001 is as follows:

	2002	2001
Statutory U.S. Federal income tax benefit	35%	35%
State income tax benefit	3%	3%
Non-taxable REIT income	(22)%	25%
Other	(3)%	1%

Effective tax rate	13%	64%

Reconciliation between GAAP net income (loss) and REIT taxable income:

The following table reconciles the Company’s GAAP net income (loss) to taxable income for the years ended December 31, 2002, 2001 and 2000:

	2002	2001	2000
GAAP net income (loss)	$(3,788)	$(13,729)	$30,790
Plus GAAP net loss on taxable subsidiaries included above	2,014	40,234	889

GAAP net income from REIT operations (a)	(1,774)	26,505	31,679
Book/tax differences on minority interest share of TRS Lessees’ loss	(505)	(3,206)
Book/tax differences on depreciation and amortization	6,290	4,333	(2,005)
Book/tax differences on gains/losses from capital transactions	1,268	4,781	3,745
Other book/tax differences, net	(94)	(180)	915

Adjusted taxable income subject to distribution requirement (b)	$5,185	$32,233	$34,334

(a)	All adjustments to “GAAP net income from REIT operations” are net of amounts attributable to taxable REIT subsidiaries and non-qualified REIT subsidiaries.
(b)	The dividend requirement was 90% in 2002 and 2001, respectively, and 95% in 2000.

Characterization of distributions:

The following table characterizes distributions paid per common share for the years ended December 31, 2002, 2001 and 2000:

	2002		2001		2000
	$	%	$	%	$	%
Ordinary income	$0.13	13.3%	$0.90	71.6%	$1.43	92.8%
Return of capital	0.87	86.7%	0.36	28.4%	0.02	1.3%
Capital gains					0.01	0.3%
Unrecaptured Section 1250 gain					0.08	5.6%

	$1.00	100%	$1.26	100%	$1.54	100%

Note 6.	Capital Stock and Partnership Units

Common Stock. On February 20, 2002, RFS sold 1.15 million shares of common stock and contributed the net proceeds to the Partnership in exchange for 1.15 million units. Proceeds of approximately $14.2 million (net of $0.2 million expenses) from the sale of the common stock were used to reduce the outstanding balance on the line of credit.

On June 4, 2002, RFS sold 2.0 million shares of common stock and contributed the net proceeds to the Partnership in exchange for 2.0 million units. Proceeds of approximately $24.6 million (net of $0.1 million expenses), together with available cash, were used to redeem the Partnership’s 250,000 outstanding Series B preferred units from RFS.

Preferred Stock. The Board of Directors is authorized to provide for the issuance of up to 5 million shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

In 1996, the Company issued to one of the lessees 973,684 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Company redeemed the Series A Preferred Stock on January 1, 2001 for cash consideration of $13.0 million, which resulted in a gain on redemption of $5.1 million that is included in net income (loss) applicable to common shareholders in 2001.

On January 2, 2001, the Company issued 250,000 shares of non-convertible mandatorily redeemable Series B Preferred Stock for $25 million prior to fees and expenses of approximately $1 million. Holders of the Series B Preferred Stock are entitled to receive quarterly cash dividends commencing March 31, 2001 at an annual rate of 12.5%. If not redeemed prior to January 1, 2006, the dividend rate increases 2.0% per annum up to a maximum rate of 20.5%. The Company may redeem shares of the Series B Preferred Stock in whole but not in part, on or after December 31, 2003 at the original price of $25 million. If the shares are redeemed before December 31, 2003, the redemption price is at varying amounts over the original share price. The shares are mandatorily redeemable by the holders at varying premiums over the original share price upon a change of control, dissolution, or winding up of the Company or on the Company’s failure to qualify as a REIT.

On June 28, 2002, the Operating Partnership repurchased all of its Series B preferred units from RFS for an aggregate purchase price of $25,850,000, excluding dividends. Correspondingly, RFS repurchased all of its Series B Preferred Stock from an independent third party for an aggregate purchase price of $25,850,000, excluding dividends. In the second quarter of 2002, the Company expensed $1.9 million in costs associated with the repurchase, comprised of $0.9 million related to prepayment costs and $1.0 million in issuance costs.

Operating Partnership Units. RFS is the sole general partner of the Operating Partnership and is obligated to contribute the net proceeds from any issuance of its equity securities to the Operating Partnership in exchange for units of partnership interest (“Units”) corresponding in number and terms to the equity securities issued. The Operating Partnership may also issue Units to third parties in exchange for cash or property, and Units so issued to third parties are redeemable at the option of the holder for a like number of shares of common stock of the Company, or cash, or a combination thereof, at the election of the Company.

The ownership of the Operating Partnership is as follows at December 31, 2002 and 2001:

	Common Units	%	Series B Preferred Units	%
2002
RFS Hotel Investors, Inc.	28,466,461	92.05%
Third parties	2,458,705	7.95%

Total	30,925,166	100.00%

2001
RFS Hotel Investors, Inc.	25,234,877	91.12%
Third parties	2,458,705	8.88%	250,000	100.00%

Total	27,693,582	100.00%	250,000	100.00%

General Partnership Units. On February 20, 2002, RFS sold 1.15 million shares of common stock and contributed the net proceeds to the Operating Partnership in exchange for 1.15 million units. Proceeds of approximately $14.2 million (net of $0.2 million expenses) from the sale of the common stock were used to reduce the outstanding balance on the line of credit.

On June 4, 2002, RFS sold 2.0 million shares of common stock and contributed the net proceeds to the Operating Partnership in exchange for 2.0 million common units. Proceeds of approximately $24.6 million (net of $0.1 million expenses), together with available cash, were used to redeem the Operating Partnership’s 250,000 outstanding Series B preferred units from RFS.

Redeemable Limited Partnership Units. The Operating Partnership has issued limited partnership units to third parties in exchange for cash or property. The outstanding units of limited partnership interest in the Operating Partnership are redeemable at the option of the holder for a like number of shares of common stock of RFS, or cash, or a combination thereof, at the election of RFS. Due to these redemption rights, these limited partnership units have been excluded from partners’ capital and are included in redeemable limited partnership units and measured at redemption value as of the end of the periods presented based on the closing market price of RFS’s common stock at December 31, 2002 and 2001, which was $10.86 and $11.38 respectively.

Preferred Units. Under the partnership agreement between RFS and the Operating Partnership, the Operating Partnership is authorized to provide for the issuance of up to 5 million Preferred Units in one or more series, to establish the number of units in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

In 1996, the Operating Partnership issued to one of the lessees 973,684 units of Series A Convertible Preferred Units (the “Series A Preferred Units”). The Operating Partnership redeemed the Series A Preferred Units on January 1, 2001 for cash consideration of $13.0 million, which resulted in a gain on redemption of $5.1 million that is included in net income (loss) applicable to unitholders in 2001.

On January 2, 2001, the Operating Partnership issued 250 thousand shares of non-convertible mandatorily redeemable Series B Preferred Units for $25 million prior to fees and expenses of approximately $1 million. Holders of the Series B Preferred Units are entitled to receive quarterly cash dividends commencing March 31, 2001 at an annual rate of 12.5%. If not redeemed prior to January 1, 2006, the dividend rate increases 2.0% per annum up to a maximum rate of 20.5%. The Operating Partnership may redeem units of the Series B Preferred Units in whole but not in part, on or after December 31, 2003 at the original price of $25 million. If the units are redeemed before December 31, 2003, the redemption price is at varying amounts over the original unit price. The units are mandatorily redeemable by the holders at varying premiums over the original unit price upon a change of control, dissolution, or winding up of the Operating Partnership.

On June 28, 2002, the Operating Partnership repurchased all of its Series B preferred units from RFS for an aggregate purchase price of $25,850,000, excluding dividends. Correspondingly, RFS repurchased all of its Series B Preferred Stock from an independent third party for an aggregate purchase price of $25,850,000, excluding dividends. In the second quarter of 2002, the Operating Partnership expensed $1.9 million in costs associated with the repurchase, comprised of $0.9 million related to prepayment costs and $1.0 million in issuance costs.

When RFS, the general partner, repurchases its outstanding common stock, the Operating Partnership repurchases a matching number of units held by RFS at an equal price. The Board of Directors of RFS approved a stock repurchase program to buy back up to 3 million shares of common stock on the open market subject to certain market conditions and other factors. During 2000, RFS repurchased 409 thousand shares at an average price per share of $10.88 or $4.4 million which has been recorded as a reduction to partners’ capital as a result of the redemption of units held by RFS to fund the repurchase, bringing the total number of shares repurchased under the program to 576 thousand.

Note 7.	Commitments and Contingencies

The Company maintains comprehensive insurance on each of its hotels, including liability, fire and extended coverage, of the type and amount customarily obtained for or by hotel owners. All 10 of the Company’s hotels in California are located in areas that are subject to earthquake activity. These hotels are located in areas of high seismic risk and some were constructed under building codes which were less stringent with regard to earthquake related requirements. An earthquake could render significant damage to the Company’s hotels. Additionally, areas in Florida where six of the Company’s hotels are located may experience hurricane or high-wind activity. The Company has earthquake insurance policies on its hotels in California and wind insurance policies on certain of its hotels located in Florida. However, various types of catastrophic losses, like earthquakes and floods may not be fully insurable or may not be economically insurable. With respect to its hotels in California, in addition to the applicable deductibles under its earthquake insurance policies, the Company is self-insured for the first $7.5 million per earthquake, and its coverage is for losses up to $45 million per occurrence. The Company believes that this coverage is adequate based on an analysis performed by an independent third party for the benefit of the Company. The Company maintains terrorism insurance, which the Company believes currently insures against losses resulting from a terrorist attach. In the event of a substantial loss, the Company’s insurance coverage may not be able to cover the full current market value or replacement cost of its lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also affect our ability to replace or renovate a hotel after it has been damaged or destroyed.

As of December 31, 2002, the Company had a $3.0 million letter of credit outstanding. The letter of credit serves as collateral on the worker’s compensation plan set-up on behalf of the hotel employees of Flagstone. There are no outstanding balances on the letter of credit.

During 2002 and 2001, the Company received rental income from five hotels leased to third parties under leases which expire in 2007 (1 hotel), 2008 (2 hotels) and 2009 (2 hotels). During 2000, all of the Company’s hotels were leased to third parties.

Each lease provides for the payment of percentage rent each year based on the annual room revenues of the hotel, subject to a minimum base rent. The table below sets forth the percentage rent and base rent earned by the Company for the years ended December 31, 2002, 2001 and 2000 (in thousands).

	2002	2001	2000
Base rent	$2,487	$2,442	$40,073
Percentage rent	2,742	3,340	66,501
Base and percentage rent classified in discontinued operations			(573)

Total lease revenue	$5,229	$5,782	$106,001

Minimum future rental income (base rents) due the Company under these noncancelable operating leases at December 31, 2002, is as follows (in thousands):

Year	Amount
2003	2,489
2004	2,489
2005	2,489
2006	2,489
2007	2,326
2008 and thereafter	1,527

$13,809

Lease revenue is based on a percentage of room revenues, food and beverage revenues and other revenues of the hotels. Both the base rent and the threshold room revenue in each lease computation are adjusted annually for changes in the Consumer Price Index (“CPI”). The adjustment is calculated at the beginning of each calendar year. The CPI adjustments made in January 2002 and 2001 were 1.6% and 3.4%, respectively.

The Company may terminate any lease agreement with respect to a hotel property upon the sale of a hotel property in exchange for a termination payment to the lessee. Under the percentage leases, the Company is obligated to pay the costs of real estate taxes, property insurance, maintenance of underground utilities and structural elements of the Hotels, and to set aside a portion of the hotels’ revenues to fund capital expenditures for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of the franchise licenses with respect to the hotels.

Note 8.	Discontinued Operations

In 2002, the Company adopted the provisions of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 establishes criteria beyond that previously specified in Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (“SFAS 121”), to determine when a long-lived asset is classified as held for sale, and it provides a single accounting model for the disposal of long-lived assets. Due to the adoption of SFAS 144, the Company now reports as discontinued operations any assets held for sale (as defined by SFAS 144), of which the Company has none at December 31, 2002, and assets sold in the current period. All results of these discontinued operations, less applicable income taxes, are included in a separate component of income on the consolidated statement of operations under the heading, “earnings (losses) from discontinued operations.” This change has resulted in certain reclassifications of the previously reported 2001 and 2000 statements of operations.

In 2002, the Company sold its Comfort Inn in Fort Mill, South Carolina for $3.25 million in cash, resulting in a loss on sale of approximately $3.8 million. This loss, as well as results of operations for this hotel for the years ending December 31, 2002, 2001 and 2000, are included on the consolidated statement of operations under the heading, “earnings (losses) from discontinued operations.” The components of earnings (losses) from discontinued operations for the years ended December 31, 2002, 2001 and 2000 are shown below:

	2002	2001	2000
Hotel revenue	$1,590	$1,640	$573
Hotel operating costs	(1,110)	(1,324)
Property taxes and insurance	(81)	(81)	(69)
Depreciation	(268)	(315)	(278)
Hilton lease termination		(7)

Operating income (loss) before minority interest	131	(87)	226
Minority interest	10	(7)	18

Income (loss) from operations	121	(80)	208
Loss on sale of discontinued operations	(3,840)

Earnings (losses) from discontinued operations	$(3,719)	$(80)	$208

Note 9.	Stock-Based Compensation Plans

RFS sponsors a Restricted Stock and Stock Option Plan (the “Plan”) that provides for the grant of stock options to purchase a specified number of shares of common stock (“Options”) and grants of restricted shares of common stock (“Restricted Stock”). Upon issuance of any stock, RFS is obligated to contribute the proceeds to the Operating Partnership in exchange for an equal number of Operating Partnership units. Under the Plan, approximately 2.3 million shares of common stock, of which 650 thousand shares may be restricted stock, are available for awards to the officers and key employees of the Company and 675 thousand shares of common stock, of which 120 thousand shares may be restricted stock, are available for awards to Directors of the Company who are not officers or employees. Options issued under the plan have a maximum term of ten years from the date of grant. The exercise price of the options shall be determined on the date of each grant. Restricted shares vest between one and five years based on each individual award and these shares have voting and dividend rights from the date of grant.

A summary of the RFS’s stock options under the Plan as of December 31, 2002, 2001 and 2000, and the changes during the years are presented below (in thousands, except per share data):

	2002		2001		2000
	Number of Shares Underlying Options	Weighted Average Exercise Price	Number of Shares Underlying Options	Weighted Average Exercise Price	Number of Shares Underlying Options	Weighted Average Exercise Price
Outstanding at beginning of years	1,388	$12.76	1,207	$13.43	1,484	$13.83
Granted	280	13.15	680	11.47	50	11.06
Exercised	(89)	11.99	(343)	12.30	(30)	11.88
Forfeited	(251)	16.14	(156)	13.72	(297)	14.64

Outstanding at end of years	1,328	$12.25	1,388	$12.76	1,207	$13.43

Exercisable at end of years	581	$12.45	519	$14.28	700	$14.25

Weighted-average fair value		$1.79		$1.10		$0.60

Price range of shares under option	$10.50 to $16.87		$10.50 to $16.87		$10.50 to $16.87

The weighted average remaining contractual life of options outstanding as of December 31, 2001 is 8.5 years.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend of $1.00 for 2002 grants, $1.10 for 2001 and $1.54 for 2000; volatility of 27.6% for 2002 grants, volatility of 26.7% for 2001 grants and volatility of 26.2% for 2000 grants, risk-free interest rate of 4.9% for 2002, 4.8% for 2001 and 6.2% for 2000 and expected life of 6 years for 2002, 2001 and 2000.

Restricted Stock. A summary of the status of RFS’s restricted stock grants as of December 31, 2002, 2001 and 2000 and the changes during the years are presented below (value is computed as the weighted average fair market value of the restricted stock at grant date):

	2002		2001		2000
	# Shares	Value	# Shares	Value	# Shares	Value
Outstanding at beginning of year	611,667	$13.31	343,000	$13.42	329,000	$13.56
Granted, subject to vesting	10,500	$11.38	270,000	$13.11	14,000	$11.36
Forfeited	(3,333)	$13.06	(1,333)	$11.88

Outstanding at end of year	618,834	$13.28	611,667	$13.31	343,000	$13.42

Vested at end of year	380,169	$13.43	314,000	$13.65	270,662	$13.89

Note 10.	Supplemental Disclosure of Non-Cash Activities

RFS Hotel Investors, Inc.

In 2002, RFS:

i.	Recorded a $0.2 million allocation from paid in capital to minority interest.

ii.	Recorded an expense of $1.1 million related to the issuance costs associated with the redemption of the Series B Preferred Stock which was previously included in additional paid-in capital.

In 2001, RFS:

i.	Issued 103 thousand shares of common stock with a value of $1.6 million in exchange for 103 thousand Operating Partnership units and issued 7 thousand shares of common stock with a value of $0.1 million for an interest in a subsidiary partnership.

ii.	Recorded a liability of $3.2 million for the fair value of the interest rate swaps at December 31, 2001.

iii.	Sold a hotel that closed on February 20, 2001 in which a loss and related liability of $1.0 million was recorded in the financial statements in 2000 as a non-cash transaction at December 31, 2000.

In 2000, RFS:

i.	Recorded a $0.1 million allocation to paid-in capital from minority interest.

ii.	Recorded a loss and related liability of $1.0 million as a non-cash transaction for a hotel that was sold on February 20, 2001.

RFS Partnership, L.P.

In 2002, the Operating Partnership:

i.	Allocated $1.3 million from redeemable limited partnership units to Partners’ Capital.

ii.	Recorded an expense of $1.1 million related to the issuance costs associated with the redemption of the Series B Preferred Units which was previously included in Partners’ Capital.

In 2001, the Operating Partnership:

i.	Issued 103 thousand general partnership units with a value of $1.6 million in exchange for 103 thousand redeemable limited partnership units and issued 7 thousand general partnership units with a value of $0.1 million for an interest in a subsidiary partnership.

ii.	Allocated $1.3 million from redeemable limited partnership units to Partners’ Capital.

iii.	Recorded a liability of $3.2 million for the fair value of the interest rate swaps at December 31, 2001.

iv.	Sold a hotel that closed on February 20, 2001 in which a loss and related liability of $1.0 million was recorded in the financial statements in 2000 as a non-cash transaction at December 31, 2000.

In 2000, the Operating Partnership:

i.	Allocated $6.7 million to redeemable limited partnership units from Partners’ Capital.

ii.	Recorded a loss and related liability of $1.0 million as a non-cash transaction for a hotel that was sold on February 20, 2001.

Note 11.	Consolidating Financial Information of RFS Partnership, L.P.

RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing Partnership, L.P., RFS Financing Corporation and RFS Financing 2002, LLC, wholly-owned subsidiaries of the Operating Partnership (“Guarantor Subsidiaries”), have guaranteed on a full and unconditional basis, the payment of amounts due under the Operating Partnership’s $125 million senior notes. RFS Leasing II, Inc. and RFS Leasing VII, Inc. had no substantial operations prior to January 1, 2001. RFS Leasing II, Inc. leases 15 hotels directly from RFS Financing Partnership, L.P., which owns the fifteen hotels. RFS Leasing VII, Inc. leases 21 hotels from the Operating Partnership. As of and for the years ended December 31, 2002 and 2001, RFS Leasing II, Inc. and RFS Leasing VII, Inc. did not have a material amount of assets, and incurred both operating and net losses. RFS Financing 2002, LLC was formed to facilitate the issuance of the senior notes in February, 2002. RFS Financing Corporation was formed to facilitate the issuance of the 1996 commercial mortgage bonds, which were redeemed with a portion of the proceeds from the sale of the senior notes. RFS Financing Corporation and RFS Financing 2002, LLC have no operations or assets and no sources of revenue or cash flow. Consequently, in the event that it becomes necessary for RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing 2002, LLC or RFS Financing Corporation to provide credit support for the senior notes, RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing 2002, LLC and RFS Financing Corporation likely will not have sufficient cash flow to make any required payments under the senior notes.

The following tables present consolidating information for the Operating Partnership, the Guarantor Subsidiaries and the non-guarantor subsidiaries.

Consolidating Balance Sheet

December 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$212,823	$133,507	$246,959		$593,289
Investment in consolidated entities	253,921		18,962	$(272,883)	—
Cash and cash equivalents	446	825	667		1,938
Restricted cash			4,383		4,383
Accounts receivable	2,596	12,439	10,901	(21,238)	4,698
Deferred expenses, net	6,578	176	2,051		8,805
Other assets	1,478	620	1,614		3,712
Deferred income taxes		14,384	11,446		25,830

Total assets	$477,842	$161,951	$296,983	$(294,121)	$642,655

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$18,668	$9,432	$17,340	$(21,238)	$24,202
Borrowings on Line of Credit	6,950				6,950
Mortgage notes payable			159,279		159,279
Senior Notes Payable	125,000				125,000

Total liabilities	150,618	9,432	176,619	(21,238)	315,431

Redeemable units at redemption value	26,702				26,702

General partnership units	300,522	152,519	120,364	(272,883)	300,522

Total partners’ capital	300,522	152,519	120,364	(272,883)	300,522

Total liabilities and partners’ capital	$477,842	$161,951	$296,983	$(294,121)	$642,655

Consolidating Balance Sheet

December 31, 2001

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$216,228	$143,523	$255,811		$615,562
Investment in consolidated entities	195,290		12,963	$(208,253)	—
Cash and cash equivalents	263	3,467	2,005		5,735
Restricted cash	20	11	6,786		6,817
Accounts receivable	15,556	16,969	2,331	(29,323)	5,533
Deferred expenses, net	3,077	1,512	2,375		6,964
Other assets	1,814	487	1,216		3,517
Deferred income taxes		13,552	11,182		24,734

Total assets	$432,248	$179,521	$294,669	$(237,576)	$668,862

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$6,365	$4,709	$26,281	$(14,323)	$23,032
Borrowings on Line of Credit	81,188				81,188
Mortgage notes payable		58,181	176,766	(15,000)	219,947

Total liabilities	87,553	62,890	203,047	(29,323)	324,167

Series B Preferred Units, $.01 par value, 5,000 units authorized, 250 units issued and outstanding	25,000				25,000

Redeemable units at redemption value	27,980				27,980

Other comprehensive income	(3,220)				(3,220)
General partnership units	294,935	116,631	91,622	(208,253)	294,935

Total partners’ capital	291,715	116,631	91,622	(208,253)	291,715

Total liabilities and partners’ capital	$432,248	$179,521	$294,669	$(237,576)	$668,862

Consolidating Statement of Operations

For the Year Ended December 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$112,969	$56,388		$169,357
Food and beverage		12,241	5,211		17,452
Other operating departments		3,631	2,818		6,449
Lease revenue	$27,071	20,569	2,487	$(44,898)	5,229
Other	911	31	177	(708)	411

Total hotel revenue	27,982	149,441	67,081	(45,606)	198,898

Hotel operating expenses:
Rooms		23,557	11,122		34,679
Food and beverage		9,455	3,338		12,793
Other operating departments		1,313	561		1,874
Undistributed operating expenses:
Property operating costs		15,371	6,427		21,798
Property taxes, insurance and other	3,393	3,581	5,562		12,536
Franchise costs	(193)	10,273	6,185		16,265
Maintenance and repair		6,494	2,991		9,485
Management fees		3,185	1,691		4,876
Percentage lease expense		44,898		(44,898)
Depreciation	10,213	7,228	12,371		29,812
Amortization of franchise fees and unearned compensation	1,181	40	26		1,247
General and administrative	697	10,684	7,698		19,079

Total operating expenses	15,291	136,079	57,972	(44,898)	164,444

Operating income	12,691	13,362	9,109	(708)	34,454
Debt extinguishments and swap termination costs	3,210	6,912			10,122
Amortization of loan origination costs	1,302	16	299		1,617
Interest expense	11,692	1,599	12,901	(708)	25,484
Equity in earnings (loss) of consolidated subsidiaries	1,894		1,527	(3,421)

Income (loss) from continuing operations before income taxes	(5,407)	4,835	(5,618)	3,421	(2,769)
Benefit from income taxes		(832)	(264)		(1,096)

Income (loss) from continuing operations	(5,407)	5,667	(5,354)	3,421	(1,673)
Losses from discontinued operations		(3,709)			(3,709)
Gain (loss) on sale of assets	975		(25)		950

Net income (loss)	(4,432)	1,958	(5,379)	3,421	(4,432)
Loss on redemption of preferred units	(1,890)				(1,890)
Preferred unit dividends	(1,562)				(1,562)

Net income (loss) applicable to unitholders	$(7,884)	$1,958	$(5,379)	$3,421	$(7,884)

Consolidating Statement of Operations

For the Year Ended December 31, 2001

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$121,140	$66,004		$187,144
Food and beverage		12,556	5,139		17,695
Other operating departments		5,180	3,864		9,044
Lease revenue	$29,455	23,172	2,651	$(49,496)	5,782
Other	1,715	96	279	(1,517)	573

Total hotel revenue	31,170	162,144	77,937	(51,013)	220,238

Hotel operating expenses:
Rooms		24,049	12,568		36,617
Food and beverage		10,171	3,362		13,533
Other operating departments		1,521	642		2,163
Undistributed operating expenses:
Property operating costs		15,249	6,944		22,193
Property taxes, insurance and other	3,392	3,454	5,921		12,767
Franchise costs	(216)	10,436	6,637		16,857
Maintenance and repair		6,482	3,094		9,576
Management fees		3,966	1,755		5,721
Percentage lease expense		55,403	(5,907)	(49,496)
Depreciation	9,037	6,726	13,527		29,290
Lease termination		35,657	29,832		65,489
Amortization of franchise fees and unearned compensation	1,315	41	28		1,384
General and administrative	1,384	10,420	7,442		19,246

Total operating expenses	14,912	183,575	85,845	(49,496)	234,836

Operating income (loss)	16,258	(21,431)	(7,908)	(1,517)	(14,598)
Amortization of loan origination costs	903	146	305		1,354
Interest expense	7,355	4,650	14,200	(1,517)	24,688
Equity in earnings (loss) of consolidated subsidiaries	(22,886)		(22,047)	44,933

Loss from continuing operations before income taxes	(14,886)	(26,227)	(44,460)	44,933	(40,640)
Benefit from income taxes		(13,552)	(11,162)		(24,714)

Loss from continuing operations	(14,886)	(12,675)	(33,298)	44,933	(15,926)
Losses from discontinued operations		(87)			(87)
Gain on sale of assets			1,127		1,127

Net loss	(14,886)	(12,762)	(32,171)	44,933	(14,886)
Gain on redemption of preferred units	5,141				5,141
Preferred unit dividends	(3,125)				(3,125)

Net loss applicable to unitholders	$(12,870)	$(12,762)	$(32,171)	$44,933	$(12,870)

Consolidating Statement of Operations

For the Year Ended December 31, 2000

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenuer:
Lease revenue	$43,716	$24,442	$37,843		$106,001
Other	2,221	37	177	$(1,650)	785

Total hotel revenue	45,937	24,479	38,020	(1,650)	106,786

Undistributed operating expenses:
Property taxes, insurance and other	4,529	2,177	3,972		10,678
Depreciation	11,687	5,817	9,416		26,920
Amortization of franchise fees and unearned compensation	610	41	23		674
General and administrative	3,617	100	2,587		6,304

Total operating expenses	20,443	8,135	15,998		44,576

Operating income	25,494	16,344	22,022	(1,650)	62,210
Amortization of loan origination costs	678	140	218		1,036
Interest expense	8,623	4,452	11,591	(1,650)	23,016
Equity in earnings of consolidated subsidiaries	21,164			(21,164)

Income from continuing operations	37,357	11,752	10,213	(21,164)	38,158
Earnings from discontinued operations		226			226
Loss on sale of assets	(3,349)		(1,027)		(4,376)

Net income	34,008	11,978	9,186	(21,164)	34,008
Preferred unit dividends	(1,412)				(1,412)

Net income applicable to unitholders	$32,596	$11,978	$9,186	$(21,164)	$32,596

Consolidating Statement of Cash Flows

For the Year Ended December 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$36,108	$10,066	$(9,648)	$36,526
Cash flows from (used in) investing activities	(64,421)	45,484	10,798	(8,139)
Cash flows from (used in) financing activities	28,496	(58,192)	(2,488)	(32,184)

Net increase (decrease) in cash and cash equivalents	183	(2,642)	(1,338)	(3,797)
Cash and cash equivalents at beginning of period	263	3,467	2,005	5,735

Cash and cash equivalents at end of period	$446	$825	$667	$1,938

Consolidating Statement of Cash Flows

For the Year Ended December 31, 2001

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$26,229	$(14,993)	$(770)	$10,466
Cash flows from (used in) investing activities	(34,462)	(13,540)	39,360	(8,642)
Cash flows from (used in) financing activities	7,447	31,864	(39,081)	230

Net increase (decrease) in cash and cash equivalents	(786)	3,331	(491)	2,054
Cash and cash equivalents at beginning of period	1,049	136	2,496	3,681

Cash and cash equivalents at end of period	$263	$3,467	$2,005	$5,735

Consolidating Statement of Cash Flows

For the Year Ended December 31, 2000

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from operating activities	$28,142	$18,515	$18,566	$65,223
Cash flows from (used in) investing activities	67,997	(14,966)	(63,874)	(10,843)
Cash flows from (used in) financing activities	(98,741)	(3,551)	45,680	(56,612)

Net increase (decrease) in cash and cash equivalents	(2,602)	(2)	372	(2,232)
Cash and cash equivalents at beginning of period	3,651	138	2,124	5,913

Cash and cash equivalents at end of period	$1,049	$136	$2,496	$3,681

Note 12.	Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Exit or Disposal Activities.” SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (“EITF”) of the FASB has set forth in EITF Issue No 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The scope of SFAS No. 146 also included (1) costs related to terminating a contract that is not a capital lease and (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 will be effective for exit or disposal activities initiated after December 31, 2002. We believe that SFAS No. 146 will have no effect on our results of operations and financial position.

The FASB has issued SFAS No. 147, “Acquisitions of Certain Financial Institutions,” which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.

The FASB has issued SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure requirements of SFAS No. 148. As of December 31, 2002, the Company accounts for stock-based employee compensation in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. However, the Company will apply the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34,” (“FIN 45”) was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.

FASB Interpretation No. 46, “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51,” (“FIN 46”) was issued in January 2003. FIN 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company has no ownership interest in variable interest entities that would be consolidated under the requirements of FIN 46

Note 13.	Subsequent Events

On March 3, 2003, the Company’s Board of Directors declared a first quarter distribution of $0.25 per common share or unit, payable on March 31, 2003, to holders of record on March 17, 2003.

                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-98047

PROSPECTUS
CNL HOSPITALITY PROPERTIES, INC.
175,000,000 SHARES OF COMMON STOCK

MINIMUM PURCHASE -- 250 SHARES ($2,500)
100 SHARES ($1,000) FOR IRAS AND KEOGH AND PENSION PLANS
Minimum purchase is higher in Nebraska and North Carolina

                              --------------------

      Of the 175,000,000 shares of common stock that we have registered, we are offering 150,000,000 shares to investors who meet our suitability standards and up to 25,000,000 shares to participants in our reinvestment plan.

      We are qualified and operated for federal income tax purposes as a real estate investment trust.

                              --------------------

      AN INVESTMENT IN OUR SHARES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE 12 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER
BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS,
INCLUDING:

-    We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

-    There is currently no public trading market for the shares, and there is no assurance that one will develop. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price.

-    We rely on CNL Hospitality Corp., our Advisor, subject to approval by the
     Board of Directors, with respect to all investment decisions.

-    Some of the officers of the Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to the Company.

-    If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.

                              --------------------

                                                   Per Share          Total
                                                   ---------          -----

Public Offering Price..........................      $10.00       $1,750,000,000
Selling Commissions............................      $ 0.75       $  131,250,000
Proceeds to the Company........................      $ 9.25       $1,618,750,000

-    The managing dealer, CNL Securities Corp., is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.

-    This offering will end no later than January 31, 2004 unless we elect to extend it to a date no later than January 31, 2005 in states that permit us to make this extension.

                              --------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. IN ADDITION, THE ATTORNEY GENERAL OF
THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      NO ONE IS AUTHORIZED TO MAKE ANY STATEMENTS ABOUT THE OFFERING DIFFERENT
FROM THOSE THAT APPEAR IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO
SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES
IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. WE WILL ONLY ACCEPT
SUBSCRIPTIONS FROM PEOPLE WHO MEET THE SUITABILITY STANDARDS DESCRIBED IN THIS
PROSPECTUS. YOU SHOULD ALSO BE AWARE THAT THE DESCRIPTION OF THE COMPANY
CONTAINED IN THIS PROSPECTUS WAS ACCURATE ON APRIL 21, 2003, BUT MAY NO LONGER
BE ACCURATE. WE WILL AMEND OR SUPPLEMENT THIS PROSPECTUS IF THERE IS A MATERIAL
CHANGE IN THE AFFAIRS OF THE COMPANY.

      IT IS PROHIBITED FOR ANYONE TO MAKE FORECASTS OR PREDICTIONS IN CONNECTION
WITH THIS OFFERING CONCERNING THE FUTURE PERFORMANCE OF AN INVESTMENT IN THE
COMMON STOCK.

                              CNL SECURITIES CORP.
                                 April 30, 2003

TABLE OF CONTENTS..........................................................   ii
QUESTIONS AND ANSWERS ABOUT CNL HOSPITALITY

         You cannot evaluate properties that we have not yet acquired
            or identified for acquisition..................................   12
         We cannot assure you that we will obtain suitable investments.....   12
      The managing dealer has not made an independent review of the

         There is no separate counsel for the Company, our affiliates and
            investors......................................................   14
   Real Estate and Other Investment Risks..................................   14
      Possible lack of diversification increases the risk of investment....   14
      We do not have control over market and business conditions...........   14
      Adverse trends in the hotel industry may impact our properties.......   14
      The economic downturn and September 11, 2001 have adversely affected the travel and lodging industries and the Company's hotel
         operations........................................................   15
      Leasing properties to our subsidiaries increases our risks...........   15
      Credit enhancements to our leases may not be available or, if available, will be subject to termination and may also be subject

      It may be difficult for us to exit a joint venture after an impasse..   16
      We may not have control over properties under construction...........   16
      We will have no economic interest in ground lease properties.........   16
      Multiple property leases or mortgage loans with individual tenants or

                                       ii

         Our mortgage loans may be impacted by unfavorable real estate
            market conditions..............................................   17
         Our mortgage loans will be subject to interest rate fluctuations..   17
         Delays in liquidating defaulted  mortgage loans could reduce our

      We have obtained long-term financing and may require additional

      The Board of Directors can take many actions without stockholder
         approval..........................................................   20
      We will rely on the Advisor and Board of Directors to manage the

      We will be subject to increased taxation if we fail to qualify as a
         REIT for federal income tax purposes..............................   21
      Our leases may be recharacterized as financings, which would
         eliminate depreciation deductions on hotel properties.............   21
      Excessive non-real estate asset values may jeopardize our REIT status   21
      We may have to borrow funds or sell assets to meet our distribution

                                       iii

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

   Advance Notice for Stockholder Nominations for Directors and Proposals

                                       iv

Form of Reinvestment Plan..........................................   Appendix A
Prior Performance Tables...........................................   Appendix B
Subscription Agreement.............................................   Appendix C

                                       v

                           QUESTIONS AND ANSWERS ABOUT

               CNL HOSPITALITY PROPERTIES, INC.'S PUBLIC OFFERING

Q:   WHAT IS CNL HOSPITALITY PROPERTIES, INC.?

A:   CNL Hospitality Properties, Inc., which we refer to as the Company, is a real estate investment trust, or a REIT, that was formed in 1996 primarily to acquire interests in hotel properties. Historically, the Company leased these properties on a triple-net basis to hotel operators; however, more recently as permitted by the REIT Modernization Act of 1999, the Company has been leasing properties and expects to continue to lease its properties primarily to subsidiaries of the Company with management of the properties performed by third-party hotel operators. In addition, the Company may provide mortgage financing loans in connection with the operations of hotel brands and may, to a lesser extent, invest in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry.

     As of April 21, 2003, the Company had invested in 63 properties located in
     23 states, including a parcel of land on which a hotel is being developed, a leased parcel of land on which a hotel will be developed and one property on which a hotel is being renovated, and had a commitment to acquire one additional property. Of the properties it owns interests in, the Company has leased 12 on a triple-net basis to third-party operators and it has leased or will lease 51 to subsidiaries of the Company or its various partnerships, with management performed by third-party operators. In addition, the Company invested $10 million in convertible preferred units in an operating partnership, partially owned by a publicly traded REIT, and has committed to invest up to an additional $15 million in such units and up to $40 million in joint ventures with such partnership. As of December
     31, 2002, the Company had total assets of over $1.4 billion.

Q:   WHAT IS A REIT?

A:   In general, a REIT is a company that:

     -    combines the capital of many investors to acquire or provide financing for real estate,

     -    offers benefits of a diversified portfolio under professional management,

     -    typically is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied. This treatment substantially eliminates the "double taxation" (taxation at both the corporate and stockholder levels) that generally results from investments in a corporation, and

     -    must pay distributions to investors of at least 90% of its taxable income.

Q:   WHAT KIND OF OFFERING IS THIS?

A:   We are offering up to 150,000,000 shares of common stock on a "best efforts" basis. In addition, we are offering up to 25,000,000 shares of common stock to investors who want to participate in our reinvestment plan.

Q:   HOW DOES A "BEST EFFORTS" OFFERING WORK?

A:   When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a Subscription
     Agreement, like the one attached to this Prospectus as Appendix C, and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with SouthTrust Bank. SouthTrust will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by the Company as a stockholder. Generally, we admit stockholders no later than the last day of the calendar month following acceptance of your subscription.

                                      -1-

Q:   HOW LONG WILL THE OFFERING LAST?

A:   This offering will not last beyond January 31, 2004 unless we decide to extend the offering until not later than January 31, 2005, in any state that allows us to extend the offering.

Q:   WHO CAN BUY SHARES?

A:   Anyone who receives this Prospectus can buy shares provided that they have a net worth (not including home, furnishings and personal automobiles) of at least $45,000 and annual gross income of at least $45,000; or, a net worth (not including home, furnishings and personal automobiles) of at least $150,000. However, these minimum levels may vary from state to state, so you should carefully read the more detailed description in the
     "Suitability Standards" section of this Prospectus.

Q:   ARE THERE ANY RISKS INVOLVED IN AN INVESTMENT IN THE SHARES?

A:   An investment in our shares involves significant risks. You should read the
     "Risk Factors" section for a discussion of material risks that you should consider before you invest in the common stock being sold with this
     Prospectus, including the following:

     -    We intend to use the proceeds from the offering to acquire additional properties, so you will not have the opportunity to evaluate all the properties that will be in our portfolio.

     -    There is currently no public trading market for the shares, and there is no assurance that one will develop. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price.

     -    We rely on CNL Hospitality Corp., our Advisor, subject to approval by the Board of Directors, with respect to all investment decisions.

     -    Some of the officers of the Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to the Company. For a discussion of additional conflicts, see the "Conflicts of Interest" section of this Prospectus.

     -    If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.

Q:   IS THERE ANY MINIMUM REQUIRED INVESTMENT?

A:   Yes. Generally, individuals must initially invest at least $2,500 and IRA,
     Keogh or other qualified plans must initially invest at least $1,000.
     Thereafter, you may purchase additional shares in $10 increments. However, these minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this
     Prospectus.

Q:   AFTER I SUBSCRIBE FOR SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY MONEY?

A:   Once you have subscribed for shares and we have deposited the subscription price with SouthTrust, your subscription is irrevocable, unless the Company elects to permit you to revoke your subscription.

Q:   IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A:   At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

     We anticipate listing the shares on a national securities exchange or over-the-counter market within five years after commencement of this offering, if market conditions are favorable. Listing does not assure liquidity. If

                                      -2-

     we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2007, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

     Beginning one year after you purchase your shares from the Company, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this
     Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

     If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

Q:   WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?

A:   We plan to use approximately 85% of the proceeds to purchase additional hotel properties and to make mortgage loans, approximately 8% to pay fees and expenses to affiliates for their services and as reimbursement of offering- and acquisition-related expenses, and the remaining proceeds to pay other expenses of this offering. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be
     $10 per share.

     Until we invest the proceeds in real estate assets, we will invest them in short-term, highly liquid investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot predict how long it will be before we will be able to fully invest the proceeds in real estate.

     Assuming 150,000,000 shares are sold in this offering, we expect to have an additional $1.275 billion of net offering proceeds available for investment in hotel properties and mortgage loans and approximately $4 billion in total assets.

Q:   WHAT TYPES OF HOTELS WILL YOU INVEST IN?

A:   We intend to purchase primarily limited service, extended stay and/or full service hotel properties.

Q:   WHAT ARE THE TERMS OF YOUR LEASES?

A:   The leases we have entered into with our subsidiaries to date, and the leases we intend to enter into with our subsidiaries in the future, generally have terms of 5 to 10 years, plus renewal options for an additional 5 to 25 years. Under the terms of the leases, the subsidiary generally will pay us a percentage of the property's gross revenues, and will be obligated to pay us a specified minimum amount of rent, regardless of the revenues. The subsidiaries engage a third-party operator to manage the day-to-day operations of the properties.

     The leases we have entered into with unrelated third parties to date, and the leases we expect to enter into with unrelated third parties in the future, are long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple net" means that the tenant is generally responsible for repairs, maintenance, property taxes, utilities, and insurance. Under our triple-net leases, the tenant must pay us minimum rent. In addition, our leases generally require the tenant to pay us percentage rent (generally on gross sales above a specified level) or provide for increases in the base rent at specified times during the term of the lease. More recently, as permitted by the REIT Modernization Act of 1999, there has been a shift in the
     Company's business focus from triple-net leases to leases with the
     Company's subsidiaries. This trend is expected to continue.

Q:   WHAT PROPERTIES DOES THE COMPANY CURRENTLY OWN?

                                      -3-

A:   As of April 21, 2003, we have purchased, directly or through our subsidiaries, 63 properties, including 18 properties through joint ventures, a parcel of land on which a hotel is being developed, a leased parcel of land on which a hotel will be developed and one Property on which a hotel is being renovated. These properties are located in 23 states and include brands such as Marriott Hotels, Resorts & Suites(R), Courtyard(R)
     by Marriott(R), Residence Inn(R) by Marriott(R), SpringHill Suites(TM) by
     Marriott(R), TownePlace Suites(R) by Marriott(R), Fairfield Inn(R) by
     Marriott(R), Hilton Hotels & Suites(R), Embassy Suites Hotels(R),
     Doubletree(R), Hyatt Regency(R), Renaissance Hotels, Resorts and Suites(R)
     by Marriott(R) and Wyndham Hotels & Resorts(R). In addition, the Company invested $10 million in convertible preferred units in an operating partnership, partially owned by a publicly traded REIT, and has committed to invest up to an additional $15 million in such units and up to $40 million in joint ventures with such partnership.

Q:   WHAT IS THE EXPERIENCE OF THE COMPANY'S OFFICERS AND DIRECTORS?

A:   Our management team has extensive previous experience investing in real estate on a triple-net basis. Our Chairman of the Board and co-Chief
     Executive Officer has over 25 years of experience with other CNL affiliates. In addition, the Advisor's senior management team has extensive previous experience investing in hotel properties. The majority of our directors have extensive experience investing in hotels and/or other types of real estate. Our current directors are listed below:

     -    James M. Seneff, Jr. -- Founder, Chairman and Chief Executive Officer
          of CNL Holdings, Inc. and its subsidiaries with more than 25 years of real estate experience. CNL and the entities it has established have more than $5.5 billion in assets, representing interests in approximately 1,600 properties and approximately 1,000 mortgage loans in 49 states.

     -    Matthew W. Kaplan -- Managing Director of Rothschild Realty Inc.
          responsible for securities investment activities including portfolio manager of Five Arrows Realty Securities LLC, a $900 million private investment fund.

     -    Charles E. Adams -- President and Founding Principal with Celebration
          Associates, LLC, a real estate advisory and development firm specializing in large-scale master-planned communities, seniors'
          housing and specialty commercial and mixed-use developments.

     -    Lawrence A. Dustin -- President, a director and a principal stockholder of Dustin/Massagli LLC, a company which manages the operations of EMTG, LLC, a company that publishes the Mobil Travel
          Guide featuring information concerning domestic hotels, resorts, restaurants, sites and attractions, with over 30 years of experience in the hospitality industry. Mr. Dustin also serves as a director and president of EMTG, LLC.

     -    Dr. Craig M. McAllaster -- Dean of the Roy E. Crummer Graduate School
          of Business at Rollins College and former Executive Director of the international consulting practicum programs at the Crummer School.

Q:   HOW WILL YOU CHOOSE WHICH INVESTMENTS TO MAKE?

A:   We have hired CNL Hospitality Corp. as our Advisor. The Advisor has the
     authority, subject to the approval of our directors, to make all of the
     Company's investment decisions.

Q:   IS THE ADVISOR INDEPENDENT OF THE COMPANY?

A:   No. Some of our officers and directors are officers and directors of the
     Advisor. The conflicts of interest the Company and Advisor face are discussed under the heading "Conflicts of Interest" later in this
     Prospectus.

Q:   WHAT ARE THE FEES THAT THE COMPANY WILL PAY TO THE ADVISOR AND ITS
     AFFILIATES IN CONNECTION WITH THIS OFFERING?

A:   We will pay the Advisor, CNL Securities Corp. (which is the managing dealer for this offering), and other affiliates of the Advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The Company estimates that 85% of the gross proceeds of the offering will be used to purchase properties and make other investments and of the balance, approximately 8% of the gross proceeds of the offering will be used to pay fees and expenses to affiliates and 7%
     will be used to pay

                                      -4-

     selling commissions to soliciting dealers in connection with this offering.
     During the operating stage, the Advisor will also receive a monthly asset management fee of one-twelfth of 0.60% of an amount equal to the total amount invested in properties and mortgage loans as of the end of the preceding month. In connection with the sale of properties, we will pay the
     Advisor subordinated fees after stockholders have received distributions equal to their invested capital plus an 8% return on such capital. A subordinated real estate disposition fee will equal no more than 3% of the gross sales price of the properties. The Advisor will also receive a subordinated 10% share of the net sales proceeds from the sale of properties or different subordinated fees if the Company chooses to list its securities under certain circumstances or the contract with the Advisor is terminated. Please see the "Management Compensation" section of this
     Prospectus for a detailed discussion of compensation.

Q:   IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS AND, IF SO, HOW OFTEN?

A:   Historically, we have paid cash distributions every quarter since our operations commenced.

     We intend to continue to make quarterly cash distributions to our stockholders. The amount of distributions is determined by the Board of
     Directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our REIT taxable income each year.

Q:   ARE DISTRIBUTIONS I RECEIVE TAXABLE?

A:   Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered return of capital for tax purposes.
     These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or the Company is liquidated, at which time the gain will, generally, be taxable as capital gains. However, because each investor's tax implications are different, we suggest you consult with your tax advisor.

Q:   WHEN WILL I GET MY TAX INFORMATION?

A:   Your Form 1099 tax information will be mailed by January 31 of each year.

Q:   DO YOU HAVE A REINVESTMENT PLAN WHERE I CAN REINVEST MY DISTRIBUTIONS IN
     ADDITIONAL SHARES?

A:   Yes. We have adopted a reinvestment plan in which some investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of this Prospectus entitled "Summary of Reinvestment Plan."

                       Who Can Help Answer Your Questions?
       If you have more questions about the offering or if you would like additional copies of this Prospectus, you should contact your registered representative or:

                              CNL Sales Department
                                  P.O. Box 4920
                           Orlando, Florida 32802-4920
                                 (800) 522-3863
                                 (407) 650-1000

                                      -5-

                               PROSPECTUS SUMMARY

      This summary highlights selected information from this Prospectus. It is not complete and may not contain all of the information that you should consider before investing in the common stock. To understand the offering fully, you should read this entire Prospectus carefully, including the documents attached as appendices.

                        CNL HOSPITALITY PROPERTIES, INC.

      CNL Hospitality Properties, Inc., which we sometimes refer to as the
"Company," is a Maryland corporation which is qualified and operated for federal income tax purposes as a REIT. Our address is CNL Center at City Commons, 450
South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407)
650-1000 or toll free (800) 522-3863.

OUR BUSINESS

      Historically, the Company has acquired hotel properties and leased such properties to unaffiliated third parties. Properties leased to third parties are generally on a long-term "triple-net" basis, which means that the tenant generally is responsible for repairs, maintenance, property taxes, utilities and insurance. More recently, the Company has taken advantage of the tax law changes enacted by the REIT Modernization Act of 1999, which became effective beginning in 2001. Because of these changes, the Company has shifted its business focus from the leasing of owned properties to third-party tenants in exchange for rental revenue, to an emphasis on leasing properties to taxable REIT subsidiaries and engaging third-party managers to conduct day-to-day operations of the hotels. This transition has resulted in the replacement of rental income from operating leases with hotel operating revenues and related hotel operating expenses. This has also resulted in a reduction in the Company's overall rental income from operating leases and an increase in hotel operating revenues as a percentage of total revenues. Management feels that this change allows the
Company to better align itself with the operations of its properties. All of the properties acquired in 2002 are leased to taxable REIT subsidiaries of the
Company or one of its joint ventures and are operated by third-party managers.
This trend is expected to continue into the future. In addition, with respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party managers who, subject to certain limitations, have guaranteed a certain level of performance for properties they manage that are leased to TRS entities and for properties that they lease directly.

      We intend to invest the proceeds of this offering primarily in hotel properties, which may include furniture, fixtures and equipment, to be leased either to operators of national and regional limited service, extended stay and full service hotel chains, or most likely to indirect subsidiaries of the
Company with management of the properties performed by third-party hotel brand operators, generally located across the United States. We may invest directly in such properties or indirectly through the acquisition of interests in entities which own hotel properties or interests therein. We may also offer mortgage financing in connection with the operations of the hotels. In addition, we may invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry. You can read the section of this Prospectus under the caption "Business" for a description of the hotel properties we currently own, our pending investments, the types of properties that may be selected by our Advisor, CNL Hospitality
Corp., the property selection and acquisition processes and the nature of the mortgage loans.

      Under our Articles of Incorporation, the Company will automatically terminate and dissolve on December 31, 2007, unless the shares of common stock of the Company, including the shares offered by this Prospectus, are listed on a national securities exchange or over-the-counter market before that date. If the shares are listed, the Company automatically will become a perpetual life entity. If we are not listed by December 31, 2007, we will sell our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to the Company's orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the Articles of Incorporation to extend the duration of the Company.

      We have and will continue to borrow money to acquire properties, make mortgage loans and pay related fees and intend to encumber properties in connection with the borrowing. We have obtained a line of credit and may obtain additional lines of credit. The Company anticipates that the aggregate amount of any lines of credit will be up to $350,000,000; however, the Board of Directors may increase the amount we can borrow under lines of credit.

                                      -6-

The Company has also obtained permanent financing. We anticipate that the aggregate amount of the permanent financing generally will not exceed 40% of our total assets. However, our Articles of Incorporation limit the maximum amount of borrowing in relation to our net assets to 300% of our net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of our net assets, a majority of our independent directors must approve the borrowing, and the borrowing will be disclosed and explained to stockholders in our first quarterly report after such approval occurs.

      We depreciate buildings and equipment on the straight-line method over their estimated useful lives of 40 and 7 years, respectively, for financial reporting purposes.

RISK FACTORS

      An investment in our Company is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the "Risk Factors" section, which begins on page 12. You should read and understand all of the risk factors before making your decision to invest.

-     As of April 21, 2003, we owned, directly or through our subsidiaries, 63 properties, including 18 properties through joint ventures, a parcel of land on which a hotel is being developed, a leased parcel of land on which a hotel will be developed and one property on which a hotel is being renovated. In addition, we have a commitment to acquire one additional hotel property. The Company also invested $10 million in convertible preferred units in an operating partnership, partially owned by a publicly traded REIT, and has committed to invest up to an additional $15 million in such units and up to $40 million in joint ventures with such partnership. Because the Company has not yet identified the properties to be acquired with proceeds from this offering, and the Board of Directors may approve future offerings, the proceeds of which may be invested in additional properties, you will not have the opportunity to evaluate all the properties that will be in our portfolio.

-     We do not anticipate that there will be a public market for the shares in the near term. Therefore, prior to listing, if at all, if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

-     We rely on the Advisor, which, subject to approval by the Board of
      Directors, has responsibility for the management of our Company and our investments. Not all of the officers and directors of the Advisor have extensive experience, and the Advisor has limited experience, with mortgage financing, which could adversely affect our business.

-     The Advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor and affiliates will provide to us.

-     Market and economic conditions that we cannot control will affect the value of our investments.

-     We may make investments that will not appreciate in value over time, such as mortgage loans and building only properties, with the land owned by a third party.

-     We cannot predict the amount of revenues we will receive from tenants and borrowers.

-     If our tenants, borrowers or hotel managers default, we will have less income with which to make distributions.

-     As of April 21, 2003, a significant portion of our properties are managed by or leased to Marriott and Hilton chains and any adverse developments affecting Marriott or Hilton could materially adversely affect our revenues.

-     If the shares are not listed on a national securities exchange or over-the-counter market by December 31, 2007, we will sell our assets and distribute the proceeds.

                                      -7-

-     We have obtained long-term financing. In the future, if we do not obtain additional long-term financing, we will not be able to acquire as many properties or make as many mortgage loans as we anticipate, which could limit further diversification of our investments.

-     Borrowing may be risky if the cash flow from our investments is insufficient to meet our debt obligations. In connection with borrowing, we have mortgaged or pledged our assets, and may do so with regard to future borrowings, which would put us at risk of losing the assets if we are unable to pay our debts.

-     We may incur debt, including debt to make distributions to stockholders, in order to maintain our status as a REIT.

-     The vote of stockholders owning at least a majority but less than all of the shares of common stock will bind all of the stockholders as to matters such as the amendment of the Company's governing documents. A majority of the stockholders present at a meeting at which a quorum is present may bind all of the stockholders as to the election of directors.

-     Restrictions on ownership of more than 9.8% of the shares of common stock by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company, even if such a change is in the interest of a majority of the stockholders.

-     We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for paying distributions to you as a stockholder.

OUR REIT STATUS

      As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

      We have retained the Advisor to provide us with management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of the Company. The majority of the directors are independent of the Advisor and have responsibility for reviewing its performance. The directors are elected annually to the Board of Directors by the stockholders.

      All of the executive officers and directors of the Advisor also are officers or directors of the Company. The Advisor has responsibility for (i)
selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by the Company; (ii) identifying potential tenants or managers for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease or management agreement of a property and each mortgage loan; and (iii) negotiating the terms of any borrowing by the Company, including lines of credit and any long-term, permanent financing. All of the Advisor's actions relating to the Company are subject to approval by the Board of Directors. The Advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent directors, to select assets for sale by the Company in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

      You can read the sections of this Prospectus under the captions
"Management" and "The Advisor and The Advisory Agreement" for a description of the business background of the individuals responsible for the management of the
Company and the Advisor, as well as for a description of the services the
Advisor will provide.

                                      -8-

      Certain of our officers and directors, who are also officers or directors of the Advisor, may experience conflicts of interest in their management of the
Company. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i)
allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the Advisor, (v) compensation to the Advisor, (vi) our relationship with the managing dealer, CNL Securities Corp., which is an affiliate of the Company and the Advisor, and (vii) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, which means neither the Company nor the stockholders will have separate counsel. The "Conflicts of Interest" section of this Prospectus discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

      The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of the Advisor in the past, including 18 public limited partnerships and two unlisted public REITs. As of December 31, 2002, these entities, which invest in properties that are leased on a "triple-net"
basis, but do not invest in hotel properties, had purchased, directly or indirectly, approximately 1,900 fast-food, family-style, and casual-dining restaurants and 37 retirement facilities. Based on an analysis of the operating results of the prior public programs in which Messrs. Seneff and Bourne have served, individually or with others, as general partners or officers and directors, Messrs. Seneff and Bourne believe that each of such prior public programs has met, or is in the process of meeting, its principal investment objectives. Statistical data relating to certain of the public limited partnerships and the unlisted REITs are contained in Appendix B -- Prior
Performance Tables.

OUR INVESTMENT OBJECTIVES

      Our Company's primary investment objectives are to preserve, protect, and enhance our assets, while:

      -     making distributions.

      -     obtaining fixed income through the receipt of base rent, increasing our income (and distributions) and providing protection against inflation through receipt of percentage rent and/or automatic increases in base rent, and obtaining fixed income through the receipt of payments on mortgage loans.

      -     remaining qualified as a REIT for federal income tax purposes.

      -     providing you with liquidity for your investment within five years after commencement of this offering, either through (i) listing our shares on a national securities exchange or over-the-counter market or (ii) if listing does not occur within five years after
            commencement of the offering, selling our assets and distributing the proceeds.

      You can read the sections of this Prospectus under the captions "Business
-- General," "Business -- Site Selection and Acquisition of Properties,"
"Business -- Description of Property Leases" and "Investment Objectives and
Policies" for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.

MANAGEMENT COMPENSATION

      We will pay the Advisor, CNL Securities Corp. (which is the managing dealer for this offering), and other affiliates of the Advisor compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement. See "Management Compensation" for a complete description.

      OFFERING STAGE.

                                      -9-

            SELLING COMMISSIONS, MARKETING SUPPORT FEE AND DUE DILIGENCE EXPENSE
REIMBURSEMENTS. The Company will pay the managing dealer selling commissions of
7.5% (a maximum of $112,500,000 if 150,000,000 shares are sold) and a marketing support fee of 0.5% (a maximum of $7,500,000 if 150,000,000 shares are sold).
The managing dealer in turn may pass along selling commissions of up to 7% on shares sold by other soliciting dealers, and all or a portion of the marketing support fee it receives to soliciting dealers who agree to provide the managing dealer with certain marketing assistance and who are not affiliates of the
Company. The Company will also reimburse bona fide due diligence expenses of the soliciting dealers that are not affiliates of the Company, in an amount equal to
0.125% on shares sold by them ($1,875,000 if 150,000,000 shares are sold).

      ACQUISITION STAGE.

            ACQUISITION FEES. The Company will pay the Advisor a fee equal to
4.5% of the proceeds of this offering ($67,500,000 if 150,000,000 shares are sold) for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. In addition, the Company will pay the Advisor a fee equal to 4.5% of loan proceeds from permanent financing and the revolving line of credit that are used to acquire properties for the services described above. However, no acquisition fees will be paid on loan proceeds from the revolving line of credit until such time as all net offering proceeds have been invested by the Company.

      OPERATIONAL STAGE.

            ASSET MANAGEMENT FEE. The Company will pay the Advisor a monthly asset management fee of one-twelfth of 0.60% of an amount equal to the total amount invested in the properties (exclusive of acquisition fees and acquisition expenses) plus the total outstanding principal amounts of the mortgage loans, as of the end of the preceding month, for managing the properties and mortgage loans.

      OPERATIONAL OR LIQUIDATION STAGE.

      We will not pay the following fees until we have paid distributions to stockholders equal to the sum of an aggregate, annual, cumulative, noncompounded
8% return on their invested capital plus 100% of the stockholders' aggregate invested capital, which is what we mean when we call a fee "subordinated." In general, we calculate the stockholders' invested capital by multiplying the number of shares owned by stockholders by the offering price per share and reducing the product by the portion of all prior distributions paid to stockholders from the sale of our assets and by any amounts paid by us to repurchase shares under the redemption plan.

            DEFERRED, SUBORDINATED REAL ESTATE DISPOSITION FEE. The Company may
pay the Advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission, or 3% of the gross sales price of the property, for providing substantial services in connection with the sale of any of its properties. You can read the section of this Prospectus under the caption
"The Advisor and the Advisory Agreement -- The Advisory Agreement" if you want more information about real estate disposition fees that we may pay to the
Advisor.

            DEFERRED, SUBORDINATED SHARE OF NET SALES PROCEEDS FROM THE SALE OF
ASSETS. The Company will pay to the Advisor a deferred, subordinated share of net sales proceeds from the sale of assets of the Company in an amount equal to
10% of net sales proceeds.

      The Company's obligation to pay some fees may be subject to conditions and restrictions or may change in some instances. The Company may reimburse the
Advisor and its affiliates for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations. In addition, the Company may pay the Advisor and its affiliates a subordinated incentive fee if listing of the Company's common stock on a national securities exchange or over-the-counter market other than the Pink Sheets and the OTC Bulletin Board occurs.

                                      -10-

THE OFFERING

OFFERING SIZE.................   - Maximum -- $1,750,000,000
                                 - $1,500,000,000 of common stock to be offered
                                   to investors meeting certain suitability
                                   standards and up to $250,000,000 of common
                                   stock available to investors who purchased
                                   their shares in this offering or one of the
                                   prior offerings of our Company and who choose
                                   to participate in our reinvestment plan.

MINIMUM INVESTMENTS...........   - Individuals -- $2,500 -- Additional shares
                                   may be purchased in ten dollar increments.
                                 - IRA, Keogh and other qualified plans --
                                   $1,000 -- Additional shares may be purchased
                                   in ten dollar increments.

                                   (Note: The amounts apply to most potential
                                   investors, but minimum investments may vary
                                   from state to state. Please see "The
                                   Offering" section, which begins on page 150).

SUITABILITY STANDARDS.........   - Net worth (not including home, furnishings
                                   and personal automobiles) of at least $45,000
                                   and annual gross income of at least $45,000;
                                   or
                                 - Net worth (not including home, furnishings
                                   and personal automobiles) of at least
                                   $150,000.

                                   (Note: Suitability standards may vary from
                                   state to state. Please see the "Suitability
                                   Standards and How to Subscribe" section,
                                   which begins on page 22).

DURATION AND LISTING..........   Anticipated to be within five years from the
                                 commencement of this offering. If the shares
                                 are listed on a national securities exchange
                                 or over-the-counter market, our Company will
                                 become a perpetual life entity, and we will
                                 then reinvest proceeds from the sale of assets.

DISTRIBUTION POLICY...........   Consistent with our objective of qualifying as
                                 a REIT, we expect to continue to pay quarterly
                                 distributions and distribute at least 90% of
                                 our REIT taxable income.

OUR ADVISOR...................   CNL Hospitality Corp. will administer the day-
                                 to-day operations of our Company and select our
                                 Company's real estate investments and mortgage
                                 loans.

ESTIMATED USE OF PROCEEDS.....   - 85% -- To acquire hotel properties and make
                                          mortgage loans and other investments
                                 - 8%  -- To pay fees and expenses to affiliates
                                          for their services and as
                                          reimbursement of offering and
                                          acquisition-related expenses
                                 - 7%  -- To pay selling commissions to
                                          Soliciting Dealers in connection with
                                          the offering

OUR REINVESTMENT PLAN.........   We have adopted a reinvestment plan which will
                                 allow some stockholders to have the full amount
                                 of their distributions reinvested in additional
                                 shares that may be available. We have
                                 registered 25,000,000 shares of our common
                                 stock for this purpose. See the "Summary of
                                 Reinvestment Plan" and the "Federal Income Tax
                                 Considerations -- Taxation of Stockholders"
                                 sections and the Form of Reinvestment Plan
                                 accompanying this Prospectus as Appendix A for
                                 more specific information about the
                                 reinvestment plan.

                                      -11-

                                  RISK FACTORS

      An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this
Prospectus before making your investment decision.

      We also caution you that this Prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate,"
"continue" or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

OFFERING-RELATED RISKS

      THIS IS AN UNSPECIFIED PROPERTY OFFERING.

            You cannot evaluate properties that we have not yet acquired or identified for acquisition. We have established certain criteria for evaluating hotel brands, particular properties and the operators of the properties in which we may invest. We have not set fixed minimum standards relating to creditworthiness of tenants or managers and therefore the Board of Directors has flexibility in assessing potential tenants and managers. As of April 21, 2003, we have purchased, directly or through our subsidiaries, 63 properties, including 18 properties through joint ventures, a parcel of land on which a hotel is being developed, a leased parcel of land on which a hotel will be developed and one property on which a hotel is being renovated. In addition, the
Company has entered into a commitment to acquire one additional hotel property.
The acquisition of this property is subject to the fulfillment of certain conditions and there can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that this property will be acquired by the
Company. You can read the sections of this Prospectus under the captions
"Business -- Property Acquisitions" and "Business -- Pending Investments" for a
description of these properties. Because the Company has not yet identified the properties to be acquired with proceeds from this offering, and the Board of
Directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties, you will not have an opportunity to evaluate all of the properties that will be in our portfolio.

            We cannot assure you that we will obtain suitable investments. We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, our financial condition and ability to pay distributions could be adversely affected.

      THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF THE COMPANY OR
THE PROSPECTUS. The managing dealer, CNL Securities Corp., is an affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

      THERE MAY BE DELAYS IN INVESTING THE PROCEEDS OF THIS OFFERING. We may
delay investing the proceeds from this offering for up to the later of two years from the initial date of this Prospectus or one year after termination of the offering; although, we expect to invest substantially all net offering proceeds by the end of that period. In our first three public offerings we took ten months, four months and one month after the offering closed, respectively, to invest all net offering proceeds. In addition, the "Prior Performance
Information" section provides a summary description of the investment experience of affiliates of the Advisor in other prior CNL programs, but you should be aware that previous experience is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

      We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of the Advisor to find suitable properties or mortgage loans for investment. Until we invest in properties or make mortgage loans, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be

                                      -12-

lower than we would receive for property investments or mortgage loans. Further, if we are required to invest any funds in properties and mortgage loans and we have not done so or reserved those funds for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of this offering, we will distribute the remaining funds pro rata to the persons who are stockholders of the Company at that time.

      THE SALE OF SHARES BY STOCKHOLDERS COULD BE DIFFICULT. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. In any event, the Articles of Incorporation provide that we will not apply for listing before the completion or termination of this offering. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

COMPANY-RELATED RISKS

      OUR MANAGEMENT HAS LIMITED EXPERIENCE WITH MORTGAGE FINANCING. Not all of
the officers and directors of the Advisor have extensive experience, and the
Advisor has limited experience, with mortgage financing, which may adversely affect our results of operations and therefore our ability to pay distributions.

      WE ARE DEPENDENT ON THE ADVISOR. The Advisor, subject to approval by the
Board of Directors, is responsible for our daily management, including all acquisitions, dispositions and financings. The Board of Directors may fire the
Advisor, with or without cause, but only subject to payment and release of the
Advisor from all guarantees and other obligations incurred as Advisor, which are referenced in the "Management Compensation" section of this Prospectus. We cannot be sure that the Advisor will achieve our objectives or that the Board of
Directors will be able to act quickly to remove the Advisor if it deems removal necessary. As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

      WE WILL BE SUBJECT TO CONFLICTS OF INTEREST.

      We will be subject to conflicts of interest arising out of our relationships with the Advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section provides a further discussion of the conflicts of interest between us and the Advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

            We will experience competition for properties. The Advisor or its affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. The selection of properties to be transferred by the Advisor to us may be subject to conflicts of interest. We cannot be sure that the Advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

            There will be competing demands on our officers and directors. Our directors and some of our officers, and the directors and some of the officers of the Advisor, have management responsibilities for other companies, including companies that may in the future invest in some of the same types of assets in which we may invest. For this reason, these officers and directors will share their management time and services among those companies and us, will not devote all of their attention to us and could take actions that are more favorable to the other companies than to us.

            The timing of sales and acquisitions may favor the Advisor. The
Advisor may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our
Board of Directors must approve any investments and sales, but the Advisor's recommendation to the Board may be influenced by the impact of the transaction on the Advisor's compensation. The agreements between us and the Advisor were not the result of arm's-length negotiations. As a result, the Advisor may not always act in the Company's best interests, which could adversely affect our results of operations.

                                      -13-

            Our properties may be developed by affiliates. Properties that we acquire may require development prior to use by a tenant. Our affiliates may serve as developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of
Directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

            We may invest with affiliates of the Advisor. We may invest in joint ventures with another program sponsored by the Advisor or its affiliates. The
Board of Directors, including the independent directors, must approve the transaction, but the Advisor's recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us.

            There is no separate counsel for the Company, our affiliates and investors. We may have interests that conflict with yours and those of our affiliates, but none of us has the benefit of separate counsel.

REAL ESTATE AND OTHER INVESTMENT RISKS

      POSSIBLE LACK OF DIVERSIFICATION INCREASES THE RISK OF INVESTMENT. There
is no limit on the number of properties of a particular hotel brand which we may acquire. However, under investment guidelines established by the Board of
Directors, no single hotel brand may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the independent directors. The Board of Directors, including a majority of the independent directors, will review the Company's properties and potential investments in terms of geographic and hotel brand diversification. As of April
21, 2003, a significant portion of the Company's properties were
Marriott-branded and Hilton-branded hotels. Because of this concentration, there is a risk that any adverse developments affecting Marriott or Hilton generally could materially adversely affect our revenues (thereby affecting our ability to make distributions to stockholders). Although the Company's properties are located in 23 states, 20.6% of the properties are located in California and
14.3% of the properties are located in Florida. In addition, if in the future we concentrate our acquisitions on another chain, or in certain geographic areas or on certain product types, it will increase the risk that our financial condition will be adversely affected by the poor judgment of a particular management group, by poor brand performance, by a downturn in a particular market sub-segment or by market disfavor with a certain product type.

      Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. We do not know whether we will sell all of the shares being offered by this Prospectus. If we do not, it is possible that we will not have the money necessary to further diversify our investments or achieve the highest possible return on our investments.

      WE DO NOT HAVE CONTROL OVER MARKET AND BUSINESS CONDITIONS. Changes in
general or local economic or market conditions, increased costs of energy, increased costs of insurance, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of a hotel chain to fulfill any obligations to operators of its hotel business, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, bankruptcy of a tenant or borrower, and other factors beyond our control may reduce the value of properties that we currently own or those that we acquire in the future, the ability of tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make mortgage loan payments on time. If tenants are unable to make lease payments or borrowers are unable to make mortgage loan payments as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

      ADVERSE TRENDS IN THE HOTEL INDUSTRY MAY IMPACT OUR PROPERTIES. The
success of our properties depends largely on the property operators' ability to adapt to dominant trends in the hotel industry, including those noted below, as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The "Business -- General"
section includes a description of the size and nature of the hotel industry and current trends in this industry. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to stockholders.

                                      -14-

      THE ECONOMIC DOWNTURN AND SEPTEMBER 11, 2001 HAVE ADVERSELY AFFECTED THE
TRAVEL AND LODGING INDUSTRIES AND THE COMPANY'S HOTEL OPERATIONS. As a result of the attacks on the World Trade Center and the Pentagon on September 11, 2001,
and the effects of the economic recession, the lodging industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, our hotels have experienced declines in occupancy and average daily rates due to the decline in travel.

      Although it appears that a recovery is occurring in the business and leisure travel sector, we are unable to predict with certainty when or if travel and lodging demand will be fully restored to normal levels. The impact of the
September 11, 2001 terrorist attacks, future events such as military or police activities in the United States or foreign countries and future terrorist activities or threats of such activities, could have on our business cannot presently be determined. The Company's properties and the business of the
Company's tenants and managers may continue to be affected, including hotel occupancy and revenues and, as a result, the Company's revenues may remain at reduced levels or be reduced further to the extent that rents and other revenues received by the Company are calculated as a percentage of hotel revenues. If the reduction in travel is protracted, the ability of the Company's tenants to make rental payments may be affected and cash available for distributions to stockholders may be reduced. In addition, any extended U.S. participation in a war with Iraq or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of our assets.

      LEASING PROPERTIES TO OUR SUBSIDIARIES INCREASES OUR RISKS. For properties leased to our subsidiaries, we are less likely to evict the tenant if the property's poor performance results in a failure to pay rent. We do, however, have the right under our agreements with third-party managers to terminate the manager and engage a new manager in the event that the poor performance is attributable to the manager. Therefore, in the event of default due to market conditions and not the manager's performance, the Company may experience lower returns.

      In addition, rent obligations of tenants that are subsidiaries are based, to a large extent, on gross revenues of properties. This means that poor performance by these properties will affect the Company's results of operations to a much greater extent than would poor performance by properties leased to third parties.

      CREDIT ENHANCEMENTS TO OUR LEASES MAY NOT BE AVAILABLE OR, IF AVAILABLE,
WILL BE SUBJECT TO TERMINATION AND MAY ALSO BE SUBJECT TO MAXIMUM LIMITS.
Although historically our leases generally have had credit enhancement provisions, the Company may not obtain credit enhancements, such as guarantees, net worth requirements or liquidity facility agreements, from a third-party tenant or manager in connection with future leases. Even if provided to the
Company, these enhancements generally terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. Some of these provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. If, in this event, the tenant is unable to make payments under the lease, our results of operations may be adversely impacted and, if multiple tenants were similarly affected, cash available to make distributions to our stockholders may be reduced or we may experience losses.

      WE WILL NOT CONTROL THE MANAGEMENT OF OUR PROPERTIES. Our tenants or managers are responsible for maintenance and other day-to-day management of the properties. Because our revenues are largely derived from rents, our financial condition is dependent on the ability of third-party tenants or managers that we do not control to operate the properties successfully. We have and in the future intend to continue to enter into only leasing agreements with third-party tenants or management agreements with managers having substantial prior hotel experience. Although we believe the third-party tenants and/or managers of the
63 properties directly or indirectly owned, and the property identified as a probable acquisition, as of April 21, 2003, have significant prior hotel experience, there is no assurance we will be able to make such arrangements in the future. If our tenants or managers are unable to operate the properties successfully, the tenants may not be able to pay their rent and they may not generate significant percentage rent, which could adversely affect our financial condition.

      WE MAY NOT CONTROL THE JOINT VENTURES IN WHICH WE ENTER. Our independent directors must approve all joint venture or general partnership arrangements in which we enter. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share management control of the joint venture with the unaffiliated party. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party

                                      -15-

who has no notice of the agreement, and we therefore may be unable to control fully the activities of the joint venture. In any joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In addition, when we invest in properties indirectly through the acquisition of interests in entities that own hotel properties or interests therein, we may not control the management of such assets.

      JOINT VENTURE PARTNERS MAY HAVE DIFFERENT INTERESTS THAN WE HAVE.
Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. This risk is also present when we make investments in securities of other entities. If we do not have full control over a joint venture or other investment, the value of our investment will be affected by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments and investments in other entities may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

      IT MAY BE DIFFICULT FOR US TO EXIT A JOINT VENTURE AFTER AN IMPASSE. In
our joint ventures, there will be a potential risk of impasse in some joint venture decisions since our approval and the approval of each co-venturer will be required for some decisions. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer's interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. You can read the section of this Prospectus under the caption "Business -- Joint Venture Arrangements" if you want more information about the terms that our joint venture arrangements are likely to include.

      WE MAY NOT HAVE CONTROL OVER PROPERTIES UNDER CONSTRUCTION. We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties (including properties which require renovation). If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables. You can read the section of this Prospectus under the caption "Business -- Site
Selection and Acquisition of Properties" if you want more information about property development and renovation.

      WE WILL HAVE NO ECONOMIC INTEREST IN GROUND LEASE PROPERTIES. If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement.
Thus, with respect to ground lease properties, the Company will have no economic interest in the land or building at the expiration of the lease on the underlying land; although, we generally will retain partial ownership of, and will have the right to remove any equipment that we may own in the building. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

      MULTIPLE PROPERTY LEASES OR MORTGAGE LOANS WITH INDIVIDUAL TENANTS OR
BORROWERS INCREASE OUR RISKS. The value of our properties leased to unaffiliated third parties will depend principally upon the value of the leases of the properties. Minor defaults by a tenant or borrower may continue for some time before the Advisor or Board of Directors determines that it is in our interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one mortgage loan. As a result, a default by or the financial failure of a tenant, borrower or manager could cause a reduction in income.

      IT MAY BE DIFFICULT TO RE-LEASE OUR PROPERTIES. If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce cash available to make distributions to our stockholders.

                                      -16-

      WE CANNOT CONTROL THE SALE OF SOME PROPERTIES. Although we have not yet done so, we may give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the Advisor and the Board of Directors to freely control the sale of the property. See "Business -- Description of Property Leases -- Right of Tenant to
Purchase."

      THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED. For up to the first five years after commencement of this offering, we intend to use any proceeds from the sale of properties or mortgage loans that are not required to be distributed to stockholders in order to preserve the Company's status as a REIT, to acquire additional properties, make additional mortgage loans and repay outstanding indebtedness. If our shares are listed on a national securities exchange or over-the-counter market, we may reinvest the proceeds from sales in other properties or mortgage loans for an indefinite period of time. If our shares are not listed by December 31, 2007, we are obligated to sell our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise.

      Neither the Advisor nor the Board of Directors may be able to control the timing of the sale of our assets due to market conditions, and we cannot assure you that we will be able to sell our assets so as to return our stockholders'
aggregate invested capital, to generate a profit for the stockholders or to fully satisfy our debt obligations. Because a portion of the offering price from the sale of shares is used by the Company to pay expenses and fees and the full offering price is not invested in properties, we will only return all of our stockholders' invested capital if we sell the properties for a sufficient amount in excess of their original purchase price. If we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years. Further, any intended liquidation of our Company may be delayed beyond the time of the sale of all of the properties until all mortgage loans expire or are sold, because we plan to enter into mortgage loans with terms of 10 to 20 years and those obligations may not expire before all of the properties are sold.

      THE HOTEL INDUSTRY IS SEASONAL. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to subsidiaries. In addition, there may be quarterly fluctuations in the amount of percentage rent, if any, we will receive from our third-party leases. Any reduction in rent or percentage rent would reduce the amount of cash we could distribute to our stockholders.

      RISKS OF MORTGAGE LENDING.

            Our mortgage loans may be impacted by unfavorable real estate market conditions. If we make mortgage loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans.
If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

            Our mortgage loans will be subject to interest rate fluctuations. If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

            Delays in liquidating defaulted mortgage loans could reduce our investment returns. If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

            Returns on our mortgage loans may be limited by regulations. The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would receive.

                                      -17-

      OUR PROPERTIES MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES. Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination.
The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our properties.

      All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The Board of Directors and the Advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that (A) the seller has (i) agreed in writing to indemnify us and/or (ii) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem;
or (B) the Company has negotiated other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

FINANCING RISKS

      WE HAVE OBTAINED LONG-TERM FINANCING AND MAY REQUIRE ADDITIONAL FINANCING
IN THE FUTURE. We have obtained long-term financing with regard to some of our properties; however, we cannot be sure that we will be able to obtain future long-term financing on satisfactory terms. If we do not obtain additional long-term financing in the future, we may not be able to acquire as many properties or make as many loans and leases as we anticipated, which could limit the further diversification of our investments.

      ANTICIPATED BORROWING CREATES RISKS. We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. The Company anticipates that we will obtain one or more revolving lines of credit in an aggregate amount of up to $350,000,000 to provide financing for the acquisition of assets, although the Board could determine to borrow a greater amount. As of April 21, 2003, the Company had obtained a revolving line of credit for up to approximately $96,700,000, of which approximately $24,000,000 was outstanding as of such date, and construction loan facilities for up to approximately $64,000,000, of which approximately
$25,700,000 was outstanding as of such date. We may repay the lines of credit using equity offering proceeds, including proceeds from this offering, working capital, permanent financing or proceeds from the sale of assets. As of April
21, 2003, the Company had outstanding permanent financing totalling approximately $686 million, including its share from unconsolidated subsidiaries. We may also obtain additional long-term, permanent financing. We anticipate that our permanent financing generally will not exceed 40% of our total assets. We may not borrow more than 300% of our net assets, without showing our independent directors that a higher level of borrowing is appropriate. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it. See "Business --
Borrowing" for a description of the lines of credit and permanent financing the
Company has obtained as of April 21, 2003.

                                      -18-

      WE CAN BORROW MONEY TO MAKE DISTRIBUTIONS. We may borrow money as necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes, although such distributions would not reduce stockholders' aggregate invested capital.

MISCELLANEOUS RISKS

      OUR HOTEL PROPERTIES MAY BE UNABLE TO COMPETE SUCCESSFULLY. We compete with other companies for the acquisition of properties. In addition, the hotel industry in which we invest is highly competitive, and we anticipate that any property we acquire will compete with other businesses in the vicinity. Our ability to receive rent, including rent in the form of percentage rent in excess of the base rent (including automatic increases in the base rent), for our properties depends in part on the ability of the tenants and managers to compete successfully with other businesses in the vicinity. In addition, we compete with other financing sources for suitable tenants, managers and properties. If we, our tenants and our managers are unable to continue to compete successfully, our results of operations will be adversely affected.

      INFLATION COULD ADVERSELY AFFECT OUR INVESTMENT RETURNS. Inflation may
decrease the value of some of our investments. For example, a substantial rise in inflation over the term of an investment in mortgage loans may reduce the actual return on those investments, if they do not otherwise provide for adjustments based upon inflation. Inflation could also reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and automatic increases in base rent do not keep up with inflation.

      WE MAY NOT HAVE ADEQUATE INSURANCE. An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results and cash flows and returns to the stockholders could be reduced. The section entitled "Business -- Description of Property Leases -- Insurance, Taxes,
Maintenance and Repairs" describes the types of insurance that the leases of the properties will require the tenant to obtain. Certain types of losses, such as from terrorist attacks, however, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. Therefore, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

      POSSIBLE EFFECT OF ERISA. We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be
"plan assets" of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be
"plan assets" under ERISA (i) it is not clear that the exemptions from the
"prohibited transaction" rules under ERISA would be available for our transactions and (ii) the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

      OUR GOVERNING DOCUMENTS MAY DISCOURAGE TAKEOVERS. Some provisions of our
Articles of Incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of our Company by third parties. Some other provisions of the Articles of Incorporation which exempt us from the application of Maryland's Business Combinations Statute and Control
Share Acquisition Statute, may have the effect of facilitating (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 20% or more of our total voting power. Because we will not be subject to the provisions of the Business
Combinations Statute and the Control Share Acquisition Statute, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. You can read the sections of this Prospectus under the captions "Risk Factors -- Tax Risks -- We will be subject to increased taxation if we fail to qualify as a REIT for federal

                                      -19-

income tax purposes," "Risk Factors -- Tax Risks -- Ownership limits may discourage a change in control," "Summary of the Articles of Incorporation and
Bylaws -- General," "Summary of the Articles of Incorporation and Bylaws --
Mergers, Combinations, and Sale of Assets," "Summary of the Articles of
Incorporation and Bylaws -- Control Share Acquisitions" and "Summary of the
Articles of Incorporation and Bylaws -- Restriction of Ownership" if you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

      OUR STOCKHOLDERS ARE SUBJECT TO OWNERSHIP LIMITS. The Articles of
Incorporation generally restrict ownership of more than 9.8% of the outstanding common stock or 9.8% of any series of outstanding preferred stock by one person.
If the ownership, transfer, acquisition or change in our corporate structure would jeopardize our REIT status, that ownership, transfer, acquisition or change in our corporate structure would be void as to the intended transferee or owner and the intended transferee or owner would not have or acquire any rights to the common stock.

      MAJORITY STOCKHOLDER VOTE MAY DISCOURAGE CHANGES OF CONTROL. Stockholders
may take some actions, including approving amendments to the Articles of
Incorporation and Bylaws, by a vote of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of us or to effect a change in our operations.

      INVESTORS IN OUR COMPANY MAY EXPERIENCE DILUTION. Stockholders have no preemptive rights. If we (i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our Company. This is the fifth offering being undertaken by the
Company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See "Summary of the Articles of
Incorporation and Bylaws -- Description of Capital Stock" and "The Offering --
Plan of Distribution."

      THE BOARD OF DIRECTORS CAN TAKE MANY ACTIONS WITHOUT STOCKHOLDER APPROVAL.
The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, the Board of Directors can (i) list our stock on a national securities exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders;
(iii) issue additional shares without obtaining stockholder approval, which could dilute your ownership; (iv) change the Advisor's compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (vi) change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

      WE WILL RELY ON THE ADVISOR AND BOARD OF DIRECTORS TO MANAGE THE COMPANY.
If you invest in the Company, you will be relying entirely on the management ability of the Advisor and on the oversight of our Board of Directors. You will have no right or power to take part in the management of our Company, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this Prospectus unless you are willing to entrust all aspects of our management to the Advisor and the Board of Directors.

      OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY. The Articles of
Incorporation and Bylaws provide that an officer or director's liability for monetary damages to us, our stockholders or third parties may be limited.
Generally, we are obligated under the Articles of Incorporation and the Bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify the officer or director for any such liabilities that he or she incurs. These indemnification agreements could limit our ability and the ability of our stockholders to effectively take action against our directors and officers arising from their service to us. You can read the section of this Prospectus under the caption "Summary of the
Articles of Incorporation and Bylaws -- Limitation of Liability and
Indemnification" for more information about the indemnification of our officers and directors.

                                      -20-

TAX RISKS

      WE WILL BE SUBJECT TO INCREASED TAXATION IF WE FAIL TO QUALIFY AS A REIT
FOR FEDERAL INCOME TAX PURPOSES. Our management believes that we operate in a manner that enables us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we qualify as a REIT. We have, however, received an opinion from our tax counsel, Greenberg Traurig, LLP, that we met the requirements for qualification as a REIT for each of our taxable years ending through December 31, 2002 and that our ownership, operations and assets will permit us to continue such qualification in subsequent taxable years.

      You should be aware that opinions of counsel are not binding on the
Internal Revenue Service or on any court. Furthermore, the conclusions stated in the opinion are conditioned on, and our continued qualification as a REIT will depend on, our management meeting various requirements, which are discussed in more detail under the heading "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification as a REIT."

      If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates. In addition to these taxes, we may be subject to the federal alternative minimum tax. Unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we lose our REIT status, the funds available for distribution to you, as a stockholder, would be reduced substantially for each of the years involved.

      OUR LEASES MAY BE RECHARACTERIZED AS FINANCINGS, WHICH WOULD ELIMINATE
DEPRECIATION DEDUCTIONS ON HOTEL PROPERTIES. Our tax counsel, Greenberg Traurig,
LLP, is of the opinion, based upon certain assumptions, that the leases of hotels where we own the underlying land constitute leases for federal income tax purposes. However, with respect to the hotels where we do not own the underlying land, Greenberg Traurig, LLP may be unable to render this opinion. If the lease of a hotel does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. In the opinion of Greenberg Traurig, LLP, the income derived from such a financing arrangement would satisfy the 75% and the 95% gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us, in particular that we would not be entitled to claim depreciation deductions with respect to the hotel (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in certain taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased.
Any increase in our distribution requirements may limit our ability to invest in additional hotels and to make additional mortgage loans.

      EXCESSIVE NON-REAL ESTATE ASSET VALUES MAY JEOPARDIZE OUR REIT STATUS. In
order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Therefore, the value of any property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20%
of our total assets. The Company may invest in securities of another REIT, and its investment may represent in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT. If the other REIT were to lose its REIT status during a taxable year in which the Company's investment represented in excess of 10% of the voting securities or 10% of the value of the securities of the other REIT as of the close of a calendar quarter, the Company will lose its REIT status.

      The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, we will cease to qualify as a REIT.

      WE MAY HAVE TO BORROW FUNDS OR SELL ASSETS TO MEET OUR DISTRIBUTION
REQUIREMENTS. Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax

                                      -21-

purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service.
As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

      OWNERSHIP LIMITS MAY DISCOURAGE A CHANGE IN CONTROL. For the purpose of protecting our REIT status, our Articles of Incorporation generally limit the ownership by any single stockholder of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of such class. The Articles also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than
100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of the common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

      WE MAY BE SUBJECT TO OTHER TAX LIABILITIES. Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property that could reduce operating cash flow.

      CHANGES IN TAX LAWS MAY PREVENT US FROM QUALIFYING AS A REIT. As we have previously described, we are treated as a REIT for federal income tax purposes.
However, this treatment is based on the tax laws that are currently in effect.
We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

                   SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

      The shares of common stock offered through this Prospectus (the "Shares")
are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See the "Summary of the Articles of Incorporation and
Bylaws -- Restriction of Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000. The Company's suitability standards also require that a potential investor (i) can reasonably benefit from an investment in the Company based on such investor's overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder's overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of the Company's Shares, (d) the background and qualifications of the Advisor, and (e) the tax consequences of the investment.

      California, Iowa, Maine, Massachusetts, Michigan, Missouri, New Hampshire,
North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

      CALIFORNIA, IOWA, MASSACHUSETTS, MICHIGAN, NORTH CAROLINA AND TENNESSEE --
The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least
$60,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

      MAINE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $200,000.

                                      -22-

      MISSOURI -- The investor (i) invests no more than 10% of the investor's net worth (not including home, furnishings, and personal automobiles) in the
Company and (ii) has either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

      NEW HAMPSHIRE -- The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000.

      OHIO AND PENNSYLVANIA -- The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company; and (ii) either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

      The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account
(such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

      In addition, under the laws of certain states, investors may transfer their Shares only to persons who meet similar standards, and the Company may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

      In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee
Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Offering --
ERISA Considerations." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of
Stockholders -- Tax-Exempt Stockholders."

      In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription
Agreement in the form attached hereto as Appendix C. In addition, soliciting dealers, broker-dealers that are members of the National Association of
Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers"), who are engaged by CNL
Securities Corp. (the "Managing Dealer") to sell Shares, have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering --
Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

      An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Bank, Escrow
Agent." See "The Offering -- Subscription Procedures." Certain Soliciting
Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the
Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

                                      -23-

      Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the
Soliciting Dealer. This procedure may not be available in certain states. See
"The Offering -- Subscription Procedures" and "The Offering -- Plan of
Distribution."

      A minimum investment of 250 Shares ($2,500) is required, except for
Nebraska and North Carolina investors who must make a minimum investment of 500
Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000).
Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. Maine investors, however, may not make additional purchases in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Company's reinvestment plan (the "Reinvestment Plan"). See "The Offering
-- General," "The Offering -- Subscription Procedures," and "Summary of
Reinvestment Plan."

                            ESTIMATED USE OF PROCEEDS

      The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 150,000,000
Shares are sold. The Company estimates that 85% of gross offering proceeds computed at $10 per share sold ("Gross Proceeds") will be used to purchase properties (the "Properties") and make mortgage loans ("Mortgage Loans"), and approximately 8% of Gross Proceeds will be used to pay fees and expenses to affiliates of the Company ("Affiliates") for their services and as reimbursement for offering expenses ("Offering Expenses") and acquisition expenses
("Acquisition Expenses") incurred on behalf of the Company with the remaining proceeds used to pay other expenses of the offering. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                                     Maximum Offering (1)
                                                                  --------------------------
                                                                      Amount        Percent
                                                                  --------------    -------
GROSS PROCEEDS TO THE COMPANY (2)..........................       $1,500,000,000    100.000%
Less:
   Selling Commissions to CNL Securities Corp. (2).........          112,500,000      7.500%
   Marketing Support Fee to CNL Securities Corp. (2).......            7,500,000      0.500%
   Due Diligence Reimbursements to CNL Securities Corp. (2)            1,875,000      0.125%
   Offering Expenses (3)...................................           28,125,000      1.875%
                                                                  --------------    -------

NET PROCEEDS TO THE COMPANY................................        1,350,000,000     90.000%
Less:
   Acquisition Fees to the Advisor (4).....................           67,500,000      4.500%
   Acquisition Expenses (5)................................            7,500,000      0.500%
   Initial Working Capital Reserve (6).....................                   --          --
                                                                  --------------    -------

CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE MAKING OF
   MORTGAGE LOANS AND OTHER INVESTMENTS BY THE COMPANY (7).       $1,275,000,000     85.000%
                                                                  ==============    =======

------------------------
FOOTNOTES:

(1)   Excludes 25,000,000 Shares that may be sold pursuant to the Reinvestment
      Plan.

(2)   Gross Proceeds of the offering are calculated as if all Shares are sold at
      $10.00 per Share and do not take into account any reduction in selling commissions ("Selling Commissions"). See "The Offering -- Plan of
      Distribution" for a description of the circumstances under which Selling
      Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing
      Dealer or Soliciting Dealers, certain directors and officers, and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any
      Shares. The Shares are being offered to the public through CNL Securities
      Corp., which will receive Selling Commissions of 7.5% on all sales of
      Shares and will act as Managing Dealer. The Managing Dealer is an
      Affiliate of the Advisor. Other broker-dealers may be engaged as
      Soliciting Dealers to sell Shares

                                      -24-

      and be reallowed Selling Commissions of up to 7% with respect to Shares which they sell. In addition, a marketing support fee of 0.5% with respect to the Shares they sell will be reallowed to Soliciting Dealers who agree to provide certain marketing support services and due diligence expense reimbursements may be reallowed to Soliciting Dealers as reimbursement for bona fide expenses incurred in connection with due diligence activities, with prior written approval from the Managing Dealer. See "The Offering --
      Plan of Distribution" for a more complete description of these items.

(3)   Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the offering of the
      Shares, but exclude Selling Commissions, the marketing support fee and due diligence expense reimbursements. The Offering Expenses paid by the
      Company, together with the 7.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with this offering.

(4)   Acquisition fees ("Acquisition Fees") include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage
      Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(5)   Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with
      Property acquisitions that are part of the purchase price of the
      Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in
      connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on a property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties are anticipated to range between 1% and 2% of Gross Proceeds.

(6)   Generally the Company's leases obligate the tenant to maintain a reserve fund up to a pre-determined amount to be used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel Properties, it is not anticipated that a permanent reserve for maintenance and repairs will be established. This reserve is generally funded out of Property operations, however, to the extent that the Company has insufficient funds for such purposes, the Advisor may, but is not required to contribute to the
      Company an aggregate amount of up to 1% of the net offering proceeds ("Net
      Offering Proceeds") available to the Company for maintenance and repairs.
      The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of Company assets ("Sale").

(7)   Offering proceeds designated for investment in Properties or the making of
      Mortgage Loans may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in
      Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. The Company may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of Shares. See
      "Redemption of Shares."

                             MANAGEMENT COMPENSATION

      The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its
Affiliates may be entitled by reason of their purchase and ownership of Shares.
The table excludes estimated amounts of compensation relating to any Shares issued pursuant to the Company's Reinvestment Plan. See "The Advisor and the
Advisory Agreement." For information concerning compensation and fees paid to the Advisor and its Affiliates during 2002 and from January 1, 2003 through
April 21, 2003, see "Certain Transactions." For information concerning compensation to the Directors, see "Management."

      A maximum of 150,000,000 Shares ($1,500,000,000) may be sold. An additional 25,000,000 Shares may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 25,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these Shares in this offering.

      The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.

------------------------------------------------------------------------------------------------------------------------------------
         TYPE OF
       COMPENSATION                                                                                               ESTIMATED
      AND RECIPIENT                                   METHOD OF COMPUTATION                                    MAXIMUM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
                                                          Offering Stage
------------------------------------------------------------------------------------------------------------------------------------
Selling Commissions to         Selling Commissions of 7.5% per Share on all Shares sold, subject        $112,500,000 if 150,000,000
Managing Dealer and            to reduction under certain circumstances as described in "The            Shares are sold.
Soliciting Dealers             Offering -- Plan of Distribution."  Soliciting Dealers may be
                               reallowed Selling Commissions of up to 7% with respect to Shares they sell.
------------------------------------------------------------------------------------------------------------------------------------
Due diligence expense          Expense allowance equal to 0.125% of Gross Proceeds to be used by        $1,875,000 if 150,000,000
reimbursements to              the Managing Dealer to reimburse Soliciting Dealers for bona fide        Shares are sold.
Managing Dealer and            due diligence expenses.
Soliciting Dealers
------------------------------------------------------------------------------------------------------------------------------------
Marketing support fee to       Marketing support fee of 0.5% of Gross Proceeds to the Managing          $7,500,000 if 150,000,000
Managing Dealer and            Dealer, which will be reallowed to Soliciting Dealers who agree to       Shares are sold.
Soliciting Dealers             provide certain marketing support services in the marketing of the offering pursuant to executed agreements with the Managing Dealer.
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement to the           Actual expenses incurred.  The Offering Expenses paid by the             Actual amount is not
Advisor and its                Company, together with the 7.5% Selling Commissions, the marketing       determinable at this time,
Affiliates for Offering        support fee and due diligence expense reimbursements incurred by         but is estimated to be
Expenses                       the Company will not exceed 13% of the proceeds raised in                $28,125,000 if 150,000,000
                               connection with this offering.                                           Shares are sold.
------------------------------------------------------------------------------------------------------------------------------------
                                                        Acquisition Stage
------------------------------------------------------------------------------------------------------------------------------------
Acquisition Fee to the         4.5% of Gross Proceeds and loan proceeds from permanent financing        $67,500,000 if 150,000,000
Advisor                        ("Permanent Financing") and the line of credit that are used to          Shares are sold plus
                               acquire Properties (collectively, "Total Proceeds") payable to the       $40,500,000 if Permanent
                               Advisor as Acquisition Fees.  However, no Acquisition Fees will be       Financing equals
                               paid on loan proceeds from the line of credit until such time as         $900,000,000.
                               all Net Offering Proceeds have been invested by the Company.
------------------------------------------------------------------------------------------------------------------------------------
Other Acquisition Fees to      Any fees paid to Affiliates of the Advisor in connection with the        Amount is not determinable
Affiliates of the Advisor      financing, development, construction or renovation of a Property.        at this time.
                               Such fees are in addition to 4.5% of Total Proceeds payable to the
                               Advisor as Acquisition Fees, and payment of such fees will be subject to approval by the Board of Directors, including a majority of the Directors who are independent of the Advisor (the
                               "Independent Directors"), not otherwise interested in the
                               transaction.
------------------------------------------------------------------------------------------------------------------------------------

                                      -26-

------------------------------------------------------------------------------------------------------------------------------------
         TYPE OF
       COMPENSATION                                                                                               ESTIMATED
      AND RECIPIENT                                   METHOD OF COMPUTATION                                     MAXIMUM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement of               Reimbursement to the Advisor and its Affiliates for expenses            Acquisition Expenses, which
Acquisition Expenses to        actually incurred.                                                      are based on a number of
the Advisor and its                                                                                    factors, including the
Affiliates                     The total of all Acquisition Fees and any Acquisition Expenses          purchase price of the
                               payable to the Advisor and its Affiliates shall be reasonable and       Properties, are not
                               shall not exceed an amount equal to 6% of the Real Estate Asset         determinable at this time.
                               Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is
                               commercially competitive, fair and reasonable to the Company.
                               Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount
                               customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the
                               transaction.  "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and
                               Acquisition Expenses.
------------------------------------------------------------------------------------------------------------------------------------
                                                        Operational Stage
------------------------------------------------------------------------------------------------------------------------------------
Asset Management Fee to        A monthly Asset Management Fee in an amount equal to one-twelfth of     Amount is not determinable at
the Advisor                    0.60% of the Company's Real Estate Asset Value and the outstanding      this time.  The amount of the
                               principal amount of any Mortgage Loans, as of the end of the            Asset Management Fee will
                               preceding month.  Specifically, Real Estate Asset Value equals the      depend upon, among other
                               amount invested in the Properties wholly owned by the Company,          things, the cost of the
                               determined on the basis of cost, plus, in the case of Properties        Properties and the amount
                               owned by any joint venture or partnership in which the Company is a     invested in Mortgage Loans.
                               co-venturer or partner ("Joint Venture"), the portion of the cost of such Properties paid by the Company, exclusive of Acquisition
                               Fees and Acquisition Expenses.  The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.
------------------------------------------------------------------------------------------------------------------------------------

                                      -27-

------------------------------------------------------------------------------------------------------------------------------------
         TYPE OF
       COMPENSATION                                                                                               ESTIMATED
      AND RECIPIENT                                   METHOD OF COMPUTATION                                     MAXIMUM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
Reimbursement to the           Operating Expenses (which, in general, are those expenses relating       Amount is not determinable
Advisor and Affiliates         to administration of the Company on an ongoing basis) will be            at this time.
for operating expenses         reimbursed by the Company.  To the extent that Operating Expenses payable or reimbursable by the Company, in any four consecutive fiscal quarters (the "Expense Year"), exceed the greater of 2% of
                               Average Invested Assets or 25% of Net Income (the "2%/25%
                               Guidelines"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the
                               2%/25% Guidelines.  "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.  "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves;
                               provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.
------------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated         A deferred, subordinated real estate disposition fee, payable upon       Amount is not determinable
real estate disposition        the Sale of one or more Properties, in an amount equal to the            at this time.  The amount
fee payable to the             lesser of (i) one-half of a Competitive Real Estate Commission, or       of this fee, if it becomes
Advisor from a Sale or         (ii) 3% of the sales price of such Property or Properties.  Payment      payable, will depend upon
Sales of a Property not        of such fee shall be made only if the Advisor provides a                 the price at which
in liquidation of the          substantial amount of services in connection with the Sale of a          Properties are sold.
Company                        Property or Properties and shall be subordinated to receipt by the stockholders of Distributions equal to the sum of (i) their aggregate Stockholders' 8% Return (as defined below) and (ii) their aggregate invested capital ("Invested Capital").  In general,
                               Invested Capital is the amount of cash paid by the stockholders to the Company for their Shares, reduced by certain prior
                               Distributions to the stockholders from the Sale of assets.  If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied.  Upon Listing, if the
                               Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares of Common Stock outstanding and the average closing price of the Shares over a period, beginning 180 days after
                               Listing, of 30 days during which the Shares are traded.
                               "Stockholders' 8% Return," as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on
                               Invested Capital.
------------------------------------------------------------------------------------------------------------------------------------

                                      -28-

------------------------------------------------------------------------------------------------------------------------------------
         TYPE OF
       COMPENSATION                                                                                               ESTIMATED
      AND RECIPIENT                                   METHOD OF COMPUTATION                                     MAXIMUM AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
Subordinated incentive         At such time, if any, as Listing occurs (other than on the Pink          Amount is not determinable
fee payable to the             Sheets or the OTC Bulletin Board), the Advisor shall be paid the         at this time.
Advisor at such time, if       subordinated incentive fee ("Subordinated Incentive Fee") in an
any, as Listing occurs         amount equal to 10% of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions made to stockholders from the Company's inception until the date of Listing exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the
                               total Distributions required to be made to the stockholders in order to pay the Stockholders' 8% Return from inception through the date the market value is determined.  For purposes of calculating the Subordinated Incentive Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the Shares are traded with such period beginning 180 days after
                               Listing.  The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred,
                               subordinated share of Net Sales Proceeds from Sales of assets of the Company.
------------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated         A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable
share of Net Sales             from Sales of assets of the Company payable after receipt by the         at this time.
Proceeds from Sales of         stockholders of Distributions equal to the sum of (i) the
assets of the Company not      Stockholders' 8% Return and (ii) 100% of Invested Capital.
in liquidation of the          Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the         the Advisor.
Advisor
------------------------------------------------------------------------------------------------------------------------------------
Performance Fee payable        Upon termination of the Advisory Agreement, if Listing has not           Amount is not determinable
to the Advisor                 occurred and the Advisor has met applicable performance standards,       at this time.
                               the Advisor shall be paid the Performance Fee in the amount equal to 10% of the amount by which (i) the appraised value of the
                               Company's assets on the date of termination of the Advisory
                               Agreement (the "Termination Date"), less any indebtedness secured by such assets, plus total Distributions paid to stockholders from the Company's inception through the Termination Date, exceeds (ii)
                               the sum of 100% of Invested Capital plus an amount equal to the
                               Stockholders' 8% Return from inception through the Termination
                               Date.  The Performance Fee, to the extent payable at the time of
                               Listing, will not be payable in the event the Subordinated
                               Incentive Fee is paid.
------------------------------------------------------------------------------------------------------------------------------------

                                      -29-

----------------------------------------------------------------------------------------------------------------------------------
         TYPE OF
       COMPENSATION                                                                                             ESTIMATED
      AND RECIPIENT                                 METHOD OF COMPUTATION                                     MAXIMUM AMOUNT
----------------------------------------------------------------------------------------------------------------------------------
                                                      Liquidation Stage
----------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated       A deferred, subordinated real estate disposition fee, payable upon       Amount is not determinable at
real estate disposition      Sale of one or more Properties, in an amount equal to the lesser of      this time.  The amount of
fee payable to the           (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of      this fee, if it becomes
Advisor from a Sale or       the sales price of such Property or Properties.  Payment of such         payable, will depend upon
Sales in liquidation of      fee shall be made only if the Advisor provides a substantial amount      the price at which Properties
the Company                  of services in connection with the Sale of a Property or Properties      are sold.
                             and shall be subordinated to receipt by the stockholders of
                             Distributions equal to the sum of (i) their aggregate Stockholders'
                             8% Return and (ii) their aggregate Invested Capital.  If, at the time of a Sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the
                             subordination conditions are satisfied.
----------------------------------------------------------------------------------------------------------------------------------
Deferred, subordinated       A deferred, subordinated share equal to 10% of Net Sales Proceeds        Amount is not determinable at
share of Net Sales           from Sales of assets of the Company payable after receipt by the         this time.
Proceeds from Sales of       stockholders of Distributions equal to the sum of (i) the
assets of the Company in     Stockholders' 8% Return and (ii) 100% of Invested Capital.
liquidation of the           Following Listing, no share of Net Sales Proceeds will be paid to
Company payable to the       the Advisor.
Advisor
----------------------------------------------------------------------------------------------------------------------------------

                              CONFLICTS OF INTEREST

      The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

      The following chart indicates the relationship between the Company, the
Advisor and CNL Holdings, Inc., including its Affiliates that will provide services to the Company.

                             CNL HOLDINGS, INC.(1)

              Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:                                       Retail Properties:
   CNL Capital Markets, Inc.(2)                          Commercial Net Lease Realty, Inc.(9)
     CNL Investment Company
       CNL Securities Corp.(3)                         Restaurant Properties:
     CNL Institutional Advisors, Inc.                    CNL American Properties Fund, Inc.(10)

Administrative Services:                               HOSPITALITY PROPERTIES:
   CNL Shared Services, Inc.(4)                          CNL HOSPITALITY PROPERTIES, INC.(11)

Real Estate Services:                                  Retirement Properties:
   CNL Real Estate Services, Inc.(5)                     CNL Retirement Properties, Inc.(8)
     CNL HOSPITALITY CORP.(6)
       CNL HOTEL DEVELOPMENT COMPANY(7)                Financial Services:
     CNL Retirement Corp.(8)                             CNL Finance, Inc.
       CNL Retirement Development Corp.                     CNL Capital Corp.
     CNL Realty & Development Corp.
     CNL Asset Management, Inc.
     CNL Corporate Venture, Inc.
     CNL Plaza Venture, Inc.

-----------------------

(1)   CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. and its Affiliates. James M. Seneff, Jr., Chairman of the Board and Chief
      Executive Officer of the Company, shares ownership and voting control of
      CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2)   CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial
      Group, Inc. and is the parent company of CNL Investment Company.

(3)   CNL Securities Corp. is a wholly owned subsidiary of CNL Investment
      Company and has served as managing dealer in the offerings for various CNL public and private real estate programs, including the Company.

(4)   CNL Shared Services, Inc. is a wholly owned subsidiary of CNL Holdings,
      Inc., and together with other Affiliates provides administrative services for various CNL entities, including the Company.

(5)   CNL Real Estate Services, Inc., a wholly owned subsidiary of CNL Financial
      Group, Inc., is the parent company of CNL Hospitality Corp., CNL
      Retirement Corp., CNL Realty & Development Corp. and CNL Asset Management,
      Inc.

(6)   CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate
      Services, Inc., provides management and advisory services to the Company pursuant to the Advisory Agreement.

(7)   CNL Hotel Development Company is a wholly owned subsidiary of CNL
      Hospitality Corp., the Advisor to the Company.

                                      -31-

(8)   CNL Retirement Properties, Inc., is a public, unlisted REIT. James M.
      Seneff, Jr. holds the positions of Chief Executive Officer and Chairman of the Board, and Robert A. Bourne holds the positions of Treasurer and Vice
      Chairman of the Board of CNL Retirement Properties, Inc. CNL Retirement
      Corp., a wholly owned subsidiary of CNL Real Estate Services, Inc., provides management and advisory services to CNL Retirement Properties,
      Inc. pursuant to an advisory agreement.

(9)   Commercial Net Lease Realty, Inc. is a REIT listed on the New York Stock
      Exchange. Effective January 1, 1998, CNL Realty Advisors, Inc. and
      Commercial Net Lease Realty, Inc. merged, at which time Commercial Net
      Lease Realty, Inc. became self advised. James M. Seneff, Jr. continues to hold the positions of Chief Executive Officer and Chairman of the Board,
      and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of Commercial Net Lease Realty, Inc.

(10)  CNL American Properties Fund, Inc. is a public, unlisted REIT. Effective
      September 1, 1999, CNL Fund Advisors, Inc., CNL Financial Services, Inc.,
      CNL Financial Corp. and CNL American Properties Fund, Inc. merged, at which time CNL American Properties Fund, Inc. became self advised. James
      M. Seneff, Jr. continues to hold the positions of Chairman of the Board and co-Chief Executive Officer, and Robert A. Bourne continues to hold the position of Vice Chairman of the Board of CNL American Properties Fund,
      Inc.

(11)  CNL Hospitality Properties, Inc., the Company, is a public, unlisted REIT.
      James M. Seneff, Jr. holds the positions of Chairman of the Board and co-Chief Executive Officer and Robert A. Bourne holds the position of
      Treasurer of the Company.

PRIOR AND FUTURE PROGRAMS

      In the past, Affiliates of the Advisor have organized over 100 other real estate investments. In addition, they currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Although no Affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for the Company, other than joint ventures with the Company or its subsidiaries, future real estate programs may involve Affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for the Company.

      Certain of these affiliated public or private real estate programs may invest in hotel properties, may purchase properties concurrently with the
Company and may lease properties to operators who also lease or operate certain of the Company's Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by the Company may affect the Properties' gross revenues. Additionally, such other programs may offer mortgage financing to the same or similar entities as those targeted by the Company, thereby affecting the
Company's Mortgage Loan activities. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Conflicts of Interest -- Certain Conflict
Resolution Procedures" below.

COMPETITION TO ACQUIRE PROPERTIES AND INVEST IN MORTGAGE LOANS

      Affiliates of the Advisor may compete with the Company to acquire hotel properties or invest in mortgage loans of a type suitable for acquisition by the
Company and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of national and regional limited service, extended stay and full service hotel brands (the
"Hotel Brands") and their franchisees. See "Business -- General." A purchaser who wishes to acquire one or more of these properties or invest in one or more mortgage loans may have to do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example)
may be unable to make the acquisition or investment.

      In an effort to address these situations and preserve the acquisition and investment opportunities for the Company (and other entities with which the
Advisor or its Affiliates are affiliated), Affiliates of the Advisor may maintain lines of credit which enable them to acquire properties or make mortgage loans on an interim basis and subsequently transfer them to the
Company. In the event Affiliates acquire such properties, these properties and/or mortgage loans generally will be purchased from Affiliates of the
Advisor, at their cost or carrying value, by one or more existing or future public or private programs formed by Affiliates of the Advisor. The selection of properties

                                      -32-

to be transferred by the Advisor to the Company may be subject to conflicts of interest. The Company cannot be sure that the Advisor will act in its best interests when deciding whether to allocate any particular property to it.
Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.

      The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property, as well as the terms of the lease of a Property or investment in a
Mortgage Loan, due to its relationship with its Affiliates and any business relationship of its Affiliates that may develop with operators of Hotel Brands.

      The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property or make a mortgage loan that also would be a suitable investment for an Affiliate of CNL.
Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL
Affiliates, to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of
Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between the Company and certain of its Affiliates. See "Conflicts of Interest -- Certain
Conflict Resolution Procedures" below.

      The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a
Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed tenant or third-party manager, (ii) a satisfactory credit underwriting for the proposed tenant or third-party manager has been completed,
(iii) a satisfactory site inspection has been completed, and (iv) a nonrefundable deposit has been paid on the Property.

SALES OF PROPERTIES

      A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Conflicts of Interest -- Compensation
of the Advisor," below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property.

DEVELOPMENT OF PROPERTIES

      A conflict could arise in connection with the Advisor's determination as to whether to acquire Properties which require development. Affiliates may serve as the developer and if so, the Affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of
Directors, including the independent directors, must approve employing an
Affiliate of ours to serve as a developer. There is a risk, however, that we would acquire Properties that require development so that an Affiliate would receive the development fee.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

      The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with those of the Company. In addition, the Company and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of Property, in which the approval of the Company and each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the

                                      -33-

other co-venturers. The Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sales price for such Joint Venture interest. See "Risk Factors -- Real Estate and Other Investment Risks -- We may not control the joint ventures in which we enter."

COMPETITION FOR MANAGEMENT TIME

      The directors and certain of the officers of the Advisor and the Directors and certain of the officers of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with Affiliates. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and Directors of the Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.

COMPENSATION OF THE ADVISOR

      The Advisor has been engaged to perform various services for the Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the
Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the
Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan by the Company may result in the immediate realization by the Advisor and its
Affiliates of substantial commissions, fees, compensation, and other income.
Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of
Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property or Mortgage Loan as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

      The Managing Dealer is CNL Securities Corp., an Affiliate of the Advisor.
Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the
Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company or the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the
Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the
Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

      Greenberg Traurig, LLP, which serves as securities and tax counsel to the
Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in the
Company but do not hold any substantial interest in the Company. The firm is, however, a tenant in an office building in which the Company owns a 10%
interest. Neither the Company nor the stockholders will have separate counsel.
In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the
Advisor or its Affiliates, other counsel may be retained for one or both parties.

                                      -34-

CERTAIN CONFLICT RESOLUTION PROCEDURES

      In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i)
transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties and mortgage loans among certain affiliated entities. These restrictions include the following:

      1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of
Incorporation, or if a majority of the Directors (including a majority of the
Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the
Advisor or its Affiliates in transactions with unaffiliated third parties.

      2. The Company will not purchase or lease Properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determine the transaction is fair and reasonable to the Company.

      3. The Company will not make loans to Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to Joint Ventures (and
joint ventures of wholly owned subsidiaries of the Company) in which the co-venturer is not the Sponsor, the Advisor, the Directors or any Affiliate of
those persons or of the Company (other than a wholly owned subsidiary of the
Company), subject to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert). Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the
Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the
Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the
Company or Joint Ventures in which the Company is a co-venturer, subject to the
2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

      4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of hotel properties to be leased either on a "triple-net" basis to operators of Hotel Brands or to subsidiaries with management of the properties performed by third-party operators, and (ii) offer mortgage loans. The Advisor and its Affiliates also will not purchase a property or offer a mortgage loan for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of hotel properties to be leased either on a "triple-net" basis to operators of Hotel Brands or to subsidiaries with management of the properties performed by third-party operators until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any
Property, whether or not any such payments are made.) The Advisor or its
Affiliates may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company and/or to offer mortgage loans.

      5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the
Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the

                                      -35-

requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of hotels and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.

      6. With respect to Shares owned by the Advisor, the Directors, or any
Affiliate, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the Advisor, Directors, or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any
Affiliate may not vote or consent, any Shares owned by any of them shall not be included.

      Additional conflict resolution procedures are identified under "Conflicts of Interest -- Sales of Properties," "Conflicts of Interest -- Joint Investment
With An Affiliated Program," and "Conflicts of Interest -- Legal
Representation."

                          SUMMARY OF REINVESTMENT PLAN

      The Company has adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Stockholders who elect to receive monthly Distributions, which will be paid in arrears, may not participate in the Reinvestment Plan. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's
Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as
Appendix A.

GENERAL

      An independent agent (the "Reinvestment Agent"), which currently is Bank of New York, will act on behalf of the participants in the Reinvestment Plan
(the "Participants"). The Reinvestment Agent at all times will be registered as a broker-dealer with the Securities and Exchange Commission (the "Commission")
and each state securities commission. At any time that the Company is engaged in an offering, including the offering described herein, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in
Shares of the Company at the public offering price per Share, which is currently
$10.00 per Share. At any time that the Company is not engaged in an offering and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan. The capitalization rate used by the
Company and, as a result, the price per Share paid by the Participants in the
Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value"
balance sheet, the internal accountants will then assume a Sale of the Company's
Assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or

                                      -36-

will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional
25,000,000 Shares registered with the Commission in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares (not expected to exceed 25,000,000 Shares at any one time) which the Company elects to register with the Commission for the Reinvestment Plan. The Reinvestment Plan may be
amended or supplemented by an agreement between the Reinvestment Agent and the
Company at any time, including, but not limited to an amendment to the
Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each
Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the
Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

      Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the
Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering, the initial public offering (the "Initial Offering"), the 1999 offering (the "1999 Offering"), the
2000 offering (the "2000 Offering") or the 2002 offering (the "2002 Offering"), may purchase Shares through the Reinvestment Plan only after such person receives the current prospectus or a separate prospectus relating solely to the
Reinvestment Plan.

      At any time that the Company is not engaged in an offering, the price per
Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the
Reinvestment Plan, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase.
In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares. The Company is unable to predict the effect which such a proposed Listing would have on the price of the Shares acquired through the
Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

      Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

      At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of
Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by
Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES AND ALLOCATION OF SHARES

      For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the
Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the
Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50.
The maximum annual charge is $10.00.

                                      -37-

      The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the
Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the
Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such
Distributions are made. The purchased Shares will be allocated among the
Participants based on the portion of the aggregate Distributions received by the
Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the
Company.

      Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the
Participants in the offering. Accordingly, the Company will pay the Managing
Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution"), a marketing support fee of 0.5% and due diligence expense reimbursements equal to 0.125%, and, in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans, Acquisition Fees of 4.5% of the purchase price of the
Shares sold pursuant to the Reinvestment Plan. As a result, aggregate fees payable to Affiliates of the Company will total between 8.125% and 12.625% of the proceeds of reinvested Distributions, up to 7.625% of which may be reallowed to Soliciting Dealers.

      The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

      Within 60 days after the end of each fiscal quarter, the Reinvestment
Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of
Shares purchased during the quarter, the per Share purchase price for such
Shares, the total administrative charge paid by the Company on behalf of each
Participant (see "Summary of Reinvestment Plan -- Participant Accounts, Fees,
and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See
"Summary of Reinvestment Plan -- General" above.

      Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

      Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for
Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan
will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.

      A Participant who chooses to terminate participation in the Reinvestment
Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation, the Reinvestment Agent will send him or her a check in payment for the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and the Company's record books will be revised to reflect the ownership records of his or her full Shares and the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. There are no fees associated

                                      -38-

with a Participant's terminating his or her interest in the Reinvestment Plan. A
Participant in the Reinvestment Plan who terminates his or her interest in the
Reinvestment Plan will be allowed to participate in the Reinvestment Plan again upon receipt of the then current version of this Prospectus or a separate current prospectus relating solely to the Reinvestment Plan, by notifying the
Reinvestment Agent and completing any required forms.

      The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans.
See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

      Stockholders subject to federal taxation who elect to participate in the
Reinvestment Plan will incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan.
Specifically, stockholders will be treated as if they have received the
Distribution from the Company and then applied such Distribution to purchase
Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the
Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

      The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment
Plan for any reason, at any time, by ten days prior written notice of termination to all Participants.

                              REDEMPTION OF SHARES

      Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the
"Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the
Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares redeemed by the Company exceed 5% of the number of Shares of the Company's outstanding common stock at the beginning of such 12-month period.

      In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, the Company plans to redeem the
Shares in the order in which such redemption requests have been received. A stockholder whose Shares are not redeemed due to insufficient funds can ask that the request to redeem the Shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose
Shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their Shares until such time as the Company commits to redeeming such Shares.

      If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional
Property (directly or through a Joint Venture) or to invest in additional
Mortgage Loans, or is

                                      -39-

used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to invest in one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture)
enters into a binding contract to purchase such Property or Properties or invests in such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the
Company's receipt of requests for redemption of Shares.

      A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the
"Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The
Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the
Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

      Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares redeemed during an offering would equal the then current offering price, until such time, if any, as Listing occurs, less a discount of 8%. Based on the current offering price of $10.00 per Share, the current net redemption price under the redemption plan would be $9.20 per Share.
The net redemption price approximates the per Share net proceeds received by the
Company in the offering, after deducting Selling Commissions of 7.5% and a marketing support fee of 0.5% payable to the Managing Dealer and certain
Soliciting Dealers in such offering.

      It is not anticipated that there will be a market for the Shares before
Listing occurs (and liquidity is not assured thereby). Accordingly, during periods when the Company is not engaged in an offering, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Company: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the
Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to
Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

      A stockholder may present fewer than all of his or her Shares to the
Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her
Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $2,500 worth of Shares based on the current offering price ($1,000 worth of Shares based on the current offering price for an IRA, Keogh Plan or pension plan).

      The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of
Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v)
they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of
Shares in the Company, could cause direct or indirect ownership of Shares of the
Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) the Directors, in their sole discretion, deem such suspension to be in the

                                      -40-

best interest of the Company. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of
Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk
Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."

                                    BUSINESS

GENERAL

      The Company is a Maryland corporation that was organized on June 12, 1996.
On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership ("Hospitality Partners"). CNL Hospitality GP
Corp. and CNL Hospitality LP Corp., wholly owned corporate subsidiaries of the
Company, are the general and limited partner, respectively, of Hospitality
Partners. Properties acquired are generally expected to be held by Hospitality
Partners and, as a result, owned by the Company through Hospitality Partners.
Various other wholly owned subsidiaries have been formed for the purpose of acquiring or developing hotel Properties. The term "Company" includes CNL
Hospitality Properties, Inc., CNL Hospitality GP Corp., CNL Hospitality LP
Corp., Hospitality Partners, CNL Hotel Investors, Inc., CNL Philadelphia
Annex, LLC, CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP, CNL LLB
C-Hotel Management, LP, CNL Bridgewater Hotel Partnership, LP, CNL DRR Investor,
LP, CNL WBR Investors, LP, CNL LLB LP Holding, Ltd., CNL Hotel MI-4, LP, and
each of their wholly owned subsidiaries.

      The Company most likely will invest in interests in Properties to be leased to subsidiaries, pursuant to leases which generally have a lease term of
5 to 10 years, plus renewal options for an additional 5 to 25 years. Properties leased to subsidiaries are managed by third-party operators. For Properties subject to this arrangement, the Company's consolidated financial statements will report the Properties' operating revenues and expenses rather than the rent contractually due under the leases with our subsidiaries. This structure has been implemented as permitted by the REIT Modernization Act of 1999. Under this law, which became effective January 1, 2001, the Company is permitted to lease its Properties to subsidiaries, provided that the subsidiary lessees engage a third party management company to manage the hotels and make a joint election with the Company to be treated as "taxable REIT subsidiaries." If this election is made, rents received from the subsidiaries will not be disqualified from being "rents from real property" under the Code. See "Federal Income Tax
Considerations -- Taxation of the Company." In 2001, the Company began operating
Properties through its taxable REIT subsidiaries using independent third party managers. It is expected that the Company will focus on operating Properties using third parties to manage the Properties' day-to-day operations. The Company also may invest in Properties to be leased on a "triple-net" basis to unaffiliated third parties, generally on a longer term basis of 10 to 20 years, plus renewal options for an additional 10 to 20 years. "Triple-net" means that the tenant generally will be responsible for repairs, maintenance, property taxes, utilities, and insurance. With proceeds of this offering, the Company intends to purchase primarily limited service, extended stay and full service hotel Properties. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The Company may invest directly in Properties or indirectly through the acquisition of interests in entities which own hotel Properties, or interests therein. The Properties typically will be freestanding and generally will be located across the United
States.

      The Company may provide Mortgage Loans in connection with the operations of Hotel Brands. The Company, through subsidiaries, may also invest up to a maximum of 5% of total assets in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry. The Company anticipates that no such individual investment will exceed $5 million and the
Board of Directors must approve each such investment. As discussed above, changes in the Code relating to REITs have enabled REITs to engage in activities, through taxable REIT subsidiaries, that were previously not permitted for REITs. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. Properties purchased by the
Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with percentage rent based on gross sales above specified levels and/or automatic rent increases. See "Business -- Description of Property
Leases -- Computation of Lease Payments," below.

      Generally, the leases obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund is used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel
Properties (the "FF&E

                                      -41-

Reserve funds"). FF&E Reserve funds are maintained in restricted cash accounts, funded by the tenants, that the tenants are expected to use for purposes specified in the leases, which include replacements, renewals, and additions to the furniture, fixtures and equipment of the Properties and routine capital expenditures related to the Properties. Cash in the reserve accounts, any interest earned thereon, and any property purchased therewith remain, during and after the terms of the leases, the property of the Company. The Company may be responsible for capital expenditures or repairs in excess of the reserve fund.
The tenant generally is responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund.

INDUSTRY PERFORMANCE

      The travel and tourism industry, the largest industry globally, is one of the largest in the United States. The lodging industry constitutes a vital part of travel and tourism in the United States. As reported by Smith Travel
Research, a leading provider of lodging industry statistical data, in 2001 there were 41,500 hotel properties in the United States that included over 4.2 million hotel rooms. These hotels generated over $103.5 billion in revenue in 2001.

      According to Smith Travel Research, the industry had shown nine consecutive years of financial performance improvement, through 2000. That streak of year-over-year growth ended as a result of weak economic conditions resulting from the slowing economy and the effects of the September 11, 2001 terrorist attacks. The lodging industry experienced a significant decline in performance caused by the resulting reduction in travel. The effects of an uncertain economy, which have caused declines in business and leisure demand nationwide, continue to affect hotel occupancy and average daily rate. Revenue per available room, an important hotel metric that combines occupancy and average daily rate, decreased slightly in 2002 to $49.24 from $50.49 in 2001.
Despite a challenged operating environment, the lodging industry still produced the third highest room rates ever in 2002.

      The table below presents average U.S. hospitality industry operating data by year.

                United States Hospitality Industry Average
      --------------------------------------------------------------
      Year           Occupancy               ADR              RevPAR
      ----           ---------               ---              ------
      1987             63.3%               $52.93             $33.48
      1988             63.4%                54.92              34.82
      1989             64.3%                56.82              36.54
      1990             63.5%                58.47              37.13
      1991             61.9%                58.72              36.35
      1992             62.6%                59.51              37.25
      1993             63.5%                61.12              38.81
      1994             64.7%                63.50              41.08
      1995             65.0%                66.49              43.22
      1996             64.9%                70.84              45.98
      1997             64.4%                74.94              48.26
      1998             63.7%                78.42              49.95
      1999             63.2%                81.78              51.68
      2000             63.6%                85.91              54.64
      2001             59.8%                84.45              50.49
      2002             59.2%                83.15              49.24

            Source: Smith Travel Research

      The hotel industry has grown in profitability at a compounded annual growth rate of 27.0% from 1993 to 2002 despite various economic fluctuations, including the combined effect of a slowing economy and the September 11, 2001 terrorist attacks. According to Smith Travel Research data, the United States lodging industry reached $103.5 billion in total revenue for 2001, the second highest year in history despite a 7.7% drop from the prior year. In addition, in
2001, pre-tax profits were $16.2 billion, the fifth most profitable year ever despite a 38.6% drop from the prior year.

                                      -42-

      The table below presents pre-tax profits for the hospitality industry by year.

                                 Pre-tax Profits
                                  (in billions)
                           --------------------------------
                           Year              Profitability
                           ----              -------------
                           1993                $    2.4
                           1994                     5.5
                           1995                     8.5
                           1996                    12.5
                           1997                    17.0
                           1998                    20.9
                           1999                    22.1
                           2000                    26.4
                           2001                    16.2

                           Source: Smith Travel Research

      A positive aspect of the recent reduction in travel is a significant constraint on hotel supply, which is expected to see historically low growth through the next few years. Some industry experts assert that supply, not demand, is the primary determinant of long-term hotel industry profitability.

      The terrorist attacks of September 11, 2001 exacerbated an already slowing
U.S. economy and caused a dramatic reduction in travel. As a result, the U.S.
hotel industry experienced significant declines in occupancy and average daily rate from 2000, the most successful year in the history of the lodging industry.

      Management has been encouraged at the return of leisure demand since the terrorist attacks, but is still seeing slow corporate travel typical of a recessionary period, particularly in the transient business segment. The return of leisure demand may signal a reversal of the effects on travel by the terrorist attacks. Management anticipates a return of business travel as the
U.S. economy recovers; however, the economic slowdown is expected to continue through 2003. There can be no assurance, however that the current weak economic conditions will not continue for an extended period of time and that they will not affect our business. In addition, any extended U.S. participation in a war with Iraq or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industry.

INVESTMENT OF OFFERING PROCEEDS

      The Company intends to acquire limited service, extended stay and full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

      Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in the hotel industry, as reflected in the Properties that it owns. The Company therefore intends to generally structure its leases with percentage rent requirements which are based on gross sales of the hotel located on the Property over specified levels. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to structure its leases to provide a minimum level of rent which is payable regardless of the amount of gross sales at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants and managers (as described in "Business -- Standards for Investment in Properties" below) in order to reduce risks of default, monitoring statistics relating to Hotel Brands and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Business --
Standards for Investment in Properties" below for a description of the standards which the Board of Directors will employ in selecting Hotel Brands, managers, operators and particular Properties for investment.

                                      -43-

      Management expects to acquire Properties in part with a view to diversification among the geographic location of the Properties. There are no restrictions under the Company's Articles of Incorporation on the geographic area or areas in which Properties acquired by the Company may be located. The
Properties owned by the Company as of April 21, 2003, were located in 23 states and it is anticipated that additional Properties acquired in the future by the
Company will be located in various geographic areas. Although the Properties are located in 23 states, 20.6% of the Properties are located in California and
14.3% are located in Florida.

      Although as of April 21, 2003, the Company had not invested in any
Mortgage Loans, the Company may provide Mortgage Loans in connection with the operations of Hotel Brands. However, because it prefers to focus on investing in
Properties, which have the potential to appreciate, the Company currently expects to provide Mortgage Loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds. Mortgage Loans will be secured by the building and improvements on the land. The Company expects that the interest rate and terms (generally, 10 to 20 years) of the Mortgage Loans will be similar to those of its leases.

      The Company has borrowed and will continue to borrow money to acquire
Assets and to pay certain fees. The Company intends to encumber Assets in connection with the borrowing. The Company has obtained a line of credit and may obtain lines of credit aggregating up to $350,000,000. The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or
Permanent Financing. The Company has also obtained Permanent Financing. The
Board of Directors anticipates that the aggregate amount of any Permanent
Financing generally will not exceed 40% of the Company's total assets. Permanent
Financing may be used to acquire Assets and pay a fee of 4.5% of any Permanent
Financing, as Acquisition Fees, to the Advisor for identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans. As of April 21, 2003, the Company
had obtained a revolving line of credit (the "Revolving LOC") for up to approximately $96,700,000, of which approximately $24,000,000 was outstanding as of such date, and construction loan facilities for up to $64,000,000, of which approximately $25,700,000 was outstanding as of such date. As of April 21, 2003, the Company had obtained Permanent Financing totalling approximately
$774,000,000, including its share from unconsolidated subsidiaries, to finance the acquisition and/or development of various hotel Properties; of this amount, approximately $686,000,000 remained outstanding as of April 21, 2003. See
"Business -- Borrowing" for a description of the $96,700,000 Revolving LOC and
Permanent Financing the Company had obtained as of April 21, 2003.

      As of April 21, 2003, the Company had acquired interests in, directly or through its subsidiaries, 63 Properties, including 18 Properties through joint ventures, a parcel of land on which a hotel is being developed, a parcel of leased land on which a hotel will be developed and one Property on which a hotel is being renovated. In addition, the Company invested $10 million in convertible preferred units in an operating partnership, partially owned by a publicly traded REIT, and has committed to invest up to an additional $15 million in such units and up to $40 million in joint ventures with such partnership. As of April
21, 2003, the Company had not entered into any arrangements that create a reasonable probability that the Company will enter into any Mortgage Loan. As of such date, the Company had made small investments in two businesses which provide services ancillary to the lodging business, one of which provides high-speed internet access and other broadband services to the lodging industry and the second which owns the licensing rights to a travel guide.

      The Company has undertaken to supplement this Prospectus during the offering period to disclose the use of proceeds of this offering to acquire
Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the
Advisor, this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed tenant or third-party manager, (ii) a satisfactory credit underwriting for the proposed tenant or third-party manager has been completed, (iii) a satisfactory site inspection has been completed, and (iv) a nonrefundable deposit has been paid on the Property. However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

      Based generally on the amount invested or committed for investment in the
64 Properties that the Company had either acquired or committed to acquire as of
April 21, 2003 and current market conditions, the

                                      -44-

Company and the Advisor have estimated an average investment of $20,000,000 to
$50,000,000 per hotel Property. The Board of Directors may determine to engage in future offerings of Common Stock, the proceeds of which could be used to acquire additional Properties or make Mortgage Loans. The Company may also borrow to acquire Assets. See "Business -- Borrowing." Management estimates that
10% to 15% of the Company's investment for each hotel Property will be for the cost of land, 80% to 85% for the cost of the building and 5% to 10% for the cost of furniture, fixtures and equipment. See "Joint Venture Arrangements" below and
"Risk Factors -- Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." Management cannot estimate the number of Mortgage Loans that may be entered into. The Company may also borrow money to make Mortgage Loans.

PROPERTY ACQUISITIONS

      As of April 21, 2003, the Company had invested in 63 Properties, directly or through its subsidiaries, including 18 Properties through joint ventures, a parcel of land on which a hotel is being developed, a parcel of leased land on which a hotel will be developed and one Property on which a hotel is being renovated. In connection with the purchase of these Properties, the Company and/or its joint ventures (as applicable), as lessor, entered into lease agreements with various taxable REIT subsidiaries as lessees. The management of the Properties is performed by third-party operators. The general terms of the lease agreements are described in "Business -- Description of Property Leases."

      In connection with the Properties under construction or renovation, the
Company, through subsidiaries, entered into development services agreements with an Affiliate of the Advisor to construct or renovate a hotel or resort on each
Property. The general terms of these agreements are described in "Business --
Site Selection and Acquisition of Properties -- Construction and Renovation."

      As of April 21, 2003, certain of the Company's lease agreements and/or management agreements provide for credit enhancements such as guarantees, net worth requirements or liquidity facility agreements which guarantee minimum rent payments under the leases or a minimum return. Many of the leases relating to the Marriott Properties include a liquidity facility agreement between Marriott
International, Inc. ("Marriott") and the tenant which provides that Marriott will advance and loan the tenant under the applicable lease any amounts needed to pay minimum rent due under the lease or a minimum return. These credit enhancements terminate at either a specific time during the applicable lease term or once net operating income from the applicable Property or Properties exceeds a specified amount. However, there is no assurance that market conditions will allow the Company to continue to obtain credit enhancements on leases in the future. In addition, many of the leases contain cross-default terms with respect to other leases, meaning that if the tenant to any of the applicable leases defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to the other Properties, regardless of whether the tenant of any such Property is under default under its lease.

      The tenants of the Properties have established FF&E Reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel Properties.
FF&E Reserve funds are generally owned by the landlords. In addition, leases with unrelated third-parties generally require the tenant to make a security deposit relating to the Property which is retained by the Company as security for the tenant's obligations under the lease.

      The following table sets forth the location of each of the Properties owned by the Company as of April 21, 2003, and a summary of the principal terms of the acquisition and lease of each Property.

                                      -45-

                              PROPERTY ACQUISITIONS
                      From Inception through April 21, 2003

                                        Purchase          Date         Lease Expiration         Minimum              Percentage
         Property Location              Price (1)       Acquired      and Renewal Options     Annual Rent (2)            Rent
         -----------------              ---------       --------      -------------------     ---------------            ----
RESIDENCE INN BY MARRIOTT (3)          $15,648,500      07/31/98      08/2017; three           $1,691,127 (3)             (4)
(the "Buckhead (Lenox Park)                                           five-year renewal
Property")                                                            options
Existing hotel

The Buckhead (Lenox Park) Property
is located in the Buckhead (Lenox
Park) area of Atlanta, Georgia,
situated in a 22-acre mixed-use
development and has 150 guest
suites.

RESIDENCE INN BY MARRIOTT (3)          $11,448,500      07/31/98      08/2017; three           $1,237,768 (3)             (4)
(the "Gwinnett Place Property")                                       five-year renewal
Existing hotel                                                        options

The Gwinnett Place Property is
located at Gwinnett Place in
Duluth, Georgia, 30 minutes from
downtown Atlanta and has 132 guest
suites.

COURTYARD BY MARRIOTT (3) (6) (31)     $12,694,000      02/25/99      1/2008; six            The greater of       See Minimum Annual
(the "Legacy Park Property")                                          five-year renewal      (i) $762,000 or             Rent
Existing hotel                                                        options                (ii) a percentage
                                                                                             of gross revenues
The Legacy Park Property is                                                                  of the Property
located in Plano, Texas,                                                                     ranging from 25%
approximately 25 miles north of                                                              to 34% for the
the city of Dallas and has 153                                                               applicable year,
guest rooms.                                                                                 designed to
                                                                                             result in a
                                                                                             minimum return of
                                                                                             approximately 10%
                                                                                             (3)

                                        Purchase          Date         Lease Expiration        Minimum            Percentage
         Property Location              Price (1)       Acquired      and Renewal Options    Annual Rent (2)          Rent
         -----------------              ---------       --------      -------------------    ---------------          ----
MARRIOTT SUITES (3) (6) (31)           $32,973,000      02/25/99      1/2008; six           The greater of        See Minimum Annual
(the "Market Center Property")                                        five-year renewal     (i) $1,978,000 or            Rent
Existing hotel                                                        options               (ii) a percentage
                                                                                            of gross revenues
The Market Center Property is                                                               of the Property
located in Dallas, Texas,                                                                   ranging from 10%
approximately two miles northwest                                                           to 38% for the
of the Dallas central business                                                              applicable year,
district and has 266 guest suites.                                                          designed to
                                                                                            result in a
                                                                                            minimum return of
                                                                                            approximately 10%
                                                                                            (3)

RESIDENCE INN BY MARRIOTT (3) (6)      $33,097,000      02/25/99      1/2008; six           The greater of        See Minimum Annual
(31)                                                                  five-year renewal     (i) $1,986,000 or            Rent
(the "Hughes Center Property")                                        options               (ii) a percentage
Existing hotel                                                                              of gross revenues
                                                                                            of the Property
The Hughes Center Property is                                                               ranging from 25%
located in Las Vegas, Nevada, in a                                                          to 38% for the
commercial park located east of                                                             applicable year,
the Las Vegas strip and has 256                                                             designed to
guest suites and a SportCourt(R).                                                           result in a
                                                                                            minimum return of
                                                                                            approximately 10%
                                                                                            (3)

RESIDENCE INN BY MARRIOTT (3) (6)      $11,684,000      02/25/99      1/2008; six           The greater of        See Minimum Annual
(31)                                                                  five-year renewal     (i) $701,000 or              Rent
(the "Dallas Plano Property")                                         options               (ii) a percentage
Existing hotel                                                                              of gross revenues
                                                                                            of the Property
The Dallas Plano Property is                                                                ranging from 20%
located in Plano, Texas,                                                                    to 34% for the
approximately 25 miles north of                                                             applicable year,
the city of Dallas and has 126                                                              designed to
guest suites.                                                                               result in a
                                                                                            minimum return of
                                                                                            approximately 10%
                                                                                            (3)

                                        Purchase          Date         Lease Expiration        Minimum          Percentage
         Property Location              Price (1)       Acquired      and Renewal Options    Annual Rent (2)        Rent
         -----------------              ---------       --------      -------------------    ---------------        ----
COURTYARD BY MARRIOTT (3) (6)         $19,614,216     06/16/99      1/2008; six             The greater of       See Minimum Annual
(31)                                                                five-year renewal       (i) $1,177,000              Rent
(the "Scottsdale Downtown                                           options                 or (ii) a
Property")                                                                                  percentage of
Existing hotel                                                                              gross revenues
                                                                                            of the Property
The Scottsdale Downtown Property                                                            ranging from 33%
is located in Scottsdale,                                                                   to 80% for the
Arizona, approximately 15 miles                                                             applicable year,
northeast of Phoenix Sky Harbor                                                             designed to
International Airport and has                                                               result in a
176 guest rooms and four guest                                                              minimum return
suites.                                                                                     of approximately
                                                                                            10% (3)

COURTYARD BY MARRIOTT (3) (6)         $35,801,212     06/16/99      1/2008; six             The greater of       See Minimum Annual
(31)                                                                five-year renewal       (i) $2,148,000              Rent
(the "Lake Union Property")                                         options                 or (ii) a
Existing hotel                                                                              percentage of
                                                                                            gross revenues
The Lake Union Property is                                                                  of the Property
located in Seattle, Washington,                                                             ranging from 32%
near the University district and                                                            to 44% for the
the Seattle Center area and has                                                             applicable year,
248 guest rooms and two guest                                                               designed to
suites.                                                                                     result in a
                                                                                            minimum return
                                                                                            of approximately
                                                                                            10% (3)

RESIDENCE INN BY MARRIOTT (3)         $21,351,707     06/16/99      1/2008; six             The greater of       See Minimum Annual
(6) (31)                                                            five-year renewal       (i) $1,281,000              Rent
(the "Phoenix Airport Property")                                    options                 or (ii) a
Existing hotel                                                                              percentage of
                                                                                            gross revenues
The Phoenix Airport Property is                                                             of the Property
located in Phoenix, Arizona,                                                                ranging from 5%
approximately three miles north                                                             to 48% for the
of Phoenix Sky Harbor                                                                       applicable year,
International Airport and has                                                               designed to
200 guest suites.                                                                           result in a
                                                                                            minimum return
                                                                                            of approximately
                                                                                            10% (3)

                                        Purchase          Date         Lease Expiration       Minimum           Percentage
         Property Location              Price (1)       Acquired      and Renewal Options   Annual Rent (2)         Rent
         -----------------              ---------       --------      -------------------   ---------------         ----
COURTYARD BY MARRIOTT (8) (9)        $57,876,349     11/16/99      12/2014; two              $6,500,000        for each lease year
(10)                                                               seven-year, five                            after the second
(the "Philadelphia Downtown                                        month and 14 day                            lease year, 7% of
Property")                                                         renewal options                             total hotel revenues
Existing hotel                                                                                                 in excess of total
                                                                                                               hotel revenues for
The Philadelphia Downtown                                                                                      the second lease year
Property is located in
Philadelphia, Pennsylvania, in
the historic Penn Square
district, and includes 477
guest rooms and 21 guest
suites, approximately 6,375
square feet of meeting and
banquet rooms, a 160-seat cafe,
an 80-seat lobby lounge, a gift
shop, an exercise room and an
indoor pool and whirlpool.

RESIDENCE INN BY MARRIOTT (11)       $15,423,000     12/10/99      01/2016; two              $1,542,300        for each lease year
(the "Mira Mesa Property")                                         ten-year renewal                            after the second
Existing hotel                                                     options                                     lease year, 7% of
                                                                                                               room revenues in
The Mira Mesa Property is                                                                                      excess of room
located in Mira Mesa,                                                                                          revenues for the
California, in the Sorrento                                                                                    second lease year
Valley area, approximately 18
miles north of the downtown San
Diego area, in the suburb of
Sorrento Mesa.  The Property
includes 150 guest suites,
approximately 690 square feet
of meeting space, and an indoor
exercise room and SportCourt.

WYNDHAM HOTEL (12) (13) (14)         $25,092,000     06/01/00      05/2015; three            $2,571,930                 (15)
(the "Wyndham Billerica                                            five-year renewal
Property")                                                         options
Existing hotel

The Wyndham Billerica Property
is located in Billerica,
Massachusetts, a suburb of
Boston, and includes 210 guest
rooms and 14 guest suites,
4,346 square feet of meeting
space, a 64-seat restaurant, a
33-seat lounge, a library, an
indoor pool and a fitness
center.

WYNDHAM HOTEL (12) (13) (14)         $18,353,000     06/01/00      05/2015; three            $1,881,183                 (15)
(the "Wyndham Denver Tech                                          five-year renewal
Center Property")                                                  options
Existing hotel

The Wyndham Denver Tech Center
Property is located in Denver,
Colorado, and includes 180
guest rooms and 18 guest
suites, 4,040 square feet of
meeting space, a 64-seat
restaurant, a 33-seat lounge, a
library, an indoor pool and a
fitness center.

                                        Purchase          Date         Lease Expiration        Minimum            Percentage
         Property Location              Price (1)       Acquired      and Renewal Options    Annual Rent (2)          Rent
         -----------------              ---------       --------      -------------------    ---------------          ----
COURTYARD BY MARRIOTT AND              $13,510,000      06/16/00      01/2016; two           $3,025,000 for     for each lease year
RESIDENCE INN BY MARRIOTT              for the                        ten-year renewal       the Courtyard      after the second
(11)                                   Courtyard                      options                Palm Desert and    lease year, 7% of
(the "Courtyard Palm Desert            Palm                                                  Residence Inn      room revenues in
Property" and the "Residence           Desert and                                            Palm Desert        excess of room
Inn Palm Desert Property")             $16,740,000                                                              revenues for the
Existing hotels                        for the                                                                  second lease year
                                       Residence
The Courtyard Palm Desert              Inn Palm
and the Residence Inn Palm             Desert
Desert Properties are
located in Palm Desert,
California, in the Coachella
Valley.  The Courtyard Palm
Desert Property includes 151
guest rooms, three meeting
rooms, a 60-seat dining room
and lounge/bar area, tennis
courts, exercise room, pool
and putting green.  The
Residence Inn Palm Desert
Property has seven two-story
buildings with 130 guest
suites and a separate
building with a lobby,
hearth room, three meeting
rooms and a small ballroom.
Additional amenities include
a swimming pool, whirlpool,
two tennis courts and a
putting green.

SPRINGHILL SUITES BY MARRIOTT          $15,214,600      07/28/00      01/2016; two               $1,521,460     for each lease year
(11)                                                                  ten-year renewal                          after the second
(the "Gaithersburg Property")                                         options                                   lease year, 7% of
Existing hotel                                                                                                  room revenues in
                                                                                                                excess of room
The Gaithersburg Property is                                                                                    revenues for the
located in Gaithersburg,                                                                                        second lease year
Maryland, approximately 15
miles northwest of downtown
Washington, D.C., and has
162 guest suites and
approximately 500 square
feet of meeting space.

RESIDENCE INN BY MARRIOTT (11)         $18,816,000      07/28/00      01/2016; two               $1,881,600     for each lease year
(the "Merrifield Property")                                           ten-year renewal                          after the second
Existing hotel                                                        options                                   lease year, 7% of
                                                                                                                room revenues in
The Merrifield Property is                                                                                      excess of room
located in Merrifield,                                                                                          revenues for the
Virginia, approximately 12                                                                                      second lease year
miles west/southwest of
Washington, D.C., and has
159 guest suites,
approximately 500 square
feet of meeting space, an
exercise room and SportCourt.

                                        Purchase         Date        Lease Expiration        Minimum             Percentage
         Property Location              Price (1)      Acquired     and Renewal Options    Annual Rent (2)           Rent
         -----------------              ---------      --------     -------------------    ---------------           ----
COURTYARD BY MARRIOTT (3)             $13,877,000    08/22/00      12/2015; two            $1,387,700 (3)     for each lease year
(the "Alpharetta Property")                                        ten-year renewal                           after the second lease
Existing hotel                                                     options                                    year, 7% of room
                                                                                                              revenues in excess of
The Alpharetta Property, which                                                                                room revenues for the
opened in January 2000, is                                                                                    second lease year
located in Alpharetta, Georgia,
approximately 26 miles north of
downtown Atlanta and includes
154 guest rooms, two meeting
rooms with approximately 1,100
square feet, an indoor pool, an
exercise room and a restaurant
and lounge.

RESIDENCE INN BY MARRIOTT (3)          $14,573,000    08/22/00     12/2015; two            $1,457,300 (3)     for each lease year
(the "Cottonwood Property")                                        ten-year renewal                           after the second lease
Existing hotel                                                     options                                    year, 7% of room
                                                                                                              revenues in excess of
The Cottonwood Property is                                                                                    room revenues for the
located in Salt Lake City, Utah,                                                                              second lease year
in the community of Cottonwood,
and includes 144 guest suites, a
690 square-foot meeting room, an
outdoor pool, a SportCourt and
an exercise room.

TOWNEPLACE SUITES BY MARRIOTT (3)     $ 7,711,000     08/22/00     12/2015; two            $  771,100 (3)     for each lease year
(the "Mt. Laurel Property")                                        ten-year renewal                           after the second lease
Existing hotel                                                     options                                    year, 7% of room
                                                                                                              revenues in excess of
The Mt. Laurel Property is                                                                                    room revenues for the
located in Mt. Laurel, New                                                                                    second lease year
Jersey, within 15 miles of
downtown Philadelphia,
Pennsylvania, and includes 95
guest suites, an outdoor
swimming pool and an exercise
room.

TOWNEPLACE SUITES BY MARRIOTT (3)     $ 7,160,000     08/22/00     12/2015; two            $  716,000 (3)     for each lease year
(the "Scarborough Property")                                       ten-year renewal                           after the second lease
Existing hotel                                                     options                                    year, 7% of room
                                                                                                              revenues in excess of
The Scarborough Property is                                                                                   room revenues for the
located in Scarborough, Maine,                                                                                second lease year
which is a suburb of Portland.
The Property includes 95 guest
suites, an outdoor swimming pool
and an exercise room.

                                        Purchase         Date        Lease Expiration        Minimum             Percentage
         Property Location              Price (1)      Acquired     and Renewal Options    Annual Rent (2)           Rent
         -----------------              ---------      --------     -------------------    ---------------           ----
TOWNEPLACE SUITES BY MARRIOTT (3)      $ 9,050,000      08/22/00      12/2015; two              $905,000 (3)   for each lease year
(the "Tewksbury Property")                                            ten-year renewal                         after the second
Existing hotel                                                        options                                  lease year, 7% of
                                                                                                               room revenues in
The Tewksbury Property is located                                                                              excess of room
in Tewksbury, Massachusetts,                                                                                   revenues for the
approximately 25 miles northwest                                                                               second lease year
of downtown Boston.  The Property
includes 95 guest suites, an
outdoor swimming pool and an
exercise room.

TOWNEPLACE SUITES BY MARRIOTT (11)     $13,600,000      11/03/00      01/2016; two               $1,360,000    for each lease year
(the "Newark Property")                                               ten-year renewal                         after the second
Existing hotel                                                        options                                  lease year, 7% of
                                                                                                               room revenues in
The Newark Property, which opened                                                                              excess of room
in September 2000, is located in                                                                               revenues for the
Newark, California, in Alameda                                                                                 second lease year
County, adjacent to Santa Clara
County, which is considered to be
the heart of the Silicon Valley.
The Property includes 127 guest
suites, an outdoor swimming pool,
an exercise room and guest laundry
facilities.

COURTYARD BY MARRIOTT (16) (17)        $35,870,100      11/21/00      01/2016; two               $3,766,360    for each lease year
(the "Courtyard Lake Buena Vista                                      ten-year renewal                         after the second
Property")                                                            options                                  lease year, 7% of
Existing hotel                                                                                                 room revenues in
                                                                                                               excess of room
The Courtyard Lake Buena Vista                                                                                 revenues for the
Property, which opened in October                                                                              second lease year
2000, is located in Orlando,
Florida, in the community of Lake
Buena Vista, and includes 313
guest rooms, 3,500 square feet of
meeting space, four executive
board rooms, a poolside bar and
grill, a breakfast cafe, a fitness
center, an indoor/outdoor
whirlpool and a beach entry
indoor/outdoor swimming pool.

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
FAIRFIELD INN BY MARRIOTT (16)      $31,007,580     11/21/00      01/2016; two                $3,255,795        for each lease year
(17)                                                              ten-year renewal                              after the second
(the "Fairfield Inn Lake Buena                                    options                                       lease year, 7% of
Vista Property")                                                                                                room revenues in
                                                                                                                excess of room
Existing hotel                                                                                                  revenues for the
                                                                                                                second lease year
The Fairfield Inn Lake Buena
Vista Property, which opened
in October 2000, is located in
Orlando, Florida, in the
community of Lake Buena Vista,
and includes 389 guest rooms,
a poolside bar and grill, a
fitness center, a whirlpool
and an outdoor swimming pool.

RESIDENCE INN BY MARRIOTT (3)       $3,400,000      12/06/00      02/2007; seven          the greater of        See Minimum Annual
(18) (31)                           (excluding                    five-year renewal       (i) $2,310,000 or     Rent
(the "Residence Inn SeaWorld        development                   options                 (ii) a percentage
Property")                          costs)                                                of gross revenues
Existing hotel                      (19)                                                  of the Property
                                                                                          ranging from 34%
The Residence Inn SeaWorld                                                                to 40% for the
Property, which opened in                                                                 applicable year,
February 2002, is located in                                                              designed to
Orlando, Florida, and includes                                                            result in a
350 guest suites, 1,125 square                                                            minimum return of
feet of meeting space, an                                                                 approximately
outdoor swimming pool, an                                                                 10.25% (3)
exercise room, a spa, a
SportCourt, a game room, sand
volleyball and picnic areas.

SPRINGHILL SUITES BY MARRIOTT       $36,779,320     12/15/00      01/2016; two                $3,861,829        for each lease year
(16) (17)                                                         ten-year renewal                              after the second
(the "SpringHill Suites Lake                                      options                                       lease year, 7% of
Buena Vista Property")                                                                                          room revenues in
Existing hotel                                                                                                  excess of room
                                                                                                                revenues for the
The SpringHill Suites Lake                                                                                      second lease year
Buena Vista Property, which
opened in December 2000, is
located in Orlando, Florida,
in the community of Lake Buena
Vista, and includes 398 guest
suites, 750 square feet of
meeting space, a poolside bar
and grill, a fitness center, a
children's interactive splash
zone, a whirlpool, an outdoor
swimming pool and a sundry
shop.

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
JW MARRIOTT DESERT RIDGE RESORT &      (19) (23)       12/21/00      12/2005; five           the greater of     See Minimum Annual
SPA (20) (21) (22)                                                   five-year renewal       (i) $17,600,000     Rent
(the "Desert Ridge Property")                                        options                 or (ii) a
Newly constructed hotel                                                                      percentage of
                                                                                             gross revenues
The Desert Ridge Property, which                                                             of the Property
opened on November 30, 2002, is                                                              ranging from 22%
located in Phoenix, Arizona, on a                                                            to 50% for the
400-acre site as part of a                                                                   applicable year,
5,700-acre master-planned                                                                    designed to
development in the north                                                                     result in a
Phoenix/Scottsdale, Arizona                                                                  minimum return
area.  The Property has 950 guest                                                            of approximately
rooms including 85 guest suites,                                                             11% (20)
approximately 77,000 square feet
of meeting space, nine food and
beverage facilities, a 25,000
square-foot spa, two 18-hole golf
courses and tennis courts.

COURTYARD BY MARRIOTT (3) (18)        $1,742,000       12/22/00      02/2007; five           the greater of      See Minimum Annual
(31)                                  (excluding                     seven-year renewal      (i) $960,000 or     Rent
(the "Courtyard Weston Property")     development                    options                 (ii) a
Newly constructed hotel               costs) (19)                                            percentage of
                                                                                             gross revenues
The Courtyard Weston Property,                                                               of the Property
which opened in February 2002, is                                                            ranging from 25%
located in Weston, Florida, and                                                              to 36% for the
includes 174 guest rooms, five                                                               applicable year,
meeting rooms including two                                                                  designed to
conference room suites, an                                                                   result in a
outdoor swimming pool, an                                                                    minimum return
exercise room, a spa, a 76-seat                                                              of approximately
restaurant and a                                                                             10.25% (3)
lounge/library/bar area.

COURTYARD BY MARRIOTT (3)             $15,790,000      02/02/01      12/2015; two             $1,579,000 (3)     for each lease year
(the "Overland Park Property")                                       ten-year renewal                            after the second
Existing hotel                                                       options                                     lease year, 7% of
                                                                                                                 room revenues in
The Overland Park Property, which                                                                                excess of room
opened in October 2000, is                                                                                       revenues for the
located in Overland Park, Kansas,                                                                                second lease year
approximately 15 miles south of
Kansas City.  The Property
includes 168 guest rooms, three
meeting rooms with approximately
1,450 square feet of space, an
indoor pool and spa, an exercise
room and a restaurant and lounge.

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
SPRINGHILL SUITES BY MARRIOTT (3)     $8,822,000       02/02/01      12/2015; two              $882,200 (3)      for each lease year
(the "Raleigh Property")                                             ten-year renewal                            after the second
Existing hotel                                                       options                                     lease year, 7% of
                                                                                                                 room revenues in
The Raleigh Property, which                                                                                      excess of room
opened in December 2000, is                                                                                      revenues for the
located near Research Triangle                                                                                   second lease year
Park in Raleigh, North Carolina,
and includes 120 guest suites, an
indoor pool and spa, an exercise
room, a breakfast area, a
business center and a 350
square-foot board room.

SPRINGHILL SUITES BY MARRIOTT (3)     $11,414,000      03/23/01      12/2015; two             $1,141,400 (3)     for each lease year
(the "Centreville Property")                                         ten-year renewal                            after the second
Existing hotel                                                       options                                     lease year, 7% of
                                                                                                                 room revenues in
The Centreville Property, which                                                                                  excess of room
opened in December 2000, is                                                                                      revenues for the
located in Centreville, Virginia,                                                                                second lease year
11 miles south of downtown
Washington, D.C.  The Property
includes 136 guest suites, an
indoor pool and spa, an exercise
room, a breakfast area, a
business center and a 350
square-foot board room.

SPRINGHILL SUITES BY MARRIOTT (3)     $11,773,000      03/23/01      12/2015; two             $1,177,300 (3)     for each lease year
(the "Charlotte Property")                                           ten-year renewal                            after the second
Existing hotel                                                       options                                     lease year, 7% of
                                                                                                                 room revenues in
The Charlotte Property, which                                                                                    excess of room
opened in March 2001, is located                                                                                 revenues for the
in Charlotte, North Carolina,                                                                                    second lease year
eight miles southwest of the
University of North Carolina at
Charlotte.  The Property includes
136 guest suites, an indoor pool
and spa, an exercise room, a
breakfast area, a business center
and a 350 square-foot board room.

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
COURTYARD BY MARRIOTT (3)            $1,800,000      04/06/01       08/2016; three         The greater of         See Minimum Annual
(the "Edison Property")              (excluding                     five-year renewal      (i) $1,020,000 or      Rent
                                     development                    options                (ii) a percentage
Newly constructed hotel              costs) (19)                                           of gross revenues
                                                                                           of the Property
The Edison Property, which                                                                 ranging from 28%
opened in November 2002, is                                                                to 40% for the
located in Edison, New                                                                     applicable year,
Jersey, and includes 145                                                                   designed to
guest rooms, two meeting                                                                   result in a
rooms and two conference                                                                   minimum return of
room suites, an indoor                                                                     approximately
swimming pool and                                                                          10.25%  (3)
whirlpool, an exercise room
and a business center.

WAIKIKI BEACH MARRIOTT RESORT        (19) (27)       07/27/01       07/2006; five          (20) (28)              (28)
(20)(25)(26)                                                        five-year renewal
(the "Waikiki Beach Property")                                      options
Newly renovated resort

The Waikiki Beach Property is
located in Honolulu, Hawaii, in
the Waikiki Beach area, on the
island of Oahu.  The Property
includes over 1,310 guest rooms,
multiple restaurants and lounges,
on-site retail shopping, a fitness
center, two swimming pools with an
expansive pool deck overlooking
the Pacific Ocean, approximately
20,000 square feet of meeting
space and over 29,000 square feet
of open-air function space.

HILTON (20) (29)                     (29)            (29)           09/2006; five          The greater of         See Minimum Annual
(the "Miami Airport Property")                                      five-year renewal      (i) $5,110,000 or      Rent
Newly renovated hotel                                               options                (ii) a percentage
                                                                                           of gross revenues
The Miami Airport Property is                                                              of the Property
located in Miami, Florida, within                                                          ranging from 19%
five miles of the Miami                                                                    to 25% for the
International Airport.  The                                                                applicable year,
Property includes 500 guest rooms,                                                         designed to
multiple restaurants and lounges,                                                          result in a
a fitness center, a swimming pool,                                                         minimum return of
outdoor tennis courts, a business                                                          approximately 11%
center and 30,000 square feet of                                                           (20)
meeting space.

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
HILTON (20) (29)                       (29)           (29)        09/2006; five           The greater of        See Minimum Annual
(the "Costa Mesa Property")                                       five-year renewal       (i) $4,336,000 or     Rent
Newly renovated hotel                                             options                 (ii) a percentage
                                                                                          of gross revenues
The Costa Mesa Property is                                                                of the Property
located in Costa Mesa,                                                                    ranging from 23%
California.  The Property                                                                 to 35% for the
includes 484 guest rooms, a                                                               applicable year,
restaurant and lounge, a                                                                  designed to
fitness center, a swimming                                                                result in a
pool, a business center and                                                               minimum return of
over 46,000 square feet of                                                                approximately 11%
meeting space.                                                                             (20)

HILTON SUITES (20) (29)                (29)           (29)        09/2006; five           The greater of        See Minimum Annual
(the "Auburn Hills Property")                                     five-year renewal       (i) $1,966,000 or     Rent
Existing hotel                                                    options                 (ii) a percentage
                                                                                          of gross revenues
The Auburn Hills Property is                                                              of the Property
located in Auburn Hills,                                                                  ranging from 25%
Michigan.  The Property                                                                   to 37% for the
includes 225 guest suites, a                                                              applicable year,
restaurant and lounge, a                                                                  designed to
fitness center, a swimming                                                                result in a
pool, a business center and                                                               minimum return of
over 2,800 square feet of                                                                 approximately 11%
meeting space.                                                                             (20)

EMBASSY SUITES (20) (29)               (29)           (29)        09/2006; five           The greater of        See Minimum Annual
(the "Portland Downtown                                           five-year renewal       (i) $2,850,000 or     Rent
Property")                                                        options                 (ii) a percentage
Existing hotel                                                                            of gross revenues
                                                                                          of the Property

The Portland Downtown Property                                                            ranging from 27%
is located in Portland,                                                                   to 43% for the
Oregon.  The Property includes                                                            applicable year,
276 guest suites, a                                                                       designed to
restaurant, a fitness center,                                                             result in a
a swimming pool, a business                                                               minimum return of
center and 22,000 square feet                                                             approximately 11%
of meeting space.                                                                         (20)

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
COURTYARD BY MARRIOTT (20) (30)      $ 9,700,000     11/19/01      11/2006; five           The greater of        See Minimum Annual
(the "Courtyard Manchester                                         five-year renewal       (i) $610,500 or       Rent
Property")                                                         options                 (ii) a percentage
Existing hotel                                                                             of gross revenues
                                                                                           of the Property

The Courtyard Manchester                                                                   ranging from 25%
Property is located in                                                                     to 50% for the
Manchester, Connecticut, within                                                            applicable year,
the Buckland Hills area                                                                    designed to
development, one of New                                                                    result in a
England's largest retail                                                                   minimum return of
shopping areas.  The Property                                                              approximately 11%
includes 90 guest rooms, a                                                                 (20)
lounge, an outdoor pool and an
exercise room.

RESIDENCE INN BY MARRIOTT (20)       $10,650,000     11/19/01      11/2006; five           The greater of        See Minimum Annual
(30)                                                               five-year renewal       (i) $650,000 or       Rent
(the "Residence Inn Manchester                                     options                 (ii) a percentage
Property")                                                                                 of gross revenues
Existing hotel                                                                             of the Property
                                                                                           ranging from 23%
The Residence Inn Manchester                                                               to 42% for the
Property is located in                                                                     applicable year,
Manchester, Connecticut, within                                                            designed to
the Buckland Hills area                                                                    result in a
development, one of New                                                                    minimum return of
England's largest retail                                                                   approximately 11%
shopping areas.  The Property                                                              (20)
includes 96 guest rooms, 500
square feet of meeting space, a
lounge, an outdoor pool and an
exercise room.

COURTYARD BY MARRIOTT (3) (31)       $20,500,000     12/28/01      12/2006; six            The greater of        See Minimum Annual
(the "Oakland Airport Property")                                   five-year renewal       (i) $1,230,000 or     Rent
Existing hotel                                                     options                 (ii) a percentage
                                                                                           of gross revenues
The Oakland Airport Property is                                                            of the Property
located in Oakland, California,                                                            ranging from 20%
seven miles south of Oakland's                                                             to 40% for the
business district.  The                                                                    applicable year,
Property includes 156 guest                                                                designed to
rooms, 1,500 square feet of                                                                result in a
meeting space, a 50-seat cafe                                                              minimum return of
and a 30-seat lounge, an                                                                   approximately
outdoor pool and an exercise                                                               10.25% (3)
room.

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
SPRINGHILL SUITES BY MARRIOTT       $10,350,000     12/28/01       12/2006; six           The greater of         See Minimum Annual
(3) (31)                                                           five-year renewal      (i) $621,000 or        Rent
(the "Richmond Property")                                          options                (ii) a percentage
Existing hotel                                                                            of gross revenues
                                                                                          of the Property

The Richmond Property is                                                                  ranging from 25%
located in Richmond,                                                                      to 42% for the
Virginia, ten miles north of                                                              applicable year,
downtown Richmond.  The                                                                   designed to
Property includes 136 guest                                                               result in a
suites, 600 square feet of                                                                minimum return of
meeting space, a lounge, an                                                               approximately
exercise room, and an indoor                                                              10.25% (3)
pool and jacuzzi.

SPRINGHILL SUITES BY MARRIOTT       $20,000,000     01/18/02       01/2007; six           The greater of         See Minimum Annual
(3) (31)                                                           five-year renewal      (i) $1,200,000 or      Rent
(the "SpringHill Suites                                            options                (ii) a percentage
Manhattan Beach Property")                                                                of gross revenues
Existing hotel                                                                            of the Property
                                                                                          ranging from 30%
The SpringHill Suites                                                                     to 50% for the
Manhattan Beach Property is                                                               applicable year,
located in Manhattan Beach,                                                               designed to
California, one mile from the                                                             result in a
San Diego Freeway and two                                                                 minimum return of
miles from Los Angeles                                                                    approximately
International Airport.  The                                                               10.25% (3)
Property includes 164 guest
suites, 700 square feet of
meeting space, a lounge, an
outdoor pool and an exercise
room.

SPRINGHILL SUITES BY MARRIOTT       $27,000,000     01/18/02       01/2007; six           The greater of         See Minimum Annual
(3) (31)                                                           five-year renewal      (i) $1,620,000 or      Rent
(the "Plymouth Meeting                                             options                (ii) a percentage
Property")                                                                                of gross revenues
Existing hotel                                                                            of the Property
                                                                                          ranging from 30%
The Plymouth Meeting Property                                                             to 50% for the
is located in Plymouth                                                                    applicable year,
Meeting, Pennsylvania, 20                                                                 designed to
miles northwest of                                                                        result in a
Philadelphia.  The Property                                                               minimum return of
includes 201 guest suites,                                                                approximately
1,300 square feet of meeting                                                              10.25% (3)
space, a continental
breakfast area, an exercise
room, and an indoor pool and
whirlpool.

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
TOWNEPLACE SUITES BY               $15,000,000      01/18/02      01/2007; six            The greater of         See Minimum Annual
MARRIOTT (3) (31)                                                 five-year renewal       (i) $900,000 or        Rent
(the "TownePlace Suites                                           options                 (ii) a percentage
Manhattan Beach Property")                                                                of gross revenues
Existing hotel                                                                            of the Property
                                                                                          ranging from 25%
The TownePlace Suites                                                                     to 52% for the
Manhattan Beach Property is                                                               applicable year,
located in Manhattan Beach,                                                               designed to
California, one mile from                                                                 result in a
the San Diego Freeway and                                                                 minimum return of
two miles from Los Angeles                                                                approximately
International Airport.  The                                                               10.25% (3)
Property includes 144 guest
suites, 500 square feet of
meeting space, a lounge, an
exercise room and an outdoor
pool.

COURTYARD BY MARRIOTT (3)           $35,750,000     03/01/02       03/2007; seven          The greater of        See Minimum Annual
(31)                                                               five-year renewal       (i) $2,145,000 or     Rent
(the "Basking Ridge                                                options                 (ii) a percentage
Property")                                                                                 of gross revenues
Existing hotel                                                                             of the Property
                                                                                           ranging from 30%
The Basking Ridge Property                                                                 to 50% for the
is located in Basking Ridge,                                                               applicable year,
New Jersey, a suburb of                                                                    designed to
Bernards Township, New                                                                     result in a
Jersey.  The Property                                                                      minimum return of
includes 235 guest rooms,                                                                  approximately
two meeting rooms, an                                                                      10.25% (3)
outdoor pool, an exercise
room, and a restaurant and
lounge.

COURTYARD BY MARRIOTT (20)          $82,000,000     06/14/02       06/2028; five           The greater of        See Minimum Annual
(32)                                                               five-year renewal       (i) $4,920,000 or     Rent
(the "San Francisco Downtown                                       options                 (ii) a percentage
Property")                                                                                 of gross revenues
Existing hotel                                                                             of the Property
                                                                                           ranging from 25%
The San Francisco Downtown                                                                 to 45% for the
Property is located in                                                                     applicable year,
downtown San Francisco,                                                                    designed to
California.  The Property                                                                  result in a
includes 371 guest rooms, 34                                                               minimum return of
guest suites, 7,000 square                                                                 approximately 10%
feet of meeting space, 118                                                                 (20)
underground parking spaces,
an indoor pool and Jacuzzi,
a business center, a fitness
facility, a laundry
facility, and a restaurant
and lounge.

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
MARRIOTT HOTEL (3) (33)             $61,500,000     06/14/02       06/2028; five          The greater of        See Minimum Annual
(the "Bridgewater Property")                                       ten-year renewal       (i) $3,690,000 or     Rent
Existing hotel                                                     options                (ii) a percentage
                                                                                          of gross revenues
The Bridgewater Property is                                                               of the Property
located in Bridgewater, New                                                               ranging from
Jersey, in the 122-acre                                                                   19.5% to 30% for
Bridgewater Commons                                                                       the applicable
development.  The Property                                                                year, designed to
includes 347 guest rooms,                                                                 result in a
10,700 square feet of meeting                                                             minimum return of
space, an indoor pool, a                                                                  approximately
whirlpool, a laundry                                                                      10.25% (3)
facility, a fitness center, a
gift shop, a business center,
and a restaurant and lounge.

COURTYARD BY MARRIOTT (3) (18)      $3,276,000      07/03/02      Five years from         Commencing on the     See Minimum Annual
(the "Foothill Ranch                (excluding                    the date the            date the Property     Rent
Property")                          development                   Property opens to       opens to the
                                    costs)                        the public; five        public, the
Hotel to be constructed             (19)                          five-year renewal       tenant will pay
                                                                  options                 the greater of
The Foothill Ranch Property,                                                              (i) a minimum
which is scheduled to open in                                                             amount to be
the fourth quarter of 2003,                                                               determined at the
is located in Foothill Ranch,                                                             time of opening
California, a suburb of South                                                             or (ii) a
Orange County.  The Property                                                              percentage of
is expected to include 156                                                                gross revenues of
guest rooms, a meeting room,                                                              the Property for
an outdoor pool, an exercise                                                              the applicable
room and a restaurant and                                                                 year, designed to
lounge.                                                                                   result in a
                                                                                          minimum return of
                                                                                          approximately
                                                                                          10.5% (3)

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
HAMPTON INN HOTEL (20) (34)          $14,300,000     09/04/02       06/2007; five         The greater of         See Minimum Annual
(the "Houston Property")             (35)                           five-year renewal     (i) $936,000 or        Rent
Existing hotel                                                      options               (ii) a percentage
                                                                                          of gross revenues
The Houston Property is                                                                   of the Property
located in Houston, Texas,                                                                ranging from 20%
in the Galleria area of                                                                   to 35% for the
Houston and five miles west                                                               applicable year,
of downtown.  The Property                                                                designed to
includes 176 guest rooms,                                                                 result in a
1,365 square feet of                                                                      minimum return of
meeting space, a 1,786                                                                    approximately 11%
square-foot continental                                                                   (20)
breakfast area, an outdoor
heated swimming pool, a
fitness room, an executive
business center and a guest
laundry facility.

COURTYARD BY MARRIOTT (3)            $25,500,000      10/25/02      10/2007; five         The greater of         See Minimum Annual
(31)                                                                five-year renewal     (i) $1,530,000 or      Rent
(the "Courtyard Newark                                              options               (ii) a percentage
Property")                                                                                of gross revenues
Existing hotel                                                                            of the Property
                                                                                          ranging from 30%
The Courtyard Newark                                                                      to 50% for the
Property is located in                                                                    applicable year,
Newark, California, in                                                                    designed to
Silicon Valley.  The                                                                      result in a
Property includes 181 guest                                                               minimum return of
rooms, 4,300 square feet of                                                               approximately
meeting space, an outdoor                                                                 10.25% (3)
pool and whirlpool, a
business center, a fitness
facility, a laundry facility
and a lounge.

RESIDENCE INN BY MARRIOTT            $27,300,000      11/15/02      11/2007; five         The greater of         See Minimum Annual
(3) (31)                                                            five-year renewal     (i) $1,638,000 or      Rent
(the "Residence Inn Newark                                          options               (ii) a percentage
Property")                                                                                of gross revenues
Newly constructed hotel                                                                   of the Property
                                                                                          ranging from 20%
The Residence Inn Newark                                                                  to 55% for the
Property is located in                                                                    applicable year,
Newark, California, in                                                                    designed to
Silicon Valley.  The                                                                      result in a
Property includes 168 guest                                                               minimum return of
rooms, 540 square feet of                                                                 approximately
meeting space, an outdoor                                                                 10.25% (3)
pool, a business center, a
fitness facility and a
laundry facility.

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
DOUBLETREE CRYSTAL CITY             $71,000,000     12/19/02      12/2007; five           The greater of        See Minimum Annual
(20)(38)(39)                                                      five-year renewal       (i) $4,260,000 or     Rent
(the "Doubletree Crystal City                                     options                 (ii) a percentage
Property")                                                                                of gross revenues
Existing hotel                                                                            of the Property
                                                                                          ranging from 20%
The Doubletree Crystal City                                                               to 31% for the
Property is located in                                                                    applicable year,
Arlington, Virginia, in close                                                             designed to
proximity to Washington,                                                                  result in a
D.C.'s major business centers                                                             minimum return of
and upscale shopping areas                                                                11% (20)
and has 630 guest rooms,
including 152 suites with
views of Washington, D.C. and
the Potomac River.

DOUBLETREE DALLAS-LINCOLN           $52,000,000     12/24/02      12/2007; five           The greater of        See Minimum Annual
CENTRE (20) (36)                                                  five-year renewal       (i) $3,120,000 or     Rent
(the "Doubletree Lincoln                                          options                 (ii) a percentage
Centre Property")                                                                         of gross revenues
Existing hotel                                                                            of the Property
                                                                                          ranging from 15%
The Doubletree Lincoln Centre                                                             to 30% for the
Property is located near the                                                              applicable year,
Galleria Mall in Dallas,                                                                  designed to
Texas, approximately 20                                                                   result in a
minutes from each of the                                                                  minimum return of
Dallas-Fort Worth and Love                                                                11% (20)
Field airports, and has 500
guest rooms.

HILTON EL CONQUISTADOR RESORT       $69,000,000     12/24/02      12/2007; five           The greater of        See Minimum Annual
AND COUNTRY CLUB (20) (36)                                        five-year renewal       (i) $4,140,000 or     Rent
(the "Hilton El Conquistador                                      options                 (ii) a percentage
Resort Property")                                                                         of gross revenues
Existing hotel                                                                            of the Property
                                                                                          ranging from 12%
The Hilton El Conquistador                                                                to 22% for the
Resort Property is a luxury                                                               applicable year,
destination resort just                                                                   designed to
northwest of Tucson, Arizona,                                                             result in a
has 428 rooms, including                                                                  minimum return of
several suites and is set                                                                 11% (20)
amidst 500 acres in the
foothills of the Santa
Catalina Mountains.

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
EMBASSY SUITES CRYSTAL CITY          $45,500,000    02/20/03       2/2008; five            The greater of        See Minimum Annual
PROPERTY (20) (37) (38)                                            five-year renewal       (i) $2,793,000        Rent
(the "Crystal City Property")                                      options                 or (ii) a
Existing hotel                                                                             percentage of
                                                                                           gross revenues
The Crystal City Property is                                                               of the Property
located in Arlington, Virginia,                                                            ranging from 28%
and is approximately five miles                                                            to 32% for the
from Washington, D.C.  The                                                                 applicable year,
11-story atrium style hotel                                                                designed to
contains 267 two-room suites                                                               result in a
comprised of a parlor/sitting                                                              minimum return
room and a bedroom.  The                                                                   of approximately
Property has approximately 4,000                                                           11% (20)
square feet of meeting space, a
restaurant, a business center, a
gift shop, an indoor swimming
pool, a whirlpool and an
exercise facility.

EMBASSY SUITES ORLANDO AIRPORT       $12,500,000    02/20/03       2/2008; five            The greater of        See Minimum Annual
PROPERTY (20) (37) (38)                                            five-year renewal       (i) $767,000 or       Rent
(the "Orlando Airport Property")                                   options                 (ii) a
Existing hotel                                                                             percentage of
                                                                                           gross revenues
The Orlando Airport Property is                                                            of the Property
located in Orlando, Florida,                                                               ranging from 15%
near the Orlando International                                                             to 32% for the
Airport, in the Lee Vista Office                                                           applicable year,
Park.  The 7-story hotel                                                                   designed to
contains 174 two-room suites                                                               result in a
comprised of a parlor/sitting                                                              minimum return
room and a bedroom.  The                                                                   of approximately
Property has approximately 3,000                                                           11% (20)
square feet of meeting space, a
restaurant, a business center, a
gift shop, an outdoor swimming
pool, a whirlpool and an
exercise facility.

EMBASSY SUITES SANTA CLARA           $46,500,000    02/20/03       2/2008; five            The greater of        See Minimum Annual
PROPERTY (20) (37) (38)                                            five-year renewal       (i) $2,854,000        Rent
(the "Santa Clara Property")                                       options                 or (ii) a
Existing hotel                                                                             percentage of
                                                                                           gross revenues
The Santa Clara Property is                                                                of the Property
located in Santa Clara,                                                                    ranging from 32%
California, near downtown San                                                              to 40% for the
Jose.  The 10-story hotel                                                                  applicable year,
contains 257 two-room suites                                                               designed to
comprised of a parlor/sitting                                                              result in a
room and a bedroom.  The                                                                   minimum return
Property has approximately 5,500                                                           of approximately
square feet of meeting space, a                                                            11% (20)
restaurant, a business center, a
gift shop, an indoor swimming
pool, a whirlpool and an
exercise facility.

                                     Purchase         Date        Lease Expiration           Minimum               Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)             Rent
         -----------------           ---------      --------     -------------------      ---------------             ----
HILTON RYE TOWN PROPERTY (20)         $75,000,000     02/20/03       2/2008; five           The greater of       See Minimum Annual
(38) (39)                                                            five-year renewal      (i) $4,590,000 or    Rent
(the "Rye Town Property")                                            options                (ii) a percentage
Existing hotel                                                                              of gross revenues
                                                                                            of the Property
The Rye Town Property is located                                                            ranging from 10%
in Rye, New York, in Westchester                                                            to 33% for the
County.  The 4-story hotel                                                                  applicable year,
contains 435 guest rooms and 11                                                             designed to
guest suites, 30,000 square feet                                                            result in a
of meeting space, two                                                                       minimum return of
restaurants, a bar, a business                                                              approximately 11%
center, a gift shop, a health                                                               (20)
club, a sauna and whirlpool, an
indoor swimming pool and three
tennis courts.

HYATT REGENCY CORAL GABLES            $35,800,000     02/20/03       2/2008; five           The greater of       See Minimum Annual
PROPERTY (3)                                                         five-year renewal      (i) $2,210,000 or    Rent
(the "Coral Gables Property")                                        options                (ii) a percentage
Existing hotel                                                                              of gross revenues
                                                                                            of the Property
The Coral Gables Property is                                                                ranging from 17%
located near Miami, Florida, in                                                             to 22.5% for the
The Alhambra in Coral Gables, a                                                             applicable year,
submarket of Miami.  The 14-story                                                           designed to
hotel has 192 guest rooms and 50                                                            result in a
guest suites, approximately                                                                 minimum return of
14,000 square feet of meeting                                                               approximately 10%
space, a restaurant, a nightclub,                                                           (3)
a lobby lounge, a business
center, a gift shop, an outdoor
swimming pool, a whirlpool, a
sauna and an exercise facility.

RENAISSANCE HOTEL (3)                 $ 2,250,000     04/09/03       Five years from        Commencing the       See Minimum Annual
(the "Renaissance Tampa Property")    (excluding                     the date the           date that the        Rent
Hotel to be developed on leased       development                    Property opens to      Property opens to
land                                  costs) (19)                    the public; five       the public, the
                                                                     five-year renewal      tenant will pay
The Renaissance Tampa Property,                                      options                the greater of a
which is scheduled to open in                                                               minimum amount to
June 2004, is located in Tampa,                                                             be determined at
Florida.  The hotel will be                                                                 the time of
constructed on leased land and is                                                           acquisition or a
expected to have 293 guest rooms,                                                           percentage of
approximately 12,000 square feet                                                            gross revenues of
of meeting space, an outdoor                                                                the Property for
swimming pool, a fitness center,                                                            the applicable
a gift shop, a business center, a                                                           year (3)
lounge and a restaurant.

                                     Purchase         Date        Lease Expiration           Minimum              Percentage
         Property Location           Price (1)      Acquired     and Renewal Options      Annual Rent (2)            Rent
         -----------------           ---------      --------     -------------------      ---------------            ----
NEW ORLEANS GRANDE HOTEL             $92,500,000     04/21/03     4/2008; five            The greater of         See Minimum Annual
(formerly Le Meridien) (3) (40)      (40)                         five-year renewal       (i) $5,550,000 or      Rent
(the "New Orleans Property")                                      options                 (ii) a percentage
Hotel to be renovated                                                                     of gross revenues
                                                                                          of the Property
The New Orleans Property is                                                               ranging from 18%
immediately being converted to a                                                          to 37% for the
JW Marriott Hotel upon                                                                    applicable year,
acquisition by the Company.  The                                                          designed to
upscale hotel is located in the                                                           result in a
central business district of                                                              minimum return of
downtown New Orleans, Louisiana,                                                          approximately 10%
adjacent to the historic French                                                           (3)
Quarter.  The 31 story hotel has
494 guest rooms and seven suites,
over 19,000 square feet of
meeting space, a restaurant, a
lounge, a lobby bar, a business
center, a gift shop, a jewelry
store, a heated outdoor swimming
pool, a whirlpool, a sauna, an
exercise facility and indoor
valet parking.

-----------------------------

FOOTNOTES:

(1)   The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired, and for the construction or renovation Properties, once the buildings are constructed or renovated, is set forth below (the amounts are presented at the Company's 100% ownership interest, except for the Properties owned by joint ventures which are presented as follows: the 89% interest in CNL
      Philadelphia Annex, LLC, the 44% interest in the Desert Ridge Property, the 49% interest in the Waikiki Beach Marriott Property, the 70% interest in the Auburn Hills, Costa Mesa, Miami Airport and Portland Downtown
      Properties, the 75% interest in the Doubletree Lincoln Centre and the
      Hilton El Conquistador Resort Properties, the 85% interest in the
      Courtyard Manchester, Residence Inn Manchester and Houston Properties, the
      50% interest in the San Francisco Downtown Property and the 75% interest in the Crystal City, Orlando Airport, Santa Clara, Doubletree Crystal City
      and Rye Town Properties):

      Property                            Federal Tax Basis       Property                                       Federal Tax Basis
      --------                            -----------------       --------                                       -----------------
      Buckhead (Lenox Park) Property        $   14,800,000        Fairfield Inn Lake Buena Vista Property         $    23,700,000
      Gwinnett Place Property                   11,300,000        Residence Inn SeaWorld Property                      29,900,000
      Legacy Park Property                      11,200,000        SpringHill Suites Lake Buena Vista Property          30,100,000
      Market Center Property                    30,500,000        Desert Ridge Property                              *110,600,000
      Hughes Center Property                    29,700,000        Courtyard Weston Property                           *13,000,000
      Dallas Plano Property                     10,400,000        Overland Park Property                               15,300,000
      Scottsdale Downtown Property              17,000,000        Raleigh Property                                      8,300,000
      Lake Union Property                       29,300,000        Phoenix Airport Property                             19,300,000
      Merrifield Property                       17,400,000        Philadelphia Downtown Property                       55,500,000
      Alpharetta Property                       12,300,000        Residence Inn Manchester Property                     8,300,000
      Cottonwood Property                       13,100,000        Oakland Airport Property                             18,700,000

      Property                              Federal Tax Basis       Property                                       Federal Tax Basis
      --------                              -----------------       --------                                       -----------------
      Mt. Laurel Property                           7,000,000       Richmond Property                                   10,200,000
      Scarborough Property                          6,800,000       SpringHill Suites Manhattan Beach Property          17,300,000
      Tewksbury Property                            8,600,000       Plymouth Meeting Property                           25,100,000
      Newark Property                              12,100,000       TownePlace Suites Manhattan Beach Property          12,500,000
      Mira Mesa Property                           14,600,000       Basking Ridge Property                              33,900,000
      Wyndham Billerica Property                   22,700,000       San Francisco Downtown Property                     35,600,000
      Wyndham Denver Tech Center Property          15,500,000       Bridgewater Property                                60,500,000
      Courtyard Palm Desert Property               12,900,000       Foothill Ranch Property                            *16,100,000
      Residence Inn Palm Desert Property           15,600,000       Houston  Property                                   12,300,000
      Gaithersburg Property                        13,600,000       Courtyard Newark Property                           23,200,000
      Centreville Property                         10,600,000       Residence Inn Newark Property                       25,000,000
      Charlotte Property                           10,900,000       Doubletree Crystal City Property                    49,600,000
      Edison Property                             *14,500,000       Doubletree Lincoln Centre Property                  36,500,000
      Waikiki Beach Property                      *87,000,000       Hilton El Conquistador Resort Property              48,200,000
      Miami Airport Property                      *45,900,000       Crystal City Property                               30,700,000
      Costa Mesa Property                         *35,200,000       Orlando Airport Property                             8,400,000
      Auburn Hills Property                       *28,500,000       Santa Clara Property                                31,400,000
      Portland Downtown Property                  *38,800,000       Rye Town Property                                   50,600,000
      Courtyard Manchester Property                 7,600,000       Coral Gables Property                               32,400,000
      Courtyard Lake Buena Vista Property          28,900,000       Tampa Property                                      41,100,000
                                                                    New Orleans Property                                83,300,000

      *     Estimated amount.

(2)   Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Foothill
      Ranch and Tampa Properties, minimum annual rent will become due and payable on the date the hotels open to the public.

(3)   The lessee of this Property is an indirect wholly owned subsidiary of the
      Company and the Property is or will be operated by a third-party manager.
      For Properties subject to this arrangement, the Company's consolidated financial statements will report the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(4)   For each calendar year, 15% of the aggregate amount of all revenues combined, for the Buckhead (Lenox Park) and the Gwinnett Place Properties,
      in excess of $8,080,000.

(5)   Reserved.

(6)   On February 22, 2002, the Company took assignment of the leases, management agreements with Marriott International, Inc. and other operative agreements with respect to the Legacy Park, Market Center,
      Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and Phoenix
      Airport Properties (the "Seven Hotels"). Effective January 1, 2002, these
      Properties will be leased to indirect wholly owned subsidiaries of the
      Company. The Company paid consideration of approximately $54,000 for this assignment.

(7)   Reserved.

(8)   The Company owns an 89% interest in a limited liability company (the
      "LLC") whose sole purpose is to own and lease this Property. A portion of the LLC is indirectly owned by Marriott International, Inc.

(9)   Five years after the hotel opening, the Company will have the right to obligate CBM Annex, Inc. (the minority interest owner in the LLC) to sell its 11% interest in the LLC and CBM Annex, Inc. will have the right to obligate the Company to purchase its 11% interest in the LLC for a price equal to 11% of the lesser of (a) an amount equal to the product of 8.5 multiplied by the "net house profit" (defined as total hotel revenues less property expenses) for the 13 period accounting year preceding the notice of the option exercise, and (b) the appraised fair market value.

(10)  On November 8, 2000, the Company through the LLC, obtained a loan from a bank to be used by the Company to finance a portion of the purchase of the
      Philadelphia Downtown Property. The loan provided that the Company could borrow up to $32,500,000, which is secured by the Philadelphia Downtown
      Property and monthly rents relating to such Property. Borrowings under the loan bear interest at a fixed rate of 8.29% per annum. The loan agreement requires monthly payments, representing interest only, through November
      2001 and then principal and interest payments of $257,116 to maturity in
      December 2007. In connection with the loan, the Company borrowed
      $32,500,000 and incurred loan fees of approximately $165,000.

(11)  The lessee of the Mira Mesa, Courtyard Palm Desert, Residence Inn Palm
      Desert, Gaithersburg, Merrifield and Newark Properties is the same unaffiliated lessee.

(12)  The lessee of the Wyndham Billerica and the Wyndham Denver Tech Center
      Properties is the same unaffiliated lessee.

(13)  Management fees payable to Wyndham International, Inc. for operation of the Wyndham Billerica and Wyndham Denver Tech Center Properties are
      subordinated to minimum rent due to the Company.

(14)  In connection with the acquisition of the Wyndham Billerica and Wyndham
      Denver Tech Center Properties, the Company may be required to make an additional payment of up to $2,471,500 if certain earnout provisions are achieved by June 1, 2003. After June 1, 2003, the Company will no longer be obligated to make any payments under the earnout provision. The earnout amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor
      (7.33), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any such amount paid.

(15)  For each calendar year, 10% of the aggregate amount of all revenues combined, for the Wyndham Billerica and the Wyndham Denver Tech Center
      Properties, in excess of $13,683,000.

(16)  The lessee of the Courtyard Lake Buena Vista, Fairfield Inn Lake Buena
      Vista and SpringHill Suites Lake Buena Vista Properties is the same unaffiliated lessee.

(17)  On December 6, 2000, the Company obtained a loan from a bank to be used by the Company to finance the acquisition of the Courtyard Lake Buena Vista,
      Fairfield Inn Lake Buena Vista and SpringHill Suites Lake Buena Vista
      Properties. The loan provided that the Company could borrow up to
      $50,000,000, which is secured by the three applicable Properties and monthly rents relating to such Properties. Borrowings under the loan bear interest at a fixed rate of 8.335% per annum. Interest expense is payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company borrowed $32,500,000 and incurred loan fees of $300,000.

(18)  In September 2002, the Company paid down approximately $50,292,000 that had previously been borrowed on two construction loan facilities for the construction of the Residence Inn SeaWorld Property and the Courtyard
      Weston Property, described below. These construction loan facilities were renegotiated, resulting in an increased total borrowing capacity of
      $64,000,000 (the "Construction LOC"). This Construction LOC expires in
      December 2005 and bears interest at a floating rate with a floor of 6.75%
      per annum. Approximately $25,700,000 was outstanding on the Construction
      LOC as of April 21, 2003.

(19)  In connection with the acquisition of this Property, the Company entered into a development services agreement, which provides for the construction or renovation of the Property. In connection with the acquisition of the
      Residence Inn SeaWorld, Courtyard Weston, Foothill Ranch and Tampa
      Properties, a wholly owned subsidiary of the Advisor has or will receive
      Development Fees equal to four percent of the cost of development of the
      Properties for serving as developer of the Properties, with incentive provisions equal to an additional one percent for achieving certain construction cost savings. In connection with the development of the
      Desert Ridge Property, the resort owner has paid Development Fees to a wholly owned subsidiary of the Advisor that acted, along with an affiliate of Marriott International, Inc., as co-developer of the Property. The
      Development Fees to the Affiliate of the Advisor were equal to approximately 1.8% of the total project costs for the purchase and development of the Property, and were borne by the co-venturers in proportion to their ownership interest in the Desert Ridge Joint Venture.
      In connection with the acquisition of the Edison Property, a wholly owned subsidiary of the Advisor received a Development Fee equal to 5% of the estimated maximum cost of developing the Property for serving as developer of the Property. In connection with the renovation of the Waikiki Beach
      Property, the resort owner will pay Development Fees to a wholly owned subsidiary of the Advisor that will act, along with an affiliate of
      Marriott International, Inc., as co-developer of the Property. The
      Development Fees to the Affiliate of the Advisor are anticipated to equal approximately 2.3% of the total project costs for the purchase and renovation of the Property, and will be borne by the co-venturers in proportion to their ownership interest in the Waikiki Joint Venture. The maximum cost to the Company with respect to the Residence Inn SeaWorld,
      Courtyard Weston, Edison, Foothill Ranch and Tampa Properties, the maximum cost to the joint venture with respect to the Desert Ridge Property
      (including the purchase price of the land, development costs, and closing and acquisition costs) and the maximum cost to the joint venture with respect to the Waikiki Beach Property (including the purchase price of the land and building, renovation costs, and closing and acquisition costs)
      may exceed the amounts set forth below:

                                                                                           Estimated Final
      Property                           Estimated Cost                                    Completion Date
      --------                           --------------                                    ---------------
      Residence Inn SeaWorld Property     $  35,000,000                         Opened for business February 15, 2002
      Desert Ridge Property                 298,000,000                         Opened for business November 30, 2002
      Courtyard Weston Property              15,700,000                         Opened for business February 15, 2002
      Edison Property                        17,000,000                          Opened for business November 4, 2002
      Waikiki Beach Property                215,000,000               Renovations substantially complete as of December 31, 2002
      Foothill Ranch Property                18,300,000                                     September 2003
      Tampa Property                         45,700,000                                       June 2004

(20)  The lessee of this Property is an indirect wholly owned subsidiary of one of the Company's joint ventures and the Property is operated by a third-party manager. For Properties subject to this arrangement, the
      Company's consolidated financial statements will generally report the
      Company's pro rata share of the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries as equity in earnings (loss) of unconsolidated subsidiaries.

(21)  The Company, through subsidiaries, acquired a 44% interest in Desert Ridge
      Resort Partners, LLC, a joint venture (the "Desert Ridge Joint Venture")
      with an affiliate of Marriott International, Inc. and a partnership in which an Affiliate of the Advisor is the general partner. The Desert Ridge
      Joint Venture invested in Desert Ridge Resort, LLC, a single purpose limited liability company (the "Desert Ridge Resort Owner") that owns the proposed Desert Ridge Property.

(22)  In December 2000, the Desert Ridge Resort Owner obtained Permanent
      Financing from a third party lender for $179 million, secured by a mortgage on the Desert Ridge Property. The notes have a term of seven years with interest payable quarterly in arrears commencing on March 2,
      2001. Interest with respect to $109 million of the notes is payable at a rate of 7.90% per annum, while interest with respect to $70 million of the notes is payable at a floating rate equal to 185 basis points above three-month LIBOR. The blended interest rate on the aggregate principal amount of the $179 million notes, including interest rate swap costs and premiums for the debt service insurance policy, is 10.13% per annum. All unpaid interest and principal will be due at maturity. In connection with the issuance of the notes, the Desert Ridge Resort Owner incurred fees of
      $5,370,000. In addition, an affiliate of Marriott International, Inc. will provide financing for an additional 19% of the costs to the Desert Ridge
      Joint Venture, secured by pledges of the co-venturers' equity contributions to the Desert Ridge Joint Venture.

(23)  The Company has made an initial capital contribution of approximately
      $25.1 million in the Desert Ridge Joint Venture. The total cost of the
      Desert Ridge Property (including acquisition of land, development and construction) is estimated to be approximately $298 million, but may exceed such amount.

(24)  Reserved.

(25)  The Company, through subsidiaries, acquired a 49% interest in WB Resort
      Partners, L.P., a joint venture (the "Waikiki Joint Venture") with an affiliate of Marriott International, Inc. and a partnership in which an
      Affiliate of the Advisor is the general partner. The Waikiki Joint Venture owns, directly or indirectly, 100% of the general and limited partnership interests of the partnership (the "Waikiki Beach Resort Owner") that owns the Waikiki Beach Property.

(26)  In July 2001, the Waikiki Beach Resort Owner obtained Permanent Financing from a third-party lender for $130 million, secured by a mortgage on the
      Waikiki Beach Property. The loan has a term of five years with interest payable monthly at a rate per annum equal to 3.10% above 30-day LIBOR. All unpaid interest and principal will be due at maturity. In connection with the issuance of the loan, the Waikiki Beach Resort Owner incurred fees of
      $1,745,000.

(27)  As of July 31, 2002, the Company had made the full capital contributions totalling $41,650,000 investment in the Waikiki Joint Venture. The total cost of the Waikiki Beach Property (including acquisition of land and building, and renovation) is estimated to be approximately $215 million.

(28)  The tenant will pay percentage rent equal to 0.1% of the gross revenues of the Waikiki Beach Property for the first fiscal year of the lease term and will pay percentage rent equal to 10% of gross revenues of the Property for the second fiscal year of the lease term. Commencing with the third fiscal year of the lease term, January 1, 2003, the tenant will pay the greater of (i) an annual minimum rent of approximately $12,900,000 or (ii)
      a percentage of gross revenues of the Property ranging from 20% to 35% for the applicable year.

(29)  On September 27, 2001, the Company and Hilton Hotels Corporation formed a joint venture of which the Company owns a 70% interest and Hilton Hotels
      Corporation owns a 30% interest. The joint venture owns four Properties:
      the Miami Airport Property, the Costa Mesa Property, the Auburn Hills
      Property and the Portland Downtown Property. The total cost of the four
      Properties was approximately $235,500,000, which includes approximately
      $21,000,000 in expected renovation costs relating to the Miami Airport and
      Costa Mesa Properties. The joint venture has obtained Permanent Financing which is secured by first mortgage liens on the four Properties. The acquisition of the Properties and the formation of the joint venture occurred through a series of transactions. The first transaction was the acquisition of the Miami Airport Property for $78,500,000 which occurred on September 6, 2001. The second transaction occurred on September 17,
      2001, whereby the Company acquired the Costa Mesa Property for
      $58,108,000. On September 27, 2001, Hilton Hotels Corporation conveyed ownership of the Auburn Hills Property and the Portland Downtown Property
      to the joint venture in return for a 30% interest in the joint venture. On
      October 2, 2001, the joint venture closed on its loan from a financial institution in the amount of $100,000,000, bearing interest at a fixed rate equal to 230 basis points above one-month LIBOR, subject to a three-year cap of 8.30% and a floor of 4.96%, with a maturity date of
      October 2006. Interest only payments are due monthly through December
      2002; thereafter, the loan requires monthly principal and interest payments through October 2006. In connection with the loan, the joint venture incurred a commitment fee, legal fees and closing costs of approximately $1,770,000.

(30)  On November 19, 2001, the Company and Interstate Hotels & Resorts formed a joint venture of which the Company owns an 85% interest. The joint venture owns two Properties in Manchester, Connecticut. In connection with this transaction, the joint venture assumed approximately $6,800,000 of permanent debt relating to the Courtyard Manchester Property which is secured by a mortgage on the Property. The loan bears interest at a fixed rate of 8.32% per annum and requires equal monthly payments through 2010.
      In connection with the loan, the Company incurred assumption fees of approximately $68,000.

(31)  The lessee has entered into a management agreement with Marriott
      International, Inc. to operate the hotel. In addition, the lessee has entered into an agreement with Marriott International, Inc. in which
      Marriott International, Inc. has agreed to guarantee on behalf of the lessee a minimum return equal to 10.25% of the total cost to purchase the
      Property (the "TRS Pool Guarantee"). The TRS Pool Guarantee terminates on the earlier of (i) the date on which the aggregate amount funded by
      Marriott International, Inc. equals or exceeds the guarantee term limit of
      $35 million, (ii) the last day of the first 13 period accounting year for which minimum threshold coverage ratio equals or exceeds 1.25 of the purchase price of the Property, or (iii) with respect to $15 million of the guarantee, on November 15, 2005, and with respect to the remaining $20 million of the guarantee, on November 15, 2007. As of April 21, 2003, the amount remaining under the TRS Pool Guarantee was approximately $22.5 million and covers minimum returns for the Basking Ridge, Oakland Airport,
      Richmond, SpringHill Suites Manhattan Beach, Plymouth Meeting, TownePlace
      Suites Manhattan Beach, Courtyard Newark, Residence Inn Newark and
      Residence Inn SeaWorld Properties and, subject to lender approval, the
      Western International Portfolio (which includes the Legacy Park, Market
      Center, Hughes Center, Dallas Plano, Scottsdale Downtown, Lake Union and
      Phoenix Airport Properties) and the Courtyard

      Weston Property. Operating profits and losses from all 17 Properties will be pooled in determining whether the Properties' aggregate operating profits and losses exceed the aggregate minimum return due under the leases.

(32)  The Company acquired a 50% interest in the San Francisco Downtown Property through a joint venture with an affiliate of Marriott International, Inc.
      The joint venture financed the acquisition with equity investments of $13 million each from the Company and Marriott International, Inc. as well as
      $56 million in borrowings consisting of two loans from a third-party lender. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or
      6.25%. The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of (i) one-month LIBOR or (ii) 9%, or (b) 3%.
      Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity.

(33)  On August 29, 2002, the Company obtained a commitment for a loan in the amount of $31 million collateralized by the Bridgewater Property. On
      November 25, 2002, the Company closed on this loan. As of April 21, 2003, the Company has borrowed the full $31,000,000 on this loan. The loan has a term of five years. The interest rate on the loan is 5.84% per annum and payments of interest only are due monthly for the first two years of the loan, with monthly payments of principal and interest due thereafter, calculated on a 25-year amortization schedule through maturity.

(34)  The Houston Property was acquired by a joint venture between the Company and Interstate Hotels & Resorts. The joint venture was formed in November
      2001 and it owns two Properties located in Manchester, Connecticut. The
      Company owns an 85% interest in the joint venture. The Company plans to invest $800,000 in renovations and capital improvements to the Houston
      Property which are expected to begin in the second quarter of 2003.

(35)  The total purchase price of the Houston Property was financed as set forth below:

          Senior debt of the joint venture                              $ 9,407,000
          Contributed equity from Interstate Hotels & Resorts               733,950
          Contributed equity from the Company                             4,159,050
                                                                        -----------
                   Total                                                $14,300,000
                                                                        ===========

(36)  On December 13, 2002, the Company and Hilton Hotels Corporation formed a partnership (the "Hilton 2 Partnership"). On December 24, 2002, the Hilton
      2 Partnership acquired the Doubletree Lincoln Centre Property and the
      Hilton El Conquistador Resort Property. As part of its acquisition of these Properties, the Hilton 2 Partnership obtained mortgage financing in the amount of $33,800,000 for the Doubletree Lincoln Centre Property and
      $44,850,000 for the Hilton El Conquistador Resort Property. These loans bear interest at a rate equal to 5.67 percent. Payments of interest only are due monthly for the first two years of the loan, with monthly payments of interest and principal due thereafter, calculated on a 25-year amortization schedule through maturity. The loans have a term of five years commencing on the date of acquisition. These Properties are leased to indirect wholly owned subsidiaries of the Hilton 2 Partnership and are operated and managed by Hilton Hotels Corporation. The Hilton 2
      Partnership expects to convert the Doubletree Lincoln Center Property into a Hilton hotel during the first half of 2003.

(37)  The Crystal City, Orlando Airport and Santa Clara Properties were acquired by the Hilton 2 Partnership, which is 75% owned by the Company and 25%
      owned by Hilton.

(38)  On February 20, 2003, the Hilton 2 Partnership obtained Permanent
      Financing in the amount of $145 million relating to the Crystal City,
      Orlando Airport, Santa Clara, Rye Town and Doubletree Crystal City
      Properties. The loan is secured by these five Properties. The loan bears interest at a rate of 5.95% per annum and requires monthly payments of interest only. The loan matures on March 1, 2010, at which time all unpaid principal and interest is due.

(39)  The Rye Town Property was conveyed to the Hilton 2 Partnership by Hilton.
      The Company simultaneously contributed the Doubletree Crystal City
      Property to the Hilton 2 Partnership. The Doubletree Crystal City Property
      was previously acquired by the Company through a separate transaction on
      December 19, 2002.

(40)  In connection with this acquisition, the Company assumed Permanent
      Financing totalling approximately $49.6 million. The interest rate on the loan is 8.08% per annum and payments of principal and interest are due monthly with all unpaid principal and interest due August 1, 2027. The
      Company expects to spend approximately $10 million over the first two years following the acquisition for property improvements relating to this
      Property.

      In addition to the above acquisitions, on May 28, 2002, the Company invested $1 million in STSN, Inc. in return for Series E Preferred Stock. STSN,
Inc. is a privately held company that is a provider of high-speed internet access and other broadband services to hotels, convention centers and office buildings.

      On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the
Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

      In addition, in January 2002, the Company acquired a 25% interest in a joint venture with Publications International, Ltd. ("PIL"), Hilton Hotels
Corporation ("Hilton") and Marriott International, Inc. (the "Mobil Travel Guide
Joint Venture") that owns a 77.5% interest in a joint venture with Exxon Mobil and PIL (the "EMTG Joint Venture") that owns the licensing rights to the Mobil
Travel Guide (the "Travel Guide"), a set of guide books that provide ratings of and information concerning domestic hotels, restaurants and attractions. EMTG
Joint Venture has licensing rights to assemble, edit, publish and sell the
Travel Guide. The Company's required total capital contribution to the Mobil
Travel Guide Joint Venture was approximately $3.6 million. In September 2002, the Company approved a plan to contribute an additional $893,750 to the Mobil
Travel Guide Joint Venture. This contribution was made by the Company prior to
December 31, 2002, and has increased the Company's ownership in the Mobil Travel
Guide Joint Venture from 25% to 31.25%. A director of the Company also serves as president, a director and a principal stockholder of the company that manages the EMTG Joint Venture.

      On December 13, 2002, the Company and Hilton formed the Hilton 2
Partnership. On December 24, 2002, the Hilton 2 Partnership acquired a
Doubletree located in Dallas, Texas (the "Doubletree Lincoln Centre Property")
and the Sheraton El Conquistador Resort and Country Club, located in Tucson,
Arizona. The Sheraton El Conquistador Resort and Country Club was immediately converted to a Hilton Hotel (the "Hilton El Conquistador Resort Property"). Each
of the Doubletree Lincoln Centre Property and the Hilton El Conquistador Resort
Property were acquired from sellers that were not affiliated with the Hilton 2
Partnership. In addition, on February 20, 2003, the Hilton 2 Partnership acquired three Embassy Suites Properties, the Crystal City, Orlando Airport and
Santa Clara Properties. The Embassy Suites Properties were acquired from sellers that were not affiliated with the Hilton 2 Partnership. On February 20, 2003,
Hilton also conveyed the Rye Town Property to the Hilton 2 Partnership and the
Company simultaneously contributed the Doubletree Crystal City Property, which was acquired by the Company on December 19, 2002. The Hilton 2 Partnership is 75
percent owned by the Company and 25 percent owned by Hilton. Including refurbishment costs, the total capitalization of the Hilton 2 Partnership is expected to be approximately $400 million, a portion of which was contributed pro rata by the Company and Hilton according to their interests in the Hilton 2
Partnership and the remainder of which was funded through Permanent Financing.

      On February 20, 2003, the Company acquired its first Hyatt Regency Hotel, adding a new Hotel Brand to its portfolio.

      On April 21, 2003, the Company invested $10 million in convertible preferred partnership units of Hersha Hospitality Limited Partnership ("HLP").
The Company has committed to invest up to an additional $15 million in HLP and up to $40 million in joint ventures with HLP. The investment in HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution, paid quarterly and the proposed investment in joint ventures with
HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid. HLP is partially owned by Hersha Hospitality Trust ("HT"), an American Stock Exchange
listed, self-advised REIT that invests in limited-service, mid-priced hotels located primarily in business districts and suburban office markets. HT, through
HLP, currently owns interests in 18 hotels located in New York, Georgia,
Pennsylvania and Maryland, which include brands such as Hampton Inn, Holiday Inn and Mainstay Suites. If it so chooses, the Company has the option of converting the HLP preferred partnership units into limited partnership units of HLP, common stock of HT and/or convertible preferred stock of HT, subject to certain restrictions to protect HT's qualifications as a REIT. Additionally, the
Company's equity interest in joint ventures with HLP, when purchased, are convertible into limited partnership units of HLP or common stock of HT, subject to certain restrictions to protect HT's qualifications as a REIT. If the Company converts the HLP preferred partnership units into the convertible preferred stock of HT, the Company is expected to retain the 10.5 percent cumulative return subsequent to conversion.

                                      -81-

      During 2002, the Company took assignment of its leases for 18 of its hotel
Properties. Of these 18 Properties, 16 are being leased to a taxable REIT subsidiary of the Company and are managed by an affiliate of Marriott
International, Inc. The two remaining Properties are being leased to a taxable
REIT subsidiary of the Company and are managed by an affiliate of Interstate
Hotels & Resorts.

      The Company has entered into an agreement whereby if certain conditions are met, nine leases currently to third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the assumption of these leases does not occur by the stated deadline, the Company has agreed to return security deposits it holds on three of the Properties which total approximately $3.2 million. Both parties have agreed that should the conversion occur, the Company would not be obligated to pay any additional consideration for the leasehold position and that the manager would participate, through incentive fees, in any additional earnings above what was otherwise minimum rent.

CREDIT ENHANCEMENTS

      The Company benefits from various types of credit enhancements that have been provided by the managers of many of its hotel Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries. All of the credit enhancements are subject to expiration, or "burn-off" provisions over time. There is no guarantee that the
Company will continue to be able to obtain credit enhancements in the future. As a result of the events of September 11, 2001 and a general downturn in the overall economy, the Company's net earnings and cash flow were substantially enhanced by these credit features. To the extent that this trend continues and current credit enhancements are fully utilized or expire, the Company's results of operations and its ability to pay distributions to stockholders may be adversely affected. The following are summaries of the various types of credit enhancements that the Company benefits from:

      LIMITED RENT GUARANTEES. Limited rent guarantees ("LRG") are provided by hotel managers to the Company for Properties which the Company leases on a triple-net basis to unrelated third-party tenants. These credit enhancements guarantee the full, complete and timely payment of rental payments to the
Company. The expiration of LRGs may result in the inability of the Company to collect rent from its third party tenants. The following table summarizes the amounts and utilization of the LRGs which benefit the Company (in thousands):

                                                         Unconsolidated
                                              Company     Subsidiaries
                                              -------     ------------
      Amount of LRG available as of
         January 1, 2002                     $  5,911     $       --
      Utilization during 2002                  (4,584)            --
                                             --------     ----------
      Amount of LRG available as of
         December 31, 2002                   $  1,327     $       --
                                             ========     ==========

      THRESHOLD GUARANTEES. Threshold guarantees ("TG") are provided by third-party hotel managers to the Company in order to guarantee a certain minimum return for each of the properties covered by the TG. Funding under these guarantees is either recognized as other income or as liabilities by the
Company, depending on whether the funded amounts may be required to be repaid by the Company in the future. The expiration of TGs may result in a reduction of other income in future operating periods. The following table summarizes the amounts and utilization of the Company's TGs (in thousands):

                                                         Unconsolidated
                                             Company      Subsidiaries
                                             -------      ------------
      Amount of TG available as of
         January 1, 2002                    $  50,000     $       --
      New TG obtained during 2002               6,150
      Utilization during 2002                 (18,635)            --
                                            ---------     ----------
      Amount of TG available as of
         December 31, 2002                  $  37,515     $       --
                                            =========     ==========

      During the year ended December 31, 2002, the Company recognized approximately $10.3 million in other income and did not record any liabilities related to funding under its TGs.

                                      -82-

      LIQUIDITY FACILITY LOANS. Liquidity facility loans ("LFL") are provided by hotel managers to the Company in order to guarantee a certain minimum return for each of the Properties covered by the LFL. Funding under LFLs is recognized as a liability by the Company and its unconsolidated subsidiaries because in the future the Company may be required to repay amounts funded. The expiration of
LFLs for the Company's Properties may result in a reduction in cash flows derived from these Properties. The following table summarizes the amounts and utilization of the Company's LFLs (in thousands):

                                                         Unconsolidated
                                             Company      Subsidiaries
                                             -------      ------------
      Amount of LFL available as of
         January 1, 2002                    $      --      $   46,951
      New LFL obtained during 2002              6,594          12,000
      Utilization during 2002                  (2,050)        (12,923)
                                            ---------      ----------
      Amount of LFL available as of
         December 31, 2002                  $   4,538      $   46,028
                                            =========      ==========

      As of December 31, 2002, the Company had liabilities of approximately $5.6 million, and the Company's unconsolidated subsidiaries had liabilities of approximately $18.5 million, from LFL fundings.

      SENIOR LOAN GUARANTEES. Senior loan guarantees ("SLG") are provided by hotel managers to the Company in order to guarantee the payment of senior debt service for each of the Properties covered by the SLG. Funding under SLGs is recognized as a liability by the Company and its unconsolidated subsidiaries because in the future the Company may be required to repay the amounts funded.
The expiration of SLGs from Properties owned through unconsolidated subsidiaries may result in a decrease in the cash distributions that the Company receives from such subsidiaries. The following table summarizes the amounts and utilization of the Company's SLGs (in thousands):

                                                         Unconsolidated
                                           Company        Subsidiaries
                                           -------        ------------
      Amount of SLG available as of
         January 1, 2002                  $      --        $  30,509
      Utilization during 2002                    --           (9,411)
                                          ---------        ---------
      Amount of SLG available as of
         December 31, 2002                $      --        $  21,098
                                          =========        =========

      As of December 31, 2002, the Company's unconsolidated subsidiaries had liabilities of approximately $13.9 million from SLG funding.

HOTEL BRANDS

      Marriott Brands. The brands, Residence Inn by Marriott, Courtyard by
Marriott, Fairfield Inn by Marriott, SpringHill Suites by Marriott, TownePlace
Suites by Marriott, Marriott Hotels, Resorts and Suites and Renaissance(R)
Hotels, Resorts and Suites are part of Marriott International's portfolio of lodging brands. According to Marriott's corporate profile, Marriott
International, Inc. is a leading worldwide hospitality company with operations worldwide. According to Marriott International, Inc.'s 2002 Form 10-K, Marriott
International operates or franchises over 2,500 hotels and resorts totalling over 463,000 rooms worldwide.

      Each Residence Inn by Marriott hotel typically offers daily complimentary breakfast and newspaper, a swimming pool and heated whirlpool. Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott data, as of January 3, 2003, Residence Inn by Marriott is the top extended-stay lodging chain in the United States, with 428 hotels in the United States, Canada and Mexico.

      Each Courtyard by Marriott features superior guest accommodations for both the business and pleasure traveler. Most of the rooms overlook a central landscaped courtyard with an outdoor swimming pool and socializing area with a gazebo. According to Marriott data, as of January 3, 2003, Courtyard by Marriott is the leading United States moderate price lodging chain with 587 Courtyard by
Marriott hotels in the United States and nine other countries.

                                      -83-

      Marriott Hotels, Resorts and Suites is Marriott International's line of upscale, full-service hotels and suites. Each of the Marriott Hotels, Resorts and Suites features multiple restaurants and lounges, fully equipped health clubs, swimming pool, gift shop, concierge level, business center and meeting facilities. According to Marriott data, as of as of January 3, 2003, there were
450 Marriott Hotels, Resorts and Suites, 293 properties in the United States and
157 in 56 other countries and territories. The Marriott Hotels, Resorts and
Suites brand also includes JW Marriott Hotels & Resorts, which is a world-class collection of distinctive hotels that cater to travelers seeking an elegant environment and personal service. In addition to the features found in a typical
Marriott full-service hotel, the facilities and amenities include larger guestrooms and more luxurious decor and furnishings. According to Marriott data, as of as of January 3, 2003, there were 23 JW Marriott Hotels & Resorts with locations throughout the world.

      Fairfield Inn by Marriott is a lower moderate-priced hotel appealing to the business and leisure traveler. Fairfield Inn by Marriott provides clean, convenient, quality accommodations and friendly hospitality at an economical price. All Fairfield Inn by Marriott hotels feature a complimentary continental breakfast, free local calls, large, well-lit work desks and an outdoor swimming pool. According to Marriott data, as of as of January 3, 2003, there were 503
Fairfield Inn by Marriott hotels nationwide.

      SpringHill Suites by Marriott is Marriott's all-suite hotel in the moderate-priced tier. SpringHill Suites by Marriott appeals to both business and leisure travelers, especially women and families, with rooms that are up to 25 percent larger than comparable hotel rooms. Average stays range from one to five nights. All SpringHill Suites by Marriott hotels feature a complimentary continental breakfast, same-day dry-cleaning service, indoor swimming pool, whirlpool spa and exercise room. According to Marriott data, as of as of January
3, 2003, SpringHill Suites by Marriott had 98 hotels with locations throughout the United States and Canada.

      TownePlace Suites by Marriott is Marriott's mid-priced, extended-stay product accommodating practical travelers seeking home-like services and amenities. All TownePlace Suites by Marriott hotels feature fully equipped kitchens, an exercise room and an outdoor swimming pool. Guest suites offer separate living and working areas, two-line telephones with data port and premium television and movie channels. According to Marriott data, as of as of
January 3, 2003, there were 104 TownePlace Suites by Marriott with locations throughout the United States.

      Renaissance Hotels, Resorts and Suites by Marriott. Renaissance Hotels,
Resorts and Suites by Marriott is an upscale, distinctive, sophisticated full-service hotel designed to provide stylish, comfortable environments.
Renaissance Hotels, Resorts and Suites by Marriott feature business centers, swimming pools, fitness centers and conference and banquet facilities. According to Marriott data, as of January 3, 2003, there were more than 126 Renaissance
Hotels, Resorts and Suites by Marriott hotels worldwide.

      Wyndham Brands. The brand, Wyndham Hotels & Resorts, is part of Wyndham
International, Inc.'s portfolio of lodging brands. According to Wyndham
International Inc.'s 2002 Form 10-K, Wyndham International, Inc. is one of the
largest United States based hotel owners/operators operating primarily in the upper upscale and luxury segments of the hotel and resorts industry.

      Hilton Brands. The brands, Hilton Hotels & Resorts, Hilton Garden Inn(R),
Hampton Inn(R), Hampton Inns & Suites(R), Doubletree, Embassy Suites Hotels,
Homewood Suites(R) by Hilton, Conrad Hotels(R) and Harrison Conference Centers
are part of Hilton Hotels Corporation's portfolio of lodging brands. According to Hilton's corporate profile, Hilton Hotels Corporation is recognized around the world as a leading lodging hospitality company. According to Hilton data, as of December 31, 2002, Hilton Hotels Corporation had 2,084 properties with approximately 337,000 rooms located in the United States, Puerto Rico and Latin
America.

      The Doubletree family is a mid-market to upscale hotel brand that primarily serves major metropolitan areas and leisure destinations, with each property reflecting the local or regional environment. Typical properties offer a full-service restaurant and lounge, room service, swimming pool, health club, complete meeting and banquet facilities and comfortable guest rooms with luxury amenities. According to Hilton data, as of December 31, 2002, Doubletree had 154 properties with approximately 41,000 rooms located in the United States and
Latin America.

      Embassy Suites Hotels is an upscale, all-suite hotel brand that features two-room guest suites with separate living room and dining/work area. Embassy
Suites Hotels helped create the all-suite segment of the lodging industry and maintains the commanding presence in this segment in terms of system size, geographic distribution, brand-name recognition and operating performance.
Created in 1983, Embassy Suites Hotels was a pioneer in the all-suite concept and today is a market share leader with more than 150 locations in the United
States,

                                      -84-

Canada and Latin America. According to Hilton data, as of December 31, 2002,
Embassy Suites Hotels had 169 properties with approximately 41,000 rooms.

      Hampton Inn is a moderately priced hotel brand with limited food and beverage facilities. According to Hilton data, as of December 31, 2002, Hampton
Inn had 1,206 properties with approximately 123,000 rooms, located in the United
States, Canada, Puerto Rico and Latin America.

      Hyatt Brands. The brand Hyatt Regency is part of Hyatt Corporation's portfolio of lodging brands. Hyatt Regency properties are located in the world's major cities as well as in well-known resort destinations, and can be found in more than 34 countries around the world.

      Marriott, Wyndham and Hilton Brands. The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands, Wyndham Hotels & Resorts and Hilton lodging brands:

                          TOTAL OCCUPANCY RATE FOR 2002
               MARRIOTT BRAND, WYNDHAM HOTELS & RESORTS AND HILTON BRAND
                        COMPARED TO U.S. LODGING INDUSTRY

                                       Occupancy Rate
                                       --------------
U.S. Lodging Industry                       59.2%
Residence Inn by Marriott                   76.8%
TownePlace Suites by Marriott               72.4%
Wyndham Hotels & Resorts                    69.9%
Embassy Suites                              69.3%
Courtyard by Marriott                       69.3%
Marriott Hotels, Resorts and Suites         68.7%
SpringHill Suites by Marriott               68.2%
Hilton                                      68.1%
Hampton Inn                                 67.1%
Renaissance Hotels, Resorts and
Suites by Marriott                          66.6%
Doubletree                                  66.1%
Fairfield Inn by Marriott                   66.0%

Source:  Smith Travel Research (U.S. Lodging Industry only), Marriott
         International, Inc. 2002 Form 10-K, Wyndham International, Inc. 2002
         Form 10-K and Hilton Hotels Corporation 2002 Form 10-K.

PENDING INVESTMENTS

      As of April 21, 2003, the Company had an initial commitment to acquire one additional Property for an estimated purchase price, including construction costs, of approximately $88.9 million. The Property is a Marriott(R) Hotel
(currently under development in Seattle, Washington). The acquisition of this
Property is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that this Property will be acquired by the Company. If acquired, the lease of this Property is expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases."

      Leases. Set forth below are summarized terms expected to apply to the lease for this Property. More detailed information relating to the Property and its related lease will be provided at such time, if any, as the Property is acquired.

                                      -85-

                                     Estimated Purchase                 Minimum Annual
                                                     Lease Term and
      Property                       Price           Renewal Option           Rent                     Percentage Rent
      --------                       -----           --------------           ----                     ---------------
Marriott Hotel (1) (2)             $88,900,000       Five years;        The greater of a           See Minimum Annual Rent
Seattle, WA                         (3)              five five-year     minimum amount to be
(the "Seattle Waterfront                             renewal options    determined at the time
Marriott Property")                                                     of acquisition or a
Hotel to be purchased after                                             percentage of gross
construction                                                            revenues of the
                                                                        Property for the
                                                                        applicable year

---------------------
FOOTNOTES:

(1)   The lessee of this Property is expected to be an indirect wholly owned subsidiary of the Company and the Property is expected to be operated by a third-party manager. For Properties subject to this arrangement, the
      Company's consolidated financial statements will report the hotels'
      operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(2)   The Company has entered into a development services agreement for this
      Property under which a wholly owned subsidiary of the Advisor will receive a Development Fee expected to equal approximately 3% of the cost of development of this Property for providing development services to such
      Property.

(3)   This Property is being constructed by Marriott and is expected to be purchased by the Company when completed. The maximum cost to the Company is not expected to, but may, exceed $88,900,000. The estimated final completion date of the Property is April 2003.

                                      -86-

SITE SELECTION AND ACQUISITION OF PROPERTIES

      GENERAL. It is anticipated that the Hotel Brands selected by the Advisor, and as approved by the Board of Directors, will have full-time personnel engaged in site selection and evaluation. All new sites must be approved by the Hotel
Brands. The Hotel Brands generally conduct or require the submission of studies which typically include such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. The Hotel Brands also will review and approve all proposed tenants, managers and business sites. The Hotel Brands or the operators are expected to make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to the Company.

      The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the
Advisor of the potential value of the site, the financial condition and business history of the proposed tenant or manager, the demographics of the area in which the property is located or to be located, the proposed purchase price, the proposed lease and management agreement terms, geographic and market diversification, and potential sales expected to be generated by the business located on the property. In addition, the potential tenant or manager must meet at least the minimum standards established by a Hotel Chain for its operators.
The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the operator.

      The Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of tenants, managers and
Properties. Therefore, some of the properties proposed by the Advisor and approved by a Hotel Chain may not be purchased by the Company.

      In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant and, if the Property is to be leased to a subsidiary, the management agreement with the manager. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a
Property, taken as a whole, are favorable to the Company. It is expected that the structure of the lease agreements will increase the value of the Properties and provide an inflation hedge. See "Business -- Description of Property Leases"
below for a discussion of the anticipated terms of the Company's leases.

      Some lease agreements will be negotiated to provide a third-party tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the
Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Business -- Sale of Properties and Mortgage Loans"
below and "Federal Income Tax Considerations -- Characterization of Property
Leases."

      The consideration paid for each Property will be based on its fair market value. A majority of the Independent Directors may choose in certain circumstances to retain an Independent Expert to determine such fair market value. The Advisor will rely on its own independent analyses in determining whether or not to recommend that the Company acquire a particular Property. (In connection with the acquisition of a Property that has recently been or is to be constructed or renovated, any appraised value of such Property ordinarily will be based on the "stabilized value" of such Property.) The stabilized value is the value at the point which the Property has reached its stabilized level of competitiveness at which it is expected to operate over the long term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

      The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

      CONSTRUCTION AND RENOVATION. In some cases, construction or renovation will be required before the Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be performed by an Affiliate or a third party. The Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the Property upon completion

                                      -87-

of the construction or renovation. In lieu of a third-party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See "Business
-- Mortgage Loans."

      The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement.
All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor.

      Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet the construction draw requests of the developer. The Company, in general, only will advance its funds to meet the developer's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection.

      In some cases, construction or renovation will be required before the
Company has acquired the Property. In this situation, the Company may have made a deposit on the Property in cash or by means of a letter of credit. The renovation or construction may be made by an Affiliate or a third party. The
Company may permit the proposed developer to arrange for a bank or another lender, including an Affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the developer the full purchase price of the
Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the developer under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason, unless the transaction is supported by a letter of credit in favor of the lender. In lieu of a third party lender, the Company may provide the construction financing to the developer. Such construction loans will be secured by the Property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all Mortgage Loans on the amounts which may be lent to borrowers. See "Business
-- Mortgage Loans and Other Loans."

      Under development agreements for Properties to be leased to unrelated third parties, the developer generally will be obligated to complete the construction or renovation of the building improvements within a specified period of time from the date of the development agreement, which generally will be between 12 to 24 months for hotel Properties. If the construction or renovation is not completed within that time and the developer fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the developer additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the developer to purchase the
Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs."
The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

      The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the developer of Properties to be leased to unrelated third parties. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the developer's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the developer additional time to satisfy the conditions or to require the developer to purchase the Property from the Company at a

                                      -88-

purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the developer to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the developer in default under the lease and to declare each guarantor in default under any guarantee of the developer's obligations to the Company.

      In certain situations where construction or renovation is required for a
Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer's actual costs of such construction or renovation.

      Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the
Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and
"Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property.

      In all situations where construction or renovation of a Property is required, the Company also will have the right to review the developer's books, records, and agreements during and following completion of construction to verify actual costs.

      INTERIM ACQUISITIONS. The Advisor and its Affiliates may regularly have opportunities to acquire properties suitable for the Company as a result of their relationships with various operators. See "Business -- Site Selection and
Acquisition of Properties -- General" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the
Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other
Affiliates of the Advisor), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the
Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of the Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -- Certain Conflict
Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

      ACQUISITION SERVICES. Acquisition services performed by the Advisor may include, but are not limited to site selection and/or approval; review and selection of tenants or managers and negotiation of lease agreements, management agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

      The Company will pay the Advisor a fee of 4.5% of the Total Proceeds as
Acquisition Fees. See "Management Compensation." The total of all Acquisition
Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a
Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of
Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

      The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

                                      -89-

STANDARDS FOR INVESTMENT IN PROPERTIES

      SELECTION OF HOTEL BRANDS. The selection of Hotel Brands by the Advisor, as approved by the Board of Directors, generally will be based on an evaluation of the operations of the hotels in the Hotel Brands, the number of hotels operated, the relationship of average revenue per available room to the average capital cost per room of a hotel, the relative competitive position among the same type of hotels offering similar types of products, name recognition, and market penetration.

      SELECTION OF PROPERTIES, TENANTS AND MANAGERS. In making investments in
Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, the prospects for long-term appreciation, the relative success of the Hotel Chain in the geographic area in which the Property is located, and the management capability and financial condition of the tenant or manager. The Company will obtain an independent appraisal for each Property it purchases. In selecting tenants and managers, the Advisor will consider the prior experience of the tenant or manager, the net worth of the tenant or manager, past operating results of other hotels currently or previously operated by the tenant or manager, and the tenant's or manager's prior experience in managing hotels within a particular Hotel Chain.

      In selecting specific Properties within a particular Hotel Chain and in selecting tenants or managers for the Company's Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

      1. Each Property will be in what the Advisor believes is a prime business location for that type of Property.

      2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing and, if applicable, developing the Property, and the lease also will generally provide for payment of percentage rent based on gross sales over specified levels and/or automatic increases in base rent at specified times during the lease term.

      3. For Properties leased to third parties, the initial lease term typically will be at least 10 to 20 years. Properties leased to subsidiaries may be leased for a shorter term.

      4. In evaluating prospective tenants and managers, the Company will examine, among other factors, the tenant's or manager's historical financial performance and current financial condition.

      5. In general, the Company will not acquire a Property if the Board of
Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification.

DESCRIPTION OF PROPERTIES

      The Advisor expects that any Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings.

      Generally, Properties to be acquired by the Company will consist of both land and building; although, in a number of cases, the Company may acquire only the land underlying the building with the building owned by the tenant or a third party, or may acquire the building only with the land owned by a third party. Lot sizes generally range in size up to 10 acres depending on product, market and design considerations, and are available at a broad range of pricing.
It is anticipated that hotel sites purchased by the Company will generally be in primary or secondary urban, suburban, airport, highway or resort markets which have been evaluated for past and future anticipated lodging demand trends. The hotel buildings generally will be low- to mid-rise construction. The Company may acquire limited service, extended stay or full service hotel Properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities. The Properties may include equipment.

                                      -90-

      Either before or after construction or renovation, the Properties to be acquired by the Company will be one of a Hotel Chain's approved designs. Prior to purchase of all Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the Property as a hotel, and shall receive a certificate from the Hotel Chain to the effect that (i) the Property is operational and (ii) the
Property and the tenant are in compliance with all of the chain's requirements, including, but not limited to building plans and specifications approved by the chain. For Properties to be leased to unrelated third parties, the Company also will receive a certificate of occupancy for each Property for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the Property.

      A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its
Hotel Chain. These capital expenditures generally will be paid by the tenant during the term of the lease. Some Property leases may, however, obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund may be used by the tenant to pay for replacement of furniture and fixtures. The Company may be responsible for other capital expenditures or repairs. The tenant generally is responsible for replenishing the reserve fund and to pay a specified return on the amount of capital expenditures or repairs paid for by the Company in excess of amounts in the reserve fund. The management agreement relating to Properties leased to subsidiaries of the Company may require the manager to establish and maintain this reserve fund and make these capital expenditures from the net cash flow of the hotel operations.

DESCRIPTION OF PROPERTY LEASES

      The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a
Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant or manager, the purchase price of the Property, the prior performance of the tenant or manager, and the prior business experience of management of the Company and the Company's
Affiliates with a Hotel Chain, or the operator.

      GENERAL. For Properties leased to subsidiaries of the Company, leases will generally provide that the tenant may perform certain requirements itself, such as payment for repairs, maintenance, taxes and insurance, or may cause the manager of the Property to perform such requirements and pay such amounts from operating cash flows of the hotel. Leases to third parties generally are expected to be "triple-net" leases, which means that the tenants generally will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases.
The Company or an indirect subsidiary will be the landlord under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the
Company, will be the landlord, and all references in this section to the Company as landlord therefore should be read accordingly. See "Business -- Joint Venture
Arrangements" below.

      TERM OF LEASES. Properties leased to subsidiaries will generally be leased for an initial term of 5 to 10 years, plus renewal options for an additional 5 to 25 years. Properties leased to third parties will generally be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building.

      COMPUTATION OF LEASE PAYMENTS. During the initial lease term on Properties leased to a subsidiary, the lease will provide for a percentage of the gross revenues of the Property, with a specified minimum rental payment regardless of the gross revenues (calculated to provide the Company with rent equal to a certain percentage of the cost of the Property). For Properties subject to this arrangement, the Company's consolidated financial statements generally will report the hotels' operating revenues and expenses rather than the rent contractually due under the leases with our subsidiaries. During the initial term of a lease to a third-party tenant, the tenant will pay the

                                      -91-

Company, as landlord, minimum annual rent equal to a specified percentage of the
Company's cost of purchasing the Property. In the case of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the
Company for construction of building improvements. See "Business -- Site
Selection and Acquisition of Properties -- Construction and Renovation" above.
In addition to minimum annual rent, the third-party tenant will generally pay the Company "percentage rent" and/or automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. Percentage rent is generally computed as a percentage of the gross sales above a specified level at a particular Property.

      In the case of Properties in which the Company owns only the building, the
Company will structure its leases to recover its investment in the building by the expiration of the lease.

      ASSIGNMENT AND SUBLEASE. In general, leases to third-party tenants may not be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld) except to a tenant's corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or in certain cases, another franchisee, if such assignee or subtenant agrees to operate the same type of hotel on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. In certain cases, the original tenant will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations.

      ALTERATIONS TO PREMISES. A third-party tenant generally will have the right, without the prior written consent of the Company and at the tenant's own expense, to make certain improvements, alterations or modifications to the
Property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without the prior consent of the Company. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

      RIGHT OF TENANT TO PURCHASE. In some cases, if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the third-party tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the
Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage (generally, 15%
to 20%) of such purchase price. See "Federal Income Tax Considerations --
Characterization of Property Leases."

      SUBSTITUTION OF PROPERTIES. Under certain leases, the third-party tenant of a Property, at its own expense and with the Company's prior written consent, may be entitled to operate another form of approved hotel on the Property as long as such approved hotel has an operating history which reflects an ability to generate gross revenues and potential revenue growth equal to or greater than that experienced by the tenant in operating the original hotel.

      In addition, certain Property leases will provide the third-party tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that (i) the Property that is the subject of the lease is not producing percentage rent pursuant to the terms of the lease, and (ii)
the tenant determines that the Property has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued
use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the Property. The tenant's determination that a Property has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the Property to the results of operations at the majority of other properties then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

                                      -92-

      Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a)
provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for a specified number of years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the
Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

      Neither the tenant nor any of its subsidiaries, licensees, concessionaires, or sublicensees or any other affiliate will be permitted to use the original Property as a business of the same type and style for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the
Property to the Company.

      SPECIAL CONDITIONS. Certain leases with third-party tenants may provide that the tenant will not be permitted to own or operate, directly or indirectly, another Property of the same or similar type as the leased Property that is or will be located within a specified distance of the leased Property.

      INSURANCE, TAXES, MAINTENANCE AND REPAIRS. Tenants will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, insurance that is commercially reasonable given the size, location and nature of the Property. Tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

      Tenants will be required to maintain such Properties in good order and repair. Such tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to
48 months of the lease term (as extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease. The nature of the obligations of tenants for maintenance and repairs of the Properties will vary depending upon individual lease negotiations. In some instances, the Company may be obligated to make repairs and fund capital improvements. In these instances, the lease will adjust the lease payments so that the economic terms would be the same as if the tenant were responsible to make repairs and fund capital improvements.

      CREDIT ENHANCEMENTS. Lease agreements with unrelated tenants or agreements with managers (in situations in which a subsidiary leases the Property) may be accompanied with credit enhancements such as guarantees, net worth requirements or liquidity facility agreements which guarantee minimum rent payments under the leases up to a specified dollar amount. Such credit enhancements typically terminate at either a specific time during the applicable lease term or once net operating income from the applicable Property exceeds a specified amount. There is no assurance that such credit enhancements will be available. In addition, leases with unrelated tenants or operators leasing more than one Property are generally expected to contain cross-default terms with respect to other leases, meaning that if the tenant to any of the applicable leases defaults on its obligations under the lease, the Company will have the ability to pursue its remedies under the lease with respect to the other Properties, regardless of whether the tenant of any such Property is under default under its lease.

                                      -93-

      EVENTS OF DEFAULT. The leases generally provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure; (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days); (iv) a default under or termination of the franchise agreement between the tenant and its franchisor, and (v) in cases where the Company has entered into other leases with the same tenant, a default under such lease.

      Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the
Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the
Property, it could sell the Property. (However, unless required to do so by the lease or its investment objectives, the Company does not intend to sell any
Property prior to five to ten years after the commencement of the lease on such
Property. See "Business -- Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit, the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

      In the event that a tenant defaults under a lease with the Company, the
Company either will attempt to locate a replacement tenant acceptable to the
Hotel Brand involved, which may be a subsidiary of the Company, or will discontinue operation of the hotel. In lieu of obtaining a replacement tenant, some Hotel Brands may have the option and may elect to lease and operate the hotels themselves. The Company will have no obligation to operate the hotels, and no Hotel Brand will be obligated to permit the Company or a replacement operator to operate the hotels.

DESCRIPTION OF MANAGEMENT AGREEMENTS

      The terms of any management agreement entered into by a subsidiary of the
Company with regard to a Property are subject to negotiation with the manager and may vary from those described below. For Properties leased to subsidiaries, the subsidiary lessee will enter into a management agreement with an unaffiliated third party manager. The manager will be an operator of a Hotel
Brand and will be approved by the Company's Board of Directors. Under the management agreement, the manager will have exclusive responsibility for the operation of the Property and will obligated to do so in conformity with the policies of a Hotel Brand.

      The term of the management agreement typically will be between 10 and 25 years, with multiple renewal options. Under the management agreement, the manager will receive a base management fee expressed as a percentage of gross revenues for each fiscal year and an incentive management fee expressed as a percentage of operating profit above a specified level for each fiscal year.

      The manager will be responsible for payment of real estate and property taxes, repairs and maintenance, utilities and insurance. The manager is obligated to maintain the Property in good repair and condition and to make or cause to be made any routine maintenance, repairs and minor alterations as it determines to be necessary. The manager will also pay for any routine renovations permitted under the management agreement and establish reserves to fund such renovations and replenishments to furniture, fixtures and equipment.
The manager may, with prior written approval of the tenant, make more extensive improvements to the Property. All such amounts will be payable from the operations of the hotel thereby reducing net cash flow to the tenant and the
Company.

      Under certain agreements, the tenant may have the right at specified times to terminate the management agreement if certain financial and other objectives relating to the Property are not attained. Upon termination, the manager shall vacate and surrender the Property to the tenant.

      The management agreements generally will provide that the following events, among others, will constitute a default under the management agreement:
(i) the insolvency or bankruptcy of either party; (ii) the failure of either party to make payments required under the management agreement in a timely manner, if such failure continues for a specified time (generally ten days after written notice specifying such failure is received by the defaulting party);
(iii) the failure of either party to comply with any of its other obligations under the management agreement if such

                                      -94-

failure continues for a specified time (generally 10 to 30 days after notice specifying such failure is received by the defaulting party); (iv) the failure of either party to maintain insurance as provided for in the management agreement if the party in default fails to cure the default within a specified time (generally three to five days after written notice specifying such failure is received by the defaulting party); and (v) in cases where the manager has entered into other management agreements with subsidiaries of the Company, a default under such management agreement. Upon an event of default, if the default has a material adverse impact upon the party that is not in default, such party has the right to terminate the management agreement.

      In the management agreements entered into as of April 21, 2003, the manager will not be able to assign its interest in the management agreement, other than to an affiliate or in connection with the sale of the management company, without the prior written consent of the tenant. In some cases, the agreement may provide that the manager has a right of first offer if the owner wishes to sell the Property to a third party and certain conditions are met. In addition, certain agreements may restrict the ability of the owner of the
Property to sell it to a competitor of the manager's Hotel Brand or to a person that does not meet specified financial or other criteria.

      Certain management agreements may prohibit the manager or its affiliates from opening another hotel of the same or similar type as the leased Property that is or will be located within a specified distance of the Property.

      The management agreement may provide that the manager will provide a liquidity or credit enhancement facility for the Property. In such instances, if the management agreement is terminated at such time as there are amounts outstanding under any such facility, the manager will generally have the right to remain as manager until such amounts are repaid.

JOINT VENTURE ARRANGEMENTS

      The Company may enter into a Joint Venture to purchase and hold for investment a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their
Affiliates, if a majority of the Directors, including a majority of the
Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The Company may take more or less than a 50%
interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Other Investment Risks -- We
may not control the joint ventures in which we enter" and "Risk Factors -- Real
Estate and Other Investment Risks -- It may be difficult for us to exit a joint venture after an impasse."

      Under the terms of each Joint Venture agreement, it is anticipated that the Company and each joint venture partner would be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the
Company and each joint venture partner would have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its
Affiliates on behalf of the Joint Venture. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the
Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint
Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding
Properties for investment, in the

                                      -95-

event that one party desires to sell the Property and the other party does not desire to sell, generally either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

      The following paragraphs generally describe the allocations and distributions under the expected terms of the joint venture agreement for any
Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

      Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint
Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section
704(c) of the Code.

      Net cash flow from operations of the Joint Venture generally will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.
Nevertheless, there may be some transactions in which the Company gets a preferred return so that it receives distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before the Company receives its distributions; and in some of these situations, the Company may then get a larger share of the remaining proceeds.

      In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement either (A)
(i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the
Joint Venture (whether or not in connection with the liquidation of the Joint
Venture) be made in accordance with the partner's positive capital account balance, or (B) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have substantial economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See "Federal
Income Tax Considerations -- Investment in Joint Ventures."

      Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

      The Company may acquire Properties from time to time by issuing limited partnership units in Hospitality Partners to sellers of such Properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into Common Stock of the Company. The Company is the general partner of Hospitality Partners. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow the Company to acquire Properties on more favorable terms than otherwise.

MORTGAGE LOANS AND OTHER LOANS

      The Company may provide Mortgage Loans in connection with the operations of Hotel Brands, or their affiliates, to enable them to acquire the land, buildings and land, or buildings. The Mortgage Loan will be secured by such property.

                                      -96-

      The borrower will be responsible for all of the expenses of owning the property, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will require payments of principal and interest with a balloon payment at maturity. In addition, management expects the interest rate charged under the terms of the
Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the
Properties.

      For a discussion of the construction loans which the Company is permitted to make, see "Business -- Site Selection and Acquisition of Properties --
Construction and Renovation," above.

      The Company may combine leasing and financing in connection with a
Property. For example, it may make a Mortgage Loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive interest on its initial investment in each financed building. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

      The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

      The Company may also provide loans to entities in which it owns an interest. Such loans may be secured by, among other things, the interests in the entity held by co-venturers.

      Management believes that the criteria for investing in Mortgage Loans are substantially the same as those involved in the Company's investments in
Properties; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties." In
addition, the Company will not make or invest in Mortgage Loans or other loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. In no event shall mortgage indebtedness on any property exceed such property's appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

      Further, the Company will not make or invest in any Mortgage Loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or Affiliates of the Company. The
Company currently expects to provide Mortgage Loans and other loans in the aggregate principal amount of approximately 5% to 10% of Gross Proceeds.

MANAGEMENT SERVICES

      The Advisor provides management services relating to the Company, the
Properties and the Mortgage Loans pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor is responsible for assisting the Company in negotiating leases, management agreements and Mortgage Loans, collecting rental and Mortgage Loan payments; inspecting the Properties and the tenants' books and records; and responding to tenant and manager inquiries and notices. The Advisor also provides information to the Company about the status of the leases, the management agreements, the Properties, the Mortgage Loans, the Line of Credit and the Permanent Financing. In exchange for these services, the Advisor is entitled to receive certain fees from the

                                      -97-

Company. For supervision of the Properties and Mortgage Loans, the Advisor
receives the Asset Management Fee, which generally is payable monthly in an amount equal to one-twelfth of 0.60% of Real Estate Asset Value and the outstanding principal amount of the Mortgage Loans, as of the end of the preceding month. See "Management Compensation."

BORROWING

      The Company has and will continue to borrow money to acquire Assets and to pay certain related fees. The Company has and intends in the future to encumber
Assets in connection with the borrowing. The Company has obtained a Revolving
LOC and may obtain additional lines of credit aggregating up to $350,000,000.
The line of credit may be increased at the discretion of the Board of Directors and may be repaid with offering proceeds, proceeds from the sale of Assets, working capital or Permanent Financing. The Company also has obtained Permanent
Financing and may obtain additional Permanent Financing.

      On September 7, 2001, the Company obtained a Revolving LOC from a bank to be used by the Company to fund the acquisition and development of Properties and investments in Mortgage Loans. The Revolving LOC provides that the Company will be able to receive advances of up to approximately $96,700,000 for a period of five years. Interest expense on each advance is payable monthly, with all unpaid interest and principal due no later than 25 years from the end of the fifth loan year. Advances under the Revolving LOC will bear interest at an annual rate of
225 basis points above 30-day LIBOR. The Revolving LOC is collateralized by mortgages on certain hotel Properties. In connection with the Revolving LOC, the
Company incurred a commitment fee, legal fees and closing costs of approximately
$1,000,000. As of April 21, 2003, the Company had approximately $24,000,000 outstanding on the Revolving LOC.

      In March 2000, the Company through CNL Philadelphia Annex, LLC (the
"LLC"), in which the Company owns an 89% interest, entered into a Tax
Incremental Financing Agreement with the Philadelphia Authority for Industrial
Development ("TIF Note") for $10 million, which is collateralized by the LLC's hotel Property. The principal and interest on the TIF note are expected to be fully paid by the LLC's hotel Property's incremental property taxes over a period of 18 years. The payment of the incremental property taxes is the responsibility of the tenant of the hotel Property. Implicit interest on the TIF
Note is 12.85% and payments are due annually through 2017. In the event that incremental property taxes are insufficient to cover the principal and interest due, Marriott International, Inc. is required to fund such shortfalls pursuant to its guarantee of the TIF Note. As of April 21, 2003, approximately $8,458,000 was outstanding on the TIF Note.

      On November 8, 2000, the Company through the LLC, obtained a loan from a bank which was used by the Company to finance a portion of the purchase of the
Philadelphia Downtown Property. The loan provided that the Company could borrow up to $32,500,000 which is secured by the Philadelphia Downtown Property and monthly rents relating to such Property. Borrowings under the loan bear interest at a fixed rate of 8.29% per annum. The loan agreement requires monthly payments, representing interest only, through November 2001 and then principal and interest payments of $257,116 to maturity in December 2007. In connection with the loan, the Company incurred loan fees of approximately $165,000. As of
April 21, 2003, the Company through the LLC had borrowed $32,500,000, of which approximately $32,069,000 was outstanding. The Philadelphia Downtown Property is described above in "Business -- Property Acquisitions."

      On December 6, 2000, the Company obtained a loan from a bank to be used by the Company to finance the acquisition of three hotel Properties. The loan provided that the Company could borrow up to $50,000,000 which is secured by the three applicable Properties and monthly rents relating to such Properties.
Borrowings under the loan bear interest at a fixed rate of 8.335% per annum.
Interest expense is payable monthly, with all unpaid interest and principal due no later than seven years from the date of the loan. In connection with the loan, the Company incurred loan fees of $300,000. As of April 21, 2003, the
Company had borrowed $50,000,000 which was used to finance a portion of the purchase of the Courtyard Lake Buena Vista, Fairfield Inn Lake Buena Vista and
SpringHill Suites Lake Buena Vista Properties. The Courtyard Lake Buena Vista,
the Fairfield Inn Lake Buena Vista and the SpringHill Suites Lake Buena Vista
Properties are described above in "Business -- Property Acquisitions."

      On December 21, 2000, in order to fund the land acquisition and development of the Desert Ridge Property, the Desert Ridge Resort Owner, an
unconsolidated subsidiary of the Company, in which the Company owns a 44%
interest, obtained Permanent Financing from a third party lender for $179 million, secured by a

                                      -98-

mortgage on the Desert Ridge Property. The notes have a term of seven years with interest payable quarterly in arrears commencing on March 2, 2001. Interest with respect to $109 million of the notes is payable at a rate of 7.90% per annum, while interest with respect to $70 million of the notes is payable at a floating rate equal to 185 basis points above three-month LIBOR. The blended interest rate on the aggregate principal amount of the $179 million notes, including interest rate swap costs and premiums for the debt service insurance policy, is
10.13% per annum. All unpaid interest and principal will be due at maturity. In addition, an affiliate of Marriott International, Inc. is providing financing for an additional 19% of the costs to the Desert Ridge Joint Venture, secured by pledges of the co-venturers' equity contributions to the Desert Ridge Joint
Venture.

      As of April 21, 2003, Hotel Investors, a wholly owned subsidiary of the
Company, had notes payable totalling approximately $84,200,000, which are collateralized by seven hotel Properties and monthly rents relating to such
Properties. The loan agreements require monthly principal and interest payments totalling approximately $666,000. The loans bear interest ranging from 7.50% to
7.75% and mature July 31, 2009, at which time any unpaid principal and interest will become due.

      On July 27, 2001, in order to fund the land acquisition and renovation of the Waikiki Beach Property, the Waikiki Beach Resort Owner, an unconsolidated subsidiary of the Company, in which the Company owns a 49% interest, obtained
Permanent Financing from a third party lender for $130 million, secured by a mortgage on the Waikiki Beach Property. The loan has a term of five years with interest payable monthly at a fixed rate of 8.53% per annum, commencing on
August 15, 2001. All unpaid interest and principal will be due at maturity.

      In accordance with the venture formation agreement relating to the acquisition of the Miami Airport, Costa Mesa, Auburn Hills and Portland Downtown
Properties, on October 2, 2001, the joint venture between the Company and Hilton
Hotels Corporation closed on its loan from a financial institution in the amount of $100,000,000, bearing interest at a fixed rate equal to 230 basis points above one-month LIBOR, subject to a three-year cap of 8.30% and a floor of
4.96%, with a maturity date of October 2006. Interest only payments are due monthly through December 2002; thereafter, the loan requires monthly principal and interest payments through October 2006. In connection with the loan, the joint venture incurred a commitment fee, legal fees and closing costs of approximately $1,770,000.

      On November 19, 2001, the Company assumed approximately $6,800,000 of permanent debt relating to the Courtyard Manchester Property which is secured by a mortgage on the Property. The loan bears interest at a fixed rate of 8.32% per annum and requires equal monthly payments through 2010. In connection with the loan, the Company incurred assumption fees of approximately $68,000.

      On June 7, 2002, in order to fund a portion of the acquisition of the San
Francisco Downtown Property, the joint venture, in which the Company owns a 50%
interest, obtained Permanent Financing from a third-party lender consisting of two loans totalling $56 million, secured by a mortgage on the San Francisco
Downtown Property. One of the loans is in the amount of $41 million and requires interest payments equal to the greater of one-month LIBOR plus 3.25%, or 6.25%.
The other loan is in the amount of $15 million and interest payments are equal to a base rate plus 7%. The base rate equals the greater of (a) the lesser of
(i) one-month LIBOR or (ii) 9%, or (b) 3%. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity.

      In September 2002, the Company paid down approximately $50,292,000 that had previously been borrowed on two construction loan facilities for the construction of two Properties. These construction loan facilities were renegotiated resulting in an increased total borrowing capacity of $64,000,000.
This Construction LOC expires in December 2005 and bears interest at a floating rate with a floor of 6.75% per annum. As of April 21, 2003, approximately
$25,700,000 was outstanding on the Construction LOC.

      On September 3, 2002, the Company obtained a commitment for a loan of
$90.7 million relating to eight of the hotel Properties currently owned by the
Company. On October 31, 2002, the Company closed on this loan and borrowed
$9,070,000, with the remainder of the $90.7 million expected to be received during 2003. The loan has a term of five years, commencing on the date the funds were first advanced to the Company. The interest rate on the loan is 6.53% per annum and payments of interest only are due on the first day of each month for
24 months. Beginning in the 25th month until maturity, payments of principal and interest are due through the end of the fifth year based on a 20-year amortization schedule.

                                      -99-

      On August 29, 2002, the Company obtained a commitment for a loan in the amount of $31 million collateralized by the Bridgewater Property. On November
25, 2002, the Company closed on this loan. As of April 21, 2003, the Company has borrowed $31 million on this loan. The loan has a term of five years. The interest rate on the loan is 5.84% per annum and payments of interest only are due monthly for the first two years of the loan, with monthly payments of principal and interest due thereafter, calculated on a 25-year amortization schedule through maturity.

        On December 13, 2002, the Company formed the Hilton 2 Partnership with
Hilton Hotels Corporation. On December 24, 2002, the Hilton 2 Partnership
acquired the Doubletree Lincoln Centre Property and the Hilton El Conquistador
Resort Property. As part of its acquisition of these Properties, the Hilton 2
Partnership obtained mortgage financing in the amount of $33.8 million for the
Doubletree Lincoln Centre Property and $44.9 million for the Hilton El
Conquistador Resort Property. These loans bear interest at a rate equal to 5.67 percent. Payments of interest only are due monthly for the first two years of the loan, with monthly payments of interest and principal due thereafter, calculated on a 25-year amortization schedule through maturity. The loans have a term of five years commencing on the date of acquisition.

      In addition, on February 20, 2003, the Hilton 2 Partnership obtained
Permanent Financing in the amount of $145 million relating to the Crystal City,
Orlando Airport, Santa Clara, Rye Town and Doubletree Crystal City Properties,
secured by such Properties. The loan bears interest at a rate of 5.95% per annum and requires monthly payments of interest only. The loan matures on March 1,
2010, at which time all unpaid principal and interest is due. For information regarding the Crystal City, Orlando Airport, Santa Clara, Rye Town and
Doubletree Crystal City Properties see "Business -- Property Acquisitions."

      On April 21, 2003, the Company assumed Permanent Financing totalling approximately $49.6 million relating to the New Orleans Property and secured by such Property. The loan bears interest at a rate of 8.08% per annum and requires monthly payments of principal and interest. The loan matures on August 1, 2007, at which time all unpaid principal and interest is due. For information regarding the New Orleans Property see " Business -- Property Acquisitions."

      Management believes that any financing obtained during the offering period will allow the Company to make investments in Assets that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares. By eliminating this delay, the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Assets acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the
Company, which would increase the amount of expenses associated with the acquisition of Assets and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of borrowings will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs, which may be substantial in certain states.

      Similarly, management believes that the borrowings will benefit the
Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans made with the loan proceeds will exceed the interest rate payable on the financing. To the extent that the Company is able to structure the financing on these terms, the Company will increase its net revenues. In addition, the use of financing will increase the diversification of the
Company's portfolio by allowing it to acquire more Assets than would be possible using only the Gross Proceeds from the offering.

      As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain financing at more favorable interest rates than the Company could otherwise obtain. In connection with any financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the
Affiliate. In addition, certain lenders may require, as a condition of providing financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company

                                     -100-

than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict
Resolution Procedures."

      The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning Invested Capital to the stockholders unless necessary to eliminate corporate level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Company has obtained a Revolving LOC from a bank for up to approximately $96,700,000, described above. The Board of Directors anticipates that the aggregate amounts of any Lines of Credit will be up to $350,000,000;
however, the line of credit may be increased at the discretion of the Board of
Directors. In addition, the Company plans to obtain additional Permanent
Financing. The Board of Directors anticipates that the aggregate amount of the
Permanent Financing will generally not exceed 40% of the Company's total assets.
However, in accordance with the Company's Articles of Incorporation, the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300%
of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

SALE OF PROPERTIES AND MORTGAGE LOANS

      For up to five years after the commencement of this offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. At or prior to December 31, 2007, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing the orderly Sale of the Company's
Assets. If Listing occurs, the Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT, to reinvest in additional Properties and Mortgage Loans or to repay outstanding indebtedness. If Listing does not occur by December 31, 2007, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's Assets and will distribute any Net Sales Proceeds to stockholders.

      In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Property Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants. In connection with Sales of Properties by the
Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a
Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

      The Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the
Property (land only) underlying the building improvements which secure the
Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its Assets. In addition, the Company will not sell any Assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

FRANCHISE REGULATION

                                     -101-

      Many states regulate the franchise or license relationship between a tenant/franchisee or manager/franchisee and a franchisor. The Company will not be an Affiliate of any franchisor, and is not currently aware of any states in which the relationship between the Company as landlord and the tenant or manager will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Hotel Brands which franchise their operations are subject to regulation by the Federal Trade Commission.

COMPETITION

      The hotel industry is characterized by intense competition. The operators of the hotels located on the Properties will compete with independently owned hotels, hotels which are part of local or regional chains, and hotels in other well-known national chains, including those offering different types of accommodations. A number of the Company's Properties are located near competitors. The seven most frequent competitors, include, but are not limited to, Courtyard by Marriott, Embassy Suites, Hampton Inn, Hilton, Homewood Suites,
Marriott Hotels and Residence Inn by Marriott. The Company's Properties compete with the hotels listed above based on items such as price and amenities. Some of the Company's Properties are resorts and compete with local and regional resorts. Many successful hotel "pockets" have developed in areas of concentrated lodging demand, such as airports, urban office parks and resort areas where this gathering promotes credibility to the market as a lodging destination and accords the individual properties efficiencies such as area transportation, visibility and the promotion of other support amenities.

      The Company will be in competition with other persons and entities both to locate suitable Properties to acquire and to locate purchasers for its
Properties. The Company also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable Properties, tenants and Mortgage Loan borrowers.

REGULATION OF MORTGAGE LOANS

      The Mortgage Loan program may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the
Company's ability to effectuate its Mortgage Loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.

                                     -102-

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the
Company, and should be read in conjunction with the section entitled
"Management's Discussion and Analysis of Financial Condition and Results of
Operations" and the Financial Information commencing on page F-1 (amounts in thousands except per Share data).

                                                                    Year Ended December 31,
                                     -------------------------------------------------------------------------
                                        2002            2001            2000            1999             1998
                                        ----            ----            ----            ----             ----
Revenues                             $ 156,408       $  71,463       $  36,099       $  10,678       $  1,955
Net earnings (1)                        15,810          19,328          20,670           7,516            959
Cash flows from operating
   activities                           70,340          52,937          43,651          12,890          2,777
Cash flows used in
   investing activities               (451,745)       (295,991)       (334,237)       (130,231)       (34,511)
Cash flows from financing
   activities                          386,573         237,681         238,811         206,085         36,093
Cash distributions declared (2)         74,217          48,409          28,082          10,766          1,168
Funds from operations (3)               59,366          40,838          30,053          10,478          1,343
Earnings per Share:
     Basic                                0.16            0.30            0.53            0.47           0.40
     Diluted                              0.16            0.30            0.53            0.45           0.40
Cash distributions declared
   per Share                              0.78            0.77            0.74            0.72           0.47
Weighted average number of
   Shares outstanding:
     Basic                              97,874          64,458          38,698          15,890          2,402
     Diluted                            97,874          64,458          45,886          21,438          2,402

                                     -103-

                                                              December 31,
                                  -----------------------------------------------------------------
                                     2002            2001         2000          1999          1998
                                     ----            ----         ----          ----          ----
Total assets                      $1,303,860      $901,406      $653,962      $266,968      $48,857
Mortgages payable                    207,206       168,884       170,055            --           --
Other notes payable and line
   of credit                          53,818        65,072        19,582            --        9,600
Total stockholders' equity         1,012,499       637,876       419,289       253,055       37,116
(1)      To the extent that Operating Expenses payable or reimbursable by the
         Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense
         Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating
         Expenses paid or incurred by the Company exceed the Expense Cap. During the years ended December 31, 2002, 2001, 2000 and 1999, Operating
         Expenses did not exceed the Expense Cap. During the year ended December
         31, 1998, the Company's Operating Expenses exceeded the Expense Cap by
         $92,733.
(2)      Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations.
         Approximately 79%, 60%, 26%, 30% and 18% of cash distributions for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested
         Capital and the Stockholders' 8% Return.
(3)      Management considers funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO, based on the revised definition adopted by the Board of Governors of the National
         Association of Real Estate Investment Trusts ("NAREIT") in October 1999
         and as used herein, means net earnings determined in accordance with
         GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures.
         (Net earnings determined in accordance with GAAP include the noncash effect of straight-lining rent increases throughout the lease terms.
         This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the years ended December 31, 2002,
         2001, 2000, 1999 and 1998, net earnings included approximately $35,
         $118, $117, $35 and $44, respectively, of these amounts.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under
         GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and
         (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO, as presented, may not be comparable to similarly titled measures reported by other companies.
         Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the
         Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Financial Information commencing on page F-1.
         The following is a reconciliation of net earnings to FFO for the years ended December 31, 2002, 2001, 2000, 1999 and 1998:

                                                                             Year Ended December 31,
                                                         -------------------------------------------------------
                                                           2002        2001        2000        1999        1998
                                                           ----        ----        ----        ----        ----
          Net earnings                                   $ 15,810    $ 19,328    $ 20,670    $  7,516     $  959
              Adjustments:
                Effect of unconsolidated subsidiaries      12,341       2,702       1,825       1,710         --
                Effect of minority interest                  (237)       (941)       (272)        (16)        --
                Amortization of real estate assets          1,353         535         131          49         --
                Depreciation of real estate assets         26,523      19,214       7,699       1,219        384
                Effect of assumption of liabilities         3,576          --          --          --         --
                                                         --------    --------    --------    --------     ------
              Funds from operations                      $ 59,366    $ 40,838    $ 30,053    $ 10,478     $1,343
                                                         ========    ========    ========    ========     ======
                                     -104-

          Weighted average shares:
                Basic                                      97,874      64,458      38,698      15,890      2,402
                                                           ======      ======      ======      ======      =====
                Diluted                                    97,874      64,458      45,886      21,438      2,402
                                                           ======      ======      ======      ======      =====

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as "believe," "expect" and
"may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under the Company's revolving line of credit and security agreement, continued
availability of proceeds from the Company's offerings, the ability of the
Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable managers and tenants for its
Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases or Mortgage Loans.
Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

Introduction

         THE COMPANY

         The Company is a corporation which was organized pursuant to the laws of the State of Maryland on June 12, 1996 and operates for federal income tax purposes as a REIT. CNL Hospitality GP Corp. and CNL Hospitality LP Corp. are
wholly owned subsidiaries of CNL Hospitality Properties, Inc., each of which was organized in Delaware in June 1998. Hospitality Partners is a Delaware limited partnership formed in June 1998. CNL Hospitality GP Corp. and CNL Hospitality LP
Corp. are the general and limited partner, respectively, of Hospitality
Partners. Properties acquired are generally expected to be held by Hospitality
Partners and, as a result, are owned by CNL Hospitality Properties, Inc. through
Hospitality Partners. Various other wholly owned subsidiaries have been and will be formed in the future for purposes of acquiring or developing hotel
Properties. The terms "Company" or "Registrant" include, unless the context otherwise requires, CNL Hospitality Properties, Inc., Hospitality Partners, CNL
Hospitality GP Corp., CNL Hospitality LP Corp., CNL Philadelphia Annex, LLC,
(formerly known as Courtyard Annex L.L.C., an 89 percent owned limited liability company), CNL Hotel Investors, Inc. ("Hotel Investors"), CNL LLB SHS Management,
LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP, CNL
Bridgewater Hotel Partnership, LP, CNL DRR Investor, LP, CNL WBR Investors, LP,
CNL LLB LP Holding, Ltd., CNL Hotel MI-4, LP and each of their wholly owned subsidiaries. Amounts contained in this section, "Management's Discussion and
Analysis of Financial Condition and Results of Operations," are in thousands, unless otherwise noted, except for per Share data.

         The Company is engaged primarily in the acquisition and ownership of interests in hotel Properties generally located across the United States, and has retained CNL Hospitality Corp. as its Advisor to provide management, acquisition, advisory and certain administrative services. The hotel Properties may include limited service, extended stay and full service hotel Properties.
The Company generally leases its Properties to wholly owned taxable REIT subsidiary ("TRS") entities and contracts with third-party managers to operate the Properties. Hotel operating revenues and expenses for these Properties are included in the consolidated results of operations of the Company. Other
Properties are leased on a triple-net basis to unrelated, third-party tenants who operate the Properties or contract with hotel managers to run their hotel operations. Rental income from operating leases is included in the Company's consolidated results of operations for these Properties. All Properties acquired in 2002 are, and Properties acquired in the future are generally expected to be, leased to the Company's TRS entities. Additionally, several previously entered into third-party leases were assumed by TRS entities of the Company during 2002 and the Company may assume additional leases in the future. For certain
Properties, the Company has received various credit enhancement guarantees from third-party managers who, subject to certain limitations, have guaranteed performance levels for Properties they manage. See Note 13, "Commitments and
Contingencies" of the Company's consolidated financial statements in Financial
Information commencing on page F-1 and "Business -- Credit Enhancements" for additional information on credit enhancements.

                                      -105-

                                      -106-

                                     -107-

         The Company may also provide Mortgage Loans to operators of Hotel
Brands, however, it has not done so as of December 31, 2002. In addition, the
Company may invest up to a maximum of 5 percent of total assets in equity interests in ancillary businesses. As of December 31, 2002, the Company had limited investments in ancillary businesses (0.4% of total assets).

Liquidity and Capital Resources  (amounts in thousands)

         COMMON STOCK OFFERINGS

         The Company was formed in June 1996, at which time it received an initial capital contribution of $200 from the Advisor for 20 Shares of Common
Stock. On July 9, 1997, the Company commenced its Initial Offering of up to
16,500 Shares of Common Stock ($165,000) pursuant to a registration statement on
Form S-11 under the Securities Act. Subsequent to the completion of the Initial
Offering, through December 31, 2002, the Company had three follow-on, best efforts offerings of up to 117,500 Shares of Common Stock, including an offering for up to 45,000 Shares that was being offered as of December 31, 2002. Upon completion of the 2002 Offering on February 4, 2003, the Company commenced this offering of up to 175,000 Shares of Common Stock at $10 per share ($1,750,000).
Of the 175,000 Shares of Common Stock being offered, up to 25,000 will be available to stockholders purchasing Shares through the Reinvestment Plan. The price per Share and the other terms of this offering, including the percentage of gross proceeds payable (i) to the Managing Dealer for Selling Commissions and
expenses in connection with the offering and (ii) to the Advisor for Acquisition
Fees, are substantially the same as those for the Company's 2002 Offering. CNL
Securities Corp., an Affiliate of the Advisor, is the Managing Dealer for the
Company's equity offerings. As of December 31, 2002, the Company had received gross proceeds totalling $1,267,821 from the sale of 126,782 Shares of Common
Stock through its public offerings.

                  As of December 31, 2002, net proceeds to the Company from its four prior public offerings, loan proceeds and capital contributions from the
Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and organizational and offering expenses, totalled approximately $1,535,263. As of such date, the Company had used approximately $739,359 of net offering proceeds and approximately $276,928 of loan proceeds to invest in 42 hotel Properties and a parcel of land on which a hotel Property was being constructed, approximately $220,872 to invest in 12
Properties through six unconsolidated partnerships, including three Properties on which hotels were being constructed or renovated, approximately $8,467 to redeem approximately 914 Shares of Common Stock, approximately $160,407 to pay down the two construction lines of credit and approximately $93,980 to pay
Acquisition Fees and expenses, leaving approximately $35,250 available for future investments.

         During the period January 1, 2003 through April 21, 2003, the Company received additional net offering proceeds of approximately $191,600 from the
2002 Offering and this offering, used approximately $16,196 to invest in four new Properties through an existing partnership, including acquisition costs and fees, used approximately $87,542 to acquire two additional Properties including acquisition costs and fees, and as of April 21, 2003, had approximately $163,510 available for investment in Properties, Mortgage Loans or other permitted investments. The Company expects to use the uninvested net proceeds from this offering to purchase interests in additional Properties and, to a lesser extent, invest in Mortgage Loans or other permitted investments such as investments in other real estate companies and partnerships. Additionally, the Company intends to borrow money to acquire interests in additional Properties, to invest in
Mortgage Loans and to pay certain related fees. The Company intends to encumber
Assets in connection with such borrowings. The Company currently has a $96,725
Revolving LOC as described below (see "Borrowings"). A total of approximately
$72,646 was available under the Revolving LOC as of December 31, 2002.

         REDEMPTIONS

         In October 1998, the Board of Directors elected to implement the
Company's redemption plan. Under the redemption plan, prior to such time, if any, as Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25 percent of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may elect, at its discretion, to redeem the Shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of Shares redeemed by the Company exceed 5 percent of the number of Shares of the Company's outstanding Common
Stock at the beginning of the 12-month period. During the years ended December
31, 2002, 2001 and 2000, 239 Shares,

                                     -108-

251 Shares and 269 Shares, respectively, were redeemed at $9.20 per share
(approximately $2,391, $2,313 and $2,503, respectively), and retired from Shares outstanding of Common Stock.

         BORROWINGS

         The Company's objectives and strategies with respect to long-term debt are to (i) minimize the amount of interest incurred on Permanent Financing while limiting the risk related to interest rate fluctuations through hedging activities and (ii) maintain the ability to refinance existing debt. Because some of the Company's mortgage notes bear interest at fixed rates, changes in market interest rates during the term of such debt will not affect the Company's operating results. The majority of the Company's fixed rate debt arrangements allow for repayment earlier than the stated maturity date. These prepayment rights may afford the Company the opportunity to mitigate the risk of refinancing at maturity at higher rates by refinancing prior to maturity. The weighted average effective interest rate on mortgages and other notes payable was approximately seven percent as of December 31, 2002.

         The Company's Revolving LOC is used to fund acquisition and development of Properties and investments in Mortgage Loans. The Company is able to receive cash advances of up to approximately $96,725 until September 2006. Interest payments are due monthly with principal payments of $1 due at the end of each loan year. Advances under the Revolving LOC bear interest at an annual rate of
225 basis points above 30-day LIBOR (3.63 percent as of December 31, 2002) and are collateralized by certain hotel Properties. As of December 31, 2002, the
Company had approximately $24,079, including accrued interest of approximately
$79, outstanding under the Revolving LOC.

         In September 2002, the Company paid down approximately $50,292 that had previously been borrowed on two construction loan facilities for the construction of two Properties. These construction loan facilities were negotiated resulting in an increased total borrowing capacity of $64,000. This
Construction LOC is for the construction of three Properties and expires in
December 2005 and bears interest at a floating rate with a floor of 6.75 percent. Approximately $21,280 was outstanding on the Construction LOC as of
December 31, 2002.

         On October 31, 2002, the Company obtained a loan in the amount of
$90,700 collateralized by eight of its hotel Properties. The loan has a term of five years and bears interest at 6.53 percent per annum. Payments of interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 20-year amortization schedule through maturity. At closing, the Company borrowed approximately $9,070, which was outstanding as of December 31, 2002, with the remainder expected to be funded in 2003.

         On November 25, 2002, the Company obtained a loan in the amount of
$31,000 collateralized by one of its hotel Properties. The loan has a term of five years and bears interest at 5.84 percent per annum. Payments of

                                     -109-

interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 25-year amortization schedule through maturity. The full $31,082, including accrued interest of approximately $82, was outstanding as of December 31, 2002.

         On April 21, 2003, the Company assumed Permanent Financing totalling approximately $49.6 million relating to the New Orleans Property and secured by such Property. The loan bears interest at a rate of 8.08% per annum and requires monthly payments of principal and interest. The loan matures on August 1, 2007, at which time all unpaid principal and interest is due. For information regarding the New Orleans Property see " Business -- Property Acquisitions."

         As of December 31, 2002, the Company's fixed and variable rate debt instruments, excluding debt of unconsolidated partnerships, were as follows (in thousands):

    Principal and Accrued                                       Fixed Rate                                   Interest
       Interest Balance                   Maturity               Per Year               Variable Rate      Payments Due
       ----------------                   --------               --------               -------------      ------------
           $50,347                     December 2007            8.335%                        -               Monthly
            84,638                     July 2009                7.67%*                        -               Monthly
            32,069                     December 2007            8.29%                         -               Monthly
             8,459                     June 2018                12.85%****                    -               Monthly
             9,070                     November 2007            6.53%                         -               Monthly
            31,082                     December 2007            5.84%                         -               Monthly
            21,280                     December 2005               -                  LIBOR + 275 bps***      Monthly
            24,079**                   September 2006              -                  LIBOR + 225 bps         Monthly

         *        Average interest rate as the loans bear interest ranging from
                  7.50 percent to 7.75 percent.

         **       Revolving LOC.

         ***      The Construction LOC has an interest rate floor of 6.75
                  percent.

         ****     Tax Incremental Financing which is paid down with incremental real estate taxes resulting in an interest rate of 12.85%.

                  With respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party managers who have guaranteed a certain level of performance for Properties they manage which are leased to TRS entities. When provided, these guarantees are typically in effect during the stabilization period for the hotel Property or Properties being guaranteed. These guarantees normally expire (i) when a predefined operating performance threshold is achieved for twelve consecutive months, (ii)
after a specified period (typically three to five years) or (iii) when maximum allowable funding under that guarantee has been received, whichever occurs first. Operating results of several Properties may be "pooled" in order to measure operating performance for purposes of determining guarantee funding.
Additionally, all or a portion of the amounts funded under these guarantees may be earned back by the guarantor, with a specified return, as an incentive fee under the management contract. Such incentive fee amounts will be paid only to the extent Property operating profits exceed a predetermined operating threshold. In situations where the guarantor has the opportunity to earn back funding from these guarantees, the funds received under the guarantees are recorded as other liabilities in the accompanying consolidated balance sheets.
As of December 31, 2002 and 2001, the Company did not have any outstanding liabilities from its credit enhancement guarantees. Additionally, as of December
31, 2002 and 2001, the Company had approximately $37,515 and $50,000, respectively, which remained available for funding under these types of guarantees, should such funding be necessary. Additional amounts of available funding under these types of credit enhancements are available separately for several of the partnerships in which the Company has invested. There is no assurance that market conditions will allow the Company to continue to obtain credit enhancements in the future.

         The Company has amended the agreements relating to one of its credit enhancements with Marriott. Marriott is obligated to fund guarantee payments of certain minimum returns to TRS entities of the Company, however, the management contracts on the hotels subject to the credit enhancement were amended to provide that

                                     -110-

the first incentive management fee is payable up to a predefined amount rather than paying the fee primarily based on the amounts previously funded under the guarantee. The Company has recognized other income of approximately $10,280 during the fourth quarter of 2002 equal to the amounts previously funded under the credit enhancement through December 31, 2002, which Marriott has agreed will not be subject to repayment provisions. Additionally, the Company will recognize income in the future, rather than liabilities, whenever amounts are funded by
Marriott under the arrangement. The Company will recognize incentive management fee expense if and when such incentive management fees are earned by Marriott.
These amendments are not expected to have a significant effect on the Company's cash available for distribution to stockholders.

         In connection with the lease assumptions on nine Properties, the
Company assumed a liquidity facility loan in the amount of approximately $3,600.
A total of approximately $10,170 is available under the facility. The facility was provided by the manager of the Properties to fund Property operating shortfalls for the aggregate rent due on a pooled basis for the nine portfolio
Properties. The facility is available until the earlier of (i) expiration of the agreement on December 31, 2004, (ii) the minimum rent coverage of the pooled
Properties equals or exceeds a predefined threshold for 13 consecutive accounting periods or (iii) total liquidity facility funding equals or exceeds
10 percent of the total purchase price for all nine Properties at the end of any fiscal year. As of December 31, 2002, approximately $5,632 was outstanding and approximately $4,538 was available for future draws under the liquidity facility loan. Amounts advanced under the liquidity facility loan are repaid only out of excess cash flow after payment of rent.

         The following is a schedule of the Company's fixed and variable rate debt maturities and principal payments, including the Revolving LOC, as of
December 31, 2002, for each of the next five years, and thereafter:

                                 Fixed Rate
                            Mortgages Payable and      Variable Rate       Total Mortgages
                              Accrued Interest          Other Notes        and Other Notes
                                                          Payable              Payable
                            ----------------------        -------              -------
         2003                        $  3,489            $    153             $  3,642
         2004                           2,676                   -                2,676
         2005                           3,456              21,208               24,664
         2006                           3,701              23,999               27,700
         2007                          53,954                   -               53,954
         Thereafter                   154,020                   -              154,020
                                     --------            --------             --------
                                     $221,296            $ 45,360             $266,656
                                     ========            ========             ========

         MARKET RISK

         The Company is subject to interest rate risk through outstanding balances on its variable rate debt, as described in "Borrowings" above. The
Company may mitigate this risk by paying down additional outstanding balances on its variable rate loans from offering proceeds, refinancing with fixed rate permanent debt or obtaining cash flow hedges should interest rates rise substantially. At December 31, 2002, approximately $45,360 in variable rate debt was outstanding.

         In addition, the Company has issued fixed interest rate mortgages payable and notes payable to lenders under Permanent Financing arrangements. The
Company believes that the estimated fair value of the amounts outstanding on its fixed rate mortgages payable and notes payable under Permanent Financing arrangements at December 31, 2002, approximated the outstanding principal amount.

         PROPERTY ACQUISITIONS AND COMPLETED DEVELOPMENT PROPERTIES

         During 2002, the Company made the following additional acquisitions, all of which are operated by a tenant as the noted brand affiliation:

                                     -111-

                      Brand Affiliation               Property Location            Purchase Date
                SpringHill Suites by Marriott        Manhattan Beach, CA         January 18, 2002
                TownePlace Suites by Marriott        Manhattan Beach, CA         January 18, 2002
                SpringHill Suites by Marriott       Plymouth Meeting, PA         January 18, 2002
                    Courtyard by Marriott             Basking Ridge, NJ            March 1, 2002
                       Marriott Hotel                  Bridgewater, NJ             June 14, 2002
                    Courtyard by Marriott            Foothill Ranch, CA            July 3, 2002*
                    Courtyard by Marriott                Newark, CA              October 25, 2002
                  Residence Inn by Marriott              Newark, CA              November 15, 2002
                   Doubletree Crystal City              Arlington, VA            December 19, 2002

         * Land purchased for development on which a hotel Property is being constructed.

         Additionally, the Company completed construction and opened the following Properties during 2002:

                      Brand Affiliation                     Property Location                     Purchase Date
                  Residence Inn by Marriott                    Orlando, FL                      February 14, 2002
                     Courtyard by Marriott                     Weston, FL                       February 14, 2002
                     Courtyard by Marriott                      Edison, NJ                      November 4, 2002

         All of the Properties acquired or completed during 2002 are leased to the Company's TRS entities and are operated by third-party hotel managers. See
Schedule III, "Real Estate and Accumulated Depreciation" in the Financial
Information commencing on page F-1, for a listing of all Properties owned by the
Company.

         INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

         Desert Ridge Partnership. The Company owned 44 percent of Desert Ridge
Resort Partners, LLC (the "Desert Ridge Partnership") at a cost of approximately
$25,000 as of December 31, 2002. The Desert Ridge Partnership owns a resort which was under construction during the majority of 2002 and all of 2001. The resort opened for business on November 30, 2002. Limited golf course operations are included in consolidated operations of the Company until the resort opened in late 2002. The final costs of construction will be paid in early 2003. Upon completion, the estimated total cost of the resort is expected to be approximately $304,000.

         Waikiki Partnership. The Company owns 49 percent of WB Resort Partners,
LP (the "Waikiki Partnership") at a cost of approximately $42,000 as of December
31, 2002. The Waikiki Partnership owns the Waikiki Beach Marriott in Honolulu,
Hawaii, which was undergoing significant renovations for the majority of 2002, and was substantially complete as of December 31, 2002. The total cost of the resort is approximately $215,000.

         Hilton Partnership. The Company owns 70 percent of CNL HHC Partners, LP
(the "Hilton Partnership"), which owns four Properties, one each in Miami,
Florida, Costa Mesa, California, Auburn Hills, Michigan, and Portland, Oregon.
The total cost of the four Properties acquired by the Hilton Partnership was approximately $215,929.

                                     -112-

         Interstate Partnership. In September 2002, the Company acquired an 85 percent interest in a Hampton Inn Property located in Houston, Texas in return for an equity contribution of approximately $4,890. This Property was acquired by a partnership between the Company and Interstate Hotels and Resorts (the
"Interstate Partnership") that was originally formed in November 2001. The total purchase price of the Houston Property was $14,300. In connection with this purchase, the Interstate Partnership assumed a loan of approximately $9,300, which is secured by the Property. This partnership also owns two other
Properties located in Manchester, Connecticut.

         Mobil Travel Guide. In January 2002, the Company acquired a 25 percent interest in a partnership with Publications International, Ltd. ("PIL"), Hilton, and Marriott that owns a 77.5 percent interest in a partnership with Exxon Mobil
Corporation and PIL ("EMTG"). EMTG owns the licensing rights to the Mobil Travel
Guide. The licensing rights entitle EMTG to assemble, edit, publish and sell the
Mobil Travel Guide and use such rights to generate additional products using the
Mobil Travel Guide brand. The Company's required total capital contribution was approximately $3,600. EMTG has engaged Dustin/Massagli LLC, a company in which one of the Company's Directors is president, a director and principal stockholder, to manage its business. In September 2002, the Company approved a plan to contribute an additional $894 to the partnership that owns EMTG. This contribution, which increased the Company's ownership in the partnership from 25 percent to 31.25 percent, was made in December 2002.

         Office Building. In May 2002, the Company acquired a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space, for $300. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed a 16.67 percent share, or approximately
$2,600, of a $15,500 unsecured promissory note of the limited partnership.

         San Francisco Partnership. In June 2002, the Company acquired a 50 percent interest in CY-SF Hotel Parent, LP (the "San Francisco Partnership"), a
partnership with an affiliate of Marriott. The San Francisco Partnership purchased a Courtyard by Marriott in downtown San Francisco for $82,000. The purchase was financed with equity investments of $13,000 from both the Company and Marriott as well as $56,000 in borrowings consisting of two loans from a third-party lender.

         Hilton 2 Partnership. On December 13, 2002, the Company formed a partnership (the "Hilton 2 Partnership") with Hilton of which the Company owns a
75 percent interest and Hilton owns a 25 percent interest. On December 24, 2002, the Hilton 2 Partnership acquired a Doubletree hotel located in Dallas, Texas
(the "Doubletree Lincoln Centre Property") and the Sheraton El Conquistador
Resort and Country Club located in Tucson, Arizona. The Sheraton El Conquistador
Resort and Country Club was immediately converted to a Hilton Hotel (the "Hilton
El Conquistador Resort Property"). The Hilton 2 Partnership expects to convert the Doubletree Lincoln Centre Property into a Hilton hotel during the first half of 2003. The total purchase price of these Properties was approximately
$121,000.

         COMMITMENTS AND CONTINGENCIES

                  From time to time the Company may be exposed to litigation arising from the operation of its business. As of the date of this Prospectus, management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

                                     -113-

         As of April 21, 2003, the Company had commitments to (i) acquire one hotel Property for an anticipated purchase price of approximately $88,900, (ii)
complete construction on one Property, with an estimated additional cost of approximately $11,000 and (iii) fund approximately $10,000 for property improvements in three existing partnerships. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. The acquisition of additional Properties is subject to the fulfillment of certain conditions.
There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company.
In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Revolving LOC and Permanent Financing.

         The Company has entered into an agreement whereby if certain conditions are met, nine Properties currently leased to third-party tenants on a triple-net basis, must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the assumption of these leases does not occur by the stated deadline, the Company has agreed to return security deposits it holds on three of the Properties which total approximately
$3,200. Both parties have agreed that should the conversion occur, the Company would not be obligated to pay any additional consideration for the leasehold position and that the manager would participate, through incentive fees, in any additional earnings above what was otherwise the minimum rent. Additionally, the
Company would not be obligated to return the security deposits it holds on these three Properties.

         In addition to its commitments to lenders under its loan agreements and obligations to fund Property acquisitions and development, the Company is a party to certain contracts which may result in future obligations to third parties.

         The following table represents the Company's contractual cash obligations and related payment periods as of December 31, 2002:

     Contractual Cash Obligations      Less than
                                         1 Year          2-3 Years     4-5 Years      Thereafter    Total
                                         ------         ---------     ---------      ----------     -----
Mortgages and other notes payable
      (including Revolving LOC and
      other liabilities)                  $3,642         $27,340       $81,654        $154,020     $266,656
Refundable tenant security deposits            -               -             -          12,883       12,883
                                          ------         -------       -------        --------     --------
Total                                     $3,642         $27,340       $81,654        $166,903     $279,539
                                          ======         =======       =======        ========     ========

         The following table represents the Company's future potential commitments, contingencies and guarantees, which can be assigned a monetary value, and the related estimated expiration periods as of December 31, 2002:

   Commitments and Contingencies and       Less than
              Guarantees                     1 Year          2-3 Years      4-5 Years      Thereafter       Total
              ----------                     ------          ---------      ---------      ----------       -----
Guarantee of unsecured  promissory           $    -            $ 2,583          $  -          $     -     $  2,583
      note of  unconsolidated
      subsidiary
Earnout provision                                 -              2,472             -                -        2,472
Marriott put option                               -                  -             -           11,050       11,050
Irrevocable letter of credit                      -                  -             -              775          775
Pending investments                         250,100                  -             -                -      250,100
                                           --------            -------          ----         --------     --------
  Total                                    $250,100            $ 5,055          $  -         $ 11,825     $266,980
                                           ========            =======          ====         ========     ========

         The Company does not anticipate being required to fund any of the potential commitments in the above table except for the pending investments, which are subject to the completion of due diligence procedures and other factors. The following paragraphs briefly describe the nature of some of the above commitments and contractual cash obligations.

                                     -114-

         Refundable Tenant Security Deposits. The Company is obligated to return security deposits to unrelated third-party tenants at the end of the lease terms in accordance with the lease agreements. The Company has recorded a liability for such security deposits totalling approximately $12,883 as of December 31,
2002.

         Guarantee of Debt on Behalf of Unconsolidated Subsidiaries. The Company
has severally guaranteed 16.67% of a $15,500 note payable on behalf of a subsidiary of CNL Plaza, Ltd. The maximum obligation to the Company is approximately $2,583, plus interest. Interest accrues at a rate of LIBOR plus
200 basis points per annum on the unpaid principal amount. This guarantee shall continue through the loan maturity in November 2004.

         Guarantee of Other Obligations on Behalf of Unconsolidated
Subsidiaries. The Company has generally guaranteed, in connection with loans to certain unconsolidated subsidiaries, the payment of certain obligations that may arise out of fraud or misconduct of the subsidiary borrower. This guarantee will be in effect until the loans have been paid in full.

         Earnout Provisions on Property Acquisitions. The Company is currently subject to earnout provisions on two of its Properties, whereby if the operating performance of the two Properties exceeds a certain pre-defined threshold, additional consideration will be due to the prior owner. The earnout provision will terminate on May 31, 2004, at which time the Company will have no further liability. The maximum amount of consideration that the Company may be obligated to pay is approximately $2,472.

         Marriott Put Option. Marriott has the right on certain partnerships with the Company to require the Company to buy-out a portion of Marriott's ownership. These rights are available if certain predefined operating results are obtained. Should such conditions be met, the Company may be obligated to buy interests valued at approximately $11,050.

         Irrevocable Letter of Credit. The Company has obtained an irrevocable letter of credit for the benefit of a lender in the amount of $775. The letter of credit is automatically extended each fiscal year until November 10, 2007.

         SUBSEQUENT EVENTS

         On February 20, 2003, the Company contributed the Doubletree Crystal
City, and Hilton conveyed a Hilton located in Rye, New York (the "Hilton Rye
Town Property"), to the Hilton 2 Partnership. Additionally, on the same day, the
Hilton 2 Partnership acquired three Embassy Suite Properties. The Hilton 2
Partnership obtained Permanent Financing of approximately $145,000, which was allocated among these five Properties. The loan bears interest at 5.95 percent per annum and matures on March 1, 2010. Payments of interest only are due monthly until maturity.

         On February 20, 2003, the Company acquired the Hyatt Regency Coral
Gables, located in Miami, Florida, for approximately $36,000. This Property is leased to a TRS of the Company and is managed by a subsidiary of Hyatt Hotels
Corporation.

         On April 9, 2003, the Company entered into a land lease relating to a parcel of land located in Tampa, Florida, on which the Company anticipates constructing a Renaissance Hotel. The estimated total cost of the construction is approximately $45,700.

         On April 21, 2003, the Company invested $10,000 in convertible preferred partnership units of Hersha Hospitality Limited Partnership ("HLP").
The Company has committed to invest up to an additional $15,000 in HLP and up to
$40,000 in joint ventures with HLP. The investment in HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution, paid quarterly, and the proposed investment in joint ventures with HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid. For additional information regarding this investment, see "Business - Property Acquisitions."

         In addition, on April 21, 2003, the Company acquired the New Orleans
Grande Hotel (formerly Le Meridien), located in New Orleans, Louisiana, for approximately $48,400 and assumed Permanent Financing of approximately $49,600 relating to this Property. This Property is being converted to a JW Marriott
Hotel and is leased to a TRS of the Company and is managed by a subsidiary of
Marriott International, Inc.

                                      -115-

         During the period January 1, 2003 through April 21, 2003, the Company received subscription proceeds for an additional 21,332 Shares ($213,319) of
Common Stock.

         On January 1, February 1 and March 1, 2003, the Company declared
Distributions totalling approximately $8,152, $8,490, and $8,821, respectively, or $0.064583 per Share of Common Stock, which were paid by March 31, 2003, to stockholders of record on January 1, February 1 and March 1, 2003, respectively.
In addition, on April 1, 2003, the Company declared Distributions totalling approximately $9,228, or $0.064583 per Share, payable by June 30, 2003, to stockholders of record on April 1, 2003.

         On February 7, 2003, at a meeting of the Board of Directors of the
Company, John A. Griswold tendered his resignation as an Independent Director of the Company's Board, effective immediately, and the Board accepted Mr.
Griswold's resignation. Mr. Griswold stated that his reason for resigning as an
Independent Director was not due to any dispute or disagreement with the Company or the Board on any matter. The Company's Articles of Incorporation provide that a majority of the Board of Directors be Independent Directors. In order to maintain the Board's independence, Robert A. Bourne tendered his resignation as a member of the Board and the Board accepted his resignation. The Board anticipates that it will nominate Mr. Bourne to rejoin the Board in connection with the Board elections to be held at the Company's upcoming annual meeting of stockholders. Matt Kaplan's term will expire when the elections are completed at such meeting.

         In addition, Thomas J. Hutchison III was appointed co-Chief Executive
Officer of both the Company and the Advisor, effective February 14, 2003. Mr.
Hutchison tendered his resignation as President of both the Company and the
Advisor, effective March 17, 2003, and Mr. Griswold was appointed President of the Company, effective March 17, 2003, as well as President and a director of the Advisor, also effective March 17, 2003.

         The Company currently is seeking additional Properties or other permitted real estate related investment opportunities, such as investments in other real estate companies or partnerships.

         For additional information on Properties acquired in 2003, see
"Business - Property Acquisitions."

         CASH AND CASH EQUIVALENTS

         Until Properties are acquired or Mortgage Loans are entered into, Net
Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties and to fund Mortgage Loans or other permitted investments. At December 31, 2002, the Company had approximately
$48,993 invested in such short-term investments as compared to $44,825 at
December 31, 2001. A portion of this represented operating cash held at the
Company's hotels. The increase in the amount invested in short-term investments was primarily attributable to cash received from the sale of Common Stock offset by the acquisition of Properties during 2002.

      LIQUIDITY REQUIREMENTS

                  The Company expects to meet its liquidity requirements,
including payment of Offering Expenses, Property acquisitions and development, investments in Mortgage Loans and repayment of debt with proceeds from its offerings, advances under its Revolving LOC, cash flows from operations and refinancing of debt.

         Management believes that the Company has obtained reasonably adequate insurance coverage. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event that a tenant or manager's insurance policy lapses or is insufficient to cover a claim relating to a Property and covers the Company's interest in all Properties (with the exception of the Desert Ridge Resort Property in which

                                     -116-

the Company owns a 44% percent interest and the Waikiki Beach Property in which the Company owns a 49% interest).

         DISTRIBUTIONS

         During the years ended December 31, 2002, 2001 and 2000, the Company generated cash from operations of approximately $70,340, $52,937, and $43,651 respectively. The Company declared and paid Distributions to its stockholders of approximately $74,217, $48,409 and $28,082 during the years ended December 31,
2002, 2001 and 2000, respectively. The increase in Distributions was due to the increased cash flows resulting from the additional Properties acquired during the year. In addition, on January 1, February 1 and March 1, 2003, the Company
declared Distributions to stockholders of record on January 1, February 1 and
March 2003, totalling approximately $8,152, $8,490 and $8,821, respectively, or
$0.064583 per Share, which were paid on March 31, 2003. On April 1, 2003, the
Company declared Distributions to stockholders of record on April 1, 2003, totalling $9,228, or $0.064583 per Share, payable by June 30, 2003.

         For the years ended December 31, 2002, 2001 and 2000, approximately 51 percent, 52 percent and 63 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 49 percent, 48 percent and 37 percent, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2002, 2001 and 2000 were required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital.

         RELATED PARTY TRANSACTIONS

         Certain Directors and officers of the Company hold similar positions with the Advisor and its Affiliates, including the Managing Dealer, CNL
Securities Corp. These Affiliates are by contract entitled to receive fees and compensation for services provided in connection with Common Stock offerings, and the acquisition, development, management and sale of the Company's Assets.
Amounts incurred relating to these transactions with Affiliates were as follows for the years ended December 31 (in thousands):

                                                                                             2002         2001
           CNL Securities Corp.:
              Selling Commissions (the majority of which was reallowed to unaffiliated
                  broker-dealer firms)                                                      $37,003      $21,804
              Marketing support fee and due diligence expense reimbursements*                 2,448        1,351
                                                                                            -------      -------
                                                                                             39,451       23,155
           Advisor and its Affiliates:
              Acquisition Fees                                                               29,464       21,057
              Development Fees                                                                1,896        2,107
              Asset Management Fees                                                           6,696        3,327
                                                                                            -------      -------
                                                                                             38,056       26,491
                                                                                            -------      -------
                                                                                            $77,507      $49,646
                                                                                            =======      =======

                                     -117-

* The majority of these fees and reimbursements were reallowed to unaffiliated broker-dealer firms.

         Of these amounts, approximately $1,916 and $1,026 is included in due to related parties in the accompanying consolidated balance sheets as of December
31, 2002 and 2001, respectively.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the years ended
December 31:

                                                                 2002         2001
                                                                 ----         ----
           Stock issuance costs                                 $ 3,128      $ 4,705
           General operating and administrative expenses          1,128        1,092
                                                                -------      -------
                                                                $ 4,256      $ 5,797
                                                                =======      =======

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank was approximately $14,861 and $6,928 at December 31,
2002 and 2001, respectively.

         EMTG, LLC, a partnership in which the Company has a 31.3 percent interest, engaged Dustin/Massagli LLC, a company in which one of the Company's
Directors is president, a director and a principal stockholder, to manage its business.

         See "Certain Transactions" for more information on amounts paid to related parties.

         CRITICAL ACCOUNTING POLICIES

         Management reviews its Properties and investments in unconsolidated subsidiaries periodically (no less than once per year) for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property.

         The Company's leases have been accounted for as operating leases.
Management estimates the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant.

                  The Company accounts for its unconsolidated partnerships using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for subsidiaries that are partially owned by the Company, but for which operations of the investee are controlled by, or control is shared with, an unrelated third-party. If consolidation was required, amounts reported for net income and total stockholders' equity would be the same as what would be reported under the equity method of accounting.

         Acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets.
Upon the purchase of a Property, the costs that are directly identifiable with that Property or investment are reclassified to land, building and equipment. In the event a Property is not acquired or, is no longer expected to be acquired, any costs are charged to expense.

         In accordance with Staff Accounting Bulletin No. 101, the Company recorded FF&E Reserve income for cash transferred by third-party tenants into restricted bank accounts ("FF&E Accounts") during the years ended December 31,
2002, 2001 and 2000. The funds in the FF&E Accounts are maintained in a restricted cash account that the tenant is expected to use for purposes specified in the lease. Cash is restricted because the funds may only be expended with regard to the specific Property to which the funds related during the period of the lease. The cash

                                     -118-

in the FF&E Accounts, any interest earned thereon, and any property purchases therewith remain, during and after the term of the lease, the property of the
Company. To the extent that funds in the FF&E Accounts are insufficient to maintain the Properties in good working condition and repair, the Company may make expenditures, in which case annual minimum rent is increased. FF&E Reserve income is not generated from hotels leased by TRS entities and operated by third-party managers; however, cash is restricted by the Company for the purposes stated above. As the Company's business shifts from leasing Properties to acting as tenant for these Properties and engaging third parties to manage operations, the amount of FF&E Reserve income is expected to decline. For the years ended December 31, 2002, 2001 and 2000, FF&E Reserve income totalled approximately $4,236, $5,787 and $2,509, respectively. FF&E Reserve funds of approximately $17,822 and $8,493 were classified as restricted cash as of
December 31, 2002 and 2001, respectively.

         In connection with the assumption of certain third-party leases, the
         Company has incurred certain costs. These costs have been expensed as lease termination payments. Additionally, the third-party tenants agreed to forfeit their rights to certain security deposits. These amounts were recognized as other income during 2002.

         RESULTS OF OPERATIONS  (amounts in thousands)

         COMPARISON OF YEAR ENDED DECEMBER 31, 2002 TO YEAR ENDED DECEMBER 31,
         2001

         REVENUES

         During the years ended December 31, 2002 and 2001, the Company earned hotel operating revenues of approximately $101,005 and $1,151, respectively. The Company earned rental income from operating leases and FF&E Reserve income of approximately $41,577 and $66,818 for the years ended December 31, 2002 and 2001, respectively. The increase in hotel revenues and the decrease in rental income and FF&E Reserve income was due to the Company investing in new Properties and leasing to TRS entities, as well as taking assignment of leases on 18 existing
         Properties and engaging third-party managers to operate these
         Properties during the year ended December 31, 2002. For these
         Properties, rental income from operating leases that was recorded in the past has been replaced with hotel operating revenues and expenses as of the time that the lease assumption occurred. Additionally, two
         Properties that were acquired at the end of 2001 and all of the new
         Properties acquired in 2002 are leased to TRS entities of the Company or of its partnerships and operated using third-party managers. Because of the additional acquisitions in 2002 and the additional Property acquisitions that are expected to occur, results of operations are not expected to be indicative of future periods.

         INTEREST AND OTHER INCOME

         During the years ended December 31, 2002 and 2001, the Company earned approximately $1,529 and $3,494, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and from other income. The decrease in interest income was primarily attributable to a decrease in the average dollar amount invested in short-term liquid investments, a decrease in average interest rate earned and the period the funds were invested during 2002 as compared to 2001. As net offering proceeds are invested in long-term assets, the percentage of the Company's total revenues from interest income will vary depending on the amount of offering proceeds, the timing of investments and interest rates in effect.

         The increase in other income during 2002 was primarily due to
Marriott's one-time forgiveness of the amounts previously funded under certain credit enhancements, which resulted in other income of approximately $10,397 being recorded during the fourth quarter of 2002. Additionally, in June 2002, the Company recognized other income of approximately $1,900, representing the net of the release of the Company's obligation to repay approximately $5,500 in security deposits resulting from the assumption of leases on 11 of its existing
Properties offset by the assumption of a liquidity facility loan of approximately $3,600.

         OPERATING EXPENSES

         Operating expenses, including amortization and depreciation, interest expenses and hotel expenses of consolidated subsidiaries, were approximately
$124,170 and $43,893 for the years ended December 31, 2002 and 2001, respectively (79% and 61%, respectively, of total revenues). The increase in operating expenses during the year ended December 31, 2002, as compared to 2001, was the result of the Company directly owning interests in 44 operating
Properties during 2002 compared to 35 Properties in 2001. Additionally, during the years ended

                                     -119-

December 31, 2002 and 2001, the Company incurred hotel expenses of approximately
$65,601 and $1,516, respectively. Additionally, interest expense increased from
$14,653 for 2001 to $18,330 for 2002, primarily due to increased borrowing on the Revolving LOC and proceeds from Permanent Financing. Operating expenses are expected to increase as the Company acquires interests in additional Properties and invests in Mortgage Loans or other permitted investments. However, general operating and administrative expenses, exclusive of interest expense, as a percentage of total revenues are expected to decrease as the Company makes additional investments. Asset Management Fees increased from $3,327 to $6,696 for the years ended December 31, 2001 and 2002, respectively, due to the additional fees on newly acquired Properties.

         LOSSES FROM UNCONSOLIDATED SUBSIDIARIES

         Equity in losses of unconsolidated subsidiaries of approximately
$16,164 and $7,093 for the years ended December 31, 2002 and 2001, respectively, were primarily due to pre-opening and marketing expenses incurred during the construction of a resort owned through a partnership, losses at a resort owned through a partnership which was open but undergoing significant renovations and losses at a startup partnership which owns the licensing rights to the Mobil
Travel Guide. Losses are expected to moderate, but continue in 2003 as these
Properties establish market presence and capture market share.

         NET EARNINGS

         The decrease in earnings from the prior years was in part due to the effect of the current economic downturn on the U.S. economy, particularly the travel and lodging industry, and the events of September 11, 2001, offset by other income from the forgiveness of the amounts previously funded under certain credit enhancements and other income recognized from the assumption of third-party leases during 2002, as discussed above. Net income recognized under the TRS structure for leases assumed from third parties was less than the rental income received from these Properties during the year ended December 31, 2001.
This trend may continue until economic stabilization occurs. Because revenues have been supported by credit enhancements, net income may further decrease after credit enhancements expire if the Company's hotel operations do not stabilize prior to that time.

COMPARISON OF YEAR ENDED DECEMBER 31, 2001 TO YEAR ENDED DECEMBER 31, 2000

         REVENUES

         During the years ended December 31, 2001 and 2000, the Company earned rental income from operating leases, contingent rental income and FF&E Reserve revenue of $66,818 and $26,682, respectively. The increase in rental income, contingent rental income and FF&E Reserve income was due to the Company directly owning 35 Properties during the year ended December 31, 2001, as compared to 29
Properties during the year ended December 31, 2000. In addition, several of the
Properties which were owned for only a portion of 2000 were owned for a full year in 2001.

         INTEREST AND OTHER INCOME

         During the years ended December 31, 2001 and 2000, the Company earned
$3,494 and $6,637, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments and other income. The decrease in interest income was primarily attributable to a decrease in the average dollar amount invested during the year 2001 as compared to 2000.
As net offering proceeds are invested in long-term assets, the percentage of the
Company's total revenues from interest income is expected to remain constant or decrease.

         OPERATING EXPENSES

         Operating expenses were $43,893 and $13,526 for the years ended
December 31, 2001 and 2000, respectively (61% and 37%, respectively, of total revenues). The increase in operating expenses during the year ended December 31,
2001, as compared to 2000, was the result of the Company directly owning 35
Properties in 2001 compared to 29 Properties during 2000. Additionally, interest expense increased from $2,384 for the year ended December 31, 2000 to $14,653 for the year ended December 31, 2001, as a result of securing financing.

         LOSSES FROM UNCONSOLIDATED SUBSIDIARIES

                                     -120-

         Equity in loss of unconsolidated subsidiaries were $7,093 and $387 for the years ended December 31, 2001 and 2000, respectively. The increase in the loss from unconsolidated subsidiaries during the year ended December 31, 2001, was due primarily to pre-opening and marketing expenses incurred by the Desert
Ridge Partnership during the year ended December 31, 2001 and operating losses at the Waikiki Beach Property which occurred as a result of a significant portion of the Waikiki Beach Property being closed for renovations. Additional pre-opening and marketing expenses were incurred during 2002 by the Desert Ridge
Partnership in preparation for the opening of the Desert Ridge Property in
November 2002.

CONCENTRATION OF RISK

         A significant portion of the Company's rental income and hotel revenues were earned from Properties operating as various Marriott and Hilton brands.
Additionally, the Company relies on Marriott to provide credit enhancements for certain of its Properties. Although the Company intends to acquire Properties in various states and regions, carefully screens its managers and tenants and has obtained interests in non-Marriott and non-Hilton branded Properties, failure of the Company's hotels or the Marriott or Hilton brands could significantly impact the results of operations of the Company. Management believes that the risk of such a default will be reduced through future acquisitions and diversification, and through the initial and continuing due diligence procedures performed by the
Company.

CURRENT ECONOMIC CONDITIONS

         Early in 2001, the U.S. economy was negatively impacted by a general slowdown in business activity, which began to affect the hotel industry. In addition to the general decline in business activity, the attacks on the World
Trade Center and the Pentagon on September 11, 2001 further adversely impacted economic activity during the months following the attacks, particularly affecting the travel, airline and lodging industries. The economic slowdown has continued through 2002 and is currently expected by management to continue throughout 2003. As a result of these conditions, most of our hotel operators and managers have reported declines in the operating performance of our hotels.
Many of our leases and operating agreements contain features such as guarantees which are intended to require payment of minimum returns to the Company despite operating declines at our hotels. However, there is no assurance that the existence of credit enhancements will provide the Company with uninterrupted cash flows to the extent that the recovery is prolonged. Additionally, if our tenants, hotel managers or guarantors default in their obligations to us, the
Company's revenues and cash flows may decline or remain at reduced levels for extended periods. Any extended U.S. participation in a war with Iraq or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industries.

         An uninsured loss or a loss in excess of insured limits could have a material adverse impact on the operating results of the Company. Management feels that the Company has obtained reasonably adequate insurance coverage on its Properties. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against.

         From time to time the Company may be exposed to litigation arising from the operation of its business. Management does not believe that resolutions of these matters will have a material adverse effect on the Company's financial condition or results of operations.

         Management of the Company currently knows of no other trends that will have a material adverse effect on liquidity, capital resources or results of operations.

HOTEL OPERATING STATISTICS

         Management regularly reviews operating statistics such as revenue per available room ("REVPAR"), average daily rate ("ADR") and occupancy at the
Company's Properties in order to gauge how well they are performing as compared with the industry and past results. Out of the 55 total Properties owned as of
December 31, 2002, the Company has year-to-year comparative data on 26 of the
Properties. The Company did not operate or have interests in all of the 26
Properties used in the table below during the year ended December 31, 2001;
however, the operating results for these Properties were used for comparative purposes and analysis of performance. The

                                     -121-

following table summarizes REVPAR, ADR and occupancy for these Properties for the years ended December 31, 2002 and 2001.

                                           Year Ended December 31,
                                           -----------------------
                                           2002               2001         Percent Variance
                                           ----               ----         ----------------
         North America (26 hotels)
              REVPAR                      $61.22             $62.54             (2.1%)
              ADR                         $90.41             $98.13             (7.9%)
              Occupancy                    67.7%              63.7%              6.3%

                                   MANAGEMENT

GENERAL

         The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of
Incorporation and have adopted the Bylaws.

         The Company currently has five Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

         Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

         The Board of Directors is responsible for the management and control of the affairs of the Company; however, the Board of Directors has retained the
Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of
Directors.

         The Directors are not required to devote all of their time to the
Company and are only required to devote such of their time to the affairs of the
Company as their duties require. The Board of Directors meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the
Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, has a fiduciary duty to the
Company.

         The Directors have established written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the
Directors, the Company will follow the policies on investments set forth in this
Prospectus. See "Investment Objectives and Policies."

         The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with

                                     -122-

the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the
Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the
Advisory Agreement are being carried out. Specifically, the Independent
Directors will consider factors such as the amount of the fee paid to the
Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the
Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i)
perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

         The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws --
Limitation of Liability and Indemnification."

DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and executive officers of the Company are listed below:

       NAME                   AGE                  POSITION WITH THE COMPANY
       ----                   ---                  -------------------------
James M. Seneff, Jr.           56         Director, Chairman of the Board and co-Chief Executive Officer
Matthew W. Kaplan              39         Director
Charles E. Adams               40         Independent Director
Lawrence A. Dustin             57         Independent Director
Craig M. McAllaster            51         Independent Director
Thomas J. Hutchison III        61         co-Chief Executive Officer
John A. Griswold               54         President
Charles A. Muller              44         Chief Operating Officer and Executive Vice President
C. Brian Strickland            40         Executive Vice President
Robert A. Bourne               56         Treasurer
Lynn E. Rose                   54         Secretary

         JAMES M. SENEFF, JR. Director, Chairman of the Board and co-Chief
Executive Officer. Mr. Seneff is a director, Chairman of the Board and co-Chief
Executive Officer of CNL Hospitality Corp., the Advisor to the Company, and
Hotel Investors. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive
Officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL
Hospitality Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL
Securities Corp., the Managing Dealer in this offering. CNL and the entities it has established have more than $5.5 billion in assets, representing interests in approximately 1,600 properties and approximately 1,000 mortgage loans in 49 states. Mr. Seneff also serves as a director, Chairman of the Board and Chief
Executive Officer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, as well as CNL Retirement Corp., its advisor. Since
1992, Mr. Seneff has served as a director, Chairman of the Board and Chief
Executive Officer of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange. In addition, he has served as a director and Chairman of the Board since inception in 1994, served as Chief Executive Officer from 1994 through August 1999 and currently serves as co-Chief Executive Officer of CNL American Properties Fund, Inc., a
public, unlisted real estate investment trust. Mr. Seneff has also served as a director, Chairman of the Board and Chief Executive Officer of CNL Securities
Corp., since 1979; CNL Investment Company, since 1990; and CNL Institutional
Advisors, a registered investment advisor for pension plans, since 1990. Mr.
Seneff formerly

                                     -123-

served as a director of First Union National Bank of Florida, N.A., and currently serves as the Chairman of the Board of CNLBank. Mr. Seneff served on the Florida State Commission on Ethics and is a former member and past chairman of the State of Florida Investment Advisory Council, which recommends to the
Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $60 billion of retirement funds. Mr. Seneff received his degree in
Business Administration from Florida State University in 1968.

         MATTHEW W. KAPLAN. Director. Mr. Kaplan serves as a director of the
Advisor. Mr. Kaplan served as a director of Hotel Investors from 1999 through
June 2001. Mr. Kaplan is a managing director of Rothschild Realty Inc. where he has served since 1992, and where he is responsible for securities investment activities including acting as portfolio manager of Five Arrows Realty
Securities LLC, a $900 million private investment fund. Mr. Kaplan has been a director of Parkway Properties, Inc., a public corporation, since 2000. From
1990 to 1992, Mr. Kaplan served in the corporate finance department of
Rothschild Inc., an affiliate of Rothschild Realty Inc. Mr. Kaplan served as a director of Ambassador Apartments Inc. from August 1996 through May 1998 and served as a director of WNY Group, Inc., a private corporation, from 1999 to
2000. Mr. Kaplan is a member of the Urban Land Institute. Mr. Kaplan received a
B.A. with honors from Washington University in 1984 and an M.B.A. from the
Wharton School of Finance and Commerce at the University of Pennsylvania in
1988.

         CHARLES E. ADAMS. Independent Director. Mr. Adams is the president and a founding principal with Celebration Associates, LLC, a real estate advisory and development firm with offices in Cary and Pinehurst, North Carolina, Hot
Springs, Virginia, and Daufuskie Island and Fort Mill, South Carolina.
Celebration Associates specializes in large-scale master-planned communities and specialty commercial developments. Mr. Adams joined The Walt Disney Company in
1990 and from 1996 until May 1997 served as vice president of community business development for The Celebration Company and Walt Disney Imagineering. Mr. Adams
participated in the planning for residential development at EuroDisney in Paris,
France. He was a founding member of the Celebration School Board of Trustees and served as president and founding member of the Celebration Foundation Board of
Directors. Mr. Adams is a council member on the Resort/Recreation Development
Council for the Urban Land Institute. Before joining The Walt Disney Company in
1990, Mr. Adams worked with Trammell Crow Residential developing luxury apartment communities in the Orlando and Jacksonville, Florida areas. Mr. Adams received a B.A. from Northeast Louisiana University in 1984 and an M.B.A. from
Harvard Graduate School of Business in 1989.

         LAWRENCE A. DUSTIN. Independent Director. Mr. Dustin currently serves as president, a director and a principal stockholder of Dustin/Massagli LLC, a company which manages the operations of EMTG, LLC, a company that publishes the
Mobil Travel Guide, which features information about domestic hotels, resorts, restaurants, sites and attractions. Mr. Dustin also serves as a director and president of EMTG, LLC. Prior to this assignment, Mr. Dustin served as principal of BBT, an advisory company specializing in hotel operations, marketing and development from September 1998 to August 1999. Prior to BBT, he served as president of the lodging division for Travel Services International, Inc., a specialized distributor of leisure travel products and services. Mr. Dustin has over 30 years of experience in the hospitality industry. From 1994 to September
1998, Mr. Dustin served as senior vice president of lodging of Universal
Studios, Inc., where he led Universal's entry into the lodging business. Mr.
Dustin provided strategic direction and tactical implementation for matters related to Universal's hotel interests in Singapore, Osaka, Los Angeles and
Orlando. In Orlando, he supervised the early-stage development of the resort's five highly themed, full service hotels comprised of 5,000 rooms. Before joining
Universal Studios in the fall of 1994, Mr. Dustin served as a principal and chief executive officer of Denver-based AspenCrest Hospitality, Inc., a professional services firm which helped independent hotel owners enhance the asset value of their properties. From 1969 to 1989, Mr. Dustin held various positions in the hotel industry, including 14 years in management with Westin
Hotels & Resorts. Mr. Dustin received a B.A. from Michigan State University in
1968.

         CRAIG M. MCALLASTER. Independent Director. Dr. McAllaster is dean of the Roy E. Crummer Graduate School of Business at Rollins College. He directed the Executive MBA program from 1994 through 2000, has been on the management faculty and served as executive director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr.
McAllaster was on the faculty at the School of Industrial and Labor Relations and the Johnson Graduate School of Management, both at Cornell University and the University of Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to many domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a B.S. from the University

                                     -124-

of Arizona in 1972, an M.S. from Alfred University in 1980 and an M.A. in 1985 and Doctorate in 1987, both from Columbia University.

         THOMAS J. HUTCHISON III. co-Chief Executive Officer. Mr. Hutchison
serves as co-Chief Executive Officer and a director of CNL Hospitality Corp., the Advisor to the Company, and serves as President of Hotel Investors. From
June 2002 through February 2003, Mr. Hutchison served as President of the
Company and the Advisor. From 2000 to June 2002, Mr. Hutchison served as
Executive Vice President of the Company and the Advisor, and from 2000 to July
2002, he served as Executive Vice President of Hotel Investors. Mr. Hutchison
serves as President and Chief Operating Officer of CNL Real Estate Services,
Inc., which is the parent company of CNL Hospitality Corp. and CNL Retirement
Corp. He also serves as the President and Chief Operating Officer of CNL Realty
& Development Corp. In addition, Mr. Hutchison serves as President of CNL
Retirement Properties, Inc. and President and a director of CNL Retirement
Corp., its advisor. Mr. Hutchison also serves as a director, Chairman and chief executive officer of EMTG, LLC, a company that publishes the Mobil Travel Guide, which features information about domestic hotels, resorts, restaurants, sites and attractions. From 2000 to June 2002, Mr. Hutchison served as Executive Vice
President of CNL Retirement Properties, Inc. and CNL Retirement Corp. Mr.
Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. He currently serves on the board of directors of Restore Orlando, a nonprofit community volunteer organization.
Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH
Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development
Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock
Investment Corporation, as well as Murdock's nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison was educated at Purdue
University and the University of Maryland Business School.

         JOHN A. GRISWOLD. President. Mr. Griswold also serves as a director and
President of CNL Hospitality Corp., the Advisor to the Company. From January
1999 to February 2003, Mr. Griswold served as an Independent Director of the
Company. From 1985 to March 2003, Mr. Griswold served as president of Tishman
Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is a hotel developer, owner and operator, and has provided such services for more than 85 hotels, totalling more than 30,000 rooms. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in The Walt Disney World Village. From 1978 to
1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. Mr. Griswold has over 30 years of experience in the hospitality industry. Mr. Griswold served as an operations manager for The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World Village and Lake Buena Vista Country Club. He is
a member of the board of directors of the Florida Hotel & Lodging Association, chairman elect of Orlando/Orange County Convention & Visitors Bureau, Inc. and
chairman of the First Orlando Foundation. Mr. Griswold received a B.S. from the
School of Hotel Administration at Cornell University in Ithaca, New York.

         CHARLES A. MULLER. Chief Operating Officer and Executive Vice
President. Mr. Muller joined CNL Hospitality Corp. in October 1996 and is responsible for the planning and implementation of CNL's interest in hotel industry investments, including acquisitions, development, project analysis and due diligence. He currently serves as the Chief Operating Officer and Executive
Vice President of CNL Hospitality Corp., the Advisor to the Company, and Hotel
Investors. Mr. Muller also serves as Executive Vice President of CNL Hotel
Development Company. Mr. Muller joined CNL following more than 15 years of broad-based hotel industry experience with firms such as Tishman Hotel
Corporation, Wyndham Hotels & Resorts, PKF Consulting and AIRCOA Hospitality
Services. Mr. Muller's background includes responsibility for market review and valuation efforts, property acquisitions and development, capital improvement planning, hotel operations and project management for renovations and new construction. Mr. Muller served on the former Market, Finance and Investment
Analysis Committee of the American Hotel & Lodging Association and is a founding member of the Lodging Industry

                                     -125-

Investment Council. He currently serves on the board of directors of Frontline
Outreach, an outreach ministry serving urban children and their families in
Orlando. Mr. Muller holds a bachelor's degree in Hotel Administration from
Cornell University.

         C. BRIAN STRICKLAND. Executive Vice President. Mr. Strickland currently serves as Executive Vice President of CNL Hospitality Corp., the Advisor to the
Company, CNL Hotel Development Company and Hotel Investors. Mr. Strickland
supervises the companies' financial reporting, financial control and accounting functions as well as forecasting, budgeting and cash management activities. He is also responsible for regulatory compliance, equity and debt financing activities and insurance for the companies. Mr. Strickland joined CNL
Hospitality Corp. in April 1998 with an extensive accounting background. Prior to joining CNL, he served as vice president of taxation with Patriot American
Hospitality, Inc., where he was responsible for implementation of tax planning strategies on corporate mergers and acquisitions and where he performed or assisted in strategic processes in the REIT industry. From 1989 to 1997, Mr.
Strickland served as a director of tax and asset management for Wyndham Hotels &
Resorts where he was integrally involved in structuring acquisitive transactions, including the consolidation and initial public offering of Wyndham
Hotel Corporation and its subsequent merger with Patriot American Hospitality,
Inc. In his capacity as director of asset management, he was instrumental in the development and opening of a hotel and casino in San Juan, Puerto Rico. Prior to
1989, Mr. Strickland was senior tax accountant for Trammell Crow Company where he provided tax consulting services to regional developmental offices. From 1986 to 1988, Mr. Strickland was tax accountant for Ernst & Whinney where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and holds a bachelor's degree in Accounting.

         ROBERT A. BOURNE. Treasurer. Mr. Bourne serves as a director, Vice
Chairman of the Board and Treasurer of CNL Hospitality Corp., the Advisor to the
Company, and director and Treasurer of Hotel Investors. Mr. Bourne served as director and Vice Chairman of the Board of the Company from June 1996 to
February 2003. Mr. Bourne served as the President of the Company and the Advisor from 1997 to June 2002, and served as President of Hotel Investors from 1999 to
July 2002. Mr. Bourne is also the President and Treasurer of CNL Financial
Group, Inc.; a director, Vice Chairman of the Board and Treasurer of CNL
Retirement Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, Vice Chairman of the Board and Treasurer of CNL Retirement
Corp., its advisor. Mr. Bourne served as President of CNL Retirement Properties,
Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to June 2002.
Mr. Bourne also serves as a director of CNLBank. He serves as a director and
Vice Chairman of the Board of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, President from 1994 through
February 1999, Treasurer from February 1999, through August 1999, and Vice
Chairman of the Board since February 1999, of CNL American Properties Fund,
Inc., a public, unlisted real estate investment trust. Mr. Bourne also serves as a director, President and Treasurer for various affiliates of CNL Financial
Group, Inc., including CNL Investment Company, CNL Securities Corp., the
Managing Dealer for this offering, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. As President of CNL Financial
Group, Inc., Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $2 billion in equity and the financing, acquisition, construction and leasing of restaurants, office buildings, apartment complexes, hotels, retirement properties and other real estate. Mr. Bourne began his career as a certified public accountant employed by
Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from
Florida State University in 1970 where he received a B.A. in Accounting, with honors.

         LYNN E. ROSE. Secretary. Ms. Rose served as Treasurer of the Company from 1996 through September 2001. Ms. Rose also serves as Secretary of CNL
Hospitality Corp., the Advisor to the Company, and as Secretary of the
subsidiaries of the Company. Ms. Rose served as Treasurer and a director of CNL
Hospitality Corp. from 1997 through June 2001. In addition, Ms. Rose serves as
Secretary of Hotel Investors, and served as Treasurer from 1999 through June
2001. Ms. Rose is Secretary of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, and serves as Secretary of its subsidiaries. Ms. Rose served as Treasurer of CNL Retirement Properties, Inc.
from 1998 through August 2001. In addition, she serves as Secretary of CNL
Retirement Corp., its advisor, and served as Treasurer and a director from 1997 through June 2001. Ms. Rose served as Secretary of CNL American Properties Fund,
Inc., a public, unlisted real estate investment trust, from 1994 through August
1999, and served as Treasurer from 1994 through February 1999. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group,
Inc. since 1987, its Controller from 1987 to 1993 and its Chief Financial
Officer from 1993 to present. She also serves as Secretary of the subsidiaries of CNL Financial Group, Inc. and holds other offices in the subsidiaries as appropriate in the circumstances. In addition, she serves as Secretary for approximately 75 additional corporations affiliated with CNL Financial Group,
Inc. and its subsidiaries. Ms. Rose has served as Chief Financial Officer and
Secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax

                                     -126-

compliance for over 500 corporations, partnerships and joint ventures, and the accounting and financial reporting for CNL Holdings, Inc. and its subsidiaries.
Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose
holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

INDEPENDENT DIRECTORS

         Under the Articles of Incorporation, a majority of the Board of
Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The
Independent Directors shall nominate replacements for vacancies in the
Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its
Affiliates, or serve as a director of more than three REITs advised by the
Advisor or its Affiliates. Except to carry out the responsibilities of a
Director, an Independent Director may not perform material services for the
Company.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

         At such time as necessary, the Company will form a Compensation
Committee, the members of which will be selected by the full Board of Directors each year.

         At least a majority of the members of each committee of the Company's
Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is entitled to receive $12,000 annually for serving on the Board of Directors, as well as fees of $1,000 per meeting of the Board of
Directors attended ($500 for each telephonic meeting of the Board of Directors in which the Director participates). Each Director is entitled to receive $1,000
(or $1,500, in the case of the Chairman of the Audit Committee) per Audit
Committee meeting attended or telephonic Audit Committee meeting in which the
Director participates. In addition, each Director is entitled to receive $750
(or $1,000, in the case of the Chairman of any committee) per meeting of any other committee of the Board of Directors attended or telephonic meeting of any such committee in which the Director participates. Directors that are members of a special committee are entitled to receive fees of $1,000 per day for services as representatives of such special committee in lieu of the above compensation
(to the extent that such Directors devote in excess of three hours on such day to matters relating to such special committee). In addition to the above compensation, the Chairman of the Audit Committee is entitled to receive a fee of $1,500 per meeting attended or telephonic meeting in which the Chairman participates with the Company's independent accountants as a representative of the Audit Committee. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

         For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their
Affiliates, see "Management Compensation."

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

                                     -127-

      CNL Hospitality Corp. is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. The Company originally entered into the Advisory Agreement with the Advisor effective July
9, 1997. CNL Hospitality Corp., as Advisor, has a fiduciary responsibility to the Company and the stockholders. Management anticipates that any transaction by which the Company would become self-advised would be submitted to the stockholders for approval.

      The directors and executive officers of the Advisor are as follows:

      James M. Seneff, Jr. ..................   Chairman of the Board, co-Chief Executive Officer and Director
      Robert A. Bourne.......................   Vice Chairman of the Board, Treasurer and Director
      Matthew W. Kaplan......................   Director
      Thomas J. Hutchison III................   co-Chief Executive Officer and Director
      John A. Griswold ......................   President and Director
      Charles A. Muller......................   Chief Operating Officer and Executive Vice President
      C. Brian Strickland....................   Executive Vice President
      Lynn E. Rose...........................   Secretary

      The backgrounds of these individuals are described above under "Management
-- Directors and Executive Officers." In addition to the directors and executive officers listed above, the following individuals are involved in the acquisition, development and management of the Company's Properties:

      Brian Guernier, age 40, joined CNL Hospitality Corp. in August 1999 as
Director of Acquisitions and Development and in August 2000, became Vice
President of Acquisitions and Development. In this capacity, Mr. Guernier is responsible for hotel acquisitions, site acquisition/selection for development, identifying and assessing tenants and maintaining professional relationships with current and potential project partners. Prior to joining the Advisor, Mr.
Guernier worked at Marriott International starting in 1995, most recently as director in Feasibility and Development Planning at Marriott Vacation Club's
headquarters in Orlando, Florida. His responsibilities included internal project planning for development of several timeshare resorts from the early feasibility stage through site acquisition. He also focused on hotel/timeshare joint projects and the negotiation of use agreements between timeshare operators and hotel owner/operators for shared use of campus facilities. Prior to joining
Marriott's timeshare division, Mr. Guernier worked as director in Market
Planning & Feasibility for Marriott International's Lodging Division in
Bethesda, Maryland, where his responsibilities included pro forma development, brand recommendations to development, preparation of feasibility and market planning reports, presentation of projects to Hotel Development Committee, and reviewing outside appraisals for Marriott's Treasury Department in conjunction with credit enhancements. Before joining Marriott, Mr. Guernier was a senior consultant with Arthur Andersen's Real Estate Services Group focusing on property tax appeals for hospitality clients. Mr. Guernier holds an M.P.S. from the Hotel School at Cornell University and a B.S. from the College of
Agriculture and Life Sciences at Cornell University.

      Tammie A. Quinlan, age 40, serves as Senior Vice President of Corporate
Finance and Treasury. Ms. Quinlan joined the Advisor in August 1999 and is responsible for all accounting and financial reporting requirements, and corporate finance functions. Prior to joining the Advisor, Ms. Quinlan, was employed by KPMG LLP from 1987 to 1999, most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality, and financial services industries. During her tenure at KPMG LLP, Ms. Quinlan assisted several clients through their initial public offerings, secondary offerings, securitizations and complex business and accounting issues. Ms.
Quinlan is a certified public accountant and holds a B.S. in accounting and finance from the University of Central Florida.

      Marcel Verbaas, age 33, serves as Senior Vice President of Structured
Investments. Mr. Verbaas joined the Advisor in August 2000 and is primarily responsible for the solicitation and negotiation of debt financing for the
Company's acquisition and development projects, as well as cultivating and maintaining relationships with current and potential financial sources. In addition, he oversees the negotiation and closing of the Company's structure real estate acquisitions, including its joint venture investments. Prior to joining the Advisor, he served as director of corporate finance for Stormont
Trice Development Corporation, a private hotel development company with substantial expertise in public-private ventures, from July 1998 to August 2000.
His responsibilities included the negotiation of all debt and equity investments for development projects, as well as the analysis of development and acquisition opportunities. Mr. Verbaas acquired extensive real estate finance expertise through various originations and underwriting positions with GE Capital Corp.
and Ocwen Financial Corp. During his tenure at Ocwen Financial Corp., he assisted in the formation of its affiliated REIT. While he originated, structured and underwrote

                                     -128-

transactions in all types of commercial real estate, Mr. Verbaas primarily focused on providing financing in the hospitality industry. A native of The
Netherlands, Mr. Verbaas received a master's degree in business economics from the Erasmus University of Rotterdam, The Netherlands.

      Rick Snyder, age 59, joined CNL Hospitality Corp. in April 2002 and was appointed Senior Vice President of Portfolio Management. In this capacity, Mr.
Snyder supervises the portfolio management team and the ongoing relationships with our operating management company partners. He is also responsible for monitoring property activity with regard to financial performance, capital spending and management contract compliance for the purposes of maximizing the return generated by each asset. Mr. Snyder joined CNL Hospitality Corp. with more than 30 years in the hotel industry. His experience includes managing several premier hotels such as the Paradise Island Hotel & Villas, Nassau,
Bahamas; Americana Hotel, Bal Harbour, Florida; Caesars Palace, Las Vegas; Boca
Beach Club, Boca Raton, Florida and The Pointe Hilton Resort in Phoenix. Prior
to joining CNL, Mr. Snyder served as vice president of asset management for
Strategic Hotel Capital, a privately held hotel investment company from December
1997 through October 2001. In this capacity, he was responsible for the acquisition of several global, full service, luxury hotels through intensive, research-based asset management. Mr. Snyder's experience has included various hospitality brands such as Hyatt, Hilton, Marriott, as well as independent hotels. Mr. Snyder is a member of the Hospitality Asset Management Association and has served on the board of directors for each of the Miami Beach, Atlantic
City, Phoenix and Tempe Visitors and Convention Bureaus.

      Jack Elkins, age 49, joined CNL Hospitality Corp. in July 2000 as Senior
Vice President of Design and Construction. Mr. Elkins also serves as Senior Vice
President of CNL Hotel Development Company and CNL Retirement Development Corp.,
and serves as Senior Vice President of Design and Construction of CNL Real
Estate Services, Inc. In these capacities, Mr. Elkins is responsible for planning, design and construction activities for new projects in hospitality, retirement and mixed-use developments. His areas of focus range from initial negotiations with architectural consultants and general contractors, to implementation of contracts and hands-on problem solving with project managers throughout the design and construction process - while ensuring that budgetary, schedule and quality requirements are achieved. From 1993 through 2000, Mr.
Elkins was an executive level manager with Welbro Building Corporation.
Recognized as one of the Southeast's premier general contracting firms, Welbro is most notable for their quality of service and performance in the hospitality market. In addition to having responsibility for major operational work segments and providing management direction to his various project teams, Mr. Elkins'
primary focus was overseeing client relationships and construction operations directly related to the significant renovation and/or new construction of hotel and timeshare resort projects, ranging in size from 100 units to 1,100 units. He worked with hospitality brands such as Marriott, Wyndham, Radisson, and
Sheraton, plus independent hotels such as the Sanibel Harbor Resort and the
Indian River Plantation Hotel, with project values up to $300 million. Mr.
Elkins is a graduate of East Carolina University and has more than 23 years of commercial construction experience.

      The Advisor currently owns 20,000 Shares of Common Stock (the "Initial
Investment"). The Advisor may not sell the Initial Investment while the Advisory
Agreement is in effect, although the Advisor may transfer the Initial Investment to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of the
Advisor, Directors, or any of their Affiliates, or any transaction between the
Company and any of them. In determining the requisite percentage in interest of
Shares of Common Stock necessary to approve a matter on which the Advisor,
Directors, and any Affiliate may not vote or consent, any Shares of Common Stock owned by any of them will not be included.

THE ADVISORY AGREEMENT

      Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans and renders other services as the
Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

      The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares; (ii) selling commissions, advertising expenses, expense reimbursements, and legal and accounting fees;
(iii) the actual cost of goods and materials used

                                     -129-

by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the
Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of
Properties or the making of Mortgage Loans, for goods and services provided by the Advisor at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location; and (vi) expenses related to negotiating and servicing the
Mortgage Loans.

      The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed the greater of 2% of Average Invested
Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Within 60 days after the end of any fiscal quarter of the Company for which total
Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the
Advisor shall reimburse the Company the amount by which the total Operating
Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

      The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

      Pursuant to the Advisory Agreement, the Advisor is entitled to receive fees and reimbursements, as listed in "Management Compensation." The
Subordinated Incentive Fee payable to the Advisor under certain circumstances if
Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee, as described below, will be paid to the
Advisor under the Advisory Agreement nor will any additional share of Net Sales
Proceeds be paid to the Advisor. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

      The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of
Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

      If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the
Company.

      Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than
REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property and Mortgage Loan portfolio of the Company in relationship to the investments generated by the Advisor for its own account.
The Board of Directors,

                                     -130-

including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

      The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent
Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current Advisory
Agreement expires on March 31, 2004. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of
Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new
Advisory Agreement is justified.

      The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the
Independent Directors of the Company or a majority of the directors of the
Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the
Termination Date, less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the
Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the
Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the
Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the
Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's Assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the
Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the
Subordinated Incentive Fee is paid. The Subordinated Incentive Fee will not be paid if Listing occurs on the Pink Sheets or the OTC Bulletin Board.

      The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has
the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

      The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it.
The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory
Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                              CERTAIN TRANSACTIONS

      The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. For the year ended
December 31, 2002, the Company incurred approximately $37 million of such fees in connection with its 2000 Offering and the 2002

                                     -131-

Offering, the majority of which was paid by the Managing Dealer as commissions to other broker-dealers. In addition, during the period January 1, 2003 through
April 21, 2003, the Company incurred approximately $16 million of such fees in connection with its 2002 Offering and this offering, the majority of which has been paid by CNL Securities Corp. as commissions to other broker-dealers.

      In addition, the Managing Dealer is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2000 Offering and the 2002 Offering, a portion of which may be reallowed to other broker-dealers. For the year ended December 31, 2002, the
Company incurred approximately $2.4 million of such fees in connection with its
2000 Offering and the 2002 Offering, the majority of which were reallowed to other broker-dealers. In addition, during the period January 1, 2003 through
April 21, 2003, the Company incurred approximately $1.1 million of such fees in connection with its 2002 Offering and this offering, the majority of which has been reallowed to other broker-dealers.

      The Managing Dealer will also receive, in connection with the Initial
Offering, the 2000 Offering and the 2002 Offering, a soliciting dealer servicing fee payable annually by the Company on December 31 of each year following the year in which the offering terminates in the amount of 0.20% of Invested Capital from the Initial Offering, the 2000 Offering and the 2002 Offering,
respectively. The Managing Dealer in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients hold Shares on such date. For the year ended December 31, 2002, approximately $293,000 of such fees were incurred and payable in connection with the Initial Offering.

      The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and the Line of Credit that are used to acquire
Properties. However, no Acquisition Fees will be paid on loan proceeds from the
Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. For the year ended December 31, 2002, the Company incurred approximately $22.0 million of such fees in connection with its 2000 Offering and the 2002 Offering. In addition, during the period January 1, 2003 through
April 21, 2003, the Company incurred approximately $9.6 million of such fees in connection with its 2002 Offering and this offering. Additionally, for the year ended December 31, 2002 and the period January 1, 2003 through April 21, 2003, the Company incurred Acquisition Fees totalling approximately $7.5 million and approximately $4.9 million, respectively, as the result of Permanent Financing used to acquire certain Properties.

      CNL Hotel Development Company, a subsidiary of the Advisor, is entitled to receive fees in connection with the development, construction, or renovation of certain Properties, generally equal to 4% to 5% of anticipated project costs.
During the year ended December 31, 2002, the Company incurred approximately $1.9 million of such fees. Such fees are included in land, buildings and equipment on operating leases and investment in unconsolidated subsidiaries in the accompanying consolidated balance sheets included in Financial Information commencing on page F-1.

      The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the
outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the
Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the year ended December 31,
2002, the Company incurred approximately $6.7 million of such fees.

      The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of
Average Invested Assets or 25% of Net Income. During the year ended December 31,
2002, the Company's Operating Expenses did not exceed the Expense Cap.

      The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the year ended December 31, 2002, the Company incurred a total of approximately $4.3 million for these services, approximately $3.1 million of such costs representing stock issuance costs and approximately $1.1 million

                                     -132-

representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and
Exchange Commission.

      The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amounts deposited with this bank at December 31, 2002 and at April 21, 2003 were approximately $14.9 million and approximately $15.8 million, respectively. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

      In January 2002, the Company acquired a 25% interest in a joint venture with PIL, Hilton and Marriott that owns a 77.5% interest in a joint venture with
Exxon Mobil Corporation and PIL (the "EMTG Joint Venture") that owns the licensing rights to the Mobil Travel Guide, a set of guide books that provide ratings of and information concerning domestic hotels, restaurants and attractions. The EMTG Joint Venture will assemble, edit, publish and sell the
Travel Guide. The Company's required total capital contribution was approximately $3.6 million. The EMTG Joint Venture has engaged Dustin/Massagli
LLC, a company of which Lawrence A. Dustin, one of the Company's directors, is president, a director and a principal stockholder, to manage its business. In
December 2002, the Company contributed an additional $893,750 to the joint venture that owns the EMTG Joint Venture, thereby increasing the Company's ownership in the joint venture from 25% to 31.25%.

      On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor leases office space. The
Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equivalent to its equity interest in the limited partnership. During the year ended December 31, 2002, the Company received approximately $0.2 million in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

                          PRIOR PERFORMANCE INFORMATION

      The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE NOT INVESTED IN HOTEL
PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE
RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR
PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL
NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS
TO WHICH THE FOLLOWING INFORMATION RELATES.

      Two Directors and/or executive officers of the Company, James M. Seneff,
Jr. and Robert A. Bourne, individually or with others have served as general partners of 89 and 88 real estate limited partnerships, respectively, including
18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. Based on an analysis of the operating results of the prior public programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

      CNL Realty Corporation, which was organized as a Florida corporation in
November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition,
Messrs. Seneff and Bourne currently serve as directors of CNL American
Properties Fund, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases; and as directors and officers of CNL Retirement Properties,
Inc., an unlisted public REIT organized to invest in retirement and seniors'
housing facilities. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 2002, the 18 partnerships and the two unlisted REITs had raised a total of approximately $2.0 billion from a total of approximately 100,000 investors, and owned, directly or indirectly, approximately 1,900 fast-food, family-style and casual-dining restaurant properties, and 37 retirement properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                     -133-

                                                                                   NUMBER OF           DATE 90% OF NET
                                                                                   LIMITED             PROCEEDS FULLY
                           MAXIMUM                                                 PARTNERSHIP         INVESTED OR
NAME OF                    OFFERING                                                UNITS OR            COMMITTED TO
ENTITY                     AMOUNT (1)                DATE CLOSED                   SHARES SOLD         INVESTMENT (2)
------                     ----------                -----------                   -----------         --------------
CNL Income                 $15,000,000               December 31, 1986             30,000              December 1986
Fund, Ltd.                 (30,000 units)

CNL Income                 $25,000,000               August 21, 1987               50,000              November 1987
Fund II, Ltd.              (50,000 units)

CNL Income                 $25,000,000               April 29, 1988                50,000              June 1988
Fund III, Ltd.             (50,000 units)

CNL Income                 $30,000,000               December 6, 1988              60,000              February 1989
Fund IV, Ltd.              (60,000 units)

CNL Income                 $25,000,000               June 7, 1989                  50,000              December 1989
Fund V, Ltd.               (50,000 units)

CNL Income                 $35,000,000               January 19, 1990              70,000              May 1990
Fund VI, Ltd.              (70,000 units)

CNL Income                 $30,000,000               August 1, 1990                30,000,000          January 1991
Fund VII, Ltd.             (30,000,000 units)

CNL Income                 $35,000,000               March 7, 1991                 35,000,000          September 1991
Fund VIII, Ltd.            (35,000,000 units)

CNL Income                 $35,000,000               September 6, 1991             3,500,000           November 1991
Fund IX, Ltd.              (3,500,000 units)

CNL Income                 $40,000,000               April 22, 1992                4,000,000           June 1992
Fund X, Ltd.               (4,000,000 units)

CNL Income                 $40,000,000               October 8, 1992               4,000,000           September 1992
Fund XI, Ltd.              (4,000,000 units)

                                     -134-

                                                                                   NUMBER OF           DATE 90% OF NET
                                                                                   LIMITED             PROCEEDS FULLY
                           MAXIMUM                                                 PARTNERSHIP         INVESTED OR
NAME OF                    OFFERING                                                UNITS OR            COMMITTED TO
ENTITY                     AMOUNT (1)                DATE CLOSED                   SHARES SOLD         INVESTMENT (2)
------                     ----------                -----------                   -----------         --------------
CNL Income                 $45,000,000               April 15, 1993                4,500,000           July 1993
Fund XII, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 13, 1993            4,000,000           August 1993
Fund XIII, Ltd.            (4,000,000 units)

CNL Income                 $45,000,000               March 23, 1994                4,500,000           May 1994
Fund XIV, Ltd.             (4,500,000 units)

CNL Income                 $40,000,000               September 22, 1994            4,000,000           December 1994
Fund XV, Ltd.              (4,000,000 units)

CNL Income                 $45,000,000               July 18, 1995                 4,500,000           August 1995
Fund XVI, Ltd.             (4,500,000 units)

CNL Income                 $30,000,000               October 10, 1996              3,000,000           December 1996
Fund XVII, Ltd.            (3,000,000 units)

CNL Income                 $35,000,000               February 6, 1998              3,500,000           December 1997
Fund XVIII, Ltd.           (3,500,000 units)

CNL American               $747,464,413              January 20, 1999 (3)          37,373,221 (3)      February 1999 (3)
Properties Fund, Inc.      (37,373,221 shares)

CNL Retirement             $614,718,974                         (4)                      (4)                   (4)
Properties, Inc.           (61,471,894 shares)

(1)   The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL
      Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd.,
      CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII,
      Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income
      Fund XVIII, Ltd. The number of shares of common stock for CNL American
      Properties Fund, Inc. ("APF") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2)   For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3)   In April 1995, APF commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan.
      Following completion of the initial offering on February 6, 1997, APF commenced a subsequent offering (the "1997 Offering ") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totalling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, APF commenced a subsequent offering (the "1998 Offering ") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, APF had received subscriptions totalling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares) through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to APF from its three offerings totalled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4)   Effective September 18, 1998, CNL Retirement Properties, Inc. (the
      "Retirement Properties REIT") commenced an offering of up to 15,500,000 shares ($155,000,000) of common stock. On September 18, 2000, the initial offering closed upon receipt of subscriptions totalling $9,718,974
      (971,898 shares). Following completion of the initial offering on
      September 18, 2000, the Retirement Properties REIT commenced a subsequent offering (the "2000

                                     -135-

      Offering") of up to 15,500,000 shares ($155,000,000) of common stock. On
      May 24, 2002, the 2000 Offering closed upon receipt of subscriptions totalling $155,000,000. Following the completion of the 2000 Offering, the
      Retirement Properties REIT commenced a subsequent offering (the "2002
      Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On
      April 3, 2003, the 2002 Offering closed upon receipt of subscriptions totalling $450,000,000. Following the completion of the 2002 Offering, the
      Retirement Properties REIT commenced a subsequent offering (the "2003
      Offering") of up to 175,000,000 shares ($1,750,000,000) of common stock.
      As of April 21, 2003, the Retirement Properties REIT had received subscriptions totalling $652,107,787 (65,211 shares) from its public offerings. As of such date, the Retirement Properties REIT owned interests in 53 properties.

      Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners,
Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. As of December 31,
2002, the partnership had raised approximately $27.5 million from 267 investors and had invested approximately $25.1 million in the resort, which opened on
November 30, 2002.

      As of December 31, 2002, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 70 nonpublic real estate limited partnerships. The offerings of all of these 70 nonpublic limited partnerships had terminated as of December 31, 2002. These 70 partnerships raised a total of approximately $187 million from approximately
4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 305 projects as of
December 31, 2002. These 305 projects consist of 19 apartment projects
(comprising 9% of the total amount raised by all 70 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 70 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69.1% of the total amount raised by all 70 partnerships), one condominium development (comprising 0.3% of the total amount raised by all 70 partnerships), four hotels/motels (comprising 4.3% of the total amount raised by all 70 partnerships), 29 commercial/retail properties
(comprising 12.3% of the total amount raised by all 70 partnerships), and two tracts of undeveloped land (comprising 1% of the total amount raised by all 70 partnerships).

      Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

      Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

      Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2002 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses
(accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

      In addition to the real estate limited partnership described above, in
2002, a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2,500,000 from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership.

                                     -136-

      The following table sets forth summary information, as of December 31,
2002, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

NAME OF                     TYPE OF                                           METHOD OF           TYPE OF
ENTITY                      PROPERTY              LOCATION                    FINANCING           PROGRAM
------                      --------              --------                    ---------           -------
CNL Income                  22 fast-food or       AL, AZ, CA, FL, GA,          All cash            Public
Fund, Ltd.                  family-style          LA, MD, OK, PA, TX,
                            restaurants           VA, WA

CNL Income                  50 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund II, Ltd.               family-style          IL, IN, KS, LA, MI,
                            restaurants           MN, MO, NC, NM, OH,
                                                  TN, TX, WA, WY

CNL Income                  40 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund III, Ltd.              family-style          GA, IA, IL, IN, KS,
                            restaurants           KY, MD, MI, MN, MO,
                                                  NC, NE, OK, TX

CNL Income                  47 fast-food or       AL, DC, FL, GA, IL,          All cash            Public
Fund IV, Ltd.               family-style          IN, KS, MA, MD, MI,
                            restaurants           MS, NC, OH, PA, TN,
                                                  TX, VA

CNL Income                  36 fast-food or       AZ, FL, GA, IL, IN,          All cash            Public
Fund V, Ltd.                family-style          MI, NH, NY, OH, SC,
                            restaurants           TN, TX, UT, WA

CNL Income                  66 fast-food or       AR, AZ, CA, FL, GA,          All cash            Public
Fund VI, Ltd.               family-style          ID, IL, IN, KS, MA,
                            restaurants           MD, MI, MN, NC, NE,
                                                  NM, NY, OH, OK, PA,
                                                  TN, TX, VA, WA, WY

CNL Income                  59 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund VII, Ltd.              family-style          IN, LA, MI, MN, NC,
                            restaurants           NE, OH, PA, SC, TN,
                                                  TX, UT, WA

CNL Income                  55 fast-food or       AZ, CO, FL, IL, IN,          All cash            Public
Fund VIII, Ltd.             family-style          LA, MI, MN, NC, NY,
                            restaurants           OH, OR, TN, TX, VA,
                                                  WI

CNL Income                  55 fast-food or       AL, CA, CO, FL, GA,          All cash            Public
Fund IX, Ltd.               family-style          IL, IN, LA, MD, MI,
                            restaurants           MN, MS, NC, NH, NY,
                                                  OH, SC, TN, TX

                                     -137-

NAME OF                     TYPE OF                                           METHOD OF           TYPE OF
ENTITY                      PROPERTY              LOCATION                    FINANCING           PROGRAM
------                      --------              --------                    ---------           -------
CNL Income                  59 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund X, Ltd.                family-style          ID, IL, IN, LA, MI,
                            restaurants           MO, MT, NC, NE, NH,
                                                  NM, NY, OH, PA, SC,
                                                  TN, TX, WA

CNL Income                  48 fast-food or       AL, AZ, CA, CO, CT,          All cash            Public
Fund XI, Ltd.               family-style          FL, KS, LA, MA, MI,
                            restaurants           MS, NC, NH, NM, OH,
                                                  OK, PA, SC, TX, VA,
                                                  WA

CNL Income                  58 fast-food or       AL, AZ, CA, CO, FL,          All cash            Public
Fund XII, Ltd.              family-style          GA, IA, IN, LA, MO,
                            restaurants           MS, NC, NM, OH, SC,
                                                  TN, TX, WA

CNL Income                  53 fast-food or       AL, AR, AZ, CA, CO,          All cash            Public
Fund XIII, Ltd.             family-style          FL, GA, IN, KS, LA,
                            restaurants           MD, MO, NC, OH, PA,
                                                  SC, TN, TX, VA

CNL Income                  71 fast-food or       AL, AZ, CO, FL, GA,          All cash            Public
Fund XIV, Ltd.              family-style          IL, KS, LA, MN, MO,
                            restaurants           MS, NC, NJ, NV, OH,
                                                  SC, TN, TX, VA

CNL Income                  61 fast-food or       AL, CA, FL, GA, KS,          All cash            Public
Fund XV, Ltd.               family-style          KY, MN, MO, MS, NC,
                            restaurants           NJ, NM, OH, OK, PA,
                                                  SC, TN, TX, VA

CNL Income                  54 fast-food or       AZ, CA, CO, DC, FL,          All cash            Public
Fund XVI, Ltd.              family-style          GA, ID, IN, KS, LA,
                            restaurants           MN, MO, NC, NM, NV,
                                                  OH, PA, TN, TX, UT,
                                                  WI

CNL Income                  39 fast-food,         CA, FL, GA, IL, IN,          All cash            Public
Fund XVII, Ltd.             family-style or       MD, MI, NC, NE, NV,
                            casual-dining         OH, SC, TN, TX, WA,
                            restaurants           WI

CNL Income                  30 fast-food,         AZ, CA, CO, FL, GA,          All cash            Public
Fund XVIII, Ltd.            family-style or       IL, KY, MD, MN, NC,
                            casual-dining         NV, NY, OH, PA, TN,
                            restaurants           TX, VA

                                     -138-

NAME OF                     TYPE OF                                           METHOD OF           TYPE OF
ENTITY                      PROPERTY              LOCATION                    FINANCING           PROGRAM
------                      --------              --------                    ---------           -------
CNL American                1,118 fast-food,      AL, AR, AZ, CA, CO,            (1)           Public REIT
Properties Fund, Inc.       family-style or       CT, DE, FL, GA, IA,
                            casual-dining         ID, IL, IN, KS, KY,
                            restaurants           LA, MD, MI, MN, MO,
                                                  MS, NC, NE, NH, NJ,
                                                  NM, NV, NY, OH, OK,
                                                  OR, PA, RI, SC, TN,
                                                  TX, UT, VA, WA, WI,
                                                  WV

CNL Retirement              37 retirement         AR, CA, CO, CT, FL,            (2)           Public REIT
Properties, Inc.            properties            GA, IL, MA, MD, NC,
                                                  NJ, OH, OK, TN, TX,
                                                  WA

(1)   As of March 31, 1999, all of APF's net offering proceeds had been invested or committed for investment in properties and mortgage loans. Since April
      1, 1999, APF has used proceeds from its line of credit and other borrowing to acquire and develop properties and to fund mortgage loans and secured equipment leases.

(2)   As of December 31, 2002, the Retirement Properties REIT had invested approximately $364.6 million in 37 retirement properties, which included approximately $45.6 million of permanent financing. As of April 21, 2003, the Retirement Properties REIT had invested in 53 properties.

      A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the

                                     -139-

Company, the Company will provide, without charge, a copy of the most recent
Annual Report on Form 10-K filed with the Securities and Exchange Commission for
CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL
Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL
Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL
Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL
Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd.,
CNL American Properties Fund, Inc. and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

      In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs, with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between
January 1998 and December 2002, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in
Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs.
Seneff and Bourne.

                                     -140-

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

      The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making quarterly Distributions; (ii)
obtaining fixed income through the receipt of base rent, and increasing the
Company's income (and Distributions) and providing protection against inflation through receipt of percentage rent and/or automatic increases in base rent, and obtaining fixed income through the receipt of payments on Mortgage Loans; (iii)
continuing to qualify as a REIT for federal income tax purposes; and (iv)
providing stockholders of the Company with liquidity of their investment, either in whole or in part, within five years after commencement of this offering, through (a) Listing, or (b) if Listing does not occur within five years after commencement of this offering (December 31, 2007), the commencement of orderly
Sales of the Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the
Company's investments and the terms of the leases.

      The Company intends to meet its objectives through its investment policies of purchasing interests in carefully selected, well-located Properties and leasing them to indirect subsidiaries of the Company, with management performed by third-party operators, or to unrelated third-party franchisors or franchisees of Hotel Brands on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance). The leases are generally expected to require the tenant to pay a minimal or base annual rent and percentage rent based on gross revenues and/or automatic increases in base rent. The Company may invest directly in such
Properties or indirectly through the acquisition of interests in entities which own hotel Properties or interests therein. In addition, the Company may offer
Mortgage Loans in connection with the operations of Hotel Brands. The Company may also invest a small portion of its total assets in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry.

      The Company will choose its unrelated tenants and third-party operators based upon recommendations by the Advisor. There is no limit on the number of properties of a particular Hotel Brand which the Company may acquire. However, under investment guidelines established by the Board of Directors, no single
Hotel Brand may represent more than 50% of the total portfolio unless approved by the Board of Directors, including a majority of the Independent Directors. In addition, the Company currently does not expect to acquire a Property if the
Board of Directors, including a majority of the Independent Directors, determines that the acquisition would adversely affect the Company in terms of geographic, property type or chain diversification. Potential Mortgage Loan borrowers will similarly be operators of Hotel Brands selected by the Company, following the Advisor's recommendations. It is intended that investments will be made in Properties and Mortgage Loans in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each Property. See "Estimated Use of Proceeds" and "Risk Factors --
Real Estate and Other Investment Risks -- Possible lack of diversification increases the risk of investment." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, see "Business."

      The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common
Stock. The Bylaws of the Company require the Independent Directors to review the
Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors)
have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Investment Objectives and Policies
-- Certain Investment Limitations" below.

                                     -141-

CERTAIN INVESTMENT LIMITATIONS

      In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

      1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any
Property under construction, under contract for development or planned for development within one year.

      2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

      3. The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

      4. The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the
"aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

      5. The Company may not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien or other indebtedness
("Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's
Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements is limited to 10% of the Company's tangible assets (which is included within the 25% limitation).

      6. The Company may not engage in any short sale, or borrow on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust.
"Asset coverage," for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

      7. Unless at least 80% of the Company's tangible assets are comprised of
Properties or first mortgage loans, the Company may not incur any indebtedness which would result in an aggregate amount of indebtedness in excess of 300% of
Net Assets.

      8. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the
Advisor, the Directors, or Affiliates of the Company.

      9. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT.
Investments in entities affiliated with the Advisor, a Director, the

                                     -142-

Company, or Affiliates thereof are subject to the restrictions on joint venture investments. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Company's
Articles of Incorporation.

      10. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the
Company as described under "Redemption of Shares"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively,
"Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to
Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the
Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

      11. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

      12. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

      13. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

      14. The Company will not invest in any foreign currency or bullion or engage in short sales.

      15. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

      16. The Company will not make loans to the Advisor or its Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) Mortgage Loans to
Joint Ventures (and joint ventures of wholly owned subsidiaries of the Company)
in which the co-venturer is not the Sponsor, the Advisor, the Directors or any
Affiliate of those persons or of the Company (other than a wholly owned subsidiary of the Company), subject to the restrictions governing Mortgage Loans in the Articles of Incorporation (including the requirement to obtain an appraisal from an independent expert).

      17. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

      18. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

      The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding Common Stock.

      Except as set forth above or elsewhere in this Prospectus, the Company does not intend to issue senior securities; borrow money; make loans to other persons; invest in the securities of other issuers for the purpose of exercising control; underwrite securities of other issuers; engage in the purchase and sale
(or turnover) of investments; offer securities in exchange for property, repurchase or otherwise reacquire its shares or other securities; or make annual or other reports to security holders. The Company evaluates investments in
Mortgage Loans on an individual basis and does not have a standard turnover policy with respect to such investments.

                                     -143-

                               DISTRIBUTION POLICY

GENERAL

      In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 90% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See
"Federal Income Tax Considerations -- Taxation of the Company -- Distribution
Requirements." The declaration of Distributions is within the discretion of the
Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

DISTRIBUTIONS

            The following table presents total Distributions and Distributions per Share:

                                                             Quarter
                                  --------------------------------------------------------------
                                     First           Second            Third            Fourth           Year
                                     -----           ------            -----            ------           ----
2002:
Total Distributions declared      $15,431,508      $17,058,036      $19,321,343      $22,404,860      $74,217,458
Distributions per Share                 0.194            0.194            0.194            0.194            0.775

2001:
Total Distributions declared      $ 9,772,721      $11,256,998      $13,036,969      $14,342,972      $48,409,660
Distributions per Share                 0.191            0.191            0.194            0.194            0.770

2000:
Total Distributions declared      $ 5,522,124      $ 6,414,210      $ 7,533,536      $ 8,612,405      $28,082,275
Distributions per Share                 0.181            0.181            0.188            0.188            0.738

1999:
Total Distributions declared      $   998,652      $ 2,053,964      $ 3,278,456      $ 4,434,809      $10,765,881
Distributions per Share                 0.175            0.181            0.181            0.181            0.718

1998:
Total Distributions declared      $   101,356      $   155,730      $   362,045      $   549,014      $ 1,168,145
Distributions per Share                 0.075            0.075            0.142            0.175            0.467

(1)   In January, February and March 2003, the Company declared Distributions totalling $8,151,824, $8,490,252 and $8,820,721 (representing $0.06458 per
      Share), payable by March 31, 2003. Distributions for the 12-month period ended March 31, 2003 represent a historical return of 7.75%. In addition, in April 2003, the Company declared Distributions totalling $9,228,229
      (representing $0.06458 per Share), payable by June 30, 2003.

                                     -144-

(2)   For the years ended December 31, 2002, 2001, 2000, 1999 and 1998, approximately 51%, 52%, 63%, 75% and 76%, respectively, of the
      Distributions declared and paid were considered to be ordinary income and approximately 49%, 48%, 37%, 25% and 24%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the
      Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 2002, the characterization of
      Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of
      Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the three months ended March 31,
      2003, may not be indicative of the results that may be expected for the year ending December 31, 2003.

(3)   Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations.
      Approximately 79%, 60%, 26%, 30% and 18% of cash distributions for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the
      Stockholders' 8% Return.

(4)   Distributions declared and paid for the years ended December 31, 2002,
      2001, 2000, 1999 and 1998, represent historical distribution rates of
      7.75%, 7.70%, 7.38%, 7.18% and 4.67%, respectively, of Invested Capital.

      The Company intends to continue to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997.
Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition,
Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare
Distributions on a daily basis during the offering period.

      Distributions may be payable monthly by the election of the stockholder. A stockholder may elect to receive monthly Distributions by written notice to the
Company upon subscription, or, thereafter, upon at least 10 days' prior written notice to the Company, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Absent such an election, stockholders will receive Distributions quarterly. In any quarter, stockholders may terminate their election to receive Distributions monthly rather than quarterly by written notice to the Company, which termination will be effective as of the beginning of the following calendar quarter. The Board of
Directors, in its sole discretion, in the future may elect to pay Distributions solely on a quarterly basis.

      The Company may, in the future, charge stockholders who elect the monthly distribution option an annual administrative fee, designed to cover the additional postage and handling associated with the more frequent Distributions.
The Company may elect to charge such fee upon written notice to each stockholder who properly has elected to receive monthly Distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

      Stockholders who elect the monthly distribution option will not be eligible to participate in the Reinvestment Plan, unless the Board of Directors elects to make Distributions to all stockholders on a monthly basis. See
"Summary of Reinvestment Plan."

      The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling Assets. These methods of obtaining funds could affect future Distributions by increasing operating costs.
To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested
Capital. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of
Incorporation; or distributions of in-kind property as long as the Directors (i)
advise each stockholder of the risks associated with direct ownership of the property, (ii) offer each stockholder the election of

                                     -145-

receiving in-kind property distributions, and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.

      Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The Company intends to increase
Distributions in accordance with increases in net cash from operations.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

      The Company is organized as a corporation under the laws of the State of
Maryland. As a Maryland corporation, the Company is governed by the Maryland
General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of
Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a
Maryland corporation to address these matters through provisions in its Articles of Incorporation.

      The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the
Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors.
The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

      The Articles of Incorporation also permit Listing by the Board of
Directors after completion or termination of this offering.

      The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to the Company. For more complete provisions, reference is made to the Maryland General Corporation Law and the
Company's Articles of Incorporation and Bylaws.

DESCRIPTION OF CAPITAL STOCK

            The Company has authorized a total of 516,000,000 shares of capital stock, consisting of 450,000,000 shares of Common Stock, $0.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000
additional shares of excess stock ("Excess Shares"), $0.01 par value per share.
Of the 63,000,000 Excess Shares, 60,000,000 are issuable in exchange for Common
Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below in the section entitled "Summary of the Articles of Incorporation and
Bylaws -- Restriction of Ownership." As of April 21, 2003, the Company had
147,053,853 Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering) and no
Preferred Stock or Excess Shares outstanding. The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of Common Stock available.

      The Company will not issue share certificates except to stockholders who make a written request to the Company. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the
Company on or before the 15th of the month for the transfer to be effective

                                     -146-

the following month. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month on which the Company receives properly executed documentation.
Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

      Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the
Company remaining after payment in full of all creditors.

      All of the Shares offered hereby will be fully paid and nonassessable when issued.

      The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred
Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of
Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

      Similarly, the voting rights per share of equity securities of the Company
(other than the publicly held equity securities of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to the Company for each privately offered Company share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities of the Company in a private offering.

      For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Summary of the Articles of Incorporation and
Bylaws -- Restriction of Ownership," below.

BOARD OF DIRECTORS

      The Articles of Incorporation provide that the number of Directors of the
Company cannot be less than three nor more than 15. A majority of the Board of
Directors will be Independent Directors. See "Management -- Independent
Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of Common Stock present in person or by proxy and entitled to vote.
Independent Directors will nominate replacements for vacancies among the
Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a)
amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b)
sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

      An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the
Independent Directors. Special meetings of the stockholders also shall be called by the secretary of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written

                                     -147-

request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

      At any meeting of stockholders, each stockholder is entitled to one vote per share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of Common Stock then outstanding shall constitute a quorum, and the majority vote of the shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

      The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

      Pursuant to the Company's Articles of Incorporation, the Directors can
amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and in some cases a two-thirds majority, of the shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company, or remove one or more Directors without the necessity of concurrence by the Board of Directors.

MERGERS, COMBINATIONS, AND SALE OF ASSETS

      A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an
Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

      The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns
10% or more of the voting power of such corporation's shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an "Interested Stockholder")
or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder.
Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least
(i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

      Section 2.8 of the Articles of Incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations
Statute are inapplicable to any business combination between the Company and any person. Consequently, business combinations between the Company and Interested
Stockholders can be

                                     -148-

effected upon the affirmative vote of a majority of the outstanding Shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding Shares held by disinterested stockholders.

CONTROL SHARE ACQUISITIONS

      The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control Shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power.
Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

      Section 2.9 of the Articles of Incorporation provides that the Maryland
Control Share Acquisition Statute is inapplicable to any acquisition of securities of the Company by any person. Consequently, in instances where the
Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of securities of the Company or such restrictions are otherwise removed, control shares of the Company will have voting rights, without having to obtain the approval of a supermajority of the outstanding
Shares eligible to vote thereon.

TERMINATION OF THE COMPANY AND REIT STATUS

      The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the Company as a REIT under the Code only by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote.

      Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2007, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

      To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the
REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii)
certain other requirements must be satisfied. See "Federal Income Tax
Considerations -- Taxation of the Company."

      To ensure that the Company satisfies these requirements, the Articles of
Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person
(as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred
Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

      It is the responsibility of each Person (as defined in the Articles of
Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the
Company in writing all information regarding the Beneficial and Constructive
Ownership (as such terms are defined in the Articles of Incorporation) of the
Common Stock and Preferred Stock.

                                     -149-

      If the ownership, transfer or acquisition of shares of Common or Preferred
Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii)
fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the
Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section
856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or
Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess
Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of a purchase price for the shares (or in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any
Distribution paid to a proposed transferee or holder of Excess Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or in the case of a devise or gift or similar event resulting in the issuance of
Excess Shares, the fair market value at the time of such devise or gift or event) or (b) the fair market value of such Shares on the date on which the
Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

      For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange
Act of 1934, as amended; but does not include (i) CNL Hospitality Corp., during the period ending on December 31, 1997, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL
Hospitality Corp. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

      Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management -- Fiduciary
Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

      Pursuant to Maryland corporate law and the Company's Articles of
Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee")
against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor,
Affiliate, employee, or agent and in such capacity, provided, that the
Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent
Director, the loss or liability was the result of gross negligence or willful misconduct; (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services; (iv) in the case of any criminal proceeding, the
Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (v) in a proceeding by or in the right of the Company, the
Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or

                                     -150-

liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.
Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer,
Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company; (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation; (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement.
The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the
Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

      Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

      There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The
Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the
Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

      The Company has entered into indemnification agreements with each of the
Company's officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the
Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and Directors under the
Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

      Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

      The Advisor will keep or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of
Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to

                                     -151-

inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of
Hospitality Partners to the same extent that they have access to the books of account and records of the Company.

      As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type.
The Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

      If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the Directors shall be liable to any stockholder requesting the list for the costs, including attorneys' fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company. The remedies provided by the Articles of Incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

      In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an
Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or
Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the
Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

      (i) accepting the securities of the Roll-Up Entity offered in the proposed
Roll-Up Transaction; or

      (ii) one of the following:

            (A) remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously;
      or

            (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

      The Company is prohibited from participating in any proposed Roll-Up
Transaction:

      (i) which would result in the stockholders having democracy rights in the
Roll-Up Entity that are less than those provided in the Company's Articles of
Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of
Directors, annual reports, annual and special meetings, amendment of the
Articles of Incorporation, and dissolution of the Company. (See "

                                     -152-

Summary of the Articles of Incorporation and Bylaws -- Description of Capital
Stock" and "Summary of the Articles of Incorporation and Bylaws -- Stockholder
Meetings," above);

      (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up
Entity on the basis of the number of shares held by that investor;

      (iii) in which investor's rights to access of records of the Roll-Up
Entity will be less than those provided in Sections 8.5 and 8.6 of the Company's
Articles of Incorporation and described in "Summary of the Articles of
Incorporation and Bylaws -- Inspection of Books and Records," above; or

      (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.

                        FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

      The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Greenberg Traurig, LLP, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules
(including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the
Internal Revenue Service (the "IRS" or the "Service") or other tax authority.
Counsel has rendered certain opinions discussed herein and believes that if the
Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by
Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

      GENERAL. The Company has elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. The Company believes that it is organized and will operate in such a manner as to qualify as a REIT, and the
Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a
REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

      If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the
"double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.
Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election

                                     -153-

is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the
75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or
95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the
Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming the Company has made or makes an election under the applicable provision of the Temporary
Treasury Regulations issued under Section 337 of the Internal Revenue Code.

      If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

      OPINION OF COUNSEL. Based upon representations made by officers of the
Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, the Company qualified as a REIT under the Code for the taxable years ending through December 31, 2002, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

      REQUIREMENTS FOR QUALIFICATION AS A REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which, but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not "closely held" as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

      In the case of a REIT which is a partner in a partnership, the Treasury
Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below.

                                     -154-

Thus, the Company's proportionate share of the assets, liabilities and items of income of Hospitality Partners and of any Joint Venture, as described in
"Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

      OWNERSHIP TESTS. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly
(applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or

                                     -155-

owning (applying certain attribution rules) more than 9.8% of the outstanding
Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of
Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

      Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the
Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of
Incorporation, or the requirements of any other appropriate taxing authority.
Certain Treasury Regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

      ASSET TESTS. At the end of each quarter of a REIT's taxable year, at least
75% of the value of its total assets (the "75% Asset Test") must consist of
"real estate assets," cash and cash items (including receivables) and certain government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the value or voting power of the issuer's outstanding securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).

      Initially, the bulk of the Company's assets will be direct and indirect interests in real property. The Company has represented that at the end of each quarter the sum of the value of any personal property owned by the Company plus the value of all other Company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of the Company's total assets. No independent appraisals will be acquired to support this representation, and
Counsel, in rendering its opinion as to the qualification of the Company as a
REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance, however, that the IRS may not contend that the value of any personal property or other property owned by the Company not qualifying for the 75% Asset Test, exceeds 25%
of the Company's total assets.

      A REIT may own up to 100% of the stock of a corporation that elects to be treated as a "taxable REIT subsidiary" for federal income tax purposes. At no time may the value of a REIT's stock in taxable REIT subsidiaries exceed 20% of the value of the REIT's gross assets. Although a taxable REIT subsidiary is not permitted to operate a lodging facility, it may lease lodging facilities from its affiliated REIT provided that an eligible independent contractor manages the facilities. As of April 21, 2003, the Company, directly or indirectly, had or will enter into 51 such leases with taxable REIT subsidiaries and may enter into additional leases with taxable REIT subsidiaries in the future.

      The common and preferred stock of Hotel Investors owned by Hospitality
Partners represents a significant portion of the Company's assets. As mentioned above, stock of a REIT is considered a "real estate asset" for purposes of the
75% Asset Test and, therefore, the asset tests prohibiting a REIT from owning securities of an issuer that exceed 5% of the value of the REIT's assets or 10%
of the value or voting power of the issuer's outstanding securities. Based on representations made by officers of Hotel Investors with respect to relevant factual matters, and assuming that Hotel Investors will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, Hotel Investors is organized in conformity with the requirements for qualification as a REIT, and Hotel Investors' proposed method of operations will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that Hotel Investors' ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving Hotel Investors and others, and no assurance can be given that the actual results of Hotel Investors' operating and future actions and events will enable Hotel Investors to satisfy in any given year the requirements for qualification and taxation as a REIT. If Hotel Investors fails to qualify as a REIT, then the Company would own (through Hospitality Partners)
securities of an issuer that exceed 5% of the value of the Company's assets and that represent more than 10% of the value or voting power of the outstanding securities of an issuer in violation of the asset tests discussed above.

                                     -156-

      As indicated in "Business -- Joint Venture Arrangements," the Company may
participate in Joint Ventures. If a Joint Venture were classified for federal income tax purposes as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint
Venture would cause the Company to fail to meet the requirement that it not own
10% or more of the value or voting power of an issuer's securities. However,
Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal
Income Tax Considerations -- Investment in Joint Ventures."

      INCOME TESTS. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

      The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT's gross income for each taxable year must be from "rents from real property,"
interest on obligations secured by mortgages on real property, dividends and other distributions on, and gain from the disposition of stock of other REITS, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes,
"qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and
(ii) received or accrued during the one-year period beginning on the date the
REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

      Initially, the bulk of the Company's income will be derived from rents with respect to the Properties and dividends from Hotel Investors. Dividends from Hotel Investors will be qualifying income under both the 75% and the 95%
test, provided that Hotel Investors qualifies as a REIT. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the
Code provides that rents received from a tenant (other than a taxable REIT subsidiary leasing a lodging facility operated by an eligible independent contractor) will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as
"rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to qualify as rents from real property.

      The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii)
charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party
Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business -- Description of
Property Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95%
income tests.

      In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair

                                     -157-

market value of the real property at the time of the loan commitment. The
Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in
Mortgage Loans will be treated as qualifying income under the 75% gross income test.

      Rents from personal property will satisfy both the 75% and 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

      If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if (i)
such failure is due to reasonable cause and not willful neglect, (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year, and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the
75% or 95% test (whichever amount is greater).

      DISTRIBUTION REQUIREMENTS. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least (a)
90% of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

      The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 90% distribution requirement.
Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the
90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making
Distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling Assets. If the Company ultimately were unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 90% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment.
This deficiency dividend will be included in the Company's deductions for
Distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

      TAXABLE DOMESTIC STOCKHOLDERS. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the
Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income.
Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain, without regard to the period for which such person has held its
Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to
20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, the Company may elect to retain and pay income tax on its long-term capital gains. If the Company so elects, each stockholder will take into income the stockholder's share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder's

                                     -158-

share of the tax paid by the Company. The stockholder will increase the basis of such stockholder's share by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of the
Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The
Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and (ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the
Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

      Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

      Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the
Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b)
is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code.
Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend"
if it results in a "meaningful reduction" in the stockholder's interest in the
Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

      If the redemption is not treated as a dividend, the redemption of the
Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the
Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

      The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the

                                     -159-

Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Federal Income Tax
Considerations -- Taxation of Stockholders -- Foreign Stockholders" below.

      The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

      TAX-EXEMPT STOCKHOLDERS. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with
"acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

      Notwithstanding the foregoing, qualified trusts that hold more than 10%
(by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests, or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the
REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the
Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors.
See "Summary of the Articles of Incorporation and Bylaws -- Restriction of
Ownership."

      Assuming that there is no waiver of the restrictions on ownership of
Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel, the distributions of the
Company with respect to such tax-exempt stockholder will not constitute UBTI.

      The tax discussion of distributions by qualified retirement plans, IRAs,
Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.

      FOREIGN STOCKHOLDERS. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S.
Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the
Non-U.S. Stockholders' conduct of a United States trade or business. Prospective
Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in
Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

      Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the
Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S.
Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 2002, the Non-U.S. Stockholder files IRS Form W-8BEN with the

                                     -160-

Company and, if the Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS), or (ii) the Non-U.S.
Stockholder files an IRS Form W-8ECI (or, with respect to payments on or after
January 1, 2002, files IRS Form W-8BEN with the Company) with the Company claiming that the distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a
Non-U.S. Stockholders' Shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a
Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the
Company's current and accumulated earnings and profits. Beginning with payments made on or after January 1, 1999, the Company will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

      For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as
amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S.
Stockholders would thus be taxed at the normal capital gain rates applicable to
U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S.
Stockholder's FIRPTA tax liability.

      Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled
REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the
Shares is treated as "effectively connected" with the Non-U.S. Stockholders'
U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30%
branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

      The Company and its stockholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

      The Company will purchase both new and existing Properties and lease them to franchisees or corporate franchisors or taxable REIT subsidiaries pursuant to leases of the type described in "Business -- Description of Property Leases."
The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company

                                     -161-

are true leases, under which the Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes may have adverse consequences to the Company, such as the denying of the Company's depreciation deductions. Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a
REIT. However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Federal
Income Tax Considerations -- Taxation of the Company -- Distribution
Requirements," above. Furthermore, in the event that the Company was determined not to be the owner of a particular Property, in the opinion of Counsel the income that the Company would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such Property will have the effect of making the building serve as collateral for the debt obligation.

      The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the landlord or the tenant of the property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

      While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Property Leases," the Company
will bear the risk of substantial loss in the value of the Properties, since the
Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the
Property's fair market value (determined by appraisal or otherwise).

      Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the
Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the
Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to
40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

      Concerning the Properties for which the Company owns the buildings and the underlying land, on the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in
"Business -- Description of Property Leases," and (ii) as is represented by the
Company, the residual value of the Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the
Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the
Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. In the case of Properties for which the Company does not own the underlying land, Counsel may not be able to opine that such transactions will be characterized as leases.

INVESTMENT IN JOINT VENTURES

                                     -162-

      As indicated in "Business -- Joint Venture Arrangements," the Company may
participate in Joint Ventures which own and lease Properties. Assuming that the
Joint Ventures have the characteristics described in "Business -- Joint Venture
Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in
Sections 7701(a)(2) and 761(a) of the Code, and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code; and (ii) all material allocations to the
Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section
704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of
Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint
Venture agreement will be respected.

      If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint
Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income.
Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a
REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Asset
Tests" and "Federal Income Tax Considerations -- Taxation of the Company --
Income Tests," above.

                             REPORTS TO STOCKHOLDERS

      The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;
(ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company
and including fees or charges paid to the Advisor and any Affiliate of the
Advisor by third parties doing business with the Company; (iv) the Operating
Expenses of the Company, stated as a percentage of the Average Invested Assets
(the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net
Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

      Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. For any period during which the Company is making a public offering of Shares, the statement will report an estimated value of each Share at the public offering price per Share, which during the term of this offering is $10.00 per Share. If no public offering is ongoing, and until Listing, the statement will report an estimated value of each Share based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that
Property; and (ii) a review of the outstanding Mortgage Loans focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan. The
Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or

                                     -163-

representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

      If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

      Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the
Company, at the location where such reports are kept by the Company.
Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the
Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

      The fiscal year of the Company will be the calendar year.

      The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company.
Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.

                                  THE OFFERING

GENERAL

      A maximum of 175,000,000 Shares ($1,750,000,000) are being offered at a purchase price of $10.00 per Share. Included in the 175,000,000 Shares offered, the Company has registered 25,000,000 Shares ($250,000,000) available to stockholders purchasing Shares in this offering or to stockholders who purchased
Shares in one of the Prior Offerings who elect to participate in the
Reinvestment Plan and who receive a copy of this Prospectus or a separate prospectus for the Reinvestment Plan. Prior to the conclusion of this offering, if any of the 25,000,000 Shares remain after meeting anticipated obligations under the Reinvestment Plan, the Company may decide to sell a portion of these
Shares in this offering. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under this Prospectus or a separate prospectus. See "Summary of
Reinvestment Plan." The Board of Directors may determine to engage in future offerings of Common Stock of up to the number of unissued authorized shares of
Common Stock available following termination of this offering.

      A minimum investment of 250 Shares ($2,500) is required, except for
Nebraska and North Carolina investors who must make a minimum investment of 500
Shares ($5,000). IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). Any investor who makes the required minimum investment may purchase additional
Shares in increments of one Share. Maine investors, however, may not purchase additional Shares in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering
-- Subscription Procedures," and "Summary of Reinvestment Plan."

                                     -164-

PLAN OF DISTRIBUTION

      The Shares are being offered to the public on a "best efforts" basis
(which means that no one is guaranteeing that any minimum amount will be sold)
through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers
will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James
M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

      Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Bank. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on the funds of those subscribers whose funds have been held in escrow by such bank for at least 20 days.
Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See "Escrow Arrangements" below.

      Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross
Proceeds as Selling Commissions. The Managing Dealer will reallow fees of up to
7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer an amount equal to 0.125% of Gross
Proceeds to be used by the Managing Dealer to reimburse Soliciting Dealers for bona fide due diligence expenses, such reimbursement to be paid following submission of invoices supporting such expenses. The Company will also pay to the Managing Dealer an amount equal to 0.5% of Gross Proceeds as a marketing support fee. This fee will be reallowed to any Soliciting Dealer which enters into a marketing support fee agreement with the Managing Dealer, pursuant to which such Soliciting Dealer agrees to provide the marketing assistance in this offering required under the marketing support fee agreement, including using their internal marketing support personnel to assist the Managing Dealer's marketing team and using their internal marketing communication tools to promote the Company. Stockholders who elect to participate in the Reinvestment Plan will be charged Selling Commissions, the marketing support fee and due diligence reimbursements on Shares purchased for their accounts on the same basis as investors who purchase Shares in this offering. See "Summary of Reinvestment
Plan."

      A registered principal or representative of the Managing Dealer or a
Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers and directors of the Advisor, any of their Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30.
Clients of an investment adviser registered under the Investment Advisers Act of
1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions. In addition, Soliciting Dealers that have a contractual arrangement with their clients for the payment of fees which is inconsistent with accepting commissions may elect not to accept any commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of 7%
commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, the amount of commissions otherwise payable to a Soliciting Dealer shall be reduced in accordance with the following schedule:

                                               Reallowed Commissions on Sales
                          Purchase Price per   per Incremental Share in Volume
                           Incremental Share            Discount Range
       Number                 in Volume        -------------------------------
of Shares Purchased         Discount Range      Percent         Dollar Amount
-------------------       ------------------   ---------       ---------------

      1  --  25,000            $10.00             7.0%              $0.70
 25,001  --  50,000              9.90             6.0%               0.60
 50,001  --  75,000              9.80             5.0%               0.50
 75,001  -- 100,000              9.70             4.0%               0.40
100,001  -- 250,000              9.60             3.0%               0.30
250,001  -- 500,000              9.50             2.0%               0.20
Over 500,000                     9.40             1.0%               0.10

                                     -165-

      For example, if an investor purchases 100,000 Shares, the investor could pay as little as $985,000 rather than $1,000,000 for the Shares, in which event the Selling Commissions on the sale of such Shares would be $60,000 ($0.60 per
Share). The net proceeds to the Company will not be affected by such discounts.

      Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the
Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See
"Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any
"purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

      Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a
"purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

      For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

      Any reduction in commissions will reduce the effective purchase price per
Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the
Company as compared to investors who do not pay reduced commissions.

Deferred Commission Arrangement

      In addition, stockholders may agree with their participating Soliciting
Dealer and the Managing Dealer to have Selling Commissions relating to their
Shares paid over a five-year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). The volume discount will not be applicable to purchases with regard to which stockholders elect the Deferred
Commission Option. Stockholders electing the Deferred Commission Option will be required to pay a total of $9.60 per Share purchased upon subscription, rather than $10.00 per Share, with respect to which $0.35 per Share will be payable as
Selling Commissions due upon subscription, $0.30 of which may be reallowed to the Soliciting Dealer by the Managing Dealer. For each of the four years following such subscription (or for such four year period commencing at a later date agreed upon by the Managing Dealer and the Soliciting Dealer) on a date to be determined by the Managing Dealer, $0.10 per Share will be paid by the
Company as deferred Selling Commissions with respect to Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of Distributions otherwise payable to such stockholders holding such Shares and may be reallowed to the Soliciting Dealer by the Managing Dealer. The net
proceeds to the Company will not be affected by the election of the Deferred
Commission Option. Under this arrangement, a stockholder electing the Deferred
Commission Option will pay a 1% Selling Commission per year thereafter for four years which will be deducted from and paid by the Company out of Distributions otherwise payable to such stockholder. At such time, if any, as Listing occurs, the Company shall have the right to require the acceleration of all outstanding payment obligations under the Deferred Commission Option. All such Selling
Commissions will be paid to the Managing Dealer, whereby a total of up to 7% of such Selling Commissions may be reallowed to the Soliciting Dealer.

                                     -166-

Sales Incentives

      The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers,
which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(c)(6)(B)(xiii). Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

Other Compensation

      In connection with the sale of Shares, certain associated persons of the
Managing Dealer may perform wholesaling functions for which they will receive compensation in an aggregate amount not in excess of 1.20% of Gross Proceeds, of which 0.5% is payable by the Managing Dealer (out of the 0.5% it retains from the Selling Commissions) and 0.7% will be paid by CNL Investment Company, and not by the Company.

      In addition, the Company and, to a lesser extent, its Affiliates will pay to their Affiliates, including CNL Investment Company and the Managing Dealer and its associated persons, for other expenses incurred, including expenses related to sales seminars (in an amount estimated to equal approximately 0.28%
of the Gross Proceeds), wholesaling activities (in an amount estimated to equal approximately 0.52% of the Gross Proceeds) and legal expenses (in an amount estimated to equal approximately 0.011% of Gross Proceeds). The Company will also reimburse the Soliciting Dealers for certain expenses incurred in connection with the offering (in an amount estimated to equal approximately 0.1%
of the Gross Proceeds).

      The total amount of underwriting compensation, including commissions and reimbursement of expenses, paid in connection with the offering will not exceed
10% of Gross Proceeds, plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes Selling Commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars, and sales incentives.

      The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

      PROCEDURES APPLICABLE TO ALL SUBSCRIPTIONS. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to
"SouthTrust Bank, Escrow Agent" or to the Company, in the amount of $10.00 per
Share. Subscription proceeds will be held in trust for the benefit of investors until such time as the investors are admitted as stockholders of the Company.
See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of
$250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

      Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Appendix C to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

      The Advisor and each Soliciting Dealer who sells Shares on behalf of the
Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to
Subscribe -- Suitability Standards."

                                     -167-

In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the
Soliciting Dealer.

      The Advisor and each Soliciting Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for an investor. The Advisor and each Soliciting Dealer shall maintain these records for at least six years.

      Subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

      PROCEDURES APPLICABLE TO NON-TELEPHONIC ORDERS. Each Soliciting Dealer
receiving a subscriber's check made payable solely to the bank escrow agent
(where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting
Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting
Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

      PROCEDURES APPLICABLE TO TELEPHONIC ORDERS. Certain Soliciting Dealers may
permit investors to subscribe for Shares by telephonic order to the Soliciting
Dealer. There are no additional fees associated with telephonic orders.
Subscribers who wish to subscribe for Shares by telephonic order to the
Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the Shares covered by the subscription agreement.

      To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Securities
Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer); or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting
Dealers must debit accounts of such customers on the fifth business day (the
"debit date") following receipt of the confirmation referred to in (a),

                                     -168-

and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

      Investors, however, who are residents of California, Florida, Iowa, Maine,
Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico,
North Carolina, Ohio, Oregon, South Dakota, Tennessee or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of
Soliciting Dealers who accept telephonic orders will execute the Subscription
Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

      Residents of Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

      ADDITIONAL SUBSCRIPTION PROCEDURES. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the
Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting
Dealers do not permit telephonic subscriptions or participation in the
Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription
Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Appendix C, primarily in that it will eliminate one or both of these options.

ESCROW ARRANGEMENTS

      The Escrow Agreement between the Company and SouthTrust Bank (the "Bank")
provides that escrowed funds will be invested by the Bank in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to the Company upon request following the admission of a stockholder to the Company.

      The interest, if any, earned on subscription proceeds will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on
Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

      The following is a summary of material considerations arising under the
Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

      A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA,
A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER
PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR
REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF
ERISA, THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE
OF THE SHARES BY SUCH PLAN OR IRA.

      Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an
"ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the
ERISA Plan as required by Section 404(a)(1)(D) of

                                     -169-

ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of
ERISA; and (iv) whether the investment is solely in the interests of the ERISA
Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section
404(a)(1)(A) of ERISA.

      In addition to the imposition of fiduciary standards, ERISA and Section
4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an
IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code).
Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

      Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL
Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

      Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and have been registered within the relevant time period under Section
12(g) of the Exchange Act.

      The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Shares are "widely held."

      The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the
Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws --
Restriction of Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

      Assuming that the Shares continue to be "widely held" and will be "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

      The offering price per Share was determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage Loans, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering.

                                     -170-

                           SUPPLEMENTAL SALES MATERIAL

      Shares are being offered only through this Prospectus. In addition to this
Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this
Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL Hospitality
Properties, Inc., (ii) a fact sheet describing the general features of the
Company, (iii) a cover letter transmitting the Prospectus, (iv) a summary description of the offering, (v) a slide presentation, (vi) broker updates,
(vii) an audio cassette presentation, (viii) a video presentation, (ix) an electronic media presentation, (x) a cd-rom presentation, (xi) a script for telephonic marketing, (xii) seminar advertisements and invitations, and (xiii)
certain third-party articles. All such materials will be used only by registered broker-dealers that are members of the NASD and advisers registered under the
Investment Advisers Act of 1940. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.

                                 LEGAL OPINIONS

      The legality of the Shares being offered hereby has been passed upon for the Company by Greenberg Traurig, LLP. Statements made under "Risk Factors --
Tax Risks" and "Federal Income Tax Considerations" have been reviewed by
Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Members of the firm of Greenberg Traurig, LLP may invest in the Company, but do not hold any substantial interest in the Company.
The firm is, however, a tenant in an office building in which the Company owns a
10% interest.

                                     EXPERTS

      The financial statements of the Company as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, the financial statements of Desert Ridge Resort Partners, LLC and subsidiaries as of
December 31, 2002 and 2001 and for the two years then ended and the financial statements of WB Resort Partners, LP and subsidiaries as of December 31, 2002 and 2001 and for the year ended December 31, 2002 and the period from July 27,
2001 (inception) through December 31, 2001 included in this Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting

                             ADDITIONAL INFORMATION

      A Registration Statement has been filed with the Securities and Exchange
Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the
Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the
Commission, or examined at the principal office of the Commission without charge. In addition, the Company is required to file periodic reports under the
Securities Exchange Act of 1934, as amended, and has filed registration statements relating to previous offerings, all of which may be obtained from the

                                     -171-

Commission. The Commission maintains a web site located at http://www.sec.gov.
that contains information regarding registrants that file electronically with the Commission.

                                   DEFINITIONS

      "1999 Offering" means the public offering of the Company of 27,500,000
Shares of Common Stock, which commenced in June 1999 and terminated on September
14, 2000.

      "2000 Offering" means the public offering of the Company of 45,000,000
Shares of Common Stock, including 5,000,000 Shares available pursuant to the
Reinvestment Plan, which commenced in September 2000 and terminated on April 22,
2002.

      "2002 Offering" means the public offering of the Company of 45,000,000
Shares of Common Stock, including 5,000,000 Shares available pursuant to the
Reinvestment Plan, which commenced in April 2002 and terminated on February 4,
2003.

      "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

      "Acquisition Fees" means any and all fees and commissions, exclusive of
Acquisition Expenses, paid by any person or entity to any other person or entity
(including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

      "Advisor" means CNL Hospitality Corp., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL
Hospitality Corp. or any successor advisor subcontracts substantially all of its functions. The Advisor has responsibility for the day-to-day operations of the Company.

      "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the
Company and provide specified services to the Company.

      "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person;
and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

      "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

      "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to the Advisory Agreement.

      "Assets" means Properties and Mortgage Loans, collectively.

      "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before

                                     -172-

reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

      "Bank" means SouthTrust Bank, escrow agent for the offering.

      "Board of Directors" means the Directors of the Company.

      "Bylaws" means the bylaws of the Company.

      "CNL" means CNL Holdings, Inc., the parent company either directly or indirectly of the Advisor and the Managing Dealer.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" means the common stock, par value $0.01 per share, of the
Company.

      "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the
Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii)
six percent of the gross sales price of the Property or Properties.

      "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

      "Counsel" means tax counsel to the Company.

      "Deferred Commission Option" means an agreement between a stockholder, the participating Soliciting Dealer and the Managing Dealer to have Selling
Commissions paid over a five year period as described in "The Offering -- Plan of Distribution."

      "Development Fee" means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

      "Director" means a member of the Board of Directors of the Company.

      "Distributions" means any distributions of money or other property by the
Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

      "Equipment" means the furniture, fixtures and equipment used at Hotel
Brands.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

      "Excess Shares" means the excess shares exchanged for shares of Common
Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

      "Front-End Fees" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, the marketing support fee, due diligence expense reimbursements, Offering Expenses, Acquisition Expenses and Acquisition Fees
paid out of Gross Proceeds, and any other similar fees, however designated.
During the term of the Company, Front-End Fees shall not exceed 20% of Gross
Proceeds.

                                     -173-

      "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling
Commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Offering Expenses. For the purpose of computing Gross
Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price, currently $10.00.

      "Hospitality Partners" means CNL Hospitality Partners, LP, a wholly owned
Delaware limited partnership. Properties acquired are expected to be held by
Hospitality Partners and, as a result, owned by the Company through Hospitality
Partners.

      "Hotel Brands" means the national and regional hotel brands, primarily limited service, extended stay and full service hotel brands, to be selected by the Advisor, and who themselves or their franchisees will either (i) lease
Properties purchased by the Company, (ii) become managers under management agreements, or (iii) become borrowers under Mortgage Loans.

      "Hotel Investors" means CNL Hotel Investors, Inc., a jointly owned real estate investment trust between the Company and Five Arrows Realty Securities II
L.L.C., formed for the purpose of acquiring up to eight hotel Properties from various sellers affiliated with Western International.

      "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii)
employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi)
maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law or sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Advisor, any of its affiliates, or the Company.
A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

      "Independent Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

      "Initial Investment" means the 20,000 Shares of Common Stock purchased by the Advisor as part of the Company's initial capitalization.

      "Initial Offering" means the initial offering of the Company which commenced on July 9, 1997 and terminated on June 17, 1999.

      "Invested Capital" means the amount calculated by multiplying the total number of shares of Common Stock purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales
Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

      "IRA" means an Individual Retirement Account.

      "IRS" means the Internal Revenue Service.

      "Joint Ventures" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

      "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

      "Line of Credit" means one or more lines of credit in an aggregate amount up to $350,000,000 (or such greater amount as shall be approved by the Board of
Directors), the proceeds of which will be used to acquire

                                     -174-

Properties and make Mortgage Loans and other investments. The Line of Credit may be in addition to any Permanent Financing.

      "Listing" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

      "Managing Dealer" means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the
National Association of Securities Dealers, Inc.

      "Mortgage Loans" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrowers.

      "Net Assets" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

      "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves;
provided, however, Net Income for purposes of calculating total allowable
Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's Assets.

      "Net Offering Proceeds" means Gross Proceeds less (i) Selling Commissions,
(ii) Offering Expenses and (iii) the marketing support fee and due diligence expense reimbursements.

      "Net Sales Proceeds" means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the
Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the
Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more
Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties or Mortgage Loans, to repay outstanding indebtedness, or to establish reserves.

      "Offering Expenses" means any and all costs and expenses, other than
Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company, the Advisor or any Affiliate of either in connection with the qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Offering Expenses paid by the Company in connection with the offering, together with the 7.5% Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the
Company will not exceed 13% of the proceeds raised in connection with this offering.

      "Operating Expenses" includes all costs and expenses incurred by the
Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) any soliciting dealer servicing fees in connection with the 2002 Offering, the 2000 Offering and the Initial Offering,
(c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated
Incentive Fee, but excluding (i) the expenses of raising capital such as
Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such

                                     -175-

expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii)
taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, and (vi) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

      "Ownership Limit" means, with respect to shares of Common Stock and
Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of
Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred
Stock.

      "Participants" means those stockholders who elect to participate in the
Reinvestment Plan.

      "Performance Fee" means the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the
Subordinated Incentive Fee has not been paid.

      "Permanent Financing" means financing (i) to acquire Assets, (ii) to pay a fee of 4.5% of any Permanent Financing as Acquisition Fees, and, (iii) to
refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

      "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

      "Preferred Stock" means any class or series of preferred stock of the
Company that may be issued in accordance with the terms of the Articles of
Incorporation and applicable law.

      "Prior Offerings" means the prior public offerings of the Company; the
Initial Offering, the 1999 Offering, the 2000 Offering and the 2002 Offering.

      "Properties" means (i) the real properties, including the buildings located thereon and including Equipment; (ii) the real properties only, or (iii)
the buildings only, including Equipment, which are acquired by the Company either directly or through joint venture arrangements or other partnerships.

      "Prospectus" means the final prospectus included in the Company's
Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such
Registration Statement.

      "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

      "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

      "Reinvestment Agent" or "Agent" means the independent agent, which currently is Bank of New York, for Participants in the Reinvestment Plan.

      "Reinvestment Plan" means the Reinvestment Plan, in the form attached hereto as Appendix A.

      "Reinvestment Proceeds" means net proceeds available from the sale of
Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to invest in additional Properties or Mortgage Loans.

      "REIT" means real estate investment trust, as defined pursuant to Sections
856 through 860 of the Code.

      "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

      "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

                                     -176-

      "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i)
a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers
Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the
Company.

      "Sale" (i) means any transaction or series of transactions whereby: (A)
the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the
Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or portion thereof, including any event with respect to any Mortgage Loan which gives rise to a significant amount of insurance proceeds or similar awards; but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

      "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

      "Shares" means the shares of Common Stock of the Company, including the up to 175,000,000 shares to be sold in this offering.

      "Soliciting Dealers" means those broker-dealers that are members of the
National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

      "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

      a.    taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

      b.    receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

      c.    having a substantial number of relationships and contacts with the
            Company;

      d.    possessing significant rights to control Company Properties;

      e.    receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

      f.    providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

      "Stockholders' 8% Return," as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

                                     -177-

      "Subscription Agreement" means the Subscription Agreement in the form attached hereto as Appendix C.

      "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market. The Subordinated Incentive Fee will not be paid if
Listing occurs on the Pink Sheets or the OTC Bulletin Board.

      "Termination Date" means the date of termination of the Advisory
Agreement.

      "Total Proceeds" means Gross Proceeds, loan proceeds from Permanent
Financing and the Line of Credit that are used to acquire Properties.

      "Triple-Net Lease" generally means a Property lease pursuant to which the tenant is responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities and insurance.

      "Unimproved Real Property" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                     -178-

                                                                                                                    Page
                                                                                                                    ----
Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of December 31, 2002                                                      F-2

   Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002                                 F-3

   Notes to Pro Forma Consolidated Financial Statements for the year ended December 31, 2002                         F-4

Audited Consolidated Financial Statements as recently filed in CNL Hospitality Properties, Inc.'s
   Form 10-K for the year ended December 31, 2002

   Report of Independent Certified Public Accountants                                                                F-9

   Consolidated Balance Sheets as of December 31, 2002 and 2001                                                     F-10

   Consolidated Statements of Earnings for the years ended December 31, 2002, 2001 and 2000                         F-11

   Consolidated Statements of Stockholders' Equity and Comprehensive Income for the years ended
     December 31, 2002, 2001, and 2000                                                                              F-12

   Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000                       F-15

   Notes to Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000                  F-18

Financial Statement Schedule:

   Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002                                  F-36

   Notes to Schedule III - Real Estate and Accumulated Depreciation as of December 31, 2002                         F-39

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                 (in thousands)

        The following Unaudited Pro Forma Consolidated Balance Sheet of CNL
Hospitality Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of approximately $213,320 in gross offering proceeds from the sale of approximately 21,332 additional shares for the period January 1, 2003 through April 21, 2003, and the assumption of additional borrowings in the amount of approximately $131,230 for the period January 1, 2003 through April
21, 2003, and (ii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (b) invest in four
Properties through a joint venture, (c) contribute one property to the same joint venture, (d) purchase two Properties, and (e) invest in convertible preferred partnership units of Hersha Hospitality Limited Partnership, all as reflected in the pro forma adjustments described in the related notes. The
Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2002 has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on December 31, 2002.

        The Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002, includes the historical operating results of the properties and the expected yield on the convertible preferred partnership unit described in (ii) above, as well as the historical operating results of the properties acquired by the Company prior to December 31, 2002 from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2002, to (B) the earlier of (1) the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the "Pro Forma Period").

        This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the
Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                                      F-1

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002
                                 (in thousands)

                                                                                Pro Forma
             ASSETS                                          Historical         Adjustments          Pro Forma
                                                            -------------      -------------        -----------
  Land, buildings and equipment, net                            $988,646           $128,500  (b)    $1,125,319
                                                                                      1,285  (b)
                                                                                      6,888  (b)
  Investments in unconsolidated subsidiaries                     202,554             24,612  (e)       227,166
  Investments                                                         --             25,000  (g)        25,000
  Cash and cash equivalents                                       48,993            213,320  (a)       185,896
                                                                                     (9,599)(a)
                                                                                    (15,999)(a)
                                                                                     (1,067)(a)
                                                                                       (943)(c)
                                                                                     (1,510)(d)
                                                                                    (23,744)(e)
                                                                                     (1,285)(b)
                                                                                    (78,900)(b)
                                                                                     81,630  (f)
                                                                                    (25,000)(g)
  Restricted cash                                                 18,822              1,510  (d)        20,332
  Receivables                                                     11,382                 --             11,382
  Due from related parties                                         3,164                 --              3,164
  Prepaid expenses and other assets                               25,177              9,599  (a)        27,020
                                                                                     (6,888)(b)
                                                                                       (868)(e)
  Loan costs, net                                                  5,122                 --              5,122
                                                           --------------     --------------       ------------
                                                              $1,303,860           $326,541         $1,630,401
                                                           ==============     ==============       ============

       LIABILITIES AND STOCKHOLDERS' EQUITY
  Mortgages payable and accrued interest                         207,206            131,230 (b)(f)     338,436
  Other notes payable                                             29,739                 --             29,739
  Line of credit                                                  24,079                 --             24,079
  Other liabilities                                                5,632                 --              5,632
  Accounts payable and accrued expenses                            9,256                 --              9,256
  Distributions payable                                              106                 --                106
  Due to related parties                                           2,460               (943)(c)         1,517
  Security deposits                                               12,883                 --             12,883
                                                           --------------     --------------       ------------
        Total liabilities                                        291,361            130,287            421,648
                                                           --------------     --------------       ------------

  Stockholders' equity:
     Preferred stock, without par value.
        Authorized and unissued 3,000 shares                          --                 --                 --
     Excess shares, $.01 par value per share.
        Authorized and unissued 63,000 shares                         --                 --                 --
     Common stock, $.01 par value per share.
        450,000 authorized shares; issued and
         outstanding 147,054 shares, as adjusted                   1,260                213  (a)         1,473
     Capital in excess of par value                            1,115,745            213,107  (a)     1,311,786
                                                                                    (17,066)(a)(a)
     Accumulated distributions in excess of net earnings         (98,366)               --            (98,366)
     Accumulated other comprehensive loss                         (4,316)               --             (4,316)
     Minority interest distributions in excess of
        contributions and accumulated earnings                    (1,824)               --             (1,824)
                                                           --------------     --------------       ------------
           Total stockholders' equity                          1,012,499            196,254          1,208,753
                                                           --------------     --------------       ------------
                                                              $1,303,860           $326,541         $1,630,401
                                                           ==============     ==============       ============

See accompanying notes to unaudited pro forma consolidated financial statements.

                                      F-2

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                      (in thousands, except per share data)

                                                                Pro Forma
                                             Historical        Adjustments            Pro Forma
                                             -----------       ------------           ----------
Revenues:
   Hotel revenues                              $101,005            $64,276  (1)       $ 165,281
   Rental income from operating leases           37,341             (5,989)(1)          31,352
   FF&E reserve income                            4,236                 --                4,236
   Interest and other income                     13,826              2,625  (9)          16,451
                                            ------------      -------------          -----------
                                                156,408             60,912              217,320
                                            ------------      -------------          -----------

Expenses:
   Hotel expenses                                65,601             53,927  (1)         119,528
   Interest and loan cost amortization           18,330              9,338  (5)          27,668
   General operating and  administrative          5,667                 --                5,667
   Asset management fees to
      related party                               6,696              1,900  (2)           8,596
   Depreciation and amortization                 27,876              6,012  (3)          33,888
                                            ------------      -------------          -----------
                                                124,170             71,177              195,347
                                            ------------      -------------          -----------

Earnings Before Equity in Loss of
   Unconsolidated Subsidiaries and
   Minority Interest                             32,238            (10,265)             21,973

Equity in Loss of Unconsolidated
   Subsidiaries                                 (16,164)            7,547  (6)          (9,320)
                                                                      (155)(7)
                                                                      (548)(8)
Minority Interest                                  (264)               --                 (264)
                                            ------------      -------------          -----------

Net Earnings                                   $ 15,810            $(3,421)           $ 12,389
                                            ============      =============          ===========

Earnings Per Share of Common Stock (4):
   Basic                                          $0.16                                    $0.12
                                            ============                             ===========
   Diluted                                        $0.16                                    $0.12
                                            ============                             ===========

Weighted Average Number of Shares of
   Common Stock Outstanding (4):
      Basic                                      97,874                                 107,414
                                            ============                             ===========
      Diluted                                    97,874                                 107,414
                                            ============                             ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

                                      F-3

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                 (in thousands)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)     Represents gross proceeds of $213,320 from the sale of 21,332 shares during the period January 1, 2003 through April 21, 2003, and the payment of $9,599 for related acquisition fees (4.5% of gross proceeds)
        which are reflected as other assets, selling commissions of $15,999
        (7.5% of gross proceeds) and the marketing support fee of $1,067 (0.5%
        of gross proceeds) which have been netted against stockholders' equity.

(b)     Represents the use of cash and cash equivalents to reflect the purchase of two properties for $136,673 (which includes closing costs of $1,285 and acquisition fees and costs of $6,888, which had been recorded as other assets as of December 31, 2002 and have been reclassified to land, buildings and equipment). Total cash paid is shown net of $49,600 which represents an existing mortgage on the property that will be assumed by the Company.

                                                                   Acquisition
                                                                    Fees and
                                                                  Closing Costs
                                                                  Allocated to
                                                Purchase Price     Investments       Total
                                                --------------    -------------   ------------
         New Orleans Grande New Orleans, LA     $    92,500       $    5,883      $    98,383
         Hyatt Regency Coral Gables Miami, FL        36,000            2,290           38,290
                                                --------------    -------------   ------------
                 Total                          $   128,500       $    8,173      $   136,673
                                                ==============    =============   ============

        The New Orleans Grande will be converted to a JW Marriott brand.

(c)     Represents payment of $943 in offering and acquisition fees which were outstanding as of December 31, 2002.

(d)     Represents $1,510 in restricted cash restricted for purposes of purchasing furniture, fixtures and equipment.

(e)     Represents the use of cash and cash equivalents to reflect the acquisition of the Hilton Rye Town, Doubletree Crystal City, Embassy
        Suites Orlando, Embassy Suites Crystal City, and Embassy Suites Santa
        Clara Properties by a partnership that is 75% owned by the Company and
        25% owned by Hilton (the "Hilton 2 Partnership"). The total investment was $24,612 (which includes debt acquisition fees paid of $7,548 and other acquisition fees and costs of $868, which had been recorded as other assets as of December 31, 2002 and have been reclassified to
        Investments in Unconsolidated Subsidiaries). The Hilton Rye Town
        Property was previously owned and was contributed by Hilton to the
        Hilton 2 Partnership, and the Doubletree Crystal City Property was owned by the Company and was conveyed to the Hilton 2 Partnership by the
        Company. In connection with this acquisition, the Hilton 2 Partnership has obtained permanent financing of $223,650 at an interest rate of approximately 6% per annum.The result of these contributions is reflected as if they occurred at the beginning of the Pro Forma Period.

(f)     Represents permanent financing of $81,630 obtained on eight properties acquired during 2002 and the existing loan of $49,600 which was assumed by the Company.

(g)     Represents the Company's $10,000 investment and commitment to invest up to an additional $15,000 in convertible preferred partnership units of
        Hersha Hospitality Limited Partnership.

Unaudited Pro Forma Consolidated Statement of Earnings:

(1)     For the year ended December 31, 2002, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the properties acquired and leased to taxable REIT subsidiaries of the Company as of April 3, 2003 (the "Pro
        Forma Leased Properties") and the assumption

                                      F-4

                CNL HOSPITALITY PROPERTIES, INC.AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                 (in thousands)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

        of existing leases from third parties by taxable REIT subsidiaries of the Company (the "Pro Forma Operating Properties") which results in hotel operating revenues of $64,276 offset by hotel operating expenses of $53,927 and assumes the elimination of $5,989 in rental income from operating leases.

        The following presents the actual date the Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statement of
        Earnings.

                                                                            Date the Property
                                                                                 Became
                                                                             Operational For
                                                        Date Acquired       Pro Forma Leased       Purchase
                                                        by the Company          Purposes            Price
                                                      -------------------   -----------------     ---------
        Marriott Bridgewater, NJ                      June 14, 2002          April 2, 2002         $61,500
        Hampton Inn Houston, TX                       September 4, 2002     January 1, 2002         14,300
        Courtyard Newark, CA                          October 25, 2002       August 1, 2002         25,500
        Residence Inn Newark, CA                      November 15, 2002     November 1, 2002        27,300
        Doubletree Crystal City, VA                   December 19, 2002     January 1, 2002         71,000
        SpringHill Suites in Plymouth Meeting, PA     January 18, 2002      January 1, 2002         27,000
        SpringHill Suites in Manhattan Beach, CA      January 18, 2002      January 1, 2002         20,000
        TownePlace Suites in Manhattan Beach, CA      January 18, 2002      January 1, 2002         15,000
        Courtyard in Basking Ridge, NJ                March 1, 2002         January 1, 2002         35,750
        Hyatt Regency Coral Gables Miami, FL          February 20, 2003     January 1, 2002         36,000
        JW Marriott New Orleans, LA                   April 21, 2003        January 1, 2002         92,500

        The following represents the date the Pro Forma Operating Properties were treated as becoming operational as a TRS property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                   Date the Property
                                                  Became Operational
                                                     For Pro Forma
                                                       Purposes
                                                  --------------------
        Courtyard in Alpharetta, GA                 January 1, 2002
        Residence Inn in Cottonwood, UT             January 1, 2002
        TownePlace Suites in Tewksbury, MA          January 1, 2002
        TownePlace Suites in Mt. Laurel, NJ         January 1, 2002
        TownePlace Suites in Scarborough, ME        January 1, 2002
        Courtyard in Orland Park, KS                January 1, 2002
        SpringHill Suites in Durham, NC             January 1, 2002
        SpringHill Suites in Centreville, VA        January 1, 2002
        SpringHill Suites in Charlotte, NC          January 1, 2002
        Residence Inn in Gwinnett, GA               January 1, 2002
        Residence Inn in Buckhead, GA               January 1, 2002

        No income tax provision has been presented as it is assumed that rental expense will offset substantially all hotel operating profit. In addition, no operating assets or liabilities were included for pro forma purposes as this amount is immaterial to the Company.

                                      F-5

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                 (in thousands)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(2)     Represents increase in asset management fees relating to the properties acquired by the Company during the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset
        Value, as defined in the Company's prospectus.

(3)     Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro
        Forma Leased Properties and Pro Forma Operating Properties calculated on the straight-line basis in the amount of $6,033 or the year ended
        December 31, 2002. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

        The following presents the amount of land, building and FF&E for each of the Pro Forma Properties:

                                                      Land           Building          FF&E
                                                  --------------   -------------   -------------
        Hyatt Regency Coral Gables Miami, FL              5,195          29,624           3,580
        JW Marriott New Orleans, LA*                      9,802          78,410           9,801
        TownePlace Suites Manhattan Beach, CA             1,748          11,886             616
        SpringHill Suites Plymouth Meeting, PA            1,846          23,917           1,237
        SpringHill Suites Manhattan Beach, CA             2,680          16,322             998
        Courtyard Newark, CA                              1,760          20,216           3,524
        Residence Inn Newark, CA                          1,697          21,802           3,801
        Courtyard Basking Ridge, NJ                       3,628          31,987           1,885
        Marriott Bridgewater, NJ                          1,046          55,247           5,207

           * Amounts are estimated values.

(4)     Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2002. As a result of receipt of gross proceeds from the sale of shares through April 21, 2003, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares as if the proceeds were available in connection with acquisition of the pro forma properties and other investments described in Notes
        (d), (e) and (g) above.

(5)     Represents estimated interest incurred on new borrowings for existing properties for the period from when the properties were acquired by the
        Company through the end of the Pro Forma Period.

                                      F-6

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                 (in thousands)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(6)     Represents adjustment to equity in earnings/loss of the Hilton 2
        Partnership, an unconsolidated subsidiary in which the Company will own a 75% interest, for the Pro Forma Period. The following information represents historical information for the year ended December 31, 2002:

                                        Year Ended
                                    December 31, 2002
                                    -------------------
             Revenues:
             Hotel revenues                   $138,105

             Expenses:
             Hotel expense                     101,619
             Depreciation                       13,004
             Interest                           13,419
                                             ----------

             Net income                         10,063

             Ownership percentage                75.00%
                                             ----------
             Equity in earnings                $ 7,547
                                             ==========

(7)     Represents adjustment to equity in earnings/loss of the Interstate Joint
        Venture, an unconsolidated subsidiary in which the Company owns an 85%
        interest, for the Pro Forma Period. The following information represents historical information for the year ended December 31, 2002 for the
        Hampton Inn in Houston and the period from January 1, 2002 through the date of acquisition:

                                        Year Ended
                                    December 31, 2002
                                    -------------------
             Revenues:
             Hotel revenues                    $ 3,419

             Expenses:
             Hotel expense                       2,798
             Depreciation                          319
             Interest                              484
                                             ----------

             Net loss                             (182)

             Ownership percentage                85.00%
                                             ----------
             Equity in loss                      $(155)
                                             ==========

                                      F-7

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                 (in thousands)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(8)     Represents adjustment to equity in earnings/loss of the San Francisco
        Joint Venture, an unconsolidated subsidiary in which the Company owns a
        50% interest, for the Pro Forma Period. The following information represents historical information for the year ended December 31, 2002 and the period from January 1, 2002 through the date of acquisition:

                                        Year Ended
                                    December 31, 2002
             Revenues:
             Hotel revenues                    $ 5,938

             Expenses:
             Hotel expense                       3,995
             Depreciation                        1,242
             Interest                            1,797
                                             ----------

             Net loss                           (1,096)

             Ownership percentage                50.00%
                                             ----------
             Equity in loss                      $(548)
                                             ==========

(9)     Represents the Company's 10.5 percent preferred return on its $10,000 investment and assumed $15,000 of additional investments in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

                                      F-8

               Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders
CNL Hospitality Properties, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, of stockholders' equity and comprehensive income and of cash flows present fairly, in all material respects, the financial position of CNL Hospitality Properties, Inc. and its subsidiaries at December
31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the
Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.
We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS, LLP

Orlando, Florida
February 21, 2003

                                      F-9

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)

                                                                             December 31,
                                                                        2002             2001
                                                                     ------------     ------------
                         ASSETS
   Land, buildings and equipment, less accumulated depreciation
      of $56,408 and $29,182, respectively                             $ 988,646        $ 699,240
   Investment in unconsolidated subsidiaries                             202,554          135,271
   Cash and cash equivalents                                              48,993           44,825
   Restricted cash                                                        18,822            8,493
   Receivables                                                            11,382              672
   Due from related parties                                                3,164            2,006
   Prepaid expenses and other assets                                      25,177            6,796
   Loan costs, less accumulated amortization of $2,131 and
      $980, respectively                                                   5,122            4,103
                                                                    -------------    -------------
                                                                      $1,303,860        $ 901,406
                                                                    =============    =============

             LIABILITIES AND STOCKHOLDERS' EQUITY
   Mortgages payable and accrued interest                              $ 207,206        $ 168,884
   Other notes payable                                                    29,739           57,572
   Line of credit                                                         24,079            7,500
   Other liabilities                                                       5,632               --
   Accounts payable and accrued expenses                                   9,256            8,269
   Distributions payable                                                     106               88
   Due to related parties                                                  2,460            1,026
   Security deposits                                                      12,883           19,455
   Rents paid in advance                                                      --              736
                                                                    -------------    -------------
         Total liabilities                                               291,361          263,530
                                                                    -------------    -------------

   Commitments and contingencies

   Stockholders' equity:
      Preferred stock, without par value.
        Authorized and unissued 3,000 shares                                  --               --
      Excess shares, $.01 par value per share.
        Authorized and unissued 63,000 shares                                 --               --
      Common stock, $.01 par value per share. Authorized
        450,000 and 150,000 shares, respectively; issued
        126,802 and 77,891 shares, respectively;
        outstanding 126,030 and 77,358 shares,
        respectively                                                       1,260              773
      Capital in excess of par value                                   1,115,745          681,152
      Accumulated distributions in excess of net earnings                (98,366)        (39,959)
      Accumulated other comprehensive loss                                (4,316)         (1,190)
      Minority interest distributions in excess of contributions
        and accumulated earnings                                          (1,824)         (2,900)
                                                                    -------------    -------------
         Total stockholders' equity                                    1,012,499          637,876
                                                                    -------------    -------------
                                                                     $ 1,303,860        $ 901,406
                                                                    =============    =============

          See accompanying notes to consolidated financial statements.

                                      F-10

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (in thousands, except per share data)

                                                              Year Ended December 31,
                                                        2002            2001           2000
                                                      ----------      ----------     ----------
     Revenues:
        Hotel revenues                               $  101,005        $  1,151        $    --
        Rental income from operating leases              37,341          61,031         24,173
        FF&E reserve income                               4,236           5,787          2,509
        Dividend income                                      --              --          2,780
        Interest and other income                        13,826           3,494          6,637
                                                     -----------     -----------    -----------
                                                        156,408          71,463         36,099
                                                     -----------     -----------    -----------

     Expenses:
        Hotel expenses                                   65,601           1,516             --
        Interest and loan cost amortization              18,330          14,653          2,384
        General operating and administrative              5,667           4,648          1,977
        Asset management fees to related
           Parties                                        6,696           3,327          1,335
        Depreciation and amortization                    27,876          19,749          7,830
                                                     -----------     -----------    -----------
                                                        124,170          43,893         13,526
                                                     -----------     -----------    -----------

     Earnings before equity in loss of
        unconsolidated subsidiaries and
        minority interest                                32,238          27,570         22,573

     Equity in loss of unconsolidated
        Subsidiaries                                    (16,164)        (7,093)         (387)

     Minority interest                                     (264)        (1,149)       (1,516)
                                                     -----------     -----------    -----------

     Net earnings                                     $  15,810       $  19,328      $  20,670
                                                     ===========     ===========    ===========

     Earnings per share of common stock:
            Basic                                      $   0.16        $   0.30       $   0.53
                                                     ===========     ===========    ===========
            Diluted                                    $   0.16        $   0.30       $   0.53
                                                     ===========     ===========    ===========

     Weighted average number of shares of
        common stock outstanding:
          Basic                                          97,874          64,458         38,698
                                                     ===========     ===========    ===========
          Diluted                                        97,874          64,458         45,886
                                                     ===========     ===========    ===========

          See accompanying notes to consolidated financial statements.

                                      F-11

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

                                                                                                    Minority
                                 Common Stock                                                       interest
                             ---------------------                  Accumulated     Accumulated    distributions
                               Number                Capital in    distributions      other         in excess
                                 of          Par      excess of     in excess of   comprehensive  of contr. and
                               shares       value     par value     net earnings       loss       accum. earnings      Total
                             ----------   --------   ----------     ------------   -------------  ---------------   ------------

Balance at December 31, 1999     28,903       $289     $256,232         $ (3,466)      $     --         $     --      $ 253,055

Subscriptions received for
 common stock through public
 offerings and distribution
 reinvestment plan               20,368        203      203,480               --              --               --        203,683

Retirement of common stock         (269)       (2)     (2,501)             --              --               --         (2,503)

Stock issuance costs                 --         --      (24,808)             --              --               --        (24,808)

Net earnings                         --         --           --           20,670              --               --         20,670

Minority interest
 distributions in excess of
 contributions and accumulated
 earnings                            --         --           --               --              --           (2,726)       (2,726)

Current period adjustments
 to recognize value of cash
 flow hedges of equity
 investees                           --         --           --               --              --               --            --

Total comprehensive income           --         --           --               --              --               --            --

Distributions declared and
 paid ($.74 per share)               --         --           --          (28,082)            --               --        (28,082)
                             ----------  ---------  -----------     ------------    ------------   --------------   -----------

Balance at December 31, 2000     49,002      $ 490     $432,403        $ (10,878)      $     --         $ (2,726)    $ 419,289
                             ==========  =========  ===========     ============    ============   ==============   ===========

          See accompanying notes to consolidated financial statements.

                                      F-12

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND
                        COMPREHENSIVE INCOME - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

                                                                                                    Minority
                                 Common Stock                                                       interest
                             ---------------------                  Accumulated     Accumulated    distributions
                               Number                Capital in    distributions      other         in excess
                                 of          Par      excess of     in excess of   comprehensive  of contr. and
                               shares       value     par value     net earnings       loss       accum. earnings      Total
                             ----------   --------   ----------     ------------   -------------  ---------------   ------------

Balance at December 31, 2000     49,002      $ 490     $432,403        $ (10,878)      $     --          $(2,726)    $ 419,289

Subscriptions received for
 common stock through public
 offerings and distribution
 reinvestment plan               28,607        286      285,783               --              --               --        286,069

Retirement of common stock         (251)       (3)     (2,310)             --              --               --         (2,313)

Stock issuance costs                 --         --      (34,724)             --              --               --        (34,724)

Net earnings                         --         --           --           19,328              --               --         19,328

Minority interest
 distributions in excess
 of contributions and
 accumulated earnings                --         --           --               --              --             (174)         (174)

Current period adjustments
 to recognize value of cash                                                               (1,190)             --
 flow hedges of equity
 investees                           --         --           --               --                                          (1,190)

Total comprehensive income           --         --           --               --              --               --             --

Distributions declared and
 paid ($.77 per share)               --         --           --          (48,409)            --               --        (48,409)
                             ----------   --------   ----------     ------------    ------------   --------------    -----------

Balance at December 31, 2001     77,358      $ 773     $681,152        $ (39,959)       $(1,190)       $ (2,900)    $ 637,876
                             ==========   ========   ==========     ============    ============   ==============    ===========

                               Comprehensive
                                 income
                               -------------

Balance at December 31, 2000       $      --

Subscriptions received for
 common stock through public
 offerings and distribution
 reinvestment plan                        --

Retirement of common stock                --

Stock issuance costs                      --

Net earnings                          19,328

Minority interest
 distributions in excess
 of contributions and
 accumulated earnings                     --

Current period adjustments
 to recognize value of cash
 flow hedges of equity
 investees                            (1,190)
                                ------------

Total comprehensive income          $ 18,138
                                ============

Distributions declared and
 paid ($.77 per share)

Balance at December 31, 2001

          See accompanying notes to consolidated financial statements.

                                      F-13

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND
                        COMPREHENSIVE INCOME - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                     (in thousands, except per share data))

                                                                                                    Minority
                                 Common Stock                                                       interest
                             ---------------------                  Accumulated     Accumulated    distributions
                               Number                Capital in    distributions      other         in excess
                                 of          Par      excess of     in excess of   comprehensive  of contr. and
                               shares       value     par value     net earnings       loss       accum. earnings      Total
                             ----------   --------   ----------     ------------   -------------  ---------------   ------------

Balance at December 31, 2001     77,358      $ 773     $681,152        $ (39,959)      $ (1,190)        $(2,900)    $ 637,876

Subscriptions received for
 common stock through public
 offerings and distribution
 reinvestment plan               48,911        489      488,622               --              --                --       489,111

Retirement of common stock         (239)       (2)     (2,389)             --              --                --        (2,391)

Stock issuance costs                 --         --      (51,640)             --              --                --       (51,640)

Net earnings                         --         --           --           15,810              --                --        15,810

Minority interest
 distributions in excess
 of contributions and
 accumulated earnings                --         --           --               --              --             1,076         1,076

Current period adjustments
 to recognize value of cash
 flow hedges of equity
 investees                           --         --           --               --          (3,126)             --         (3,126)

Total comprehensive income           --         --           --               --              --                --            --

Distributions declared and
 paid ($.78 per share)               --         --           --          (74,217)            --               --        (74,217)
                             ----------  ---------  -----------     ------------    ------------     ------------   ------------

Balance at December 31, 2002    126,030     $1,260   $1,115,745        $ (98,366)       $(4,316)       $ (1,824)  $ 1,012,499
                             ==========  =========  ===========     ============    ============     ============   ============

                              Comprehensive
                                  income
                              -------------

Balance at December 31, 2001       $     --

Subscriptions received for
 common stock through public
 offerings and distribution
 reinvestment plan                       --

Retirement of common stock               --

Stock issuance costs                     --

Net earnings                         15,810

Minority interest
 distributions in excess
 of contributions and
 accumulated earnings                    --

Current period adjustments
 to recognize value of cash
 flow hedges of equity
 investees                           (3,126)
                               ------------

Total comprehensive income       $   12,684
                               ============

Distributions declared and
 paid ($.78 per share)

Balance at December 31, 2002

          See accompanying notes to consolidated financial statements.

                                      F-14

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                               Year Ended December 31,
                                                         2002           2001            2000
                                                       -------        -------           -----

Cash flows from operating activities:
   Net earnings                                     $   15,810     $   19,328      $   20,670
   Adjustments to reconcile net earnings
    to net cash provided by operating
    activities:
       Depreciation                                     27,876         19,749           7,830
       Amortization                                      1,151          1,181              66
       Distributions from investment in
        unconsolidated subsidiaries, net
        of equity in earnings/losses                    30,728          9,277           1,124
       Minority interest                                   264          1,149           1,516
       Changes in operating assets and
        liabilities:
         Dividends receivable                               --             --           1,216
         Receivables                                   (10,710)         (257)          (813)
         Due from related parties                       (1,158)            --              --
         Prepaid expenses                                 (623)          (23)            20
         Accrued rental income                             306             (8)          (124)
         Accounts payable and accrued                    6,920            374             861
          expenses
         Due to related parties - operating
          expenses                                       1,434           (333)           361
         Credit enhancements                             2,056             --              --
         Security deposits                              (2,978)        4,036          10,377
         Rents paid in advance                            (736)       (1,536)           547
                                                       -------        -------           -----

          Net cash provided by operating
            activities                                  70,340         52,937          43,651
                                                       -------        -------           -----

Cash flows from investing activities:
   Additions to hotel Properties                      (307,447)     (117,233)      (310,712)
   Investment in unconsolidated                        (95,026)     (129,033)       (10,174)
    subsidiaries
   Acquisition of additional interest in
    Hotel Investors, net of Hotel Investors'
     cash                                                   --        (32,884)       (17,873)
   Deposit on Property and other
    investments                                        (10,300)           --              --
   Increase in certificate of deposit                       --             --           5,000
   Increase in restricted cash                         (10,329)       (5,230)        (2,988)
   Increase (decrease) in other assets                 (29,643)      (11,611)         2,510
                                                       -------        -------           -----

          Net cash used in investing
            activities                                (452,745)     (295,991)      (334,237)
                                                      ========       ========        ========

          See accompanying notes to consolidated financial statements.

                                      F-15

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                                 (in thousands)

                                                                              Year Ended December 31,
                                                                  2002                   2001             2000
                                                                 -------               -------           -------

Cash flows from financing activities:
      Proceeds, net of repayments, from borrowings
           on line of credit                                      16,579                 7,500                --
      Payment of loan costs                                       (2,170)              (2,954)          (1,343)
      Proceeds from mortgage loans and other
           notes payable                                          40,070                37,990           102,082
      Principal payments on mortgage loans                        (1,748)              (1,171)              --
      Payments on other notes                                    (26,607)                  --                --
      Subscriptions received from stockholders                   489,111               286,069           203,683
      Distributions to stockholders                              (74,217)             (48,409)         (28,082)
      Due from related parties - offering expenses                    --                (1,411)              --
      Distributions to minority interest                            (414)              (2,896)         (10,218)
      Retirement of common stock                                  (2,391)              (2,313)          (2,503)
      Payment of stock issuance costs                            (51,640)             (34,724)         (24,808)
                                                                 -------               -------           -------

           Net cash provided by financing activities             386,573               237,681           238,811
                                                                 -------               -------           -------

Net increase (decrease) in cash and cash
      equivalents                                                  4,168                (5,373)         (51,775)

Cash and cash equivalents at beginning of year                    44,825                50,198           101,973
                                                                 -------               -------           -------

Cash and cash equivalents at end of year                         $48,993               $44,825           $50,198
                                                                 =======               =======           =======

          See accompanying notes to consolidated financial statements.

                                      F-16

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                                 (in thousands)

                                                                   Year Ended December 31,
                                                               2002          2001          2000
                                                             -------      ---------      -------

Supplemental disclosures of cash flow information:

           Cash paid during the year for interest            $16,854      $  15,248      $ 1,802
                                                             =======      =========      =======

Supplemental schedule of non-cash investing activities:

           Amounts incurred but not paid for
               construction in progress                      $   668      $   6,601      $   833
                                                             =======      =========      =======

           Allocation of acquisition fees included in
               other assets to investment in hotel
               Properties and unconsolidated
               subsidiaries and  operating leases            $21,879      $  10,657      $16,182
                                                             =======      =========      =======

Supplemental schedule of non-cash financing activities:

           Non-cash reduction in TIF Note                    $ 1,227      $      --      $   315
                                                             =======      =========      =======

           Assumption of other liabilities with
               Crestline lease assumption                    $ 3,576      $      --      $    --
                                                             =======      =========      =======

           Distributions declared not paid to minority
               interest at year end                          $   106      $      88      $ 1,089
                                                             =======      =========      =======

          See accompanying notes to consolidated financial statements.

                                      F-17

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

1.   Organization:

     CNL Hospitality Properties, Inc., (the "Company"), was organized pursuant to the laws of the State of Maryland on June 12, 1996. The terms "Company"
     or "Registrant" include, unless the context otherwise requires, CNL
     Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality
     GP Corp., CNL Hospitality LP Corp., CNL Philadelphia Annex, LLC, CNL Hotel
     Investors, Inc., CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP,
     CNL LLB C-Hotel Management, LP, CNL Bridgewater Hotel Partnership, LP, CNL
     MI-4 Hotel, LP and each of their wholly owned subsidiaries. Various wholly owned subsidiaries are utilized to hold or develop hotel properties. The
     Company operates for federal income tax purposes as a real estate investment trust (a "REIT") and is engaged in the acquisition and ownership of hotel properties ("Properties").

     The Company generally leases its Properties to wholly owned taxable REIT subsidiary ("TRS") entities and contracts with third-party managers to operate the Properties. Hotel operating revenues and expenses for these
     Properties are included in the consolidated results of operations. Other
     Properties are leased on a triple-net basis to unrelated third-party tenants who operate the Properties or contract with hotel managers to run their hotel operations. Rental income from operating leases is included in the consolidated results of operations for these Properties. All of the
     Properties acquired in 2002 are, and Properties acquired in the future are generally expected to be, leased to the Company's TRS entities.
     Additionally, several previously entered into third-party leases were assumed during 2002 and additional leases may be assumed by the Company in the future. With respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party managers who, subject to certain limitations, have guaranteed a certain level of performance for Properties they manage.

2.   Summary of Significant Accounting Policies:

     Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Hospitality Properties, Inc., and each of its wholly owned and majority controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

     Lease Accounting - The Company leases its Properties primarily to wholly owned TRS entities and contracts with third-party managers to operate the
     Properties. Hotel operating revenues and expenses for these Properties are included in the consolidated results of operations of the Company.

     Other properties are leased to, and operated by, unrelated third-party tenants on a "triple-net" basis, whereby the tenant is generally responsible for all Property operating expenses, including property taxes, insurance, maintenance and repairs. Rental income from these operating leases is included in the Company's consolidated results of operations for these Properties.

     Third-party Property leases are accounted for using the operating method.
     When minimum lease payments vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term. Accrued rental income, included in other assets, represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled payments to date.

     The Company's leases also require the establishment of separate bank accounts for the replacement of furniture, fixtures, and equipment and routine capital items ("FF&E Accounts"). Deposits into the FF&E Accounts established for the Properties leased to third-party tenants are owned by the Company and have been reported as additional rent ("FF&E Reserve
     Revenue") for the years ended December 31, 2002, 2001 and 2000. For the years ended December 31, 2002, 2001 and 2000, revenues from the FF&E
     Reserve Revenue totaled approximately $4,236, $5,787, and $2,509, respectively. For these Properties, the funds in the FF&E Accounts are maintained in a restricted cash account, funded by the tenant, which the tenant is expected to use for purposes specified in the lease. Cash is restricted because the funds may only be expended with regard to the specific Property to which the funds related during the period of the lease. The cash in the FF&E Accounts, any interest earned thereon, and any property purchases therewith remain, during and after the term of the lease, the property of the Company. FF&E Reserve

                                      F-18

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

2.   Summary of Significant Accounting Policies - Continued:

     Revenue is not generated from Properties leased by TRS entities and operated by third-party managers; however, with respect to Properties leased by TRS entities, cash is restricted by the Company for the purposes stated above. To the extent that funds in the FF&E Accounts are insufficient to maintain the Properties in good working condition and repair, the Company may make expenditures, in which case annual minimum rent and minimum returns are increased.

     Hotel Properties - Hotel Properties are comprised of land, buildings, and equipment and are recorded at historical cost. The cost of improvements and betterments and any interest incurred during the construction or renovation periods for hotel construction projects are capitalized. Costs of repairs and maintenance are expensed as incurred. During the years ended December
     31, 2002 and 2001, approximately $642 and $1,552 in interest was capitalized, respectively.

     Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 40 and seven years, respectively. When the
     Properties or equipment are sold, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss from sale will be reflected as income.

     Impairment of Long-Lived Assets -Effective January 1, 2002 the Company
     adopted Statement of Financial Accounting Standards No. 144 "Accounting for
     the Impairment or Disposal of Long-Lived Assets". This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation.

     Investment in Unconsolidated Subsidiaries - Investments in unconsolidated subsidiaries are accounted for under the equity method of accounting since the decision making authority and control is shared. All major decisions are subject to approval of both parties concerning all aspects of the entities' operations. In the event of a disagreement among the parties, binding arbitration is generally used to settle disagreements. At December
     31, 2002, the difference between the Company's carrying amount of its investments in unconsolidated subsidiaries and the underlying equity in the net assets of the subsidiaries was approximately $22,829 due to acquisition fees and expenses which have been allocated to the Company's investment.
     These amounts are being amortized over the estimated lives of the buildings and equipment commencing when the hotel begins operations.

     Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value. Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the
     Company is not exposed to any significant credit risk on cash and cash equivalents.

     Certain amounts of cash are restricted for maintenance and replacement of furniture, fixtures, and equipment at the Company's various hotel
     Properties. These amounts have been separately classified as restricted cash in the accompanying consolidated balance sheets. In addition, $1,000 has been restricted to be used for capital improvements on one Property.

                                      F-19

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

2.   Summary of Significant Accounting Policies - Continued:

     Loan Costs - Loan costs incurred in connection with securing financing of the Company's various acquisitions and developments have been capitalized and are being amortized over the terms of the loans using the straight-line method, which approximates the effective interest method.

     Earnings Per Share - Basic earnings per share ("EPS") is calculated based upon the weighted average number of shares of common stock outstanding during each year, and diluted earnings per share is calculated based upon weighted average number of common shares outstanding plus potentially dilutive common shares.

     Reclassification - Certain items in the prior years' consolidated financial statements have been reclassified to conform with the 2002 presentation.
     These reclassifications had no effect on stockholders' equity or net earnings.

     Income Taxes - Under the provisions of the Internal Revenue Code and applicable state laws, each TRS entity of the Company is subject to taxation of income on the profits and losses from its tenant operations.

     The Company accounts for federal and state income taxes with respect to its
     TRS subsidiaries using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Segment Information - The Company derives all significant revenues from a single line of business, hotel real estate ownership.

     Recent Accounting Pronouncements - In January 2003, FASB issued FASB
     Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest
     Entities" to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities
     (more commonly referred to as special-purpose entities or off-balance sheet structures), FIN 46 requires that a variable interest entity be considered by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. Consolidation of variable interest entities will provide more complete information about the resources, obligations, risks and opportunities of the consolidated company. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June
     15, 2003. As of December 31, 2002, the Company is evaluating the effect of
     FIN 46. It is reasonably possible that some or all of the unconsolidated subsidiaries in Note 4, "Investments in Unconsolidated Subsidiaries" may be
     required to be consolidated or may require additional disclosures when this interpretation becomes effective. See Note 4 for a discussion of the purpose, size, and activities of these entities. Under the terms of the entities' formation agreements, the Company is required to fund its prorata share of losses of these entities in order to maintain its current ownership share. The Company has also guaranteed a portion of the debt on
     CNL Plaza, Ltd.

     In November 2002, the Financial Accounting Standards Board ("FASB") issued
     FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure
     Requirements for Guarantees, Including Indirect Guarantees of Indebtedness
     of Others" ("FIN 45"). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it

                                      F-20

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

2.   Summary of Significant Accounting Policies - Continued:

     assumes under that guarantee and must disclose that information in its interim and annual financial statements. The disclosure requirements of FIN
     45 are effective for all fiscal years ending after December 15, 2002. The
     Company has implemented the interpretation for the year ended December 31,
     2002, and all required disclosures have been included in these consolidated financial statements.

     In June 2002, the FASB issued FASB Statement No. 146, "Accounting for Costs
     Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement is not expected to have a significant impact on the financial position or results of operations of the Company.

     In April 2002, the Financial Accounting Standards Board ("FASB") issued
     FASB Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64,
     Amendment of FASB Statement No. 13, and Technical Corrections." This
     statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from
     Extinguishment of Debt," and an amendment of that Statement, FASB Statement
     No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund
     Requirements." This statement also rescinds FASB Statement No. 44,
     "Accounting for Intangible Assets of Motor Carriers." This statement amends
     FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.
     This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of this statement related to the rescission of FASB Statement No. 4 are applicable in fiscal years beginning after May 15, 2002. The provisions of this statement related to FASB Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of this statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement, excluding those related to the rescission of FASB Statement
     No. 4, did not have a significant impact on the financial position or results of operations of the Company. The provisions of this statement related to the rescission of FASB Statement No. 4 are not expected to have a significant impact on the financial position or results of operations of the Company.

     Use of Estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     Fair Value of Financial Instruments - The estimated fair value of cash and cash equivalents, accounts receivable and accounts payable, accrued expenses, and variable rate debt approximates carrying value because of short maturities. The estimated fair value of long-term borrowings approximates carrying value as interest rates on the borrowings approximate current market rates.

     Derivative Instruments and Hedging Activities - Effective January 1, 2001,
     derivatives are recorded at fair value in the balance sheet. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings or recorded in other comprehensive income, and recognized in the statement of earnings when the hedged item affects earnings, depending on the purpose of the derivatives and whether they quality for hedging accounting treatment. The Company does not enter into or hold derivatives for trading or speculative purposes. The Company has invested in two partnerships, accounted for under the equity method, that have entered into interest rate hedges on variable rate debt. The Company's partnerships have treated these hedges as cash flow hedges. At January 1,
     2001, the fair value of the interest rate hedges was zero. The Company's portion of the increased obligation under cash flow hedges reduced the carrying amount of the Company's investment in unconsolidated subsidiaries by approximately $4,316 and has been reflected in accumulated other comprehensive loss as of December 31, 2002.

                                      F-21

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

2.   Summary of Significant Accounting Policies - Continued:

     Advertising and Promotional Costs - The costs of advertising, promotional and marketing programs are charged to operations in the year incurred and are included in hotel expense in the accompanying consolidated statement of operations. Advertising, promotional and marketing costs totaled $6,330 for the year ended December 31, 2002. No significant advertising, promotional and marketing costs were incurred in any prior years.

3.   Assumption of Third-Party Leases:

     Western International Leases
     Effective January 1, 2002, the Company took assignment of its leases with
     WI Hotel Leasing, LLC for seven hotel Properties. These Properties are being leased by a TRS of the Company and are managed by affiliates of
     Marriott International, Inc. ("Marriott"). The operations of these
     Properties have been reflected in the results of operations for the Company for the year ended December 31, 2002. The Company paid approximately $69 for this assignment.

     Crestline MI-3 Leases
     Effective June 28, 2002, the Company took assignment of its leases from
     CCCL Leasing, LLC, an affiliate of Crestline Capital Corporation, for nine hotel Properties. These Properties are being leased by a TRS of the Company and are managed by an affiliate of Marriott. The operations of these
     Properties are reflected in the consolidated results of operations for the
     Company effective June 28, 2002. In connection with this transaction, CCCL
     Leasing, LLC gave up its claim to security deposits totaling approximately
     $4,000. Additionally, the Company assumed a liquidity facility loan of approximately $3,600 and paid approximately $25 in legal fees and other expenses. These transactions resulted in net other income of approximately
     $400 being recognized by the Company during the year ended December 31,
     2002. See Note 13, "Commitments and Contingencies," for a summary of the terms of the loan that was assumed by the Company.

     Crestline Atlanta Leases
     Effective June 30, 2002, the Company took assignment of its leases from CC
     GB Leasing, LLC, an affiliate of Crestline Capital Corporation, for two hotel Properties. These Properties are being leased by a TRS of the Company and are managed by an affiliate of Interstate Hotels and Resorts under the
     Residence Inn by Marriott brand. The operations of the Properties are reflected in the consolidated results of operations for the Company effective June 30, 2002. In connection with this transaction, CC GB
     Leasing, LLC forfeited its claim to security deposits totaling $1,400 and the Company assumed net assets of approximately $59, resulting in other income of approximately $1,500 being recognized by the Company during the year ended December 31, 2002.

4.   Investments in Unconsolidated Subsidiaries:

     Desert Ridge Partnership
     During 2002, the Company contributed an additional $16,200 into Desert
     Ridge Resort Partners, LLC (the "Desert Ridge Partnership"), an existing partnership in which the Company owns 44%. The Company's total investment in the Desert Ridge Partnership was $25,000 as of December 31, 2002. The
     Desert Ridge Partnership owns a resort which was under construction during the majority of 2002 and all of 2001. The resort opened for business on
     November 30, 2002. Limited golf course operations have been included in the consolidated results of operations of the Company until the resort opened in late 2002. The final costs of construction will be paid in early 2003.
     Upon completion, the estimated total cost of the resort is expected to be approximately $304,000.

     Waikiki Partnership
     During 2002, the Company contributed an additional $8,700 into WB Resort
     Partners, LP (the "Waikiki Partnership"), an existing partnership in which the Company owns 49%. The Company's total investment in the Waikiki
     Partnership was $42,000 as of December 31, 2002. The Waikiki Partnership
     owns the Waikiki Beach Marriott in Honolulu, Hawaii (the "Waikiki
     Property"), which was undergoing significant renovations for the majority of 2002, and was substantially complete as of December 31, 2002. The total cost of the resort is expected to be approximately $215,000.

                                      F-22

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

4.   Investments in Unconsolidated Subsidiaries - Continued:

     Mobil Travel Guide
     In January 2002, the Company acquired a 25 percent interest in a partnership with Publications International, Ltd. ("PIL"), Hilton Hotels
     Corporation ("Hilton"), and Marriott that owns a 77.5 percent interest in a partnership with Exxon Mobil Corporation and PIL ("EMTG"). EMTG owns the licensing rights to the Mobil Travel Guide. The licensing rights entitle
     EMTG to assemble, edit, publish and sell the Mobil Travel Guide and use such rights to generate additional products using the Mobil Travel Guide brand. The Company's required total capital contribution was approximately
     $3,600. EMTG has engaged Dustin/Massagli LLC, a company in which one of the
     Company's directors is president, a director and principal stockholder, to manage its business. In December 2002, the Company contributed an additional $894 to the partnership that owns EMTG, thereby increasing the
     Company's ownership in the partnership from 25 percent to 31.25 percent.

     Office Building
     In May 2002, the Company acquired a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando,
     Florida, in which the Advisor and its affiliates lease office space, for
     $300. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed a 16.67 percent share, or approximately $2,600, of a $15,500 unsecured promissory note of the limited partnership.

     San Francisco Partnership
     In June 2002, the Company acquired a 50 percent interest in CY-SF Hotel
     Parent, LP (the "San Francisco Partnership"), a partnership with an affiliate of Marriott. The San Francisco Partnership purchased a Courtyard by Marriott in downtown San Francisco for approximately $82,000 (the "San
     Francisco Downtown Property"). The purchase was financed with equity investments of $13,000 each from the Company and Marriott, as well as
     $56,000 in borrowings consisting of two loans from a third-party lender.
     One of the loans was in the amount of $41,000 and requires interest payments equal to the greater of one-month LIBOR plus 3.25 percent, or 6.25 percent. The other loan was in the amount of $15,000 and requires interest payments equal to a base rate plus 7 percent. The base rate equals the greater of (a) the lesser of (i) one-month LIBOR or (ii) 9 percent, or (b)
     3 percent. Both loans mature in August 2007 and require monthly payments of interest only through July 1, 2004, at which time monthly payments of principal and interest are due with the remaining principal balances and any unpaid interest due at maturity. The lessee of the San Francisco
     Downtown Property is a wholly owned subsidiary of the San Francisco
     Partnership and the Property is managed by a subsidiary of Marriott.

     Interstate Partnership
     In September 2002, the Company acquired an 85 percent interest in a Hampton
     Inn Property located in Houston, Texas (the "Hampton Inn Property") in return for an equity contribution of $4,890. The Hampton Inn Property was acquired through an existing partnership with Interstate Hotels and Resorts that was originally formed in November 2001 (the "Interstate Partnership").
     The total purchase price of the Hampton Inn Property was $14,300. All characteristics of the Interstate Partnership other than the acquisition of the Hampton Inn Property remain unchanged. In connection with this purchase, the Interstate Partnership assumed a loan of approximately
     $9,300, which is secured by the Property. The loan bears interest at a rate of 7.78 percent per annum. Monthly payments of principal and interest of
     $76 are due on the first day of each month through December 1, 2007, at which time the entire remaining principal balance is due.

     Hilton 2 Partnership
     On December 13, 2002, the Company formed a partnership (the "Hilton 2
     Partnership") with Hilton, of which the Company owns a 75 percent interest and Hilton owns a 25 percent interest. On December 24, 2002, the Hilton 2
     Partnership acquired a Doubletree hotel located in Dallas, Texas (the
     "Doubletree Lincoln Centre Property") and a Sheraton El Conquistador Resort
     and Country Club located in Tucson, Arizona. The Sheraton El Conquistador
     Resort and Country Club was immediately converted to a Hilton Hotel (the
     "Hilton El Conquistador Resort Property"). The Hilton 2 Partnership expects to convert the Doubletree Lincoln Centre Property into a Hilton hotel during the first half of 2003. The total purchase price of the Properties was approximately $121,000. In connection

                                      F-23

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

4.   Investments in Unconsolidated Subsidiaries - Continued:

     with this purchase, the Hilton 2 Partnership obtained mortgage financing in the amount of $33,800 for the Doubletree Lincoln Centre Property and
     $44,850 for the Hilton El Conquistador Resort Property. These loans bear interest at a rate equal to 5.67 percent. Monthly payments of interest only are due monthly for the first two years of the loans, with monthly payments of interest and principal due thereafter until maturity in December 2007.

     The Company has investments in several other joint ventures and partnerships with third parties who share the decision-making and control for these entities. The borrowers on the loans are legally separate entities, having separate assets and liabilities from the Company and, therefore, the assets and credit of the respective partnerships may not be available to satisfy the debts and other obligations of the Company.
     Likewise, the assets and credit of the Company may not be available to satisfy the debts and other obligations of the borrowers on the loans of the partnerships. The following presents unaudited condensed financial information for these investments as of and for the year ended December 31,
     2002:

                                                            Desert Ridge Resort      WB Resort Partners,
                                                                Partners, LLC                LP             CNL HHC Partners, LP
      --------------------------------------------------------------------------------------------------------------------------

      Hotel Properties                                              $269,925               $198,140               $ 218,268
      Other assets                                                    20,543                 22,091                   9,439
      Mortgages and other notes payable                              230,176                157,798                 100,000
      Other liabilities                                               41,065                 15,834                   7,075
      Partners' capital                                               19,227                 46,599                 120,632
      Revenues                                                         7,344                 46,667                  61,598
      Cost of sales                                                    7,016                 20,407                  25,809
      Expenses                                                        15,680                 44,639                  34,990
      Net income (loss)                                             (15,352)                (18,379)                    799
      Income (loss) allocable to the Company                         (6,547)                 (9,006)                    560
      Other comprehensive income (loss)
          allocable to the Company                                   (2,572)                      --                  (554)
      Difference between carrying amount of
          investment and Company's share of
          partners' capital                                            3,642                  3,503                   7,302
      Company's ownership interest at end of
          period                                                       44.0%                  49.0%                   70.0%

                                                                                           CY-SF
                                                             CNL IHC Partners, LP      Hotel Parent, LP       CTM Partners, LLC
      --------------------------------------------------------------------------------------------------------------------------

      Hotel Properties                                               $ 35,073               $ 80,374                $    --
      Other assets                                                      2,995                  3,733                 12,623
      Mortgages and other notes payable                                15,909                 57,160                  2,247
      Other liabilities                                                   814                  3,725                    220
      Partners' capital                                                21,345                 23,222                 10,156
      Revenues                                                          6,825                  8,564                  1,400
      Cost of sales                                                     1,800                  2,899                  3,941
      Expenses                                                          4,114                  7,011                  1,604
      Net income (loss)                                                   911                 (1,346)               (4,145)
      Income (loss) allocable to the Company                              713                   (673)               (1,036)
      Other comprehensive income (loss)
          allocable to the Company                                         --                     --                     --
      Difference between carrying amount of
          investment and Company's share of
          partners' capital                                             2,050                  1,831                     --
      Company's ownership interest at end of
          period                                                        85.0%                  50.0%                  31.3%

                                                                                        CNL HHC Partners
                                                                  CNL Plaza, Ltd.             II, LP                 Total
      --------------------------------------------------------------------------------------------------------------------------

      Hotel Properties                                                $    --              $ 122,493               $924,273
      Other assets                                                     63,735                  5,291                140,450
      Mortgages and other notes payable                                64,061                 78,650                706,001
      Other liabilities                                                   398                  5,673                 74,804
      Partners' capital                                                 (724)                 43,461                283,918
      Revenues                                                          6,088                    694                139,180
      Cost of sales                                                     1,946                    386                 64,204
      Expenses                                                          4,086                    549                112,673
      Net income (loss)                                                    56                   (241)              (37,697)
      Income (loss) allocable to the Company                                6                   (181)              (16,164)
      Other comprehensive income (loss)
          allocable to the Company                                         --                     --                (3,126)
      Difference between carrying amount of
          investment and Company's share of
          partners' capital                                                --                  4,501                 22,829
      Company's ownership interest at end of
          period                                                           10%                  75.0%                    --

                                      F-24

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

4.   Investments in Unconsolidated Subsidiaries - Continued:

     The following presents unaudited condensed financial information for these joint ventures and partnerships as of and for the year ended December 31,
     2001:

                                                     Desert Ridge Resort    WB Resort Partners,
                                                        Partners, LLC                LP             CNL HHC Partners, LP
      -------------------------------------------------------------------------------------------------------------------

      Hotel Properties                                          $ 133,500              $ 186,885                $ 213,279
      Other assets                                                 82,644                  9,070                   10,573
      Mortgages and other notes payable                           181,885                137,750                  100,000
      Other liabilities                                            26,970                 18,197                    4,940
      Partners' capital                                             7,289                 40,008                  118,912
      Revenues                                                      8,154                 10,167                   17,564
      Cost of sales                                                 2,235                  5,508                    7,095
      Expenses                                                     13,830                 13,989                    9,219
      Net income (loss)                                           (7,911)                (9,330)                    1,250
      Income (loss) allocable to the Company                      (3,396)                (4,572)                      875
      Other comprehensive income (loss)
          allocable to the Company                                (1,370)                     --                      180
      Difference between carrying amount of
          investment and Company's share of
          partners' capital                                         3,197                  3,623                    7,651
      Company's ownership interest at end of
          period                                                   42.33%                 49.00%                   70.00%
          *       A portion of the net income for the year ended December 31, 2002 was allocated to the other partner to restore the deficit created by losses during the year ended December 31, 2001 in accordance with the partnership agreement.
          **      These entities were not formed until 2002 and therefore are not presented for the year ended December 31, 2001.

                                                      CNL IHC Partners,            CY-SF
                                                             LP*            Hotel Parent, LP**    CTM Partners, LLC **
      -----------------------------------------------------------------------------------------------------------------

      Hotel Properties                                           $ 21,049               $    --               $     --
      Other assets                                                    571                    --                     --
      Mortgages and other notes payable                             6,723                    --                     --
      Other liabilities                                               250                    --                     --
      Partners' capital                                            14,647                    --                     --
      Revenues                                                        511                    --                     --
      Cost of sales                                                   175                    --                     --
      Expenses                                                        409                    --                     --
      Net income (loss)                                              (73)                    --                     --
      Income (loss) allocable to the Company                           --                    --                     --
      Other comprehensive income (loss)
          allocable to the Company                                     --                    --                     --
      Difference between carrying amount of
          investment and Company's share of
          partners' capital                                           870                    --                     --
      Company's ownership interest at end of
          period                                                   85.00%                    --                     --
          *       A portion of the net income for the year ended December 31, 2002 was allocated to the other partner to restore the deficit created by losses during the year ended December 31, 2001 in accordance with the partnership agreement.
          **      These entities were not formed until 2002 and therefore are not presented for the year ended December 31, 2001.

                                                                               CNL HHC Partners
                                                      CNL Plaza, Ltd. **           II, LP**                Total
      -------------------------------------------------------------------------------------------------------------------

      Hotel Properties                                            $     --               $     --               $554,713
      Other assets                                                      --                     --                102,858
      Mortgages and other notes payable                                 --                     --                426,358
      Other liabilities                                                 --                     --                 50,357
      Partners' capital                                                 --                     --                180,856
      Revenues                                                          --                     --                 36,396
      Cost of sales                                                     --                     --                 15,013
      Expenses                                                          --                     --                 37,447
      Net income (loss)                                                 --                     --               (16,064)
      Income (loss) allocable to the Company                            --                     --                (7,093)
      Other comprehensive income (loss)
          allocable to the Company                                      --                     --                (1,190)
      Difference between carrying amount of
          investment and Company's share of
          partners' capital                                             --                     --                 15,341
      Company's ownership interest at end of
          period                                                        --                     --                      --
          *       A portion of the net income for the year ended December 31, 2002 was allocated to the other partner to restore the deficit created by losses during the year ended December 31, 2001 in accordance with the partnership agreement.
          **      These entities were not formed until 2002 and therefore are not presented for the year ended December 31, 2001.

                                      F-25

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

4.   Investment in Unconsolidated Subsidiaries - Continued:

     The difference between the carrying amount of the investments in the above partnerships and the Company's share of partners' capital results from various acquisition costs and fees which are not shared by the co-venturers. These amounts are amortized over 36 years.

     The Company earned distributions from the following partnerships during the years ended December 31, 2002 and 2001, which reduce the carrying value of the investment:

                                                                     2002               2001
                                                                  -----------        ----------

         Desert Ridge Resort Partners, LLC                        $     1,432         $     968
         WB Resort Partners, LP                                         4,136               854
         CNL HHC Partners, LP                                           4,753             2,390
         CNL IHC Partners, LP                                             973                --
         CY-SF Hotel Parent, LP                                           716                --
         CNL Plaza, Ltd.                                                  164                --
                                                                  -----------        ----------

                 Total                                            $    12,174        $    4,212
                                                                  ===========        ==========

     As of December 31, 2002 and December 31, 2001, the Company had
     approximately $2,695 and $1,411, respectively, in distributions receivable from the above partnerships, which are included in due from related parties in the accompanying consolidated balance sheets.

5.   Hotel Properties:

     During the year ended December 31, 2002, the Company acquired direct interests in eight Properties throughout the United States and purchased one parcel of land on which a hotel is being developed, resulting in a total of 55 Properties currently operating, 42 wholly-owned and 13 held indirectly through partnerships. Substantially all of the Properties directly owned by the Company are pledged as collateral to secure mortgages or other long-term financing.

     During the year ended December 31, 2002, the Company acquired the following
     Properties (See Schedule III, "Real Estate and Accumulated Depreciation,"
     for a listing of all Properties owned by the Company.):

                   Brand Affiliation                    Property Location         Date of Acquisition       Purchase Price
     -----------------------------------------------------------------------------------------------------------------------------
         SpringHill Suites (TM) by Marriott(R)         Manhattan Beach, CA         January 18, 2002             $20,000
          TownPlace Suites (TM) by Marriott(R)         Manhattan Beach, CA         January 18, 2002             $15,000
         SpringHill Suites (TM) by Marriott(R)         Plymouth Meeting, PA        January 18, 2002             $27,000
              Courtyard(R) by Marriott(R)               Basking Ridge, NJ            March 1, 2002              $35,750
                   Marriott(R) Hotel                     Bridgewater, NJ             June 14, 2002              $61,500
              Courtyard(R) by Marriott(R)               Foothill Ranch, CA            July 3, 2002*             $18,300
              Courtyard(R) by Marriott(R)                   Newark, CA             October 25, 2002             $25,500
              Residence Inn by Marriott(R)                  Newark, CA             November 15, 2002            $27,300
               Doubletree(R) Crystal City                 Arlington, VA            December 19, 2002            $71,000

               * Land purchased for development on which a hotel Property is being constructed

                                      F-26

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

5.   Hotel Properties - Continued:

     Additionally, the Company completed construction and opened the following
     Properties during 2002:

                           Brand Affiliation          Property Location            Opening Date
        ---------------------------------------------------------------------------------------------------
                     Residence Inn by Marriott(R)        Orlando, FL            February 14, 2002
                      Courtyard(R) by Marriott(R)        Weston, FL             February 14, 2002
                      Courtyard(R) by Marriott(R)        Edison, NJ              November 4, 2002

     These hotel Properties, with the exception of the Doubletree Crystal City, are newly constructed and accordingly the pro forma impact is not significant. All of these Properties are leased to the Company's TRS entities and are operated by third-party managers. The Properties were recorded at cost and allocated between land, building and equipment using appraisal data. The results of operations of the Properties are included in the consolidated results of operations.

     Hotel Properties are generally encumbered by debt and consist of the following at December 31:

                                                                         2002                 2001
                                                                       ----------          ----------

                   Land                                               $  145,719          $  106,174
                   Buildings                                             816,184             521,230
                   Equipment                                              82,232              59,937
                                                                      ----------          ----------
                                                                       1,044,135             687,341
                   Less accumulated depreciation                         (56,408)           (29,182)
                   Construction in progress                                  919              41,081
                                                                      ----------          ----------

                                                                      $  988,646          $  699,240
                                                                      ==========          ==========

     Properties with a net book value of approximately $295,000 are leased to third-party tenants on a "triple-net" basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2002, 2001, and 2000, these third-party tenants paid approximately $4,073, $7,350, and $4,156, respectively, in property taxes for Properties which the Company leases on a triple-net basis.

     The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases with third parties at December 31,
     2002:

                             2003                                           $   31,276
                             2004                                               31,276
                             2005                                               31,276
                             2006                                               31,276
                             2007                                               31,276
                             Thereafter                                        240,047
                                                                            ----------
                                                                            $  396,427
                                                                            ==========

6.   Prepaid Expenses and Other Assets:

     Other assets as of December 31, 2002 and 2001 were approximately $25,177 and $6,796, respectively, and consist primarily of deposits and acquisition fees and expenses relating to Properties the Company intends to acquire.

                                      F-27

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

7.   Indebtedness:

     At December 31, 2002 and 2001, indebtedness collateralized by Properties, consisted of the following as of December 31:

                                                                                                  2002              2001
                                                                                                --------          --------
             Mortgages payable, bearing interest rates ranging from 7.50 percent to 7.75 percent, with total monthly principal and interest payments
             of $666, maturing July 31, 2009                                                     $84,638           $86,152

             Mortgages payable, bearing interest of 8.335 percent, with monthly
             interest only payments of approximately $347, maturing December 1, 2007              50,347            50,000

             Mortgage payable, bearing interest of 8.29 percent, with monthly
             principal and interest payments of $257, maturing December 1, 2007                   32,069            32,732

             Mortgage payable, bearing interest of 5.84 percent, with monthly interest only payments through December 2004 and thereafter principal and interest payments calculated on a 25-year
             amortization through maturity on December 1, 2007                                     31,082               --

             Mortgage payable, bearing interest of 6.53 percent, with monthly interest only through December 2004 and thereafter principal and interest payments calculated on a 25-year
             amortization through maturity on November 1, 2007                                      9,070               --

             Construction loan facility for up to $64,000 in borrowings, bearing interest of London Interbank Offered Rate ("LIBOR") plus 275 percent, with monthly payments of interest only,
             maturing December 1, 2005                                                             21,280           42,119

             Construction loan for up to $17,000 in borrowings, bearing interest of LIBOR plus 300 basis points, with monthly payments of interest
             only, maturing September 15, 2003                                                         --            5,768

             Tax Incremental Financing Note, bearing interest of 12.85 percent, with principal and interest payments made by incremental property tax payments paid by tenant, maturing June 1,
             2018                                                                                  8,459             9,685
                                                                                                --------          --------

                                                                                                $236,945          $226,456
                                                                                                ========          ========

                                      F-28

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

7.   Indebtedness - Continued:

     The Company has a revolving line of credit (the "Revolving LOC") to fund acquisition and development of Properties and investments in Mortgage Loans and other permitted investments. Under the terms of the Revolving LOC, the
     Company is entitled to receive cash advances of up to $96,725 for a five-year period. Interest payments are due monthly with principal payments of $1 due at the end of each loan year. Advances under the Revolving LOC bear interest at an annual rate of 225 basis points above 30-day LIBOR
     (3.63 percent as of December 31, 2002) and are collateralized by certain hotel Properties. At December 31, 2002, approximately $24,079 was outstanding under the Revolving LOC.

     Debt arrangements allow for repayments earlier than the stated maturity date. The weighted average effective interest rate on mortgages and other notes payable was approximately 7 percent as of December 31, 2002. The amount of debt reported in the accompanying consolidated balance sheets approximates the fair value of such debt as of December 31, 2002 and 2001.

     The following is a schedule of maturities for all long-term borrowings at
     December 31, 2002:

                          2003                                         $    3,562
                          2004                                              2,676
                          2005                                             24,664
                          2006                                              3,701
                          2007                                             53,954
                          Thereafter                                      154,020
                                                                      -----------
                                 Total                                $   242,577
                                                                      ===========

     In connection with the lease assumptions on nine Properties as discussed in
     Note 3, "Assignment of Third-Party Leases," the Company assumed a liquidity facility loan in the amount of approximately $3,600. A total of approximately $10,170 is available under the facility. The facility was provided by the manager of the Properties to fund Property operating shortfalls for the aggregate rent due on a pooled basis for the nine portfolio Properties. The facility is available until the earlier of (i)
     expiration of the agreement on December 31, 2004, (ii) the minimum rent coverage of the pooled Properties equals or exceeds a predefined threshold for 13 consecutive accounting periods or (iii) total liquidity facility funding equals or exceeds 10 percent of the total purchase price for all nine Properties at the end of any fiscal year. As of December 31, 2002, approximately $5,632 was outstanding and approximately $4,538 was available for future draws under the liquidity facility loan.

8.   Taxes:

     The components of the deferred taxes recognized in the accompanying consolidated balance sheet at December 31, 2002 are as follows:

                                                                                 2002
                                                                                ------

                               Deferred tax assets:
                                  Net operating loss                            $1,587
                               Deferred tax liabilities:
                                  Valuation allowance                           (1,587)
                                                                                ------

                                                                                $  --
                                                                                ======

                                      F-29

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

8.   Taxes - Continued:

     The types of temporary differences between the tax basis of assets and liabilities and their consolidated financial statement reporting amounts are attributable principally to net operating losses. The TRS tenant had net operating loss carryforwards for federal and state purposes of approximately $4,218 as of December 31, 2002, which is available to offset future operating income. The net operating loss carryforward expires in
     2021. The Company has not recorded this potential future benefit because its TRS subsidiaries do not have sufficient historical earnings on which to base a potential future benefit. There were no differences between the tax basis of assets and liabilities and their consolidated financial reporting amounts for the year ended December 31, 2001.

9.   Related Party Transactions:

     Certain directors and officers of the Company hold similar positions with the Advisor and its affiliates, including the managing dealer, CNL
     Securities Corp. These affiliates are by contract entitled to receive fees and compensation for services provided in connection with common stock offerings, and the acquisition, development, management and sale of the
     Company's assets.

     Amounts incurred relating to these transactions with affiliates were as follows for the years ended December 31:

                                                                                    2002                            2001
                                                                                  ---------                       --------
               CNL Securities Corp.:
                  Selling commissions (the majority of which was
                     reallowed to unaffiliated broker-dealer firms)               $  37,003                       $ 21,804
                  Marketing support fee and due diligence expense
                     reimbursements*                                                  2,448                          1,351
                                                                                  ---------                       --------

                                                                                     39,451                         23,155
                                                                                  ---------                       --------

               Advisor and its affiliates:
                  Acquisition fees                                                   29,464                         21,057
                  Development fees                                                    1,896                          2,107
                  Asset management fees                                               6,696                          3,327
                                                                                  ---------                       --------

                                                                                     38,056                         26,491
                                                                                  ---------                       --------

                                                                                  $  77,507                       $ 49,646
                                                                                  =========                       ========

               * The majority of these fees and reimbursements were reallowed to unaffiliated broker-dealer firms.

     Of these amounts, approximately $1,916 and $1,026 is included in due to related parties in the accompanying condensed consolidated balance sheets as of December 31, 2002 and December 31, 2001, respectively.

     The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting;
     due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis.

                                      F-30

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

9.   Related Party Transactions - Continued:

     The expenses incurred for these services were classified as follows for the years ended December 31:

                                                                                        2002              2001
                                                                                      ---------         ---------

                  Stock issuance costs                                                $   3,128         $   4,705
                  General operating and administrative expenses                           1,128             1,092
                                                                                      ---------         ---------

                                                                                      $   4,256         $   5,797
                                                                                      =========         =========

     The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors, and in which an affiliate of the Advisor is a stockholder. The amount deposited with this bank was approximately $14,861 and $6,928 at December 31, 2002 and December 31,
     2001, respectively.

     EMTG, LLC, a partnership in which the Company has a 31.3 percent interest, engaged Dustin/Massagli LLC, a company in which one of the Company's directors is president, a director and a principal stockholder, to manage its business.

10.  Concentration of Risk:

     A significant portion of the Company's rental income and hotel revenues were earned from properties operating as various Marriott and Hilton brands. Additionally, the Company relies on Marriott to provide credit enhancements for certain of its Properties. Although the Company intends to acquire Properties in various states and regions, carefully screens its managers and tenants and has obtained interests in non-Marriott and non-Hilton branded Properties, failure of the Company's hotels or the
     Marriott or Hilton brands could significantly impact the results of operations of the Company. Management believes that the risk of such a default will be reduced through future acquisitions and diversification, and through the initial and continuing due diligence procedures performed by the Company.

11.  Earnings Per Share:

     Basic earnings per share ("EPS") excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if other contracts to issue common stock were exercised and shared in the earnings of the Company. For the year ended December 31, 2000, approximately 7,188 shares were considered dilutive after the application of the "if converted method" and were included in the denominator of the diluted EPS calculation. For the year ended December 31, 2001, approximately 1,800 shares relating to potentially dilutive securities were anti-dilutive and were excluded from the calculation. There were no potentially dilutive items in 2002.

                                      F-31

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

11.  Earnings Per Share - Continued:

     The following represents the calculation of earnings per share and the weighted average number of shares of potentially dilutive common stock for the years ended December 31, 2002, 2001 and 2000:

                                                                            2002                    2001                   2000
                                                                           ------                  ------                 ------
Basic Earnings Per Share:
      Net earnings                                                      $  15,810              $   19,328             $   20,670
                                                                           ======                  ======                 ======

      Weighted average number of shares outstanding                        97,874                  64,458                 38,698
                                                                           ======                  ======                 ======

      Basic earnings per share                                          $    0.16               $    0.30              $    0.53
                                                                           ======                  ======                 ======

Diluted Earnings Per Share:
      Net earnings                                                      $  15,810              $   19,328             $   20,670

      Additional income attributable to investment in
           unconsolidated subsidiary assuming all
           Preferred Shares were converted                                     --                      --                  3,564
                                                                           ------                  ------                 ------

                 Adjusted net earnings assuming dilution                $  15,810              $   19,328             $   24,234
                                                                           ======                  ======                 ======

Weighted average number of shares outstanding                              97,874                  64,458                 38,698

Assumed conversion of Preferred Stock                                          --                      --                  7,188
                                                                           ------                  ------                 ------

                 Adjusted weighted average number of
                      shares outstanding                                   97,874                  64,458                 45,886
                                                                           ======                  ======                 ======

        Diluted earnings per share                                      $    0.16               $    0.30              $    0.53
                                                                           ======                  ======                 ======

12.  Stockholders' Equity:

     On April 22, 2002, the Company commenced its fourth offering of up to
     45,000 shares of common stock ($450,000) (the "2002 Offering"). Of the
     45,000 shares of common stock offered, up to 5,000 were available to stockholders purchasing shares through the reinvestment plan. Since its formation through December 31, 2002, the Company has received an initial
     $200 contribution from its Advisor and subscription proceeds of approximately $1,267,821 (126,782 shares), including approximately $7,639
     (764 shares) received pursuant to the Company's reinvestment plan. CNL
     Securities Corp., an affiliate of the Advisor, is the managing dealer for the Company's equity offerings. The Company has received approximately
     $392,750 (39,275 shares) in gross offering proceeds from the 2002 Offering, from its inception through December 31, 2002.

     On August 13, 2002, the Company filed a registration statement on Form S-11 with the Commission in connection with the proposed sale by the Company of up to an additional 175,000 shares of common stock ($1,750,000) (the "2003
     Offering"). The 2003 Offering commenced immediately following the completion of the 2002 Offering on February 4, 2003. Of the 175,000 shares of common stock to be offered, up to 25,000 are available to stockholders purchasing shares through the reinvestment plan. The price per share and the other terms of the 2003 Offering, including the percentage of gross proceeds payable (i) to the managing dealer for selling commissions and expenses in connection with the offering and (ii) to the Advisor for acquisition fees, are substantially the same as those for the 2002
     Offering. CNL Securities Corp., an affiliate of the Advisor, is the managing dealer for the Company's equity offerings.

                                      F-32

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

12.  Stockholders' Equity - Continued:

     Under the redemption plan, the Company may elect, at its discretion, to redeem shares, subject to certain conditions and limitations. During the years ended December 31, 2002, 2001 and 2000, 239 shares, 251 shares and
     269 shares, respectively, were redeemed at approximately $2,391, $2,313 and
     $2,503, respectively, and retired from shares outstanding of common stock.
     Shares were redeemed for $9.20 per share.

     For the years ended December 31, 2002, 2001 and 2000, approximately 51 percent, 52 percent and 63 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 49 percent, 48 percent and 37 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the years ended December 31, 2002, 2001 and 2000 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

13.  Commitments and Contingencies:

     From time to time the Company may be exposed to litigation arising from the operation of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the
     Company's financial condition or results of operations.

     As of February 21, 2003, the Company has commitments to (i) acquire or develop three hotel Properties for an anticipated aggregate purchase price of approximately $227,100, (ii) construct or complete construction on one
     Property, with an estimated cost of approximately $13,000 and (iii) fund the remaining total of approximately $10,000 for property improvements in three existing partnerships. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. The acquisition of additional Properties are subject to the fulfillment of certain conditions.
     There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that these transactions will be entered into by the Company. In order to enter into these and other transactions, the
     Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on the Revolving LOC and permanent financing.

     The Company has entered into an agreement whereby if certain conditions are met, nine Properties currently leased to third-party tenants on a triple-net basis, must be assumed by the Company on or before March 31,
     2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the assumption of these leases does not occur by the deadline, the Company has agreed to return approximately $3,200 in security deposits it holds on three of the Properties. If conversion occurs, the Company is not obligated to pay any additional consideration for the leasehold position and that the manager will participate, through incentive fees, in any additional earnings above what was otherwise the minimum rent. Additionally, the
     Company would not be obligated to return the security deposits its holds on these three properties.

     With respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party managers who have guaranteed a certain level of performance for Properties they manage which are leased to TRS entities. When provided, these guarantees are typically in effect during the stabilization period for the hotel Property or Properties being guaranteed. These guarantees normally expire (i) when a predefined operating performance threshold is achieved for twelve consecutive months,
     (ii) after a specified period (typically three to five years) or (iii) when maximum allowable funding under that guarantee has been received, whichever occurs first. Operating results of several Properties may be "pooled" in order to measure operating performance for purposes of determining guarantee funding. Additionally, all or a portion of the amounts funded under these guarantees may be earned back by the guarantor, with a specified return, as an incentive fee under the management contract. Such incentive fee amounts will be paid only to the extent Property operating profits exceed a predetermined operating threshold. In situations where the guarantor has the opportunity to earn back funding from these guarantees, the

                                      F-33

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

13.  Commitments and Contingencies - Continued:

     funds received under the guarantees are recorded as other liabilities in the accompanying consolidated balance sheets. As of December 31, 2002 and
     December 31, 2001, the Company did not have any outstanding liabilities from its credit enhancement guarantees. Additionally, as of December 31,
     2002 and December 31, 2001, the Company had approximately $37,515 and
     $50,000, respectively, which remained available for funding under these types of guarantees, should such funding be necessary. Additional amounts of available funding under these types of credit enhancements are available separately for several of the partnerships in which the Company has invested. There is no assurance that market conditions will allow the
     Company to continue to obtain credit enhancements in the future.

     The Company has amended the agreements relating to one of its credit enhancements with Marriott. Marriott is obligated to fund guarantee payments of certain minimum returns to TRS entities of the Company, however, the management contracts on the hotels subject to the credit enhancement were amended to provide that the first incentive management fee is payable up to a predefined amount rather than paying the fee primarily based on the amounts previously funded under the guarantee. The Company has recognized other income at approximately $10,280 during the fourth quarter of 2002 equal to the amounts previously funded under the credit enhancement through December 31, 2002, which Marriott has agreed will not be subject to repayment provisions. Additionally, the Company will recognize income in the future, rather than liabilities, whenever amounts are funded by
     Marriott under the arrangement. The Company will recognize incentive management fee expense if and when such incentive management fees are earned by Marriott. These amendments are not expected to have a significant effect on the Company's cash available for distribution to stockholders.

     The Company is a party to certain contracts, which may result in future obligations to third parties. See description of obligations below.

     Earnout Provisions on Property Acquisitions - The Company is currently subject to earnout provisions on two of its Properties, whereby if the operating performance of the two Properties exceeds a certain pre-defined threshold, additional consideration will be due from the Company to the prior owner of such Properties. The earnout provision period terminates on
     May 31, 2004, at which time the Company will have no further liability under this provision. The maximum amount of consideration that the Company may be obligated to pay is approximately $2,472.

     Guarantee of Debt on Behalf of Unconsolidated Subsidiaries - The Company
     has guaranteed 16.67% of a $15,500 note payable on behalf of a subsidiary of CNL Plaza, Ltd. The total liability of the Company under this arrangement is capped at $2,583, plus interest on such amount. Interest accrues at a rate of LIBOR plus 200 basis point per annum on the unpaid principal amount. This guarantee shall continue through the loan maturity in November 2004.

     Guarantee of Other Obligations on Behalf of Unconsolidated Subsidiaries -
     The Company has generally guaranteed, in connection with loans to certain unconsolidated subsidiaries, the payment of certain obligations that may arise out of fraud or misconduct of the subsidiary borrower. This guarantee will be in effect until the loans have been paid in full.

     Irrevocable Letter of Credit - The Company has obtained an irrevocable letter of credit for the benefit of a lender in the amount of $775. The letter of credit is automatically extended each fiscal year until November
     10, 2007. The Company could be liable to the extent that drawings under the letter of credit occur.

     Refundable Tenant Security Deposits - The Company is obligated to return security deposits to unrelated third-party tenants at the end of the lease terms in accordance with the lease agreements. The Company has recorded a liability for such security deposits totaling approximately $12,883 as of
     December 31, 2002.

                                      F-34

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                  Years Ended December 31, 2002, 2001 and 2000
                      (in thousands, except per share data)

13.  Commitments and Contingencies - Continued:

     Marriott Put Option - Marriott has the right on certain partnerships with the Company to require the Company to buy-out a portion of Marriott's ownership. These rights are available if certain predefined operating results are obtained. Should such conditions be met, the Company may be obligated to buy interests valued at approximately $11,050.

14.  Selected Quarterly Financial Data:

     The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2002 and 2001:

2002 Quarter                          First              Second               Third               Fourth              Year
-----------------              -----------------   -----------------    -----------------    -----------------  -----------------

Revenues                           $  27,147            $  32,306             $  46,276            $  50,679            $ 156,408
Net income                             3,651                4,757                 2,343                5,059               15,810
Earnings per share:
    Basic                               0.05                 0.05                  0.02                 0.04                 0.16
    Diluted                             0.05                 0.05                  0.02                 0.04                 0.16

2001 Quarter                          First              Second               Third               Fourth              Year
-----------------              -----------------   -----------------    -----------------    -----------------  -----------------

Revenues                          $  16,713             $  18,202              $  19,029           $  17,519            $  71,463
Net income                            5,529                 7,058                  3,890               2,851               19,328
Earnings per share:
    Basic                              0.11                  0.12                   0.06                0.01                 0.30
    Diluted                            0.11                  0.12                   0.06                0.01                 0.30

15.  Subsequent Events:

     On February 20, 2003, the Company contributed the Doubletree Crystal City and Hilton conveyed a Hilton located in Rye, New York (the "Hilton Rye Town
     Property") to the Hilton 2 Partnership. Additionally, on the same day, the
     Hilton 2 Partnership acquired three Embassy Suite Properties located in
     Orlando, Florida, Arlington, Virginia, and Santa Clara, California. At the
     time of acquisition/contribution, the Hilton 2 Partnership obtained permanent financing of approximately $145,000, which was allocated between these five Properties. The loan bears interest at 5.95 percent per annum and matures on March 1, 2010. Payments of interest only are due monthly through maturity.

     On February 20, 2003, the Company acquired the Hyatt Regency Coral Gables, located in Miami, Florida for approximately $36,000. This property is leased to a TRS of the Company and is managed by a subsidiary of Hyatt
     Hotels Corporation.

     During the period January 1, 2003 through February 21, 2003, the Company received subscription proceeds for an additional 8,966 shares ($89,656) of common stock.

     On January 1, 2003 and February 1, 2003, the Company declared distributions totaling approximately $8,152, and $8,490, respectively, or $0.064583 per share of common stock, payable by March 31, 2003, to stockholders of record on January 1, 2003 and February 1, 2003, respectively.

     The Company currently is seeking additional Properties or other permitted real estate related investment opportunities, such as investments into other real estate companies or partnerships.

                                      F-35

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
(in thousands)

December 31, 2002

Properties the Company
      has Invested in Under
      Operating Leases:

                                                                                         Initial Costs

                                                                    --------------------------------------------------------

                                            Encumbrances                      Land                        Buildings
                                      -------------------------     --------------------------     -------------------------
RESIDENCE INN BY MARRIOTT:
     Atlanta, Georgia                 $                     --      $                   1,907      $                 13,459
     Duluth, Georgia                                        --                          1,019                        10,017
     Orlando, Florida                                       --                          3,533                            --
     Merrifield, Virginia                                   --                          2,621                        15,499
     Palm Desert, California                                --                          2,187                        14,212
     Las Vegas, Nevada                                  16,997                          3,784                        27,651
     Plano, Texas                                        5,654                          1,409                         9,478
     Phoenix, Arizona                                   10,121                          2,215                        18,061
     Salt Lake City, Utah                                   --                          2,330                        11,659
     San Diego, California                                  --                          2,002                        12,924
     Newark, California                                  1,365                          3,871                        23,883

COURTYARD BY MARRIOTT:
     Alpharetta, Georgia                                    --                          2,460                        10,916
     Edison, New Jersey                                     --                          2,770                            --
     Oakland, California                                 1,025                          3,239                        17,471
     Orlando, Florida                                   17,426                          9,025                        24,583
     Overland Park, Kansas                                  --                          1,419                        13,014
     Palm Desert, California                                --                          1,489                        11,269
     Philadelphia, Pennsylvania                         40,527                          7,409                        55,820
     Plano, Texas                                        6,394                          1,687                        10,088
     Scottsdale Arizona                                 10,465                          2,869                        15,936
     Seattle, Washington                                18,058                          7,552                        27,621
     Weston, Florida                                    16,441                          1,810                            --
     Basking Ridge, New Jersey                           1,788                          3,946                        31,987
     Newark, California                                  1,275                          3,787                        21,273
     Foothill Ranch, California                          4,839                          3,446                            --

DOUBLETREE:
     Arlington, Virginia                                    --                          7,854                        57,979

MARRIOTT SUITES:
     Dallas, Texas                                      16,948                          2,778                        27,739

MARRIOTT HOTEL:
     Bridgewater, New Jersey                            31,082                          3,821                        55,249

Properties the Company
      has Invested in Under
      Operating Leases:                      Initial Costs                    Costs Capitalized
                                                                           Subsequent to Acquisition
                                        ------------------------   -------------------------------------------

                                                                                                  Carrying
                                              Equipment                 Improvements               Costs
                                        -----------------------    -----------------------    ----------------
RESIDENCE INN BY MARRIOTT:
     Atlanta, Georgia                   $                1,270     $                  178     $            --
     Duluth, Georgia                                     1,141                        137                  --
     Orlando, Florida                                       --                     31,346                  --
     Merrifield, Virginia                                2,011                       (78)                  --
     Palm Desert, California                             1,375                         37                  --
     Las Vegas, Nevada                                     954                      3,636                  --
     Plano, Texas                                          494                      1,373                  --
     Phoenix, Arizona                                      852                      2,191                  --
     Salt Lake City, Utah                                1,480                         13                  --
     San Diego, California                               1,701                         29                  --
     Newark, California                                  1,034                         --                  --

COURTYARD BY MARRIOTT:
     Alpharetta, Georgia                                 1,392                         18                  --
     Edison, New Jersey                                     --                     13,457                  --
     Oakland, California                                 1,125                         17                  --
     Orlando, Florida                                    4,285                         61                  --
     Overland Park, Kansas                               2,317                         22                  --
     Palm Desert, California                             1,599                         78                  --
     Philadelphia, Pennsylvania                          5,160                        412                  --
     Plano, Texas                                          552                      1,487                  --
     Scottsdale Arizona                                    745                      2,062                  --
     Seattle, Washington                                 1,145                      3,854                  --
     Weston, Florida                                        --                     14,274                  --
     Basking Ridge, New Jersey                           1,892                         --                  --
     Newark, California                                  1,878                         --                  --
     Foothill Ranch, California                             --                        919                  --

DOUBLETREE:
     Arlington, Virginia                                 4,509                      3,783                  --

MARRIOTT SUITES:
     Dallas, Texas                                       1,404                      3,742                  --

MARRIOTT HOTEL:
     Bridgewater, New Jersey                             5,207                         --                  --

                                      F-36

                       Gross Amount at Which Carried
                             at Close of Period
----------------------------------------------------------------------

                                                                                                    Accumulated
      Land                     Buildings               Equipment                  Total             Depreciation
--------------------      -------------------     --------------------       ----------------    ------------------

$             1,913       $           13,504      $             1,397        $        16,814     $           2,486
              1,022                   10,051                    1,241                 12,314                 1,861
              4,995                   25,932                    3,952                 34,879                 1,201
              2,610                   15,431                    2,012                 20,053                 1,625
              2,187                   14,212                    1,412                 17,811                 1,382
              4,035                   30,224                    1,765                 36,024                 2,122
              1,495                   10,400                      859                 12,754                   879
              2,384                   19,564                    1,371                 23,319                 1,522
              2,330                   11,659                    1,493                 15,482                 1,174
              2,002                   12,924                    1,730                 16,656                 1,751
              3,871                   23,883                    1,034                 28,788                    93

              2,461                   10,917                    1,408                 14,786                 1,105
              4,092                   10,747                    1,388                 16,227                    93
              3,239                   17,471                    1,142                 21,852                   598
              9,025                   24,583                    4,346                 37,954                 2,573
              1,419                   13,014                    2,339                 16,772                 1,259
              1,489                   11,315                    1,631                 14,435                 1,283
              4,416                   58,823                    5,561                 68,800                 6,960
              1,774                   11,103                      938                 13,815                   954
              2,994                   17,401                    1,218                 21,613                 1,341
              7,699                   30,536                    1,938                 40,173                 2,258
              2,711                   11,884                    1,490                 16,085                   518
              3,946                   31,987                    1,892                 37,825                   891
              3,787                   21,273                    1,878                 26,938                   133
              3,446                      919                       --                  4,365                    --

              8,232                   61,006                    4,887                 74,125                    65

              3,064                   30,228                    2,372                 35,664                 2,525

              3,821                   55,247                    5,207                 64,275                 1,240

         Date of                Date
       Construction            Acquired
   --------------------    -----------------

          1997                  Aug-98
          1997                  Aug-98
          2002                  Feb-02
          2000                  Jul-00
          1999                  Jun-00
          1998                  Feb-99
          1998                  Feb-99
          1999                  Jun-99
          1999                  Aug-00
          1999                  Dec-99
          2002                  Nov-02

          2000                  Aug-00
          2002                  Nov-02
          2001                  Dec-01
          2000                  Nov-00
          2000                  Feb-01
          1999                  Jun-00
          1999                  Nov-99
          1998                  Feb-99
          1999                  Jun-99
          1999                  Jun-99
          2002                  Feb-02
          2001                  Mar-02
          2002                  Oct-02
           --                     --

          1972                  Dec-02

          1998                  Feb-99

          2002                  Jun-02

                                      F-37

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
(in thousands)

December 31, 2002

Properties the Company
      has Invested in Under
      Operating Leases:

                                                                                           Initial Costs

                                                                       --------------------------------------------------------

                                                 Encumbrances                    Land                       Buildings
                                           -------------------------   --------------------------   ---------------------------
SPRINGHILL SUITES:
     Centerville, Virginia                                       --                        1,482                         9,432
     Charlotte, North Carolina                                   --                        1,603                         9,307
     Durham, North Carolina                                      --                        1,040                         6,925
     Gaithersburg, Maryland                                      --                        2,592                        11,931
     Orlando, Florida                                        17,863                        8,750                        26,381
     Richmond, Virginia                                         518                          845                         9,368
     Manhattan Beach, California                              1,000                        3,889                        16,288
     Plymouth Meeting, Pennsylvania                           1,350                        3,606                        23,874

TOWNEPLACE SUITES:
     Mount Laurel, New Jersey                                    --                        1,224                         6,395
     Newark, California                                          --                        2,305                        10,828
     Scarborough, Maine                                          --                          919                         6,109
     Tewksbury, Massachusetts                                    --                        1,060                         7,982
     Manhattan Beach, California                                750                        3,399                        11,831

WYNDHAM:
     Billerica, Massachusetts                                    --                        3,838                        20,471
     Denver, Colorado                                            --                        3,883                        13,436

FAIRFIELD INN:
     Orlando, Florida                                        15,059                        9,077                        20,318
                                          --------------------------  ---------------------------  ----------------------------

                                          $                 236,945   $                  143,751   $                   748,665
                                          ==========================  ===========================  ============================

Properties the Company
      has Invested in Under
      Operating Leases:

                                              Initial Costs                         Costs Capitalized
                                                                                Subsequent to Acquisition
                                          -------------------------    -------------------------------------------

                                                                                                      Carrying
                                                 Equipment                  Improvements               Costs
                                          -------------------------    -----------------------    ----------------
SPRINGHILL SUITES:
     Centerville, Virginia                                   1,223                         12                  --
     Charlotte, North Carolina                               1,588                      (138)                  --
     Durham, North Carolina                                  1,401                         13                  --
     Gaithersburg, Maryland                                  1,683                       (61)                  --
     Orlando, Florida                                        3,717                         20                  --
     Richmond, Virginia                                        831                       (44)                  --
     Manhattan Beach, California                               998                         --                  --
     Plymouth Meeting, Pennsylvania                          1,237                         --                  --

TOWNEPLACE SUITES:
     Mount Laurel, New Jersey                                  623                          2                  --
     Newark, California                                      1,353                         25                  --
     Scarborough, Maine                                        612                         20                  --
     Tewksbury, Massachusetts                                  591                         17                  --
     Manhattan Beach, California                               621                         --                  --

WYNDHAM:
     Billerica, Massachusetts                                2,255                       --                    --
     Denver, Colorado                                        2,094                       --                    --

FAIRFIELD INN:
     Orlando, Florida                                        3,366                          9                  --
                                         --------------------------   ------------------------   -----------------

                                         $                  69,715    $                82,923    $             --
                                         ==========================   ========================   =================

                                      F-38

                                Gross Amount at Which Carried
                                      at Close of Period
-----------------------------------------------------------------------------------------------

            Land                            Buildings                       Equipment                        Total
-----------------------------      ----------------------------    ----------------------------    ---------------------------

                       1,482                             9,432                           1,235                         12,149
                       1,458                             9,307                           1,595                         12,360
                       1,040                             6,925                           1,414                          9,379
                       2,581                            11,879                           1,685                         16,145
                       8,750                            26,381                           3,737                         38,868
                         845                             9,319                             836                         11,000
                       3,889                            16,288                             998                         21,175

                       3,606                            23,874                           1,237                         28,717

                       1,224                             6,397                             623                          8,244
                       2,305                            10,828                           1,378                         14,511
                         823                             6,197                             640                          7,660
                       1,060                             7,982                             608                          9,650
                       3,399                            11,831                             621                         15,851

                       3,838                            20,471                           2,255                         26,564
                       3,883                            13,436                           2,094                         19,413

                       9,077                            20,318                           3,375                         32,770
-----------------------------      ----------------------------    ----------------------------    ---------------------------

$                    145,719       $                   817,103     $                    82,232     $                1,045,054
=============================      ============================    ============================    ===========================

 Accumulated Depreciation          Date of Construction             Date Acquired
 --------------------------       ------------------------       --------------------

                       720                 2000                        Mar-01
                       807                 2001                        Mar-01
                       718                 2000                        Feb-01
                     1,298                 2000                        Jul-00
                     2,381                 2000                        Dec-00
                       352                 2001                        Dec-01
                       504                 2001                        Jan-02

                       709                 2001                        Jan-02

                       581                 1999                        Aug-00
                     1,008                 2000                        Nov-00
                       571                 1999                        Aug-00
                       661                 1999                        Aug-00
                       352                 2001                        Jan-02

                     2,154                 1999                        Jun-00
                     1,641                 1999                        Jun-00

                     2,059                 2000                        Nov-00
 --------------------------

  $                 56,408
 ==========================

                                      F-39

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES CONTINUED
NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION -- CONTINUED
(in thousands)

December 31, 2002

(1)  Transactions in real estate and accumulated depreciation during 2002, 2001 and 2000 are summarized as follows:

                                                                Cost (2) (4)                   Accumulated Depreciation
                                                      ----------------------------------   ---------------------------------

     Properties the Company has Invested
        in Under Operating Leases:
           Balance, December 31, 1999                                            113,831                               1,603
             Acquisitions                                                        477,131                                  --
             Depreciation expense (3)                                                 --                               7,830
                                                      ----------------------------------   ---------------------------------

           Balance, December 31, 2000                                            590,962                               9,433
             Acquisitions                                                        137,460                                  --
             Depreciation expense (3)                                                 --                              19,749
                                                      ----------------------------------   ---------------------------------

           Balance, December 31, 2001                                            728,422                              29,182
             Acquisitions                                                        316,632                                  --
             Depreciation expense (3)                                                 --                              27,226
                                                      ----------------------------------   ---------------------------------

           Balance, December 31, 2002                                        $ 1,045,054                           $  56,408
                                                      ==================================   =================================

(2)  As of December 31, 2002, 2001, and 2000, the aggregate cost of the
     Properties owned by the Company and its subsidiaries for federal income tax purposes was $1,045,054, $728,422, and $590,962, respectively. All of the leases are treated as operating leases for federal income tax purposes.

(3)  Depreciation expense is computed for buildings and equipment based upon estimated lives of 40 and seven years, respectively.

(4)  During the years ended December 31, 2002, 2001, and 2000, the Company incurred acquisition fees totaling $3,784, $5,473, and $16,182, respectively, paid to the Advisor. Acquisition fees are included in land and buildings on operating leases at December 31, 2002, 2001 and 2000.

                                      F-40

                      INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Marriott guaranteeing payments for several of the Company's tenants whose aggregate carrying value represents more than 20 percent of the
Company's total assets for the year ended December 31, 2002. The summarized financial information presented for Marriott as of January 3, 2003 and December
28, 2001, and for each of the years ended January 3, 2003, December 28, 2001 and
December 29, 2000, was obtained from the Form 10-K filed by Marriott with the
Commission for the year ended January 3, 2003.

                                                                                                    Page
                                                                                                  ---------
Marriott International, Inc. and Subsidiaries:

      Selected Financial Data as of January 3, 2003 and December 28, 2001 and for the years ended January 3, 2003, December 28, 2001 and December 29,
           2000                                                                                     F-42

                       INDEX TO OTHER FINANCIAL STATEMENTS

The Company is required to file audited consolidated financial statements of
Desert Ridge Resort Partners, LLC and WB Resort Partners, LP due to the
significance of the results of operations of these unconsolidated subsidiaries.

Desert Ridge Resort Partners, LLC and Subsidiaries                                                  F-43
WB Resort Partners, L.P. and Subsidiaries                                                           F-57

                                      F-41

                           OTHER FINANCIAL INFORMATION

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)

     Condensed Consolidated Balance Sheets Data:
     ------------------------------------------
                                                        January 3,          December 28,
                                                          2003                  2001
                                                        ----------          ------------

     Current Assets                                      $   1,744              $ 2,747
     Noncurrent Assets                                       6,552                6,360
     Current Liabilities                                     2,207                1,970
     Noncurrent Liabilities                                  2,516                3,659
     Stockholders' Equity                                    3,573                3,478

     Condensed Consolidated Statements of Income Data:
                                                              Fiscal Year         Fiscal Year        Fiscal Year
                                                                 Ended,              Ended,            Ended,
                                                               January 3,         December 28,      December 29,
                                                                  2003                2001              2000
                                                               ----------         ------------      ------------

     Gross revenues                                            $  8,441            $ 7,786            $ 7,911
     Costs and expenses (including income tax expense)            8,164              7,550              7,432
                                                                  -----              -----              -----

     Net income                                                 $   277             $  236             $  479
                                                               ========            =======            =======

     Basic earnings per share                                  $   1.15            $  0.97            $  1.99
                                                               ========            =======            =======

     Diluted earnings per share                                $   1.10            $  0.92            $  1.89
                                                               ========            =======            =======

                                      F-42

DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                               Page
                                                                                             --------

Report of Independent Certified Public Accountants                                             F-44
Consolidated Statements of Financial Position as of December 31, 2002 and 2001                 F-45
Consolidated Statements of Operations for the years ended December 31, 2002 and 2001           F-46
Consolidated Statements of Members' Capital & Comprehensive Loss for the years ended
   December 31, 2002 and 2001                                                                  F-47
Consolidated Statements of Cash Flows for the years ended December 31, 2002 and 2001           F-48
Notes to Consolidated Financial Statements as of December 31, 2002 and 2001                    F-50

                                      F-43

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of
Desert Ridge Resort Partners, LLC

In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of operations, of members' capital and comprehensive loss and of cash flows present fairly, in all material respects, the financial position of Desert Ridge Resort Partners, LLC and its subsidiaries at December 31, 2002 and 2001 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS, LLP

Orlando, Florida
February 17, 2003

                                      F-44

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                           DECEMBER 31, 2002 AND 2001

                                                                                                 December 31,
                                                                                     2002                        2001
                                                                                ---------------             ---------------
                                                       ASSETS

Current assets
  Cash and cash equivalents                                                     $     7,564,395            $      4,378,754
  Accounts receivable                                                                 2,023,040                     236,573
  Due from affiliate                                                                  3,320,900                      52,443
  Prepaid expenses and other current assets                                             731,964                     183,962
                                                                                ---------------             ---------------

            Total current assets                                                     13,640,299                   4,851,732

Restricted cash                                                                          51,397                  69,208,932
Property, construction in progress and equipment, net of accumulated
  depreciation of $2,786,920 and $449,167                                           269,925,397                 134,596,034
Loan costs, net of accumulated amortization
  of $2,453,184 and $1,254,312                                                        5,939,243                   7,027,539
Other assets                                                                          1,556,115                   1,556,115
                                                                                ---------------             ---------------

            Total assets                                                        $   291,112,451            $    217,240,352
                                                                                ===============             ===============

                  LIABILITIES AND MEMBERS' CAPITAL

Current liabilities
  Accounts payable and accrued expenses                                         $     8,860,837            $      1,564,543
  Due to affiliate                                                                    5,159,727                   1,060,934
  Construction costs payable, including retainage payable of
            $7,259,224 and $4,615,373                                                17,172,419                  22,531,663
  Obligation under cash flow hedge                                                    9,724,228                   3,191,238
  Current portion of obligation under capital lease                                      41,188                      41,188
                                                                                ---------------             ---------------

            Total current liabilities                                                40,958,399                  28,389,566

Mortgage note payable                                                               179,000,000                 179,000,000
Other notes payable                                                                  51,175,811                   2,289,421
Distributions payable                                                                 1,604,923                           -
Obligation under capital lease                                                          131,728                     172,916
                                                                                ---------------             ---------------

            Total liabilities                                                       272,870,861                 209,851,903

Commitments and contingencies

Members' capital                                                                     18,241,590                   7,388,449
                                                                                ---------------             ---------------

            Total liabilities and members' capital                              $   291,112,451             $   217,240,352
                                                                                ===============             ===============

                    The accompanying notes are an integral part of these consolidated financial statements.

                                      F-45

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                          Years Ended December 31,
                                                           2002             2001
                                                       ------------      ------------

Revenues:
  Golf course operations                               $  3,196,404      $  2,658,777
  Room                                                    1,411,216              --
  Food and beverage                                       1,655,655           279,837
  Interest                                                  356,167         5,214,701
  Other income                                              724,990               637
                                                       ------------      ------------

            Total revenue                                 7,344,432         8,153,952
                                                       ------------      ------------

Cost of sales and other expenses:
  Golf course operations                                  3,185,750         2,050,168
  Room                                                      776,563              --
  Food and beverage                                       2,227,158           185,140
  Other operating departments                               826,282              --
  Interest expense and loan cost amortization             3,655,114        10,117,860
  Pre-opening expenses                                    6,547,778         2,587,318
  Depreciation                                            2,337,753           449,167
  Property operations and maintenance                     1,427,877           366,428
  General and administrative                              1,055,077           175,741
  Sales and marketing                                       446,670            94,615
  Management fees                                           209,649            88,120
                                                       ------------      ------------

            Total cost of sales and other expenses       22,695,671        16,114,557
                                                       ------------      ------------

Net loss                                               $(15,351,239)     $ (7,960,605)
                                                       ============      ============

 The accompanying notes are an integral part of these consolidated financial statements.

                                      F-46

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
        CONSOLIDATED STATEMENTS OF MEMBERS' CAPITAL & COMPREHENSIVE LOSS
                           DECEMBER 31, 2002 AND 2001

                                                                                           Accumulated Other
                                                                                              Comprehensive
                                                Class A Members      Class B Members               Loss                 Total
                                                ---------------      ---------------          ------------           ------------

Balance at December 31, 2000                    $ 10,167,424           $  5,695,933           $       --             $ 15,863,357

Capital contributions                             10,488,635                   --                     --               10,488,635

Return of capital                                       --               (5,613,400)                  --               (5,613,400)

Distributions                                     (1,725,463)              (472,837)                  --               (2,198,300)

Net loss                                          (6,286,490)            (1,674,115)                  --               (7,960,605)

Current period adjustment to recognize
fair value of cash flow hedge                           --                     --               (3,191,238)            (3,191,238)

                                                ------------           ------------           ------------           ------------
Balance at December 31, 2001                    $ 12,644,106           $ (2,064,419)          $ (3,191,238)          $  7,388,449

Capital contributions                             30,642,956              5,703,991                   --               36,346,947

Distributions                                     (3,441,402)              (168,175)                  --               (3,609,577)

Net loss                                         (14,911,887)              (439,352)                  --              (15,351,239)

Current period adjustment to recognize
fair value of cash flow hedge                           --                     --               (6,532,990)            (6,532,990)

                                                ------------           ------------           ------------           ------------
Balance at December 31, 2002                    $ 24,933,773           $  3,032,045           $ (9,724,228)          $ 18,241,590
                                                ============           ============           ============           ============

                                                   Comprehensive
                                                       Loss
                                                  ------------

Balance at December 31, 2000                      $       --

Capital contributions                                     --

Return of capital                                         --

Distributions                                             --

Net loss                                            (7,960,605)

Current period adjustment to recognize
fair value of cash flow hedge                       (3,191,238)

                                                  ------------
Balance at December 31, 2001                      $(11,151,843)

Capital contributions                                     --

Distributions                                             --

Net loss                                           (15,351,239)

Current period adjustment to recognize
fair value of cash flow hedge                       (6,532,990)

                                                  ------------
Balance at December 31, 2002                      $(21,884,229)
                                                  ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                      F-47

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                         Year Ended December 31,
                                                                                       2002                     2001
                                                                                   ------------            ------------

Cash flows from operating activities:
     Net loss                                                                     $ (15,351,239)          $  (7,960,605)
     Adjustments to reconcile net loss to cash
          used in operating activities:
               Depreciation                                                           2,337,753                 449,167
               Amortization of loan costs                                             1,198,872               1,254,312
     Changes in operating assets and liabilities:
               Accounts receivable                                                   (1,787,464)               (119,095)
               Due from affiliate                                                    (3,267,460)                (52,573)
               Prepaid expenses and other current assets                               (548,002)                (83,465)
               Accounts payable and accrued expenses                                  7,296,294                 214,467
               Due to affiliate                                                       4,098,793               1,060,934
                                                                                   ------------            ------------

                     Net cash used in operating activities                           (6,022,453)             (5,236,858)
                                                                                   ------------            ------------

Cash flows from investing activities:
     Additions to property and equipment                                           (143,026,360)           (101,330,789)
     Decrease in restricted cash                                                     69,157,535             108,180,058
                                                                                   ------------            ------------

                     Net cash (used in) provided by investing activities            (73,868,825)              6,849,269
                                                                                   ------------            ------------

Cash flows from financing activities:
     Borrowings, net of repayments, from other notes payable                         48,886,390              (1,795,660)
     Principal payments on capital lease obligations                                    (41,188)                   --
     Capital contributions from members                                              36,346,947              10,488,635
     Return of capital to member                                                           --                (5,613,400)
     Distributions to members                                                        (2,004,654)             (2,198,300)
     Payment of loan costs                                                             (110,576)               (462,893)
                                                                                   ------------            ------------

                     Net cash provided by financing activities                       83,076,919                 418,382
                                                                                   ------------            ------------

Net increase in cash and cash equivalents                                             3,185,641               2,030,793

Cash and cash equivalents, beginning of period                                        4,378,754               2,347,961
                                                                                   ------------            ------------

Cash and cash equivalents, end of period                                          $   7,564,395           $   4,378,754
                                                                                   ============            ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                      F-48

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS -- CONTINUED
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                        Year Ended December 31,
                                                                                       2002                 2001
                                                                                    -----------          -----------

Supplemental disclosure of cash flow information:
   Cash paid during the period for:
     Interest, net of $14,979,037 and $7,486,263 in capitalized interest            $   685,653          $ 8,863,548
                                                                                    ===========          ===========

Supplemental disclosure of non-cash transactions
     Increase in obligations related to value of cash flow hedge                    $ 6,532,990          $ 3,191,238
                                                                                    ===========          ===========
     Assumed obligation under capital lease                                         $      --            $   214,104
                                                                                    ===========          ===========
     Distributions declared but not paid to Partners                                $ 1,604,923          $      --
                                                                                    ===========          ===========
     Construction costs payable included in construction in progress                $17,172,419          $22,531,663
                                                                                    ===========          ===========
     Ground rental capitalized to construction cost                                 $   515,246          $   783,432
                                                                                    ===========          ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                      F-49

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001
1.   BUSINESS

     ORGANIZATION
     Desert Ridge Resort Partners, LLC (the "LLC" or the "Company") was
     organized pursuant to the laws of the State of Delaware on December 21,
     2000. Desert Ridge Resort, LLC and DRR Tenant Corporation are wholly owned subsidiaries of the LLC. The LLC's Class A members are CNL DRR Investor, LP and CNL Desert Ridge Resort, Ltd. (collectively, the "Class A Members") and
     Marriott International, Inc. is the Class B Member ("Marriott"). The
     managing member is CNL DRR Investor, LP. Both classes of members share in major decisions and there is substantially no difference between the rights and obligations of Class A Members and Class B Members.

     The LLC was formed to own and operate a 950-room luxury resort located in
     Phoenix, Arizona (the "Property"). The Property includes two championship golf courses, a 25,500 square foot spa and 78,000 square feet of meeting space. Affiliates of the members managed the construction activity under development agreements throughout the construction period. Construction was completed on November 30, 2002 (the "Opening Date"), at which time the
     Property opened to the public. The Property's day-to-day activities are managed by an affiliate of Marriott, however, all members must agree on key decisions affecting the Property.

     The structure of the LLC is designed to allow its managing member's parent to continue to qualify as a real estate investment trust, which is generally not subject to federal income taxes. In keeping with this goal, the LLC operates its Property through a taxable REIT subsidiary ("TRS"), as permitted by the REIT Modernization Act of 1999.

     The LLC relies on capital contributions from the Class A Members and
     Marriott and borrowings under loans to fund capital expenditures, operating losses and negative cash flows. Cash flow deficits are possible in the future, which may require additional funding. The Members are committed to fund such shortfalls if they arise.

     In accordance with the LLC agreement (the "Agreement"), (i) each members'
     account is credited with capital contributions, share of profits and (ii)
     each members' account is charged for amounts distributed to each member.
     The Class A Members and Class B Members hold an 89.8% and 10.2% interest, respectively in the Company as a result of $51,330,009 and $5,803,991 in capital contributions since its formation.

     ALLOCATIONS AND DISTRIBUTIONS
     Net operating profits are allocated (i) first, to the members who received allocations of losses for earlier fiscal years, pro rata, in proportion to the cumulative amount of losses previously allocated to them, until those members have received cumulative allocation of profits equal to the cumulative losses; (ii) next, to members, pro rata, in proportion to the cumulative distributions made to them, until those members have received cumulative allocation of profits equal to the cumulative amount of such distributions; and (iii) thereafter, to the members, pro rata, in proportion to their respective percentage interests.

     Net operating losses are allocated (i) first, to the members who received allocations of profits for earlier fiscal years, pro rata, in proportion to the cumulative amount of profits previously allocated to them, until those members have received cumulative allocation of losses equal to the cumulative profits; (ii) next, to members who have positive capital accounts, pro rata, in proportion to the respective amounts of their positive capital accounts, until the capital accounts of those members is reduced to zero; and (iii) thereafter, to the members, pro rata, in proportion to their respective percentage interests.

     In accordance with the LLC Agreement, the Company was required to pay each member a return, computed at the rate of 11 percent per annum on the daily average outstanding balance of the members' unreturned capital prior to the
     Opening Date, as defined above. After the Opening Date of the Property, the per annum distribution rate to members increased to 11.5 percent. These cash distributions are made based on cash available for distribution within thirty days of the end of each calendar quarter, as defined in the
     Agreement. As of December 31, 2002, the Company had distributions payable totaling $1,604,923. As of December 31, 2001, all distributions had been paid.

                                      F-50

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2002 AND 2001

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

     BASIS OF FINANCIAL STATEMENT PRESENTATION
     The LLC prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America.
     These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     PRINCIPLES OF CONSOLIDATION
     The accompanying consolidated financial statements include the accounts of
     Desert Ridge Resort Partners, LLC and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     RECLASSIFICATION
     Certain items in the prior year's consolidated financial statements have been reclassified to conform with the 2002 presentation. These reclassifications had no effect on Members' Capital or results of operations.

     CASH AND CASH EQUIVALENTS
     The LLC considers all amounts held in highly liquid instruments with original purchased maturities of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of demand deposit accounts. Management believes the credit risk associated with cash and cash equivalents to be low due to the quality of the financial institutions in which these assets are held.

     Certain amounts of cash were restricted for construction activities and are classified as restricted cash in the accompanying consolidated statements of financial position as of December 31, 2001. These amounts were used in
     2002 and beginning on the Opening Date, certain amounts of cash were restricted for maintenance and replacement of furniture, fixtures, and equipment. These amounts are calculated as a certain percentage of gross revenue in accordance with the hotel management agreement. The accompanying consolidated statements of financial position as of December 31, 2002 includes $51,397, which has been restricted for maintenance and replacements.

     INVENTORY
     Inventory consists primarily of food and beverage inventory, merchandise and operating supplies and is accounted for using the first in, first out method and is stated at the lower of cost or market. Inventory is recorded in prepaid expenses and other current assets in the accompanying consolidated statements of financial position.

     PROPERTY, CONSTRUCTION IN PROGRESS AND EQUIPMENT
     Property, construction in progress and equipment is stated at cost and includes building, construction in progress, lease and land improvements and furniture, fixtures and equipment ("FF&E"). Land improvements and FF&E are depreciated on the straight-line method over the assets' estimated useful lives of 15 and 7 years, respectively. Buildings are depreciated over 40 years.

     Major renewals and betterments are capitalized and depreciated over the related assets' estimated useful lives. Expenditures for repairs and maintenance are expensed when incurred. Interest and real estate taxes incurred relating to renovation of the resort and amenities are capitalized to construction in progress during the active renovation period.

     DEFERRED LOAN COSTS
     Deferred loan costs, primarily loan origination and related fees, are capitalized and are being amortized over the term of the loan using the effective interest method.

                                      F-51

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2002 AND 2001

     LEASES
     The Company has entered into capital and operating leases for equipment used at its Properties. Equipment leased under capital leases are recorded as equipment under capital leases along with a liability for the offsetting obligation under capital leases. Equipment under capital leases is depreciated over the lease term and the obligation is reduced as monthly lease payments are made. Payments under operating leases are recorded as rent expense each month as lease payments are made.

     INCOME TAXES
     Under the provisions of the Internal Revenue Code and applicable state laws, the LLC is only subject to taxation of income on the profits and losses from the TRS tenant operations. The tax consequences of other LLC revenues and expenses, unrelated to the operation of the Property, will accrue to the Members. Certain of these other revenues and expenses may be treated differently in the LLC's income tax return than in the accompanying consolidated financial statements. Therefore, amounts reported in the consolidated financial statements may not be the same as reported in the
     Members' income tax returns.

     The LLC accounts for federal and state income taxes on its TRS tenant using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     REVENUE RECOGNITION
     Revenues are recognized as the services are provided. Cash received from customers for events occurring after December 31, 2002 have been recorded as deposits and is included in accounts payable and accrued expenses in the accompanying consolidated statements of financial position. Advanced deposits of approximately $1,082,000 and $0 are included in the accompanying consolidated statements of financial position as of December
     31, 2002 and 2001, respectively.

     ADVERTISING AND PROMOTION COSTS
     The costs of advertising, promotional and marketing programs are charged to operations in the year incurred and are included as sales and marketing expenses in the accompanying consolidated statement of operations.
     Advertising, promotional and marketing costs totaled $446,670 and $94,615 for the years ended December 31, 2002 and 2001, respectively.

     DERIVATIVE FINANCIAL INSTRUMENTS
     The LLC follows FAS 133, Accounting for Derivative Instruments and Hedging
     Activities, as amended. FAS 133 established accounting and reporting standards for derivative instruments and for hedging activities by requiring all derivatives to be measured at fair value and recognized in the consolidated statements of financial position. Gains or losses resulting from changes in fair value of derivatives are recognized in earnings or recorded in other comprehensive income, and recognized in the consolidated statement of operations when the hedged item affects earnings, depending on the purpose of the derivatives and whether they qualify for hedging accounting treatment (the ineffective portion, if any, of all hedges is recognized in current prior earnings). The LLC does not enter into or hold derivatives for trading or speculative purposes.

     IMPAIRMENT OF LONG-LIVED ASSETS
     Effective January 1, 2002 the Company adopted Statement of Financial
     Accounting Standards No. 144 "Accounting for the Impairment or Disposal of
     Long-Lived Assets". This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The

                                      F-52

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2002 AND 2001

     assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation.

3.   PROPERTY, CONSTRUCTION IN PROGRESS AND EQUIPMENT

     Property, construction in progress and equipment consist of the following at December 31, 2002 and 2001:

                                                   2002                    2001
                                               -------------           -------------

Land and land improvements                     $  63,466,377           $  26,106,831
Buildings                                        162,147,269                    --
Furniture, fixtures and equipment                 46,884,567                 344,709
Equipment under capital leases                       214,104                 214,104
                                               -------------           -------------
                                                 272,712,317              26,665,644
       Less: accumulated depreciation             (2,786,920)               (449,167)
Construction in progress                                --               108,379,557
                                               -------------           -------------

                                               $ 269,925,397           $ 134,596,034
                                               =============           =============

     Accumulated depreciation for equipment under capital leases was $71,368 and
     $49,244 for the year and period ended December 31, 2002 and 2001, respectively.

4.   MORTGAGE NOTE PAYABLE

     In December 2000, the LLC entered into a $179,000,000 construction loan with an institutional lender to finance construction costs. The construction loan is secured by a first mortgage and lien on the Property and all other LLC assets. The construction loan has a seven-year term and is due on December 15, 2007. Interest only payments are due quarterly on each of March 15, July 15, September 15, and December 15 with the entire principal balance due at maturity. The amount of debt reported in the accompanying consolidated statements of financial position approximates the fair value of such debt as of December 31, 2002 and 2001.

     A portion of the construction loan bears interest at an annual rate of 185 basis points above three-month London Interbank Offered Rate (the "LIBOR").
     The LLC has entered into a seven-year interest rate swap agreement (the
     "Swap") to effectively convert the variable rate portion of this mortgage to a fixed interest rate of 6.025% per annum. The LLC designates the Swap a hedge of specific debt instruments and recognizes interest differentials as adjustments to interest expense as the differentials occur. The counterparty to this agreement is a major financial institution. For the period ended December 31, 2002 and 2001, the LLC recorded $9,724,228 and
     $3,191,238, respectively, in other comprehensive loss related to the fair value of the Swap. The blended interest rate on the aggregate principal amount of the $179,000,000 mortgage notes, including interest rate, swap costs, premiums for a debt service insurance policy, and amortization of loan costs is approximately 10.13% per annum.

5.   OTHER NOTES PAYABLE

     The LLC and Marriott entered into a series of agreements whereby Marriott
     International Capital Corporation has agreed to make four loans to the LLC:
     mezzanine loan A (the "Mezzanine Loan"); mezzanine loan B (the "Liquidity
     Facility Loan"); mezzanine loan C (the "Project Cost Facility Loan") and mezzanine loan D (the "Senior Loan Guaranty Loan").

                                      F-53

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2002 AND 2001

     A description of each loan is as follows:

                                                                                                      Maximum
                   Loan                            Purpose of Loan                                    Capacity
          ----------------------   -------------------------------------------------   ---------------------------------------

              Mezzanine Loan       Fund contributions of Marriott to allow                          $57,134,000
                                   Marriott to pay a portion of development

            Liquidity Facility     Fund priority shortfalls from the operations of        Lesser of $32,500,000 and 50% of
                   Loan            the Property                                           Class A Members Contributions or
                                                                                           cumulative priority shortfalls

               Project Cost        Fund renovation costs in excess of project                       $30,000,000
              Facility Loan        budget

           Senior Loan Guaranty    Fund any deficiency in the payment of monthly                    No Limit **
                   Loan            debt service payments under the Mortgage Loan

                   Loan                   Term                         Interest Rate
          ----------------------   -------------------   ------------------------------------------

              Mezzanine Loan          Seven years         Election of either a floating rate or a
                                                            fixed rate (not to exceed 13.5%) *

            Liquidity Facility        Seven years         Election of either a floating rate or a
                   Loan                                     fixed rate (not to exceed 13.5%) *

               Project Cost           Seven years                      8% per annum
              Facility Loan

           Senior Loan Guaranty       Seven years                      8% per annum
                   Loan

     * The managing member had the option to elect either the floating or fixed interest rate at the time of the initial advance. The floating rate is equal to one-month LIBOR plus 700 basis points and the fixed rate is equal to US Treasury Security, with a maturity closest to the Mezzanine Loan and the Liquidity Facility Loan maturity date, plus 700 basis points. Based on this election, these loans bear interest at an annual rate of 8.876%.

     ** The Senior Loan Guaranty Loan has no limit on the amount that can be borrowed until such time as the debt service coverage ratio achieves 1.125 percent. Once the debt service coverage ratio reaches 1.125 percent, future fundings under the Senior Loan Guaranty Loan are limited to $15 million.

     At December 31, 2002 and 2001, $5,445,863 and $2,289,421, respectively, were outstanding under the Liquidity Facility Loan and $45,729,948 and $0, respectively, were outstanding under the Mezzanine Loan. No amounts were outstanding under the Project Cost Facility Loan or the Senior Loan
     Guarantee Loan at December 31, 2002 or 2001. Collateral for these loans is restricted to assets relating to construction accounts, as defined by the
     Security Agreement. Each of the loans are due in December 2007.

     Marriott International Capital Corporation has agreed to loan up to
     $2,321,000 to the LLC for additional improvements relating to the future occupancy of Marriott Vacation Club (see Note 7). The loan will bear interest at 8% per annum, with the principal due on December 15, 2008. As of December 31, 2002, the Company had not received this amount, however, the Company expects funding to occur in early 2003.

6.   LEASES

     The LLC is a lessee of various types of equipment used in operating the
     Property. The LLC's leases are categorized as operating or capital leases based upon the terms in the lease agreements.

     The LLC leases two parcels of land from the State of Arizona under two separate lease agreements, on which the luxury resort and the two golf courses are located. These operating leases are effective until July 2092 and require escalating base rents. Rental payments are due annually. Total rent expense under all operating leases, including the land leases, for the years ended December 31, 2002 and 2001, was $647,193 and $62,707, respectively. These

                                      F-54

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2002 AND 2001

     amounts have been included in property operations and maintenance in the accompanying consolidated statements of operations for the years ended
     December 31, 2002 and 2001.

     Future minimum rental payments required under capital leases together with the present value of the net minimum lease payments as of December 31,
     2002:

            2003                                            $  57,600
            2004                                               57,600
            2005                                               80,000
                                                              -------
               Total future minimum
                   lease payments                             195,200

               Less: interest                                 (22,284)
                                                              -------
               Present value of net
                   minimum lease payments                     172,916
               Less: current portion                          (41,188)
                                                              -------

                                                             $131,728
                                                             ========

     Future minimum lease rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2002:

            2003                                          $  405,424
            2004                                             405,424
            2005                                             405,424
            2006                                             405,424
            2007                                             405,424
            Thereafter                                    77,325,015
                                                          ----------

                   Total                                $ 79,352,135
                                                        ============

7.   TRANSACTIONS WITH RELATED PARTIES

     Hotel Management Agreement

     The LLC entered into an agreement with an affiliate of Marriott
     International, Inc. (the "Manager") to manage the Property. Under terms of the agreement, the Manager operates the Property in return for a fixed management fee of 3 percent of gross revenues. The Manager also earns an incentive management fee ranging from 20 percent to 50 percent of operating cash flow. The LLC incurred management fees of $209,649 and $88,120 during the years ended December 31, 2002 and 2001, respectively.

     Development Agreements

     The Company entered into agreements for $9 million with affiliates of the managing member and Marriott to manage the construction of the Property.
     Under these agreements, approximately $3.0 and $5.8 million has been paid during the years ended December 31, 2002 and 2001, respectively. These amounts have been capitalized to the cost of property and equipment in the accompanying consolidated statements of financial position.

     Other

     In connection with the development of a Marriott Vacation Club resort (the
     "MVC Resort") within close proximity to the Property, the LLC has committed to lease office and lobby space to the MVC Resort for the purposes of the establishment of a gallery and the promotion of Marriott Vacation Club
     International. The term of the lease is eight years from the Opening Date of the Property and will result in annual rental income of approximately
     $389,000. During the years ended December 31, 2002 and 2001, the Company received $32,435 and $0 in connection with this lease.

                                      F-55

               DESERT RIDGE RESORT PARTNERS, LLC AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2002 AND 2001

     The LLC has entered into various other agreements with Marriott, or subsidiaries thereof, to provide services such as marketing support, reservation services, and other services customary to the operation of a national brand hotel concept. Amounts incurred for the year and period ended December 31, 2002 and 2001 were $51,570 and $0, respectively, and have been included in cost of sales for rooms, food and beverage, and other operating departments in the accompanying consolidated statements of operations.

     As of December 31, 2002 and 2001, amounts due to Marriott and affiliates was $5,159,727 and $1,060,934, respectively, and is included in due to affiliates in the accompanying consolidated statements of financial position.

     As of December 31, 2002 and 2001, amounts due from Marriott were $3,320,900 and $52,443, respectively. These amounts are primarily due for pre-opening expense reimbursements.

8.   INCOME TAXES

     The components of the deferred taxes recognized in the accompanying consolidated statements of financial position at December 31, 2002 and 2001 are as follows:

                                                              2002                          2001
                                                            ----------                    --------
            Deferred tax asset:
               Net operating loss                          $ 2,821,000                   $ 163,500

            Deferred tax liability:
               Tax over book depreciation                     (514,000)                     (2,000)
               Valuation allowance                          (2,307,000)                   (161,500)
                                                            ----------                    --------

                                                           $       --                    $      --
                                                            ==========                    ========

     The types of temporary differences between the tax bases of assets and liabilities and their financial statement reporting amounts are attributable principally to depreciation and net operating losses. The TRS tenant has net operating loss carry-forwards for federal and state purposes of approximately $5,971,000 and $480,000 as of December 31, 2002 and 2001,
     respectively, which is available to offset future taxable income. The net operating loss carry-forwards expire in 2021. The Company has not recorded this potential future benefit because its TRS subsidiary does not have sufficient historical earnings on which to base a potential future benefit.

9.   COMMITMENTS AND CONTINGENCIES

     From time to time the Company may be exposed to litigation arising from operations of its business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the Company's financial condition or results of operations.

                                    * * * * *

                                      F-56

WB RESORT PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR AND PERIOD ENDED
DECEMBER 31, 2002 AND THE PERIOD FROM JULY 27, 2001 (INCEPTION)
THROUGH DECEMBER 31, 2001

                                                                                                    Page
                                                                                                    ----

Report of Independent Certified Public Accountants                                                  F-58
Consolidated Balance Sheets as of December 31, 2002 and 2001                                        F-59
Consolidated Statements of Operations for the year ended December 31, 2002 and the
 period from July 27, 2001 (inception) to December 31, 2001                                         F-60
Consolidated Statements of Partners' Capital for the year ended December 31, 2002 and the
 period from July 27, 2001 (inception) to December 13, 2001                                         F-61
Consolidated Statements of Cash Flows for the year ended December 31, 2002 and the
 period from July 27, 2001 (inception) to December 31, 2001                                         F-62
Notes to Consolidated Financial Statements as of December 31, 2002 and 2001                         F-64

                                      F-57

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of WB Resort Partners, L.P.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of partners' capital and of cash flows present fairly, in all material respects, the financial position of WB Resort
Partners, L.P. and its subsidiaries at December 31, 2002 and 2001 and the results of their operations and their cash flows for the year ended December 31,
2002 and the period from July 27, 2001 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of
America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of
America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS, LLP

Orlando, Florida
February 14, 2003

                                      F-58

                     WB RESORT PARTNERS, LP and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2002 AND 2001

                                                                                                   2002                  2001
                                                                                               ------------          ------------
       ASSETS

Current assets
  Cash and cash equivalents                                                                    $  3,309,558          $  2,865,747
  Accounts receivable, net of allowance for doubtful accounts of                                  3,986,276             1,208,991
    $72,508 and $78,413
  Prepaid expenses and other current assets                                                         861,371             1,567,735
                                                                                               ------------          ------------

    Total current assets                                                                          8,157,205             5,642,473

Restricted cash                                                                                  11,662,018                77,010
Property, construction in progress and equipment, less accumulated
  depreciation of $12,012,790 and $2,671,883                                                    198,140,180           188,519,031
Loan costs, less accumulated amortization of $860,569 and $236,659                                2,271,970             2,789,808
                                                                                               ------------          ------------

    Total assets                                                                               $220,231,373          $197,028,322
                                                                                               ============          ============

       LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
  Accounts payable and accrued expenses                                                        $  9,814,084          $  5,428,103
  Construction costs payable, including retainage payable
    of $112,758 and $1,856,537                                                                    1,716,283            10,222,873
  Distribution payable                                                                            2,463,838             1,213,418
  Current portion of capital lease obligation                                                     1,081,799             1,010,766
                                                                                               ------------          ------------

    Total current liabilities                                                                    15,076,004            17,875,160

Mortgage note payable                                                                           130,000,000           130,000,000
Other notes payable                                                                              27,798,189             7,749,752
Capital lease obligation                                                                            757,851             1,875,187
                                                                                               ------------          ------------

    Total liabilities                                                                           173,632,044           157,500,099

Commitments (Note 9)

Partners' capital                                                                                46,599,329            39,528,223
                                                                                               ------------          ------------

    Total liabilities and partners' capital                                                    $220,231,373          $197,028,322
                                                                                               ============          ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                      F-59

                     WB RESORT PARTNERS, LP and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
                      PERIOD FROM JULY 27, 2001 (INCEPTION)
                              TO DECEMBER 31, 2001

                                                    2002                   2001
                                                ------------           ------------

Revenues:
   Rooms                                        $ 35,776,082           $  7,323,321
   Food and beverage                               7,427,279              1,778,843
   Other operating departments                     3,463,235              1,064,677
                                                ------------           ------------

             Total revenue                        46,666,596             10,166,841
                                                ------------           ------------

Cost of sales and other expenses:
   Rooms                                          11,741,511              3,007,678
   Food and beverage                               7,665,138              2,211,960
   Other operating departments                     1,000,286                288,779
   Property operations and maintenance            14,527,007              4,379,115
   Depreciation                                    9,340,907              2,671,883
   Interest and loan cost amortization            10,381,823              3,035,605
   General and administrative                      3,938,931              2,780,902
   Sales and marketing                             5,070,257              1,297,073
   Management fees                                 1,398,192                304,321
                                                ------------           ------------

             Total costs and expenses             65,064,052             19,977,316
                                                ------------           ------------

Net loss                                        $(18,397,456)          $ (9,810,475)
                                                ============           ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                      F-60

                     WB RESORT PARTNERS, LP and Subsidiaries
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                           DECEMBER 31, 2002 AND 2001

                                               General Partner               Limited Partners                       Total
                                       --------------------------  ---------------------------------  ------------------------------

Balance, July 27, 2001 (inception)      $          51,077           $          51,025,423              $          51,076,500

Distributions                                      (1,738)                     (1,736,064)                        (1,737,802)

Net loss                                           (9,810)                     (9,800,665)                        (9,810,475)
                                       --------------------------  ---------------------------------  ------------------------------

Balance, December 31, 2001              $          39,529           $          39,488,694              $          39,528,223

Contributions                           $          33,924           $          33,889,576                          33,923,500

Distributions                                      (8,455)                     (8,446,483)                        (8,454,938)

Net loss                                          (18,397)                    (18,379,059)                       (18,397,456)
                                       --------------------------  ---------------------------------  ------------------------------

Balance, December 31, 2002              $          46,601           $          46,552,728              $          46,599,329
                                       ==========================  =================================  ==============================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                      F-61

                     WB RESORT PARTNERS, LP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
                      PERIOD FROM JULY 27, 2001 (INCEPTION)
                              TO DECEMBER 31, 2001

                                                                                                 2002                    2001
                                                                                             -------------           -------------
Cash flows from operating activities:
  Net loss                                                                                   $ (18,397,456)          $  (9,810,475)
  Adjustments to reconcile net loss to cash
    used in operating activities:
      Depreciation                                                                               9,340,907               2,671,883
      Amortization of loan costs                                                                   623,910                 236,659
      Bad debt expense                                                                              80,802                  78,413
  Changes in operating assets and liabilities:
      Accounts receivable                                                                       (2,858,087)              1,763,587
      Prepaid expenses and other current assets                                                    706,364                 717,867
      Accounts payable and accrued expenses                                                      4,385,981               1,303,341
                                                                                             -------------           -------------
        Net cash used in operating activities                                                   (6,117,579)             (3,038,725)
                                                                                             -------------           -------------

Cash flows from investing activities:
  Additions to property and equipment                                                          (27,468,646)           (178,913,348)
  Increase in restricted cash                                                                  (11,585,008)                (77,010)
                                                                                             -------------           -------------

        Net cash used in investing activities                                                  (39,053,654)           (178,990,358)
                                                                                             -------------           -------------

Cash flows from financing activities:
  Proceeds from mortgage loan                                                                         --               130,000,000
  Proceeds from other notes payable                                                             20,048,437               7,749,752
  Principal payments on capital lease obligations                                               (1,046,303)               (380,571)
  Capital contributions from partners                                                           33,923,500              51,076,500
  Distributions to partners                                                                     (7,204,518)               (524,384)
  Payment of loan costs                                                                           (106,072)             (3,026,467)
                                                                                             -------------           -------------

        Net cash provided by financing activities                                               45,615,044             184,894,830
                                                                                             -------------           -------------

Net increase in cash and cash equivalents at end of period                                         443,811               2,865,747
  Cash, beginning of period                                                                      2,865,747                    --
                                                                                             -------------           -------------

  Cash, end of period                                                                        $   3,309,558           $   2,865,747
                                                                                             =============           =============

Supplementary disclosure of cash flow information:
  Cash paid during the period for:
    Interest, net of capitalized interest of $5,431,858 and $2,227,403                       $   8,772,225           $   3,035,605
                                                                                             =============           =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                      F-62

                     WB RESORT PARTNERS, LP AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
                      PERIOD FROM JULY 27, 2001 (INCEPTION)
                              TO DECEMBER 31, 2001

Supplementary disclosure of non-cash transactions:
             Equipment acquired under capital lease obligations                     $      --            $ 3,266,527
                                                                                    ===========          ===========
             Distributions declared but not paid to Partners                        $ 2,463,838          $ 1,213,418
                                                                                    ===========          ===========
             Construction costs payable included in property and equipment          $ 1,716,283          $10,222,873
                                                                                    ===========          ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                      F-63

                     WB RESORT PARTNERS, LP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

1.   BUSINESS

     ORGANIZATION
     WB Resort Partners, L.P. (the "Partnership") was organized pursuant to the laws of the State of Delaware on July 27, 2001. WBM Resort, L.P., WBR
     Parent, LLC and WBR Tenant Corporation are wholly owned subsidiaries of the
     Partnership. The Partnership's general partner is CNL WBR GP Corp. (the
     "General Partner") and the limited partners are CNL WBR Investor, L.P.,
     Marriott International, Inc. ("Marriott") and Waikiki Beach Resort, Ltd.
     (collectively, the "Limited Partners").

     The Partnership was formed to own and operate a resort located in Honolulu,
     Hawaii (the "Property"). The Partnership negotiated a fixed fee agreement with a contractor for $65 million to renovate the Property. As of December
     31, 2002, renovations are almost complete. The Property's day-to-day activities are managed by an affiliate of Marriott, however, all partners must agree to key decisions affecting the Property.

     The structure of the Partnership and its subsidiaries is designed to allow the parent of its majority owner to continue to qualify as a real estate investment trust, which is generally not subject to federal income taxes.
     In keeping with this objective, the Partnership operates its Property through a taxable REIT subsidiary ("TRS"), as permitted by the REIT
     Modernization Act of 1999.

     The General Partner and Limited Partners hold a 0.1% and 99.9% interest, respectively, in the Partnership and contributed $33,924 and $33,889,576, respectively, during 2002, and $51,077 and $51,025,423, respectively, during 2001, in order to obtain the following percentage interests:

                                        PARTNER                                                PERCENTAGE INTEREST
                                    General Partner                                                    0.1%
                                 CNL WBR Investor, LP                                                 48.9%
                              Waikiki Beach Resort, Ltd.                                              36.0%
                                       Marriott                                                       15.0%

     The Partnership relies on capital contributions from the General Partner and Limited Partners and borrowings under loans to fund renovations, capital expenditures, operating losses and negative cash flows. Cash flow deficits are possible in the future, which may require additional funding.
     The Partners are committed to fund such shortfalls if they arise.

     ALLOCATIONS AND DISTRIBUTIONS
     Net operating profits and net operating losses are allocated to the General and Limited Partners in accordance with their respective ownership interests.

     In addition, the General Partner and Limited Partners are entitled to a return of 11.5% per annum (the "11.5% Preferred Return"). The 11.5%
     cumulative Preferred Return is to be paid quarterly to each partner based on the capital accounts of each partner during the quarter. As of December
     31, 2002 and 2001, the Partnership had distributions payable totaling
     $2,463,838 and $1,213,418, respectively.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of significant accounting principles and practices used in the preparation of the financial statements follows:

     BASIS OF FINANCIAL STATEMENT PRESENTATION
     The Partnership prepares its financial statements in conformity with accounting principles generally accepted in the United States of America.
     These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                      F-64

                     WB RESORT PARTNERS, LP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2002 AND 2001

     PRINCIPLES OF CONSOLIDATION
     The accompanying consolidated financial statements include the accounts of
     WB Resort Partners, L.P. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     RECLASSIFICATION
     Certain items in the prior year's consolidated financial statements have been reclassified to conform with the 2002 presentation. These reclassifications had no effect on Members' Capital or results of operations.

     CASH AND CASH EQUIVALENTS
     The Partnership considers all amounts held in highly liquid instruments with original purchased maturities of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of demand deposit accounts. Management of the Partnership believes the credit risk associated with cash and cash equivalents to be low due to the quality of the financial institutions in which these assets are held.

     Certain amounts of cash are restricted for maintenance and replacement of furniture, fixtures, and equipment at the Partnership's Property of which
     $694,172 is classified as restricted cash in the accompanying consolidated balance sheet. These amounts are calculated as a certain percentage of sales in accordance with the hotel management agreement. The remaining amount of restricted cash represents cash which is restricted for budgeted renovations as of December 31, 2002.

     INVENTORY
     Inventory consists primarily of food and beverage inventory and operating supplies and is accounted for using the first in, first out method and is stated at the lower of cost or market. Inventory is recorded in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

     PROPERTY, CONSTRUCTION IN PROGRESS AND EQUIPMENT
     Property, construction in progress and equipment is stated at cost and includes building, land improvements and furniture, fixtures and equipment.
     Building, land improvements and equipment is depreciated on the straight-line method over the assets' estimated useful lives of 40, 15 and
     7 years, respectively.

     Expenditures for major renewals and betterments are capitalized and depreciated over the related assets' estimated useful lives. Expenditures for repairs and maintenance are expensed when incurred. Interest and real estate taxes incurred relating to renovation of the resort and amenities are capitalized to construction in progress during the active renovation period.

     DEFERRED LOAN COSTS
     Loan costs, primarily loan origination and related fees, are capitalized and are being amortized over the term of the loan using the effective interest method.

     REVENUE RECOGNITION
     Revenues are recognized as the services are provided. Cash received from customers for events occurring after each year end have been recorded as deposits in the accompanying consolidated balance sheets. Advanced deposits of approximately $668,315 and $399,864 are included in the accompanying consolidated balance sheet as of December 31, 2002 and 2001, respectively.

     ADVERTISING AND PROMOTION COSTS
     The costs of advertising, promotional and marketing programs are charged to operations in the year incurred and are included as sales and marketing expenses in the accompanying statement of operations. Advertising, promotional and marketing costs totaled $5,070,257 and $1,297,073 for the year and period ended December 31, 2002 and 2001, respectively.

                                      F-65

                     WB RESORT PARTNERS, LP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2002 AND 2001

     LEASES
     The Partnership has entered into capital and operating leases for equipment used at the Property. Equipment leased under capital leases is recorded as equipment on the accompanying consolidated balance sheet with a liability for the corresponding obligation under the lease agreement. Equipment under capital leases are depreciated over the useful life of the equipment and the obligation is reduced as monthly lease payments are made. Payments under operating leases are recorded as rent expense as lease payments are made.

     INCOME TAXES
     Under the provisions of the Internal Revenue Code and applicable state laws, the Partnership is only subject to taxation of income on the profits and losses from the TRS tenant operations. The tax consequences of other
     Partnership revenues and expenses, unrelated to the operation of the
     Property, will accrue to the partners. Certain of these other revenues and expenses may be treated differently in the Partnership's income tax return than in the accompanying consolidated financial statements. Therefore, amounts reported in the consolidated financial statements may not be the same as reported in the Partners' income tax returns.

     The Partnership accounts for federal and state income taxes on its TRS tenant using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     IMPAIRMENT OF LONG-LIVED ASSETS
     Effective January 1, 2002 the Partnership adopted Statement of Financial
     Accounting Standards No. 144 "Accounting for the Impairment or Disposal of
     Long-Lived Assets". This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued
     operation.

3.   PROPERTY, CONSTRUCTION IN PROGRESS AND EQUIPMENT

     Property, construction in progress and equipment consist of the following at December 31, 2002 and 2001:

                                                          2002                    2001
                                                   -----------------        -----------------

       Building                                       $ 121,436,927            $ 121,436,927
       Land improvements                                  2,265,081                2,265,132
       Furniture, fixtures and equipment                 23,546,112               20,856,769
       Equipment under capital leases                     3,234,183                2,885,955
                                                   -----------------        -----------------
                                                        150,482,303              147,444,783
              Less: accumulated depreciation            (12,012,790)              (2,671,883)
       Construction in progress                          59,670,667               43,746,131
                                                   -----------------        -----------------

                                                      $ 198,140,180            $ 188,519,031
                                                   =================        =================

     Accumulated depreciation for equipment under capital leases was $1,492,397 and $380,572 as of December 31, 2002 and 2001, respectively.

                                      F-66

                     WB RESORT PARTNERS, LP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2002 AND 2001

4.   MORTGAGE NOTE PAYABLE

     In July 2001, the Partnership entered into a $130,000,000 mortgage loan with an institutional lender to finance a portion of the Property acquired and future renovation costs. The mortgage is secured by a first mortgage and lien on the building and all other assets. The loan bears interest at
     8.53% per annum and matures on August 15, 2006. Interest only payments are due monthly through maturity. For the year and period ended December 31,
     2002 and 2001, the Partnership incurred $9,621,688 and $2,798,946, respectively in interest expense. The amount of debt reported in the accompanying consolidated balance sheets approximates the fair value of such debt as of December 31, 2002 and 2001.

5.   OTHER NOTES PAYABLE

     On July 27, 2001, the Partnership and Marriott entered into a loan agreement whereby Marriott has agreed to provide three loans to the
     Partnership: a liquidity facility loan ("Mezz Loan A"); a senior loan guaranty ("Mezz Loan B"); and a cost overrun loan ("Mezz Loan C"). A description of each loan is as follows:

                                                                            Maximum
         Loan                        Purpose of Loan                        Capacity             Term
     --------------      ----------------------------------------------    ------------       ------------

     Mezz Loan A         Fund priority shortfalls from the operations       $20,000,000        Five years
                         of the Property

     Mezz Loan B         Fund any deficiency in the payment of monthly       No limit          Five years
                         debt service payments under the Mortgage Loan

     Mezz Loan C         Fund renovation costs in excess of project         $5,000,000         Five years
                         budget

         Loan                   Interest Rate
     --------------     --------------------------------

     Mezz Loan A        LIBOR plus 700 basis points (not
                                to exceed 13.5%)

     Mezz Loan B        LIBOR plus 700 basis points (not
                                to exceed 13.5%)

     Mezz Loan C        LIBOR plus 700 basis points (not
                                to exceed 13.5%)

     Each of the three loans are due July 2006. At December 31, 2002,
     $12,969,406, $14,828,783 and $0 were outstanding under the Mezz Loan A,
     Mezz Loan B and Mezz Loan C, respectively. As of December 31, 2001,
     $3,258,258, $4,491,494 and $0 were outstanding under the Mezz Loan A, Mezz
     Loan B and Mezz Loan C, respectively. The interest rate on the Mezz Loan A and Mezz Loan B was 8.382 percent and 8.876 percent at December 31, 2002 and 2001, respectively.

6.   LEASES

     The Partnership is a lessee of various types of equipment used in operating the Property. Leases are categorized as operating or capital leases based upon the terms in the lease agreements.

                                      F-67

                     WB RESORT PARTNERS, LP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2002 AND 2001

     The following is a schedule by years of future minimum rental payments required under capital lease obligations together with the present value of the net minimum lease payments as of December 31, 2002:

            2003                                          $ 1,203,292
            2004                                              759,944
            2005                                               16,832
                                                        -------------
               Total future minimum lease payments          1,980,068
               Less: interest                                (140,418)
                                                        -------------
               Present value of net minimum
                   lease payments                           1,839,650
               Less: current portion                       (1,081,799)
                                                        -------------

                                                           $  757,851
                                                        =============

     The Partnership leases two parcels of land under ground leases, on which the Property is currently being renovated. These operating leases are effective until 2080 and 2050, respectively. One of the land leases has escalating base rents from 2001 to 2008. The base rents from 2008 through
     2080 and 2050, respectively, will never be less than the 2008 base rent and will increase every five years by the consumer price index. The minimum annual rental expense has been straight-lines over the life of these leases. Both leases contain percentage rent calculations based on percentages of gross revenues, as defined. Rent expense, including accrued rental expense and lease taxes for the year ended December 31, 2002 was
     $4,699,049. Rent expense, including accrued rental expense for the period ended December 31, 2001 was $2,289,952. Percentage rent for the year and period ended December 31, 2002 and 2001 was $128,447 and $4,781, respectively. These amounts have been included in property operations and maintenance in the accompanying consolidated statements of operations as of the year and period ended December 31, 2002 and 2001, respectively.

     Future minimum lease rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 2002 are as follows:

                    2003                         $ 3,784,000
                    2004                           4,794,000
                    2005                           4,794,000
                    2006                           4,794,000
                    2007                           4,794,000
                    Thereafter                   342,042,000
                                              --------------

                                               $ 365,002,000
                                              ==============

7.   TRANSACTIONS WITH RELATED PARTIES

     Hotel Management Agreement

     The Partnership entered into an agreement with an affiliate of Marriott
     International, Inc. (the "Manager") to manage the Property. Under terms of the agreement, the Manager operates the Property in return for a fixed management fee of 3 percent of gross revenues. The Manager also earns an incentive management fee equal up to 50 percent of operating profits in excess of certain payment thresholds. The Partnership incurred management fees of $1,398,192 and $304,321 during the year and period ended December
     31, 2002 and 2001, respectively.

     Development Agreements

     The Partnership entered into agreements with affiliates of the General
     Partner and Marriott to manage the renovation of the Property for $5 million. All amounts were paid under these agreements as of December 31,
     2001 and no additional amounts were incurred during 2002.

                                      F-68

                     WB RESORT PARTNERS, LP AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 2002 AND 2001

     Other

     The Partnership has entered into various other agreements with related parties to provide services such as marketing support, reservation services, and other services customary to the operation of a national brand hotel concept. Amounts incurred for the year and period ended December 31,
     2002 and 2001 were $740,874 and $188,078, respectively, and have been included in cost of sales for room, food and beverage, and other operating departments in the accompanying consolidated statement of operations.

     As of December 31, 2002 and 2001, amounts due from Marriott and affiliates were $0 and $898,117.

8.   INCOME TAXES

     The components of the deferred taxes recognized in the accompanying consolidated balance sheet at December 31, 2002 and 2001 are as follows:

                                                                   2002                    2001
                                                            ---------------          -----------------

                      Deferred tax assets:
                         Net operating loss                      $ 6,583,000              $ 1,376,000
                         Accrued rent                                562,000                  179,000
                      Deferred tax liabilities:
                         Tax over book depreciation               (1,921,000)                     --
                         Valuation allowance                      (5,224,000)              (1,555,000)
                                                            ----------------         ----------------

                                                                 $       --               $        --
                                                            ================         ================

     The types of temporary differences between the tax basis of assets and liabilities and their consolidated financial statement reporting amounts are attributable principally to depreciation differences, accrued expenses and net operating losses. The TRS tenant had net operating loss carryforwards for federal and state purposes of approximately $11,250,000 and $4,050,000 as of December 31, 2002 and 2001, respectively, which is available to offset future operating income. The net operating loss carryforward expires in 2021. The Partnership has not recorded this potential future benefit because its TRS subsidiary does not have sufficient historical earnings on which to base a potential future benefit.

9.   COMMITMENTS AND CONTINGENCIES

     From time to time the Partnership may be exposed to litigation arising from operations of its business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the Partnership's financial condition or results of operations.

                                    * * * * *

                                      F-69

                                   APPENDIX A

                                     FORM OF
                                REINVESTMENT PLAN

                                     FORM OF
                                REINVESTMENT PLAN

         CNL HOSPITALITY PROPERTIES, INC., a Maryland corporation (the
"Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment
Plan (the "Reinvestment Plan ") on the terms and conditions set forth below.

         1. Reinvestment of Distributions. Bank of New York, the agent (the
"Reinvestment Agent") for participants (the "Participants") in the Reinvestment
Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant
(collectively, the "Distributions"). The Reinvestment Agent will apply such
Distributions as follows:

                  (a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in
         Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share. During such period, commissions, the marketing support fee and due diligence expense reimbursements may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases in this offering.

                  (b) If no public offering of Shares is ongoing, the
         Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange
         Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i)
         quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding
         Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and
         Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the
         Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the
         Advisor deems relevant or appropriate in making its determination. The
         Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a
         "fair market value" balance sheet. Based on the "fair market value"
         balance sheet, the internal accountants will then assume a sale of the
         Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the
         Company pursuant to a registration statement relating to the
         Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or over-the-counter market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

                  (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The
         Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the
         Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on

                                      A-1

         the portion of the aggregate Distributions received by the Reinvestment
         Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

                  (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such
         Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the
         Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United
         States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

                  (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

                  (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

                  (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment
         Plan except to Participants who make a written request to the
         Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

         2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company's registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of
Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the
Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may
be) in which the stockholder makes such written election to participate in the
Reinvestment Plan and to all fiscal quarters or months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to
Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms.
Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan.

         3. Distribution of Funds. In making purchases for Participants'
accounts, the Reinvestment Agent may commingle Distributions attributable to
Shares owned by Participants in the Reinvestment Plan.

         4. Proxy Solicitation. The Reinvestment Agent will distribute to
Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the
Participant's name, such proxy will be deemed to be an instruction to the
Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the
Shares should be voted and does not give a proxy to person(s) representing the
Company covering these Shares, the Reinvestment Agent will not vote said Shares.

                                      A-2

         5. Absence of Liability. Neither the Company nor the Reinvestment Agent
shall have any responsibility or liability as to the value of the Company's
Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the
Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. NOTWITHSTANDING THE
FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED.
Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

         6. Suitability.

                  (a) Within 60 days prior to the end of each fiscal year, CNL
         Securities Corp. ("CSC") will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement
         (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of
         Subscription Agreement.

                  (b) Each Participant will be required to return the executed
         Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the
         Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

                  (c) If a Participant fails to return the executed
         Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the
         Reinvestment Plan, the Participant's participation in the Reinvestment
         Plan shall be terminated in accordance with Paragraph 11 below.

                  (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

                  (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the
         Participant to fail to meet the suitability standards set forth in the
         Company's Prospectus.

         7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such
Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the
Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment
Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

         8. Administrative Charges, Commissions, and Plan Expenses. The Company
shall be responsible for all administrative charges and expenses charged by the
Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the
Participant or $2.50, with a minimum charge of $0.50. Any interest earned on
Distributions will be paid to the Company to defray costs relating to the
Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the
Shares, the Company will pay to CSC selling

                                      A-3

commissions of 7.5%, a marketing support fee of 0.5%, due diligence reimbursements equal to 0.125%, and, in the event that proceeds of the sale of
Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in Mortgage Loans, will pay to CNL Hospitality Corp. acquisition fees of
4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the
Reinvestment Agent except as expressly provided herein.

         10. Taxes. Taxable Participants may incur a tax liability for
Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their
Distributions held in their account under the Reinvestment Plan.

         11. Termination.

                  (a) A Participant may terminate his participation in the
         Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the
         Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

                  (b) The Company or the Reinvestment Agent may terminate a
         Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all
         Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

                  (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the
         Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full
         Shares and the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

         12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Relations Department, CNL Securities Corp., P.O. Box 4920,
Orlando, Florida 32802-4920, if to the Company, or to Bank of New York, 1845
Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or
such other addresses as may be specified by written notice to all Participants.
Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

         13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the
Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each
Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each
Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

         14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION
TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE
STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF
FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

                                      A-4

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public
Programs") sponsored by two of the Company's principals and their Affiliates
("Sponsor") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Retirement Properties,
Inc., to invest in retirement properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in hotel properties leased to operators of national and regional limited-service, extended-stay and full-service hotel chains.

         A more detailed description of the acquisitions by the Prior Public
Programs is set forth in Part II of the registration statement filed with the
Securities and Exchange Commission for this Offering and is available from the
Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual
Report on Form 10-K filed with the Securities and Exchange Commission for CNL
Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL
Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL
Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL
Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL
Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL
Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd.,
CNL American Properties Fund, Inc., and CNL Retirement Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties. In addition, the investment objectives of the Prior Public Programs included making partially tax-sheltered distributions.

         STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS
IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN
SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER
FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY
ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY
PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2002. The following is a brief description of the Tables:

         TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public
Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

                                      B-1

         TABLE II - COMPENSATION TO SPONSOR

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to two of the Sponsors of the Prior
Public Programs.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor in connection with the Prior
Public Programs, the offerings of which became fully subscribed between January
1998 and December 2002. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2002.

         TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of operating results for the period from inception through December 31, 2002, of the Prior Public Programs, the offerings of which became fully subscribed between January 1998 and December 2002.

         The Table includes a summary of income or loss of the Prior Public
Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior
Public Programs, as distinguished from cash generated from other sources
(special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public
Programs, but rather are related to items of an investing or financing nature.
These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as syndication (or stock issuance) and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         TABLE IV - RESULTS OF COMPLETED PROGRAMS

         Table IV is omitted from this Appendix B because none of the Prior
Public Programs have completed operations (meaning they no longer hold properties).

         TABLE V - SALES OR DISPOSAL OF PROPERTIES

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 2000 and December
2002.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                      B-2

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                      CNL American                CNL Retirement
                                                                    Properties Fund,                Properties,
                                                                          Inc.                         Inc.
                                                                   ------------------             ---------------
                                                                        (Note 1)                  (Notes 2 and 4)
Dollar amount offered                                              $     747,464,420               $ 310,000,000
                                                                   =================               =============

Dollar amount raised                                                           100.0%                    (Note 3)
                                                                   -----------------               -------------

Less offering expenses:

    Selling commissions and discounts                                           (7.5)                       (7.5)
    Organizational expenses                                                     (2.2)                       (3.0)
    Marketing support and due diligence
        expense reimbursement fees
        (includes amounts reallowed to
        unaffiliated entities)                                                  (0.5)                       (0.5)
                                                                   -----------------               -------------
                                                                              (10.2)                       (11.0)
                                                                   -----------------               -------------
Reserve for operations                                                            --                          --
                                                                   -----------------               -------------

Percent available for investment                                                89.8%                       89.0%
                                                                   =================               =============

Acquisition costs:

    Cash down payment                                                           85.3%                       84.0%
    Acquisition fees paid to affiliates                                          4.5                         4.5
    Acquisition expenses                                                          --                          .5
                                                                   -----------------               -------------

Total acquisition costs                                                         89.8%                       89.0%
                                                                   =================               =============

Percent leveraged (mortgage financing
    divided by total acquisition costs)                                     (Note 1)                          --

Date offering began                                                 4/19/95, 2/06/97                     9/18/98
                                                                         and 3/02/98                 and 9/19/00

Length of offering (in months)                                         22, 13 and 9,                  24 and 20,
                                                                        respectively                respectively

Months to invest 90% of amount
    available for investment measured
    from date of offering                                             23, 16 and 11,                  19 and 24,
                                                                        respectively                respectively

Note 1:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective March 29, 1995,
                  CNL American Properties Fund, Inc. ("APF") registered for sale
                  $165,000,000 of shares of common stock (the "APF Initial
                  Offering"), including $15,000,000 available only to
                  stockholders participating in the company's reinvestment plan.
                  The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on
                  Form S-11 under the Securities Act of 1933, as amended,
                  effective January 31, 1997, APF registered for sale
                  $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders
                  participating in the company's reinvestment plan. The 1997
                  Offering of APF commenced following the completion of the APF
                  Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including
                  $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12,
                  1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF
                  commenced following the completion of the 1997 Offering on
                  March 2, 1998. As of January 31, 1999, APF had received
                  subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan.
                  The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January
                  1999. During the offerings, APF did not utilize mortgage
                  financing to acquire properties.

Note 2:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective September 18,
                  1998, CNL Retirement Properties, Inc. (the "Retirement
                  Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of the
                  Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18,
                  2000, the Retirement Properties REIT had

      Past performance is not necessarily indicative of future performance.

                                      B-3

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS - CONTINUED

Note 2

(Continued):      received subscription proceeds of $9,718,974 (971,898 shares), including $50,463 (5,046 shares) through the reinvestment
                  plan. Upon termination of the Initial Offering, the Retirement
                  Properties REIT commenced an offering of up to $155,000,000
                  (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan.
                  On May 24, 2002, the Retirement Properties REIT completed its
                  2000 Offering from which it received subscription proceeds of
                  $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties
                  REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002 Offering"), including up to $50,000,000
                  (5,000,000 shares) available to stockholders participating in the company's reinvestment plan. As of December 31, 2002, the
                  Retirement Properties REIT had received subscription proceeds of $277,627,086 (27,762,705 shares) from its 2002 Offering, including $739,169 (73,917 shares) issued pursuant to the
                  reinvestment plan.

Note 3:           During its Initial Offering and the 2000 Offering, the
                  Retirement Properties REIT raised $9,718,974 or 6.3% and
                  $155,000,000 or 100%, respectively, of the dollar amount
                  offered.

Note 4:           The amounts shown represent the results of the Retirement
                  Properties REIT's Initial Offering and 2000 Offering only due to the fact that the 2002 Offering was not yet fully
                  subscribed at December 31, 2002.

      Past performance is not necessarily indicative of future performance.

                                      B-4

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                                           CNL American               CNL Retirement
                                                                         Properties Fund,               Properties,
                                                                               Inc.                         Inc.
                                                                       -------------------           ----------------
                                                                        (Notes 1, 2 and 6)                 (Note 4)
Date offering commenced                                                   4/19/95, 2/06/97           9/18/98, 9/19/00
                                                                               and 3/02/98                and 5/24/02

Dollar amount raised                                                          $747,464,420               $442,346,060
                                                                       ===================           ================
Amount paid to sponsor from proceeds of offering:
        Selling commissions and discounts                                       56,059,832                 33,175,952
        Real estate commissions                                                         --                         --
        Acquisition fees (Notes 5, 8 and 9)                                     33,604,618                 19,887,341
        Marketing support and due diligence
           expense reimbursement fees
           (includes amounts reallowed to
           unaffiliated entities)                                                3,737,322                  2,211,731
                                                                       -------------------           ----------------
Total amount paid to sponsor                                                    93,401,772                 55,275,024
                                                                       ===================           ================
Dollar amount of cash generated from (used in)
  operations before deducting payments
  to sponsor:
        2002 (Note 7)                                                          115,447,476                 18,120,532
        2001 (Note 7)                                                           52,767,575                  2,466,324
        2000 (Note 7)                                                         (152,419,134)                 1,349,284
        1999 (Note 7)                                                          311,630,414                     51,647
        1998                                                                    42,216,874                         --
        1997                                                                    18,514,122                         --
        1996                                                                     6,096,045                         --
        1995                                                                       594,425                         --
        1994                                                                            --                         --
        1993                                                                            --                         --
Amount paid to sponsor from operations
  (administrative, accounting and
   management fees) (Notes 6 and 10):
        2002                                                                     3,953,918                  1,335,769
        2001                                                                     4,564,213                    292,945
        2000                                                                     3,542,515                    253,265
        1999                                                                     4,369,200                     38,796
        1998                                                                     3,100,599                         --
        1997                                                                     1,437,908                         --
        1996                                                                       613,505                         --
        1995                                                                        95,966                         --
        1994                                                                            --                         --
        1993                                                                            --                         --
Dollar amount of property sales and
  refinancing before deducting payments
  to sponsor:
        Cash (Note 3)                                                          338,009,913                         --
        Notes                                                                           --                         --
Amount paid to sponsors from property
  sales and refinancing:
        Real estate commissions                                                         --                         --
        Incentive fees                                                                  --                         --
        Other (Note 6)                                                                  --                         --

Note 1:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective March 29, 1995,
                  CNL American Properties Fund, Inc. ("APF") registered for sale
                  $165,000,000 of shares of common stock (the "APF Initial
                  Offering"), including $15,000,000 available only to
                  stockholders participating in the company's reinvestment plan.
                  The APF Initial Offering commenced April 19, 1995, and upon completion of the APF Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on
                  Form S-11 under the Securities Act of 1933, as amended,
                  effective January 31, 1997, APF registered for sale
                  $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders
                  participating in the company's reinvestment plan. The 1997
                  Offering of APF commenced following the completion of the APF
                  Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including
                  $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12,
                  1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF
                  commenced following the completion of the 1997 Offering on
                  March 2, 1998. As of January 31, 1999, APF had received

      Past performance is not necessarily indicative of future performance.

                                      B-5

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 1

 (Continued):     subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan.
                  The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January
                  1999. The amounts shown represent the combined results of the
                  APF Initial Offering, the 1997 Offering and the 1998 Offering
                  as of January 31, 1999, including shares issued pursuant to the company's reinvestment plan.

Note 2:           For negotiating secured equipment leases and supervising the secured equipment lease program, APF was required to pay its external advisor a one-time secured equipment lease servicing fee of two percent of the purchase price of the equipment that is the subject of a secured equipment lease (see Note 6).
                  During the years ended December 31, 1999, 1998, 1997 and 1996,
                  APF incurred $77,317, $54,998, $87,665 and $70,070,
                  respectively, in secured equipment lease servicing fees.

Note 3:           Excludes properties sold and substituted with replacement
                  properties, as permitted under the terms of the lease
                  agreements.

Note 4:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective September 18,
                  1998, CNL Retirement Properties, Inc. (the "Retirement
                  Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the
                  Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18,
                  2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial
                  Offering, including $50,463 (5,046 shares) through the
                  reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to
                  $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's
                  reinvestment plan. On May 24, 2002, the Retirement Properties
                  REIT completed its 2000 Offering from which it received
                  subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000
                  Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002
                  Offering"), including up to $50,000,000 (5,000,000 shares)
                  available to stockholders participating in the company's
                  reinvestment plan. As of December 31, 2002, the Retirement
                  Properties REIT had received subscription proceeds of
                  $277,627,086 (27,762,705 shares) from its 2002 Offering,
                  including $739,169 (73,917 shares) issued pursuant to the
                  reinvestment plan. The amounts shown represent the combined results of the Initial Offering, the 2000 Offering and the
                  2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2002.

Note 5:           In addition to acquisition fees paid on gross proceeds from the offerings, prior to becoming self advised on September 1,
                  1999, APF also incurred acquisition fees relating to proceeds from its line of credit to the extent the proceeds were used to acquire properties. Such fees were paid using proceeds from the line of credit, and as of December 31, 1999, APF had
                  incurred $6,175,521 of such fees (see Note 6).

Note 6:           On September 1, 1999, APF issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, APF ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. APF continues to outsource several functions to affiliates such as investor services, public relations, corporate communications,
                  knowledge and technology management, and tax and legal
                  compliance.

Note 7:           In September 1999, APF acquired two companies which make and service mortgage loans and securitize portions of loans.
                  Effective with these acquisitions, APF classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization
                  transactions and purchases of other investments as operating activities in its financial statements. Prior to these
                  acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 8:           In addition to the amount paid to sponsor from operations
                  presented in this table, during the years ended December 31,
                  1998, 1999, 2000, 2001 and 2002, APF incurred $300,206,
                  $1,493,437, $1,493,436, $1,493,436 and $1,493,437,
                  respectively, of soliciting dealer servicing fees payable to the sponsor. As of December 31, 2002, no such fees had been incurred with respect to the Retirement Properties REIT.

Note 9:           In addition to acquisition fees paid on gross proceeds from the offerings, the advisor of the Retirement Properties REIT is entitled to receive acquisition fees for services related to obtaining permanent financing that is used to acquire
                  properties. The acquisition fees are equal to 4.5% of the loan proceeds from the permanent financing. During the year ended
                  December 31, 2002, the Retirement Properties REIT paid the advisor $2,051,748 in acquisition fees relating to permanent financing for properties owned by the Retirement Properties
                  REIT. These acquisition fees were not paid using proceeds from the offerings and, therefore, were excluded from this table.

      Past performance is not necessarily indicative of future performance.

                                      B-6

TABLE II - COMPENSATION TO SPONSOR - CONTINUED

Note 10:          In connection with its Initial Offering, the Retirement
                  Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities
                  Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer.
                  The holder of a Soliciting Dealer Warrant is entitled to
                  purchase one share of common stock from the Retirement
                  Properties REIT at a price of $12.00 during the five year
                  period commencing the date the Initial Offering began. During the year ended December 31, 2000, the Retirement Properties
                  REIT issued 35,776 Soliciting Dealer Warrants to CNL
                  Securities Corp. For the years ended December 31, 2002 and
                  2001, no Soliciting Dealer Warrants were issued.

      Past performance is not necessarily indicative of future performance.

                                      B-7

                                    TABLE III
                       Operating Results of Prior Programs
                       CNL AMERICAN PROPERTIES FUND, INC.

                                                                                                                       1997
                                                               1994             1995                 1996            (Notes 2
                                                             (Note 1)         (Note 23)           (Note 23)           and 23)
                                                            ---------      --------------      --------------      --------------
Continuing Operations:
  Gross revenue (Note 24)                                   $      --      $      539,776      $    4,363,456      $   15,516,102
  Equity in earnings of unconsolidated joint
      venture                                                      --                  --                  --                  --
  Gain (loss) on sale of assets (Notes 7, 15, 18,
     21 and 23)                                                    --                  --                  --                  --
  Provision for losses on assets (Notes 12, 14,
     17 and 23)                                                    --                  --                  --                  --
  Sale of real estate (Notes 23 and 24)                            --                  --                  --                  --
  Interest income                                                  --             119,355           1,843,228           3,941,831
  Less: Operating expenses (Note 23)                               --            (186,145)           (908,924)         (2,066,962)
        Transaction costs                                          --                  --                  --                  --
        Loss on investment in securities                           --                  --                  --                  --
        Provision for loss on mortgage notes
          held for sale                                            --                  --                  --                  --
        Provision for loss on mortgage,
          equipment and other notes
          receivables                                              --                  --                  --                  --
        Interest expense (Note 23)                                 --                  --                  --                  --
        Cost of real estate sold (Notes 23 and 24)                 --                  --                  --                  --
        Depreciation and amortization
          (Note 23)                                                --            (104,131)           (521,871)         (1,795,062)
        Loss on termination of cash flow
          hedge accounting                                         --                  --                  --                  --
        Advisor acquisition expense
          (Note 16)                                                --                  --                  --                  --
        Minority interest in (income)/loss of
          consolidated joint ventures                              --                 (76)            (29,927)            (31,453)

Discontinued Operations:
 Earnings/(loss) from discontinued operations,
   net (Note 23)                                                   --                  --                  --                  --
 Gain on disposal of discontinued operations,
   net (Note 23)                                                   --                  --                  --                  --

Cummulative effect of accounting change                            --                  --                  --                  --
                                                            ---------      --------------      --------------      --------------
Net income (loss) - GAAP basis                                     --             368,779           4,745,962          15,564,456
                                                            =========      ==============      ==============      ==============
Taxable income
   - from operations (Notes 8 and 25)                              --             379,935           4,894,262          15,727,311
                                                            =========      ==============      ==============      ==============
   - from gain (loss) on sale (Notes 7, 15, 18,
     21 and 25)
                                                                   --                  --                  --             (41,115)
                                                            =========      ==============      ==============      ==============
Cash generated from (used in) operations
  (Notes 4 and 5)
                                                                   --             498,459           5,482,540          17,076,214
Cash generated from sales (Notes 7, 15, 18
   and 21)                                                         --                  --                  --           6,289,236
Cash generated from refinancing                                    --                  --                  --                  --
                                                            ---------      --------------      --------------      --------------
Cash generated from (used in) operations, sales
   and refinancing
                                                                   --             498,459           5,482,540          23,365,450
Less:  Cash distributions to investors (Note 9)
       - from operating cash flow (Note 4)                         --            (498,459)         (5,439,404)        (16,854,297)
       - from sale of properties                                   --                  --                  --                  --
       - from cash flow from prior period                          --                  --                  --                  --
       - from return of capital (Note 10)                          --            (136,827)                 --                  --
                                                            ---------      --------------      --------------      --------------
Cash generated (deficiency) after cash
   distributions
                                                                   --            (136,827)             43,136           6,511,153
Special items (not including sales of real estate
  and refinancing):
   Subscriptions received from stockholders                        --          38,454,158         100,792,991         222,482,560
   Sale of common stock to CNL Fund
      Advisors, Inc.                                          200,000                  --                  --                  --
   Retirement of shares of common stock
      (Note 13)                                                    --                  --                  --                  --
   Contributions from minority interest of
      consolidated joint venture                                   --             200,000              97,419                  --
   Distributions to minority interest                              --                  --             (39,121)            (34,020)
   Payment of stock issuance costs
      (Note 20)                                                   (19)         (3,680,704)         (8,486,188)        (19,542,862)
   Acquisition of land and buildings on
      operating leases (Note 4)                                    --         (18,835,969)        (36,104,148)       (143,542,667)
   Investment in direct financing leases
      (Note 4)                                                     --          (1,364,960)        (13,372,621)        (39,155,974)

      Past performance is not necessarily indicative of future performance.

                                      B-8

     1998                     1999                   2000                      2001                      2002
   (Notes 3                 (Notes 3               (Notes 3                  (Notes 3                  (Notes 3
   and 23)                  and 23)                 and 23)                   and 23)                    and 23)
------------             ------------            ------------               ------------              ------------

 $29,560,219              $55,511,625            $ 86,558,213               $107,560,301               $99,358,298

      16,018                   97,307                  97,559                  1,106,775                   921,453

          --               (1,851,838)               (721,230)                (1,136,997)                 (347,179)

    (269,149)              (6,198,447)             (2,214,159)               (16,900,116)               (8,639,377)
          --                       --                      --                105,645,379               189,425,562
   8,984,546               13,335,146              29,794,446                 48,699,202                40,882,800
  (3,493,160)             (12,047,844)            (28,550,472)               (33,479,222)              (37,889,123)
          --               (6,798,803)            (10,315,116)                        --                        --
          --                       --              (5,347,659)                  (121,675)                       --

          --                       --              (6,854,932)                (5,070,213)               (5,368,261)

          --                       --              (1,804,000)               (28,199,674)               (3,098,660)
          --               (8,346,585)            (46,944,260)               (68,371,033)              (58,780,246)

          --                       --                      --                (97,586,970)             (175,184,763)

  (3,658,617)              (9,554,319)            (16,401,286)               (18,213,287)              (13,732,875)

          --                       --                      --                 (8,060,600)                       --

          --              (76,333,516)                     --                         --                        --

     (30,156)                 (41,678)              1,023,730                   (242,030)               (1,133,798)

   1,042,707                2,391,618               4,606,330                 (6,240,436)               (1,892,409)

          --                       --                      --                         --                11,068,271
          --                       --                      --                 (3,840,902)                       --
------------             ------------            ------------               ------------              ------------
  32,152,408              (49,837,334)              2,927,163                (24,451,498)               35,589,693
============             ============            ============               ============              ============

  33,553,390               58,152,473              28,881,542                 22,681,442                  (Note 25)
============             ============            ============               ============              ============

    (149,948)                (789,861)             (2,696,079)                (9,518,197)                 (Note 25)
============             ============            ============               ============              ============

  39,116,275              307,261,214            (155,961,649)                48,203,362               111,493,558

   2,385,941                5,302,433              12,833,063                 11,207,122                67,043,108
          --                       --                      --                         --                        --
------------             ------------            ------------               ------------              ------------

  41,502,216              312,563,647            (143,128,586)                59,410,484               178,536,666

 (39,116,275)             (60,078,825)                     --                (48,203,362)              (67,990,684)
          --                       --                      --                         --                        --
    (265,053)                      --             (66,329,582)               (18,263,335)                       --
     (67,821)                      --                      --                         --                        --
------------             ------------            ------------               ------------              ------------

   2,053,067              252,484,822            (209,458,168)                (7,056,213)              110,545,982

 385,523,966                  210,736                      --                  3,691,600                 9,750,000

          --                       --                      --                         --                        --

    (639,528)                 (50,891)                     --                         --                    (4,709)

          --                  740,621                  39,922                         --                        --
     (34,073)                 (66,763)               (146,601)                  (234,002)                 (242,788)

 (34,579,650)                (737,190)             (1,493,436)                (1,493,436)               (1,493,437)

(200,101,667)            (286,411,210)           (160,901,355)               (26,051,869)               (7,211,699)

 (47,115,435)             (63,663,720)            (15,368,629)                        --                        --

      Past performance is not necessarily indicative of future performance.

                                      B-9

TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)

                                                             1994                                                       1997
                                                            (Note 1)           1995                1996               (Note 2)
                                                            ---------      ------------        ------------        ------------
Proceeds from sales of equipment direct
  financing leases                                                 --                --                  --             962,274
Proceeds from sale of consolidated
  partnership interest (Note 19)                                   --                --                  --                  --
Proceeds from sale of securities                                   --                --                  --                  --
Proceeds from borrowing from affiliate
  (Note 22)                                                        --                --                  --                  --
Investment in joint venture                                        --                --                  --                  --
Increase in restricted cash                                        --                --                  --                  --
Purchase of other investments (Note 4)                             --                --                  --                  --
Investment in mortgage, equipment and
  other notes receivable (Note 4)                                  --                --         (13,547,264)        (16,923,383)
Collections on mortgage, equipment and
  other notes receivable (Note 4)                                  --                --             133,850             250,732
Redemption of (investment in)
  certificates of deposit                                          --                --                  --          (2,000,000)
Proceeds from the issuance of bonds                                --                --                  --                  --
Payment on bonds                                                   --                --                  --                  --
Proceeds from borrowing on credit
  facility, note payable and subordinated
  note payable                                                     --                --           3,666,896          19,721,804
Payment on credit facility and note
  payable                                                          --                --            (145,080)        (20,784,577)
Reimbursement of organization,
  acquisition, and deferred offering and
  stock issuance costs paid on behalf of
  CNL American Properties Fund, Inc.
  by related parties                                         (199,036)       (2,500,056)           (939,798)         (2,857,352)
Decrease (increase) in intangibles and
  other assets                                                     --          (628,142)         (1,103,896)                 --
Proceeds from borrowings on mortgage
  warehouse facilities                                             --                --                  --                  --
Payments on mortgage warehouse
  facilities                                                       --                --                  --                  --
Payments of loan and bond issuance costs                           --                --                  --                  --
Other                                                              --                --             (54,533)             49,001
                                                            ---------      ------------        ------------        ------------
Cash generated (deficiency) after cash
  distributions and special items                                 945        11,507,500          30,941,643           5,136,689
                                                            =========      ============        ============        ============

TAX AND DISTRIBUTION DATA PER
      $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
      - from operations (Notes 8 and 25)                           --                20                  61                  67
                                                            =========      ============        ============        ============
      - from recapture (Note 25)                                   --                --                  --                  --
                                                            =========      ============        ============        ============
Capital gain (loss) (Notes 7, 15, 18, 21 and 25)                   --                --                  --                  --
                                                            =========      ============        ============        ============
Cash distributions to investors:
      Source (on GAAP basis):
      - from investment income                                     --                19                  59                  66
      - from capital gain                                          --                --                  --                  --
      - from investment income from prior period                   --                --                  --                  --
      - from return of capital (Note 10)                           --                14                   8                   6
                                                            ---------      ------------        ------------        ------------
Total distributions on GAAP basis (Note 11):                       --                33                  67                  72
                                                            =========      ============        ============        ============
      Source (on cash basis):
      - from sales                                                 --                --                  --                  --
      - from refinancing                                           --                --                  --                  --
      - from operations (Note 4)                                   --                26                  67                  72
      - from cash flow from prior period                           --                --                  --                  --
      - from return of capital (Note 10)                           --                 7                  --                  --
                                                            ---------      ------------        ------------        ------------
Total distributions on cash basis (Note 11)                        --                33                  67                  72
                                                            =========      ============        ============        ============
Total cash distributions as a percentage of
      original $1,000 investment (Note 6)                        0.00%             5.34%               7.06%               7.45%
Total cumulative cash distributions per
      $1,000 investment from inception                             --                33                 100                 172
Amount (in percentage terms) remaining
      invested in program properties at the end
      of each year (period) presented (original
      total acquisition cost of properties
      retained, divided by original total
      acquisition cost of all properties in
      program) (Notes 7, 15, 18 and 21)                           N/A               100%                100%                100%

      Past performance is not necessarily indicative of future performance.

                                      B-10

    1998              1999              2000             2001                2002
  (Notes 3          (Notes 3          (Notes 3         (Notes 3            (Notes 3
   and 23)          and 23)           and 23)           and 23)            and 23)
-----------     ------------      ------------       ------------       ------------

         --        2,252,766         1,848,664          1,451,456             41,500

         --               --         1,187,238                 --                 --
         --               --         7,720,997            982,050                 --

         --               --                --          8,708,400         11,750,000
   (974,696)        (187,452)               --            (10,000)          (664,867)
         --               --        (1,875,838)        (9,055,564)         6,357,321
(16,083,055)              --        (2,831,779)                --                 --

(10,724,398)     (31,004,345)      (11,130,607)       (11,457,682)        (6,606,837)

  1,555,623        3,894,067         8,334,231          9,325,173         14,967,959

         --        2,000,000                --                 --                 --
         --               --       280,906,000        177,222,667                 --
         --               --        (2,422,469)       (10,065,808)       (16,557,295)

  7,692,040      439,941,245       397,538,000         63,948,887        249,333,516

     (8,039)     (61,580,289)     (586,425,008)      (159,590,370)       (90,858,385)

 (4,574,925)      (1,492,310)               --                 --                 --

 (6,281,069)      (1,862,036)         (377,755)                --                 --

         --       27,101,067       301,227,438        325,264,212        189,901,470

         --     (352,808,966)       (7,718,739)      (358,859,850)      (474,312,483)
         --       (5,947,397)      (20,891,532)        (9,633,523)           (22,557)
    (95,101)              --                --                 --                 --
-----------     ------------      ------------       ------------       ------------

 75,613,060      (77,188,245)      (22,239,426)        (2,913,872)        (5,327,309)
===========     ============      ============       ============       ============

         63               73                30                 15           (Note 25)
===========     ============      ============       ============       ============
         --               --                --                 --           (Note 25)
===========     ============      ============       ============       ============
         --               --                --                 --           (Note 25)
===========     ============      ============       ============       ============

         60               --                 3                 --                 40
         --               --                --                 --                 --
         --               --                --                 --                 --
         14               76                73                 76                 36
-----------     ------------      ------------       ------------       ------------
         74               76                76                 76                 76
===========     ============      ============       ============       ============

         --               --                --                 --                 --
         --               --                --                 --                 --
         73               76                --                 55                 76
          1               --                76                 21                 --
         --               --                --                 --                 --
-----------     ------------      ------------       ------------       ------------
         74               76                76                 76                 76
===========     ============      ============       ============       ============

      7.625%           7.625%            7.625%             7.625%             7.625%

        246              322               398                474                550

        100%             100%              100%               100%               100%

      Past performance is not necessarily indicative of future performance.

                                      B-11

TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)

Note 1:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective March 29, 1995,
                  CNL American Properties Fund, Inc. ("APF") registered for sale
                  $165,000,000 of shares of common stock (the "Initial
                  Offering"), including $15,000,000 available only to
                  stockholders participating in the company's reinvestment plan.
                  The Initial Offering of APF commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588
                  shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on
                  Form S-11 under the Securities Act of 1933, as amended,
                  effective January 31, 1997, APF registered for sale
                  $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders
                  participating in the company's reinvestment plan. The 1997
                  Offering of APF commenced following the completion of the
                  Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including
                  $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12,
                  1998, APF registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of APF
                  commenced following the completion of the 1997 Offering on
                  March 2, 1998. As of January 31, 1999, APF had received
                  subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan.
                  The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January
                  1999. Activities through June 1, 1995, were devoted to
                  organization of APF and operations had not begun.

Note 2:           The amounts shown represent the combined results of the
                  Initial Offering and the 1997 Offering.

Note 3:           The amounts shown represent the combined results of the
                  Initial Offering, 1997 Offering and 1998 Offering.

Note 4:           Cash generated from operations from inception through
                  September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999,
                  APF acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, APF classifies its investments in and
                  collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from
                  securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial
                  statements. APF continues to classify investments in mortgage loans, investments in land and buildings, investments in
                  direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5:           Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows
                  included in the financial statements of APF.

Note 6:           Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions
                  declared for the period.

Note 7:           In May 1997 and July 1997, APF sold four properties and one property, respectively, to a tenant for $5,254,083 and
                  $1,035,153, respectively, which was equal to the carrying
                  value of the properties at the time of sale. In May and July
                  1998, APF sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and
                  received net sales proceeds of approximately $1,233,700 and
                  $629,435, respectively, after deduction of construction costs incurred but not paid by APF as of the date of the sale),
                  which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:           Taxable income presented is before the dividends paid
                  deduction.

Note 9:           For the years ended December 31, 2002, 2001, 2000, 1999, 1998,
                  1997, 1996 and 1995, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25%
                  and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 100%,
                  79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the
                  company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10:          Cash distributions presented above as a return of capital on a
                  GAAP basis represent the amount of cash distributions in
                  excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items.
                  This amount is not required to be presented as a return of capital except for purposes of this table, and APF has not treated this amount as a return of capital for any other
                  purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor
                  acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Company recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11:          Tax and distribution data and total distributions on GAAP
                  basis were computed based on the weighted average dollars
                  outstanding during each period presented.

      Past performance is not necessarily indicative of future performance.

                                      B-12

TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)

Note 12:          During the year ended December 31, 1998, APF recorded
                  provisions for losses on land and buildings in the amount of
                  $269,149 for financial reporting purposes relating to two
                  Shoney's properties and two Boston Market properties. The
                  tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:          In October 1998, the Board of Directors of APF elected to
                  implement APF's redemption plan. Under the redemption plan,
                  APF elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998,
                  69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two
                  reverse stock split of common stock, the Company agreed to redeem fractional shares (2,545 shares). During 2002, the
                  Company retired 325 shares of common stock.

Note 14:          During the year ended December 31, 1999, APF recorded
                  provisions for losses on buildings in the amount of $6,198,447 for financial reporting purposes relating to several
                  properties. The tenants of these properties experienced
                  financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at
                  December 31, 1999 and the estimated net realizable value for these properties.

Note 15:          During the year ended December 31, 1999, APF sold six
                  properties and received aggregate net sales proceeds of
                  $5,302,433, which resulted in a total aggregate loss of
                  $781,192 for financial reporting purposes. APF reinvested the proceeds from the sale of properties in additional properties.
                  In addition, APF recorded a loss on securitization of
                  $1,070,646 for financial reporting purposes.

Note 16:          On September 1, 1999, APF issued 6,150,000 shares of common stock to affiliates of APF to acquire its external advisor and two companies which make and service mortgage loans and
                  securitize portions of loans. APF recorded an advisor
                  acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17:          During the year ended December 31, 2000, 2001 and 2002, APF recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,214,159, $16,900,116 and
                  $8,639,377, respectively, for financial reporting purposes relating to several properties. The tenants of these
                  properties experienced financial difficulties and/or ceased payment of rents under the terms of their lease agreements.
                  The allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001 and 2002, respectively, and the estimated net realizable value for these properties.

Note 18:          During the year ended December 31, 2000, APF sold fifteen
                  properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for
                  financial reporting purposes (after deduction of construction costs incurred but not paid by APF as of the date of the
                  sale).

Note 19:          During the year ended December 31, 2000, APF received
                  $1,187,238 for the sale of consolidated partnership interests.

Note 20:          An affiliate of APF is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by APF beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in APF in
                  connection with such offering. An affiliate of APF in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held
                  shares on such date. During the years ended December 31, 1998,
                  1999, 2000, 2001 and 2002 APF incurred $300,206, $1,493,437,
                  $1,493,436, $1,493,436 and $1,493,437 of such fees,
                  respectively, which were paid in January 1999, 2000, 2001,
                  2002 and 2003, respectively.

Note 21:          During the year ended December 31, 2001 and 2002, APF sold several properties held for investment for aggregate net sales proceeds of $11,207,122 and $67,043,108, which resulted in total aggregate losses of $1,136,997 and $347,179 for
                  financial reporting purposes. In addition, during the year ended December 31, 2001, APF began acquiring certain
                  properties with the intent of selling them to third parties.

Note 22:          During the year ended December 31, 2001, an affiliate of APF advanced $6.0 million to the Company in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended
                  December 31, 2001, the Company converted the outstanding
                  principal balance plus accrued interest under the advances into shares of Company stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the
                  Company under the same terms of the previous advances. During
                  2002, the affiliate advanced $7.5 million to the Company and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Company stock. As of December 31, 2002, the affiliate had advanced an additional
                  $4.25 million to the Company under the same terms as the
                  previous advances.

     Past performance is not necessarily indicative of future performance.

                                      B-13

TABLE III - CNL AMERICAN PROPERTIES FUND, INC. (continued)

Note 23:          Effective January 1, 2002, the Company adopted Statement of
                  Financial Accounting Standards No. 144 "Accounting for the
                  Impairment or Disposal of Long-Lived Assets" ("FASB #144").
                  This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of
                  operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January
                  1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated
                  and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24:          Starting in 2001, the Company began designating certain
                  properties as held for sale and began selling these properties to private investors as an alternative to retaining the
                  properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Company does not record depreciation on these properties for financial reporting purposes. All
                  properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December
                  31, 2001 are presented as discontinued operations (see Note
                  23).

Note 25:          This information is not yet available; however, 100% of the distributions to stockholders for 2002 were deemed return of capital.

      Past performance is not necessarily indicative of future performance.

                                      B-14

                                    TABLE III
                       Operating Results of Prior Programs
                         CNL RETIREMENT PROPERTIES, INC.

                                                                 1997               1998               1999                2000
                                                               (Note 1)           (Note 1)           (Note 1)            (Note 2)
                                                               --------          ---------          ---------          ------------
Gross revenue                                                  $     --          $      --          $      --          $    981,672
Interest and other income                                            --                 --             86,231               103,058
Equity in earnings of unconsolidated subsidiary                      --                 --                 --                    --
Less: Operating expenses                                             --                 --            (79,621)             (181,596)
      Interest expense                                               --                 --                 --              (367,374)
      Depreciation and amortization                                  --                 --                 --              (310,982)
      Organizational costs                                           --                 --            (35,000)                   --
      Minority interest in earnings of consolidated
        joint ventures                                               --                 --                 --                    --
                                                               --------          ---------          ---------          ------------
Net income (loss) - GAAP basis                                       --                 --            (28,390)              224,778
                                                               ========          =========          =========          ============
Taxable income
   - from operations (Notes 7 and 12)                                --                 --             86,231                93,269
                                                               ========          =========          =========          ============
   - from gain (loss) on sale                                        --                 --                 --                    --
                                                               ========          =========          =========          ============
Cash generated from operations (Notes 4 and 5)                                          --             12,851             1,096,019
Less: Cash distributions to investors (Note 8)
      - from operating cash flow                                     --                 --            (12,851)             (502,078)
      - from sale of properties                                      --                 --                 --                    --
      - from cash flow from prior period                             --                 --                 --                    --
      - from return of capital (Note 9)                              --                 --            (37,553)                   --
                                                               --------          ---------          ---------          ------------
Cash generated (deficiency) after cash
   Distributions                                                     --                 --            (37,553)              593,941
Special items (not including sales of real
   estate and refinancing):
     Subscriptions received from stockholders                        --                 --          5,200,283             6,491,310
     Sale of common stock to CNL
       Retirement Corp.                                         200,000                 --                 --                    --
     Stock issuance costs                                            --           (199,908)          (418,600)             (931,461)
     Acquisition of land, building and
       equipment on operating leases                                 --                 --                 --           (13,848,900
     Investment in direct financing leases                           --                 --                 --                    --
     Investment in notes receivable                                  --                 --                 --                    --
     Investment in unconsolidated subsidiary                         --                 --                 --                    --
     Distributions received from unconsolidated
       Subsidiary                                                    --                 --                 --                    --
     Distributions to minority interest                              --                 --                 --                    --
     Payment of acquisition costs                                    --                 --                 --              (562,491)
     Increase in restricted cash                                     --                 --                 --               (17,312)
     Proceeds of borrowing on line of credit                         --                 --                 --             8,100,000
     Payment on line of credit                                       --                 --                 --            (4,305,000)
     Proceeds from borrowings on mortgages payable                   --                 --                 --                    --
     Principal payments on mortgages payable                         --                 --                 --                    --
     Payment of loan costs                                           --                 --                 --               (55,917)
     Retirement of shares of common stock                            --                 --                 --               (30,508)
                                                               --------          ---------          ---------          ------------
Cash generated (deficiency) after cash
   distributions and special items                              200,000           (199,908)         4,744,130            (4,566,338)
                                                               ========          =========          =========          ============
TAX AND DISTRIBUTION DATA PER
   $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (Note 10)
   - from operations (Notes 7 and 12)                                --                 --                 12                    32
                                                               ========          =========          =========          ============
   - from recapture (Note 12)                                        --                 --                 --                    --
                                                               ========          =========          =========          ============
Capital gain (Notes 8 and 12)                                        --                 --                 --                    --
                                                               ========          =========          =========          ============

      Past performance is not necessarily indicative of future performance.

                                      B-15

     2001                   2002
   (Note 2)               (Note 3)
------------          ------------
 $ 1,764,217          $ 16,938,823
     135,402             1,913,205
          --                 5,404
    (343,472)           (2,182,674)
    (105,056)           (1,408,611)
    (535,126)           (3,461,279)
          --                    --

          --              (433,012)
------------          ------------
     915,965            11,371,856
============          ============

     600,447             (Note 12)
============          ============
          --                    --
============          ============
   2,173,379            16,784,763

  (1,507,322)          (14,379,477)
          --                    --
          --                    --
          --                    --
------------          ------------

     666,057             2,405,286

  59,519,751           371,134,716

          --                    --
  (6,903,096)          (40,231,933)

 (20,269,138)         (219,929,327)
          --          (109,720,000)
          --            (2,000,000)
          --              (350,364)

          --               190,922
          --              (508,885)
  (2,644,534)          (16,131,759)
     (17,797)           (1,649,575)
          --                    --
  (3,795,000)                   --
          --            32,620,000
          --              (267,720)
          --            (1,308,758)
     (13,020)             (173,839)
------------          ------------

  26,543,223            14,078,764
============          ============

          41             (Note 12)
============          ============
          --             (Note 12)
============          ============
          --             (Note 12)
============          ============

      Past performance is not necessarily indicative of future performance.

                                      B-16

TABLE III - CNL RETIREMENT PROPERTIES, INC. (continued)

                                                                         1997          1998         1999            2000
                                                                       (Note 1)      (Note 1)     (Note 1)        (Note 2)
                                                                       --------      --------     --------        --------
Cash distributions to investors
      Source (on GAAP basis)
      - from investment income                                             --            --            --             27
      - from capital gain                                                  --            --            --             --
      - from investment income from
          prior period                                                     --            --            --             --
      - from return of capital (Note 9)                                    --            --            12             32
                                                                         ----          ----          ----          -----
Total distributions on GAAP basis (Note 10)                                --            --            12             59
                                                                         ====          ====          ====          =====
    Source (on cash basis)
      - from sales                                                         --            --            --             --
      - from refinancing                                                   --            --            --             --
      - from operations (Note 4)                                           --            --             3             59
      - from cash flow from prior period                                   --            --            --             --
      - from return of capital (Note 9)                                    --            --             9             --
                                                                                       ----          ----          -----
                                                                                                                   -----
Total distributions on cash basis (Note 10)                                --            --            12             59
                                                                         ====          ====          ====          =====
Total cash distributions as a percentage
      of original $1,000 investment (Note 6)                              N/A           N/A          3.0%         5.79%
Total cumulative cash distributions per
      $1,000 investment from inception                                    N/A           N/A            12             71
Amount (in percentage terms) remaining
      invested in program properties at the
      end of each year presented (original
      total acquisition cost of properties retained,
      divided by original total acquisition cost of
      all properties in program)                                          N/A           N/A           N/A            100%

Note 1:           Pursuant to a Registration Statement on Form S-11 under the
                  Securities Act of 1933, as amended, effective September 18,
                  1998, CNL Retirement Properties, Inc. (the "Retirement
                  Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the
                  Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18,
                  2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial
                  Offering, including $50,463 (5,046 shares) through the
                  reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to
                  $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's
                  reinvestment plan. On May 24, 2002, the Retirement Properties
                  REIT completed its 2000 Offering from which it received
                  subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000
                  Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002
                  Offering"), including up to $50,000,000 (5,000,000 shares)
                  available to stockholders participating in the company's
                  reinvestment plan. Activities through July 13, 1999, were
                  devoted to organization of the Retirement Properties REIT and operations had not begun. Amounts shown represent the results of the Initial Offering, including subscription proceeds
                  issued pursuant to the reinvestment plan, from July 14, 1999 through December 31, 1999.

Note 2:           The amounts shown represent the combined results of the
                  Initial Offering and the 2000 Offering.

Note 3:           The amounts shown represent the combined results of the
                  Initial Offering, the 2000 Offering and the 2002 Offering.

Note 4:           Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for
                  operating expenses.

Note 5:           Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows
                  included in the consolidated financial statements of the
                  Retirement Properties REIT.

Note 6:           Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions
                  declared for the period.

Note 7:           Taxable income presented is before the dividends paid
                  deduction.

Note 8:           For the years ended December 31, 2002, 2001, 2000 and 1999, approximately 65%, 65%, 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2002, 2001 and 2000, approximately 35%, 35%
                  and 46%, respectively, of distributions received by
                  stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the
                  stockholders' return on their invested capital.

      Past performance is not necessarily indicative of future performance.

                                      B-17

  2001                2002
(Note 2)            (Note 3)
--------            --------

     38                52
     --                --

     --                --
     25                13
-------             -----
     63                65
=======             =====

     --                --
     --                --
     63                65
     --                --
     --                --
-------             -----
     63                65
=======             =====

    7.0%              7.0%

    134               199

    100%              100%

Note 9:           Cash distributions presented above as a return of capital on a
                  GAAP basis represent the amount of cash distributions in
                  excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and
                  amortization expense and income from certain non-cash items.
                  In addition, cash distributions presented as a return of
                  capital on a cash basis represents the amount of cash
                  distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 10:          Tax and distribution data and total distributions on GAAP
                  basis were computed based on the weighted average shares
                  outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax
                  results per $1,000 invested presented above has been
                  calculated using the annual earnings and profits split as
                  described in Note 8.

Note 11:          Certain data for columns representing less than 12 months have been annualized.

Note 12:          This information is not yet available.

     Past performance is not necessarily indicative of future performance.

                                      B-18

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ----------------------------------------------------------------------
                                                                                                         Adjustments
                                                                                         Purchase         resulting
                                                               Cash        Mortgage       money              from
                                                           received net    balance       mortgage        application
                                   Date       Date of       of closing     at time      taken back            of
            Property             Acquired      Sale            costs       of sale      by program           GAAP         Total
---------------------------     ---------     -------     -------------    --------     ----------       ------------   --------
CNL Income Fund, Ltd.:
 Popeye's -
  Merritt Island, FL(2)          12/31/86     09/13/00       676,503           --            --               --          676,503
 Golden Corral -
  Salisbury, MD(2)(11)           12/04/86     11/30/00       665,001           --            --               --          665,001
 Wendy's -
  Mesquite, TX(2)                09/29/86     02/20/02     1,064,259           --            --               --        1,064,259
 Burger King -
  Orlando, FL(30)                11/12/86     06/18/02       613,553           --            --               --          613,553

CNL Income Fund II, Ltd.:
 KFC -
  Jacksonville, FL(2)            09/01/87     06/15/00       601,400           --            --               --          601,400
 Popeye's -
  Sanford, FL(2)                 06/28/87     09/13/00       631,359           --            --               --          631,359
 Popeye's -
  Altamonte Springs, FL(2)       02/11/87     09/13/00       494,052           --            --               --          494,052
 Popeye's -
  Apopka, FL(2)                  01/19/88     09/13/00       615,618           --            --               --          615,618
 IHOP -
  Peoria, AZ(20)                 11/18/99     08/27/01       836,160           --            --               --          836,160
 KFC -
  Bay City, TX(2)                12/18/87     09/10/01       548,874           --            --               --          548,874
 Burger King -
  San Antonio, TX(2)             05/15/87     06/26/02       747,510           --            --               --          747,510
 Denny's -
  Casper, WY(2)(38)              09/15/87     08/09/02       346,252           --            --               --          346,252
 Denny's -
  Rock Springs, WY(2)            09/18/87     08/09/02       204,659           --            --               --          204,659
 Golden Corral -
  Tomball, TX                    05/13/87     10/10/02       458,175           --            --               --          458,175
 Golden Corral -
  Pineville, LA                  06/18/97     12/18/02       262,425           --            --               --          262,425

CNL Income Fund III, Ltd.:
 Popeye's -
  Plant City, FL                 04/12/88     09/13/00       507,365           --            --               --          507,365
 Golden Corral -
  Washington, IL(2)(3)           11/20/87     11/29/01       586,132           --            --               --          586,132
 Golden Corral -
  Schereville, IN(2)(23)         11/19/87     09/11/01       810,550           --            --               --          810,550
 Po' Folks -
  Titusville, FL(28)             10/30/87     01/09/02       121,558           --            --               --          121,558
 Burger King -
  Montgomery, AL(2)(36)          01/28/99     05/17/02        78,294           --       320,000               --          398,294
 Golden Corral -
  Altus, OK(2)                   10/14/87     09/27/02       307,785           --            --               --          307,785
 Red Oak Steakhouse -
  Canton Township, MI(2)(37)     08/18/88     09/30/02       106,315           --       640,000               --          746,315

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                 ----------------------------------------
                                                  Total                               Excess
                                               acquisition                         (deficiency)
                                                  cost,                            of property
                                                 capital                          operating cash
                                 Original      improvements                       receipts over
                                 mortgage      closing and                             cash
                                 financing      soft costs                         expenditures
                                    (7)            (1)              Total              (19)
                                 ---------     -----------        ---------       ---------------
CNL Income Fund, Ltd.:
 Popeye's -
  Merritt Island, FL(2)             --           518,409           518,409             909,409
 Golden Corral -
  Salisbury, MD(2)(11)              --           741,900           741,900           1,326,574
 Wendy's -
  Mesquite, TX(2)                   --           848,000           848,000           1,351,586
 Burger King -
  Orlando, FL(30)                   --           487,500           487,500             911,938

CNL Income Fund II, Ltd.:
 KFC -
  Jacksonville, FL(2)               --           441,000           441,000             715,685
 Popeye's -
  Sanford, FL(2)                    --           560,000           560,000             850,322
 Popeye's -
  Altamonte Springs, FL(2)          --           426,568           426,568             684,445
 Popeye's -
  Apopka, FL(2)                     --           545,561           545,561             794,039
 IHOP -
  Peoria, AZ(20)                    --           764,975           764,975             125,468
 KFC -
  Bay City, TX(2)                   --           446,827           446,827             767,761
 Burger King -
  San Antonio, TX(2)                --           703,500           703,500           1,251,201
 Denny's -
  Casper, WY(2)(38)                 --           566,700           566,700             872,849
 Denny's -
  Rock Springs, WY(2)               --           667,900           667,900             928,587
 Golden Corral -
  Tomball, TX                       --           807,583           807,583           1,434,457
 Golden Corral -
  Pineville, LA                     --           645,400           645,400           1,115,813

CNL Income Fund III, Ltd.:
 Popeye's -
  Plant City, FL                    --           606,409           606,409             616,913
 Golden Corral -
  Washington, IL(2)(3)              --           690,500           690,500           1,083,951
 Golden Corral -
  Schereville, IN(2)(23)            --           694,100           694,100           1,053,524
 Po' Folks -
  Titusville, FL(28)                --           714,117           714,117             166,684
 Burger King -
  Montgomery, AL(2)(36)             --           941,358           941,358             261,836
 Golden Corral -
  Altus, OK(2)                      --           557,900           557,900             920,131
 Red Oak Steakhouse -
  Canton Township, MI(2)(37)        --           924,921           924,921           1,309,270

     Past performance is not necessarily indicative of future performance.

                                      B-19

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                                Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------------
                                                                                                             Adjustments
                                                                                             Purchase         resulting
                                                                   Cash        Mortgage       money              from
                                                               received net    balance       mortgage        application
                                       Date       Date of       of closing     at time      taken back            of
            Property                 Acquired      Sale            costs       of sale      by program           GAAP         Total
---------------------------         ---------     -------     -------------    --------     ----------       ------------   --------
CNL Income Fund IV, Ltd.:
 Wendy's
  Detroit, MI(2)                     10/21/88     06/29/00    1,056,475           --             --               --       1,056,475
 Shoney's -
  Temple Terrace, FL(2)              06/27/89     07/06/00    1,293,286           --             --               --       1,293,286
 Shoney's -
  Punta Gorda, FL(2)                 02/02/89     07/06/00    1,060,297           --             --               --       1,060,297
 Big Boy -
  Topeka, KS(2)                      12/22/88     11/20/00      496,362           --             --               --         496,362
 Taqueria Jalisco -
  Corpus Christi, TX(2)              04/01/91     06/19/01      390,000           --             --               --         390,000
 Bellissimos Family Restaurant -
  Palm Bay, FL                       01/10/89     08/17/01      289,894           --             --               --         289,894
 Po' Folks -
  Titusville, FL(28)                 10/30/87     01/09/02       44,052           --             --               --          44,052

CNL Income Fund V, Ltd.:
 Hardee's -
  Belding, MI                        03/08/89     03/03/00      124,346           --             --               --         124,346
 Denny's -
  Daleville, IN(2)                   02/06/89     03/02/01      300,386           --             --               --         300,386
 Denny's -
  Huron, OH(2)(6)                    05/19/89     01/15/02      260,956           --             --               --         260,956
 Market Street Buffet and Bakery -
  West Lebanon, NH(2)                07/10/89     01/17/02      654,530           --             --               --         654,530
 Taco Bell -
  Bountiful, UT(2)                   08/17/89     01/28/02    1,039,998           --             --               --       1,039,998
 Burger King -
  Lawrenceville, GA(2)               06/27/89     06/20/02      847,000           --             --               --         847,000

CNL Income Fund VI, Ltd.:
 Popeye's -
  Jacksonville, FL                   04/30/90     09/13/00      478,062           --             --               --         478,062
 Popeye's -
  Tallahassee, FL                    04/30/90     09/13/00      619,696           --             --               --         619,696
 Popeye's -
  Jacksonville, FL                   04/30/90     09/13/00      523,672           --             --               --         523,672
 Popeye's -
  Jacksonville, FL                   04/30/90     09/13/00      450,418           --             --               --         450,418
 Captain D's -
  Chester, PA (4)                    02/09/90     05/22/01       83,000           --             --               --          83,000
 IHOP -
  Dublin, CA(14)                     11/12/99     06/28/01    1,274,672           --             --               --       1,274,672
 IHOP -
  Round Rock, TX(21)                 10/27/99     10/05/01    1,163,216           --             --               --       1,163,216
 Denny's -
  Cheyenne, WY                       12/19/89     12/21/01      290,800           --             --               --         290,800
 KFC -
  Caro, MI(35)                       04/02/90     11/15/02      396,840           --             --               --         396,840

                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                       ----------------------------------------
                                                        Total                               Excess
                                                     acquisition                         (deficiency)
                                                        cost,                            of property
                                                       capital                          operating cash
                                       Original      improvements                       receipts over
                                       mortgage      closing and                             cash
                                       financing      soft costs                         expenditures
                                          (7)            (1)              Total              (19)
                                       ---------     -----------        ---------       ---------------
CNL Income Fund IV, Ltd.:
 Wendy's
  Detroit, MI(2)                          --            614,500           614,500           1,038,530
 Shoney's -
  Temple Terrace, FL(2)                   --          1,155,705         1,155,705           1,496,453
 Shoney's -
  Punta Gorda, FL(2)                      --            947,500           947,500           1,271,574
 Big Boy -
  Topeka, KS(2)                           --            708,800           708,800             878,942
 Taqueria Jalisco -
  Corpus Christi, TX(2)                   --            622,310           622,310             331,788
 Bellissimos Family Restaurant -
  Palm Bay, FL                            --          1,070,822         1,070,822           1,250,729
 Po' Folks -
  Titusville, FL(28)                      --            258,795           258,795              60,406

CNL Income Fund V, Ltd.:
 Hardee's -
  Belding, MI                             --            630,432           630,432             250,715
 Denny's -
  Daleville, IN(2)                        --            547,600           547,600             589,375
 Denny's -
  Huron, OH(2)(6)                         --            448,100           448,100             764,529
 Market Street Buffet and Bakery -
  West Lebanon, NH(2)                     --          1,159,990         1,159,990             (29,353)
 Taco Bell -
  Bountiful, UT(2)                        --            614,249           614,249           1,053,833
 Burger King -
  Lawrenceville, GA(2)                    --            797,778           797,778           1,290,366

CNL Income Fund VI, Ltd.:
 Popeye's -
  Jacksonville, FL                        --            406,477           406,477             491,262
 Popeye's -
  Tallahassee, FL                         --            488,817           488,817             658,801
 Popeye's -
  Jacksonville, FL                        --            423,591           423,591             530,389
 Popeye's -
  Jacksonville, FL                        --            383,089           383,089             454,566
 Captain D's -
  Chester, PA (4)                         --            550,000           550,000             786,617
 IHOP -
  Dublin, CA(14)                          --          1,166,160         1,166,160             175,195
 IHOP -
  Round Rock, TX(21)                      --          1,076,103         1,076,103             192,394
 Denny's -
  Cheyenne, WY                            --            765,500           765,500           1,058,493
 KFC -
  Caro, MI(35)                            --            348,855           348,855             651,265

     Past performance is not necessarily indicative of future performance.

                                      B-20

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ----------------------------------------------------------------------
                                                                                                         Adjustments
                                                                                         Purchase         resulting
                                                               Cash        Mortgage       money              from
                                                           received net    balance       mortgage        application
                                   Date       Date of       of closing     at time      taken back            of
            Property             Acquired      Sale            costs       of sale      by program           GAAP         Total
---------------------------     ---------     -------     -------------    --------     ----------       ------------   --------
CNL Income Fund VII, Ltd.:
 Shoney's
  Pueblo, CO                    08/21/90      06/20/00      1,005,000         --               --             --        1,005,000
 Popeye's -
  Lake City, FL                 04/30/90      09/13/00        598,959         --               --             --          598,959
 Popeye's -
  Jacksonville, FL              04/30/90      09/13/00        417,581         --               --             --          417,581
 Popeye's -
  Jacksonville, FL              04/30/90      09/13/00        494,680         --               --             --          494,680
 Popeye's -
  Brunswick, GA                 04/30/90      09/13/00        535,947         --               --             --          535,947
 Popeye's -
  Jacksonville, FL              04/30/90      09/13/00        345,168         --               --             --          345,168
 KFC -
  Friendswood, TX               06/13/90      12/14/00        725,000         --               --             --          725,000
 Church's -
  Daytona Beach, FL(22)         01/16/91      11/27/01        213,482         --          103,581             --          317,063
 Church's
  Gainesville, FL               01/16/91      11/29/01        182,750         --               --             --          182,750
 Johnnies -
  Saddlebrook, FL               04/04/90      12/21/01        698,050         --               --             --          698,050
 Burger King -
  Columbus, OH(31)              09/27/91      06/03/02        218,833         --               --             --          218,833
 Burger King -
  Pontiac, MI(31)               09/27/91      06/27/02        130,073         --               --             --          130,073
 Jack in the Box -
  Mansfield, TX(34)             03/20/97      08/23/02        799,084         --               --             --          799,084

CNL Income Fund VIII, Ltd.:
 Shoney's -
  Bayonet Point, FL             06/12/91      07/06/00      1,135,380         --               --             --        1,135,380
 Shoney's -
  Brooksville, FL               02/18/91      07/06/00        940,013         --               --             --          940,013
 Shoney's -
  Sun City, FL                  03/04/91      07/06/00      1,327,317         --               --             --        1,327,317
 Popeye's -
  Jacksonville, FL              09/28/90      09/13/00        420,006         --               --             --          420,006
 Golden Corral -
  Middleburg Heights, OH(12)    05/31/96      03/21/01        236,740         --               --             --          236,740
 Quincy's -
  Statesville, NC               10/10/91      05/25/01        877,000         --               --             --          877,000
 Burger King -
  Baseball City, FL             06/18/91      05/02/02      1,184,559         --               --             --        1,184,559
 Burger King -
  Columbus, OH(31)              09/27/91      06/03/02        447,392         --               --             --          447,392
 Burger King -
  Pontiac, MI(31)               09/27/91      06/27/02        265,926         --               --             --          265,926
 Bakers Square -
  Libertyville, IL(33)          08/31/00      09/05/02      1,076,041         --               --             --        1,076,041

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                 ----------------------------------------
                                                  Total                               Excess
                                               acquisition                         (deficiency)
                                                  cost,                            of property
                                                 capital                          operating cash
                                 Original      improvements                       receipts over
                                 mortgage      closing and                             cash
                                 financing      soft costs                         expenditures
                                    (7)            (1)              Total              (19)
                                 ---------     -----------        ---------       ---------------
CNL Income Fund VII, Ltd.:
 Shoney's
  Pueblo, CO                        --          961,582             961,582          984,472
 Popeye's -
  Lake City, FL                     --          485,455             485,455          641,608
 Popeye's -
  Jacksonville, FL                  --          376,323             376,323          452,824
 Popeye's -
  Jacksonville, FL                  --          384,936             384,936          515,888
 Popeye's -
  Brunswick, GA                     --          468,797             468,797          574,076
 Popeye's -
  Jacksonville, FL                  --          340,429             340,429          407,175
 KFC -
  Friendswood, TX                   --          485,951             485,951          671,580
 Church's -
  Daytona Beach, FL(22)             --          318,188             318,188          396,488
 Church's
  Gainesville, FL                   --          183,872             183,872          239,254
 Johnnies -
  Saddlebrook, FL                   --        1,100,000           1,100,000        1,324,170
 Burger King -
  Columbus, OH(31)                  --          167,259             167,259          190,438
 Burger King -
  Pontiac, MI(31)                   --          211,050             211,050          238,235
 Jack in the Box -
  Mansfield, TX(34)                 --          617,155             617,155          351,952

CNL Income Fund VIII, Ltd.:
 Shoney's -
  Bayonet Point, FL                 --          924,646             924,646        1,040,086
 Shoney's -
  Brooksville, FL                   --          816,355             816,355          961,418
 Shoney's -
  Sun City, FL                      --        1,055,820           1,055,820        1,238,581
 Popeye's -
  Jacksonville, FL                  --          352,445             352,445          401,169
 Golden Corral -
  Middleburg Heights, OH(12)        --          236,740             236,740          127,155
 Quincy's -
  Statesville, NC                   --          893,422             893,422          997,232
 Burger King -
  Baseball City, FL                 --          873,857             873,857        1,096,005
 Burger King -
  Columbus, OH(31)                  --          341,952             341,952          389,340
 Burger King -
  Pontiac, MI(31)                   --          431,480             431,480          487,058
 Bakers Square -
  Libertyville, IL(33)              --          960,000             960,000          187,961

     Past performance is not necessarily indicative of future performance.

                                      B-21

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                            ----------------------------------------------------------------------
                                                                                                           Adjustments
                                                                                           Purchase         resulting
                                                                 Cash        Mortgage       money              from
                                                             received net    balance       mortgage        application
                                     Date       Date of       of closing     at time      taken back            of
            Property               Acquired      Sale           costs        of sale      by program           GAAP         Total
---------------------------       ---------     -------     -------------    --------     ----------       ------------   --------
CNL Income Fund IX, Ltd.:
 Perkins -
  Williamsville, NY                12/20/91     05/15/00        693,350          --               --            --          693,350
 Denny's -
  Alliance, OH (16)                01/22/92     11/30/00             --          --          200,000            --          200,000
 Denny's -
  Blufton, OH (17)                 10/11/91     11/30/00             --          --          300,000            --          300,000
 IHOP -
  Dublin, CA (14)                  11/12/99     06/28/01        424,891          --               --            --          424,891
 Shoney's -
  Bedford, IN                      07/09/91     07/31/01        900,110          --               --            --          900,110
 Shell's Seafood Restaurant -
  Copley Township, OH              12/17/91     11/28/01      1,086,143          --               --            --        1,086,143
 Hardee's -
  Greenville, SC                   10/21/91     05/03/02        976,798          --               --            --          976,798
 Burger King -
  Greensboro, NC (29)              03/30/92     05/16/02        571,744          --               --            --          571,744
 Burger King -
  Columbus, OH (31)                09/27/91     06/03/02        549,515          --               --            --          549,515
 Burger King -
  Ashland, NH (32)                 06/29/92     06/03/02        402,545          --               --            --          402,545
 Burger King -
  Pontiac, MI (31)                 09/27/91     06/27/02        326,626          --               --            --          326,626
 Shoney's -
  Huntsville, AL                   10/04/91     08/20/02        951,528          --               --            --          951,528
 Bakers Square -
  Libertyville, IL(33)             08/31/00     09/05/02        554,324          --               --            --          554,324
 Hardee's -
  Farragut, TN                     10/09/91     12/18/02        886,300          --               --            --          886,300

CNL Income Fund X, Ltd.:
 Perkins -
  Lancaster, NY                    12/20/91     12/28/00        749,675          --               --            --          749,675
 IHOP -
  Peoria, AZ (20)                  11/18/99     08/27/01        905,840          --               --            --          905,840
 Jack in the Box -
  San Marcos, TX                   03/03/99     04/23/02      1,161,055          --               --            --        1,161,055
 Burger King -
  Greensboro, NC (29)              03/30/92     05/16/02        571,744          --               --            --          571,744
 Burger King -
  Ashland, NH (32)                 06/29/92     06/03/02        154,802          --               --            --          154,802
 Perkins -
  Ft. Pierce, FL                   02/04/92     12/20/02        329,175          --               --            --          329,175

CNL Income Fund XI, Ltd.:
 IHOP -
  Round Rock, TX (21)              10/27/99     10/05/01        347,454          --               --            --          347,454
 Quincy's -
  Sebring, FL                      09/29/92     11/21/01      1,029,000          --               --            --        1,029,000

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                 ------------------------------------------
                                                  Total                               Excess
                                               acquisition                         (deficiency)
                                                  cost,                            of property
                                                 capital                          operating cash
                                 Original      improvements                       receipts over
                                 mortgage      closing and                             cash
                                 financing      soft costs                         expenditures
                                    (7)            (1)              Total              (19)
                                 ---------     -----------        ---------       ---------------
CNL Income Fund IX, Ltd.:
 Perkins -
  Williamsville, NY                  --          981,482            981,482            692,535
 Denny's -
  Alliance, OH (16)                  --          553,137            553,137            614,999
 Denny's -
  Blufton, OH (17)                   --          642,000            642,000            739,292
 IHOP -
  Dublin, CA (14)                    --          388,720            388,720             58,398
 Shoney's -
  Bedford, IN                        --          754,028            754,028            991,085
 Shell's Seafood Restaurant -
  Copley Township, OH                --          870,713            870,713            692,662
 Hardee's -
  Greenville, SC                     --          760,405            760,405            957,261
 Burger King -
  Greensboro, NC (29)                --          460,989            460,989            479,360
 Burger King -
  Columbus, OH (31)                  --          420,008            420,008            478,210
 Burger King -
  Ashland, NH (32)                   --          325,018            325,018            322,154
 Burger King -
  Pontiac, MI (31)                   --          529,969            529,969            598,234
 Shoney's -
  Huntsville, AL                     --          763,901            763,901          1,050,434
 Bakers Square -
  Libertyville, IL(33)               --          494,545            494,545             96,829
 Hardee's -
  Farragut, TN                       --          707,025            707,025            940,825

CNL Income Fund X, Ltd.:
 Perkins -
  Lancaster, NY                      --        1,111,111          1,111,111            706,575
 IHOP -
  Peoria, AZ (20)                    --          828,723            828,723            135,923
 Jack in the Box -
  San Marcos, TX                     --        1,020,829          1,020,829            288,292
 Burger King -
  Greensboro, NC (29)                --          460,989            460,989            479,360
 Burger King -
  Ashland, NH (32)                   --          124,989            124,989            123,887
 Perkins -
  Ft. Pierce, FL                     --        1,002,337          1,002,337            623,996

CNL Income Fund XI, Ltd.:
 IHOP -
  Round Rock, TX (21)                --          321,434            321,434             57,468
 Quincy's -
  Sebring, FL                        --        1,054,550          1,054,550          1,111,338

     Past performance is not necessarily indicative of future performance.

                                      B-22

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                                Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------------
                                                                                                           Adjustments
                                                                                             Purchase       resulting
                                                                   Cash        Mortgage       money            from
                                                               received net    balance       mortgage      application
                                       Date       Date of       of closing     at time      taken back          of
            Property                 Acquired      Sale           costs        of sale      by program         GAAP          Total
---------------------------         ---------     -------     -------------    --------     ----------     ------------    ---------
CNL Income Fund XI, Ltd.
(Continued):
 Burger King -
  Columbus, OH                       09/01/92     06/03/02        901,125         --            --              --           901,125
 Burger King -
  Ashland, NH (32)                   06/29/92     06/03/02        915,559         --            --              --           915,559
 Burger King -
  East Detroit, MI                   06/29/92     06/20/02        833,247         --            --              --           833,247

CNL Income Fund XII, Ltd.:
 Denny's -
  Cleveland, TN                      12/23/92     03/03/00        797,227         --            --              --           797,227
 Shoney's -
  Bradenton, FL                      03/22/93     07/06/00      1,227,907         --            --              --         1,227,907
 Golden Corral -
  Middleburg Heights, OH (12)        05/31/96     03/21/01      1,663,260         --            --              --         1,663,260
 Jack in the Box -
  Rialto, CA                         01/15/93     09/28/01      1,382,365         --            --              --         1,382,365
 Johnnies -
  Winter Haven, FL                   08/09/93     10/02/01      1,090,297         --            --              --         1,090,297
 Jack in the Box -
  Arlington, TX                      01/15/93     04/23/02      1,248,205         --            --              --         1,248,205
 Burger King -
  Valdosta, GA                       08/24/93     08/30/02        623,661         --            --              --           623,661

CNL Income Fund XIII, Ltd.:
 Quincy's -
  Mount Airy, NC                     07/30/93     04/09/01        947,000         --            --              --           947,000
 Burger King -
  Dayton, OH                         07/30/93     06/03/02      1,049,863         --            --              --         1,049,863
 Lion's Choice -
  Overland Park, KS (5)              12/16/93     08/12/02      1,242,050         --            --              --         1,242,050

CNL Income Fund XIV, Ltd.:
 East Side Mario's -
  Columbus, OH                       11/10/94     09/22/00      1,631,946         --            --              --         1,631,946
 Golden Corral -
  Paris, TX (13)                     07/26/96     05/25/01        400,000         --            --              --           400,000
 Razzleberries -
  Las Vegas, NV                      07/08/94     02/01/02      1,143,753         --            --              --         1,143,753
 Long John Silver's -
  Laurens, SC                        03/25/94     08/05/02        155,249         --            --              --           155,249
 Golden Corral -
  Greeley, CO                        12/13/94     09/25/02      1,306,595         --            --              --         1,306,595
 Checker's -
  Merriam, KS                        03/31/94     11/07/02        323,175         --            --              --           323,175

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                 ------------------------------------------
                                                  Total                               Excess
                                               acquisition                         (deficiency)
                                                  cost,                            of property
                                                 capital                          operating cash
                                 Original      improvements                       receipts over
                                 mortgage      closing and                             cash
                                 financing      soft costs                         expenditures
                                    (7)            (1)              Total              (19)
                                 ---------     -----------        ---------       ---------------
CNL Income Fund XI, Ltd.
 Burger King -
  Columbus, OH                       --           714,413           714,413            798,711
 Burger King -
  Ashland, NH (32)                   --           739,228           739,228            732,715
 Burger King -
  East Detroit, MI                   --           761,501           761,501            779,593

CNL Income Fund XII, Ltd.:
 Denny's -
  Cleveland, TN                      --           622,863           622,863            530,741
 Shoney's -
  Bradenton, FL                      --         1,000,000         1,000,000            898,776
 Golden Corral -
  Middleburg Heights, OH (12)        --         1,663,260         1,663,260            893,350
 Jack in the Box -
  Rialto, CA                         --         1,033,072         1,033,072            936,833
 Johnnies -
  Winter Haven, FL                   --         1,172,608         1,172,608          1,117,762
 Jack in the Box -
  Arlington, TX                      --           966,466           966,466            937,794
 Burger King -
  Valdosta, GA                       --           510,432           510,432            648,558

CNL Income Fund XIII, Ltd.:
 Quincy's -
  Mount Airy, NC                     --           968,134           968,134            755,601
 Burger King -
  Dayton, OH                         --           905,717           905,717          1,032,534
 Lion's Choice -
  Overland Park, KS (5)              --         1,029,449         1,029,449            964,561

CNL Income Fund XIV, Ltd.:
 East Side Mario's -
  Columbus, OH                       --         1,631,946         1,631,946          1,103,012
 Golden Corral -
  Paris, TX (13)                     --           501,276           501,276            255,146
 Razzleberries -
  Las Vegas, NV                      --         1,006,514         1,006,514            631,310
 Long John Silver's -
  Laurens, SC                        --           448,796           448,796            257,444
 Golden Corral -
  Greeley, CO                        --         1,184,810         1,184,810          1,015,365
 Checker's -
  Merriam, KS                        --           284,609           284,609            269,328

     Past performance is not necessarily indicative of future performance.

                                      B-23

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                  Selling Price, Net of
                                                                            Closing Costs and GAAP Adjustments
                                                          ----------------------------------------------------------------------
                                                                                                         Adjustments
                                                                                         Purchase         resulting
                                                               Cash        Mortgage       money              from
                                                           received net    balance       mortgage        application
                                   Date       Date of       of closing     at time      taken back            of
            Property             Acquired      Sale           costs        of sale      by program           GAAP         Total
---------------------------     ---------     -------     -------------    --------     ----------       ------------   --------
CNL Income Fund XV, Ltd.:
 Long John Silver's
  Lexington, NC                 10/22/94      01/12/00         562,130        --               --             --          562,130
 Quincy's -
  Greer, SC (15)                06/13/94      04/06/01         233,000        --          467,000             --          700,000
 Jack in the Box -
  Woodland Hills, CA            07/29/94      04/19/01       1,253,728        --               --             --        1,253,728
 Golden Corral -
  Paris, TX (13)                07/26/96      05/25/01         400,000        --               --             --          400,000
 Jack in the Box -
  Altadena, CA                  07/29/94      10/04/01         937,250        --               --             --          937,250
 Jack in the Box -
  Redlands, CA                  07/29/94      02/15/02       1,300,882        --               --             --        1,300,882
 Long John Silver's -
  Medina, OH                    10/05/94      09/30/02         395,205        --               --             --          395,205
 Checker's -
  Stratford, NJ                 05/27/94      12/27/02         350,802        --               --             --          350,802

CNL Income Fund XVI, Ltd.:
 Boston Market -
  Columbia Heights, MN          12/18/95      09/29/00         575,777        --               --             --          575,777
 Denny's -
  Marana, AZ                    02/13/95      03/30/01       1,145,045        --               --             --        1,145,045
 Boston Market -
  St. Cloud, MN                 09/15/95      11/28/01         647,365        --               --             --          647,365
 Big Boy -
  Las Vegas, NV                 05/31/95      12/11/01       1,059,264        --               --             --        1,059,264
 Denny's -
  Mesquite, TX                  08/31/95      03/28/02         448,675        --               --             --          448,675
 Jack in the Box -
  Rancho Cordova, CA            10/31/94      06/04/02       1,325,054        --               --             --        1,325,054
 Denny's -
  Bucyrus, OH (26)              06/08/95      08/07/02         144,915        --               --             --          144,915

CNL Income Fund XVII, Ltd.:
 Popeye's -
  Warner Robins, GA             11/04/96      09/13/00         607,361        --               --             --          607,361
 Boston Market -
  Long Beach, CA                12/05/96      10/17/00         529,633        --               --             --          529,633
 Boston Market -
  Houston, TX                   06/19/96      01/19/01         782,648        --               --             --          782,648
 Mr. Fable's -
  Kentwood, MI                  09/05/95      06/21/01         681,300        --               --             --          681,300
 Boston Market -
  Inglewood, CA                 07/24/96      09/06/01         298,300        --               --             --          298,300
 Jack in the Box -
  El Dorado, CA                 09/26/96      09/25/01       1,510,463        --               --             --        1,510,463
 Denny's -
  Mesquite, NV                  04/25/96      03/29/02         771,800        --               --             --          771,800

                                            Cost of Properties
                                          Including Closing and
                                                Soft Costs
                                 ------------------------------------------
                                                  Total                               Excess
                                               acquisition                         (deficiency)
                                                  cost,                            of property
                                                 capital                          operating cash
                                 Original      improvements                       receipts over
                                 mortgage      closing and                             cash
                                 financing      soft costs                         expenditures
                                    (7)            (1)              Total              (19)
                                 ---------     -----------        ---------       ---------------
CNL Income Fund XV, Ltd.:
 Long John Silver's
  Lexington, NC                      --           646,203           646,203            234,243
 Quincy's -
  Greer, SC (15)                     --           946,933           946,933            649,756
 Jack in the Box -
  Woodland Hills, CA                 --           939,806           939,806            648,254
 Golden Corral -
  Paris, TX (13)                     --           501,276           501,276            255,146
 Jack in the Box -
  Altadena, CA                       --           709,812           709,812            528,007
 Jack in the Box -
  Redlands, CA                       --           973,020           973,020            758,150
 Long John Silver's -
  Medina, OH                         --           812,056           812,056            285,620
 Checker's -
  Stratford, NJ                      --           287,391           287,391            271,787

CNL Income Fund XVI, Ltd.:
 Boston Market -
  Columbia Heights, MN               --           939,972           939,972            226,734
 Denny's -
  Marana, AZ                         --           719,234           719,234            587,377
 Boston Market -
  St. Cloud, MN                      --         1,075,093         1,075,093            502,978
 Big Boy -
  Las Vegas, NV                      --         1,160,553         1,160,553            476,249
 Denny's -
  Mesquite, TX                       --           987,353           987,353            480,530
 Jack in the Box -
  Rancho Cordova, CA                 --           900,290           900,290            705,521
 Denny's -
  Bucyrus, OH (26)                   --           540,000           540,000            385,051

CNL Income Fund XVII, Ltd.:
 Popeye's -
  Warner Robins, GA                  --           563,148           563,148            257,018
 Boston Market -
  Long Beach, CA                     --           832,280           832,280            156,091
 Boston Market -
  Houston, TX                        --           812,696           812,696            323,963
 Mr. Fable's -
  Kentwood, MI                       --           855,609           855,609            272,268
 Boston Market -
  Inglewood, CA                      --           857,488           857,488            196,478
 Jack in the Box -
  El Dorado, CA                      --         1,097,220         1,097,220            581,924
 Denny's -
  Mesquite, NV                       --         1,186,460         1,186,460            494,461

     Past performance is not necessarily indicative of future performance.

                                      B-24

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                                Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------------
                                                                                                           Adjustments
                                                                                             Purchase       resulting
                                                                   Cash        Mortgage       money            from
                                                               received net    balance       mortgage      application
                                       Date       Date of       of closing     at time      taken back          of
            Property                 Acquired      Sale           costs        of sale      by program         GAAP           Total
---------------------------         ---------     -------     -------------    --------     ----------     ------------    ---------
CNL Income Fund XVII, Ltd.
 (Continued):
 Wendy's -
  Knoxville, TN                      07/30/96     05/31/02       1,045,425         --           --              --         1,045,425
 Bakers Square -
  Wilmette, IL                       01/31/00     06/27/02       1,682,371         --           --              --         1,682,371
 Jack in the Box -
  Mansfield, TX (34)                 03/20/97     08/23/02         212,415         --           --              --           212,415

CNL Income Fund XVIII, Ltd.:
 Boston Market -
  Timonium, MD                       07/13/97     06/29/01         848,550         --           --              --           848,550
 Jack in the Box -
  Henderson, NV                      06/30/97     07/12/01       1,278,046         --           --              --         1,278,046
 IHOP -
  Santa Rosa, CA                     05/21/97     12/28/01       1,664,829         --           --              --         1,664,829
 On the Border -
  San Antonio, TX                    09/02/97     05/08/02         470,304         --           --              --           470,304
 Boston Market -
  San Antonio, TX                    08/18/97     05/29/02         481,325         --           --              --           481,325
 Boston Market -
  Raleigh, NC (27)                   01/23/97     08/07/02         714,050         --           --              --           714,050

CNL American Properties Fund, Inc.:
 Golden Corral -
  Waldorf, MD (9)(10)                04/05/99     01/03/00       2,501,175         --           --              --         2,501,175
 Jack in the Box -
  Los Angeles, CA                    06/30/95     02/18/00       1,516,800         --           --              --         1,516,800
 Golden Corral -
  Dublin, GA                         08/07/98     05/01/00       1,323,205         --           --              --         1,323,205
 Boston Market -
  San Antonio, TX                    04/30/97     05/02/00         517,495         --           --              --           517,495
 Boston Market -
  Corvallis, OR                      07/09/96     06/20/00         717,019         --           --              --           717,019
 Big Boy -
  St. Louis, MO                      01/19/99     06/28/00       1,463,050         --           --              --         1,463,050
 Ground Round -
  Nanuet, NY                         12/02/97     06/30/00         964,825         --           --              --           964,825
 Big Boy -
  Jefferson City, MO                 01/19/99     06/30/00         905,250         --           --              --           905,250
 Big Boy -
  Alton, IL                          01/19/99     06/30/00         905,250         --           --              --           905,250
 Boston Market -
  Liberty, MO                        08/18/97     09/13/00         538,800         --           --              --           538,800
 Mr. Fables -
  Grand Rapids, MI                   03/19/96     09/26/00         722,100         --           --              --           722,100
 Pizza Hut -
  Dover, OH                          05/01/97     11/08/00         112,917         --           --              --           112,917
 Big Boy -
  St. Joseph, MO                     04/27/99     11/27/00         646,550         --           --              --           646,550
                                                   Cost of Properties
                                                 Including Closing and
                                                       Soft Costs
                                        ------------------------------------------
                                                         Total                               Excess
                                                      acquisition                         (deficiency)
                                                         cost,                            of property
                                                        capital                          operating cash
                                        Original      improvements                       receipts over
                                        mortgage      closing and                             cash
                                        financing      soft costs                         expenditures
                                           (7)            (1)              Total              (19)
                                        ---------     -----------        ---------       ---------------
CNL Income Fund XVII, Ltd.
 (Continued):
 Wendy's -
  Knoxville, TN                            --            783,748           783,748            484,686
 Bakers Square -
  Wilmette, IL                             --          1,627,273         1,627,273            380,572
 Jack in the Box -
  Mansfield, TX (34)                       --            164,054           164,054             93,557

CNL Income Fund XVIII, Ltd.:
 Boston Market -
  Timonium, MD                             --          1,140,100         1,140,100            302,665
 Jack in the Box -
  Henderson, NV                            --          1,067,175         1,067,175            494,105
 IHOP -
  Santa Rosa, CA                           --          1,286,364         1,286,364            598,179
 On the Border -
  San Antonio, TX                          --          1,225,163         1,225,163            190,705
 Boston Market -
  San Antonio, TX                          --            857,595           857,595              9,631
 Boston Market -
  Raleigh, NC (27)                         --          1,225,686         1,225,686            511,581

CNL American Properties Fund, Inc.:
 Golden Corral -
  Waldorf, MD (9)(10)                      --          2,430,686         2,430,686                 --
 Jack in the Box -
  Los Angeles, CA                          --          1,119,567         1,119,567            549,658
 Golden Corral -
  Dublin, GA                               --          1,272,765         1,272,765            190,590
 Boston Market -
  San Antonio, TX                          --            757,069           757,069             66,889
 Boston Market -
  Corvallis, OR                            --            925,427           925,427            312,232
 Big Boy -
  St. Louis, MO                            --          1,345,100         1,345,100             65,420
 Ground Round -
  Nanuet, NY                               --            927,273           927,273            245,426
 Big Boy -
  Jefferson City, MO                       --          1,113,383         1,113,383             68,389
 Big Boy -
  Alton, IL                                --          1,012,254         1,012,254             41,032
 Boston Market -
  Liberty, MO                              --            765,530           765,530             84,802
 Mr. Fables -
  Grand Rapids, MI                         --            816,264           816,264            270,873
 Pizza Hut -
  Dover, OH                                --            233,896           233,896             86,601
 Big Boy -
  St. Joseph, MO                           --            885,883           885,883             35,138

     Past performance is not necessarily indicative of future performance.

                                      B-25

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                                Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------------
                                                                                                           Adjustments
                                                                                             Purchase       resulting
                                                                   Cash        Mortgage       money            from
                                                               received net    balance       mortgage      application
                                       Date       Date of       of closing     at time      taken back          of
            Property                 Acquired      Sale           costs        of sale      by program         GAAP          Total
---------------------------------   ---------     -------     -------------    --------     ----------     ------------    ---------
CNL American Properties Fund, Inc.
   (Continued):
 Boston Market -
  Baltimore, MD                      08/19/97     12/14/00        668,753         --             --             --           668,753
 Boston Market -
  Stafford, TX                       07/02/97     12/15/00        881,674         --             --             --           881,674
 Big Boy -
  Guadalupe, AZ                      04/16/97     03/23/01        883,685         --             --             --           883,685
 Tumbleweed's -
  Nashville, TN                      08/01/97     04/20/01        525,050         --             --             --           525,050
 Boston Market -
  Vacaville, CA                      05/06/97     05/08/01      1,064,430         --             --             --         1,064,430
 Big Boy -
  Independence, MO                   01/19/99     05/22/01        524,513         --             --             --           524,513
 Big Boy -
  Belleville, IL (9)                 02/26/99     06/13/01        375,000         --             --             --           375,000
 Tumbleweeds -
  Clarksville, TN                    02/10/98     06/15/01        803,050         --             --             --           803,050
 Big Boy -
  Grandview, MO                      02/26/99     06/29/01        516,235         --             --             --           516,235
 Pizza Hut -
  Toledo, OH                         12/05/96     06/29/01        148,528         --             --             --           148,528
 Shoney's -
  Indian Harbor Beach, FL            01/24/97     08/13/01        457,016         --             --             --           457,016
 Black-eyed Pea -
  Wichita, KS                        10/01/97     08/15/01        300,000         --             --             --           300,000
 Tumbleweed Southwest Mesquite
   Grill & Bar
  Hermitage, TN                      02/10/98     09/24/01        871,496         --             --             --           871,496
 Tumbleweed Southwest Mesquite
   Grill & Bar
  Cookeville, TN                     08/01/97     09/26/01        844,905         --             --             --           844,905
 Big Boy -
  Granite City, IL                   01/19/99     09/28/01        595,148         --             --             --           595,148
 Big Boy -
  Taylor, MI                         08/19/99     10/16/01        887,731         --             --             --           887,731
 Boston Market -
  Cedar Park, TX                     04/02/97     10/31/01        875,000         --             --             --           875,000
 Shoney's -
  Phoenix, AZ                        03/24/98     11/26/01        399,285         --             --             --           399,285
 Burger King -
  Atlanta, GA                        06/09/98     12/21/01        418,050         --             --             --           418,050
 Barbwires Steakhouse -
  Lawrence, KS                       08/01/97     12/28/01        718,000         --             --             --           718,000
 Boston Market -
  Jessup, MD                         05/06/97     02/19/02        324,343         --             --             --           324,343
 Black-eyed Pea -
  Herndon, VA                        07/14/98     02/22/02        815,875         --             --             --           815,875
 TGI Friday's -
  El Paso, TX                        08/14/98     03/19/02      1,594,729         --             --             --         1,549,729

                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                       ------------------------------------------
                                                        Total                               Excess
                                                     acquisition                         (deficiency)
                                                        cost,                            of property
                                                       capital                          operating cash
                                       Original      improvements                       receipts over
                                       mortgage      closing and                             cash
                                       financing      soft costs                         expenditures
                                          (7)            (1)              Total              (19)
                                       ---------     -----------        ---------       ---------------
CNL American Properties Fund, Inc.
   (Continued):
 Boston Market -
  Baltimore, MD                           --          1,378,051          1,378,051          472,895
 Boston Market -
  Stafford, TX                            --          1,077,979          1,077,979          372,102
 Big Boy -
  Guadalupe, AZ                           --          1,706,768          1,706,768          140,439
 Tumbleweed's -
  Nashville, TN                           --          1,308,411          1,308,411          362,588
 Boston Market -
  Vacaville, CA                           --          1,437,474          1,437,474          358,396
 Big Boy -
  Independence, MO                        --          1,253,699          1,253,699           65,156
 Big Boy -
  Belleville, IL (9)                      --            761,074            761,074          (17,597)
 Tumbleweeds -
  Clarksville, TN                         --          1,440,247          1,440,247          229,692
 Big Boy -
  Grandview, MO                           --            962,290            962,290           36,150
 Pizza Hut -
  Toledo, OH                              --            328,381            328,381          (21,742)
 Shoney's -
  Indian Harbor Beach, FL                 --            693,304            693,304           68,946
 Black-eyed Pea -
  Wichita, KS                             --            660,748            660,748          305,701
 Tumbleweed Southwest Mesquite
   Grill & Bar
  Hermitage, TN                           --          1,410,719          1,410,719          191,005
 Tumbleweed Southwest Mesquite
   Grill & Bar
  Cookeville, TN                          --          1,471,963          1,471,963          386,178
 Big Boy -
  Granite City, IL                        --          1,037,579          1,037,579           10,800
 Big Boy -
  Taylor, MI                              --          1,227,132          1,227,132           61,898
 Boston Market -
  Cedar Park, TX                          --            827,223            827,223           71,386
 Shoney's -
  Phoenix, AZ                             --            482,368            482,368          (91,021)
 Burger King -
  Atlanta, GA                             --            926,261            926,261          227,653
 Barbwires Steakhouse -
  Lawrence, KS                            --          1,448,598          1,448,598          179,747
 Boston Market -
  Jessup, MD                              --          1,243,060          1,243,060          107,266
 Black-eyed Pea -
  Herndon, VA                             --          1,279,118          1,279,118          354,530
 TGI Friday's -
  El Paso, TX                             --          1,602,944          1,602,944          577,055

     Past performance is not necessarily indicative of future performance.

                                      B-26

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                                Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------------
                                                                                                           Adjustments
                                                                                             Purchase       resulting
                                                                   Cash        Mortgage       money            from
                                                               received net    balance       mortgage      application
                                       Date       Date of       of closing     at time      taken back          of
            Property                 Acquired      Sale           costs        of sale      by program         GAAP          Total
---------------------------------   ---------     -------     -------------    --------     ----------     ------------    ---------

CNL American Properties Fund, Inc.
   (Continued):
 Big Boy -
  Las Vegas, NV                      08/20/97     04/19/02        981,540         --             --             --           981,540
 Big Boy -
  Overland Park, KS                  02/26/99     04/26/02        577,580         --             --             --           577,580
 Burger King -
  Tappahannock, VA                   03/16/99     05/16/02      1,089,779         --             --             --         1,089,779
 Burger King -
  Prattville, AL                     01/28/99     05/17/02        497,867         --             --             --           497,867
 Burger King -
  Tuskegee, AL                       01/28/99     05/17/02        397,867         --             --             --           397,867
 Burger King -
  Montgomery, AL                     01/28/99     05/17/02        797,867         --             --             --           797,867
 Burger King -
  Montgomery, AL                     01/28/99     05/17/02        397,867         --             --             --           397,867
 Black-eyed Pea -
  McKinney, TX                       12/30/98     05/31/02      1,149,064         --             --             --         1,149,064
 Black-eyed Pea -
  Forestville, MD                    10/01/97     06/01/02             --         --             --             --                --
 Burger King -
  Coon Rapids, MN                    03/16/99     06/03/02      1,078,973         --             --             --         1,078,973
 Burger King -
  Rochester, NH                      03/16/99     06/03/02      1,193,284         --             --             --         1,193,284
 Burger King -
  Columbus, OH                       03/16/99     06/03/02        950,938         --             --             --           950,938
 Burger King -
  Asheboro, NC                       03/16/99     06/03/02      1,513,213         --             --             --         1,513,213
 Hardee's -
  Gulf Shores, AL                    03/16/99     06/13/02        904,861         --             --             --           904,861
 Steak & Ale -
  Palm Harbor, FL                    06/16/98     06/14/02      1,241,943         --             --             --         1,241,943
 Burger King -
  Lancaster, OH                      03/16/99     06/14/02      1,321,822         --             --             --         1,321,822
 Burger King -
  John's Island, SC                  03/16/99     06/14/02      1,289,282         --             --             --         1,289,282
 IHOP -
  Elk Grove, CA                      08/20/97     06/17/02      2,085,346         --             --             --         2,085,346
 Hardee's -
  Tusculum, TN                       03/16/99     06/17/02        653,460         --             --             --           653,460
 Pollo Tropical -
  Miami, FL                          09/22/98     06/20/02      1,302,936         --             --             --         1,302,936
 Burger King -
  St. Paul, MN                       03/16/99     06/26/02        849,273         --             --             --           849,273
 Texas Roadhouse -
  Joilet, IL                         02/25/00     06/27/02      1,940,745         --             --             --         1,940,745
 Black-eyed Pea -
  Phoenix, AZ                        09/30/97     06/28/02        281,000         --             --             --           281,000

                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                       ------------------------------------------
                                                        Total                               Excess
                                                     acquisition                         (deficiency)
                                                        cost,                            of property
                                                       capital                          operating cash
                                       Original      improvements                       receipts over
                                       mortgage      closing and                             cash
                                       financing      soft costs                         expenditures
                                          (7)            (1)              Total              (19)
                                       ---------     -----------        ---------       ---------------
CNL American Properties Fund, Inc.
   (Continued):
 Big Boy -
  Las Vegas, NV                           --           1,658,000        1,658,000            114,934
 Big Boy -
  Overland Park, KS                       --           1,037,383        1,037,383             (7,476)
 Burger King -
  Tappahannock, VA                        --             857,826          857,826            285,470
 Burger King -
  Prattville, AL                          --           1,018,519        1,018,519            285,895
 Burger King -
  Tuskegee, AL                            --             972,222          972,222            267,501
 Burger King -
  Montgomery, AL                          --           1,296,296        1,296,296            362,395
 Burger King -
  Montgomery, AL                          --           1,018,519        1,018,519            289,495
 Black-eyed Pea -
  McKinney, TX                            --           1,644,856        1,644,856            304,736
 Black-eyed Pea -
  Forestville, MD                         --             643,925          643,925            477,253
 Burger King -
  Coon Rapids, MN                         --             844,815          844,815            288,892
 Burger King -
  Rochester, NH                           --             963,499          963,499            318,314
 Burger King -
  Columbus, OH                            --             744,585          744,585            257,877
 Burger King -
  Asheboro, NC                            --           1,228,831        1,228,831            436,666
 Hardee's -
  Gulf Shores, AL                         --             914,337          914,337            320,113
 Steak & Ale -
  Palm Harbor, FL                         --           1,232,558        1,232,558            504,926
 Burger King -
  Lancaster, OH                           --             799,195          799,195            364,070
 Burger King -
  John's Island, SC                       --           1,077,802        1,077,802            367,639
 IHOP -
  Elk Grove, CA                           --           1,540,356        1,540,356            751,308
 Hardee's -
  Tusculum, TN                            --             666,045          666,045            233,604
 Pollo Tropical -
  Miami, FL                               --           1,318,182        1,318,182            392,816
 Burger King -
  St. Paul, MN                            --             747,713          747,713            271,528
 Texas Roadhouse -
  Joilet, IL                              --           1,745,014        1,745,014            384,473
 Black-eyed Pea -
  Phoenix, AZ                             --             641,371          641,371            265,557

     Past performance is not necessarily indicative of future performance.

                                      B-27

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                                Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------------
                                                                                                           Adjustments
                                                                                             Purchase       resulting
                                                                   Cash        Mortgage       money            from
                                                               received net    balance       mortgage      application
                                       Date       Date of       of closing     at time      taken back          of
            Property                 Acquired      Sale           costs        of sale      by program         GAAP          Total
---------------------------------   ---------     -------     -------------    --------     ----------     ------------    ---------
CNL American Properties Fund, Inc.
 (Continued):
 Black-eyed Pea -
  Mesa, AZ                           09/30/97     06/28/02      1,710,000         --            --               --        1,710,000
 Black-eyed Pea
  Phoenix, AZ                        09/30/97     06/28/02        425,000         --            --               --          425,000
 Black-eyed Pea
  Tucson, AZ                         09/30/97     06/28/02        234,000         --            --               --          234,000
 Steak & Ale Restaurant -
  Austin, TX                         06/16/98     07/02/02      1,437,468         --            --               --        1,437,468
 Jack in the Box -
  Fresno, CA                         05/22/98     07/18/02      1,244,289         --            --               --        1,244,289
 Black-eyed Pea
  Phoenix, AZ                        09/30/97     07/19/02        580,000         --            --               --          580,000
 Jack in the Box -
  Austin, TX                         10/05/99     07/22/02      1,384,759         --            --               --        1,384,759
 Black-eyed Pea -
  Albuquerque, NM                    01/00/00     07/26/02             --         --            --               --               --
 Big Boy -
  St. Clairsville, OH                12/18/98     07/29/02        339,300         --            --               --          339,300
 Jack in the Box -
  Fort Worth, TX                     01/11/00     08/05/02      1,141,653         --            --               --        1,141,653
 Jack in the Box -
  Menlo Park, CA                     12/30/99     08/22/02      1,772,360         --            --               --        1,772,360
 Arby's -
  Lawrenceville, GA                  02/08/00     08/26/02      1,422,750         --            --               --        1,422,750
 Darry's -
  Louisville, KY                     06/11/97     08/28/02      1,840,800         --            --               --        1,840,800
 Black-eyed Pea -
  Killeen, TX                        12/18/98     09/05/02      1,133,800         --            --               --        1,133,800
 IHOP -
  Fairfax, VA                        06/18/97     09/06/02      2,268,911         --            --               --        2,268,911
 Black eyed Pea -
  Oklahoma City, OK                  03/26/97     09/10/02        475,000         --            --               --          475,000
 Arby's -
  Circleville, OH                    09/09/99     09/10/02        993,900         --            --               --          993,900
 Black eyed Pea -
  Waco, TX                           10/01/97     09/13/02         70,000         --            --               --           70,000
 Hardee's -
  Iuka, MS                           03/16/99     09/18/02        594,413         --            --               --          594,413
 Hardee's
  Warrior, AL                        03/16/99     09/18/02        667,050         --            --               --          667,050
 Hardee's -
  Horn Lake, MS                      03/16/99     09/20/02        818,263         --            --               --          818,263
 Jack in the Box -
  Corning, CA                        09/17/99     09/24/02      1,266,556         --            --               --        1,266,556
 Bennigan's -
  Batavia, IL                        10/21/99     09/25/02      2,595,121         --            --               --        2,595,121

                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                       ------------------------------------------
                                                        Total                               Excess
                                                     acquisition                         (deficiency)
                                                        cost,                            of property
                                                       capital                          operating cash
                                       Original      improvements                       receipts over
                                       mortgage      closing and                             cash
                                       financing      soft costs                         expenditures
                                          (7)            (1)              Total              (19)
                                       ---------     -----------        ---------       ---------------
CNL American Properties Fund, Inc.
 (Continued):
 Black-eyed Pea -
  Mesa, AZ                                --          1,600,000         1,600,000           522,239
 Black-eyed Pea
  Phoenix, AZ                             --            641,254           641,254           282,585
 Black-eyed Pea
  Tucson, AZ                              --            641,871           641,871           251,809
 Steak & Ale Restaurant -
  Austin, TX                              --          1,372,093         1,372,093           568,339
 Jack in the Box -
  Fresno, CA                              --            972,841           972,841           394,246
 Black-eyed Pea
  Phoenix, AZ                             --            645,471           645,471           207,379
 Jack in the Box -
  Austin, TX                              --          1,289,945         1,289,945           299,499
 Black-eyed Pea -
  Albuquerque, NM                         --            666,355           666,355           238,206
 Big Boy -
  St. Clairsville, OH                     --          1,144,209         1,144,209           169,976
 Jack in the Box -
  Fort Worth, TX                          --          1,062,145         1,062,145           223,450
 Jack in the Box -
  Menlo Park, CA                          --          1,546,740         1,546,740           368,611
 Arby's -
  Lawrenceville, GA                       --          1,374,986         1,374,986           314,054
 Darry's -
  Louisville, KY                          --          1,481,448         1,481,448           514,069
 Black-eyed Pea -
  Killeen, TX                             --          1,386,948         1,386,948           257,250
 IHOP -
  Fairfax, VA                             --          1,709,091         1,709,091           906,669
 Black eyed Pea -
  Oklahoma City, OK                       --            617,022           617,022           268,734
 Arby's -
  Circleville, OH                         --            925,329           925,329           237,321
 Black eyed Pea -
  Waco, TX                                --            661,682           661,682           280,179
 Hardee's -
  Iuka, MS                                --            616,476           616,476           233,121
 Hardee's
  Warrior, AL                             --            627,937           627,937           238,440
 Hardee's -
  Horn Lake, MS                           --            833,058           833,058           319,101
 Jack in the Box -
  Corning, CA                             --          1,158,524         1,158,524           314,769
 Bennigan's -
  Batavia, IL                             --          2,429,907         2,429,907           729,536

     Past performance is not necessarily indicative of future performance.

                                      B-28

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                      Selling Price, Net of
                                                                                Closing Costs and GAAP Adjustments
                                                              ----------------------------------------------------------------------
                                                                                                           Adjustments
                                                                                             Purchase       resulting
                                                                   Cash        Mortgage       money            from
                                                               received net    balance       mortgage      application
                                       Date       Date of       of closing     at time      taken back          of
            Property                 Acquired      Sale           costs        of sale      by program         GAAP          Total
---------------------------------   ---------     -------     -------------    --------     ----------     ------------    ---------
CNL American Properties Fund, Inc.
   (Continued):
 Shoney's -
  Titusville, FL                     03/31/02    09/26/02         686,200          --            --             --           686,200
 Pollo Tropical -
  Sunrise, FL                        09/30/98    09/26/02       1,457,533          --            --             --         1,457,533
 Hardee's -
  Biscoe, NC                         03/16/99    09/27/02         564,984          --            --             --           564,984
 Black-eyed Pea -
  Bedford, TX                        03/26/97    09/30/02         921,175          --            --             --           921,175
 Black-eyed Pea -
  Norman, OK                         11/09/98    09/30/02       1,091,708          --            --             --         1,091,708
 Black-eyed Pea -
  Mesa, AZ                           11/30/98    09/30/02       1,325,500          --            --             --         1,325,000
 Hardee's -
  Aynor, SC                          03/16/99    09/30/02         586,189          --            --             --           586,189
 Denny's
  McKinney, TX                       06/05/96    10/02/02         600,000          --            --             --           600,000
 Black-eyed Pea -
  Scottsdale, AZ                     04/17/97    10/02/02              --          --            --             --                --
 Arby's
  Renton, WA                         09/14/99    10/18/02       1,406,197          --            --             --         1,406,197
 Pizza-Hut -
  Belle, WV                          05/17/96    10/21/02          47,500          --            --             --            47,500
 Pizza Hut -
  Collinsville, IL                   04/02/97    10/25/02         801,953          --            --             --           801,953
 Burger King -
  Tampa, FL                          08/19/99    10/28/02         770,306          --            --             --           770,306
 Big Boy -
  O'Fallon, MO                       01/19/99    10/31/02         679,925          --            --             --           679,925
 Golden Corral -
  Hopkinsville, KY                   02/19/97    11/07/02         924,057          --            --             --           924,057
 Denny's -
  Santee, SC                         03/16/99    11/21/02         583,000          --            --             --           583,000
 Jack in the Box -
  Los Angeles, CA                    01/04/99    12/10/02       1,793,802          --            --             --         1,793,802
 Hardee's
  Columbia, TN                       03/16/99    12/12/02         859,259          --            --             --           859,259
 Golden Corral -
  Olathe, KS                         10/02/97    12/19/02       1,751,760          --            --             --         1,751,760
 Darryl's -
  Hampton, VA                        06/11/97    12/19/02         871,290          --            --             --           871,290
 Jack in the Box -
  Humble, TX                         02/03/97    12/20/02       1,265,506          --            --             --         1,265,506
 Hardee's -
  Chalkville, AL                     03/16/99    12/20/02         680,428          --            --             --           680,428
 TGI Friday's -
  Lakeland, FL                       07/20/99    12/20/02         834,234          --            --             --           834,234

                                                  Cost of Properties
                                                Including Closing and
                                                      Soft Costs
                                       ------------------------------------------
                                                        Total                               Excess
                                                     acquisition                         (deficiency)
                                                        cost,                            of property
                                                       capital                          operating cash
                                       Original      improvements                       receipts over
                                       mortgage      closing and                             cash
                                       financing      soft costs                         expenditures
                                          (7)            (1)              Total              (19)
                                       ---------     -----------        ---------       ---------------
CNL American Properties Fund, Inc.
   (Continued):
 Shoney's -
  Titusville, FL                          --                 --                --            (82,318)
 Pollo Tropical -
  Sunrise, FL                             --          1,454,545         1,454,545            527,258
 Hardee's -
  Biscoe, NC                              --            522,853           522,853            199,708
 Black-eyed Pea -
  Bedford, TX                             --            620,336           620,336            224,003
 Black-eyed Pea -
  Norman, OK                              --          1,429,799         1,429,799            335,124
 Black-eyed Pea -
  Mesa, AZ                                --          1,677,152         1,677,152            228,704
 Hardee's -
  Aynor, SC                               --            546,022           546,022            209,884
 Denny's
  McKinney, TX                            --          1,014,221         1,014,221            484,416
 Black-eyed Pea -
  Scottsdale, AZ                          --            769,863           769,863            (31,203)
 Arby's
  Renton, WA                              --          1,286,545         1,286,545            261,304
 Pizza-Hut -
  Belle, WV                               --             47,485            47,485             13,301
 Pizza Hut -
  Collinsville, IL                        --            795,476           795,476            (55,653)
 Burger King -
  Tampa, FL                               --          1,057,404         1,057,404              5,224
 Big Boy -
  O'Fallon, MO                            --          1,017,250         1,017,250            (54,647)
 Golden Corral -
  Hopkinsville, KY                        --          1,260,576         1,260,576            255,379
 Denny's -
  Santee, SC                              --            678,340           678,340            251,554
 Jack in the Box -
  Los Angeles, CA                         --          1,575,414         1,575,414            591,448
 Hardee's
  Columbia, TN                            --            787,764           787,764            319,094
 Golden Corral -
  Olathe, KS                              --          1,577,340         1,577,340            791,627
 Darryl's -
  Hampton, VA                             --          1,203,391         1,203,391            595,216
 Jack in the Box -
  Humble, TX                              --            932,112           932,112            566,284
 Hardee's -
  Chalkville, AL                          --            608,445           608,445            248,876
 TGI Friday's -
  Lakeland, FL                            --          1,711,517         1,711,517             85,755

     Past performance is not necessarily indicative of future performance.

                                      B-29

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ----------

CNL American Properties Fund, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                              09/22/98     12/23/02      1,079,144            --         --         --      1,079,144
   Golden Corral -
     Universal City, TX                     08/04/95     12/30/02        959,975            --         --         --        959,975

CNL Restaurant Property Services,
  Inc. (18):
   Black Angus -
     Boise, ID                              08/14/00     02/20/01      1,776,590            --         --         --      1,776,590
   Jack in the Box -
     Murietta, CA                           04/13/97     02/23/01      1,129,320            --         --         --      1,129,320
   Arby's -
     Kendallville, IN                       07/10/96     04/06/01        792,940            --         --         --        792,940
   Black Angus -
     Folsom, CA                             12/04/00     04/24/01      2,581,569            --         --         --      2,581,569
   Jack in the Box -
     Kingsburg, CA                          04/10/97     06/11/01      1,169,090            --         --         --      1,168,840
   Jack in the Box -
     Garland, TX                            09/27/97     07/26/01      1,085,654            --         --         --      1,085,654

CNL Restaurant Investors
  Properties, LLC (18):
   Arby's -
     Atlanta, GA                            12/07/00     03/30/01        214,900     1,212,813         --         --      1,427,713
   Arby's -
     Peoria, AZ                             03/03/01     04/19/01        154,871     1,200,463         --         --      1,355,335
   Arby's -
     Baxter, MN                             02/20/01     05/31/01         66,351       892,834         --         --        959,185
   Arby's -
     Eagan, MN                              02/20/01     06/29/01        106,348       880,945         --         --        987,293
   Arby's -
     St. Louis Park, MN                     02/20/01     06/29/01        119,843       941,178         --         --      1,061,022
   Arby's -
     Willmar, MN                            02/20/01     07/18/01         44,507       704,324         --         --        748,831
   Arby's -
     Pooler, GA                             09/01/00     07/31/01        109,662     1,212,893         --         --      1,322,555
   Arby's -
     White Bear Township, MN                02/20/01     08/07/01         84,441       955,346         --         --      1,039,787
   Arby's -
     Coon Rapids, MN                        02/20/01     08/28/01        168,982     1,281,068         --         --      1,450,050
   Arby's -
     Eden Prairie, MN                       02/20/01     09/07/01        107,288       936,215         --         --      1,043,503
   Arby's -
     Carmel, IN                             10/13/00     09/26/01        142,925     1,297,484         --         --      1,440,409
   Arby's -
     Winston Salem, NC                      04/01/01     10/03/01        123,645     1,090,250         --         --      1,213,895

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL American Properties Fund, Inc.
   (Continued):
   Pollo Tropical -
     Miami, FL                                       --      1,227,273      1,227,273      402,650
   Golden Corral -
     Universal City, TX                              --        994,152        994,152      747,387

CNL Restaurant Property Services,
  Inc. (18):
   Black Angus -
     Boise, ID                                       --      1,534,238      1,534,238      120,971
   Jack in the Box -
     Murietta, CA                                    --        952,485        952,485      377,385
   Arby's -
     Kendallville, IN                                --        739,628        739,628      421,717
   Black Angus -
     Folsom, CA                                      --      2,166,867      2,166,867      146,487
   Jack in the Box -
     Kingsburg, CA                                   --      1,001,073      1,001,073      428,186
   Jack in the Box -
     Garland, TX                                     --        936,119        936,119      367,842

CNL Restaurant Investors
  Properties, LLC (18):
   Arby's -
     Atlanta, GA                              1,212,813             --      1,212,813       60,359
   Arby's -
     Peoria, AZ                               1,200,463             --      1,200,463       40,467
   Arby's -
     Baxter, MN                                 893,855             --        893,855       26,023
   Arby's -
     Eagan, MN                                  882,968             --        882,968       33,246
   Arby's -
     St. Louis Park, MN                         943,340             --        943,340       35,241
   Arby's -
     Willmar, MN                                707,592             --        707,592       41,253
   Arby's -
     Pooler, GA                               1,223,108             --      1,223,108      117,724
   Arby's -
     White Bear Township, MN                    960,915             --        960,915      148,790
   Arby's -
     Coon Rapids, MN                          1,288,536             --      1,288,536       90,298
   Arby's -
     Eden Prairie, MN                           942,798             --        942,798       51,912
   Arby's -
     Carmel, IN                               1,308,411             --      1,308,411      131,560
   Arby's -
     Winston Salem, NC                        1,098,081             --      1,098,081       58,269

     Past performance is not necessarily indicative of future performance.

                                      B-30

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ----------

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Carrboro, NC                           11/16/00     10/11/01        155,473     1,111,725         --         --      1,267,198
   Arby's -
     Cottage Grove, MN                      02/02/01     11/27/01         61,878       703,412         --         --        765,290
   Arby's -
     Minnetonka, MN                         02/02/01     12/13/01        120,202       907,130         --         --      1,027,332
   Arby's -
     Maple Grove, MN                        02/02/01     12/14/01        150,455     1,176,200         --         --      1,326,655
   Arby's -
     Plymouth, MN                           02/02/01     12/21/01        100,063       846,616         --         --        946,679
   Arby's -
     Plymouth, MN                           02/02/01     12/21/01        120,817       899,893         --         --      1,020,710
   Arby's -
     New Castle, PA                         09/21/00     12/28/01         70,999     1,074,459         --         --      1,145,458
   Arby's -
     Oak Park Heights, MN                   02/20/01     02/08/02        968,599       860,199         --         --      1,828,798
   Arby's -
     Greenwood, IN                          09/07/01     02/21/02      1,157,535     1,051,402         --         --      2,208,937
   Arby's -
     Hudson, WI                             02/20/01     03/06/02      1,091,160       949,356         --         --      2,040,516
   Arby's -
     Wauseon, OH                            04/10/01     03/11/02        801,488       700,080         --         --      1,501,568
   Arby's -
     St. Paul, MN                           02/20/01     03/21/02        801,651       713,993         --         --      1,515,644
   Arby's -
     Richfield, MN                          02/20/01     04/03/02      1,155,650     1,035,063         --         --      2,190,713
   Arby's -
     Crystal, MN                            02/20/01     04/17/02      1,059,550       945,740         --         --      2,005,290
   Arby's -
     Hopkins, MN                            02/20/01     04/26/02        920,326       829,399         --         --      1,749,725
   Arby's =
     Rochester, MN                          02/20/01     05/02/02        919,488       817,845         --         --      1,737,333
   Arby's -
     Apple Valley, MN                       02/20/01     05/17/02      1,493,264     1,315,159         --         --      2,808,423
   Arby's -
     Pell City, AL                          09/18/01     06/21/02      1,039,537       936,662         --         --      1,976,199
   Arby's -
     East Huntington, PA                    09/01/01     07/15/02      1,256,360     1,103,332         --         --      2,359,692
   Arby's -
     Florence, AL                           10/01/01     08/22/02      1,358,100     1,182,056         --         --      2,540,156
   Arby's -
     Troy, AL                               09/21/01     08/22/02      1,055,313       920,681         --         --      1,975,994
   Arby's -
     Muskegon, MI                           11/15/01     08/29/02      1,439,390     1,255,825         --         --      2,695,215

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Carrboro, NC                            1,123,886             --      1,123,886      106,362
   Arby's -
     Cottage Grove, MN                         710,074             --        710,074       63,567
   Arby's -
     Minnetonka, MN                            916,844             --        916,844       78,525
   Arby's -
     Maple Grove, MN                         1,188,796             --      1,188,796      102,167
   Arby's -
     Plymouth, MN                              855,682             --        855,682       75,302
   Arby's -
     Plymouth, MN                              909,529             --        909,529       80,041
   Arby's -
     New Castle, PA                          1,088,971             --      1,088,971      145,107
   Arby's -
     Oak Park Heights, MN                      870,487             --        870,487       10,593
   Arby's -
     Greenwood, IN                           1,051,402             --      1,051,402          330
   Arby's -
     Hudson, WI                                963,121             --        963,121       15,707
   Arby's -
     Wauseon, OH                               704,249             --        704,249        7,174
   Arby's -
     St. Paul, MN                              724,346             --        724,346        9,604
   Arby's -
     Richfield, MN                           1,051,406             --      1,051,406       16,798
   Arby's -
     Crystal, MN                               960,672             --        960,672       15,913
   Arby's -
     Hopkins, MN                               842,495             --        842,495       14,275
   Arby's =
     Rochester, MN                             831,824             --        831,824       15,757
   Arby's -
     Apple Valley, MN                        1,337,639             --      1,337,639       23,636
   Arby's -
     Pell City, AL                             938,824             --        938,824        2,860
   Arby's -
     East Huntington, PA                     1,115,401             --      1,115,401       18,068
   Arby's -
     Florence, AL                            1,196,262             --      1,196,262       17,628
   Arby's -
     Troy, AL                                  931,745             --        931,745       10,910
   Arby's -
     Muskegon, MI                            1,261,682             --      1,261,682        6,545

     Past performance is not necessarily indicative of future performance.

                                      B-31

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ---------

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Greenville, MI                         07/25/02     10/31/02      1,270,860     1,074,766         --         --      2,345,626
   Arby's -
     Cullman, AL                            09/05/01     11/13/02      1,169,087       993,620         --         --      2,162,707
   Arby's -
     Evansville, IN                         04/01/02     11/15/02      1,247,229     1,080,328         --         --      2,327,557
   Arby's -
     Youngstown, OH                         04/10/02     11/27/02      1,012,310       903,118         --         --      1,915,428
   Arby's -
     Union City, TN                         09/04/02     12/30/02      1,366,005     1,158,879         --         --      2,524,884

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                           09/25/00     01/19/01        159,023     1,379,621         --         --      1,538,644
   Jack in the Box -
     Baton Rouge, LA                        07/06/00     01/31/01          9,972     1,473,571         --         --      1,483,542
   Jack in the Box -
     Burley, ID                             09/22/00     01/31/01             --       951,027         --         --        951,027
   Jack in the Box -
     Las Vegas, NV                          10/01/00     01/03/01        254,521     1,615,000         --         --      1,869,521
   Jack in the Box -
     Peoria, AZ                             09/15/00     03/08/01        112,352     1,247,170         --         --      1,359,522
   Jack in the Box -
     Cleburne, TX                           09/21/00     01/31/01          4,598     1,118,539         --         --      1,123,137
   Jack in the Box -
     Fresno, CA                             09/15/00     04/26/01        129,458       950,196         --         --      1,079,653
   Jack in the Box -
     Bakersfield, CA                        09/19/00     03/27/01         80,199       973,493         --         --      1,053,692
   Pizza Hut -
     Miami, FL                              10/06/00     06/29/01         69,130       588,593         --         --        657,723
   IHOP -
     Hiram, GA                              10/12/00     04/16/01         97,519     1,432,800         --         --      1,530,319
   IHOP -
     Jacksonville, NC                       10/12/00     06/25/01         47,442     1,367,919         --         --      1,415,361
   IHOP -
     Pueblo, CO                             10/12/00     06/19/01         91,901     1,296,394         --         --      1,388,295
   Jack in the Box -
     Bermuda Dunes, CA                      03/28/01     06/29/01        210,654     1,256,197         --         --      1,466,851
   Jack in the Box -
     Manteca, CA                            05/14/01     06/11/01        236,673     1,432,260         --         --      1,668,934
   Jack in the Box -
     Austin, TX (9)                         07/20/00     05/25/01             --       550,587         --         --        550,587

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL Restaurant Investors
Properties, LLC (18)
   (Continued):
   Arby's -
     Greenville, MI                           1,074,766             --      1,074,766         (198)
   Arby's -
     Cullman, AL                              1,001,853             --      1,001,853        8,373
   Arby's -
     Evansville, IN                           1,089,280             --      1,089,280       26,999
   Arby's -
     Youngstown, OH                             909,500             --        909,500        8,019
   Arby's -
     Union City, TN                           1,158,879             --      1,158,879       (2,918)

CNL Funding 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                             1,379,621             --      1,379,621       49,506
   Jack in the Box -
     Baton Rouge, LA                          1,483,542             --      1,483,542       80,121
   Jack in the Box -
     Burley, ID                                 951,027             --        951,027       41,109
   Jack in the Box -
     Las Vegas, NV                            1,615,000             --      1,615,000       62,903
   Jack in the Box -
     Peoria, AZ                               1,254,037             --      1,254,037       53,180
   Jack in the Box -
     Cleburne, TX                             1,123,137             --      1,123,137       38,489
   Jack in the Box -
     Fresno, CA                                 958,117             --        958,117       56,075
   Jack in the Box -
     Bakersfield, CA                            978,854             --        978,854       45,750
   Pizza Hut -
     Miami, FL                                  589,199             --        589,199       44,786
   IHOP -
     Hiram, GA                                1,438,400             --      1,438,400       70,497
   IHOP -
     Jacksonville, NC                         1,371,599             --      1,371,599       92,458
   IHOP -
     Pueblo, CO                               1,303,550             --      1,303,550       85,560
   Jack in the Box -
     Bermuda Dunes, CA                        1,259,276             --      1,259,276       32,187
   Jack in the Box -
     Manteca, CA                              1,432,260             --      1,432,260       10,937
   Jack in the Box -
     Austin, TX (9)                             550,587             --        550,587           --

     Past performance is not necessarily indicative of future performance.

                                      B-32

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ---------

CNL Funding 2001-A, LP (18)
  (Continued):
   IHOP -
     Littleton, CO                          12/28/00     07/20/01        141,982     1,860,395         --         --      2,002,377
   IHOP -
     Oklahoma City, OK                      10/12/00     07/26/01        165,306     1,831,346         --         --      1,996,652
   Baker's Square -
     Anaheim, CA                            05/14/01     07/26/01        306,267     1,576,144         --         --      1,882,411
   Arby's -
     Southington, CT                        07/21/00     07/27/01        125,178       908,371         --         --      1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                         05/14/01     07/30/01        151,366       999,284         --         --      1,150,650
   IHOP -
     Shreveport, LA                         10/12/00     08/03/01         87,476     1,450,490         --         --      1,537,966
   Baker's Square -
     Rohnert Park, CA                       05/14/01     08/06/01        246,540     1,270,898         --         --      1,517,438
   Village Inn -
     Aurora, CO                             05/14/01     08/08/01         40,903     1,543,233         --         --      1,584,136
   Village Inn -
     Denver, CO                             05/14/01     08/08/01        142,900       880,551         --         --      1,023,451
   IHOP -
     Huntsville, AL                         10/12/00     08/14/01         97,307     1,593,307         --         --      1,690,614
   Ruby Tuesday's -
     Orlando, FL                            05/30/00     08/17/01        156,571     1,598,221         --         --      1,754,792
   Pizza Hut -
     Miami, FL                              10/06/00     08/17/01         84,357       646,698         --         --        731,055
   IHOP -
     Statesboro, GA                         10/12/00     08/21/01         68,915     1,072,888         --         --      1,141,803
   Village Inn -
     Tempe, AZ                              05/14/01     08/24/01        149,028     1,043,952         --         --      1,192,980
   IHOP -
     San Antonio, TX                        12/28/00     08/27/01         76,227     1,594,606         --         --      1,670,833
   Jack in the Box -
     Coppell, TX                            03/28/01     08/29/01        170,623     1,608,077         --         --      1,778,700
   Village Inn -
     Denver, CO                             05/14/01     08/30/01        168,884     1,270,898         --         --      1,439,782
   TGI Friday's -
     Roseville, CA                          03/12/01     08/31/01        109,946     2,931,613         --         --      3,041,559
   Pizza Hut -
     Pembroke Pines, FL                     10/06/00     08/31/01         52,912       397,968         --         --        450,880
   Village Inn -
     Ogden, UT                              05/14/01     09/18/01        146,763       907,784         --         --      1,054,547
   Pizza Hut -
     Key Largo, FL                          10/06/00     09/20/01         73,845       578,862         --         --        652,707
   Baker's Square -
     Hoffman Estates, IL                    05/14/01     09/20/01        151,812     1,089,341         --         --      1,241,153
   Village Inn -
     Broomfield, CO                         05/14/01     09/20/01        184,629     1,134,730         --         --      1,319,359

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL Funding 2001-A, LP (18)
  (Continued):
   IHOP -
     Littleton, CO                           1,869,159             --      1,869,159       90,731
   IHOP -
     Oklahoma City, OK                       1,842,950             --      1,842,950      126,315
   Baker's Square -
     Anaheim, CA                             1,577,273             --      1,577,273       34,744
   Arby's -
     Southington, CT                           909,091             --        909,091       95,881
   Vicorp Village Inn -
     Scottsdale, AZ                          1,000,000             --      1,000,000       26,369
   IHOP -
     Shreveport, LA                          1,460,875             --      1,460,875      112,077
   Baker's Square -
     Rohnert Park, CA                        1,272,727             --      1,272,727       31,889
   Village Inn -
     Aurora, CO                              1,545,456             --      1,545,456       40,127
   Village Inn -
     Denver, CO                                881,818             --        881,818       28,503
   IHOP -
     Huntsville, AL                          1,604,715             --      1,604,715      128,194
   Ruby Tuesday's -
     Orlando, FL                             1,611,142             --      1,611,142      193,571
   Pizza Hut -
     Miami, FL                                 650,000             --        650,000       70,642
   IHOP -
     Statesboro, GA                          1,078,800             --      1,078,800       94,429
   Village Inn -
     Tempe, AZ                               1,045,455             --      1,045,455       32,022
   IHOP -
     San Antonio, TX                         1,603,687             --      1,603,687       89,761
   Jack in the Box -
     Coppell, TX                             1,616,034             --      1,616,034       67,526
   Village Inn -
     Denver, CO                              1,272,727             --      1,272,727       33,045
   TGI Friday's -
     Roseville, CA                           2,949,827             --      2,949,827      141,497
   Pizza Hut -
     Pembroke Pines, FL                        400,000             --        400,000       37,304
   Village Inn -
     Ogden, UT                                 909,091             --        909,091       34,339
   Pizza Hut -
     Key Largo, FL                             581,818             --        581,818       57,260
   Baker's Square -
     Hoffman Estates, IL                     1,090,909             --      1,090,909       41,867
   Village Inn -
     Broomfield, CO                          1,136,364             --      1,136,364       43,611

     Past performance is not necessarily indicative of future performance.

                                      B-33

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ----------

CNL Funding 2001-A, LP (18)
 (Continued):
   IHOP -
     Harrisonburg, VA                       12/28/01     09/21/01        129,619     1,426,704         --         --      1,556,323
   Pizza Hut -
     Miami, FL                              10/06/00     09/21/01         95,727       710,011         --         --        805,738
   Jack in the Box -
     The Colony, TX                         09/15/00     09/28/01         86,043     1,313,521         --         --      1,399,564
   IHOP -
     Birmingham, AL                         10/12/00     10/12/01        178,092     1,362,594         --         --      1,540,686
   Village Inn -
     Naperville, IL                         05/14/01     10/24/01        155,181     1,019,762         --         --      1,174,943
   Village Inn -
     Tucson, AZ                             05/14/01     10/25/01        178,784     1,133,069         --         --      1,311,853
   RT -
     Las Vegas, NV                          07/17/00     11/05/01        199,079     1,785,377         --         --      1,984,456
   Jack in the Box -
     Charlotte, NC                          08/28/00     11/08/01         62,882     1,282,493         --         --      1,345,375
   Bakers Square -
     Rolling Meadows, FL                    05/14/01     11/27/01        123,563       928,427         --         --      1,051,990
   TGIF Friday's -
     Albuquerque, NM                        01/08/01     12/14/01        137,493     2,401,376         --         --      2,538,869
   Bakers Square -
     Blaine, MN                             05/14/01     12/20/01          5,880     1,335,029         --         --      1,340,909
   Village Inn -
     Omaha, NE                              05/14/01     12/21/01        147,260     1,185,687         --         --      1,332,947
   Village Inn -
     Lincoln, NE                            05/14/01     12/19/01        148,006     1,040,870         --         --      1,188,876
   IHOP -
     Macon, GA                              12/28/00     12/10/01         28,518     1,246,710         --         --      1,275,228
   Bakers Square -
     Elk Grove, IL                          05/14/01     12/21/01        134,250       995,615         --         --      1,129,865
   Bakers Square -
     Gurnee, IL                             05/14/01     12/03/01        268,799     1,855,464         --         --      2,124,263
   Taco Cabana -
     Plugerville, TX                        12/29/00     12/05/01         30,596     1,444,219         --         --      1,474,815
   Taco Cabana -
     Pasadena, TX                           12/29/00     12/05/01         20,240       955,406         --         --        975,646
   Taco Cabana -
     Austin, TX                             12/29/00     12/05/01         24,947     1,177,594         --         --      1,202,541
   Taco Cabana -
     Houston, TX #177                       02/29/00     12/05/01         19,769       933,188         --         --        952,957
   Taco Cabana -
     Houston, TX #144                       12/29/00     12/05/01         29,653     1,399,782         --         --      1,429,435
   Taco Cabana -
     San Antonio, TX                        12/29/00     12/14/01         23,534     1,110,938         --         --      1,134,472
   Taco Cabana -
     Houston, TX                            12/29/00     12/14/01         28,242     1,333,125         --         --      1,361,367

                                                      Cost of Properties
                                                       Including Closing and
                                                          Soft Costs
                                          ----------------------------------------
                                                            Total                       Excess
                                                         acquisition                 (deficiency)
                                                            cost,                     of property
                                            Original       capital                   operating cash
                                            mortgage     improvements                receipts over
                                           financing     closing and                     cash
         Property                             (7)       soft costs(1)      Total    expenditures(19)
----------------------------------        ----------    -------------    ---------  ----------------

CNL Funding 2001-A, LP (18)
 (Continued):
   IHOP -
     Harrisonburg, VA                       1,434,579             --      1,434,579       99,922
   Pizza Hut -
     Miami, FL                                713,636             --        713,636       58,013
   Jack in the Box -
     The Colony, TX                         1,332,122             --      1,332,122      131,045
   IHOP -
     Birmingham, AL                         1,370,975             --      1,370,975      135,065
   Village Inn -
     Naperville, IL                         1,022,727             --      1,022,727       42,657
   Village Inn -
     Tucson, AZ                             1,136,364             --      1,136,364       47,518
   RT -
     Las Vegas, NV                          1,800,000             --      1,800,000       55,017
   Jack in the Box -
     Charlotte, NC                          1,308,411             --      1,308,411      146,378
   Bakers Square -
     Rolling Meadows, FL                      931,818             --        931,818       47,329
   TGIF Friday's -
     Albuquerque, NM                        2,430,996             --      2,430,996      141,808
   Bakers Square -
     Blaine, MN                             1,340,909             --      1,340,909       80,287
   Village Inn -
     Omaha, NE                              1,190,909             --      1,190,909       71,306
   Village Inn -
     Lincoln, NE                            1,045,455             --      1,045,455       62,597
   IHOP -
     Macon, GA                              1,258,065             --      1,258,065      109,912
   Bakers Square -
     Elk Grove, IL                          1,000,000             --      1,000,000       59,875
   Bakers Square -
     Gurnee, IL                             1,863,636             --      1,863,636      111,586
   Taco Cabana -
     Plugerville, TX                        1,474,815             --      1,474,815      131,766
   Taco Cabana -
     Pasadena, TX                             975,646             --        975,646       87,168
   Taco Cabana -
     Austin, TX                             1,202,541             --      1,202,541      107,440
   Taco Cabana -
     Houston, TX #177                         952,957             --        952,957       85,140
   Taco Cabana -
     Houston, TX #144                       1,429,435             --      1,429,435      127,711
   Taco Cabana -
     San Antonio, TX                        1,134,472             --      1,134,472      101,358
   Taco Cabana -
     Houston, TX                            1,361,367             --      1,361,367      121,630

     Past performance is not necessarily indicative of future performance.

                                      B-34

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ----------

CNL Funding 2001-A, LP (18)
  (Continued):
   Taco Cabana -
     Houston, TX                            12/29/00     01/04/02      1,179,851     1,153,066         --         --      2,332,917
   Taco Cabana -
     Austin, TX                             12/29/00     01/04/02      1,107,245     1,082,108         --         --      2,189,353
   Bakers Square -
     Normal, IL                             05/14/01     01/09/02      1,658,260     1,469,683         --         --      3,127,943
   IHOP -
     Nacogdoches, TX                        12/28/00     01/18/02      1,494,210     1,388,437         --         --      2,882,647
   IHOP -
     McAllen, TX                            12/28/00     02/15/02      1,548,521     1,427,813         --         --      2,976,334
   Pizza Hut -
     Dania, FL                              10/06/00      2/19/02        333,812       292,892         --         --        626,704
   Jack in the Box -
     Plano, TX                              09/25/01     02/26/02      1,867,493     1,719,706         --         --      3,587,199
   IHOP -
     Kennewick, WA                          12/20/01     02/27/02      1,779,334     1,626,400         --         --      3,405,734
   Jack in the Box -
     Stephenville, TX                       03/28/01     02/28/02      1,508,567     1,344,498         --         --      2,853,065
   Village Inn -
     Coralville, IA                         05/14/01     02/28/02      1,230,046     1,070,921         --         --      2,300,967
   Taco Cabana -
     San Antonio, TX                        12/29/00     03/05/02      1,247,920     1,214,659         --         --      2,462,579
   Jack in the Box -
     San Antonio, TX                        09/26/01     03/06/02      1,578,322     1,442,978         --         --      3,021,300
   Krystal -
     Rincon, GA                             09/15/00     03/11/02      1,072,800     1,015,712         --         --      2,088,512
   Village Inn -
     Davenport, IA                          05/14/01     03/15/02      1,401,481     1,219,097         --         --      2,620,578
   Jack in the Box
     Katy, TX                               09/25/01     03/18/02      1,499,170     1,376,098         --         --      2,875,268
   IHOP -
     Albuquerque, NM                        10/29/01     03/19/02      1,821,676     1,660,447         --         --      3,482,123
   IHOP -
     Lafayette, LA                          12/28/00     03/19/02      1,636,540     1,548,629         --         --      3,185,169
   Jack in the Box -
     Round Rock, TX                         09/19/00     03/20/02      1,361,104     1,226,470         --         --      2,587,574
   Jack in the Box -
     Concord, NC                            07/07/00     03/22/02      1,422,410     1,296,102         --         --      2,718,512
   Jack in the Box -
     Cedar Hill, TX                         12/20/01     03/22/02      1,509,211     1,388,773         --         --      2,897,984
   IHOP -
     Brownsville, TX                        12/28/00     03/28/02      1,544,680     1,456,628         --         --      3,001,308
   IHOP -
     San Marco, TX                          12/20/01     03/28/02      1,665,800     1,509,200         --         --      3,175,000
   Bakers Square -
     Maple Grove, MN                        05/14/01     03/29/02      1,554,629     1,354,552         --         --      2,909,181

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL Funding 2001-A, LP (18)
  (Continued):
   Taco Cabana -
     Houston, TX                              1,179,852             --      1,179,852       26,766
   Taco Cabana -
     Austin, TX                               1,107,246             --      1,107,246       25,119
   Bakers Square -
     Normal, IL                               1,477,273             --      1,477,273        6,796
   IHOP -
     Nacogdoches, TX                          1,401,869             --      1,401,869       15,380
   IHOP -
     McAllen, TX                              1,443,318             --      1,443,318       18,025
   Pizza Hut -
     Dania, FL                                  295,455             --        295,455        5,279
   Jack in the Box -
     Plano, TX                                1,728,972             --      1,728,972       14,854
   IHOP -
     Kennewick, WA                            1,627,500             --      1,627,500        2,842
   Jack in the Box -
     Stephenville, TX                         1,361,617             --      1,361,617       19,729
   Village Inn -
     Coralville, IA                           1,077,273             --      1,077,273        8,156
   Taco Cabana -
     San Antonio, TX                          1,247,920             --      1,247,920       34,289
   Jack in the Box -
     San Antonio, TX                          1,456,085             --      1,456,085       11,979
   Krystal -
     Rincon, GA                               1,028,215             --      1,028,215       21,369
   Village Inn -
     Davenport, IA                            1,227,273             --      1,227,273        8,905
   Jack in the Box
     Katy, TX                                 1,385,410             --      1,385,410       12,373
   IHOP -
     Albuquerque, NM                          1,664,998             --      1,664,998        4,653
   IHOP -
     Lafayette, LA                            1,566,820             --      1,566,820       20,424
   Jack in the Box -
     Round Rock, TX                           1,257,009             --      1,257,009       40,447
   Jack in the Box -
     Concord, NC                              1,331,738             --      1,331,738       46,935
   Jack in the Box -
     Cedar Hill, TX                           1,392,479             --      1,392,479        5,497
   IHOP -
     Brownsville, TX                          1,471,963             --      1,471,963       18,921
   IHOP -
     San Marco, TX                            1,511,250             --      1,511,250        2,990
   Bakers Square -
     Maple Grove, MN                          1,363,636             --      1,363,636       10,198

     Past performance is not necessarily indicative of future performance.

                                      B-35

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ----------

CNL Funding 2001-A, LP (18)
  (Continued):
   IHOP -
     Ammon, ID                              12/28/00     04/05/02      1,516,968     1,433,491         --         --      2,950,459
   Home Town Buffet -
     Visalia, CA                            12/28/01     04/10/02      2,739,205     2,409,694         --         --      5,148,899
   TB/KFC
     Gun Barrel City, TX                    10/31/00     04/19/02        952,006       922,295         --         --      1,874,301
   Tahoe Joes
     Roseville, CA                          12/28/01     04/23/02      3,380,332     2,965,855         --         --      6,346,187
   Old Country Buffet
     Glendale, AZ                           12/28/01     04/25/02      2,065,108     1,818,524         --         --      3,883,632
   Home Town Buffet
     Temecula, CA                           12/28/01     04/26/02      2,299,308     2,000,577         --         --      4,299,884
   Village Inn
     Johnston, IA                           05/14/01     04/29/02        933,565       812,100         --         --      1,745,665
   Old Country Buffet
     Woodbury, MN                           12/28/01     04/29/02      1,792,378     1,600,461         --         --      3,392,839
   Bakers Square -
     Orland Park, IL                        05/14/01     04/30/02      2,232,482     1,940,017         --         --      4,172,499
   Pizza-Hut
     Oakland Park, FL                       10/06/00     05/03/02        735,910       652,145         --         --      1,388,055
   Jack in the Box
     Magnolia, TX                           08/30/01     05/03/02      1,347,135     1,245,406         --         --      2,592,541
   IHOP -
     Westminister, CO                       12/20/01     05/03/02      2,060,953     1,831,730         --         --      3,892,683
   Jack in the Box -
     Baton Rouge, LA                        12/20/01     05/03/02      1,591,284     1,405,359         --         --      2,996,643
   Village Inn
     Roy, UT                                05/14/01     05/06/02      1,075,575       933,183         --         --      2,008,758
   Home Town Buffet -
     Loma Linda, CA                         12/28/01     05/07/02      3,493,621     3,046,175         --         --      6,539,796
   Home Town Buffet -
     Champaign, IL                          12/28/01     05/08/02      1,964,259     1,768,682         --         --      3,732,941
   Jack in the Box -
     Baytown, TX                            09/19/00     05/10/02      1,249,196     1,141,081         --         --      2,390,277
   IHOP -
     Norman, OK                             10/12/00     05/13/02      1,773,886     1,554,570         --         --      3,328,456
   IHOP -
     Rockford, IL                           12/20/01     05/15/02      1,794,561     1,646,238         --         --      3,440,799
   Rio Bravo -
     Fayetteville, AR                       06/29/00     05/17/02      1,318,381     1,171,240         --         --      2,489,621
   Bakers Square -
     Onalaska, WI                           05/14/01     05/17/02      1,043,860       924,167         --         --      1,968,027
   Ruby Tuesday -
     University Place, WA                   08/23/00     05/31/02      1,707,844     1,574,504         --         --      3,282,348
   Pizza Hut -
     Pembroke Pines, FL                     10/06/00     05/31/02        380,495       359,803         --         --        740,298

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL Funding 2001-A, LP (18)
  (Continued):
   IHOP -
     Ammon, ID                                 1,451,613             --      1,451,613       19,833
   Home Town Buffet -
     Visalia, CA                               2,409,000             --      2,409,000         (773)
   TB/KFC
     Gun Barrel City, TX                         931,818             --        931,818       17,313
   Tahoe Joes
     Roseville, CA                             2,965,000             --      2,965,000       (1,077)
   Old Country Buffet
     Glendale, AZ                              1,818,000             --      1,818,000       (1,856)
   Home Town Buffet
     Temecula, CA                              2,000,000             --      2,000,000         (746)
   Village Inn
     Johnston, IA                                818,182             --        818,182        6,761
   Old Country Buffet
     Woodbury, MN                              1,600,000             --      1,600,000         (612)
   Bakers Square -
     Orland Park, IL                           1,954,545             --      1,954,545       16,742
   Pizza-Hut
     Oakland Park, FL                            659,091             --        659,091        6,512
   Jack in the Box
     Magnolia, TX                              1,260,198             --      1,260,198       13,660
   IHOP -
     Westminister, CO                          1,836,750             --      1,836,750        5,100
   Jack in the Box -
     Baton Rouge, LA                           1,412,154             --      1,412,154        7,539
   Village Inn
     Roy, UT                                     940,909             --        940,909        8,152
   Home Town Buffet -
     Loma Linda, CA                            3,045,000             --      3,045,000         (619)
   Home Town Buffet -
     Champaign, IL                             1,768,000             --      1,768,000         (848)
   Jack in the Box -
     Baytown, TX                               1,173,149             --      1,173,149       40,830
   IHOP -
     Norman, OK                                1,577,745             --      1,577,745       51,274
   IHOP -
     Rockford, IL                              1,650,750             --      1,650,750        5,243
   Rio Bravo -
     Fayetteville, AR                          1,200,000             --      1,200,000       39,827
   Bakers Square -
     Onalaska, WI                                931,818             --        931,818        8,241
   Ruby Tuesday -
     University Place, WA                      1,590,909             --      1,590,909       40,555
   Pizza Hut -
     Pembroke Pines, FL                          363,636             --        363,636       13,021

     Past performance is not necessarily indicative of future performance.

                                      B-36

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ----------

CNL Funding 2001-A, LP (18)
 (Continued):
   Pizza Hut -
     N. Miami, FL                           10/06/00     05/31/02        282,519       267,154         --         --        549,673
   Bakers Square -
     Rochester, MN                          05/14/01     05/31/02      1,525,200     1,352,440         --         --      2,877,640
   Bakers Square -
     Stillwater, MN                         05/14/01     05/31/02      1,133,136       991,789         --         --      2,124,925
   Home Town Buffet -
     Louisville, KY                         12/28/01     05/31/02      1,700,470     1,500,579         --         --      3,201,049
   Old Country Buffet -
     Mesa, AZ                               12/28/01     06/03/02      2,421,648     2,115,024         --         --      4,536,672
   IHOP -
     Shreveport, LA                         10/12/00     06/04/02      1,850,808     1,643,127         --         --      3,493,935
   IHOP -
     Jonesboro, AR                          10/12/00     06/05/02      1,480,800     1,328,505         --         --      2,809,305
   Taco Cabana -
     Dallas, Texas                          12/29/00     06/06/02      1,021,026       987,667         --         --      2,008,693
   HomeTown Buffet -
     Oklahoma City, OK #737                 12/28/01     06/13/02      1,592,205     1,455,705         --         --      3,047,910
   HomeTown Buffet -
     Oklahoma City, OK                      12/28/01     06/13/02      2,160,510     1,955,947         --         --      4,116,457
   Jack in the Box -
     Corsicana, TX                          06/30/00     06/14/02      1,153,488     1,083,639         --         --      2,237,127
   Ruby Tuesday
     Port Lucie, FL                         06/06/00     06/14/02      1,702,571     1,583,384         --         --      3,285,955
   Bakers Square -
     Bradley, IL                            05/14/01     06/20/02      1,765,990     1,509,030         --         --      3,275,020
   IHOP -
     Evansville, IN                         03/29/02     06/20/02      1,635,890     1,469,696         --         --      3,105,586
   IHOP -
     Buford, GA                             03/29/02     06/20/02      1,892,911     1,679,961         --         --      3,572,872
   Taco Cabana -
     San Antonio, TX #107                   12/29/00     06/26/02        887,111       921,822         --         --      1,808,933
   Taco Cabana -
     Universal City, TX                     12/29/00     06/26/02      1,034,963     1,075,459         --         --      2,110,422
   Taco Cabana -
     Austin, TX                             12/29/00     06/26/02      1,394,031     1,448,578         --         --      2,842,609
   Taco Cabana -
     San Antonio, TX #130                   12/29/00     06/26/02      1,330,666     1,382,733         --         --      2,713,399
   Taco Cabana -
     Dallas, TX #136                        12/29/00     06/26/02      1,136,347     1,180,810         --         --      2,317,157
   Taco Cabana -
     Houston, TX #143                       12/29/00     06/26/02      1,203,936     1,251,044         --         --      2,454,980
   Taco Cabana -
     San Antonio, TX #158                   12/29/00     06/26/02      1,275,750     1,325,668         --         --      2,601,418
   Taco Cabana -
     Schertz, TX                            12/29/00     06/26/02      1,030,738     1,071,069         --         --      2,101,807

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL Funding 2001-A, LP (18)
 (Continued):
   Pizza Hut -
     N. Miami, FL                               270,000             --        270,000        5,191
   Bakers Square -
     Rochester, MN                            1,363,636             --      1,363,636       12,750
   Bakers Square -
     Stillwater, MN                           1,000,000             --      1,000,000        9,350
   Home Town Buffet -
     Louisville, KY                           1,500,000             --      1,500,000         (726)
   Old Country Buffet -
     Mesa, AZ                                 2,114,000             --      2,1114,000      (1,045)
   IHOP -
     Shreveport, LA                           1,663,150             --      1,663,150       33,799
   IHOP -
     Jonesboro, AR                            1,348,500             --      1,348,500       56,238
   Taco Cabana -
     Dallas, Texas                            1,021,026             --      1,021,026       27,228
   HomeTown Buffet -
     Oklahoma City, OK #737                   1,455,000             --      1,455,000       (1,031)
   HomeTown Buffet -
     Oklahoma City, OK                        1,955,000             --      1,955,000         (767)
   Jack in the Box -
     Corsicana, TX                            1,118,650             --      1,118,650       52,045
   Ruby Tuesday
     Port Lucie, FL                           1,607,399             --      1,607,399       12,328
   Bakers Square -
     Bradley, IL                              1,522,727             --      1,522,727       15,133
   IHOP -
     Evansville, IN                           1,471,963             --      1,471,963        2,753
   IHOP -
     Buford, GA                               1,682,243             --      1,682,243        2,729
   Taco Cabana -
     San Antonio, TX #107                       952,957             --        952,957       33,569
   Taco Cabana -
     Universal City, TX                       1,111,783             --      1,111,783       39,164
   Taco Cabana -
     Austin, TX                               1,497,504             --      1,497,504       52,752
   Taco Cabana -
     San Antonio, TX #130                     1,429,436             --      1,429,436       50,354
   Taco Cabana -
     Dallas, TX #136                          1,220,693             --      1,220,693       38,129
   Taco Cabana -
     Houston, TX #143                         1,293,299             --      1,293,299       45,558
   Taco Cabana -
     San Antonio, TX #158                     1,370,443             --      1,370,443       76,694
   Taco Cabana -
     Schertz, TX                              1,107,246             --      1,107,246       39,004

     Past performance is not necessarily indicative of future performance.

                                      B-37

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ----------

CNL Funding 2001-A, LP (18)
 (Continued):
   Taco Cabana -
     Houston, TX                            12/29/00     06/26/02      1,351,748     1,404,681         --         --      2,756,429
   Taco Cabana -
     Houston, TX #174                       12/29/00     06/26/02        908,233       943,770         --         --      1,852,003
   Taco Cabana -
     Katy, TX                               12/29/00     06/26/02      1,030,738     1,071,069         --         --      2,101,807
   Taco Cabana -
     Arlington, TX                          12/29/00     06/26/02        992,719     1,031,563         --         --      2,024,282
   Taco Cabana -
     Houston, TX #241                       12/29/00     06/26/02      1,269,414     1,319,084         --         --      2,588,498
   Taco Cabana -
     Denton, TX                             12/29/00     06/26/02      1,136,347     1,180,810         --         --      2,317,157
   Baker Square -
     Bolingbrook, IL                        05/14/01     06/28/02      1,911,305     1,621,644         --         --      3,532,949
   IHOP -
     Harlingen, TX                          09/28/01     06/28/02      1,780,269     1,611,009         --         --      3,391,278
   Old Country Buffet -
     Madison, WI                            12/28/01     06/28/02      2,325,120     2,092,013         --         --      4,417,133
   HomeTown Buffet -
     Wichita, KS                            12/28/01     06/28/02      2,225,704     2,000,969         --         --      4,226,673
   Old Country Buffet -
     Mechanicsburg, PA                      12/28/01     06/28/02      1,972,429     1,818,880         --         --      3,791,309
   IHOP -
     Rocky Mount, NC                        10/12/00     06/28/02      1,578,350     1,504,517         --         --      3,082,867
   JIB -
     Hickory, NC                            03/28/01     06/28/02      1,651,770     1,455,112         --         --      3,106,882
   HomeTown Buffet -
     Louisville, KY                         12/28/01     06/28/02      1,258,853     1,145,554         --         --      2,404,407
   Old Country Buffet -
     Franklin, OH                           12/28/01     06/28/02      1,448,568     1,318,638         --         --      2,767,206
   Pizza Hut -
     El Reno, OK                            01/18/02     06/28/02        419,270       367,573         --         --        786,843
   Bakers Square -
     Mt. Prospect, IL                       05/14/01     07/02/02      2,192,978     1,914,440         --         --      4,107,418
   Old Country Buffet -
     Onalaska, WI                           12/28/01     07/10/02      1,602,511     1,455,705         --         --      3,058,216
   Pizza Hut -
     Taylor, TX                             01/25/02     07/11/02        295,390       251,186         --         --        546,576
   IHOP -
     Cathedral City, CA                     03/29/02     07/18/02      1,759,896     1,506,263         --         --      3,266,159
   Jack in the Box -
     Shelby, NC                             09/19/00     07/19/02      1,413,282     1,282,602         --         --      2,695,884
   Jack in the Box -
     Simpsonville, SC                       09/26/01     07/19/02      1,587,630     1,485,174         --         --      3,072,804
   Old Country Buffet -
     Cincinnati, OH                         12/28/01     07/22/02      1,116,247       975,569         --         --      2,091,816

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL Funding 2001-A, LP (18)
 (Continued):
   Taco Cabana -
     Houston, TX                              1,452,125             --      1,452,125       51,153
   Taco Cabana -
     Houston, TX #174                           975,647             --        975,647       34,369
   Taco Cabana -
     Katy, TX                                 1,107,246             --      1,107,246       21,178
   Taco Cabana -
     Arlington, TX                            1,066,404             --      1,066,404       28,981
   Taco Cabana -
     Houston, TX #241                         1,363,637             --      1,363,637       48,036
   Taco Cabana -
     Denton, TX                               1,220,693             --      1,220,693       43,001
   Baker Square -
     Bolingbrook, IL                          1,636,364             --      1,636,364       16,147
   IHOP -
     Harlingen, TX                            1,619,998             --      1,619,998       (1,134)
   Old Country Buffet -
     Madison, WI                              2,091,000             --      2,091,000       (1,199)
   HomeTown Buffet -
     Wichita, KS                              2,000,000             --      2,000,000       (1,147)
   Old Country Buffet -
     Mechanicsburg, PA                        1,818,000             --      1,818,000       (1,523)
   IHOP -
     Rocky Mount, NC                          1,528,300             --      1,528,300       33,625
   JIB -
     Hickory, NC                              1,481,564             --      1,481,564       28,329
   HomeTown Buffet -
     Louisville, KY                           1,145,000             --      1,145,000         (660)
   Old Country Buffet -
     Franklin, OH                             1,318,000             --      1,318,000         (760)
   Pizza Hut -
     El Reno, OK                                368,764             --        368,764        1,591
   Bakers Square -
     Mt. Prospect, IL                         1,931,818             --      1,931,818       19,310
   Old Country Buffet -
     Onalaska, WI                             1,455,000             --      1,455,000       (1,020)
   Pizza Hut -
     Taylor, TX                                 252,000             --        252,000        1,112
   IHOP -
     Cathedral City, CA                       1,509,346             --      1,509,346        3,182
   Jack in the Box -
     Shelby, NC                               1,322,836             --      1,322,836       50,638
   Jack in the Box -
     Simpsonville, SC                         1,503,608             --      1,503,608       21,487
   Old Country Buffet -
     Cincinnati, OH                             975,000             --        975,000         (821)

     Past performance is not necessarily indicative of future performance.

                                      B-38

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ----------

CNL Funding 2001-A, LP (18)
 (Continued):
   OCB -
     Bourbonnais, IL                        12/28/01     07/23/02      1,401,789     1,273,743         --         --      2,675,532
   HomeTown Buffet -
     Rockford, IL                           12/28/01     07/23/02      2,534,814     2,274,326         --         --      4,809,140
   Pizza-Hut -
     Belton, TX                             01/25/02     07/24/02        724,812       615,776         --         --      1,340,588
   IHOP -
     Covington, LA                          03/29/02     07/26/02      1,939,187     1,716,670         --         --      3,655,857
   IHOP -
     Flourissant, MO                        03/29/02     07/30/02      1,699,850     1,548,233         --         --      3,248,083
   Jack in the Box -
     Rock Hill, SC                          09/15/00     08/05/02      1,250,338     1,143,510         --         --      2,393,848
   Jack in the Box -
     Greer, SC                              09/25/01     08/05/02      1,565,361     1,454,109         --         --      3,019,470
   Jack in the Box -
     Conroe, TX                             09/15/00     08/09/02      1,556,376     1,412,719         --         --      2,969,095
   Pizza Hut -
     Waco, TX (Baylor)                      01/18/02     08/13/02        649,092       550,444         --         --      1,199,536
   Jack in the Box -
     Greenville, SC                         09/25/01     08/16/02      1,647,054     1,530,054         --         --      3,177,108
   Bakers Square -
     Eau Claire, WI                         05/14/01     08/20/02      1,359,362     1,169,094         --         --      2,528,456
   Bakers Square -
     Springfield, IL                        05/14/01     08/20/02      1,230,330     1,079,164         --         --      2,309,494
   Old Country Buffet -
     Mankato, MN                            12/28/01     08/20/02      1,816,605     1,637,118         --         --      3,453,723
   Jack in the Box -
     Baton Rouge, LA                        08/23/00     08/22/02      1,207,920     1,127,994         --         --      2,335,914
   TB/KFC -
     Center, TX                             10/31/00     08/30/02        868,185       852,554         --         --      1,720,739
   IHOP -
     Shawnee, OK                            12/20/01     08/30/02      1,579,070     1,434,527         --         --      3,013,597
   HomeTown Buffet -
     Medford, OR                            02/15/02     09/05/02      2,800,571     2,410,406         --         --      5,210,977
   HomeTown Buffet -
     Manchester, CT                         12/28/01     09/13/02      1,945,681     1,774,390         --         --      3,720,071
   Jack in the Box -
     Kilgore, TX                            06/27/02     09/18/02      1,188,992     1,093,811         --         --      2,282,803
   IHOP -
     Bristol, VA                            12/28/00     09/20/02      1,432,612     1,350,001         --         --      2,782,613
   Bakers Square -
     Akron, OH                              05/14/01     09/27/02      1,501,502     1,257,883         --         --      2,759,385
   Texas Roadhouse -
     Peoria, IL                             06/25/02     09/30/02      2,550,000     2,127,261         --         --      4,677,261
   Jack in the Box -
     Mesa, AZ                               06/27/02     10/04/02      1,678,254     1,475,706         --         --      3,153,960

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL Funding 2001-A, LP (18)
 (Continued):
   OCB -
     Bourbonnais, IL                          1,273,000             --      1,273,000       (1,087)
   HomeTown Buffet -
     Rockford, IL                             2,273,000             --      2,273,000       (1,941)
   Pizza-Hut -
     Belton, TX                                 618,282             --        618,282        2,875
   IHOP -
     Covington, LA                            1,720,183             --      1,720,183        2,971
   IHOP -
     Flourissant, MO                          1,551,402             --      1,551,402        3,922
   Jack in the Box -
     Rock Hill, SC                            1,181,275             --      1,181,275       46,288
   Jack in the Box -
     Greer, SC                                1,474,257             --      1,474,257       22,417
   Jack in the Box -
     Conroe, TX                               1,459,375             --      1,459,375       57,750
   Pizza Hut -
     Waco, TX (Baylor)                          553,145             --        553,145        3,009
   Jack in the Box -
     Greenville, SC                           1,551,255             --      1,551,255       24,584
   Bakers Square -
     Eau Claire, WI                           1,181,818             --      1,181,818       13,617
   Bakers Square -
     Springfield, IL                          1,090,909             --      1,090,909       12,569
   Old Country Buffet -
     Mankato, MN                              1,636,000             --      1,636,000       (1,503)
   Jack in the Box -
     Baton Rouge, LA                          1,167,135             --      1,167,135       48,323
   TB/KFC -
     Center, TX                                 863,636             --        863,636       10,412
   IHOP -
     Shawnee, OK                              1,441,500             --      1,441,500        7,947
   HomeTown Buffet -
     Medford, OR                              2,409,000             --      2,409,000       (2,071)
   HomeTown Buffet -
     Manchester, CT                           1,773,000             --      1,773,000       (1,469)
   Jack in the Box -
     Kilgore, TX                              1,097,200             --      1,097,200        4,625
   IHOP -
     Bristol, VA                              1,373,272             --      1,373,272       25,525
   Bakers Square -
     Akron, OH                                1,272,727             --      1,272,727       16,331
   Texas Roadhouse -
     Peoria, IL                               2,134,177             --      2,134,177       10,527
   Jack in the Box -
     Mesa, AZ                                 1,482,598             --      1,482,598        7,435

     Past performance is not necessarily indicative of future performance.

                                      B-39

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ----------

CNL Funding 2001-A, LP (18)
 (Continued):
   Pizza Hut -
     Rockmart, GA                           01/18/02     11/06/02        432,906       366,030         --         --        798,936
   Ruby Tuesday -
     Angola, IN                             07/01/01     11/08/02      1,499,694     1,415,770         --         --      2,915,464
   Krystals -
     Pelham, AL                             09/15/00     11/14/02      1,013,642       910,619         --         --      1,924,261
   HomeTown Buffets -
     Hilliard, OH                           12/28/01     11/22/02      1,816,424     1,615,595         --         --      3,432,019
   IHOP -
     Enid, OK                               09/28/01     12/05/02      1,537,046     1,323,224         --         --      2,860,270
   IHOP -
     Kansas City, MO                        03/29/02     12/05/02      1,719,949     1,500,970         --         --      3,220,919
   Perkins -
     Millington, TN                         05/24/02     12/06/02      1,274,829     1,111,111         --         --      2,385,940
   Perkins -
     Mankato, MN                            09/13/02     12/10/02      1,373,747     1,193,299         --         --      2,567,046
   Ruby Tuesday -
     Island Park, NY                        02/27/01     12/18/02      1,882,592     1,782,108         --         --      3,664,700
   Pizza Hut -
     Woodville, TX                          01/18/02     12/19/02        392,396       351,085         --         --        743,481
   Krystals -
     Trenton, GA                            09/15/00     12/20/02      1,027,940       896,970         --         --      1,924,910

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                             05/15/01     08/17/01        163,730     1,076,685         --         --      1,240,414
   Jack in the Box -
     St. George, UT                         07/12/01     12/04/01        231,916     1,580,962         --         --      1,812,878
   Jack in the Box -
     Pumpkin Center, CA                     08/30/02     11/09/01        128,563     1,206,531         --         --      1,335,094
   Black Angus -
     Las Vegas, NV                          10/11/01     11/19/01        545,658     2,675,155         --         --      3,220,813
   Jack in the Box -
     Harrington, TX                         05/31/01     11/29/01        144,639     1,280,652         --         --      1,430,291
   Black Angus -
     Phoenix, AZ                            08/02/01     03/29/02      2,271,337     1,962,499         --         --      4,233,836
   Black Angus -
     Goodyear, AZ                           07/23/01     05/01/02      2,161,317     1,855,849         --         --      4,017,166
   Jack in the Box -
     Charlotte, NC                          08/30/01     06/14/02      1,603,500     1,450,809         --         --      3,054,309
   Jack in the Box -
     Baton Rouge, LA                        08/30/01     07/12/02      1,225,654     1,145,280         --         --      2,370,934
   Jack in the Box -
     Lake Zurich, IL                        09/26/01     12/20/02      2,655,920     2,215,642         --         --      4,871,562
   Bennigans -
     Killeen, TX                            08/07/01     12/30/02      2,182,142     1,897,117         --         --      4,079,259

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL Funding 2001-A, LP (18)
 (Continued):
   Pizza Hut -
     Rockmart, GA                                368,764             --        368,764        2,914
   Ruby Tuesday -
     Angola, IN                                1,426,713             --      1,426,713       29,521
   Krystals -
     Pelham, AL                                  928,108             --        928,108       26,012
   HomeTown Buffets -
     Hilliard, OH                              1,614,000             --      1,614,000       (1,717)
   IHOP -
     Enid, OK                                  1,336,499             --      1,336,499        4,742
   IHOP -
     Kansas City, MO                           1,509,346             --      1,509,346        8,575
   Perkins -
     Millington, TN                            1,111,111             --      1,111,111          756
   Perkins -
     Mankato, MN                               1,193,299             --      1,193,299        1,108
   Ruby Tuesday -
     Island Park, NY                           1,800,000             --      1,800,000       21,046
   Pizza Hut -
     Woodville, TX                               354,013             --        354,013        3,077
   Krystals -
     Trenton, GA                                 915,294             --        915,294       26,769

CNL Funding 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                                1,078,143             --      1,078,143       27,638
   Jack in the Box -
     St. George, UT                            1,588,785             --      1,588,785       62,317
   Jack in the Box -
     Pumpkin Center, CA                        1,210,280             --      1,210,280       22,265
   Black Angus -
     Las Vegas, NV                             2,675,155             --      2,675,155       31,169
   Jack in the Box -
     Harrington, TX                            1,285,047             --      1,285,047       68,509
   Black Angus -
     Phoenix, AZ                               1,967,245             --      1,967,245       13,445
   Black Angus -
     Goodyear, AZ                              1,862,193             --      1,862,193       11,485
   Jack in the Box -
     Charlotte, NC                             1,467,708             --      1,467,708       17,149
   Jack in the Box -
     Baton Rouge, LA                           1,160,007             --      1,160,007       16,487
   Jack in the Box -
     Lake Zurich, IL                           2,246,512             --      2,246,512       39,380
   Bennigans -
     Killeen, TX                               1,925,583             --      1,925,583       31,785

     Past performance is not necessarily indicative of future performance.

                                      B-40

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ----------

CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                      09/25/02     09/25/02      1,096,799            --         --         --      1,096,799
   Burger King -
     Jackson, MI (8)                        09/25/02     09/25/02        958,464            --         --         --        958,464
   IHOP -
     Buffalo Grove, IL (8)                  09/25/02     09/25/02      1,591,656            --         --         --      1,591,656
   Arby's-Lee's
     Summit, MO (8)                         09/25/02     09/25/02        956,778            --         --         --        956,778
   Krispy Kreme -
     Clive, IA (8)                          09/25/02     09/25/02        719,193            --         --         --        719,193
   Boston Market
     Eden Prairie, MN (8)                   09/25/02     09/25/02      1,096,256            --         --         --      1,096,256
   Denny's -
     Glenwood Springs, CO                   09/25/02     09/30/02        795,710       724,289         --         --      1,519,999
   JIB -
     Apple Valley, CA                       09/25/02     10/29/02      1,321,825     1,125,979         --         --      2,447,804
   Jack in the Box -
     Calexico, CA                           09/25/02     11/08/02      1,648,680     1,380,933         --         --      3,029,613
   IHOP -
     Smyrna, GA                             09/25/02     11/15/02      1,745,706     1,487,570         --         --      3,233,276
   IHOP -
     Las Vegas, NV                          09/25/02     11/19/02      1,757,708     1,532,903         --         --      3,290,611
   Arby's -
     Lafayette, IN                          09/25/02     11/21/02      1,375,742     1,233,489         --         --      2,609,231
   JIB -
     Pomona, CA                             09/25/02     12/06/02      1,487,290     1,256,692         --         --      2,743,982
   IHOP -
     Bend, OR                               09/25/02     12/10/02      1,531,730     1,335,109         --         --      2,866,839
   JIB -
     Woodinville, WA                        09/25/02     12/12/02      1,655,360     1,416,445         --         --      3,071,805
   IHOP -
     Chico, CA                              09/25/02     12/16/02      1,941,672     1,704,094         --         --      3,645,766
   IHOP -
     Phoenix, AZ                            09/25/02     12/16/02      1,678,713     1,421,205         --         --      3,099,918
   Denny's -
     Grand Prairie, TX                      09/25/02     12/18/02        808,300       641,605         --         --      1,449,905
   JIB -
     Stockton, CA                           09/25/02     12/19/02      1,318,360     1,194,990         --         --      2,513,350
   JIB -
     Altadena, CA                           09/25/02     12/19/02      1,807,332     1,568,973         --         --      3,376,305
   IHOP -
     Madera, CA                             09/25/02     12/20/02      1,738,750     1,517,381         --         --      3,256,131
   JIB -
     Los Angeles, CA                        09/25/02     12/20/02      1,722,484     1,440,875         --         --      3,163,359
   Stone Grill -
     Henderson, NV                          09/25/02     12/20/02        444,977       315,790         --         --        760,767

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL Net Lease Investors, LP (18):
   JIB -
     Arlington, TX (8)                                --      1,096,799      1,096,799           --
   Burger King -
     Jackson, MI (8)                                  --        958,464        958,464           --
   IHOP -
     Buffalo Grove, IL (8)                            --      1,591,656      1,591,656           --
   Arby's-Lee's
     Summit, MO (8)                                   --        956,778        956,778           --
   Krispy Kreme -
     Clive, IA (8)                                    --        719,193        719,193           --
   Boston Market
     Eden Prairie, MN (8)                             --      1,096,256      1,096,256           --
   Denny's -
     Glenwood Springs, CO                        724,289             --        724,289       (2,560)
   JIB -
     Apple Valley, CA                          1,125,979             --      1,125,979         (390)
   Jack in the Box -
     Calexico, CA                              1,380,873             --      1,380,873         (431)
   IHOP -
     Smyrna, GA                                1,487,640             --      1,487,640         (255)
   IHOP -
     Las Vegas, NV                             1,533,114             --      1,533,114            4
   Arby's -
     Lafayette, IN                             1,234,521             --      1,234,521        1,632
   JIB -
     Pomona, CA                                1,256,583             --      1,256,583         (501)
   IHOP -
     Bend, OR                                  1,334,916             --      1,334,916         (674)
   JIB -
     Woodinville, WA                           1,416,512             --      1,416,512         (421)
   IHOP -
     Chico, CA                                 1,706,088             --      1,706,088        2,084
   IHOP -
     Phoenix, AZ                               1,422,679             --      1,422,679        1,492
   Denny's -
     Grand Prairie, TX                           643,812             --        643,812      (17,570)
   JIB -
     Stockton, CA                              1,195,358             --      1,195,358           44
   JIB -
     Altadena, CA                              1,569,349             --      1,569,349         (104)
   IHOP -
     Madera, CA                                1,517,799             --      1,517,799          (23)
   JIB -
     Los Angeles, CA                           1,441,506             --      1,441,506          319
   Stone Grill -
     Henderson, NV                               316,876             --        316,876         (501)

     Past performance is not necessarily indicative of future performance.

                                      B-41

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                       Selling Price, Net of
                                                                                 Closing Costs and GAAP Adjustments
                                                                   ----------------------------------------------------------------
                                                                                                 Purchase
                                                                                                  money      Adjustments
                                                                        Cash       Mortgage      mortgage    resulting
                                                                      received      balance       taken        from
                                              Date       Date of       net of       at time       back by    application
         Property                           Acquired      Sale      closing costs   of sale       program      of GAAP      Total
----------------------------------          --------     -------   -------------- ----------     ----------  -----------  ----------

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                           09/25/02     12/20/02      1,584,962     1,432,938         --         --      3,017,900
   Denny's -
     Tulsa, OK                              09/25/02     12/23/02        198,995        87,719         --         --        286,714
   Chipolte Mexican Grill -
     Redlands, CA                           09/25/02     12/26/02      1,131,950       947,782         --         --      2,079,732
   Arby's -
     Boise, ID                              09/25/02     12/27/02      1,024,456       880,157         --         --      1,904,613
   IHOP -
     Las Vegas, NV - 752                    09/25/02     12/30/02      1,956,162     1,654,627         --         --      3,610,789
   IHOP -
     Chesapeake, VA                         09/25/02     12/30/02      1,820,540     1,596,258         --         --      3,416,798
   JIB -
     Sacramento, CA                         09/25/02     12/31/02      1,351,820     1,230,480         --         --      2,582,300
   JIB -
     Delano, CA                             09/25/02     12/31/02      1,411,817     1,193,558         --         --      2,605,375

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                            02/10/97     04/26/02      2,049,350            --         --         --      2,649,350
   Fazoli's -
     Cordova, TN (25)                       12/28/01     06/28/02        638,052            --         --         --        638,052
   Fazoli's -
     Collierville, TN (25)                  12/23/99     08/08/02        667,882            --         --         --        667,882

                                                         Cost of Properties
                                                          Including Closing and
                                                             Soft Costs
                                             ----------------------------------------
                                                               Total                       Excess
                                                            acquisition                 (deficiency)
                                                               cost,                     of property
                                               Original       capital                   operating cash
                                               mortgage     improvements                receipts over
                                              financing     closing and                     cash
         Property                                (7)       soft costs(1)      Total    expenditures(19)
----------------------------------           ----------    -------------    ---------  ----------------

CNL Net Lease Investors, LP (18)
(Continued):
   JIB -
     Veradale, WA                             1,434,470             --      1,434,470        1,591
   Denny's -
     Tulsa, OK                                   88,021             --         88,021       (8,056)
   Chipolte Mexican Grill -
     Redlands, CA                               948,249             --        948,249          229
   Arby's -
     Boise, ID                                  879,752             --        879,752       (1,105)
   IHOP -
     Las Vegas, NV - 752                      1,654,674             --      1,654,674         (737)
   IHOP -
     Chesapeake, VA                           1,595,915             --      1,595,915       (1,328)
   JIB -
     Sacramento, CA                           1,230,859             --      1,230,859          (85)
   JIB -
     Delano, CA                               1,193,846             --      1,193,846         (125)

CNL Franchise Network, LP (24)
   Applebees -
     Salinas, CA                                     --      1,748,118      1,496,871           --
   Fazoli's -
     Cordova, TN (25)                                --        501,969        501,969           --
   Fazoli's -
     Collierville, TN (25)                           --        621,070             --         (207)

(1)      Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2)      Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors,
         Inc. or its affiliates.

(3)      Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.

(4)      Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.

(5)      Cash received net of closing costs includes $147,750 of lease termination income.

(6)      Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.

(7)      Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.

(8)      Each property was sold to one of the CNL Income Funds, which are Prior
         Public Programs and affiliates of the Chairman and Vice Chairman of the
         Board of Directors of CNL American Properties Fund, Inc. The CNL Net
         Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.

(9)      This property was being constructed and was sold prior to completion of construction.

(10)     Cash received net of closing costs includes $1,551,800 in construction costs incurred but not paid by CNL American Properties Fund, Inc. as of the closing date, which were deducted from the actual net sales proceeds received by CNL American Properties Fund, Inc.

(11)     Cash received net of closing costs includes $35,863 received as a lease termination fee.

(12)     CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL
         Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL
         Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.

     Past performance is not necessarily indicative of future performance.

                                      B-42

(13)     CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income
         Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV,
         Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.

(14)     CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income
         Fund IX, Ltd. owned a 25 percent interest in the property in Dublin,
         California. The amounts presented for CNL Income Fund VI, Ltd. and CNL
         Income Fund IX, Ltd. represent each partnership percentage interest in the property.

(15)     Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.

(16)     Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $123,102 in December 2008.

(17)     Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of nine percent per annum and provides for 96 equal monthly payments of principal and interest and a balloon payment of $184,652 in December 2008.

(18)     Information in this table includes properties sold by CNL Restaurant
         Property Services, Inc., CNL Restaurant Investors Properties, LLC, CNL
         Funding 2001-A, LP, CNL Funding 2002 - A LP and CNL Net Lease Investors
         LP, subsidiaries of CNL American Properties Fund, Inc., which were formed for the purpose of originating mortgage loans and net leases with the intent to sell or securitize.

(19)     Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20)     CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income
         Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X,
         Ltd. represent each partnership's percentage interest owned by Peoria
         Joint Venture.

(21)     CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income
         Fund XI, Ltd. owned a 23 percent interest in the property in Round
         Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL
         Income Fund XI, Ltd. represent each partnership's percentage interest in the property.

(22)     Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.

(23)     Cash received net of closing costs includes $60,000 received as a lease termination fee.

(24)     Information in this table includes properties sold by CNL Financial
         Services, LP and CNL Franchise Network, LP, subsidiaries of CNL
         American Properties Fund, Inc.

(25)     The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26)     Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.

(27)     Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28)     CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income
         Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund,
         IV, Ltd. represent each partnership's percentage interest in the property owned by Titusville Joint Venture.

(29)     CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL
         Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. represent each partnership's percentage interest in the property owned by CNL
         Restaurant Investments III.

(30)     CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31)     CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund
         VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd.
         owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd.
         and CNL Income Fund IX, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments II.

(32)     CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income
         Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI,
         Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and
         CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property owned by Ashland Joint Venture.

(33)     CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income
         Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd.
         and CNL Income Fund, IX, Ltd. represent each partnership's percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34)     CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income
         Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund,
         XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Mansfield Joint Venture.

(35)     CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36)     Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August
         2002.

(37)     Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included
         $606,800 of the outstanding principal balance.

(38)     Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

     Past performance is not necessarily indicative of future performance.

                                      B-43

                                   APPENDIX C

                             SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT
CNL HOSPITALITY PROPERTIES, INC.                                      [CNL LOGO]

1.              INVESTMENT

This is an (check one): [ ] Initial      [ ] Additional Investment   [ ] Check this box if you are purchasing these Shares through
                            Investment       in this offering a          Registered Investment Adviser or net of commission.

MAKE INVESTMENT CHECK PAYABLE TO: SouthTrust Bank

This subscription is in the amount of $________________ for the purchase of
_________ Shares ($10.00 per Share). The minimum initial subscription is 250
Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts
(except in states with higher minimum purchase requirements).

2.              FORM OF OWNERSHIP

(Select only one)
[ ] IRA                                         [ ] INDIVIDUAL
[ ] SEP/IRA                                     [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (all parties must sign)
[ ] KEOGH (H.R. 10)                             [ ] HUSBAND AND WIFE AS COMMUNITY PROPERTY
[ ] PENSION OR PROFIT SHARING PLAN                  (two signatures required)
    [ ] TAXABLE   [ ] TAX EXEMPT                [ ] A MARRIED PERSON SEPARATE PROPERTY (one signature required)
[ ] TRUST (include title and signature pages)   [ ] TENANTS IN COMMON
    [ ] TAXABLE   [ ] TAX EXEMPT                [ ] CUSTODIAN FOR __________________________________________________
[ ] CHARITABLE REMAINDER TRUST                      Under the [ ] UGMA of the State of _____________________________
[ ] NON-PROFIT ORGANIZATION                                   [ ] UTMA of the State of _____________________________
                                                [ ] CORPORATION OR PARTNERSHIP (Corporate Resolution or Partnership
                                                    Agreement must be attached)

3.              INVESTOR INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable.
If IRA, or qualified plan, include both investor and custodian names and
Taxpayer ID numbers. Complete the Investor Mailing Address to receive informational mailings.

----------------------------------     -----------------------------------------
1st Registration Name                  Investor Social Security Number

----------------------------------     -----------------------------------------
2nd Registration Name                  Taxpayer ID Number

----------------------------------     -----------------------------------------
Address                                Custodian Account Number

----------------------------------     -----------------------------------------
City/State/Zip                         Custodian Phone Number

----------------------------------     -----------------------------------------
Investor Mailing Address (IRA          Investor E-mail Address
Accounts)

----------------------------------     -----------------------------------------
City/State/Zip                         Daytime Phone Number

[ ] Check this box if you are a U.S. citizen            [ ] Check this box if you are a U.S. citizen residing outside the U.S.
[ ] Check this box if you are a foreign citizen         [ ] Check this box if you are subject to backup withholding

4.              DISTRIBUTIONS

Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated in Section
3. Choose Option a or b. IRA ACCOUNTS MAY NOT DIRECT DISTRIBUTIONS WITHOUT THE
CUSTODIAN'S APPROVAL.

a. [ ] DISTRIBUTION REINVESTMENT PLAN (see Prospectus for more details)
b. [ ] DIRECT DEPOSIT Please include a voided check. (Non-Custodian Investors
       Only)
I authorize CNL Investment Company or its Agent (collectively, "CNL") to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution___________________________________________________________

Address_________________________________________________________________________

City/State/Zip__________________________________________________________________

Account Type (check one): [ ] Checking          [ ] Savings

Account Number__________________        Bank ABA Routing Number_________________

5.              SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue
Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS
CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN
SECTION 3].

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)     I have received the Prospectus                  __________________      __________________
                                                        Initials                Initials

(b)     I have (i) a net worth (not including home, furnishings and personal automobiles) of at least
        $150,000, or (ii) a net worth (as previously described) of at least $45,000 and an annual gross income of at least $45,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards and How to Subscribe."

                                                        __________________      __________________
                                                        Initials                Initials

X___________________________    __________________      X________________________________         _____________________
 Signature of Investor          Date                     Signature of Joint Investor              Date

6.              BROKER INFORMATION

The Broker's Financial Advisor must sign below to complete order. Financial
Advisor hereby warrants that he is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker/Dealer Name      ________________________________________________________

Financial Advisor Name  ________________________________________________________

Advisor Mailing Address ________________________________________________________

City/State/Zip          ________________________________________________________

Advisor Number          _______________ Telephone Number________________________

E-mail Address          _______________ Fax Number      ________________________

[ ] TELEPHONIC SUBSCRIPTION     [ ] DEFERRED COMMISSION OPTION (Please refer to the Prospectus for details.)
                                    (not available to CA investors)

[ ] REGISTERED INVESTMENT ADVISER (RIA): All sales of securities must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.

The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii)
have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) have delivered a current
Prospectus and related supplements, if any, to such investor; and (v) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X__________________________________     _________________       X_______________________________        ____________________
Financial Advisor Signature             Date                     Branch Manager Signature               Date
                                                                 (If required by Broker/Dealer)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Company.

   RETURN TO: CNL Investor Relations - PO Box 1033 - Orlando, FL - 32802-1033
     OVERNIGHT DELIVERY: CNL Investor Relations - 450 South Orange Avenue -
                              Orlando, FL - 32801
     CNL INVESTOR RELATIONS: tel (407) 650-1000 - toll-free (866) 650-0650 -
                               fax (407) 650-1231

--------------------------------------------------------------------------------
FOR OFFICE USE ONLY*****

Sub.#_________________  Admit Date________________   Amount_____________________

Check #_______________  Region____________________   W/S_____________ Rev. 02/03
--------------------------------------------------------------------------------

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Financial Statements and Exhibits.

(a) Financial Statements:

The following financial statements are included in this Prospectus Supplement dated July 11, 2003.

(1) Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2003

(2) Unaudited Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2003

(3) Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002

(4) Notes to Unaudited Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2003 and the year ended December 31, 2002

(5) Condensed Consolidated Balance Sheets as of March 31, 2003 and December 31, 2002

(6) Condensed Consolidated Statements of Earnings for the quarters ended March 31, 2003 and 2002

(7) Condensed Consolidated Statements of Stockholders’ Equity for the quarter ended March 31, 2003 and the year ended December 31, 2002

(8) Condensed Consolidated Statements of Cash Flows for the quarters ended March 31, 2003 and 2002

(9) Notes to Condensed Consolidated Financial Statements for the quarters ended March 31, 2003 and 2002

Other Financial Statements:

The following other financial information is included in this Prospectus Supplement.

RFS Hotel Investors, Inc.

(10) Consolidated Balance Sheets as of March 31, 2003 and December 31, 2002

(11) Consolidated Statements of Operations for the three months ended March 31, 2003 and 2002

(12) Consolidated Statements of Cash Flows for the three months ended March 31, 2003 and 2002

RFS Partnership, L.P.

(13) Consolidated Balance Sheets as of March 31, 2003 and December 31, 2002

(14) Consolidated Statements of Operations for the three months ended March 31, 2003 and 2002

(15) Consolidated Statements of Cash Flows for the three months ended March 31, 2003 and 2002

RFS Hotel Investors, Inc. and RFS Partnership, L.P.

(16) Notes to Consolidated Financial Statements

RFS Hotel Investors, Inc.

(17) Report of Independent Accountants

(18) Consolidated Balance Sheets as of December 31, 2002 and December 31, 2001

(19) Consolidated Statements of Operations for the years ended December 31, 2002, 2001 and 2000

(20) Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2002, 2001 and 2000

(21) Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2002, 2001 and 2000

(22) Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000

RFS Partnership, L.P.

(23) Report of Independent Accountants

(24) Consolidated Balance Sheets as of December 31, 2002 and December 31, 2001

(25) Consolidated Statements of Operations for the years ended December 31, 2002, 2001 and 2000

(26) Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2002, 2001 and 2000

(27) Consolidated Statements of Partners’ Capital for the years ended December 31, 2002, 2001 and 2000

(28) Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000

RFS Hotel Investors, Inc. and RFS Partnership, L.P.

(29) Notes to Consolidated Financial Statements

The following financial statements are included in the Prospectus.

(30) Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2002

(31) Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002

(32) Notes to Unaudited Pro Forma Consolidated Financial Statements for the year ended December 31, 2002

(33) Report of Independent Certified Public Accountants

(34) Consolidated Balance Sheets as of December 31, 2002 and 2001

(35) Consolidated Statements of Earnings for the years ended December 31, 2002, 2001 and 2000

(36) Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the years ended December 31, 2002, 2001 and 2000

(37) Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000

(38) Notes to Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000

(39) Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2002

(40) Notes to Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2002

Other Financial Statements:

The following other financial information is included in the Prospectus.

Marriott International, Inc. and Subsidiaries

(41) Selected Financial Data for the years ended January 2, 2003, December 28, 2001 and December 29, 2000

Desert Ridge Resort Partners, LLC

(42) Report of Independent Certified Public Accountants

(43) Consolidated Statements of Financial Position as of December 31, 2002 and 2001

(44) Consolidated Statements of Operations for the years ended December 31, 2002 and 2001

(45) Consolidated Statements of Members’ Capital & Comprehensive Loss for the years ended December 31, 2002 and 2001

(46) Consolidated Statements of Cash Flows for the years ended December 31, 2002 and 2001

(47) Notes to Consolidated Financial Statements for December 31, 2002 and 2001

WB Resort Partners, LP and Subsidiaries

(48) Report of Independent Certified Public Accountants

(49) Consolidated Balance Sheets as of December 31, 2002 and 2001

(50) Consolidated Statements of Operations for the year ended December 31, 2002 and period from July 27, 2001 (Inception) to December 31, 2001

(51) Consolidated Statements of Partners’ Capital as of December 31, 2002 and the period from June 27, 2001 (Inception) to December 31, 2001

(52) Consolidated Statements of Cash Flows for the year ended December 31, 2002 and period from July 27, 2001 (Inception) to December 31, 2001

(53) Notes to Consolidated Financial Statements as of December 31, 2002 and 2001

All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

(b)	Exhibits:

1.1	Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-98047) (the “2003 Form S-11”) and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to the 2003 Form S-11 and incorporated herein by reference.)

1.3	Form of Marketing Support Fee Agreement (Previously filed as Exhibit 1.3 to the 2003 Form S-11 and incorporated herein by reference.)

2.1	Agreement by and among CNL Hospitality Properties, Inc., CNL Rose Acquisition Corp., RFS Hotel Investors, Inc., CNL Rose Acquisition OP, LP and RFS Partnership, L.P. (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on May 9, 2003 and incorporated herein by reference.)

2.2	Amendment to Merger Agreement dated May 27, 2003 among the Company, CNL Rose Acquisition Corp., RFS Hotel Investors, Inc., CNL Rose Acquisition OP, LP and RFS Partnership, L.P. (Filed herewith.)

3.1	CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-9943) (the “1996 Form S-11”) and incorporated herein by reference.)

3.2	CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 to the 1996 Form S-11 and incorporated herein by reference.)

3.3	CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit 3.3 to the 1996 Form S-11 and incorporated herein by reference.)

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (To change the name of the Registrant from CNL American Realty Fund, Inc. to CNL Hospitality Properties, Inc.) (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-67787) (the “1998 Form S-11”) and incorporated herein by reference.)

3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.6 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-89691) (the “1999 Form S-11”) and incorporated herein by reference.)

3.7	Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.7 to the 1999 Form S-11 and incorporated herein by reference.)

3.8	Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.8 to the 1999 Form S-11 and incorporated herein by reference.)

3.9	Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.9 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-67124) (the “2001 Form S-11”) and incorporated herein by reference.)

3.10	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated November 15, 2002 (Previously filed as Exhibit 3.10 to the 2001 Form S-11 and incorporated herein by reference.)

3.11	Fifth Amended and Restated Agreement of Limited Partnership of RFS Partnership, L.P. dated January 2, 2001 (Previously filed as Exhibit 3.3 to RFS Hotel Investor, Inc.’s (“RFS”) Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.)

3.12	Charter of RFS 2002 Financing, Inc. dated February 8, 2002 (Previously filed as Exhibit 3.4 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

3.13	By-Laws of RFS 2002 Financing, Inc. dated February 8, 2002 (Previously filed as Exhibit 3.5 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

3.14	Charter of RFS Leasing VII, Inc. dated November 13, 2000 (Previously filed as Exhibit 3.6 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

3.15	Articles of Amendment to the Charter of RFS Leasing VII, Inc. dated December 10, 2001 (Previously filed as Exhibit 3.6(a) to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

3.16	By-Laws of RFS Leasing VII, Inc. dated November 13, 2000 (Previously filed as Exhibit 3.7 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

3.17	Amendment to the Certificate of Limited Partnership of RFS Partnership, L.P., dated July 10, 2003 (Filed herewith.)

4.1	CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the 1996 Form S-11 and incorporated herein by reference.)

4.2	CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 to the 1996 Form S-11 and incorporated herein by reference.)

4.3	CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit 3.3 to the 1996 Form S-11 and incorporated herein by reference.)

4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the 1998 Form S-11 and incorporated herein be reference.)

4.6	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.6 to the 1999 Form S-11 and incorporated herein by reference.)

4.7	Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.7 to the 1999 Form S-11 and incorporated herein by reference.)

4.8	Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.8 to the 1999 Form S-11 and incorporated herein by reference.)

4.9	Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.9 to the 2001 Form S-11 and incorporated herein by reference.)

4.10	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated November 15, 2002 (Previously filed as Exhibit 3.10 to the 2001 Form S-11 and incorporated herein by reference.)

4.11	Indenture dated February 26, 2002 among RFS Partnership, L.P., RFS 2002 Financing, Inc., RFS Leasing VII, Inc., RFS Hotel Investors, Inc. and U.S. Bank National Association (Previously filed as Exhibit 4.1 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.12	Form of Global Note evidencing the 9.75% Series B Senior Notes due 2012 of RFS Partnership, L.P. and RFS 2002 Financing, Inc. (Previously filed as Exhibit A to Exhibit 4.1 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.13	Form of Guaranty by RFS Hotel Investors, Inc. and RFS Leasing VII, Inc. (Previously filed as Exhibit A to Exhibit 4.1 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.14	Registration Rights Agreement dated February 26, 2002 among RFS Partnership, L.P., RFS 2002 Financing, Inc., RFS Leasing VII, Inc., RFS Hotel Investors, Inc., Credit Suisse First Boston Corporation and Banc of America Securities LLC (Previously filed as Exhibit 4.4 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

5	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Hospitality Properties, Inc. (Previously filed as Exhibit 5 to the 2003 Form S-11 and incorporated herein by reference.)

8	Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Hospitality Properties, Inc. (Previously filed as Exhibit 8 to the 2003 Form S-11 and incorporated herein by reference.)

10.1	Form of Escrow Agreement between CNL Hospitality Properties, Inc. and SouthTrust Bank (Previously filed as Exhibit 10.1 to the 2003 Form S-11 and incorporated herein by reference.)

10.2	Advisory Agreement dated as of April 1, 2003 between CNL Hospitality Properties, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.1 to the Registrant’s Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.3	Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the 1998 Form S-11 and incorporated herein by reference.)

10.4	Form of Indemnification and Put Agreement (Previously filed as Exhibit 10.4 to the 1996 Form S-11 and incorporated herein by reference.)

10.5	Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the 1996 Form S-11 and incorporated herein by reference.)

10.6	Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the 1996 Form S-11 and incorporated herein by reference.)

10.7	Form of Lease Agreement including Memorandum of Lease (Previously filed as Exhibit 10.7 to the 2003 Form S-11 and incorporated herein by reference.)

10.8	Form of Reinvestment Plan (Previously filed as Appendix A to the Prospectus included in the 2003 Form S-11 and incorporated herein by reference.)

10.9	Indemnification Agreement between CNL Hospitality Properties, Inc. and Lawrence A. Dustin dated February 24, 1999. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, Charles A. Muller, Jeanne A. Wall and Lynn E. Rose, dated July 9, 1997; C. Brian Strickland dated October 31, 1998; John A. Griswold dated January 7, 1999; Charles E. Adams and Craig M. McAllaster dated February 10, 1999; Matthew W. Kaplan dated February 24, 1999; and Thomas J. Hutchison III dated May 16, 2000. (Previously filed as Exhibit 10.2 to the Registrant’s Form 10-Q filed on May 17, 1999 and incorporated herein by reference.)

10.10	Agreement of Limited Partnership of CNL Hospitality Partners, LP (Previously filed as Registrant’s Exhibit 10.10 to the 1996 Form S-11 and incorporated herein by reference.)

10.11	Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.11 to the 1996 Form S-11 and incorporated herein by reference.)

10.12	Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.12 to the 1996 Form S-11 and incorporated herein by reference.)

10.13	Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.13 to the 1996 Form S-11 and incorporated herein by reference.)

10.14	Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.14 to the 1996 Form S-11 and incorporated herein by reference.)

10.15	Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.15 to the 1996 Form S-11 and incorporated herein by reference.)

10.16	Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.16 to the 1996 Form S-11 and incorporated herein by reference.)

10.17	Master Revolving Line of Credit Loan Agreement with CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP and Colonial Bank, dated July 31, 1998 (Previously filed as Exhibit 10.17 to the 1996 Form S-11 and incorporated herein by reference.)

10.18	Master Loan Agreement by and between CNL Hotel Investors, Inc. and Jefferson-Pilot Life Insurance Company, dated February 24, 1999 (Previously filed as Exhibit 10.18 to the 1996 Form S-11 and incorporated herein by reference.)

10.19	Securities Purchase Agreement between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.19 to the 1996 Form S-11 and incorporated herein by reference.)

10.20	Subscription and Stockholders’ Agreement among CNL Hotel Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality Partners, LP and CNL Hospitality Properties, Inc., dated February 24, 1999 (Previously filed as Exhibit 10.20 to the 1996 Form S-11 and incorporated herein by reference.)

10.21	Registration Rights Agreement by and between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.21 to the 1996 Form S-11 and incorporated herein by reference.)

10.22	Lease Agreement between Courtyard Annex, L.L.C. and City Center Annex Tenant Corporation, dated November 15, 1999, relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.22 to the 1998 Form S-11 and incorporated herein by reference.)

10.23	First Amended and Restated Limited Liability Company Agreement of Courtyard Annex, L.L.C., relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.23 to the 1998 Form S-11 and incorporated herein by reference.)

10.24	Purchase and Sale Agreement between Marriott International, Inc., CBM Annex, Inc., Courtyard Annex, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 15, 1999, relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.24 to the 1998 Form S-11 and incorporated herein by reference.)

10.25	Lease Agreement between CNL Hospitality Partners, LP, and RST4 Tenant LLC, dated December 10, 1999, relating to the Residence Inn—Mira Mesa (Previously filed as Exhibit 10.25 to the 1998 Form S-11 and incorporated herein by reference.)

10.26	Purchase and Sale Agreement between Marriott International, Inc., TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 24, 1999, relating to the Residence Inn—Mira Mesa and the TownePlace Suites—Newark (Previously filed as Exhibit 10.26 to the 1998 Form S-11 and incorporated herein by reference.)

10.27	First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn—Gwinnett Place, (amends Exhibit 10.15 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.15 above) (Previously filed as Exhibit 10.15 to the Registrant’s Form 10-Q filed on November 10, 1999 and incorporated herein by reference.)

10.28	First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn—Buckhead (Lenox Park) (amends Exhibit 10.16 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.16 above) (Previously filed as Exhibit 10.16 to the Registrant’s Form 10-Q filed on November 10, 1999 and incorporated herein by reference.)

10.29	Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Denver Tech Center (Previously filed as Exhibit 10.29 to the 1998 Form S-11 and incorporated herein by reference.)

10.30	Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Billerica (Previously filed as Exhibit 10.30 to the 1998 Form S-11 and incorporated herein by reference.)

10.31	Purchase and Sale Agreement between CNL Hospitality Corp., as Buyer, and WII Denver Tech, LLC and PAH Billerica Realty Company, LLC, as Sellers, and Wyndham International, Inc., relating to the Wyndham Denver Tech Center and the Wyndham Billerica (Previously filed as Exhibit 10.31 to the 1998 Form S-11 and incorporated herein by reference.)

10.32	Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated June 17, 2000, relating to the Courtyard—Palm Desert and the Residence Inn—Palm Desert (Previously filed as Exhibit 10.32 to the 1999 Form S-11 and incorporated herein by reference.)

10.33	Purchase and Sale Agreement between PDH Associates LLC, as Seller, and CNL Hospitality Corp., as Buyer, dated January 19, 2000, relating to the Courtyard—Palm Desert and the Residence Inn—Palm Desert (Previously filed as Exhibit 10.33 to the 1999 Form S-11 and incorporated herein by reference.)

10.34	Amendment to Purchase and Sale Agreement between PDH Associates LLC and CNL Hospitality Corp., dated January 19, 2000, relating to the Courtyard—Palm Desert and the Residence Inn—Palm Desert (amends Exhibit 10.33 above) (Previously filed as Exhibit 10.34 to the 1999 Form S-11 and incorporated herein by reference.)

10.35	Assignment Agreement between CNL Hospitality Corp. and CNL Hospitality Partners, LP, relating to the Courtyard—Palm Desert and the Residence Inn—Palm Desert (Previously filed as Exhibit 10.35 to the 1999 Form S-11 and incorporated herein by reference.)

10.36	Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the SpringHill Suites—Gaithersburg (Previously filed as Exhibit 10.36 to the 1999 Form S-11 and incorporated herein by reference.)

10.37	Purchase and Sale Agreement between SpringHill SMC Corporation, as Seller, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated June 30, 2000, relating to the SpringHill Suites—Gaithersburg (Previously filed as Exhibit 10.37 to the 1999 Form S-11 and incorporated herein by reference.)

10.38	Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the Residence Inn—Merrifield (Previously filed as Exhibit 10.38 to the 1999 Form S-11 and incorporated herein by reference.)

10.39	Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn—Merrifield (Previously filed as Exhibit 10.39 to the 1999 Form S-11 and incorporated herein by reference.)

10.40	First Amendment to Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn—Mira Mesa, SpringHill Suites—Gaithersburg, Residence Inn—Merrifield and TownePlace Suites—Newark (amends Exhibits 10.26, 10.37 and 10.39 above) (Previously filed as Exhibit 10.40 to the 1999 Form S-11 and incorporated herein by reference.)

10.41	Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Courtyard—Alpharetta (Previously filed as Exhibit 10.41 to the 1999 Form S-11 and incorporated herein by reference.)

10.42	Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Residence Inn—Cottonwood (Previously filed as Exhibit 10.42 to the 1999 Form S-11 and incorporated herein by reference.)

10.43	Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites—Mt. Laurel (Previously filed as Exhibit 10.43 to the 1999 Form S-11 and incorporated herein by reference.)

10.44	Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites—Scarborough (Previously filed as Exhibit 10.44 to the 1999 Form S-11 and incorporated herein by reference.)

10.45	Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites—Tewksbury (Previously filed as Exhibit 10.45 to the 1999 Form S-11 and incorporated herein by reference.)

10.46	Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as Tenant, Crestline Capital Corporation, Marriott International, Inc., and joined in by CNL Hospitality Properties, Inc., dated August 18, 2000, relating to the Residence Inn—Cottonwood, Courtyard—Alpharetta and Overland Park, SpringHill Suites—Raleigh, and TownePlace Suites—Mt. Laurel, Scarborough and Tewksbury (Previously filed as Exhibit 10.46 to the 1999 Form S-11 and incorporated herein by reference.)

10.47	First Amendment to Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as tenant, Crestline Capital Corporation, and Marriott International, Inc., dated August 18, 2000, relating to the Residence Inn—Cottonwood, Courtyard—Alpharetta and Overland Park, SpringHill Suites—Raleigh, and TownePlace Suites—Mt. Laurel, Scarborough and Tewksbury (Previously filed as Exhibit 10.47 to the 1999 Form S-11 and incorporated herein by reference.)

10.48	Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated November 4, 2000, relating to the TownePlace Suites—Newark (Previously filed as Exhibit 10.48 to the 1999 Form S-11 and incorporated herein by reference.)

10.49	Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Courtyard—Little Lake Bryan (Previously filed as Exhibit 10.49 to the 1999 Form S-11 and incorporated herein by reference.)

10.50	Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Fairfield Inn—Little Lake Bryan (Previously filed as Exhibit 10.50 to the 1999 Form S-11 and incorporated herein by reference.)

10.51	First Amendment to Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Courtyard—Little Lake Bryan (amends Exhibit 10.49 above) (Previously filed as Exhibit 10.51 to the 1999 Form S-11 and incorporated herein by reference.)

10.52	First Amendment to Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Fairfield Inn—Little Lake Bryan (amends Exhibit 10.50 above) (Previously filed as Exhibit 10.52 to the 1999 Form S-11 and incorporated herein by reference.)

10.53	Purchase and Sale Agreement between Marriott International, Inc., as Seller, and CNL Hospitality Partners, LP, as Purchaser, dated September 17, 1998, relating to the Courtyard—Little Lake Bryan, the Fairfield Inn—Little Lake Bryan and the SpringHill Suites—Little Lake Bryan (Previously filed as Exhibit 10.53 to the 1999 Form S-11 and incorporated herein by reference.)

10.54	Second Amendment to Lease Agreement between CNL LLB C-Hotel Management, LP (formerly LLB C-Hotel, L.L.C.) and LLB Tenant Corporation, dated December 15, 2000, relating to the Courtyard—Little Lake Bryan (amends Exhibits 10.49 and 10.51 above) (Previously filed as Exhibit 10.54 to the 1999 Form S-11 and incorporated herein by reference.)

10.55	Second Amendment to Lease Agreement between CNL LLB F-Inn Management, LP (formerly LLB F-Inn L.L.C.) and LLB Tenant Corporation, dated December 15, 2000, relating to the Fairfield Inn—Little Lake Bryan (amends Exhibits 10.50 and 10.52 above) (Previously filed as Exhibit 10.55 to the 1999 Form S-11 and incorporated herein by reference.)

10.56	Indenture Agreement among Desert Ridge Resort, LLC, as Issuer; Bank One, National Association, as Trustee; and Financial Structures Limited, as Insurer, dated December 15, 2000, relating to the Desert Ridge Property (Previously filed as Exhibit 10.56 to the 1999 Form S-11 and incorporated herein by reference.)

10.57	Promissory Note with CNL Hospitality Partners, LP, as Maker, and Security Life of Denver Insurance Company, as Payee, dated September 7, 2001 (Previously filed as Exhibit 10.56 to the Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.58	Consolidated Lease Amendment dated as of February 27, 1996 between RFS Partnership, L.P. and RFS, Inc. (Previously filed as Exhibit 10.3 to RFS’s Current Report on Form 8-K filed March 14, 1996 and incorporated herein by reference.)

10.59	Form of Future Percentage Lease Agreement (Previously filed as Exhibit 10.4 to RFS’s Current Report on Form 8-K filed March 14, 1996 and incorporated herein by reference.)

10.60	Schedule of terms of Percentage Leases (Previously filed as Exhibit 10.2(a) to RFS’s Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.)

10.61	Form of Percentage Lease with TRS Lessees (Previously filed as Exhibit 10.1 to RFS’s Current Report on Form 8-K filed January 16, 2001 and incorporated herein by reference.)

10.62	Form of Management Agreement with Flagstone (Previously filed as Exhibit 10.2 to RFS’s Current Report on Form 8-K filed January 16, 2001 and incorporated herein by reference.)

10.63	Master Agreement dated February 1, 1996 among Doubletree Corporation, Seedling Merger Subsidiary, Inc., RFS, Inc., RFS Hotel Investors, Inc. and RFS Partnership, L.P. (Previously filed as Exhibit 10.2 to RFS’s Current Report on Form 8-K filed March 14, 1996 and incorporated herein by reference.)

10.64	First Amendment to Master Agreement dated as of November 21, 1996 among Doubletree Corporation, RFS, Inc., RFS Hotel Investors, Inc., RFS Partnership, L.P., RFS Leasing, Inc., RFS Financing Partnership, L.P., DTR RFS Lessee, Inc. (Previously filed as Exhibit 10.9(a) to RFS’s Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.)

10.65	Termination Agreement dated as of January 26, 2000 among RFS, Inc., RFS Leasing, Inc., DTR RFS Lessee, Inc., RFS Partnership, L.P., RFS Financing Partnership, L.P., Plano Inn, L.P., RFS SPE 1 1998 LLC, RFS SPE 2 1998 LLC, Ridge Lake General Partner, Inc., RFS Hotel Investors, Inc., Doubletree Corporation and Hilton Hotels Corporation (Previously filed as Exhibit 10.15 to RFS’s Form 10-K and incorporated herein by reference.)

10.66	Loan Agreement dated August 9, 2000 by and between Bank of America, N.A. (as lender) and RFS SPE 2000 LLC (as borrower), a wholly-owned subsidiary of RFS (Previously filed as Exhibit 10.19 to RFS’s Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.)

10.67	Loan Agreement dated August 9, 2000 by and between Bank of America, N.A. (as lender) and RFS SPE 2 2000 LLC (as borrower), a wholly-owned subsidiary of RFS (Previously filed as Exhibit 10.20 to RFS’s Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.)

10.68	Credit Agreement dated as of July 10, 2003 among RFS Partnership, L.P. and RFS Financing Partnership, L.P. (as borrowers), the Registrant (as parent to the borrowers), Bank of America, N.A. (as Administrative Agent) and the lenders named therein (Filed herewith.)

10.69	$320,000,000 Note between RFS Partnership, L.P. and RFS Financing Partnership, L.P. (as borrowers), and Banc of America Bridge LLC (as lender) (Filed herewith.)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated July 11, 2003 (Filed herewith.)

23.2	Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibits 5 and 8 to the 2003 Form S-11 and incorporated herein by reference.)

23.3	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated July 11, 2003 (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Two to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 11, 2003.

CNL HOSPITALITY PROPERTIES, INC. (Registrant)

By:	/s/ THOMAS J. HUTCHISON III
Thomas J. Hutchison III
Chief Executive Officer (Principal Executive Officer)

By:	/s/ C. BRIAN STRICKLAND
C, Brian Strickland
Executive Vice President (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Thomas J. Hutchison III and C. Brian Strickland and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre- and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Two to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES M. SENEFF, JR.	Chairman of the Board	July 11, 2003
James M. Seneff, Jr.

/s/ THOMAS J. HUTCHISON III	Chief Executive Officer (Principal Executive Officer)	July 11, 2003
Thomas J. Hutchison III

/s/ C. BRIAN STRICKLAND	Executive Vice President (Principal Financial and Accounting Officer)	July 11, 2003
C. Brian Strickland

/s/ CHARLES E. ADAMS	Independent Director	July 11, 2003
Charles E. Adams

/s/ LAWRENCE A. DUSTIN	Independent Director	July 11, 2003
Lawrence A. Dustin

/s/ CRAIG M. MCALLASTER	Independent Director	July 11, 2003
Craig M. McAllaster

EXHIBIT INDEX

Exhibits		Page

1.1	Form of Managing Dealer Agreement (Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-98047) (the “2003 Form S-11”) and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to the 2003 Form S-11 and incorporated herein by reference.)

1.3	Form of Marketing Support Fee Agreement (Previously filed as Exhibit 1.3 to the 2003 Form S-11 and incorporated herein by reference.)

2.1	Agreement by and among CNL Hospitality Properties, Inc., CNL Rose Acquisition Corp., RFS Hotel Investors, Inc., CNL Rose Acquisition OP, LP and RFS Partnership, L.P. (Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on May 9, 2003 and incorporated herein by reference.)

2.2	Amendment to Merger Agreement dated May 27, 2003 among the Company, CNL Rose Acquisition Corp., RFS Hotel Investors Inc., CNL Rose Acquisition OP, LP and RFS Partnership, L.P. (Filed herewith.)

3.1	CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-9943) (the “1996 Form S-11”) and incorporated herein by reference.)

3.2	CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 to the 1996 Form S-11 and incorporated herein by reference.)

3.3	CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit 3.3 to the 1996 Form S-11 and incorporated herein by reference.)

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (To change the name of the Registrant from CNL American Realty Fund, Inc. to CNL Hospitality Properties, Inc.) (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-67787) (the “1998 Form S-11”) and incorporated herein by reference.)

3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.6 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-89691) (the “1999 Form S-11”) and incorporated herein by reference.)

3.7	Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.7 to the 1999 Form S-11 and incorporated herein by reference.)

3.8	Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.8 to the 1999 Form S-11 and incorporated herein by reference.)

3.9	Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.9 to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-67124) (the “2001 Form S-11”) and incorporated herein by reference.)

i

3.10	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated November 15, 2002 (Previously filed as Exhibit 3.10 to the 2001 Form S-11 and incorporated herein by reference.)

3.11	Fifth Amended and Restated Agreement of Limited Partnership of RFS Partnership, L.P. dated January 2, 2001 (Previously filed as Exhibit 3.3 to RFS Hotel Investor, Inc.’s (“RFS’) Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.)

3.12	Charter of RFS 2002 Financing, Inc. dated February 8, 2002 (Previously filed as Exhibit 3.4 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

3.13	By-Laws of RFS 2002 Financing, Inc. dated February 8, 2002 (Previously filed as Exhibit 3.5 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

3.14	Charter of RFS Leasing VII, Inc. dated November 13, 2000 (Previously filed as Exhibit 3.6 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

3.15	Articles of Amendment to the Charter of RFS Leasing VII, Inc. dated December 10, 2001 (Previously filed as Exhibit 3.6(a) to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

3.16	By-Laws of RFS Leasing VII, Inc. dated November 13, 2000 (Previously filed as Exhibit 3.7 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

3.17	Amendment to the Certificate of Limited Partnership of RFS Partnership, L.P., dated July 10, 2003 (Filed herewith.)

4.1	CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the 1996 Form S-11 and incorporated herein by reference.)

4.2	CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 to the 1996 Form S-11 and incorporated herein by reference.)

4.3	CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit 3.3 to the 1996 Form S-11 and incorporated herein by reference.)

4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998 (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)

4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999 (Previously filed as Exhibit 3.5 to the 1998 Form S-11 and incorporated herein be reference.)

4.6	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated June 27, 2000 (Previously filed as Exhibit 3.6 to the 1999 Form S-11 and incorporated herein by reference.)

4.7	Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.7 to the 1999 Form S-11 and incorporated herein by reference.)

4.8	Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.8 to the 1999 Form S-11 and incorporated herein by reference.)

4.9	Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.9 to the 2001 Form S-11 and incorporated herein by reference.)

4.10	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated November 15, 2002 (Previously filed as Exhibit 3.10 to the 2001 Form S-11 and incorporated herein by reference.)

4.11	Indenture dated February 26, 2002 among RFS Partnership, L.P., RFS 2002 Financing, Inc., RFS Leasing VII, Inc., RFS Hotel Investors, Inc. and U.S. Bank National Association (Previously filed as Exhibit 4.1 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.12	Form of Global Note evidencing the 9.75% Series B Senior Notes due 2012 of RFS Partnership, L.P. and RFS 2002 Financing, Inc. (Previously filed as Exhibit A to Exhibit 4.1 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.13	Form of Guaranty by RFS Hotel Investors, Inc. and RFS Leasing VII, Inc. (Previously filed as Exhibit A to Exhibit 4.1 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.14	Registration Rights Agreement dated February 26, 2002 among RFS Partnership, L.P., RFS 2002 Financing, Inc., RFS Leasing VII, Inc., RFS Hotel Investors, Inc., Credit Suisse First Boston Corporation and Banc of America Securities LLC (Previously filed as Exhibit 4.4 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

5	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Hospitality Properties, Inc. (Previously filed as Exhibit 5 to the 2003 Form S-11 and incorporated herein by reference.)

8	Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Hospitality Properties, Inc. (Previously filed as Exhibit 8 to the 2003 Form S-11 and incorporated herein by reference.)

10.1	Form of Escrow Agreement between CNL Hospitality Properties, Inc. and SouthTrust Bank (Previously filed as Exhibit 10.1 to the 2003 Form S-11 and incorporated herein by reference.)

10.2	Advisory Agreement dated as of April 1, 2003 between CNL Hospitality Properties, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.1 to the Registrant’s Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.3	Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the 1998 Form S-11 and incorporated herein by reference.)

10.4	Form of Indemnification and Put Agreement (Previously filed as Exhibit 10.4 to the 1996 Form S-11 and incorporated herein by reference.)

10.5	Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the 1996 Form S-11 and incorporated herein by reference.)

10.6	Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the 1996 Form S-11 and incorporated herein by reference.)

10.7	Form of Lease Agreement including Memorandum of Lease (Previously filed as Exhibit 10.7 to the 2003 Form S-11 and incorporated herein by reference.)

10.8	Form of Reinvestment Plan (Previously filed as Appendix A to the Prospectus included in the 2003 Form S-11 and incorporated herein by reference.)

10.9	Indemnification Agreement between CNL Hospitality Properties, Inc. and Lawrence A. Dustin dated February 24, 1999. Each of the following directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, Charles A. Muller, Jeanne A. Wall and Lynn E. Rose, dated July 9, 1997; C. Brian Strickland dated October 31, 1998; John A. Griswold dated January 7, 1999; Charles E. Adams and Craig M. McAllaster dated February 10, 1999; Matthew W. Kaplan dated February 24, 1999; and Thomas J. Hutchison III dated May 16, 2000. (Previously filed as Exhibit 10.2 to the Registrant’s Form 10-Q filed on May 17, 1999 and incorporated herein by reference.)

10.10	Agreement of Limited Partnership of CNL Hospitality Partners, LP (Previously filed as Exhibit 10.10 to the 1996 Form S-11 and incorporated herein by reference.)

10.11	Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.11 to the 1996 Form S-11 and incorporated herein by reference.)

10.12	Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.12 to the 1996 Form S-11 and incorporated herein by reference.)

10.13	Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.13 to the 1996 Form S-11 and incorporated herein by reference.)

10.14	Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.14 to the 1996 Form S-11 and incorporated herein by reference.)

10.15	Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.15 to the 1996 Form S-11 and incorporated herein by reference.)

10.16	Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.16 to the 1996 Form S-11 and incorporated herein by reference.)

10.17	Master Revolving Line of Credit Loan Agreement with CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP and Colonial Bank, dated July 31, 1998 (Previously filed as Exhibit 10.17 to the 1996 Form S-11 and incorporated herein by reference.)

10.18	Master Loan Agreement by and between CNL Hotel Investors, Inc. and Jefferson-Pilot Life Insurance Company, dated February 24, 1999 (Previously filed as Exhibit 10.18 to the 1996 Form S-11 and incorporated herein by reference.)

10.19	Securities Purchase Agreement between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.19 to the 1996 Form S-11 and incorporated herein by reference.)

10.20	Subscription and Stockholders’ Agreement among CNL Hotel Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality Partners, LP and CNL Hospitality Properties, Inc., dated February 24, 1999 (Previously filed as Exhibit 10.20 to the 1996 Form S-11 and incorporated herein by reference.)

10.21	Registration Rights Agreement by and between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.21 to the 1996 Form S-11 and incorporated herein by reference.)

10.22	Lease Agreement between Courtyard Annex, L.L.C. and City Center Annex Tenant Corporation, dated November 15, 1999, relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.22 to the 1998 Form S-11 and incorporated herein by reference.)

10.23	First Amended and Restated Limited Liability Company Agreement of Courtyard Annex, L.L.C., relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.23 to the 1998 Form S-11 and incorporated herein by reference.)

10.24	Purchase and Sale Agreement between Marriott International, Inc., CBM Annex, Inc., Courtyard Annex, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 15, 1999, relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.24 to the 1998 Form S-11 and incorporated herein by reference.)

10.25	Lease Agreement between CNL Hospitality Partners, LP, and RST4 Tenant LLC, dated December 10, 1999, relating to the Residence Inn—Mira Mesa (Previously filed as Exhibit 10.25 to the 1998 Form S-11 and incorporated herein by reference.)

10.26	Purchase and Sale Agreement between Marriott International, Inc., TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 24, 1999, relating to the Residence Inn—Mira Mesa and the TownePlace Suites—Newark (Previously filed as Exhibit 10.26 to the 1998 Form S-11 and incorporated herein by reference.)

10.27	First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn—Gwinnett Place, (amends Exhibit 10.15 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.15 above) (Previously filed as Exhibit 10.15 to the Registrant’s Form 10-Q filed on November 10, 1999 and incorporated herein by reference.)

10.28	First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn—Buckhead (Lenox Park) (amends Exhibit 10.16 above) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (amends Agreement of Guaranty attached as Exhibit I to 10.16 above) (Previously filed as Exhibit 10.16 to the Registrant’s Form 10-Q filed on November 10, 1999 and incorporated herein by reference.)

10.29	Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Denver Tech Center (Previously filed as Exhibit 10.29 to the 1998 Form S-11 and incorporated herein by reference.)

10.30	Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Billerica (Previously filed as Exhibit 10.30 to the 1998 Form S-11 and incorporated herein by reference.)

v

10.31	Purchase and Sale Agreement between CNL Hospitality Corp., as Buyer, and WII Denver Tech, LLC and PAH Billerica Realty Company, LLC, as Sellers, and Wyndham International, Inc., relating to the Wyndham Denver Tech Center and the Wyndham Billerica (Previously filed as Exhibit 10.31 to the 1998 Form S-11 and incorporated herein by reference.)

10.32	Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated June 17, 2000, relating to the Courtyard—Palm Desert and the Residence Inn—Palm Desert (Previously filed as Exhibit 10.32 to the 1999 Form S-11 and incorporated herein by reference.)

10.33	Purchase and Sale Agreement between PDH Associates LLC, as Seller, and CNL Hospitality Corp., as Buyer, dated January 19, 2000, relating to the Courtyard—Palm Desert and the Residence Inn—Palm Desert (Previously filed as Exhibit 10.33 to the 1999 Form S-11 and incorporated herein by reference.)

10.34	Amendment to Purchase and Sale Agreement between PDH Associates LLC and CNL Hospitality Corp., dated January 19, 2000, relating to the Courtyard—Palm Desert and the Residence Inn—Palm Desert (amends Exhibit 10.33 above) (Previously filed as Exhibit 10.34 to the 1999 Form S-11 and incorporated herein by reference.)

10.35	Assignment Agreement between CNL Hospitality Corp. and CNL Hospitality Partners, LP, relating to the Courtyard—Palm Desert and the Residence Inn—Palm Desert (Previously filed as Exhibit 10.35 to the 1999 Form S-11 and incorporated herein by reference.)

10.36	Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the SpringHill Suites—Gaithersburg (Previously filed as Exhibit 10.36 to the 1999 Form S-11 and incorporated herein by reference.)

10.37	Purchase and Sale Agreement between SpringHill SMC Corporation, as Seller, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated June 30, 2000, relating to the SpringHill Suites—Gaithersburg (Previously filed as Exhibit 10.37 to the 1999 Form S-11 and incorporated herein by reference.)

10.38	Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated July 28, 2000, relating to the Residence Inn—Merrifield (Previously filed as Exhibit 10.38 to the 1999 Form S-11 and incorporated herein by reference.)

10.39	Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn—Merrifield (Previously filed as Exhibit 10.39 to the 1999 Form S-11 and incorporated herein by reference.)

10.40	First Amendment to Purchase and Sale Agreement between TownePlace Management Corporation and Residence Inn by Marriott, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, and joined in by Marriott International, Inc., dated November 24, 1999, relating to the Residence Inn—Mira Mesa, SpringHill Suites—Gaithersburg, Residence Inn—Merrifield and TownePlace Suites—Newark (amends Exhibits 10.26, 10.37 and 10.39 above) (Previously filed as Exhibit 10.40 to the 1999 Form S-11 and incorporated herein by reference.)

10.41	Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Courtyard—Alpharetta (Previously filed as Exhibit 10.41 to the 1999 Form S-11 and incorporated herein by reference.)

10.42	Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the Residence Inn—Cottonwood (Previously filed as Exhibit 10.42 to the 1999 Form S-11 and incorporated herein by reference.)

10.43	Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites—Mt. Laurel (Previously filed as Exhibit 10.43 to the 1999 Form S-11 and incorporated herein by reference.)

10.44	Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites—Scarborough (Previously filed as Exhibit 10.44 to the 1999 Form S-11 and incorporated herein by reference.)

10.45	Lease Agreement between CNL Hospitality Partners, LP and CCCL Leasing LLC, dated August 18, 2000, relating to the TownePlace Suites—Tewksbury (Previously filed as Exhibit 10.45 to the 1999 Form S-11 and incorporated herein by reference.)

10.46	Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as Tenant, Crestline Capital Corporation, Marriott International, Inc., and joined in by CNL Hospitality Properties, Inc., dated August 18, 2000, relating to the Residence Inn—Cottonwood, Courtyard—Alpharetta and Overland Park, SpringHill Suites—Raleigh, and TownePlace Suites—Mt. Laurel, Scarborough and Tewksbury (Previously filed as Exhibit 10.46 to the 1999 Form S-11 and incorporated herein by reference.)

10.47	First Amendment to Purchase and Sale Agreement between Residence Inn by Marriott, Inc., Courtyard Management Corporation, SpringHill SMC Corporation and TownePlace Management Corporation, as Sellers, CNL Hospitality Partners, LP, as Purchaser, CCCL Leasing LLC, as tenant, Crestline Capital Corporation, and Marriott International, Inc., dated August 18, 2000, relating to the Residence Inn—Cottonwood, Courtyard—Alpharetta and Overland Park, SpringHill Suites—Raleigh, and TownePlace Suites—Mt. Laurel, Scarborough and Tewksbury (Previously filed as Exhibit 10.47 to the 1999 Form S-11 and incorporated herein by reference.)

10.48	Lease Agreement between CNL Hospitality Partners, LP and RST4 Tenant LLC, dated November 4, 2000, relating to the TownePlace Suites—Newark (Previously filed as Exhibit 10.48 to the 1999 Form S-11 and incorporated herein by reference.)

10.49	Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Courtyard—Little Lake Bryan (Previously filed as Exhibit 10.49 to the 1999 Form S-11 and incorporated herein by reference.)

10.50	Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Fairfield Inn—Little Lake Bryan (Previously filed as Exhibit 10.50 to the 1999 Form S-11 and incorporated herein by reference.)

10.51	First Amendment to Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Courtyard—Little Lake Bryan (amends Exhibit 10.49 above) (Previously filed as Exhibit 10.51 to the 1999 Form S-11 and incorporated herein by reference.)

10.52	First Amendment to Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Fairfield Inn—Little Lake Bryan (amends Exhibit 10.50 above) (Previously filed as Exhibit 10.52 to the 1999 Form S-11 and incorporated herein by reference.)

10.53	Purchase and Sale Agreement between Marriott International, Inc., as Seller, and CNL Hospitality Partners, LP, as Purchaser, dated September 17, 1998, relating to the Courtyard—Little Lake Bryan, the Fairfield Inn—Little Lake Bryan and the SpringHill Suites—Little Lake Bryan (Previously filed as Exhibit 10.53 to the 1999 Form S-11 and incorporated herein by reference.)

10.54	Second Amendment to Lease Agreement between CNL LLB C-Hotel Management, LP (formerly LLB C-Hotel, L.L.C.) and LLB Tenant Corporation, dated December 15, 2000, relating to the Courtyard—Little Lake Bryan (amends Exhibits 10.49 and 10.51 above) (Previously filed as Exhibit 10.54 to the 1999 Form S-11 and incorporated herein by reference.)

10.55	Second Amendment to Lease Agreement between CNL LLB F-Inn Management, LP (formerly LLB F-Inn L.L.C.) and LLB Tenant Corporation, dated December 15, 2000, relating to the Fairfield Inn—Little Lake Bryan (amends Exhibits 10.50 and 10.52 above) (Previously filed as Exhibit 10.55 to the 1999 Form S-11 and incorporated herein by reference.)

10.56	Indenture Agreement among Desert Ridge Resort, LLC, as Issuer; Bank One, National Association, as Trustee; and Financial Structures Limited, as Insurer, dated December 15, 2000, relating to the Desert Ridge Property (Previously filed as Exhibit 10.56 to the 1999 Form S-11 and incorporated herein by reference.)

10.57	Promissory Note with CNL Hospitality Partners, LP, as Maker, and Security Life of Denver Insurance Company, as Payee, dated September 7, 2001 (Previously filed as Exhibit 10.56 to the Registrant’s Form 10-Q filed May 15, 2003 and incorporated herein by reference.)

10.58	Consolidated Lease Amendment dated as of February 27, 1996 between RFS Partnership, L.P. and RFS, Inc. (Previously filed as Exhibit 10.3 to RFS’s Current Report on Form 8-K filed March 14, 1996 and incorporated herein by reference.)

10.59	Form of Future Percentage Lease Agreement (Previously filed as Exhibit 10.4 to RFS’s Current Report on Form 8-K filed March 14, 1996 and incorporated herein by reference.)

10.60	Schedule of terms of Percentage Leases (Previously filed as Exhibit 10.2(a) to RFS’s Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.)

10.61	Form of Percentage Lease with TRS Lessees (Previously filed as Exhibit 10.1 to RFS’s Current Report on Form 8-K filed January 16, 2001 and incorporated herein by reference.)

10.62	Form of Management Agreement with Flagstone (Previously filed as Exhibit 10.2 to RFS’s Current Report on Form 8-K filed January 16, 2001 and incorporated herein by reference.)

10.63	Master Agreement dated February 1, 1996 among Doubletree Corporation, Seedling Merger Subsidiary, Inc., RFS, Inc., RFS Hotel Investors, Inc. and RFS Partnership, L.P. (Previously filed as Exhibit 10.2 to RFS’s Current Report on Form 8-K filed March 14, 1996 and incorporated herein by reference.)

10.64	First Amendment to Master Agreement dated as of November 21, 1996 among Doubletree Corporation, RFS, Inc., RFS Hotel Investors, Inc., RFS Partnership, L.P., RFS Leasing, Inc., RFS Financing Partnership, L.P., DTR RFS Lessee, Inc. (Previously filed as Exhibit 10.9(a) to RFS’s Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.)

10.65	Termination Agreement dated as of January 26, 2000 among RFS, Inc., RFS Leasing, Inc., DTR RFS Lessee, Inc., RFS Partnership, L.P., RFS Financing Partnership, L.P., Plano Inn, L.P., RFS SPE 1 1998 LLC, RFS SPE 2 1998 LLC, Ridge Lake General Partner, Inc., RFS Hotel Investors, Inc., Doubletree Corporation and Hilton Hotels Corporation (Previously filed as Exhibit 10.15 to RFS’s Form 10-K and incorporated herein by reference.)

10.66	Loan Agreement dated August 9, 2000 by and between Bank of America, N.A. (as lender) and RFS SPE 2000 LLC (as borrower), a wholly-owned subsidiary of RFS (Previously filed as Exhibit 10.19 to RFS’s Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.)

10.67	Loan Agreement dated August 9, 2000 by and between Bank of America, N.A. (as lender) and RFS SPE 2 2000 LLC (as borrower), a wholly-owned subsidiary of RFS (Previously filed as Exhibit 10.20 to RFS’s Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.)

10.68	Credit Agreement dated as of July 10, 2003 among RFS Partnership, L.P. and RFS Financing Partnership, L.P. (as borrowers), the Registrant (as parent to the borrowers), Bank of America, N.A. (as Administrative Agent) and the lenders named therein (Filed herewith.)

10.69	$320,000,000 Note between RFS Partnership, L.P. and RFS Financing Partnership, L.P. (as borrowers), and Banc of America Bridge LLC (as lender) (Filed herewith.)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated July 11, 2003 (Filed herewith.)

23.2	Consent of Greenberg Traurig, LLP (Contained in its opinions previously filed as Exhibits 5 and 8 to the 2003 Form S-11 and incorporated herein by reference.)

23.3	Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants, dated July 11, 2003 (Filed herewith.)